CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
3.125% Senior Notes due January 15, 2018	$800,000,000	$109,120(1)

(1)	The filing fee of $109,120 is calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-173509

PROSPECTUS SUPPLEMENT

(To prospectus dated April 14, 2011)

US$800,000,000

3.125% Senior Notes due January 15, 2018

We are offering US$800,000,000 of our 3.125% senior notes due January 15, 2018 (the “Notes”). The Notes will mature on January 15, 2018. Interest is fixed at an annual rate of 3.125% and is payable semi-annually on January 15 and July 15 of each year, beginning July 15, 2013. We may redeem the Notes in whole, but not in part, by paying the greater of the outstanding principal amount of the Notes and a “make-whole” amount, plus accrued and unpaid interest, if any, to the date of redemption. We may redeem the Notes in whole, but not in part, at any time, at par, if certain changes relating to Chilean taxes, or any taxes imposed by any other jurisdiction from or through which we make any payment under the Notes occur, plus accrued and unpaid interest, if any, to the date of redemption.

The Notes will be our unsecured and unsubordinated obligations and will rank at all times at least pari passu in right of payment with our other existing and future unsecured and unsubordinated indebtedness, except for obligations preferred by operation of law. The Notes will not be entitled to the benefit of any sinking funds and will be effectively subordinated to all of our secured indebtedness with respect to the value of our assets securing that indebtedness and structurally subordinated to all of the existing and future liabilities of our subsidiaries. The Notes are not guaranteed by any person or entity.

The prospectus may be used only for the purposes for which it has been published. Application has been made to list the notes on the official list of the Luxembourg Stock Exchange for trading on the Euro MTF market. Currently, there is no public market for the Notes. This prospectus supplement together with the prospectus dated April 14, 2011, constitutes a prospectus for the purpose of the Luxembourg law dated July 10, 2005, as amended, on prospectuses for securities.

See “Risk Factors” beginning on page S-28 of this prospectus supplement for a discussion of certain significant risks you should consider in connection with an investment in the Notes.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT IS CONSIDERED ESSENTIAL IN ORDER TO ALLOW AN ADEQUATE EVALUATION OF THE INVESTMENT BY POTENTIAL INVESTORS.

	Per Note	Total
Public offering price(1)	99.473%	US$795,784,000
Underwriting discount	0.40%	US$3,200,000
Proceeds, before expenses, to us	99.073%	US$792,584,000

(1)	Plus accrued interest, from January 15, 2013, if settlement occurs after that date.

We expect that delivery of the Notes will be made to purchasers in book-entry form through The Depository Trust Company (“DTC”) for the benefit of its participants, including Euroclear Bank S.A./N.V, as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), on or about January 15, 2013.

Joint Lead Book-Running Managers

Citigroup	J.P. Morgan

Co-Manager

CorpBanca Corredores de Bolsa S.A.

The date of this prospectus supplement is January 10, 2013.

Prospectus Supplement

i

Prospectus

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Notes, in certain jurisdictions may be restricted by law. We and the underwriters require persons into whose possession this prospectus supplement and the accompanying prospectus comes to inform themselves about and to observe any such restrictions. This prospectus supplement and the accompanying prospectus does not constitute an offer of, or an invitation to purchase, any of the Notes in any jurisdiction in which such offer or invitation would be unlawful.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

In this prospectus supplement, unless the context otherwise requires, all references to “CorpBanca,” “the Company,” “the Bank,” “we,” “our,” “ours,” and “us” are to CorpBanca, a banking company (sociedad anónima bancaria) organized under the laws of the Republic of Chile (“Chile”), and its consolidated subsidiaries. In addition, all references to “$,” “US$,” “U.S. dollars” and “dollars” are to United States dollars, references to “Chilean pesos” or “Ch$” are to Chilean pesos (and “MCh$” to millions of Chilean pesos), references to “Colombian pesos” or “COP” are to Colombian pesos, and references to “UF” are to Unidades de Fomento (the “UF”). The UF is an inflation-indexed Chilean monetary unit with a value in Chilean pesos that is adjusted daily to reflect changes in the official Consumer Price Index (“CPI”) of the Instituto Nacional de Estadísticas (the Chilean National Institute of Statistics). The UF is adjusted in monthly cycles. Each day in the period beginning on the tenth day of the current month through the ninth day of the succeeding month, the nominal peso value of the UF is indexed up (or down in the event of deflation) in order to reflect a proportionate amount of the change in the Chilean CPI during the prior calendar month. As of September 30, 2012, one UF equaled US$48.02 and Ch$22,591.05, and as of January 9, 2013, one UF equaled US$48.42 and Ch$22,807.54.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any free writing prospectus filed with the SEC. This prospectus supplement contains the terms of this offering. This prospectus supplement, or the information incorporated by reference in the accompanying prospectus, may add, update or change information in the accompanying prospectus. If information in this prospectus supplement, or the information incorporated by reference in this prospectus supplement, is inconsistent with the accompanying prospectus, this prospectus supplement, or the information incorporated by reference in this prospectus supplement, will apply and will supersede that information in the accompanying prospectus.

CorpBanca accepts responsibility for the information contained in this prospectus supplement and the accompanying prospectus. The distribution of this prospectus supplement and the accompanying prospectus and the offer of the Notes in some jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come are required by us to inform themselves about and to observe any applicable restrictions. This prospectus supplement and the accompanying prospectus do not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

General

CorpBanca’s audited consolidated financial information included herein as of December 31, 2010 and 2011 and for the three years ended December 31, 2011, together with the notes thereto, has been derived from CorpBanca’s audited consolidated financial statements (“CorpBanca’s Annual Financial Statements”) included in the 2011 Annual Report on Form 20-F for the fiscal year ended December 31, 2011, filed on April 30, 2012, and as amended on Form 20-F/A, filed May 16, 2012 (together, the “2011 Annual Report on Form 20-F”). CorpBanca’s Annual Financial Statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and audited by Deloitte & Touche Auditores y Consultores Ltda. in Chile (“Deloitte Chile”). CorpBanca’s unaudited condensed consolidated financial information included herein as of September 30, 2012 and December 31, 2011 and for the nine months ended September 30,

2011 and 2012 has been derived from CorpBanca’s unaudited condensed consolidated interim financial statements included herein and includes the consolidation of Banco CorpBanca Colombia S.A., a sociedad anónima bancaria organized under the laws of the Republic of Colombia (“Colombia”) (formerly known as “Banco Santander Colombia S.A.” and now known as “CorpBanca Colombia”) from May 29, 2012, (the date in which CorpBanca acquired a 51.0% equity interest in CorpBanca Colombia) (“CorpBanca’s Interim Financial Statements” and together with CorpBanca’s Annual Financial Statements, “CorpBanca’s Financial Statements”). CorpBanca’s Interim Financial Statements have been prepared in accordance with International Accounting Standards (“IAS”) 34.

The financial information of CorpBanca (i) as of December 31, 2011 and for the three years ended December 31, 2011 have been translated using our own exchange rate of Ch$519.08 per US$1.00, and (ii) as of September 30, 2012 and for the nine months ended September 30, 2011 and 2012 have been translated using our own exchange rate of Ch$473.94 per US$1.00.

Financial Information on Colombian Operations

CorpBanca Colombia

CorpBanca Colombia’s audited combined financial information included herein as of December 31, 2010 and 2011 and January 1, 2010 and the corresponding combined statements of income, comprehensive income, changes in shareholder’s equity, and cash flows for the two years ended December 31, 2011, together with the notes thereto, has been derived from CorpBanca Colombia’s and its subsidiary Santander Investment Valores Colombia, S.A. (now known as CorpBanca Investment Valores Colombia S.A. or “CIVAL”) and CorpBanca Investment Trust Colombia S.A.’s (an affiliated corporation) audited combined financial statements included herein (“CorpBanca Colombia’s Annual Financial Statements”). CorpBanca Colombia’s Annual Financial Statements have been prepared in accordance with IFRS and audited by Deloitte & Touche Ltda. in Colombia (“Deloitte Colombia”). CorpBanca Colombia and subsidiaries’ unaudited condensed consolidated financial information included herein as of September 30, 2012 and December 31, 2011 and for the nine months ended September 30, 2011 and 2012 has been derived from CorpBanca Colombia and subsidiaries’ consolidated condensed unaudited interim financial statements included herein (“CorpBanca Colombia’s Interim Financial Statements”, together with CorpBanca Colombia’s Annual Financial Statements, “CorpBanca Colombia’s Financial Statements” and collectively with CorpBanca’s Financial Statements, the “Financial Statements”). CorpBanca’s Colombia’s Interim Financial Statements have been prepared in accordance with IAS 34. CorpBanca Colombia’s Annual Financial Statements include the consolidation of CIVAL from May 29, 2012, the date in which CorpBanca acquired a 99.9% (direct and indirect) equity interest in CIVAL and are presented on a combined basis with CorpBanca Investment Trust Colombia S.A.; CorpBanca Colombia has a 94.9% equity interest and CorpBanca has a 5.0% equity interest in CIVAL. CorpBanca Colombia’s Interim Financial Statements also include the consolidation of Santander Investment Trust Colombia, S.A. (now known as CorpBanca Investment Trust Colombia S.A. or “CIT Colombia”) from June 29, 2012, the date in which CorpBanca Colombia acquired a 94.5% equity interest in CIT Colombia. In this prospectus supplement, unless the context otherwise requires, (i) all references to “CorpBanca Colombia” with respect to financial information as of December 31, 2011 and for the two year period December 31, 2010 and 2011 are to CorpBanca Colombia, a banking company (sociedad anónima bancaria) organized under the laws of Colombia, and its consolidated subsidiary, CIVAL, and CorpBanca Investment Trust Colombia S.A. and (ii) all references to “CorpBanca Colombia” with respect to financial information as of September 30, 2012 and December 31, 2011 and for the nine months ended September 30, 2011 and 2012 are to CorpBanca Colombia, a banking company (sociedad anónima bancaria) organized under the laws of Colombia, and its Consolidated Subsidiaries, CIVAL and CIT Colombia.

CorpBanca Colombia’s accounting records and the CorpBanca Colombia Financial Statements are prepared in Colombian pesos. The US dollar and Chilean peso amounts presented in CorpBanca Colombia’s Annual Financial Statements included in this prospectus supplement are presented solely for the convenience of the reader at

v

CorpBanca’s exchange rate of Ch$519.08 per US$1.00 and the representative market rate (tasa representativa del mercado) (the “Representative Market Rate”) of COP0.2684 per Ch$1.00, each as of December 31, 2011. The US dollar amounts presented in CorpBanca Colombia’s Interim Financial Statements included in this prospectus supplement presented solely for the convenience of the reader at the Representative Market Rate of COP1,800.52 per US$1.00 as of September 30, 2012.

Helm Bank

On October 9, 2012, an affiliate of Corp Group (the “HB Purchaser”) entered into an agreement (the “HB Purchase Agreement”) with affiliates of Helm Corporation (the “HB Sellers”) to acquire up to a 100.0% equity interest in the common shares of Helm Bank S.A. and its consolidated subsidiaries (“Helm Bank”) with the intent to merge with and into CorpBanca Colombia (the “Helm Bank Acquisition”).

The financial information of Helm Bank included in this prospectus supplement was derived from the financial statements of Helm Bank, which were prepared in accordance with generally accepted accounting principles in Colombia (“Colombian GAAP”) and are not included in this prospectus supplement and have not been independently verified by us. Investors should not rely on the financial information of Helm Bank included herein when making an investment decision. In addition, Colombian GAAP differs in certain respects from generally accepted accounting principles in the United States (“US GAAP”) and IFRS. We have made no attempt to identify or quantify the impact of those differences. Potential investors should consult their own professional advisors for an understanding of the differences between Colombian GAAP, US GAAP and IFRS, and how those differences might affect the financial information contained herein. References to Colombian GAAP in this prospectus supplement are to Colombian GAAP as supplemented by the applicable regulations of the Colombian Superintendency of Finance (Superintendencia Financiera de Colombia) (the “Colombian Superintendency of Finance”).

Unaudited Pro Forma Combined Financial Information

This prospectus supplement includes unaudited pro forma combined financial information (a) for the year ended December 31, 2011, that gives effect to our acquisition of CorpBanca Colombia and its subsidiary CIVAL and CorpBanca Investment Trust Colombia S.A. as if the acquisition had occurred on January 1, 2011; and (b) for the nine months ended September 30, 2012, that gives effect to our acquisition of CorpBanca Colombia and its subsidiary CIVAL and CorpBanca Investment Trust Colombia S.A. as if the acquisition had occurred on January 1, 2011. See “Summary—Recent Developments—Acquisition of Banco Santander Colombia and related companies” and “Unaudited pro forma combined financial information”. The assumptions and adjustments used to prepare the unaudited pro forma combined financial information included herein are described in the notes accompanying such information in “Unaudited pro forma combined financial information” below.

Other Information

Unless expressly indicated otherwise, the information contained in this prospectus supplement does not include information relating to our pending acquisition of Helm Bank. We present in this prospectus supplement certain operating and financial information of Helm Bank for informational purposes only. See “Summary—Recent Developments—Pending acquisition of Helm Bank and related companies”. You should not rely on this information as indicative of our future results of operations. The information contained in this prospectus supplement reflects the best of our knowledge and our management’s expectations with respect to the operating and financial information of Helm Bank. This information has not been independently verified. You should not rely on this information as indicative of the operating and financial information of Helm Bank. The acquisition of Helm Bank has not yet been concluded and is still pending approval by regulatory authorities in several jurisdictions, which may prevent or delay the completion of the acquisition of Helm Bank. For further information on the risks involved in the pending acquisition of Helm Bank, see “Risk factors—Risks relating to the pending Helm Bank Acquisition”.

Rounding

Certain figures included in this prospectus supplement have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Market and Industry Data

This prospectus supplement contains data related to the economic conditions in the markets in which we operate. Unless otherwise indicated, information in this prospectus supplement concerning economic conditions is based on publicly available information from third-party sources which we believe to be reasonable. Although we have no reason to believe any of this information or these reports are inaccurate in any material respect, neither we nor the underwriters have independently verified the competitive position, market share and market size or market growth data provided by third parties or by industry or general publications. The economic conditions in the markets in which we operate may deteriorate, and those economies may not grow at the rates projected by market data, or at all. The deterioration of the economic conditions in the markets in which we operate may have a material adverse effect on our business, results of operations and financial condition.

CorpBanca accepts responsibility for the correct and accurate extraction and reproduction of the data in this prospectus supplement.

AVAILABLE INFORMATION

We are subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to a foreign private issuer and, accordingly, file or furnish reports, including annual reports on Form 20-F, current reports on Form 6-K, and other information with the SEC. You may read and copy any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, and copies of the materials may be obtained there at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our filings with the SEC are also available to the public through the SEC’s internet site at http://www.sec.gov.

This prospectus supplement is part of a registration statement on Form F-3ASR we filed with the SEC on April 14, 2011. This prospectus supplement does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus supplement to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are filed as an exhibit to the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s internet site.

NOTICE TO CHILEAN INVESTORS

PURSUANT TO THE SECURITIES MARKET LAW OF CHILE AND NORMA DE CARÁCTER GENERAL (RULE) NO. 336, DATED JUNE 27, 2012, ISSUED BY THE SVS (“RULE 336”), THE NOTES MAY BE PRIVATELY OFFERED TO CERTAIN QUALIFIED INVESTORS IDENTIFIED AS SUCH BY RULE 336 (WHICH IN TURN ARE FURTHER DESCRIBED IN RULE NO. 216, DATED JUNE 12, 2008, OF THE SVS).

RULE 336 REQUIRES THE FOLLOWING INFORMATION TO BE MADE TO PROSPECTIVE INVESTORS IN CHILE:

1.	THE OFFER OF THE NOTES IS SUBJECT TO NORMA DE CARÁCTER GENERAL (RULE) NO. 336, DATED JUNE 27, 2012, ISSUED BY THE SUPERINTENDENCIA DE VALORES Y SEGUROS DE CHILE (SUPERINTENDENCY OF SECURITIES AND INSURANCE OF CHILE;

2.	THE SUBJECT MATTER OF THIS OFFER ARE SECURITIES NOT REGISTERED WITH THE REGISTRO DE VALORES (SECURITIES REGISTRY) OF THE SVS, NOR WITH THE REGISTRO DE VALORES EXTRANJEROS (FOREIGN SECURITIES REGISTRY) OF THE SVS, DUE TO THE NOTES NOT BEING SUBJECT TO THE OVERSIGHT OF THE SVS;

3.	SINCE THE NOTES ARE NOT REGISTERED IN CHILE THERE IS NO OBLIGATION BY THE ISSUER TO DELIVER PUBLIC INFORMATION ABOUT THE NOTES IN CHILE; AND

4.	THE NOTES SHALL NOT BE SUBJECT TO PUBLIC OFFERING IN CHILE UNLESS REGISTERED WITH THE SECURITIES REGISTRY OF THE SVS.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. Any report filed by us with the SEC after the date of this prospectus supplement will be incorporated by reference into this prospectus supplement and will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules).

This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. Current reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement (or portions thereof) are incorporated by reference in this prospectus supplement only to the extent that the report expressly states that it (or such portions) is incorporated by reference in this prospectus supplement. We incorporate by reference into this prospectus supplement the following documents or information filed by us with the SEC:

(1)	The 2011 Annual Report on Form 20-F; and

(2)	Any future annual reports on Form 20-F filed with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement.

You may request a copy of these filings by writing or telephoning us at our principal executive offices at the following address:

CORPBANCA

Rosario Norte 660

Las Condes

Santiago, Chile

Attention: Investor Relations

Telephone Number: +56 (2) 2660-2555

Certain of these documents can also be obtained on our website www.corpbanca.cl or on the Luxembourg Stock Exchange website www.bourse.lu. Reference to this “uniform resource locator” or “URL” is made as an inactive textual reference for informational purposes only. Information contained on this website is not incorporated by reference in this prospectus supplement.

EXCHANGE RATES

General Information

This prospectus supplement translates certain Chilean and Colombian peso amounts into U.S. dollars at specified rates solely for the convenience of the reader. Fluctuations in exchange rates significantly affect the comparability of amounts presented in U.S. dollars throughout this prospectus supplement. We make no representation that the Chilean peso, Colombian peso or the U.S. dollar amounts referred to herein actually represent, could have been or could be converted in U.S. dollars, Chilean pesos or Colombian pesos, as the case may be, at the rates indicated, at any particular rate or at all.

Chilean Exchange Rate Information

Chile has two currency markets, the Formal Exchange Market (Mercado Cambiario Formal) and the Informal Exchange Market (Mercado Cambiario Informal). The Formal Exchange Market is comprised of banks and other entities authorized by the Central Bank of Chile (Banco Central de Chile) (the “Central Bank of Chile”). The Informal Exchange Market is comprised of entities that are not expressly authorized to operate in the Formal Exchange Market, such as certain foreign exchange houses and travel agencies, among others. The Central Bank of Chile is empowered to require that certain purchases and sales of foreign currencies be carried out on the Formal Exchange Market. Both the Formal and Informal Exchange Markets are driven by free market forces. Current regulations require that the Central Bank of Chile be informed of certain transactions and that they be effected through the Formal Exchange Market.

The U.S. dollar observed exchange rate (dólar observado) (the “Observed Exchange Rate”), which is reported by the Central Bank of Chile and published daily in the Official Gazette (Diario Oficial), is the weighted average exchange rate of the previous business day’s transactions in the Formal Exchange Market. Nevertheless, the Central Bank of Chile may intervene by buying or selling foreign currency on the Formal Exchange Market to attempt to maintain the Observed Exchange Rate within a desired range. Even though the Central Bank of Chile is authorized to carry out its transactions at the Observed Exchange Rate, it often uses spot rates instead. Many other banks carry out foreign exchange transactions at spot rates as well.

The Informal Exchange Market reflects transactions carried out at an informal exchange rate (the “Informal Exchange Rate”). There are no limits imposed on the extent to which the rate of exchange in the Informal Exchange Market can fluctuate above or below the Observed Exchange Rate.

The Federal Reserve Bank of New York does not report a noon buying rate for Chilean pesos.

As of September 30, 2012, the U.S. dollar exchange rate used by us was Ch$473.94 per US$1.00.

The following table sets forth the annual low, high, average and period-end Observed Exchange Rate for U.S. dollars for the periods set forth below, as reported by the Central Bank of Chile:

	Daily Observed Exchange Rate Ch$ per US$(1)
	Low(2)	High(2)	Average(3)	Period-End(4)
Year ended December 31,
2007	493.14	548.67	522.69	495.82
2008	431.22	676.75	521.79	629.11
2009	491.09	643.87	559.67	506.43
2010	468.37	549.17	510.38	468.37
2011	455.91	533.74	483.36	521.46
Quarterly Period
2011 1st Quarter	466.05	499.03	481.63	482.08
2011 2nd Quarter	460.04	479.46	469.43	471.13
2011 3rd Quarter	455.92	521.85	471.07	515.14
2011 4th Quarter	490.29	533.74	512.47	521.46
2012 1st Quarter	475.29	519.20	489.53	489.76
2012 2nd Quarter	482.12	519.69	496.40	509.73
2012 3rd Quarter	469.65	501.84	482.97	470.48
2012 4th Quarter	471.54	484.48	477.62	478.60
Month ended
May 2012	482.12	517.91	497.09	517.91
June 2012	495.48	519.69	505.63	509.73
July 2012	482.83	501.84	491.93	482.83
August 2012	474.72	485.52	480.99	481.17
September 2012	469.65	481.11	474.97	470.48
October 2012	471.54	481.98	475.36	480.03
November 2012	476.20	484.48	480.57	479.42
December 2012	474.36	481.28	477.13	478.60
January 2013(5)	471.36	479.96	474.08	471.36

(1)	Nominal figures.
(2)	Exchange rates are the actual low and high, on a day-by-day basis for each period.
(3)	The average of the exchange rates on the last day of each month during the period.
(4)	Each annual period ends on December 31, and the respective period-end exchange rate is published by the Central Bank of Chile on the first business day following December 31. Each monthly period ends on the last calendar day of such month and the respective period-end exchange rate is published by the Central Bank of Chile on the first business day following the last calendar day of such month.
(5)	Through January 9, 2013.

x

The following table sets forth the annual low, high, average and period-end exchange rate for U.S. dollars for the periods set forth below under our policy to calculate our own exchange rate:

	Bank’s Exchange Rate Ch$ per US$(1)
	Low(2)	High(2)	Average(3)	Period-End
Year ended December 31,
2007	493.07	548.09	522.57	497.87
2008	431.40	680.15	522.50	637.44
2009	490.77	640.60	559.16	507.52
2010	467.78	547.94	510.18	467.78
2011	455.87	535.03	483.49	519.08
Quarterly Period
2011 1st Quarter	466.62	498.13	481.72	477.18
2011 2nd Quarter	459.86	476.33	469.18	467.22
2011 3rd Quarter	455.87	521.69	471.79	519.32
2011 4th Quarter	491.04	535.03	512.41	519.08
2012 1st Quarter	475.70	518.65	489.24	488.93
2012 2nd Quarter	481.46	518.46	497.15	501.07
2012 3rd Quarter	469.68	499.48	482.48	473.94
2012 4th Quarter	472.30	484.83	477.88	479.16
Month ended
May 2012	481.46	518.46	498.79	518.46
June 2012	494.83	518.02	504.53	501.07
July 2012	482.43	499.48	490.74	482.43
August 2012	475.11	484.99	481.01	479.72
September 2012	469.68	481.15	474.67	473.94
October 2012	472.30	482.88	476.04	481.61
November 2012	477.02	484.83	480.48	480.88
December 2012	474.05	481.09	477.26	479.16
January 2013(4)	470.98	474.19	472.57	470.98

(1)	Nominal figures.
(2)	Exchange rates are the actual low and high, on a day-by-day basis for each period.
(3)	The average of the exchange rates on the last day of each month during the period.
(4)	Through January 9, 2013.

Colombian Exchange Rate Information

As of September 30, 2012, the Representative Market Rate was COP1,800.52 per US$1.00. The computed and Representative Market Rate refers to the U.S. dollar representative market rate, certified by the Colombian Superintendency of Finance. The Representative Market Rate is an economic indicator of the daily exchange rate on the Colombian spot market of US dollars. It corresponds to the arithmetical weighted average of the rates of purchase and sale of US dollars of interbank transactions by certain financial institutions authorized to engage in foreign exchange transactions. The Colombian Superintendency of Finance also calculates and certifies the average Representative Market Rate.

The Federal Reserve Bank of New York does not report a rate for Colombian pesos.

The exchange rate between the Colombian peso and the U.S. dollar has fluctuated significantly during 2009, 2010, 2011 and 2012. The following table sets forth the low, high, average and period-end rate for U.S. dollars for the periods set forth below, as reported by the Colombian Superintendency of Finance:

	Daily Representative Market Rate COP per US$(1)
	Low(2)	High(2)	Average(3)	Period-End
2007	1,877.88	2,261.22	2,076.24	2,014.76
2008	1,652.41	2,392.28	1,967.11	2,243.59
2009	1,825.68	2,596.37	2,153.30	2,044.23
2010	1,786.20	2,044.23	1,898.68	1,913.98
2011	1,748.41	1,972.76	1,846.97	1,942.70
2011 1st Quarter	1,838.94	1,916.05	1,876.91	1,879.47
2011 2nd Quarter	1,763.12	1,870.60	1,797.86	1,780.16
2011 3rd Quarter	1,748.41	1,915.63	1,793.06	1,915.10
2011 4th Quarter	1,862.84	1,972.76	1,920.15	1,942.70
2012 1st Quarter	1,758.03	1,942.70	1,801.19	1,792.07
2012 2nd Quarter	1,754.89	1,845.17	1,786.76	1,784.60
2012 3rd Quarter	1,771.53	1,833.14	1,797.30	1,800.52
2012 4th Quarter	1,768.23	1,813.25	1,805.81	1,768.23
May 2012	1,754.89	1,845.17	1,793.28	1,827.83
June 2012	1,766.91	1,834.71	1,792.55	1,784.60
July 2012	1,771.53	1,799.48	1,783.82	1,789.02
August 2012	1,785.29	1,833.14	1,805.52	1,830.50
September 2012	1,789.54	1,825.21	1,802.75	1,800.52
October 2012	1,795.40	1,830.45	1,804.40	1,829.89
November 2012	1,814.21	1,831.25	1,821.01	1,817.93
December 2012	1,768.23	1,813.73	1,792.49	1,768.23
January 2013(4)	1,759.97	1,771.31	1,766.53	1,771.31

(1)	Nominal figures.
(2)	Exchange rates are the actual low and high, on a day-by-day basis for each period.
(3)	The average of the exchange rates during the period.
(4)	Through January 9, 2013.

EXCHANGE CONTROLS IN CHILE

The Chilean Central Bank is the entity responsible for monetary policies and exchange controls in Chile. Chilean banking institutions, when acting as issuers, are authorized to offer securities internationally provided they comply with, among other things, the provisions of Chapter XIII of the Compendium of Foreign Exchange Regulations of the Chilean Central Bank (the “Foreign Exchange Compendium”).

Pursuant to the provisions of Chapter XIII of the Foreign Exchange Compendium, it is not necessary to seek the Chilean Central Bank’s prior approval to issue the Notes. The Chilean Central Bank only requires the submission of (i) certain annexes containing the financial terms and conditions of the Notes not later than the business day following the date on which any proceeds from the Notes are remitted to Chile, or the first ten days of the month following the issuance of the Notes if the proceeds are used abroad; provided that the Bank may submit the annexes prior to the remittance of the proceeds to Chile or their use abroad, (ii) filings reporting to the Chilean Central Bank that a payment has been made on the Notes shall be carried out on the date such payment is made if proceeds are being remitted from Chile or within the first ten calendar days of the month following such payment, if payment is being made with proceeds the bank has abroad, and (iii) any amendment to the annexes referred to in this section, which amendment shall be submitted to the Chilean Central Bank within the first ten calendar days of the month following the formalization of such amendment.

Under Chapter XIII of the Foreign Exchange Compendium, payments and remittances of funds from Chile are governed by the rules in effect at the time the payment or remittance is made. Therefore, any change made to Chilean laws and regulations after the date hereof will affect foreign investors who have acquired the Notes. We cannot assure you that further Chilean Central Bank regulations or legislative changes to the current foreign exchange control regime in Chile will not restrict or prevent us from acquiring U.S. dollars or that further restrictions applicable to us will not affect our ability to remit U.S. dollars for payment of interest or principal on the Notes.

The above is a summary of the Chilean Central Bank’s regulations with respect to the issuance of debt securities by banking entities, including the Notes, as in force and effect as of the date of this prospectus supplement. We cannot assure you that restrictions will not be imposed in the future, nor can there be any assessment of the duration or impact of such restrictions if imposed. This summary does not purport to be complete and is qualified in its entirety by reference to the provisions of Chapter XIII of the Foreign Exchange Compendium, a copy of which is available from us upon request.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including information incorporated by reference, contain statements that constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements preceded by, followed by or that include “believes,” “expects,” “intends,” “plans,” “projects,” “estimates” or “anticipates” and similar expressions.

These statements appear throughout this prospectus supplement, including, without limitation, under “Risk factors” and “Summary”, are not based on historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside our control and include statements regarding our current intent, belief or expectations with respect to (1) our asset growth and financing plans, (2) trends affecting our financial condition or results of operations, (3) the impact of competition and regulations, (4) projected capital expenditures, and (5) liquidity.

Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those described in such forward-looking statements included in this prospectus supplement and any accompanying prospectus, including the information incorporated by reference as a result of various factors (including, without limitation, the actions of competitors, future global economic conditions, market conditions, currency exchange rates and operating and financial risks), many of which are beyond our control. The occurrence of any such factors, not currently expected by us, would significantly alter the results set forth in these statements.

Factors that could cause actual results to differ materially and adversely include, but are not limited to:

•	trends affecting our financial condition or results of operations,

•	our dividend policy,

•	changes in the participation of our shareholders or any other factor that may result in a change of control,

•	the amount of our indebtedness,

•	natural disasters,

•	changes in general economic, business, regulatory, political or other conditions in Chile or Colombia or changes in general economic or business conditions in Latin America,

•	changes in capital markets in general that may affect policies or attitudes towards lending to Chile or Colombia, Chilean or Colombian companies or securities issued by Chilean companies,

•	the monetary and interest rate policies of the Central Bank of Chile or the Central Bank of Colombia,

•	inflation or deflation,

•	unemployment,

•	unanticipated increases in financing and other costs or the inability to obtain additional debt or equity financing on attractive terms,

•	unanticipated turbulence in interest rates,

•	movements in currency exchange rates,

•	movements in equity prices or other rates or prices,

•	changes in Chilean, Colombian and foreign laws and regulations,

•	changes in Chilean or Colombian tax rates or tax regimes,

•	competition, changes in competition and pricing environments,

•	our inability to hedge certain risks economically,

•	the adequacy of our loss allowances, provisions or reserves,

•	technological changes,

•	changes in consumer spending and saving habits,

•	successful implementation of new technologies,

•	loss of market share,

•	changes in, or failure to comply with applicable banking, insurance, securities or other regulations,

•	difficulties in successfully integrating recent and future acquisitions into our operations,

•

our ability to successfully acquire Helm Bank, including satisfying all closing conditions and receiving the requisite regulatory approvals, and our ability to successfully integrate those businesses with ours, and

•

the other factors identified or discussed under “Risk factors” in this prospectus supplement or “Item 3. Key Information—Risk Factors” in the 2011 Annual Report on Form 20-F, which is incorporated herein by reference.

You should not place undue reliance on such statements, which speak only as of the date that they were made. These cautionary statements should be considered in connection with any written or oral forward-looking statements that we may make in the future. We do not undertake any obligation to release publicly any revisions to such forward-looking statements after the date of this prospectus supplement and any accompanying prospectus, including the information incorporated by reference to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

ENFORCEMENT OF CIVIL LIABILITIES

We are a banking corporation organized under the laws of Chile. None of our directors or executive officers are residents of the United States and a substantial portion of our assets and the assets of these persons are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon us or such persons or to enforce against them or us in the United States or other foreign courts, judgments obtained in the United States predicated upon the civil liability provisions of the federal securities laws of the United States.

No treaty exists between the United States and Chile for the reciprocal enforcement of judgments. Chilean courts, however, have enforced final judgments rendered in the United States by virtue of the legal principles of reciprocity and comity, subject to the review in Chile of the United States judgment in order to ascertain whether certain basic principles of due process and public policy have been respected without reviewing the merits of the subject matter of the case. If a United States court grants a final judgment in an action based on the civil liability provisions of the federal securities laws of the United States, enforceability of this judgment in Chile will be subject to the obtaining of the relevant “exequatur” (i.e., recognition and enforcement of the foreign judgment) according to Chilean civil procedure law in force at that time, and consequently, subject to the satisfaction of certain factors. Currently, the most important of these factors are the existence of reciprocity; the absence of any conflict between the foreign judgment and Chilean laws (excluding for this purpose the laws of civil procedure) and public policies; the absence of a conflicting judgment by a Chilean court relating to the same parties and arising from the same facts and circumstances; the absence of any further means for appeal or review of the judgment in the jurisdiction where judgment was rendered; the Chilean courts’ determination that the United States courts had jurisdiction; that service of process was appropriately served on the defendant and that the defendant was afforded a real opportunity to appear before the court and defend its case; and that enforcement would not violate Chilean public policy.

In general, the enforceability in Chile of final judgments of United States courts does not require retrial in Chile. However, there is doubt as to the enforceability in original actions in Chilean courts of liabilities predicated solely on the United States federal securities laws and as to the enforceability in Chilean courts of judgments of United States courts obtained in actions predicated solely upon the civil liability provisions of the federal securities laws of the United States. In addition, foreign judgments cannot be enforced in any way against properties located in Chile, which, as a matter of Chilean law, are subject exclusively to Chilean law and to the jurisdiction of Chilean courts. Chilean courts may enter and enforce judgments in foreign countries.

We have appointed CorpBanca New York Branch, 845 Third Avenue, 5th Floor, New York, New York, 10022, as our authorized agent upon which service of process may be served in any action which may be instituted against us in any United States federal or state court having subject matter jurisdiction in the State of New York, County of New York arising out of or based upon the Notes or the underwriting agreement governing the Notes.

SUMMARY

The following summary is qualified in its entirety by the more detailed information included elsewhere in this prospectus supplement and any accompanying prospectus, including the information incorporated by reference. Potential investors should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated in this prospectus supplement by reference.

Potential investors in our securities should carefully review the information under “Risk factors” in this prospectus supplement or “Item 3. Key Information—Risk Factors” in the 2011 Annual Report on Form 20-F, which is incorporated herein by reference, and should understand that an investment in our securities involves a high degree of risk, including the significant possibility of loss of an investor’s entire investment in such securities.

Overview of CorpBanca

We are Chile’s oldest operating private bank founded in 1871. Our loan portfolio (excluding loans to banks) has grown at a compounded annual growth rate in nominal terms of 11.3% between January 1, 2009 and December 31, 2011. As of September 30, 2012, according to the Chilean Superintendency of Banks (Superintendencia de Bancos e Instituciones Financieras de Chile) (the “SBIF”), we were the fourth largest private bank in Chile in terms of the overall size of our loan portfolio (10.0% market share on a consolidated basis and 8.3% market share among private banks on an unconsolidated basis only taking into account our operations in Chile). As of September 30, 2012, we had total assets of Ch$12,961,313.0 million (US$27,348.0 million), including total loans of Ch$9,677,461.0 million (US$20,419.0 million), shareholders’ equity (excluding net income for the trailing nine months and provision for mandatory dividend) of Ch$935,607.0 million (US$1,974.0 million) and our return on average shareholders’ equity was 13.8% for the trailing twelve months. For the nine months ended September 30, 2012, we had net interest income of Ch$169,005.0 million (US$356.6 million) and net income of Ch$83,529.0 million (US$177.0 million). As of September 30, 2012, our outstanding common shares were 293,358,194,234. We only have one class of common shares, without par value.

Our risk management strategy has enabled us to maintain what we believe are solid solvency ratios and risk indicators, notwithstanding recent high levels of volatility in the financial markets. As of September 30, 2012, we had a Bank for International Settlements (“BIS”) capital-weighted assets ratio of 10.8% and allowance for loan losses to total loans of 1.1%, which is lower than the banking industry’s average. We have achieved an average annual return on equity of 20.6% between 2009 and 2011. As of September 30, 2012, we had 120 branches and 440 ATMs in Chile.

We are a publicly traded company organized under the laws of Chile, and licensed by the SBIF to operate as a private commercial bank. Our controlling shareholder is Corp Group Banking S.A. (“Corp Group Banking”), a holding company also organized under the laws of Chile, accounting for a total of approximately 45.9% of our outstanding common shares as of September 30, 2012. Corp Group Banking is controlled by Mr. Saieh who, together with members of his family, controls 61.0% of our outstanding common shares (including the shares held by Corp Group Banking). Mr. Saieh, together with members of his family, holds common shares with sufficient voting power under Chilean law to approve substantially all of the forms of corporate action subject to decision by shareholders’ meetings, including the distribution of dividends, and to elect a majority of the nine members of our board of directors. Mr. Saieh has significant experience in the Chilean financial services industry and, through Corp Group Banking, has guided CorpBanca’s growth and financial performance since 1996.

Recent Developments

Acquisition of Banco Santander Colombia and related companies. In a two step transaction, on May 29, 2012 and June 22, 2012, we acquired a 91.9% equity interest in Banco Santander Colombia (now known as

CorpBanca Colombia), a 99.9% (direct and indirect) equity interest in CIVAL, a licensed securities broker-dealer operating in Colombia and, pending to be executed, a 5.5% equity interest in CIT Colombia, a financial services company operating in Colombia that specializes in fund administration and trust and custodial services, each from Banco Santander, S.A., a sociedad anónima bancaria organized under the laws of the Kingdom of Spain, and certain of its affiliates pursuant to a purchase agreement for shares (the “BSC Purchase Agreement”) for US$1.2 billion (the “Banco Santander Colombia Acquisition”), except for the 5.5% equity interest pending to be transferred from Santander Investment Colombia S.A. (now known as Corpgroup Investment Colombia S.A.). Banco Santander Colombia, CIVAL and CIT Colombia currently operate under the CorpBanca brand name.

On June 22, 2012, as contemplated in the BSC Purchase Agreement, our affiliate Inversiones Corpgroup Interhold Limitada (formerly Corp Group Interhold S.A. and referred to herein as “CorpGroup”) acquired a 7.4% equity interest in Banco Santander Colombia and a 94.5% equity interest in CIT Colombia. Also on June 22, 2012, as contemplated in the BSC Purchase Agreement, an affiliate of CorpGroup, Corpgroup Internacional S.A. (“CG International”), acquired a 100.0% equity interest in Agencia de Seguros Santander Ltda. (“Santander Insurance”), an insurance brokerage. On June 29, 2012, CorpGroup transferred its 94.5% equity interest in CIT Colombia to CorpBanca Colombia.

As a condition to consummating the Banco Santander Colombia Acquisition, the SBIF required that CorpBanca raise at least US$200.0 million and maintain a BIS capital adequacy ratio of 10.0% until June 2013. In connection with the SBIF’s requirements, on June 9, 2012 and June 12, 2012, we raised capital in the aggregate amount of Ch$268,750.0 million (US$567.0 million) through the issuance in Chile of 43,000,000,000 common shares at an offering price of Ch$6.25 per share.

CorpBanca Colombia provides a broad range of commercial and retail banking services to its customers, operating principally in the cities of Bogotá, Medellín, Cali, Bucaramanga and Barranquilla. As of September 30, 2012, according to the Colombian Superintendency of Finance, CorpBanca Colombia was the twelfth largest bank in Colombia in terms of total assets, the tenth largest bank in Colombia in terms of total loans and the eleventh largest bank in Colombia in terms of total deposits, as reported under local regulatory and accounting principles. As of September 30, 2012, CorpBanca Colombia had deposits and financial claims (“current accounts and demand deposits” and “time deposits and savings accounts”) of COP6,690,466.0 million (US$3,715.9 million), which consisted of savings deposits, fixed-term deposit certificates, current accounts, financial claims for banking services and other commitments. As of September 30, 2012, CorpBanca Colombia had 112 ATMs, 268,723 individual banking customers and 28,961 commercial banking customers (including small-to-medium sized-companies, corporations, institutions and wholesale customers). For the nine months ended September 30, 2012, CorpBanca Colombia had net income of COP98,086.0 million (US$54.5 million). As of September 30, 2012, CorpBanca Colombia had (i) total assets of COP9,219,084.0 million (US$5,120.2 million), including total loans of COP6,598,515.0 million (US$3,664.8 million); (ii) total shareholders’ equity of COP898,956.0 million (US$499.3 million); and (iii) over 85 branches and offices and over 1,524 employees. See “CorpBanca Colombia”.

Investment by International Finance Corporation. On October 4, 2012, International Finance Corporation (“IFC”), a member of the World Bank Group, and IFC Asset Management Company agreed to acquire a 5.0% equity interest in CorpBanca (the “IFC Investment”) pursuant to an investment agreement with CorpGroup, Compañía Inmobiliaria y de Inversiones Saga Ltda., and CorpGroup Inversiones Bancarias Ltda. Subject to the satisfaction of customary closing conditions, CorpBanca has agreed to a capital increase (which was approved on November 27, 2012, by our board of directors) of 47,000,000,000 common shares. In connection with the IFC Investment, our controlling shareholder has agreed to transfer its subscription rights of approximately 5.0% of CorpBanca’s issued common shares that are subject to the preemptive rights offering to IFC, which is estimated to equal an investment of US$225.0 million or more. As part of the investment agreement, a representative of IFC will serve as a member of CorpBanca’s board of directors.

Pending acquisition of Helm Bank and related companies. On October 9, 2012, the HB Purchaser entered into the HB Purchase Agreement with the HB Sellers to carry out the Helm Bank Acquisition. The total purchase price of the Helm Bank Acquisition is US$1.3 billion plus interest accruing on such amount at the rate of 0.5% per month from January 1, 2013, until the purchase price is paid. Subject to the terms and conditions set forth in the HB Purchase Agreement, at the closing date of the Helm Bank Acquisition, the HB Purchaser shall assign all of its rights and obligations under the HB Purchase Agreement to CorpBanca Colombia, which ultimately will acquire Helm Bank. Within ninety days after the closing of the Helm Bank Acquisition, CorpBanca Colombia is obligated to commence a tender offer (oferta pública de adquisición) to acquire all of the preferred stock of Helm Bank from the current holders of such preferred stock pursuant to Colombian law. In addition, certain affiliates of CorpGroup intend to acquire an 80.0% equity interest in Helm Corredor de Seguros S.A. (“Helm Insurance”), an insurance broker, for US$17.1 million. The Helm Bank Acquisition and the acquisition of Helm Insurance are subject to customary closing conditions, including regulatory approval in Chile, Colombia, Panama and the Cayman Islands. CorpBanca’s management expects that the purchases will be completed during the first quarter of 2013. Upon completion of the acquisitions, CorpBanca will consolidate the operations of Helm Bank with and into CorpBanca Colombia, following the receipt of prior authorization from the Colombian Superintendency of Finance.

In order to finance the Helm Bank Acquisition and the acquisition of Helm Insurance, CorpBanca Colombia plans to raise capital in an amount not to exceed US$1.0 billion and finance the remainder of the acquisitions with its own funds. The planned capital increase will be subscribed by (i) CorpBanca for approximately US$285.0 million, (ii) Helm Corporation for approximately US$440.0 million, and (iii) other investors for an aggregate of approximately US$260.0 million. In addition, CorpBanca will also issue approximately US$600.0 million of new capital (the “CorpBanca Equity Offering”) and consider other alternative sources to finance the Helm Bank Acquisition and the acquisition of Helm Insurance.

Helm Bank specializes in the corporate segment, medium enterprises and personal accounts with middle to high income. As of September 30, 2012, according to the Colombian Superintendency of Finance, Helm Bank was the ninth largest bank in Colombia in terms of total assets and the eighth largest bank in Colombian in terms of total deposits, as reported under local regulatory and accounting principles. As of September 30, 2012, according to the Colombian Superintendency of Finance, Helm Bank had total assets of COP11,780,437.0 million (US$6,543.0 million), total loans of COP8,543,220.0 million (US$4,745.0 million), total deposits of COP8,217,119.0 million (US$4,564.0 million) and a net equity of COP1,362,013.0 million (US$756.0 million). As of June 30, 2012, Helm Bank had 64 ATMs, over 203,000 customers and 89 branches.

The CorpBanca Equity Offering is a condition to closing the Helm Bank Acquisition under the HB Purchase Agreement. In the event the CorpBanca Equity Offering is not successful and certain closing conditions under the HB Purchase Agreement have otherwise been satisfied (or would reasonably have been satisfied if the CorpBanca Equity Offerings were successful), then our affiliate CorpGroup has agreed to pay Helm Corporation a financing failure fee (the “Financing Failure Fee”) in an amount equal to US$50.0 million. CorpGroup will not be bound to pay Helm Corporation the Financing Failure Fee in the case that the Helm Bank Acquisition does not receive the requisite regulatory approval in Chile and demonstrates that such regulatory approval would not have been reasonably expected to be obtained even if the CorpBanca Equity Offering was successful.

Since the Helm Bank Acquisition has not yet been concluded, we have not been authorized by Helm Bank to include the audited or unaudited financial information of Helm Bank as of December 31, 2011 and for the year ended December 31, 2011 or for the nine months ended September 30, 2012 in this prospectus supplement. In addition, we have not prepared any condensed pro forma financial statements that would reflect our financial condition or results of operations taking into account the Helm Bank Acquisition. We do not have complete information on the results of operations or financial condition of Helm Bank to allow us to estimate the effects the Helm Bank Acquisition will have on our results of operations and financial condition.

This prospectus supplement uses publicly available information regarding Helm Bank, such as its number of ATMs, customers and branches and lines of business. The operating information of Helm Bank should not be relied upon for any purpose related to an investment in CorpBanca’s Notes. In addition, we describe in this prospectus supplement the main terms of the HB Purchase Agreement. Investors should also bear in mind, before making an investment decision, the risk factors related to the Helm Bank Acquisition, such as the likelihood of undisclosed liabilities, the fact that the audited and unaudited financial information of Helm Bank was not subject to our review and the risk that we may incur a substantial increase in our indebtedness, which could cause us to breach certain financial covenants. For further information on the risks involved in the Helm Bank Acquisition, see “Risk factors—Risks relating to the pending Helm Bank Acquisition—We may not be able to manage our growth successfully,” “—The operating information related to Helm Bank in this prospectus supplement may be imprecise and incomplete,” “—The pending acquisition of Helm Bank is subject to the approval of regulatory authorities in Colombia, Chile, Panama and the Cayman Islands” and “—We have limited knowledge of the liabilities of Helm Bank and certain of its subsidiaries and affiliates.”

Chilean local debt offering. On October 29, 2012 and October 31, 2012, we issued subordinated bonds in the local Chilean market in the aggregate amount of UF6.6 million (Ch$149,779 million) (US$316.0 million). The subordinated bonds were issued as part of a local bond program that we established on October 1, 2010 that permits the issuance of up to UF150 million (the “Local Bond Program”). Under the Local Bond Program, we are able to issue two types of bonds: (i) senior bonds, up to an aggregate amount of UF100 million, which can be divided into 28 series of senior bonds (from AB to AZ and from BA to BC), with a maturity ranging from 3 to 30 years and an interest rate of 3.0%, and (ii) subordinated bonds, up to an aggregate amount of UF50 million, which can be divided into 16 series (from BD to BS), with a maturity ranging from 20 to 35 years and an interest rate of 4.0%. The principal owed in connection with outstanding senior and subordinated bonds is due at maturity and interest relating thereto is due bi-annually. As of the date of this prospectus supplement, we have outstanding senior bonds in the aggregate amount of UF45.6 million and outstanding subordinated bonds in the aggregate amount of UF27.0 million.

Equity offering. On December 13, 2012, CorpBanca filed a prospectus supplement offering 10,680,200,621 common shares, including common shares in the form of American Depositary Shares (“ADSs”) in the United States and elsewhere outside Chile. As part of that offering, an additional 1,335,032,639 common shares, including common shares in the form of ADSs, are being offered by Mr. Fernando Aguad Dagach (the “selling shareholder”). CorpBanca and the selling shareholder may also offer common shares in Chile simultaneously with the equity offering.

The equity offering is expected to close on or about January 18, 2013. CorpBanca intends to use the net proceeds from the equity offering (i) to subscribe US$285.0 million of the capital increase of CorpBanca Colombia in connection with (a) the acquisition of up to a 100.0% equity interest in Helm Bank with the intent to merge with and into CorpBanca Colombia; and (b) the acquisition of up to a 80.0% equity interest in Helm Insurance; and (ii) for general corporate purposes.

Competitive Strengths

We believe that our current profitability and competitive advantages are the result of the following strengths:

Strong Market Position and Financial Performance

We believe that our strong position in the Chilean market has assisted us in achieving higher and more stable profits than our competitors. We are among the market leaders in Chile, ranking fourth in total loans with 10.0% market share on a consolidated basis and 8.3% market share among private banks on an unconsolidated basis only taking into account our operations in Chile and fourth in deposits with 10.1% market share on a consolidated basis and 8.1% market share among private banks on an unconsolidated basis only taking into account our operations in Chile, each as of September 30, 2012. We have grown our market share in total loans by 4.2% during the 2009-2012 period in Chile. In addition to our growth in market share, we have achieved record profits for CorpBanca during the 2009-2011 period. For the three years ended December 31, 2011, we had net income of Ch$86,192.0 million (US$166.0 million), Ch$121,573.0 million (US$234.2 million) and Ch$117,318.0 million (US$226.0 million), respectively.

Relationship with CorpGroup

We believe that our relationships with the companies that constitute CorpGroup offer us a significant competitive advantage over our competitors. In particular, we have the potential to access a diverse pool of potential clients that are customers of CorpGroup’s retail, hotel, and media businesses. We believe that this access provides us with unique opportunities to identify potential new clients, to market our banking products to various socioeconomic groups within Chile, lower the cost of customer acquisition and maximize our profitability through business model innovation and integration.

Diversified Footprint in Chile and Colombia

We believe that our successful acquisition and integration of Banco Santander Colombia gives us a distinct advantage over our competitors in Chile. We are the first and, as of the date of this prospectus supplement, the only Chilean based bank to acquire a universal bank in Colombia. In connection with our expansion into Colombia, we have received a commitment from IFC to acquire a 5.0% equity interest in CorpBanca, which will provide us with an opportunity to leverage IFC’s international recognition and business know-how to benefit our operations in Colombia.

Experienced Management Team

Our qualified and experienced management teams have played an important role in guiding our growth. Our largest shareholder, Mr. Saieh, who recently resigned as Chairman of the Board, has over 20 years of experience in the Chilean financial industry. Mr. Saieh is committed to continuing his relationship with CorpBanca on matters concerning strategic development, control and new business. Our Chief Executive Officer, Fernando Massú, has over 30 years of experience in the banking and financial services industry. Our Chief Financial Officer, Eugenio Gigogne, has over 24 years of experience in the banking and financial services industry. The president of CorpBanca Colombia, Jaime Munita Valdivieso, has over 20 years of experience in the banking and financial services industry. The members of the board of directors of CorpBanca Colombia also have a wealth of experience in the Colombian market and the banking and financial services industry.

Sound Risk Management

We believe that we have asset quality that is superior to the market average. We have maintained our asset quality, as evidenced by our ratio of non-performing loan to total loans of 1.3% as of September 30, 2012, and a ratio of charge-offs to average outstanding loans of 0.5% as of September 30, 2012. We believe that we have a risk management system that enables us to identify risks and resolve potential problems on a timely basis and we have made a series of investments to improve the technology we use to manage risk. We have also employed our risk management system and philosophy to identify potential acquisition targets with high asset quality.

Operating in a Stable Economic Environment within Latin America

We conduct a majority of our business in Chile and a significant amount of our business in Colombia. The Chilean and Colombian economies have demonstrated strong macroeconomic fundamentals in terms of gross domestic product (“GDP”) per capita with 5.0% and 5.9% growth and low inflation of 4.4% and 3.7% during 2011 in Chile and Colombia, respectively. The Chilean economy is generally recognized as among the most stable in Latin America, as evidenced by its investment grade ratings of “A+” by Standard & Poor’s and Fitch Ratings and “Aa3” by Moody’s, the highest ratings in the region. Chile has consistently received investment-grade credit ratings since Standard & Poor’s and Moody’s started coverage in 1992 and 1994, respectively. The

Colombian economy is generally recognized as stable and with a “positive” outlook, as evidenced by its investment grade ratings of “BBB-” by Standard & Poor’s and Fitch Ratings and “Baa3” by Moody’s.

Strategy

Our strategy aims at enhancing our market position in the Chilean and Colombian financial services industry in terms of profitability, market share and service coverage. The key elements of our strategy are:

Continue to Grow our Operations Profitably as a Universal Bank

We seek to achieve organic growth by offering competitive products and services to our clients in all of our lines of business in Chile and Colombia. We believe that we have developed a successful wholesale banking business model, which allows us to realize high margins on the cross-selling of our products to our large corporate clients, and we intend to continue to expand our wholesale banking business model to our operations in Colombia. We are focusing our marketing and sales efforts on adapting this business model to apply to our small and medium sized-company (“SME”) clients in Chile and Colombia. Additionally, we believe that our strong franchise in the retail banking segment offers us the potential for significant growth in our loan portfolio, in the low-, mid- and high-income segments. In particular, we believe that there is significant opportunity to expand our wealth management business through the offering of unique investment products and opportunities that we benefit from as a member of CorpGroup.

Further Penetrate the Colombian Financial Services Market

We intend to capitalize on the growth of the Colombian market given that we believe that our Colombian operation will offer us significant opportunities for growth in the financial services industry. Specifically, we expect to benefit from the low banking penetration rates and growth in terms of GDP per capita in Colombia. Our Banco Santander Colombia Acquisition and our pending acquisition of Helm Bank demonstrates our commitment to the Colombian financial services market. With respect to our current operations in Colombia, in order to improve operational efficiency and increase market share in key sectors, we intend to implement our commercial and operational standards and best practices of Corpbanca Colombia, while capitalizing on the local management expertise, customer base, services and products. We also intend to leverage our relationship with IFC to benefit our operations in Colombia.

Actively Pursue Cross-selling Opportunities

We intend to increase our market share and profitability by continuing to cross-sell services and products to our existing clients. We have instituted processes that facilitate our ability to offer additional financial services to our clients, which we believe will increase our revenues from fees for value-added services. In addition, we cross-sell loan products to our checking and savings account customers that are tailored to their individual needs and financial situation. We also believe that our relationship with the companies that are controlled by Mr. Saieh (that constitute CorpGroup) will allow us to add clients and increase our profitability. For example, we install our ATM machines and distribute our banking products in CorpGroup retail outlets throughout Chile.

Increase Operating Efficiency

We are committed to continuing to improve our operating efficiency and profitability. We continue to update our branch operations to allow for an increased level of customer “self-help”. We are also working to increase use of internet and mobile banking by our customers. Our internet clients increased 6.5% in 2011 from 2010 and 7.7% for the nine months ended September 30, 2012. We have implemented a central information system that provides us with a single, central electronic database that gives us up-to-date customer information in each of our business lines and calculates net earnings and profitability of each transaction, product and client segment savings. We recently commissioned a senior management team whose main objectives are to implement technological solutions aimed at identifying means of improving our overall profitability and optimize our cost structure. Through these initiatives, we will continue to strive to improve our efficiency ratio.

Focus on Building Customer Satisfaction

The quality of service that we provide our customers is key to our growth strategy. We not only focus on gaining new customers, but on strengthening and establishing long-term relationships. We believe this is done through a constant effort to identify and understand the needs of our clients and to measure their satisfaction. We continue to develop new processes and technological solutions to provide our clients with excellent customer service.

Increase our Profitability by More Effectively Allocating our Capital

We continue to seek attractive opportunities to improve our profitability. The Banco Santander Colombia Acquisition and Helm Bank Acquisition are good examples of our strategic commitment to maximize the use of our capital to increase our profitability. Although we are constantly evaluating investment opportunities, our current focus is on integrating our Colombian operations.

THE OFFERING

Issuer	CorpBanca

Notes Offered	US$800,000,000 aggregate principal amount of 3.125% senior notes due January 15, 2018.

Maturity Date	January 15, 2018.

Interest and Payment Dates	3.125% per annum, payable semi-annually in arrears on January 15 and July 15 of each year, commencing on July 15, 2013.

Issue Price	99.473%, plus accrued interest, if any.

Indenture	The Notes will be issued pursuant to an indenture dated as of January 15, 2013 between Deutsche Bank Trust Company Americas, as trustee paying agent, transfer agent and registrar and Deutsche Bank Luxembourg S.A. as Luxembourg paying agent and transfer agent and us (the “Indenture”).

The Indenture does not limit the aggregate principal amount of debt securities that may be issued under the Indenture and provides that debt securities may be issued under the Indenture from time to time in one or more series. The Notes will constitute a separate series under the Indenture.

Ranking	The Notes will be our unsecured and unsubordinated obligations and will rank at all times at least pari passu in right of payment with our other existing and future unsecured and unsubordinated indebtedness, except for obligations preferred by operation of law. The Notes will be effectively subordinated to (i) all of our secured indebtedness with respect to the value of our assets securing that indebtedness, (ii) certain unsecured obligations that in case of our insolvency are granted preferential treatment pursuant to Chilean law as described below under “Description of the Notes—Ranking” and (iii) all of the existing and future liabilities of our subsidiaries, including trade payables.

As of September 30, 2012, we had Ch$9,948,505.0 million (US$20,991.1 million) aggregate principal amount of indebtedness outstanding that ranked pari passu in right of payment with the Notes and Ch$1,022,990.0 million (US$2,158.1 million) outstanding demand obligations to depositors that ranked senior to the Notes. See “Description of the Notes—Ranking”.

Optional Redemption	We may redeem the Notes, in whole but not in part, by paying the greater of the outstanding principal amount of the Notes and a “make-whole” amount, plus accrued and unpaid interest to the date of redemption. See “Description of the Notes—Optional Redemption”.

Optional Tax Redemption

The Notes are redeemable at our option in whole (but not in part) at any time at the principal amount thereof plus accrued and unpaid interest and any Additional Amounts (as defined under “Description of the Notes—Payment of Additional Amounts”) due thereon if the laws or regulations affecting taxes imposed by the Republic of Chile or any other Relevant Jurisdiction (as defined under “Description of the Notes—Payment of Additional Amounts”) change in certain respects and impose withholding tax on the Notes (in the case of the Republic of Chile, in excess of 4.0%). See “Description of the Notes—Redemption Prior to Maturity Solely for Taxation Reasons”.

Covenants	The Indenture contains covenants that, among other things:

•	limit our ability to consolidate with or merge into any other corporation or convey or transfer our properties and assets substantially as an entirety to any person; and

•

require us to file with the trustee and the SEC, certain supplementary and periodic information, documents and reports, if we are not required to make public filings with the SEC pursuant to Section 13 and Section 15(d) of the Exchange Act.

These covenants are subject to important exceptions and qualifications. See “Description of the Notes—Covenants”.

Events of Default	The principal amount of the Notes, plus accrued and unpaid interest, may be declared immediately due and payable if any of the following events of default under the Notes occurs:

•	our default in the payment of any principal of any of the Notes, when due and payable, whether at maturity or otherwise;

•	our default in the payment of any interest or any Additional Amounts when due and payable on any of the Notes and the continuance of such default for a period of 30 days;

•	our default in the performance of any other covenant or obligation in the Notes or the Indenture and the continuance of such default for a period of 60 days after written notice of such default;

•	certain cross-defaults by us or our subsidiaries amounting to a minimum of U.S.$40,000,000; or

•	certain events of bankruptcy or insolvency with respect to us.

The principal amount of the Notes, plus accrued and unpaid interest, will automatically become due and payable if certain events of bankruptcy or insolvency occur. See “Description of the Notes—Events of Default”.

Additional Amounts

Payments of interest in respect of the Notes made by us to foreign holders will be subject to Chilean interest withholding tax at a rate of 4.0%. Subject to certain exceptions, we will pay such Additional Amounts as may be necessary so that the net amount received by the holders of the Notes after withholding or deduction for or on account of any Chilean taxes, or any taxes imposed by any other jurisdiction from or through which we make any payment under the Notes, will not be less than the amount that would have been received in the absence of such withholding or deduction. For a discussion of the tax consequences of, and limitations on, the payment of Additional Amounts with respect to any such Taxes, see “Description of the Notes—Payment of Additional Amounts” and “Tax Considerations—Chilean Tax Considerations”.

Use of Proceeds	We currently expect to receive net proceeds from the offering, net of fees and expenses payable by us, including underwriting discounts and commissions, of approximately US$791,833,092 from the sale of the Notes in this offering. We expect to apply such proceeds to general corporate purposes, primarily to fund our lending activities.

Book Entry; Form and Denominations	The Notes will be issued in the form of one or more global notes without coupons, registered in the name of a nominee of The Depository Trust Company, as depositary for the accounts of its direct and indirect participants, including Euroclear and Clearstream.

The Notes will be issued in minimum denominations of US$200,000 and integral multiples of US$1,000 in excess thereof. The Notes will not be issued in definitive form except under certain limited circumstances described herein. See “Description of the Notes—Book-Entry System; Delivery and Form”.

Governing Law	The Indenture and the Notes will be governed by, and will be construed in accordance with, the laws of the State of New York.

Risk Factors	An investment in the Notes involves risks. See “Risk factors” beginning on page S-28 for a discussion of certain significant risks you should consider in connection with an investment in the Notes.

Trustee, Paying Agent and Registrar	Deutsche Bank Trust Company Americas.

Luxembourg Paying Agent and Transfer	Deutsche Bank Luxembourg S.A.

    Agent

Listing and Authorization	The Company has applied to list the Notes on the official list of the Luxembourg Stock Exchange for trading on the Euro MTF market.

Listing Agent	Deutsche Bank Luxembourg S.A.

SUMMARY FINANCIAL DATA

CorpBanca

The following tables present our summary financial data as of the dates and for the periods indicated. CorpBanca’s Annual Financial Statements have been prepared in accordance with IFRS as issued by the IASB and CorpBanca’s Interim Financial Statements have been prepared in accordance with IAS 34. CorpBanca’s Interim Financial Statements include all adjustments, consisting of standard recurring adjustments, which in the opinion of management are necessary for the fair presentation of such information. Interim results are not necessarily indicative of the results to be expected for the entire fiscal year ended December 31, 2012.

You should read the following information together with CorpBanca’s Annual Financial Statements, included in the 2011 Annual Report on Form 20-F, and incorporated by reference in this prospectus supplement, the information set forth in “Item 5. Operating and Financial Review and Prospects” thereto, “Selected financial data” and “Management’s discussion and analysis of financial condition and results of operations” included elsewhere in this prospectus supplement and CorpBanca’s Interim Financial Statements.

	As of December 31 and for fiscal years ended December 31,				As of September 30 and for the nine months ended September 30,
	2009	2010	2011	2011(1)	2011	2012	2012(1)
	(in millions of Ch$, in millions of US$) (13)				(unaudited, in millions of Ch$, in millions of US$)(13)
	Ch$	Ch$	Ch$	US$	Ch$	Ch$	US$
CONSOLIDATED INCOME STATEMENT DATA

Interest income	314,115	387,639	528,622	1,018.4	374,956	511,118	1,078.4
Interest expense	(120,727)	(163,229)	(335,622)	(646.6)	(232,697)	(342,113)	(721.8)
Net interest income	193,388	224,410	193,000	371.8	142,259	169,005	356.6
Provisions for loan losses	(71,271)	(52,351)	(40,754)	(78.5)	(34,285)	(40,645)	(85.7)
Net service fee income	43,261	58,221	60,362	116.3	41,379	57,881	122.1
Trading and investment foreign exchange gains and other operating income	59,285	44,033	80,469	155.0	71,536	79,254	167.2
Income attributable to associates	445	296	250	0.5	232	(73)	(0.2)
Total operating expenses	(122,667)	(132,683)	(152,706)	(294.2)	(111,065)	(170,023)	(358.7)
Income before income taxes	102,441	141,926	140,621	270.9	110,056	95,399	201.3

Income tax expense	(16,249)	(20,353)	(23,303)	(44.9)	(18,145)	(11,870)	(25.0)

Net income	86,192	121,573	117,318	226.0	91,911	83,529	176.2
Diluted earnings per common share	0.39	0.54	0.50	0.0010	0.40	0.31	0.0006
Basic earnings per common share(2)	0.39	0.54	0.50	0.0010	0.40	0.31	0.0006
Dividends per common share(3)(12)	0.39	0.54	0.50	0.0010	0.40	0.31	0.0006
Dividends per ADS(3)(4)	583	804	703	1.4	551	427	0.9
Shares of common stock outstanding (in thousands)	221,854,744.5	226,909,290.5	250,358,194.2	482,311.4	250,358,194.2	293,358,194.2	618,977.5

	As of December 31,				As of September 30,
	2009	2010	2011	2011(1)	2012	2012(1)
	(in millions of Ch$, in millions of US$)				(unaudited, in millions of Ch$, in millions of US$)
	Ch$	Ch$	Ch$	US$	Ch$	US$
CONSOLIDATED BALANCE SHEET DATA

Cash and deposits in banks	110,331	202,339	265,747	512.0	417,245	880.40
Cash in the process of collection	95,796	79,680	96,230	185.4	239,246	504.80
Trading portfolio financial assets	76,156	197,580	166,039	319.9	267,162	563.70
Investments under agreements to resell	51,970	75,676	23,251	44.8	62,954	132.80
Derivative financial instruments	126,140	204,067	248,982	479.7	301,658	636.50
Loans and receivables to banks	86,220	63,998	304,098	585.8	242,907	512.50
Loans and receivables to customers, net	4,912,392	5,364,980	6,711,945	12,930.5	9,571,281	20,195.10
Financial investments available-for-sale	737,162	746,248	843,250	1,624.5	1,048,260	2,211.80
Investments held-to-maturity	—	—	21,962	42.3	97,853	206.50
Investments in associates	3,583	3,583	3,583	6.9	5,732	12.10
Intangible assets	13,630	13,096	12,239	23.6	463,644	978.3
Property, plant and equipment, net	55,212	53,430	57,225	110.2	67,697	142.80
Current income tax provision	—	—	6,278	12.1	—	—
Deferred income taxes	19,060	21,956	25,080	48.3	35,276	74.40
Other assets	92,307	104,207	102,775	198.0	140,398	296.2

TOTAL ASSETS	6,379,959	7,130,840	8,888,684	17,123.9	12,961,313	27,348

	As of December 31,				As of September 30,
	2009	2010	2011	2011(1)	2012	2012(1)
	(in millions of Ch$, in millions of US$)				(unaudited, in millions of Ch$, in millions of US$)
	Ch$	Ch$	Ch$	US$	Ch$	US$
Current accounts and demand deposits	496,270	612,064	682,720	1,315.3	1,022,990.0	2,158.5
Cash in the process of collection	64,854	41,525	36,948	71.2	201,638.0	425.5
Obligations under agreements to repurchase	465,513	189,350	130,549	251.5	174,219.0	367.6
Time deposits and savings accounts	3,316,045	3,700,454	4,824,378	9,294.1	7,445,456.0	15,709.7
Derivative financial instruments	114,703	175,261	166,872	321.5	224,030.0	472.7
Borrowings from financial institutions	362,403	503,692	663,626	1,278.5	902,652.0	1,904.6
Debt issued	935,219	1,215,435	1,522,773	2,933.6	1,722,544.0	3,634.5
Other financial obligations	26,853	23,660	20,053	38.6	18,497.0	39.0
Current income tax provision	7,831	7,168	—	—	4,192.0	8.8
Deferred income taxes	15,644	21,244	25,352	48.8	119,838.0	252.9
Provisions	49,804	67,732	42,030	81.0	70,075.0	147.9
Other liabilities	17,471	20,998	30,981	59.7	77,249.0	163.0

TOTAL LIABILITIES	5,872,610	6,578,583	8,146,282	15,693.7	11,983,380.0	25,284.7

Shareholders’ equity	507,349	552,257	742,402	1,430.2	977,933	2,063.4

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	6,379,959	7,130,840	8,888,684	17,123.9	12,961,313	27,348.0

	As of December 31 and for fiscal years ended December 31,			As of September 30 and for the nine months ended September 30,
	2009	2010	2011	2012
CONSOLIDATED RATIOS	(unaudited)

Profitability and Performance
Net interest margin(5)	3.6%	3.6%	2.7%	1.5%
Return on average total assets(6)	1.4%	1.8%	1.5%	0.7%
Return on average shareholders’ equity(7)	18.4%	23.9%	19.6%	10.7%
Efficiency ratio (consolidated)(8)	41.5%	41.0%	45.7%	55.5%
Dividend payout ratio(9)	100.0%	100.0%	100.0%	100.0%
Capital
Average shareholders’ equity as a percentage of average total assets	7.7%	7.5%	7.5%	6.2%
Total liabilities as a percentage of shareholders’ equity	8.6%	8.4%	9.1%	8.2%
Asset Quality
Allowances for loan losses as a percentage of overdue loans(10)	170.3%	165.8%	153.8%	41.4%
Overdue loans as a percentage of total loans(10)	0.3%	1.1%	1.0%	2.6%
Allowances for loan losses as a percentage of total loans	1.9%	1.9%	1.5%	1.1%
Past due loans as a percentage of total loans(11)	0.8%	0.9%	0.7%	0.7%

OTHER DATA
Number of employees	3,127	3,422	3,461	3,526
Number of branches and offices	112	113	116	120

(1)	Amounts stated in U.S. dollars as of December 31, 2011 and for the three years ended December 31, 2011 have been translated from Chilean pesos at our exchange rate of Ch$519.08 per US$1.00 as of December 31, 2011. Amounts stated in U.S. dollars as of September 30, 2012 and for the nine months ended September 30, 2012 have been translated from Chilean pesos at our exchange rate of Ch$473.94 per US$1.00 as of September 30, 2012.
(2)	Earnings per common share has been calculated on the basis of the weighted average number of shares outstanding for the period.
(3)	Represents dividends paid in respect of net income earned in the prior fiscal year.
(4)	As of December 31, 2008, 2009 and 2010, one ADS equaled 5,000 common shares. As of December 31, 2011 and September 30, 2012, one ADS equaled 1,500 common shares. On February 23, 2011, CorpBanca changed the ratio of the ADSs from 5,000 common shares to 1 ADS to 1,500 common shares to 1 ADS. The dividend per ADS calculation has been made utilizing the ratio of 1,500 common shares to one ADS for the year ended December 31, 2009, 2010, 2011 and for the nine months ended September 30, 2011 and 2012, for comparative purposes only.
(5)	Net interest margin is defined as net interest income divided by average interest-earning assets.
(6)	Return on average total assets is defined as net income divided by average total assets.
(7)	Return on average shareholders’ equity is defined as net income divided by average shareholders’ equity.
(8)	Efficiency ratio (consolidated) is defined as total operating expenses as a percentage of operating income before loan losses.
(9)	Dividend payout ratio represents dividends divided by net income.
(10)	Overdue loans consist of all non-current loans (loans to customers).
(11)	Past due loans include, with respect to any loan, the amount of all installments that are 90 days or more overdue (loans to customers).
(12)	Dividends per common share as of December 31, 2009, 2010 and 2011 were US$751.33, US$1,040.30 and US$963.24, respectively. Dividends per common share as of September 30, 2011 and 2012 were US$762.79 and US$648.89, respectively.
(13)	Amounts stated in millions of Ch$ and millions of U.S. dollars except for earnings per share, dividends per share and ADSs expressed in Chilean pesos and in U.S. dollars.

CorpBanca Colombia

The following tables present CorpBanca Colombia’s summary financial data as of the dates and for the periods indicated. CorpBanca Colombia’s Annual Financial Statements have been prepared in accordance with IFRS and CorpBanca Colombia’s Interim Financial Statements have been prepared in accordance with IAS 34. CorpBanca Colombia’s Interim Financial Statements include all adjustments, consisting of standard recurring adjustments, which in the opinion of management are necessary for the fair presentation of such information. Interim results are not necessarily indicative of the results to be expected for the entire fiscal year ended December 31, 2012.

You should read the following information together with CorpBanca Colombia’s audited consolidated financial statements included herein, including the notes thereto, “Selected financial data” included elsewhere in this prospectus supplement and CorpBanca Colombia’s Interim Financial Statements.

	As of December 31 and for fiscal years ended December 31,(2)			As of September 30 and for the nine months ended September 30,(3)
	2010	2011	2011(1)	2011	2012	2012(1)
	(in millions of COP, in millions of US$)			(unaudited, in millions of COP, in millions of US$)
	COP	COP	US$	COP	COP	US$
INCOME STATEMENT DATA

Interest income	481,638	567,986	293.7	403,593	572,890	318.2
Interest expense	(178,711)	(212,032)	(109.6)	(148,344)	(260,539)	(144.7)
Net interest income	302,927	355,954	184.1	255,249	312,351	173.5
Provisions for loan losses	(64,125)	(70,001)	(36.2)	(46,539)	(83,840)	(46.6)
Net service fee income	110,370	113,984	58.9	68,846	78,666	43.7
Trading and investment foreign exchange gains and other operating income	110,206	133,753	69.2	98,380	128,252	71.2
Income attributable to investment in associates	7,543	5,724	3.0	4,176	1,661	0.9
Total operating expenses	(304,314)	(385,672)	(199.4)	(284,736)	(291,120)	(161.7)
Income before income taxes	162,607	153,742	79.5	95,376	145,970	81.1

Income tax expense	(36,082)	(53,241)	(27.5)	(28,383)	(47,884)	(26.6)

Net income	126,525	100,501	52.0	66,993	98,086	54.5

	As of December 31,(2)			As of September 30,(3)
	2010	2011	2011(1)	2012	2012(1)
	(in millions of COP, in millions of US$)			(unaudited, in millions of COP, in millions of US$)
	COP	COP	US$	COP	US$
BALANCE SHEET DATA

Cash and deposits in banks	403,201	399,806	206.7	318,904	177.1
Cash in the process of collection	2,352	2,633	1.4	3,819	2.1
Trading portfolio financial assets	326,689	241,389	124.8	416,704	231.4
Investments under agreements to resell	211,550	373,278	193.0	102,198	56.8
Derivative financial instruments	40,929	60,004	31.0	43,233	24.0
Loans and receivables to banks	34,185	41,078	21.2	466,868	259.3
Loans and receivables to customers, net	4,699,412	5,372,418	2,777.9	6,598,515	3,664.8
Financial investments available-for-sale	569,139	771,515	398.9	743,020	412.7
Investments held-to-maturity	252,820	322,227	166.6	270,908	150.5
Investments in associates	6,572	3,303	1.7	8,154	4.5
Intangible assets	24,643	29,230	15.1	76,803	42.7
Property, plant and equipment, net	65,222	37,031	19.1	47,733	26.5
Current income tax provision	—	—	—	—	—
Deferred income taxes	76,477	56,725	29.3	50,488	28.0
Other assets	78,863	49,872	25.8	71,737	39.8

TOTAL ASSETS	6,792,054	7,760,509	4,012.7	9,219,084	5,120.2

	As of December 31,(2)			As of September 30,(3)
	2010	2011	2011(1)	2012	2012(1)
	(in millions of COP, in millions of US$)			(unaudited, in millions of COP, in millions of US$)
	COP	COP	US$	COP	US$
Current accounts and demand deposits	1,173,403	1,094,213	565.8	1,038,186	576.6
Cash in the process of collection	—	1,186	0.6	658	0.4
Obligations under agreements to repurchase	4,921	—	—	100,038	55.6
Time deposits and savings accounts	3,219,154	4,353,397	2,251.0	5,652,280	3,139.2
Derivative financial instruments	133,191	84,881	43.9	54,761	30.4
Borrowings from financial institutions	827,607	748,852	387.2	811,142	450.5
Debt issued	308,469	312,138	161.4	280,464	155.8
Other financial obligations	4,875	5,004	2.6	5,915	3.3
Current income tax provision	22,954	23,754	12.3	5,929	3.3
Deferred income taxes	37,848	37,443	19.4	68,892	38.3
Provisions	219,886	220,584	114.1	247,888	137.7
Other liabilities	73,227	77,802	40.2	53,975	30.0
TOTAL LIABILITIES	6,025,535	6,959,254	3,598.4	8,320,128	4,621.0

Shareholders’ equity	766,519	801,255	414.3	898,956	499.3

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	6,792,054	7,760,509	4,012.7	9,219,084	5,120.2

(1)	CorpBanca Colombia’s accounting records and the CorpBanca Colombia Financial Statements are ordinarily prepared in Colombian pesos. The US dollar and Chilean peso amounts presented in CorpBanca Colombia’s Annual Financial Statements included in this prospectus supplement are presented solely for the convenience of the reader at CorpBanca’s exchange rate of Ch$519.08 per US$1.00 and the Representative Market Rate of COP0.2684 per Ch$1.00, each as of December 31, 2011. The US dollar amounts presented in CorpBanca Colombia’s Interim Financial Statements included in this prospectus supplement presented solely for the convenience of the reader at the Representative Market Rate of COP1,800.52 per US$1.00 as of September 30, 2012.
(2)	This financial information was derived from CorpBanca Colombia’s Annual Combined Financial Statements.
(3)	This financial information was derived from CorpBanca Colombia’s Interim Condensed Consolidated Financial Statements.

CORPORATE STRUCTURE

The following diagram presents our current corporate structure, including our principal subsidiaries, as of the date of this prospectus supplement.

(1)	Formerly Banco Santander Colombia S.A.

CorpBanca. We provide a broad range of commercial and retail banking, investments and brokerage services to our customers. CorpBanca Chile is divided into four principal lines of business: (i) commercial banking, (ii) retail banking, (iii) treasury and international, and (iv) non-banking financial services through our subsidiaries. For further information about our business in Chile and our four principal lines of business see “2011 Annual Report on Form 20-F—Item 4. Information on the Company—Business Overview—Principal Business Activities”, which is incorporated by reference in this prospectus supplement.

CorpBanca Colombia. CorpBanca Colombia provides a broad range of commercial and retail banking services to its customers, operating principally in the cities of Bogotá, Medellín, Cali, Bucaramanga and Barranquilla. As of September 30, 2012, according to the Colombian Superintendency of Finance, CorpBanca Colombia was the twelfth largest bank in Colombia in terms of total assets, the tenth largest bank in Colombia in terms of total loans and the eleventh largest bank in Colombia, in terms of total deposits as reported under local regulatory and accounting principles. As of September 30, 2012, CorpBanca Colombia had deposits and financial claims (“current accounts and demand deposits” and “time deposits and savings accounts”) of COP6,690,466.0 million (US$3,715.9 million), which consisted of savings deposits, fixed-term deposit certificates, current accounts, financial claims for banking services and other commitments. As of September 30, 2012, CorpBanca Colombia had 112 ATMs and 268,723 individual banking customers and 28,961 commercial banking customers (including small-to-medium sized-companies, corporations, institutions and wholesale customers). For the nine months ended September 30, 2012, CorpBanca Colombia had net income of COP98,086.0 million (US$54.5 million). As of September 30, 2012, CorpBanca Colombia had (i) total assets of COP9,219,084.0 million (US$5,120.2 million), including total loans of COP6,598,515.0 million (US$3,664.8 million); (ii) total shareholders’ equity of COP898,956.0 million (US$499.3 million); and (iii) over 85 branches and offices and over 1,524 employees. See “CorpBanca Colombia”.

SMU Corp S.A. In 2009, we created SMU Corp S.A., which is a subsidiary of CorpBanca (“SMU Corp”) and a joint venture with SMU S.A. (“SMU”). SMU is a retail business holding company owned by our largest shareholder, which indirectly owns retail (including Unimarc supermarkets) and wholesale supermarkets, convenience stores and construction oriented home improvement stores. As of September 30, 2012, SMU was one of the three market leaders in supermarkets in Chile. We have a 51.0% ownership interest in the joint venture. We believe that SMU Corp has the potential to increase our participation in the retail banking sector through the issuance of a CorpBanca credit card for Unimarc clients. We believe our expertise in credit risk management will be supplemented by SMU’s knowledge of Chile’s retail business. SMU Corp provides us with access to over 570 stores in Chile through different formats and more than 28 million transactions per month in all food retail formats in Chile. We believe that through SMU Corp we will have a better understanding of our clients by detecting their preferences, consumer habits, frequency of purchases and determining average amounts spent by our customers.

CorpBanca Corredores de Bolsa S.A. Our subsidiary, CCB, is a member of the Santiago Stock Exchange and is registered with the Chilean Superintendency of Securities and Insurance (Superintendencia de Valores y Seguros (“SVS”) as a security broker. CCB’s primary activities are providing brokerage services in equities, fixed income, and foreign currency exchange. CCB’s net income was Ch$5,312.0 million (US$10.2 million) and Ch$4,776.0 million (US$10.1 million) for the nine months ended September 30, 2011 and 2012, respectively. CCB had assets under custody of Ch$384,645.0 million (US$811.6 million) as of September 30, 2012. For the nine months ended on September 30, 2012, CCB’s net income decreased by Ch$536.0 million (US$1.1 million), or 10.1%, as compared to the same period in the prior year.

CorpBanca Administradora General de Fondos S.A. We incorporated CorpBanca Administradora General de Fondos S.A. (“CAGF”) to complement banking services offered to individual and corporate clients. CAGF’s current function is to manage mutual fund assets for its clients in fixed and variable income instruments in both the local and foreign markets. For the nine months ended September 30, 2011 and 2012, CAGF had net income of Ch$2,750.0 million (US$5.3 million) and Ch$1,625.0 million (US$3.4 million), respectively. CAGF had total assets of Ch$15,183.0 million (US$32.0 million) as of September 30, 2012. As of September 30, 2012, CAGF managed 28 mutual funds including fixed income funds and had total assets under management amounting to Ch$409,769.0 million (US$864.6 million). The decrease in the net income is due to clients reallocating their capital from investments such as mutual funds to deposits and other low-risk products with lower fees. In order to grow our CAGF business, we intend to continue to offer new types of mutual funds tailored to our clients’ needs and structuring private investment funds (Fondos de Inversión Privada).

CorpBanca Asesorías Financieras S.A. CorpBanca Asesorías Financieras S.A. (“CAF”) provides a broad range of financial advisory services to a variety of corporations and government agencies, including those services related to debt restructurings, syndicated loans, structured loans, structured investment funds, bilateral grants, mergers and acquisitions, privatizations and company valuations. For the nine months ended September 30, 2011 and 2012, CAF had net income of Ch$3,121.0 million (US$6.0 million) and Ch$5,097.0 million (US$10.8 million), respectively. CAF had total assets of Ch$6,992.0 million (US$14.8 million) as of September 30, 2012.

CorpBanca Corredores de Seguros S.A. In accordance with our strategy of expanding the breadth of financial services that we offer, our subsidiary CorpBanca Corredores de Seguros S.A. (“CCS”) offers a full line of insurance products. Many of these products complement the various banking and loan services that we provide, such as unemployment and life insurance in connection with personal loans and insurance in connection with mortgage lending. Through CCS we also provide non credit-related insurance to existing clients and the general public. For the nine months ended September 30, 2011 and 2012, CCS had net income of Ch$4,241.0 million (US$8.2 million) and Ch$4,116.0 million (US$8.7 million), respectively. CCS had total assets of Ch$6,620.0 million (US$14.0 million) as of September 30, 2012.

Corp Legal S.A. The SBIF granted us authorization for the creation of our subsidiary Corp Legal S.A. (“Corp Legal”) on January 26, 2007. Corp Legal offers standard procedures of legal services to the Bank and its clients.

CorpBanca Agencia de Valores S.A. CorpBanca Agencia de Valores S.A. (“CAV”) is registered with the SVS as a securities broker, but because it is not a member of the Santiago Stock Exchange nor of any other stock exchange in Chile it provides brokerage services outside of the stock exchanges. Its primary activities are to provide financial products to high net worth individuals and family offices in Chile.

New York Branch. On October 22 and 24, 2008, the U.S. Federal Reserve Board and the U.S. Office of the Comptroller of the Currency (OCC), respectively, granted CorpBanca authorization to establish a federal branch in the city of New York in the United States. Our New York branch offers a wide range of credit operations and services to both Chilean and non-Chilean retail customers and large and medium-sized companies. We believe operating with an offshore foreign branch of a Chilean bank is especially attractive to clients abroad. Our target market for our New York branch consists of retail customers with sophisticated financial needs, medium and large Chilean companies, Latin American companies, and Chilean and Latin American banks without offshore branch offices, among others. Our New York branch also supports the commercial needs of Chilean and Latin American companies doing business overseas. The branch also has a private banking unit to provide current accounts and other associated services. Our New York branch complements our domestic structure, by providing additional international services to our customers. We believe this allows us to compete with other banks in Chile that presently have branches or related companies abroad.

CORPBANCA COLOMBIA

History and Development

CorpBanca Colombia is a sociedad anónima bancaria organized under the laws of the Republic of Colombia and licensed by the Colombian Superintendency of Finance to operate as a commercial bank. CorpBanca Colombia was originally incorporated as Banco Alemán Antioqueño Sociedad Anónima in 1912. The bank subsequently changed its name to Banco Comercial Antioqueño S.A. and then to Banco Santander Colombia S.A. in 1997. In August 2012, the bank changed its name to Banco CorpBanca Colombia.

In a two step transaction, on May 29, 2012 and June 22, 2012, we acquired a 91.9% equity interest in Banco Santander Colombia, a 99.9% (direct and indirect) equity interest in CIVAL, a licensed securities broker-dealer operating in Colombia and, pending to be executed, a 5.5% equity interest in CIT Colombia, a financial services company operating in Colombia that specializes in fund administration and trust and custodial services, each from Banco Santander and certain of its affiliates pursuant to the BSC Purchase Agreement for US$1.2 billion, except for the 5.5% equity interest pending to be transferred from Santander Investment Colombia S.A. (now known as Corpgroup Investment Colombia S.A.)

On June 22, 2012, as contemplated in the BSC Purchase Agreement, our affiliate CorpGroup acquired a 7.4% equity interest in Banco Santander Colombia, a 94.5% equity interest in CIT Colombia. Also on June 22, 2012, as contemplated in the BSC Purchase Agreement, an affiliate of CorpGroup, CG International, acquired a 100.0% equity interest in Santander Insurance, an insurance brokerage. On June 29, 2012, CorpGroup transferred its 94.5% equity interest in CIT Colombia to CorpBanca Colombia. As of June 30, 2012, CIVAL and CIT Colombia were both subsidiaries of CorpBanca Colombia. Banco Santander Colombia, CIVAL and CIT Colombia currently operate under the CorpBanca brand name. As of September 30, 2012, CorpBanca Colombia had (i) total assets of COP9,219,084.0 million (US$5,120.2 million), including total loans of COP6,598,515.0 million (US$3,664.8 million); (ii) total shareholders’ equity of COP898,956.0 million (US$499.3 million); and (iii) over 85 branches and offices and over 1,524 employees.

CorpBanca Colombia provides a broad range of commercial and retail banking services to its customers, operating principally in the cities of Bogotá, Medellín, Cali, Bucaramanga and Barranquilla. As of September 30, 2012, according to the Colombian Superintendency of Finance, CorpBanca Colombia was the twelfth largest bank in Colombia in terms of total assets, the tenth largest bank in Colombia in terms of total loans and the eleventh largest bank in Colombia in terms of total deposits, as reported under local regulatory and accounting principles. As of September 30, 2012, CorpBanca Colombia had deposits and financial claims (“current accounts and demand deposits” and “time deposits and savings accounts”) of COP6,690,466.0 million (US$3,715.9 million), which consisted of savings deposits, fixed-term deposit certificates, current accounts, financial claims for banking services and other commitments. As of September 30, 2012, CorpBanca Colombia had 112 ATMs and 268,723 individual banking customers and 28,961 commercial banking customers (including small-to-medium sized-companies, corporations, institutions and wholesale customers). For the nine months ended September 30, 2012, CorpBanca Colombia had net income of COP98,086.0 million (US$54.5 million).

In addition to the broad range of commercial and retail banking services CorpBanca Colombia provides to its customers, CorpBanca Colombia offers securities brokerage services through CIVAL and CIT Colombia and fund administration and trust and custodial services through CIVAL and CIT Colombia. The following chart sets forth CorpBanca Colombia’s principal lines of business:

CorpBanca Colombia’s Business Overview

CorpBanca Colombia’s Business

Commercial Banking Division. CorpBanca Colombia offers a range of products and services to its business clients depending on their size, ownership structure and/or investments under management. CorpBanca Colombia’s Commercial Banking division serves two market segments: personal banking and SMEs. CorpBanca Colombia’s personal banking serves retail customers across all income levels, from low-income to high income individuals organized in two divisions: Traditional and Private Banking. CorpBanca Colombia’s Traditional Banking division is mainly oriented toward individuals with medium-high income levels (focused on medium income clients with over COP2.0 to 5.0 million in monthly income, and high income clients with more than COP5.0 million in monthly income). CorpBanca Colombia’s traditional banking services are marketed and operated under the CorpBanca brand name. CorpBanca Colombia offers its traditional and private banking clients products such as checking and deposit accounts, credit lines, credit and debit cards, personal installment loans, mortgage loans, insurance banking and time deposits, among others. Within CorpBanca Colombia’s Private Banking (“Banca Preferente”) division, CorpBanca Colombia provides private banking services to its high income and high net worth customers. CorpBanca Colombia considers high income individuals to be customers with a monthly income in excess of US$13,900.0 or a net worth in excess of US$555,400.0. Each client under CorpBanca Colombia’s “Private Banking” program is provided with a liaison officer who oversees the client’s entire relationship with it across all product lines. In addition to the products and services CorpBanca Colombia provides to private banking customers, CorpBanca Colombia offers tailored lending products designed to help keep their businesses growing. As of December 31, 2011, CorpBanca Colombia had 1,489 Private Banking clients, an increase of 64.2% as compared to December 31, 2010. As of September 30, 2012, CorpBanca Colombia had 2,012 Private Banking clients, an increase of 56.7% as compared to September 30, 2011.

For the year ended December 31, 2011, CorpBanca Colombia’s Commercial Banking division had loans with an annual average balance of COP2,565,616.0 million (US$1,320.6 million) or 55.0% of total average loans (a year-on-year increase of 52.8%).

Businesses and Institutions. CorpBanca Colombia’s Businesses and Institutions division serves large enterprises, with annual sales between US$67.0 million and US$111.0 million, and medium-sized enterprises, with annual sales between US$22.0 million and US$67.0 million. CorpBanca Colombia provides comprehensive and personalized attention to its clients through its Businesses and Institutions division, offering financial products such as electronic banking, confirming tax payments, treasury products, foreign trade, investment banking and structured finance. As of December 31, 2011, Businesses and Institutions division amounted to total average loans of COP1,492,722.0 million (US$768.4 million) or 32.0% of total average loans.

Global Wholesale Banking. CorpBanca Colombia’s Global Wholesale Banking division serves mining companies, manufacturing companies, utilities, construction companies, transportation and communication companies, energy companies, financial service companies and public service companies or any business with annual sales in excess of US$111.0 million. CorpBanca Colombia’s Global Wholesale Banking division focuses on offering clients a broad range of services tailored to fit their specific needs. These services include deposit-taking and lending in both Colombian pesos and foreign currencies, trade financing, general commercial loans, working capital loans, letters of credit, interest rate, foreign exchange derivatives (including foreign exchange options) and cash flow management. CorpBanca Colombia also offers its Global Wholesale Banking customers securities brokerage services through its subsidiaries. For the years ended December 31, 2010 and 2011, CorpBanca Colombia’s total average corporate loans outstanding for its Global Wholesale Banking division amounted to COP719,615.0 million (US$376.0 million) or 18.0% of total average loans and COP606,418.0 million (US$312.2 million) or 13.0% of total average loans, respectively.

Treasury. CorpBanca Colombia’s Treasury division specializes in financial management and is largely responsible for its funding and liquidity as well as management of any gap on its balance sheet. In addition, through CorpBanca Colombia’s Treasury division, CorpBanca Colombia manages proprietary trading functions, market making and distribution and sales of flow and non flow instruments for its corporate clients. This division is responsible for obtaining foreign currency-denominated credit lines from financial institutions outside of Colombia. As of December 31, 2011 and September 30, 2012, the outstanding loans from foreign banks were US$235.1 million and US$274.1 million, respectively, with approximately 14 institutions in U.S., Canada, Germany, England, Japan and other countries including Latin America.

CorpBanca Colombia’s Distribution Channels, Electronic Banking and Technology

Distribution Channels. CorpBanca Colombia’s distribution channel provides integrated financial services and products to its customers through several diverse channels, including ATMs, branches, internet banking and telephone banking. As of September 30, 2012, CorpBanca Colombia operated 85 branch offices in Colombia and owned and operated 112 ATMs in Colombia, but providing its customers with access to over 13,800 ATMs through Colombia’s financial institutions. CorpBanca Colombia utilizes a number of different sales channels including account executives, telemarketing and the internet to attract new clients. CorpBanca Colombia’s branch system serves as the main distribution network for its full range of products and services.

Electronic Banking and Technology. CorpBanca Colombia offers internet banking to its customers 24 hours a day through its password-protected internet site, www.bancocorpbanca.com.co CorpBanca Colombia’s internet site offers a broad range of services, including up-to-date information on balances in deposit, checking, loan, credit card and other accounts and transactional capabilities such as transfers and payments. As of September 30, 2012, CorpBanca Colombia had 33,425 customers with activated internet passwords who used the electronic banking service at least once during the month, allowing them to access CorpBanca Colombia’s internet banking services. CorpBanca Colombia is a member of ACH Colombia S.A. and Cenit S.A., an organization that facilitates electronic banking transactions on behalf of its customers as well as other Colombian banks. CorpBanca Colombia also provides its customers with access to a 24-hour phone-banking call center that grants them access to account information and allows them to effect certain payments by telephone.

CorpBanca Colombia has developed a specialized internet-based service designed to facilitate and optimize the financial management of its commercial customers. This service, which CorpBanca Colombia markets under the name “AzulNet,” includes services such as payroll support and payments to suppliers.

CorpBanca Colombia has decided to implement the platform IBS provided by DataPro (this platform is also implemented by CorpBanca in Chile and New York). CorpBanca Colombia is currently in the structuring phase of the project.

CorpBanca Colombia’s Loans and Deposits

The following table sets forth the aggregate outstanding loans and deposits for CorpBanca Colombia and their respective market share in Colombia as of December 31 in each of the last two years:

	As of December 31,
	(in millions COP as of September 30, 2012)
	2010	Market Share	2011	Market Share
	COP	%	COP	%
Total loans(1)	4,634,057	2.9	5,345,692	2.7
Total deposits	4,280,879	2.8	5,347,129	2.9

Source: The Colombian Superintendency of Finance monthly consolidated financial information.

(1)	Excludes interbank loans.

CorpBanca Colombia’s Competition

Description of the Colombian Financial System

In recent years, the Colombian banking system has been undergoing a period of consolidation given the series of mergers and acquisitions that have taken place within the sector, including our acquisition of CorpBanca Colombia and the pending acquisition of Helm Bank. More specifically, several mergers and acquisitions took place in 2005, including the Conavi/Corfinsura merger, the acquisition of Banco Aliadas by Banco de Occidente, the merger of Banco Tequendama and Banco Sudameris, as well as the merger of the Colmena and the Caja Social banks. The trend towards mergers and acquisitions continued throughout 2006, with the completion of certain transactions first announced during 2005. These include the acquisition of Banco Superior by Davivienda, of Banco Granahorrar by BBVA Colombia and of Banco Unión by Banco de Occidente. Also during 2006, Banco de Bogota acquired Megabanco and Davivienda announced its acquisition of Bancafé. In 2007, HSBC acquired Banitsmo. In 2008 the Royal Bank of Scotland (RBS) purchased the Colombian arm of ABN Amro Bank and General Electric (GE) Money acquired a 49.7% stake in Colpatria, with an option of increasing this stake by another 25.0% by 2012. However, in May of 2010, Group Colpatria repurchased this 49.7% stake and in October of 2011, Canadian Scotiabank purchased Colpatria’s 51.0% for US$1.0 billion. Also, in 2010, Banco de Bogotá acquired BAC-Credomatic, which has operations in several countries in Central America, for a reported purchase price of COP3.5 billion.

As of September 30, 2012, and according to the Colombian Superintendency of Finance, the principal participants in the Colombian financial system were the Central Bank of Colombia, twenty-three commercial banks (12 domestic private banks, 10 foreign banks, and 1 domestic state-owned bank), four finance corporations and twenty-one financing companies (4 leasing companies and 17 traditional financing companies). In addition, trust companies, cooperatives, insurance companies, insurance brokerage firms, bonded warehouse, special state-owned institutions, pension and severance pay funds also participate in the Colombian financial system.

The Financial Reform Act of 2009 (Law 1328 passed July 15, 2009) also made important advances towards a multi-banking framework. This new legislation authorized banks to provide merger and acquisition loans and allowed them to conduct financial leasing operations. As a result, some competitors have absorbed their financial leasing subsidiaries into their banking franchises and some leasing companies are in the process of becoming banks.

Financial System Evolution during 2011 and 2012

During 2011, the Colombian economy experienced continued growth due to contributions from commerce, transportation, financial establishments and a large foreign direct investment; the financial sector was the cornerstone for economic expansion. Based on information issued by the Colombian Superintendency of Finance, credit entities lending increased 22.8% in 2011, which is greater than the rate registered in 2010 (17.6%). Monetary policy was not as expansive as in 2010, which led to higher reference interest rates, with a gradual increase of about 125 base points (bps). On November 23, 2012, the Central Bank of Colombia reduced the reference interest rate by 25 bps to 4.50%. The demand for business loans is increased by 18.3% for 2011, compared to 20.6% for 2010. The rising confidence and the dynamics on the economy, drove up consumer loans, which grew by 25.3% in 2011, higher than 16.3% observed in 2010. Mortgage and small business loans continued to do well, with increases of 37.8% and 38.3%, respectively, for 2011.

The financial system’s level of past-due loans as a percentage of the total loan portfolio fell throughout the year, going from 2.9% in December 2010 to 2.5% for the same month in 2011. In addition, coverage, measured as the ratio of allowances to past-due loans, ended 2011 at 183.5%, compared to 172.2% at the end of 2010.

During 2011, lending gained some weight into the financial system’s structure. Loans increased from 61.8% of total assets at the end of 2010 to 63.1% at the end of 2011, while investment portfolio, as a percentage of total assets, decreased from 22.3% at the end of 2010 to 19.6% at the end of 2011.

As of December 31, 2011, the Colombian financial sector recorded COP326 trillion in total assets, representing a 20.4% increase as of the same period in 2010. The Colombian financial system’s total composition of assets shows banks with a market share of 91.4%, followed by financing companies with 5.8% and financial corporations with 3.6%.

As of December 31, 2011, the capital adequacy ratio (tier 1 + tier 2) for credit institutions was 14.9% (including banks, finance corporations and financing companies), which is well above the minimum legal requirement of 9.0%.

As of September 30, 2012, credit entities lending had increased 15.2% for the trailing twelve months. Consumer loans represented an annual increase of 19.5% and commercial loans increased 11.0% in the same period.

The financial system’s level of past-due loans increased from 2.8% for the nine months ended September 30, 2011, to 3.0% for the same period in 2012. Moreover, the coverage ratio decreased from 163.9% for the nine months ended September 30, 2011 to 156.3% for the same period 2012.

As of September 30, 2012, the capital adequacy ratio (tier 1 + tier 2) for credit institutions was 16.7% (including banks, finance corporations and financing companies), increasing by 1.8 bps when compared to the same period in 2011.

Colombian Banking Regulations and Supervision

Colombian Banking Regulators

Pursuant to Colombia’s Constitution, the Colombian Congress has the power to prescribe the general legal framework within which the government may regulate the financial system. The agencies vested with the authority to regulate the financial system are the Board of Directors of the Central Bank of Colombia, the Colombian Ministry of Finance (“Ministry of Finance”), the Colombian Superintendency of Finance, the Superintendency of Industry and Commerce (“SIC”) and the Self-Regulatory Organization (Autorregulador del Mercado de Valores-AMV) (the “SRO”).

Central Bank of Colombia

The Central Bank of Colombia exercises the customary functions of a central bank, including price stabilization, monetary policy, regulation of currency circulation, regulation of credit, exchange rate monitoring and management of international reserves. Its board of directors is the regulatory authority for monetary, currency exchange and credit policies, and is responsible for the direction of the Central Bank of Colombia’s duties. The Central Bank of Colombia also acts as lender of last resort to financial institutions.

Ministry of Finance and Public Credit

One of the functions of the Ministry of Finance is to regulate all aspects of finance and insurance activities. As part of its duties, the Ministry of Finance issues decrees relating to financial matters that may affect banking operations in Colombia. In particular, the Ministry of Finance is responsible for regulations relating to capital adequacy, risk limitations, authorized operations, disclosure of information and accounting of financial institutions.

Colombian Superintendency of Finance

The Colombian Superintendency of Finance is the authority responsible for supervising and regulating financial institutions, including commercial banks such as CorpBanca Colombia, finance corporations, finance companies, financial services companies and insurance companies. The Colombian Superintendency of Finance has broad discretionary powers to supervise financial institutions, including the authority to impose fines on financial institutions and their directors and officers for violations of applicable regulations. The Colombian Superintendency of Finance can also conduct on-site inspections of Colombian financial institutions.

The Colombian Superintendency of Finance is also responsible for monitoring and regulating the market for publicly traded securities in Colombia and for monitoring and supervising securities market participants, including the Colombian Stock Exchange, brokers, dealers, mutual funds and issuers.

Financial institutions must obtain the prior authorization of the Colombian Superintendency of Finance before commencing operations.

Violations of the financial system rules and regulations are subject to administrative, and in some cases, criminal sanctions.

Self-Regulatory Organization

The SRO is a private entity responsible for the regulation of entities participating in the Colombian capital markets. The SRO may issue mandatory instructions to its members and supervise its members’ compliance and impose sanctions for violations.

All capital market intermediaries, including CorpBanca Colombia and its subsidiaries (CIVAL and CIT Colombia), must become members of the SRO and are subject to its regulations.

Superintendency of Industry and Commerce

The SIC is the authority responsible for supervising and regulating competition in several industrial sectors, including financial institutions. The SIC is authorized to initiate administrative proceedings and impose sanctions on banks, including CorpBanca Colombia, whenever the financial entity behaves in a manner considered to be anti-competitive.

Capital Adequacy Requirements

Capital adequacy requirements for Colombian financial institutions (as set forth in Decree 2555 of 2010, as amended) are based on applicable Basel Committee standards. Decree 2555 of 2010, establishes four categories of assets, which are each assigned different risk weights, and require that a credit institution’s Technical Capital (as defined below) be at least 9.0% of that institution’s total risk-weighted assets. As of the date of this prospectus supplement, the Technical Capital for the purposes of the regulations consists of the sum of Tier One Capital (basic capital) and Tier Two Capital (additional capital), collectively, Technical Capital. Tier Two Capital may not exceed the total amount of Tier One Capital.

However, on August 23, 2012 the Ministry of Finance issued new regulation (Decree 1771 of 2012) amending the capital adequacy requirements set forth in Decree 2555. Under the new regulation, financial institutions (such as CorpBanca Colombia) will remain subject to the capital adequacy requirements previously in place until August 1, 2013, but are required to submit an action plan before January 31, 2013 indicating the actions that will be implemented in order to comply with the new standards. Some of the highlights of this new regulation are:

•

As of August 1, 2013, the Technical Capital will be the sum of Ordinary Basic Capital (common equity tier one), Additional Basic Capital (additional tier one), and Additional Capital (tier two capital).

•

New criteria for debt and equity instruments to be considered Ordinary Basic Capital, Additional Basic Capital, and Additional Capital was established. Additionally, the Colombian Superintendency of Finance must review whether a given instrument adequately complies with these criteria in order for an instrument to be considered tier one or tier two capital, upon request of the issuer. Debt and equity instruments that have not been classified by the Colombian Superintendency of Finance as Basic or Additional Capital, will not be considered tier one or tier two capital for purposes of capital adequacy requirements.

•

The total solvency ratio remains at a minimum of 9.0% of the financial institution’s total risk-weighted assets; however, as of August 1, 2013, each entity must also comply with a minimum basic solvency ratio of 4.5%, which is defined as the Ordinary Basic Capital after deductions divided by the financial institution’s total risk-weighted assets.

Minimum Capital Requirements

The minimum capital requirement for banks on an unconsolidated basis is established in Article 80 of Decree 663 of 1993, as amended (Financial Organic Statute). The minimum capital requirement for 2012 is COP73,750.0 million. Failure to meet such requirement can result in the Taking of Possession (toma de posesión) of CorpBanca Colombia by the Colombian Superintendency of Finance. The minimum capital requirements are updated annually in January by the same percentage as the inflation percentage for the prior year.

Capital Investment Limit

All investments in subsidiaries and other authorized capital investments, other than those made in order to abide by legal requirements, may not exceed 100.0% of the total aggregate of capital, equity reserves and the equity re-adjustment account of the respective bank, financial corporation or commercial finance company, excluding unadjusted fixed assets and including deductions for accumulated losses.

Mandatory Investments

Central Bank of Colombia regulations require financial institutions, including CorpBanca Colombia, to make mandatory investments in securities issued by Finagro, a Colombian public financial institution that finances production and rural activities, to support the agricultural sector. The amount of these mandatory investments is calculated based on the current peso-denominated obligations of the relevant financial institution.

Foreign Currency Position Requirements

According to External Resolution 4 of 2007 issued by the board of directors of the Central Bank of Colombia as amended (“Resolution 4”), a financial institution’s foreign currency position (posición propia en moneda extranjera) is the difference between such institution’s foreign currency-denominated assets and liabilities (including any off-balance sheet items), made or contingent, including those that may be sold in Colombian legal currency.

Resolution 4 provides that the average of a bank’s foreign currency position for three business days cannot exceed the equivalent in Colombian pesos of 20.0% of the bank’s Technical Capital. Currency exchange intermediaries such as CorpBanca Colombia are permitted to hold a three business days’ average negative foreign currency position not exceeding the equivalent in foreign currency of 5.0% of its Technical Capital (with penalties being payable after the first business day).

Resolution 4 also defines foreign currency position in cash (posición propia de contado en moneda extranjera) as the difference between all foreign currency-denominated assets and liabilities. A bank’s three business days average foreign currency position in cash cannot exceed 50.0% of the bank’s Technical Capital. In accordance with Resolution 4, the three day average must be calculated on a daily basis and the foreign currency position in cash cannot be negative.

Finally, Resolution 4, as amended by Resolution 3 of 2011, requires banks to comply with a gross position of leverage (posición bruta de apalancamiento). Gross position of leverage is defined as (i) the value of term contracts denominated in foreign currency, plus (ii) the value of transactions denominated in foreign currency to be settled within two or more days in cash, plus (iii) the value of the exchange rate risk exposure associated with exchange rate options and derivatives. Resolution 4 sets a limit on the gross position of leverage, which cannot exceed 550.0% of the Technical Capital.

Reserve Requirements

Commercial banks are required by the board of directors of the Central Bank of Colombia to satisfy reserve requirements with respect to deposits and other cash demands. Such reserves are held by the Central Bank of Colombia in the form of cash deposits. According to Resolutions 5 and 11 of 2008 issued by the board of directors of the Central Bank of Colombia, as amended, the reserve requirements for Colombian banks are measured bi-weekly and the amounts depend on the class of deposits.

Credit institutions must maintain reserves of 11.0% over the following deposits and cash demands:

•	Private demand deposits;

•	Government demand deposits;

•	Other deposits and liabilities; and

•	Savings deposits.

In addition, credit institutions must maintain reserves of 4.5% for term deposits with maturities fewer than 540 days and 0.0% for term deposits with maturities of more than 540 days.

Credit institutions may maintain these reserves in their accounts at the Central Bank of Colombia.

Marginal reserve requirements were eliminated by the Central Bank of Colombia in 2008.

Foreign Currency Loans

Residents of Colombia may obtain foreign currency loans from foreign residents, and from Colombian currency exchange intermediaries or by placing debt securities abroad. Foreign currency loans must be either disbursed through a foreign exchange intermediary or deposited in offshore compensation accounts.

According to regulations issued by the Central Bank of Colombia, every Colombian resident and institution borrowing funds in foreign currency is generally required to post with the Central Bank of Colombia non-interest bearing deposits for a specified term, although the size of the required deposit is currently zero.

Notwithstanding the foregoing, such deposits would not be required in certain cases established in article 26 of External Resolution 8 of 2000, including in the case of foreign currency loans aimed at financing Colombian investments abroad or for short-term exportation loans, provided that such loan is disbursed against the funds of Banco de Comercio Exterior—Bancoldex. Moreover, Article 59-1(c) of External Resolution 8 of 2000 sets forth a number of restrictions and limitations as to the use of proceeds in the case of foreign currency loans obtained by Colombian currency exchange intermediaries (including CorpBanca Colombia) and also provides that deposits would not be required in the event such restrictions and limitations are observed. Such foreign currency loans may be used, among others, for lending activities in a foreign currency with a tenor equal to, or shorter than, the tenor of the foreign financing.

Finally, pursuant to Law 9 of 1991, the board of directors of the Central Bank of Colombia is entitled to impose conditions and limitations on the incurrence of foreign currency indebtedness, as an exchange control policy, in order to avoid pressure in the currency exchange market.

Non-Performing Loan Allowance

The Colombian Superintendency of Finance maintains guidelines on non-performing loan allowances for financial institutions.

Lending Activities

Decree 2555 of 2010, as amended, sets forth the maximum amounts that a financial institution may lend to a single borrower (including for this purpose all related fees, expenses and charges). These maximum amounts may not exceed 10.0% of a bank’s Technical Capital. However, there are several circumstances under which the limit may be raised. In general, the limit is raised to 25.0% when amounts lent above 5.0% of Technical Capital are secured by guarantees that comply with the financial guidelines provided in Decree 2555 of 2010, as amended. Also, according to Decree 2555 of 2010, a bank may not make loans to any shareholder that holds directly more than 10.0% of its capital stock for one year after such shareholder reaches the 10.0% threshold. In no event may a loan to a shareholder holding directly or indirectly 20.0% or more of CorpBanca Colombia’s capital stock exceed 20.0% of the Bank’s Technical Capital. In addition, no loan to a single financial institution may exceed 30.0% of CorpBanca Colombia’s Technical Capital, with the exception of loans funded by Colombian development banks which are not subject to such limit.

Also, Decree 2555 of 2010 sets a maximum limit for risk concentrated in one single party, equivalent to 30.0% of CorpBanca Colombia’s Technical Capital, the calculation of which includes loans, leasing operations and equity and debt investments.

The Central Bank of Colombia also has the authority to establish maximum limits on the interest rates that commercial banks and other financial institutions may charge on loans. However, interest rates must also be consistent with market terms with a maximum limit certified by the Colombian Superintendency of Finance.

RISK FACTORS

An investment in our Notes involves risks, including the significant possibility of loss of an investor’s entire investment in such securities. You should consider carefully the information set forth in this section, “Item 3. Key Information—Risk Factors” in the 2011 Annual Report on Form 20-F, which is incorporated herein by reference, and all the other information provided to you or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether to invest in our Notes.

RISKS ASSOCIATED WITH OUR BUSINESS

The growth and composition of our loan portfolio may expose us to increased loan losses.

From January 1, 2009 to December 31, 2011, the compounded annual growth rate of our aggregate gross loan portfolio was 11.3%. Our business strategy is to grow profitably while increasing the size of our loan portfolio.

Our loan portfolio has two segments with the highest levels of risk: consumer loans and loans to SMEs. As of September 30, 2012, the risk index (total allowances divided by total loans) of such segments was approximately 1.9% and 2.0%, respectively, while other segments of our loan portfolio such as mortgage loans or large corporation loans have a lower risk index of less than 1.0%.

Our consumer loans have increased since June 2011 in terms of aggregate amount, but our consumer loans have increased as a percentage of our total loan portfolio only since July 2012. Our consumer loans have been increasing since May 2012 as a result of our Banco Santander Colombia Acquisition, both in terms of aggregate amount and as a percentage of our total loan portfolio. As of September 30, 2012, consumer loans represented 10.4% of our total loan portfolio. Although we have increased the collateral we hold in special purpose vehicles to further develop our consumer loan portfolio, the characteristics of our consumer loan portfolio that make it susceptible to loan losses are the absence of collateral and the risk of unemployment of our consumer borrowers. Our SME loans increased 23.7% in 2011 when compared to 2010, but SME loans as a percentage of our total loans portfolio was 3.1% for the nine months ended September 30, 2012. The characteristics of our SME loan portfolio that makes it susceptible to loan losses are the risk of failure of a debtor’s business and any limits in collateral and guarantees from principals, subsidiaries, affiliates and related parties.

The growth of our loan portfolio (particularly in the lower-middle to middle income consumer and SME business segments) may expose us to a higher level of loan losses and require us to establish proportionately higher levels of provisions for loan losses, which offset the increased income that we can expect to receive as our loan portfolio grows. We believe our allowance for loan losses is adequate as of the date hereof to cover all known losses in our loan portfolio.

Our loan portfolio may not continue to grow at the same or similar rate.

Past performance of our loan portfolio may not be indicative of future performance. There can be no assurance that in the future our loan portfolio will continue to grow at the same or similar rates as the growth rate that we historically experienced. A reversal of the rate of growth of the Chilean or the Colombian economy, a slowdown in the growth of customer demand, an increase in market competition or changes in governmental regulations, could adversely affect the rate of growth of our loan portfolio and our risk index and, accordingly, increase our required allowances for loan losses. Economic turmoil could also materially and adversely affect the liquidity, businesses and financial condition of our customers, including a general decline in consumer spending and a rise in unemployment, which in turn could lead to decreased demand for borrowings in general.

Our allowances for loan losses may not be adequate to cover the future actual losses to our loan portfolio.

As of September 30, 2012, our allowance for loan losses was Ch$106,180 million (US$224.0 million) (excluding allowances and impairment for interbank loans), and the ratio of our allowance for loan losses to total loans was 1.1%. The amount of allowances is based on our current assessment of and expectations concerning various factors affecting the quality of our loan portfolio. These factors include, among other things, our borrowers’ financial condition, repayment abilities and repayment intentions, the realizable value of any collateral, the prospects for support from any guarantor, Chile’s and Colombia’s economy, government macroeconomic policies, interest rates and the legal and regulatory environment. As the recent global financial crisis has demonstrated, many of these factors are beyond our control. In addition, as these factors evolve, the models we use to determine the appropriate level of allowance for loan losses require recalibration, which can lead to increased provision expense. We believe our allowance for loan losses is adequate as of the date hereof for all known losses. If our assessment of and expectations concerning the above mentioned factors differ from actual developments, or if the quality of our loan portfolio deteriorates or the future actual losses exceed our estimates, our allowance for loan losses may not be adequate to cover actual losses and we may need to make additional allowances for loan losses, which may materially and adversely affect our results of operations and financial condition.

If we are unable to maintain the quality of our loan portfolio, our financial condition and results of operations may be materially and adversely affected.

As of September 30, 2012, CorpBanca’s past due loans on an unconsolidated basis were Ch$64,074.0 million (US$135.0 million), which resulted in a past due loans to total loans ratio of 0.6%. As of September 30, 2012, our non-performing loans on a consolidated basis were Ch$127,790.0 million (US$270.0 million), which resulted in a non-performing to total loans ratio of 1.3%. We seek to continue to improve our credit risk management policies and procedures. However, we cannot assure you that our credit risk management policies, procedures and systems are free from any deficiency. Failure of credit risk management policies may result in an increase in the level of non-performing loans and adversely affect the quality of our loan portfolio. In addition, the quality of our loan portfolio may also deteriorate due to various other reasons, including factors beyond our control, such as the macroeconomic factors affecting the Chilean or Colombian economies. If such deterioration were to occur, it could materially adversely affect our financial conditions and results of operations.

Our exposure to individuals and SMEs could lead to higher levels of past due loans and subsequent loan losses.

The quality of our portfolio of loans to individuals and SMEs is dependent to a significant extent on prevailing economic conditions in Chile and Colombia. SMEs and lower-middle to middle income individuals are more likely to be severely affected by adverse developments in the Chilean and Colombian economies than large corporations and higher income individuals. As a result, lending to SMEs and lower-middle to middle income individuals represents a relatively higher degree of risk than lending to other market segments.

A substantial number of our customers consist of individuals and SMEs. As part of our business strategy, we seek to increase lending and other services to SMEs and lower-income individuals. Our business results relating to our lower-income individual and SME customers are, however, more likely to be adversely affected by downturns in the Chilean and Colombian economies, including increases in unemployment, than our business from large corporations and high-income individuals. For example, unemployment directly affects the capacity of individuals to obtain and repay consumer loans. Consequently, this could materially and adversely affect the liquidity, business and financial condition of our customers, which may in turn cause us to experience higher levels of past due loans, which could result in higher allowances for loan losses. This may materially affect us, including our asset quality, results of operations and financial conditions.

The value of any collateral securing our loans may not be sufficient, and we may be unable to realize the full value of the collateral securing our loan portfolio.

From time to time, we require our borrowers to collateralize their loans with guarantees, pledges of particular assets or other security. The value of any collateral securing our loan portfolio may significantly fluctuate or decline due to factors beyond our control, including macroeconomic factors affecting the Chilean or Colombian economies. The real estate market is particularly vulnerable to a negative economic climate and this may affect us as real estate represents a significant portion of the collateral securing our residential mortgages loan portfolio. We may also not have sufficiently recent information on the value of collateral, which may result in an inaccurate assessment for impairment losses of our loans secured by such collateral. If this were to occur, we may need to make additional allowances to cover actual impairment losses of our loans, which may materially and adversely affect our results of operations and financial condition. Additionally, there are certain provisions under Chilean law No. 19,335 of 1994 that may affect the procedures for foreclosing on or liquidating residential mortgages if the residence in question has been declared as “family property” by a court because it is inhabited by the family of the mortgagor. If any party occupying the real estate files a petition with the court requesting that such real estate be declared family property, we may be delayed from foreclosing on such property.

We may be unable to meet requirements relating to capital adequacy.

Chilean banks are required by the Decree with Force of Law No. 3 of 1997, as amended (the “General Banking Law”) to maintain regulatory capital of at least 8.0% of risk-weighted assets, net of required allowance for loan losses and deductions, and basic capital of at least 3.0% of total assets, net of required allowance for loan losses. In connection with the Banco Santander Colombia Acquisition, the Helm Bank Acquisition, the acquisition of Helm Insurance and for the purposes of maintaining a high solvency classification from the SBIF and continued compliance with the SBIF’s capital requirements on us, we need to have regulatory capital over 10.0% of risk-weighted assets for a period of one year after the Banco Santander Colombia Acquisition, and our intention is to have the highest classification from the SBIF. As of September 30, 2012, the ratio of our regulatory (BIS) capital to risk-weighted assets, net of allowance for loan losses and deductions, was 10.8%. Certain developments could affect our ability to continue to satisfy the current capital adequacy requirements applicable to us, including:

•	the increase of risk-weighted assets as a result of the expansion of our business,

•	the failure to increase our capital correspondingly,

•	losses resulting from a deterioration in our asset quality,

•	declines in the value of our available-for-sale investment portfolio,

•	goodwill and minority interest,

•	changes in accounting rules, and

•	changes in the guidelines regarding the calculation of the capital adequacy ratios of banks in Chile.

As provided in article 68 of the General Banking Law, if we fail to comply with the legal requirements relating to the maintenance of regulatory capital (which is comprised of effective net worth and basic capital, as both concepts are defined in such provision), we must comply with such legal requirements within a period of sixty days. For each day we fail to comply with such legal requirements, we may be subject to a daily penalty equal to one thousandth of the deficit of the effective net worth or basic capital, as the case may be.

CorpBanca Colombia may be unable to meet requirements relating to capital adequacy.

Capital adequacy requirements for Colombian financial institutions (as set forth in Decree 2555 of 2010, as amended) are based on applicable Basel Committee standards. The regulations establish four categories of assets, which are each assigned different risk weights, and require that a credit institution’s Technical Capital (as defined below) be at least 9.0% of that institution’s total risk-weighted assets.

Technical Capital for the purposes of the regulations consists of the sum of Tier One Capital (basic capital) and Tier Two Capital (additional capital) (Tier One Capital and Tier Two Capital, collectively, “Technical

Capital”). As of September 30, 2012, the ratio of CorpBanca Colombia’s regulatory (BIS) capital to risk-weighted assets, net of allowance for loan losses and deductions, was 11.5%. Certain developments could affect CorpBanca Colombia’s ability to continue to satisfy the current capital adequacy requirements applicable to it, including:

•	the increase of risk-weighted assets as a result of the expansion of CorpBanca Colombia’s business,

•	the failure to increase CorpBanca Colombia’s capital correspondingly,

•	losses resulting from a deterioration in CorpBanca Colombia’s asset quality,

•	declines in the value of CorpBanca Colombia’s available-for-sale investment portfolio,

•	goodwill and minority interest,

•	changes in accounting rules, and

•	changes in the guidelines regarding the calculation of the capital adequacy ratios of banks in Colombia.

We are vulnerable to the current disruptions and volatility in the global financial markets.

In the past few years, the global financial system has experienced difficult credit and liquidity conditions and disruptions leading to less liquidity, greater volatility and general widening of spreads. Global economic conditions deteriorated significantly in the second half of 2008, and many countries, including the United States, in past years have been operating in a recessionary period. Many major financial institutions, including some of the world’s largest global commercial banks, investment banks, mortgage lenders, mortgage guarantors and insurance companies, have also been experiencing significant difficulties. In recent years, there have also been runs on deposits at several financial institutions, numerous institutions have sought additional capital and many lenders and institutional investors have reduced or ceased providing funding to borrowers (including to other financial institutions).

In Chile and Colombia, the global economic recession in 2008 and 2009 caused an increase in unemployment, a decrease in consumer spending, a decrease in real estate prices and a general decline in economic activity. Nevertheless, the Chilean GDP grew 5.2% in 2010, 6.0% in 2011 and is expected to grow by more than 5.0% in 2012, accompanied by a high demand for labor and asset price increases. The Colombian GDP grew 4.0% in 2010, 5.9% in 2011 and is expected to grow between 3.7% and 4.9% in 2012, accompanied by a high demand for labor and asset price increases.

However, the continued economic and sovereign debt crisis in some industrialized economies, particularly in Europe, and the continued or worsening disruption and volatility in the global financial markets could have a negative impact on the performance of the Chilean economy, the Colombian economy and a material adverse effect on our ability to access capital and liquidity on financial terms acceptable to us, if at all. If capital markets financing ceases to become available, or becomes excessively expensive, we may be forced to raise the rates we pay on deposits to attract more customers. Any such increase in capital markets funding costs or deposit rates could have a material adverse effect on our interest margins.

Increased competition and industry consolidation may adversely affect the results of our operations.

The Chilean and Colombian markets for financial services are highly competitive. In Chile, we compete with other Chilean private sector domestic and foreign banks, Banco del Estado de Chile, a state-owned bank, credit unions and public social security funds (cajas de compensación) that offer consumer and other loans to a large portion of the Chilean population. The lower-middle to middle income segments of the Chilean population and the SME segments have become the target markets of several banks, and competition in these segments is likely to increase. As a result, net interest margins in these segments have declined. Although we believe that demand for financial products and services from the lower-middle to middle income consumer market segments and for SMEs will continue to grow during the remainder of the decade, our net interest margins may not be maintained at their current levels.

We also face competition from non-bank and non-finance competitors with respect to some of our credit products, such as credit cards, consumer loans, insurance brokerage, department stores, large supermarket chains and other financial intermediaries who are able to provide large companies with access to the capital markets as an alternative to bank loans and sell other financial products. Non-bank competition from large department stores has become increasingly significant in the consumer lending sector, as many leading department store owners and operators began offering consumer credit either alone or in conjunction with various financial institutions. Since 1998, three new private sector banks affiliated with Chile’s largest department stores have initiated operations mainly as consumer and medium-sized corporate niche banks. In addition, we face competition from non-bank finance competitors, such as leasing, factoring and automobile finance companies, with respect to loans and credit products, and from mutual funds, pension funds and insurance companies, with respect to savings products and mortgage loans. Banks continue to be the main suppliers of leasing, factoring and mutual funds in Chile, and the insurance sales business has seen rapid growth. Nevertheless, non-banking competition, especially department stores, may be able to engage in some types of advertising and promotion in which, by virtue of Chilean banking rules and regulations, we are prohibited from engaging.

The increase in competition within the Chilean banking industry in recent years has led to consolidation in the industry. Further, consolidation in the industry, which can result in the creation of larger and stronger competitors, may adversely affect our financial condition and results of operations by decreasing the net interest margins we are able to generate. An increase in the prevalence of this method of financing could reduce our market share for corporate financing and adversely affect our results of operations.

Insurance companies as well as residential mortgage loan managers (Administradoras de Mutuos Hipotecarios) are allowed to participate and compete with banks in the residential mortgage and credit card businesses, further increasing competition in our industry. Furthermore, under the General Banking Law representative offices of non-Chilean banks are now allowed to promote the credit products and services of their headquarters and banks, insurance companies, retailers and other financial institutions are required to inform their customers of the all-in costs of the financial services on standardized terms allowing their customers to compare the cost of the products offered by them, all of which have increased, and may further increase, competition in our industry and, thus, have an adverse effect on our results of operation and financial condition.

In Colombia, CorpBanca Colombia operates in a highly competitive environment and increased competitive conditions are to be expected in the jurisdictions where CorpBanca Colombia operates. Intensified merger activity in the financial services industry produces larger, better capitalized and more geographically diverse firms that are capable of offering a wider array of financial products and services at more competitive prices. CorpBanca Colombia’s ability to maintain its competitive position depends mainly on its ability to fulfill new customers’ needs through the development of new products and services and CorpBanca Colombia’s ability to offer adequate services and strengthen its customer base through cross-selling. CorpBanca Colombia’s and our business will be adversely affected if CorpBanca Colombia is not able to maintain efficient service strategies. In addition, CorpBanca Colombia’s efforts to offer new services and products may not succeed if product or market opportunities develop more slowly than expected or if the profitability of opportunities is undermined by competitive pressures.

The effectiveness of our credit risk management is affected by the quality and scope of information available in Chile and Colombia.

In assessing customers’ creditworthiness, we rely largely on the credit information available from our own internal databases, the SBIF, Dicom (a Chilean nationwide credit data base), the Colombian Superintendency of Finance, DataCredito (a privately owned company) and CIFIN, a division of the banking association, and other sources. Due to limitations in the availability of information and the developing information infrastructure in Chile and Colombia, our assessment of the credit risks associated with a particular customer may not be based on complete, accurate or reliable information. In addition, although we have been improving our credit scoring systems to better assess borrowers’ credit risk profiles, we cannot assure you that our credit scoring systems collect complete or accurate information reflecting the actual behavior of customers or that their credit risk can be assessed correctly. Without complete, accurate and reliable information, we have to rely on other publicly available resources, which may not be complete or accurate. As a result, asset quality may be materially adversely affected by such developments.

Our risk management system may not be sufficient to avoid losses that could have a material adverse effect on our business, financial condition and results of operations.

In addition to granting loans, part of our financial portfolio consists of trading transactions by our treasury division. Accordingly, changes in interest rates, securities prices, currency exchange rates and other indices may adversely affect our results of operations. Our financial success depends on, among other factors, our ability to accurately balance the risks we take and the returns we gain from our transactions. While we focus on the identification, analysis, management and control of our risks, both in favorable and adverse market conditions, there can be no assurance that our risk management efforts will prevent us from experiencing material losses. In particular, we may experience losses that could have a material adverse effect on our business, financial condition and results of operations if:

•	we are not capable of identifying all of the risks that may affect our portfolio;

•	our risk analysis or our measures taken in response to such risks are inadequate or inaccurate;

•	the markets move in an unexpected and adverse way with respect to speed, direction, strength or other aspects and our ability to manage risks in such a scenario is restricted;

•	our clients are affected by unforeseen events resulting in their default or losses in an amount higher than those considered in our risk analyses; and

•	collateral pledged in our favor is insufficient to cover our clients’ obligations to us if they default.

Since our principal sources of funds are short-term deposits, a sudden shortage of funds could cause an increase in costs of funding and a material adverse effect on our revenues.

Deposits and other term deposits are our primary sources of funding, which represent 62.1% of our liabilities as of September 30, 2012. If a substantial number of our depositors withdraw their demand deposits or do not roll over their time deposits upon maturity, our liquidity position, results of operations and financial condition may be materially and adversely affected. We cannot assure you that in the event of a sudden or unexpected shortage of funds, any money markets in which we operate will be able to maintain levels of funding without incurring higher funding costs or the liquidation of certain assets. If this were to happen, our business, results of operations and financial condition may be materially and adversely affected.

Currency fluctuations could adversely affect our financial condition and results of operations and the value of our securities.

Government economic policies and any future changes in the value of the Chilean peso or the Colombian peso against the U.S. dollar could affect the dollar value of our securities. The Chilean peso and the Colombian peso have been subject to significant devaluations in the past and could be subject to similar fluctuations in the future. However, in 2009 and 2010 the Colombian peso appreciated against U.S. dollar. In 2009, the Chilean peso depreciated against the U.S. dollar by 20.4% and the Colombian peso appreciated against the U.S. dollar by 8.9%, each as compared to 2008. As of December 31, 2010, the Chilean peso depreciated against the U.S. dollar by 7.8% and the Colombian peso appreciated against the U.S. dollar by 6.4%, each as compared to 2009. As of December 2011, the Chilean peso depreciated against the U.S. dollar by 11.0% and the Colombian peso depreciated against the U.S. dollar by 1.5%, each as compared to 2010.

Our results of operations may be affected by fluctuations in exchange rates between the Chilean peso, the Colombian peso and the dollar despite our policy and Chilean and Colombian regulations relating to the general avoidance of material exchange rate gaps. Entering into forward exchange transactions enables us to reduce the negative impact of material gaps between the balances of our foreign currency-denominated assets and liabilities. As of December 31, 2009, 2010, 2011 and September 30, 2012, the gap between foreign currency denominated assets and foreign currency denominated liabilities, excluding derivatives, was Ch$(279,942.0) million (US$551.6 million), Ch$(444,175.0) (US$949.5 million), Ch$(23,560.0) million (US$45.4 million) and Ch$(157,694.0) million (US$333.0 million), respectively.

We may decide to change our policy regarding exchange rate gaps. Regulations that limit such gaps may also be amended or eliminated. Greater exchange rate gaps will increase our exposure to the devaluation of the Chilean peso and the Colombian peso, and any such devaluation may impair our capacity to service our foreign-currency obligations and may, therefore, materially and adversely affect our financial condition and results of operations. Notwithstanding the existence of general policies and regulations that limit material exchange rate gaps, the economic policies of the Chilean or the Colombian governments and any future fluctuations of the Chilean peso or the Colombian peso against the dollar could materially and adversely affect our financial condition and results of operations.

Our business is highly dependent on proper functioning and improvement of information technology systems.

Our business is highly dependent on the ability of our information technology systems to accurately process a large number of transactions across numerous and diverse markets and products in a timely manner. The proper functioning of our financial control, risk management, accounting, customer service and other data processing systems is critical to our business and our ability to compete effectively. We have backup data for our key data processing systems that could be used in the event of a catastrophe or a failure of our primary systems, and have established alternative communication networks where available. However, we cannot assure you that our business activities would not be materially disrupted if there were a partial or complete failure of any of these primary information technology systems or communication networks. Such failures could be caused by, among other things, software bugs, computer virus attacks or conversion errors due to system upgrading. In addition, any security breach caused by unauthorized access to information or systems, intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, could have a material adverse effect on our business, results of operations and financial condition.

Our ability to remain competitive and achieve further growth will depend in part on our ability to upgrade our information technology systems and increase our capacity on a timely and cost effective basis. Any substantial failure to improve or upgrade information technology systems effectively or on a timely basis could materially and adversely affect our business, financial condition and results of operations.

Our business in Colombia is highly dependent on a technology service agreement with Banco Santander, S.A.

We entered into a technology service agreement with Banco Santander, S.A. in connection with the Banco Santander Colombia Acquisition. The technology service agreement expires in June 2015, and it can be extended (optionally) for an additional year. Our business in Colombia is highly dependent on the service and support of Banco Santander, S.A. If Banco Santander, S.A. is unable to service and support our business in Colombia or if we are unable to integrate our information technology systems into our business in Colombia after the expiration of the technology service agreement, then such failure could materially and adversely affect our business, financial condition and results of operations.

The loss of senior management, or our inability to attract and maintain additional personnel, could have a material adverse effect on our business, financial condition and results of operations.

Our ability to maintain our competitive position and implement our growth strategy depends on our senior management. We cannot assure you that we will be successful in attracting and retaining qualified personnel to be part of our management team. The loss of some of the members of our senior management or our inability to retain and attract additional personnel could have a material adverse effect on our business, financial condition and results of operations.

A worsening of labor relations in Chile or Colombia could impact our business.

As of September 30, 2012, we had 3,526 employees in Chile, of which 42.8% were unionized, and 1,524 employees in Colombia, of which 31.0% were unionized. CorpBanca’s current labor agreement with four of its unions in Chile will expire on December 19, 2019. CorpBanca Colombia’s current labor agreement with five of its unions in Colombia will expire on August 31, 2013. To date, CorpBanca Colombia has thirteen unions. We generally apply the terms of our collective bargaining agreement to unionized and non-unionized employees. We have traditionally enjoyed good relations with our employees and their unions, but we cannot assure you that in the future a strengthening of cross-industry labor movements will not result in increased employee or labor costs that could materially and adversely affect our business, financial condition or results of operations.

We may experience operational problems or errors.

We, like all large financial institutions, are exposed to many types of operational risks, including the risk of fraud by employees and outsiders, failure to obtain proper authorizations, failure to properly document transactions, equipment failures and errors by employees. Although we maintain a system of operational controls, there can be no assurances that operational problems or errors will not occur and that their occurrence will not have a material adverse effect on our business, financial condition and results of operations.

Our anti-money laundering and anti-terrorist financing measures may not prevent third parties from using us as a conduit for those activities, which could have a material adverse effect on our business, financial condition and results of operations.

We believe that we are in compliance with applicable anti-money laundering and anti-terrorist financing laws and regulations and we have adopted various policies and procedures, including internal controls and “know-your customer” procedures, aimed at preventing money laundering and terrorist financing. In addition, because we also rely on our correspondent banks having their own appropriate anti-money laundering and anti-terrorist financing procedures, we use what we believe are commercially reasonable procedures for monitoring our correspondent banks. However, these measures, procedures and compliance may not be entirely effective in preventing third parties from using us (and our correspondent banks) as a conduit for money laundering (including illegal cash operations) or terrorist financing without our (and our correspondent banks’) knowledge or consent. If we were to be associated with money laundering (including illegal cash operations) or terrorist financing, our reputation could be harmed and we could become subject to fines, sanctions or legal enforcement (including being added to any “blacklists” that would prohibit certain parties from engaging in transactions with us), which could have a material adverse effect on our business, financial condition and results of operation.

Banking regulations in Chile may restrict our operations and thereby adversely affect our financial condition and results of operations.

We are subject to regulation by the SBIF. In addition, we are subject to regulation by the Central Bank of Chile with regard to certain matters, including reserve requirements, interest rates, foreign exchange mismatches and market risks. During the Chilean financial crisis of 1982 and 1983, the Central Bank of Chile and the SBIF strictly controlled the funding, lending and general business matters of the banking industry in Chile.

Pursuant to the General Banking Law, all Chilean banks may, subject to the approval of the SBIF, engage in certain businesses in addition to commercial banking depending on the risk associated with such business and their financial strength. Such additional businesses include securities brokerage, mutual fund management, securitization, insurance brokerage, leasing, factoring, financial advisory, custody and transportation of securities, loan collection and financial services. There can be no assurance that regulators will not in the future impose more restrictive limitations on the activities of banks, including us. The General Banking Law also applies to the Chilean financial system, which is a modified version of the capital adequacy guidelines issued by the Basel Committee on Banking Regulation and Supervisory Practices and limits the discretion of the SBIF to deny new banking licenses.

If enacted, new regulations could require us to inject further capital into our business as well as in businesses we acquire, restrict the type or volume of transactions we enter into, or set limits on or require the change of rates or fees that we charge on certain loans or other products, any of which could lower the return on our investments, assets and equity. We may also face increased compliance costs and limitations on our ability to pursue certain business opportunities.

Historically, Chilean banks have not paid interest on amounts deposited in checking accounts. However, since June 1, 2002, the Central Bank of Chile has allowed banks to pay interest on checking accounts. We have begun to pay interest on some checking accounts under certain conditions. If competition or other factors lead us to pay higher interest rates on checking accounts, to relax the conditions under which we pay interest or to increase the number of checking accounts on which we pay interest, any such change could have a material adverse effect on our business, financial condition and results of operations.

In connection with the Banco Santander Colombia Acquisition, we are required by the SBIF to maintain a BIS capital adequacy ratio of 10.0% until June 2013. In line with the future adoption of Basel II / Basel III regulations in Chile, the SBIF has recently disclosed a proposal to increase the minimum effective BIS capital adequacy ratio from the current 8.0% to 10.0%. This change requires an amendment to the General Banking Law by Congress, and if adopted, could require us to inject additional capital in our business in the future. The SBIF has not issued any timetable for adoption or guidance to Chilean banks regarding the adoption of Basel II or Basel III. Although we have not failed in the past to comply with our capital maintenance obligations, there can be no assurance that we will not do so in the future.

As a result of the recent global financial crisis, there has been an increase in government regulation of the financial services industry in many countries. Such regulation may also be increased in Chile, including the imposition of higher capital requirements, heightened disclosure standards and restrictions on certain types of transaction structures. In addition, numerous novel regulatory proposals have been discussed or proposed. If enacted, new regulations could require us to inject further capital into our business, restrict the type or volume of transactions we enter into, or set limits on or require the modification of rates or fees that we charge on certain loans or other products, any of which could lower the return on our investments, assets and equity. We may also face increased compliance costs and limitations on our ability to pursue certain business opportunities.

We are subject to regulatory inspections and examinations.

We are also subject to various inspections, examinations, inquiries, audits and other regulatory requirements by Chilean and Colombian regulatory authorities. We cannot assure you that we will be able to meet all of the applicable regulatory requirements and guidelines, or that we will not be subject to sanctions, fines, restrictions on our business or other penalties in the future as a result of noncompliance. If sanctions, fines, restrictions on our business or other penalties are imposed on us for failure to comply with applicable requirements, guidelines or regulations, our business, financial condition, results of operations and our reputation and ability to engage in business may be materially and adversely affected.

Failure to protect personal information could materially adversely affect our business or financial condition.

We manage and hold confidential personal information of customers in the conduct of our banking operations. Although we have procedures and controls to safeguard personal information in our possession,

unauthorized disclosures could subject us to legal actions and administrative sanctions as well as damages, which, as a result, could have a material adverse effect on our business, our financial condition and our results of operations.

Our loan and investment portfolios are subject to risk of prepayment, which may result in reinvestment of assets on less profitable terms.

Our loan and investment portfolios are subject to prepayment risk, which results from the ability of a borrower or issuer to pay a debt obligation prior to maturity. Generally, in a declining interest rate environment, prepayment activity increases, which reduces the weighted average lives of our earning assets and adversely affects our operating results. We would also be required to amortize net premiums into income over a shorter period of time, thereby reducing the corresponding asset yield and net interest income. Prepayment risk also has an adverse impact on our loan portfolios because it could shorten the weighted average life of our loan portfolio, which may result in a mismatch in funding or reinvestment at lower yields.

Exposure to government debt could have an adverse effect on our business, financial condition and results of operations.

We invest in debt securities issued by the Chilean and Colombian governments, the Central Bank of Chile and the Ministry of Finance that, for the most part, are short-term and highly liquid instruments. As of December 31, 2011, 4.3% of our total assets comprised of securities issued by the Chilean government. If the Chilean or Colombian governments default on the timely payment of such securities, our business, financial condition and results of operations may be adversely affected.

A further downgrade of CorpBanca’s counterparty credit rating by international or domestic credit rating agencies may also materially and adversely affect our debt credit rating for domestic and international debt, our business, our future financial performance, stockholders’ equity and the value of our securities.

Following the Banco Santander Colombia Acquisition, Standard & Poor’s downgraded our credit rating from A- to BBB+. In connection with the announcement of the Helm Bank Acquisition, Standard & Poor’s placed CorpBanca’s long term debt on CreditWatch with negative implications. Any adverse revision to CorpBanca’s credit ratings for domestic and international debt by international and domestic rating agencies may adversely affect our debt ratings, and, as a result, our cost of funding, including interest rates paid on our deposits and securities. If this were to happen, it could have a material adverse effect on our business, future financial performance, stockholders’ equity and the value of our securities.

Further downgrades of our debt would adversely affect our cost of funding related to the debt offering. While certain potential impacts are contractual and quantifiable, the full consequences of a credit ratings downgrade to a financial institution are inherently uncertain, as they depend upon numerous dynamic, complex and inter-related factors and assumptions, including market conditions at the time of any downgrade, whether any downgrade of a firm’s long-term credit ratings precipitates downgrades to its short-term credit ratings, and assumptions about the potential behaviors of various customers, investors and counterparties. However, we estimate that if the rating agencies were to downgrade our long-term senior debt ratings by one or two notches, it would increase our borrowing costs for debt issued in the international capital markets. The effect on our long-term debt is much more uncertain due to the factors described above; however, we estimate that there would be a material increase in our borrowing costs for long-term debt. In addition, we expect that we would be required to post additional collateral in respect of our derivative arrangements in the event of such a downgrade. As a result, any such downgrade could have a material adverse effect on our business, financial condition and results of operations. In addition, if we were required to cancel our derivatives contracts with certain counterparties and were unable to replace such contracts, our market risk profile could be altered. For a further discussion of liquidity matters, see “Management’s discussion and analysis of financial condition and results of operations—Summary of CorpBanca’s results of operations for the nine months ended September 30, 2011 and 2012—Liquidity.”

Mismatches of exchange rate and maturity between our loan portfolio and our sources of funds could materially adversely affect our business, financial condition and results of operations and our capacity to expand our loan business.

We are exposed to maturity mismatches between our loans and sources of funding. The majority of our loan portfolio consists of fixed interest rate loans, and the yield from our loans depends on our ability to balance our cost of funding with the interest rates we charge to our borrowers. An increase in market interest rates in Chile or Colombia could increase our cost of funding, especially the cost of time deposits, and could reduce the spread we earn on our loans, materially adversely affecting our business, financial condition and results of operations.

Any mismatch between the maturity of our loan portfolio and our sources of funding would magnify the effect of any imbalance in interest rates, also representing a liquidity risk if we fail to obtain funding on an ongoing basis. In addition, since part of our funding comes from securities denominated in U.S. dollars or other foreign currencies that we issue abroad, any devaluation of the Chilean peso or Colombian peso against the U.S. dollar or such other foreign currencies would increase the cost of funding in relation to these securities. An increase in our total cost of funds for any of these reasons could result in an increase in the interest rates on our loans, which could, as a result, affect our business, financial condition and results of operations and our ability to attract new customers and expand our loan business.

We are subject to market and operational risks associated with derivative transactions.

We enter into derivative transactions primarily for hedging purposes and, on a limited basis, on behalf of customers. These transactions are subject to market and operational risks, including basis risk (the risk of loss associated with variations in the spread between the asset yield and the funding and/or hedge cost) and credit or default risk (the risk of insolvency or other inability of a counterparty to perform its obligations to us).

Market practices and documentation for derivative transactions in Chile and Colombia may differ from those in other countries. For example, documentation may not incorporate terms and conditions of derivatives transactions as commonly understood in other countries. In addition, the execution and performance of these transactions depends on our ability to develop adequate control and administration systems and to hire and retain qualified personnel. Moreover, our ability to monitor and analyze these transactions depends on our information technology systems. These factors may further increase risks associated with derivative transactions and, if they are not adequately controlled, this could materially and adversely affect our results of operations and financial condition.

Our level of insurance might not be sufficient to fully cover all liabilities that may arise in the course of our business and insurance coverage might not be available in the future.

We maintain insurance for losses resulting from fire, explosions, floods and electrical shorts and outages at our various buildings and facilities. We also have civil liability insurance covering material and physical losses and damages that may be suffered by third parties. We cannot assure you that our level of insurance is sufficient to fully cover all liabilities that may arise in the course of our business or that insurance will continue to be available in the future. In addition, we may not be able to obtain insurance on comparable terms in the future. Our business and results of operations may be adversely affected if we incur liabilities that are not fully covered by our insurance policies.

The occurrence of natural disasters in the regions where we operate could impair our ability to conduct business effectively and could adversely affect our results of operations.

We are exposed to the risk of natural disasters such as the earthquake and tsunami that affected Chile in 2010 as well as floods, mudslides and volcanic eruptions in the regions where we operate. In the event of a natural disaster, unanticipated problems with our disaster recovery systems could have a material adverse impact on our ability to conduct business in the affected region, particularly if those problems affect our computer-based data processing, transmission, storage and retrieval systems and destroy valuable data. In addition, if a significant number of our local employees and managers were unavailable in the event of a disaster, our ability to effectively conduct business could be severely compromised. A natural disaster, such as the earthquake and tsunami that affected Chile in 2010, could damage some of our branches and ATMs, forcing us to close damaged facilities or locations, increased recovery costs as well as cause economic harm to our clients. A natural disaster or multiple catastrophic events could have a material adverse effect on local businesses in the affected region and could result in substantial volatility or adverse harm in our business, financial condition and results of operations for any fiscal quarter or year.

Current economic conditions may make it more difficult for us to continue funding our business on favorable terms.

Historically, one of our principal sources of funds has been time deposits. Time deposits represented 56.3%, 56.1%, 59.0% and 62.1% of our total liabilities as of December 31, 2009, 2010, 2011 and September 30, 2012, respectively. Large-denominations in time deposits from institutional investors may, under some circumstances, be a less stable source of funding than savings and bonds, such as during periods of significant changes in market interest rates for these types of deposit products and any resulting increased competition for such funds. Limitations on liquidity triggered by the world economic crisis starting in 2008 has impacted global markets and affected sources of funding, including time deposits. As of September 30, 2012, our investment portfolio did not contain instruments (i) backed by, or otherwise related to, U.S. subprime mortgages, or (ii) with exposure to monoline financial guarantors. Although our results of operations and financial position have not suffered a significant impact as a consequence of the recent credit market instability in the U.S. and the liquidity available in the Chilean and Colombian markets has permitted us to fund our operations and maintain our regular business activities, we cannot assure you that we will be able to continue funding our business or, if so, maintain our current levels of funding without incurring higher funding costs or having to liquidate certain assets.

Deceleration of economic growth in Asia, Europe the United States and other developed nations may have an adverse effect on the Chilean economy, on our business, financial condition and results of operations and the market value of our securities.

We are directly exposed to risks related to the weakness and volatility of the economic and political situation in Asia, the United States and other developed nations, including the global economic world crisis that still affects part of the world, especially Europe. If these nations’ economic environments deteriorate, the economies in Chile and Colombia could also be affected and could experience slower growth than in recent years thereby adversely affecting our business, financial condition and results of operations as well as the market value of our securities.

RISKS RELATING TO CHILE AND OTHER COUNTRIES IN WHICH WE OPERATE

Chile’s banking regulatory and capital markets environment is continually evolving and may change.

Changes in banking regulations may materially and adversely affect our business, financial condition and results of operations. Chilean laws, regulations, policies and interpretations of laws relating to the financial system are continually evolving and changing. In 2007, new regulations governing the Chilean capital markets were approved (Reforma al Mercado de Capitales II (also known as MK2)). These regulations, among other things, modified certain provisions set forth in the General Banking Law. Under new legislation, the limit on the amount that a bank is allowed to grant as an unsecured loan to a single individual or entity was increased to 10.0% of its regulatory capital (and up to 30.0% of its regulatory capital if any loans granted in excess of the 10.0% is secured by certain collateral). Previously, these limits were set at 5.0% and 2.5%, respectively. Although any such increase may increase our lending activity, it may also increase the risks associated with the growth of our loan portfolio and increase competition as the number of banks that can compete in the corporate banking sector increases.

In June 2010, additional regulations governing the Chilean capital markets, called Reforma al Mercado de Capitales III (also known as MK3), were approved. MK3, among other things, allows non-Chilean banks with representative offices in Chile to directly promote the credit products and services of their parent companies. Previously, these representative offices could only act as intermediaries between their parent companies and local companies. This change may further increase competition by increasing the number of banks that can compete directly in Chile.

During 2011 and 2012, several bills were proposed to modify the maximum interest rate a bank may charge, which is currently calculated as the average rate of all transactions made within the banking industry over the previous month, multiplied by a factor of 1.5. While one bill proposes to modify the factor to 1.36, another bill would set the maximum interest rate equivalent to three times the Monetary Policy Rate, or MPR, as determined by the Central Bank of Chile. In July 2012, the Chilean Finance Minister and the heads of the Senate’s Finance and Economy Commissions negotiated a proposed solution that would gradually decrease the maximum interest rate to approximately 35.0%, and would provide for different maximum rates depending on the nominal amount of the relevant transaction. If this agreement in its current form succeeds, such law would limit the amount of interest that we are permitted to charge for certain of our products, which would have an adverse impact on our results of operations.

In December 2011, the Ley de Derechos de los Consumidores (Consumer Protection Act) was amended to include provisions applicable to financial products and services. Pursuant to this amendment, any agreement for financial products or services between a bank and a customer must expressly provide for certain customer rights and protections, including but not limited to (i) a detailed breakdown of all direct and indirect charges, fees, costs and tariffs that form part of the price of the relevant product or service, including any such charges, fees, costs and tariffs that are part of other products or services simultaneously contracted; (ii) the events of default that may trigger a bank’s right of early termination, a reasonable cure period and the manner by which consumers are to be informed of any such early termination; and (iii) a customer’s right of early termination in its sole and absolute discretion (subject to such customer’s payment in full all of its obligations under the agreement, including any costs arising from such early termination). In addition, the amendment sets forth certain additional customer rights and protections, including, but not limited to, the right to (1) receive information about the total cost of any financial product or service, (2) be informed of the bank’s reasons for rejecting a customer application for a financial product or service; and (3) be informed of any non-discretionary conditions to which a customer’s access to a particular financial product or services are subject. This amendment, also established a new dispute resolution mechanism, which provides for both mediation and arbitration. As of the date of this prospectus supplement, we cannot determine with any reasonable degree of certainty the potential impact, if any, that the implementation of this amendment will have on our financial position or results of operation.

In February 2012, Law No. 20,575 (Ley DICOM) was enacted in order to restrict the use of private and personal economic, financial, banking and commercial information of customers set forth in Law No. 19,628 on Protection of Privacy, which is supplemented by Ley DICOM. This new law (i) provides that this data can only be shared with established businesses and companies that engage in business and credit risk assessment for use in connection with such risk assessments; (ii) prohibits the request of this data in connection with recruitment for employment, admission to preschool, grade school or higher education, medical attention or nomination for a public position; (iii) requires distributors of personal information, if requested by the owners of such data, for purposes other than credit process review, to certify solely overdue obligations of such person; (iv) prohibits the sharing or reporting of information related to any obligations that have been renegotiated, novated or remain outstanding in certain forms as well as debts owed to toll road operators; (v) requires the distributors of economic, financial, banking and business information to maintain a registry of persons who request such information, including the reason, date and time of the request; (vi) allows the owners of any such requested information to access the registry, free of charge, every four months, to verify such information for the last 12 months; (vii) imposes on the distributor or other responsible party of such information the obligation to demonstrate compliance with Ley DICOM and (viii) obligates the deletion of unpaid obligations reported through December 31, 2011, provided that the total debt registered by such debtor are for an amount less than

Ch$2,500,000.0, for capital, excluding interest, adjustments or any other item. We do not expect Ley DICOM to have a significant impact on our business or our commercial practices because we have anticipated the changes it introduced, to a large extent, by adjusting the information base and the relevant parameters used in our credit risk-assessment models for granting loans.

Chile has different corporate disclosure and accounting standards than those you may be familiar with in the United States.

As a regulated financial institution, we are required to submit to the SBIF unaudited consolidated and unconsolidated balance sheets and income statements, excluding any related footnote disclosure on a monthly basis. As of January 2008, the statements have to be prepared in accordance with Circular No. 3,410 “Compendium of Accounting Standards” and the rules of the SBIF. The SBIF also makes summary financial information available within four weeks of receipt. Although Chilean banks are required to apply IFRS as of January 1, 2009, certain exceptions introduced by the SBIF prevent banks from achieving full convergence. In those situations which are not addressed by the guidance issued by the SBIF, institutions must follow the generally accepted accounting principles issued by the Association of Chilean Accountants, which coincide with IFRS. However, Corpbanca’s Financial Statements have been prepared in accordance with IFRS in order to comply with SEC requirements.

The securities laws of Chile, which govern open, or publicly listed, companies such as ours, have as a principal objective promoting disclosure of all material corporate information to the public. Chilean disclosure requirements, however, differ from those in the United States in some important respects. In addition, although Chilean law imposes restrictions on insider trading and price manipulation, applicable Chilean laws are different from those in the United States and in certain respects the Chilean securities markets are not as highly regulated and supervised as the U.S. securities markets.

The legal restrictions on the exposure of Chilean pension funds may have a material adverse affect our access to funding.

Chilean regulations impose restrictions on the share of assets that a Chilean pension fund management company (Administradora de Fondos de Pensiones, an “AFP”) may allocate: (a) per fund (considering all sub-funds within an AFP (A, B, C, D or E)), to deposits in checking accounts and term deposit accounts and in debt securities issued by a single banking institution (or guaranteed by such bank), investments not exceeding the value of a multiple set forth by the Central Bank of Chile considering such bank’s equity (patrimonio), which shall fluctuate between 0.5 and 1.5 in accordance with article 47 of the D.L. 3,500; (b) per type of sub-fund, to shares of a single banking institution (or guaranteed by such bank), investments not exceeding 11.0% of the value of the relevant sub-fund; and (c) per fund (considering all sub-funds), to a single banking institution, investments not exceeding 2.5% of the value of such banking institution subscribed shares with a maximum limit equal to 5.0% of the value of such AFP multiplied by the concentration factor applicable to the banking institution as set forth in number III.7.1 of the Investment Regime of the Chilean Pension Funds issued by the Superintendency of Pensions, at a current level of 0.2 for CorpBanca’s shareholder current structure. Additionally, each fund managed by an AFP is permitted to make deposits with a bank for an amount not to exceed the equivalent of such bank’s equity. If the exposure of a pension fund managed by an AFP to a single bank exceeds such limit for investments in securities, the AFP for such pension fund is required to reduce the fund’s exposure below the limit within three years.

As of December 31, 2011, the aggregate exposure of AFPs to us was approximately Ch$1,424,317.33 million (US$2,731.40 million) or 2.0% of their total assets. If the exposure of any AFP to us exceeds the regulatory limit, we would need to seek alternative sources of funding, which could be more expensive and, as a consequence, may have a material adverse effect on our business, financial condition and results of operations.

Pension funds must also comply with other investment limits. In 2007, new regulations governing the Chilean Capital Markets were approved (Reformas al Mercado de Capitales II (also known as MK2)) relaxing the limits on making investments abroad in order to permit pension funds to further diversify their investment portfolios. As of December 31, 2011, the limit on making investments abroad was 80.0%. As a result, pension funds may change the composition of their portfolios, including reducing their deposits with local banks. As of December 31, 2011, 17.0% of our time deposits were from AFPs. In the case of banks, each fund managed by an AFP is permitted to make deposits with such bank for an amount not to exceed the equivalent of such bank’s equity. Although the legislation referred to above is intended to promote a gradual relaxation of the investment limits, and we may be able to substitute the reduced institutional funds with retail deposits, there can be no assurance that this occurrence will not have a materially adverse impact on our business, financial condition and results of operations.

On November 6, 2012 the Superintendency of Pensions modified the AFPs Investment Regime, changing some of the investment limits, which will apply as of January 1, 2013. The new investment limit regarding maximum investments from a fund on a national bank’s instruments (which will be lowered from 11.0% to 9.0%). The new investment limit should not impact CorpBanca’s current positions with AFPs, however, since CorpBanca’s pension fund is below 6.0%. The other investment limits that are to be lowered are funds maximum investments in shares of corporations and banks, bonds from public or private corporations and Chilean or foreign investment funds.

Increased regulation of the financial services industry in Chile or Colombia could increase our costs and result in lower profits.

As a result of the recent financial crisis, there has been an increase in government regulation of the financial services industry in many countries. Such regulation may also be increased in Chile and Colombia, including the imposition of higher capital requirements, heightened disclosure standards and restrictions on certain types of transaction structures. In addition, novel regulatory proposals are abound in the current environment. If enacted, new regulations could require us to inject further capital into our business as well as in businesses we acquire, restrict the type or volume of transactions we enter into, or set limits on or require the modification of rates or fees that we charge on certain loans or other products, any of which could lower the return on our investments, assets and equity. Although we currently comply with the minimum regulatory capital ratio required under the Chilean and Colombian banking regulations, no assurance can be given that in the future we will need to inject additional capital to our business if such regulation is amended. We may also face increased compliance costs and limitations on our ability to pursue certain business opportunities.

Our results of operations are affected by interest rate volatility.

Our results of operations depend to a great extent on our net interest income. In 2009, 2010, 2011 and for nine months ended September 30, 2012, our ratio of net interest income to total operating income was 65.3%, 68.7%, 57.8% and 55.2%, respectively. Changes in market interest rates in Chile or Colombia could affect the interest rates earned on our interest-earning assets differently from the interest rates paid on our interest-bearing liabilities leading to a reduction in our net interest income. Interest rates are highly sensitive to many factors beyond our control, including the reserve policies of the Central Banks of Chile and Colombia, deregulation of the financial sector in Chile and Colombia, domestic and international economic and political conditions and other factors. Yields on the Chilean government’s 90-day benchmark rate reached a high of 6.7% and a low of 0.5% in 2009, and a high of 3.4% and a low of 0.5% in 2010 and a high of 5.6% and a low of 3.6% in 2011. On the other hand, the Colombian government does not emit short term bonds of 30, 60 or 90 days as does Chilean government. Instead, every month the committee from the Central Bank of Colombia decides the benchmark rate in order to achieve a specific goal of inflation. Yields on the Colombian benchmark rate reached a high of 9.5% and a low of 3.5% in 2009, a high of 3.5% and a low of 3.0% for 2010 and a high of 4.75% and a low of 3.0% for 2011. For 2012, the goal of the Central Bank of Colombia is to achieve a 3.0% of inflation where the yields on the Colombian government’s benchmark rate reached a high of 5.25% and a low of 4.5% as of September 30, 2012. As of December 31, 2009, 2010, 2011 and as of September 30, 2012, we had Ch$737,162.0 million

(US$1,452.5 million), Ch$746,248.0 million (US$1,595.3 million), Ch$843,250.0 million (US$1,624.5 million) and Ch$1,048,260 million (US$2,212.0 million), respectively, in financial investments available-for-sale. In the current global economic climate, there is a greater degree of uncertainty and unpredictability in the policy decisions and the setting of interest rates by the Central Bank of Chile and Central Bank of Colombia and, as a result, any volatility in interest rates could adversely affect us, including our future financial performance and the market value of our securities.

We are subject to increases in income tax rate.

Like all Chilean companies, we are subject to income tax at a rate of 18.5% of our taxable income. Since the earthquake and tsunami that affected Chile in 2010 and the educational reform proposal, the Chilean government has found it necessary to raise funds in order to finance the reconstruction efforts of the affected areas and education reform, respectively. As a result, the corporate income tax rate was recently increased to 20.0% by the tax reform approved by the Congress (Law No. 20,630), which is effective retroactively from January 1, 2012. Any future increases in income tax rates could have an adverse effect on our business, financial condition or results of operations.

We are also subject to income tax in Colombia at a rate of 33% with respect to our activities in Colombia. As from Fiscal Year 2013, the Colombian corporate income tax rate is reduced from 33% to 25%, and a new income tax called the “CREE” with a tax rate of 9% (8% as from Fiscal Year 2016) is imposed. The CREE reduces the Payroll taxes from 9% to 4% and the social security contributions. The CREE will also eliminate the 8.5% employer’s health contribution for those employees earning less than 10 minimum wages (approximately US$3.150 for 2012). Payroll taxes and social security reductions must be applicable before July 1, 2013.

The taxable base of the CREE would be similar to the taxable base of the Colombian income tax. However it does not allow the subtraction of tax credits and allows only certain of the tax exemptions permitted for the Colombian income tax. As a result, the CREE could potentially raise our effective rate of tax with respect to our activities in Colombia.

Any future increases in income tax rates could have an adverse effect on our business, financial condition or results of operations.

Any additional taxes resulting from changes to tax regulations or the interpretation thereof in Colombia could adversely affect our consolidated results.

Uncertainty relating to tax legislation poses a constant risk to CorpBanca Colombia. Changes in legislation, regulation and jurisprudence can affect tax burdens by increasing tax rates and fees, creating new taxes, limiting stated expenses and deductions, and eliminating incentives and non-taxed income. Notably, the Colombian government has a significant fiscal deficit that may result in future tax increases. Additional tax regulations could be implemented that could require CorpBanca Colombia to make additional tax payments, negatively affecting its results of operations and cash flow. In addition, national or local taxing authorities may not interpret tax regulations in the same way that CorpBanca Colombia does. Differing interpretations could result in future tax litigation and associated costs.

Any downgrading of Chile’s or Colombia’s debt credit rating for domestic and international debt by international credit rating agencies may also affect our ratings, our business, our future financial performance, stockholders’ equity and the value of our securities.

Any adverse revisions to Chile’s or Colombia’s credit ratings for domestic and international debt by international rating agencies may adversely affect our ratings, and, as a result, our cost of funding, including interest rates paid on our deposits and securities. If this were to happen, it could have a material adverse effect on our business, future financial performance, stockholders’ equity and the value of our securities.

Our growth and profitability depend on the level of economic activity in Chile, Colombia and other emerging markets.

Substantially all of our loans are to borrowers doing business in Chile or Colombia. Accordingly, the recoverability of these loans in particular, our ability to increase the amount of loans outstanding and our results of operations and financial condition in general, are dependent to a significant extent on the level of economic activity in Chile and Colombia. The Chilean and Colombian economies have been influenced, to varying degrees, by economic conditions in other emerging market countries. Changes in Chilean or Colombian economic growth in the future or future developments in or affecting the Chilean or Colombian economies, respectively, including consequences of economic difficulties in emerging and developed markets, including some of our neighbor countries or a deceleration in the economic growth of Asian or other developed nations to which Chile and Colombia export a majority of their respective goods, could materially and adversely affect our business, financial condition or results of operations.

According to data published by the Central Bank of Chile, the Chilean economy fell by 1.0%, grew by 6.1% and grew by 6.0% in 2009, 2010 and 2011, respectively. During the last twelve months, as of September 30, 2012, Chile’s GDP grew at a real annual rate of 5.3%. Historically, lower economic growth has adversely affected the overall asset quality of the Chilean banking system and our loan portfolio. Below is a detailed account of the risk index of the banks in the Chilean financial system according to information published by the SBIF:

Year	Risk Index(1)(2)
December 31, 2009	2.4%
December 31, 2010	2.5%
December 31, 2011	2.4%

Quarter	Risk Index(1)(2)
September 30, 2012	2.4%

(1)	Source: The SBIF monthly consolidated financial information.
(2)	Risk index = (allowance for loan losses/total loans).

According to data published by the Central Bank of Colombia, the Colombian economy grew by 1.7%, 4.0% and 5.9% in 2009, 2010 and 2011, respectively. During the second quarter 2012, Colombia’s GDP grew at a real annual rate of 4.9%. Historically, lower economic growth has adversely affected the overall asset quality of the Colombian banking system and CorpBanca Colombia’s loan portfolio. Below is a detailed account of the risk index of the banks in the Colombian financial system according to information published by the Colombian Superintendency of Finance:

Year	Risk Index(1)(2)
December 31, 2010	4.7%
December 31, 2011	4.3%

Quarter	Risk Index(1)(2)
September 30, 2012	4.2%

(1)	Source: The Colombian Superintendency of Finance monthly consolidated financial information.
(2)	Risk index = (allowance for loan losses/total loans).

Our results of operations and financial condition could also be affected by changes in economic or other policies of the Chilean or Colombian governments, which have each exercised and continue to exercise a substantial influence over many aspects of the private sector, or other political or economic developments in Chile and Colombia, respectively.

Although economic conditions are different in each country, investors’ reactions to developments in one country may affect the securities of issuers in other countries, including Chile. Starting in September 2008, the economic and financial crisis in the United States and Europe sparked a series of financial institution failures across the globe. This resulted in a liquidity crisis and a reduction in growth of the global economy as financial institutions tightened risk policies and reduced lending to banks, corporations and individuals. During 2009, the economies of the United States and some European countries contracted, which, in turn, impacted the Chilean and Colombian economies. Although there have recently been signs of recovery in the global economy, Chile and Colombia, this recovery may be fragile and also may reflect temporary benefits from government stimulus programs that may not be sustained. The ability of certain countries, such as Greece, Portugal, Spain and Italy and companies in those countries and in the Euro zone to repay debt obligations remains uncertain. The effect on consumer confidence of any actual or perceived deterioration in the Chilean or Colombian economies may have a material adverse effect on our business, results of operations and financial condition.

In addition, our financial condition and results of operations could also be affected by regulatory changes in administrative practices, changes in economic or other policies of the Chilean or Colombian governments or other political or economic developments in or affecting Chile or Colombia, over which we have no control.

Inflation and government measures to curb inflation could adversely affect our financial condition and results of operations.

Although Chilean and Colombian inflation has been reduced in recent years, Chile and Colombia have experienced high levels of inflation in the past. High levels of inflation in Chile or Colombia could adversely affect the Chilean and Colombian economies and have an adverse effect on our results of operations if such inflation is not accompanied by a matching devaluation of the local currency. We cannot assure you that Chilean or Colombian inflation will not revert to prior levels in the future.

The following table shows the annual rate of inflation during the last five years and the first nine months of 2012 as measured by changes in the Chilean and Colombian CPI and as reported by the: (i) Instituto Nacional de Estadísticas, or the Chilean National Institute of Statistics: and (ii) the Departamento Administrativo Nacional de Estadistica (DANE) or the National Administrative Department of Statistics:

Year	Chilean Inflation (CPI)	Colombian Inflation (CPI)
	(in percentages)	(in percentages)
2007	7.8	5.7
2008	7.1	7.7
2009	(1.4)	2.0
2010	3.0	3.2
2011	4.4	3.7
2012 (through September 30, 2012)	1.4	2.3

Source: Chilean National Institute of Statistics / Colombian National Administrative Department of Statistics

In 2009, economic activity slowed significantly in Chile, resulting in 1.4% deflation, and increased in Colombia, resulting in 2.0% inflation. In 2010, economic growth increased in Chile, ending the year with 3.0% inflation, in part supported by additional government and private sector spending to finance the reconstruction work required to restore Chile’s productive capacity and financial aid to the areas affected by the 2010 earthquake and tsunami, and grew in Colombia, resulting in 3.2% inflation. During 2010, GDP grew by 5.2% in Chile and grew by 4.0% in Colombia. During 2011, GDP grew by 6.0% and the inflation rate increased by 4.4% in Chile and GDP grew by 5.9% and the inflation rate increased by 3.7% in Colombia. The Central Bank of Chile increased the interbank rate from 1.23% in July 2010 to 5.24% in July 2011 in response to an increase in inflation expectations driven by increased economic activity. In Chile, the average interbank rate was 4.7% in 2011. The Central Bank of Colombia increased the interbank rate from 3.0% in July 2010 to 4.25% in July 2011 in response to an increase in inflation expectations driven by increased economic activity. In Colombia, the average interbank rate was 3.98% in 2011. High levels of inflation or deflation in Chile or Colombia could adversely affect the Chilean or Colombian economies and have an adverse effect on our business, financial condition and results of operations.

We may be unsuccessful in addressing the challenges and risks presented by our operations in Colombia.

We now operate a banking business in Colombia. CorpBanca Colombia and Helm Bank’s operations may involve risks to which we have not previously been exposed. CorpBanca Colombia’s and Helm Bank’s businesses are focused on retail banking as well as wholesale and commercial banking. The product and services offered by CorpBanca Colombia and Helm Bank include savings, current accounts, fixed-term deposits, credit and debit cards, consumer and commercial loans, mortgages, cash management, foreign trade, financial assessment and as well as providing other banking services to business and individuals.

We have limited experience conducting credit card and consumer finance businesses in countries outside Chile. Accordingly, we may not be successful in managing credit card and consumer finance operations outside of our traditional domestic market in Chile. We may face delays in payments by customers and higher delinquency rates in Colombia, which could necessitate higher provisions for loan losses and, consequently, have an adverse effect on our financial performance.

Colombia has experienced internal security issues that have had or could have in the future a negative effect on the Colombian economy.

Colombia has experienced internal security issues, primarily due to the activities of guerrilla groups such as the Fuerzas Armadas Revolucionarias de Colombia, or FARC, paramilitary groups and drug cartels. In remote regions of the country with minimal governmental presence, these groups have exerted influence over the local population and funded their activities by protecting, and rendering services to drug traffickers. Even though the Colombian government’s “democratic security” program has reduced guerrilla and criminal activity, particularly in the form of terrorism attacks, homicides, kidnappings and extortion, such activity persists in Colombia, and possible escalation of such activity and the effects associated with them have had and may have in the future a negative impact on the Colombian economy and on our operations in Colombia, including CorpBanca Colombia’s customers, employees, results of operations and financial condition.

Tensions with Venezuela and Ecuador may affect the Colombian economy and, consequently, our results of operations and financial condition.

Diplomatic relations with Venezuela and Ecuador, two of Colombia’s main trading partners, have from time to time been tense and affected by events surrounding the Colombian armed forces combat of the FARC throughout Colombia, particularly on Colombia’s borders with Venezuela and Ecuador. Any further deterioration in relations with Venezuela and Ecuador may result in the closing of borders, the imposition of trade barriers or a breakdown of diplomatic ties, any of which could have a negative impact on Colombia’s trade balance, economy and general security situation, which may adversely affect our results of operations and financial condition.

Government policies and actions, and judicial decisions, in Colombia could significantly affect the local economy and, as a result, our results of operations and financial condition of our business in Colombia.

The results of operations and financial condition of our business in Colombia may be adversely affected by changes in Colombian governmental policies and actions, and judicial decisions, involving a broad range of matters, including interest rates, exchange rates, exchange controls, inflation rates, taxation, banking and pension fund regulations and other political or economic developments affecting Colombia. The Colombian government has historically exercised substantial influence over the economy, and its policies are likely to continue to have a significant effect on Colombian companies. The president of Colombia has considerable power to determine governmental policies and actions relating to the economy, and may adopt policies that could negatively affect our business in Colombia. Future governmental policies and actions, or judicial decisions, could adversely impact the results of operations or financial condition of our business in Colombia.

An increase in constitutional collective actions (acciones populares), class actions (acciones de grupo) and other similar legal actions involving claims for significant monetary awards against financial institutions may have an adverse effect on our and CorpBanca Colombia’s business and results of operations.

Under the Colombian Constitution, individuals may initiate constitutional collective or class actions to protect their collective or class rights, respectively. Colombian financial institutions, including CorpBanca Colombia, have experienced a substantial increase in the aggregate number of these actions. The great majority of such actions have been related to fees, financial services and interest rates, and their outcome is uncertain. Pursuant to law 1425 of 2010, monetary awards for plaintiffs in constitutional collective actions (acciones populares) were eliminated as of January 1, 2011. Nevertheless, individuals continue to have the right to initiate constitutional or class actions against CorpBanca Colombia.

Future restrictions on interest rates or banking fees could materially and adversely affect our and CorpBanca Colombia’s profitability and financial results.

The Colombian Commerce Code limits the amount of interest that may be charged in commercial transactions. In the future, regulations could impose limitations regarding interest rates or fees charged by CorpBanca Colombia. Any such limitations could materially and adversely affect CorpBanca Colombia and our results of operations and financial position. In the past, there have been disputes in Colombia among merchants, payment services and banks regarding interchange fees. Although such disputes have been resolved, the Colombian Superintendency of Industry and Commerce (Superintendencia de Industria y Comercio) (the “SIC”) may initiate new investigations relating to the interchange fees.

This possibility may lead to additional decreases in such fees, which in turn could adversely affect CorpBanca Colombia’s and our financial results.

Furthermore, pursuant to article 62 of law 1430 of 2010, the Colombian Congress granted the government power and authority to establish and define criteria and formulas applicable to the calculation of banking fees and charges and the authority to define maximum limits to banking fees and charges. On December 20, 2011, the Colombian Government used the authority granted by law 1430 of 2010 and established in Decree 4809 of 2011 a cap on the fees banks can charge on withdrawals done from ATMs outside their own networks. Under Colombian regulation, banks are prohibited from charging prepayment penalties or fees on loans except when the outstanding amount of a loan is more than the equivalent of 880 legal minimum monthly wages (approximately US$275,000.0). If the outstanding amount of a loan is more than the equivalent of 880 legal minimum monthly wages, then prepayment penalties or fees may be charged but only when expressly contemplated under the governing loan agreement. Further limits or regulations regarding banking fees, and uncertainties with respect thereto could have a negative effect on CorpBanca Colombia and our results of operations and financial condition.

A new insolvency law in Colombia may limit our monetary collection and right enforcement ability.

On June 12, 2012, the Congress of Colombia enacted Law 1564 of 2012, which provides insolvency protection for non-merchant individuals. Under the new insolvency regulation, which came into effect on October 1, 2012, once a non-merchant individual has ceased paying its debts, such individual can initiate a voluntary insolvency proceeding before a notary public or mediator to reach an agreement with its creditors. The terms of any agreement reached with a group (two or more) of creditors that represent more than 50.0% of the total amount of the claims will be mandatorily applicable to all relevant creditors. As a result of these agreements

CorpBanca Colombia may not be able to recover the total amount of its claims. The increased debtor protections contemplated in the law, including an automatic stay for a maximum of 90 days, could also make it more difficult for CorpBanca Colombia to enforce debt and other monetary obligations, which could have an adverse impact on CorpBanca Colombia and our results of operations and financial condition.

The Central Bank of Colombia may impose requirements on CorpBanca Colombia’s (and other Colombian residents’) ability to obtain loans in foreign currency.

The Central Bank of Colombia may impose certain mandatory deposit requirements in connection with foreign currency-denominated loans obtained by Colombian residents, including CorpBanca Colombia. Although no mandatory deposit requirement is currently in effect, a mandatory deposit requirement was set at 40.0% in 2008 after the Colombian peso appreciated against foreign currencies. We cannot predict or control future actions by the Central Bank of Colombia in respect of such deposit requirements, which may involve the establishment of a different mandatory deposit percentage. The use of such measures by the Central Bank of Colombia may be a disincentive for CorpBanca Colombia and its clients to obtain loans denominated in a foreign currency.

CorpBanca Colombia may be unable to collect on collateral or guarantees securing loans, which may adversely affect its and our results of operations and financial condition.

CorpBanca Colombia makes loans that are secured by collateral, including real estate and other assets that are generally located in Colombia. The value of collateral may significantly fluctuate or decline due to factors beyond its control, including, for example, economic and political conditions in the country. An economic slowdown may lead to a downturn in the Colombian real estate market, which may, in turn, result in declines in the value of real estate securing loans to levels below the principal balances of these loans. Any decline in the value of the collateral securing loans may result in reduced recoveries from collateral realization and have an adverse effect on CorpBanca Colombia’s and our results of operations and financial condition.

CorpBanca Colombia also makes loans on the basis of guarantees from relatives, affiliates or associated persons of borrowers. To the extent that guarantors encounter financial difficulties due to economic conditions, personal or business circumstances, or otherwise, the ability of CorpBanca Colombia’s banks to enforce such guarantees may be impaired.

In addition, CorpBanca Colombia may face difficulties in enforcing its rights as a secured creditor against borrowers, collateral or guarantees. In particular, timing delays and procedural problems in realizing against collateral, as well as a debtor-protective judicial interpretations of the law, may make it difficult to foreclose on collateral, realize against guarantees or enforce judgments in CorpBanca Colombia’s favor, which could materially and adversely affect CorpBanca Colombia’s and our results of operations and financial condition.

CorpBanca Colombia may face legal and other challenges to maximizing revenue from credit card fees and other fees from customers.

CorpBanca Colombia’s credit card business faces risks relating to the pricing of fees and commissions charged to merchants (merchant discounts) and the pricing of bank interchange fees charged by issuer banks to acquiring banks. Banks and card processors in Colombia have been subject to administrative investigations regarding the fees and commissions that are charged to the merchants by the acquiring banks and in respect to the banking interchange fees.

In the past, the SIC has conducted investigations on the practices of Asociación Gremial de Instituciones Financieras Credibanco (Visa franchisee in Colombia) and Redeban Multicolor S.A. (MasterCard franchisee in Colombia), the entities chosen by most Colombian banks to manage the credit card system in Colombia, relating to alleged price fixing agreements among Colombian banks relating to fees and commissions charged to merchants.

As a result of these investigations, the fees charged to merchants and bank interchange fees could decrease, which could also lead to changes in commercial strategies that could affect CorpBanca Colombia’s and our results of operations and financial condition. In addition, fees charged for other banking services have and may continue to be reduced in the future as a result of regulatory measures and/or pressure from retailers and interest groups.

CorpBanca Colombia faces uncertainty regarding new consumer protection laws.

Law 1328 of 2009, also referred to as the “financial reform law,” creates a new customer protection regime with respect to financial institutions. The financial reform law provides a bill of rights for consumers of financial services and products, including the right to receive clear, complete and reliable information about the services and products offered by financial institutions. The law and the decrees and regulations issued pursuant to it also contain specific new obligations for financial institutions, including a duty to maintain a financial ombudsman in charge of consumer protection and procedures regulating the responsibilities and function of the ombudsman, a duty to create a financial consumer attention center pursuant to terms set by the Colombian Superintendency of Finance, an obligation to provide services and products under the same conditions offered to the general public, and a prohibition on the inclusion of predatory or abusive clauses in contracts with consumers. Any violation of this law or the decrees and regulations issued pursuant to this law by CorpBanca Colombia could result in monetary or administrative sanctions or restrictions on its operations.

RISKS RELATING TO THE PENDING HELM BANK ACQUISITION

We may not be able to manage our growth successfully.

We have been expanding the scope of our operations over the past few years, and we expect that this expansion will continue. As we continue to grow, we must improve our operational, technical and managerial knowledge and compliance systems in order to effectively manage our operations across the expanded group. Failure to integrate, monitor and manage expanded operations could have a material adverse effect on our business, reputation and financial results. Our future growth will also depend on our access to internal and external financing sources. We may be unable to access such financing on commercially acceptable terms or at all.

Acquisitions and strategic partnerships may not perform in accordance with expectations, may fail to receive required regulatory approvals or may disrupt our operations and adversely affect our financial condition.

A component of our strategy is to identify and pursue growth-enhancing strategic opportunities. As part of that strategy, we have acquired an equity interest in Banco Santander Colombia (now known as CorpBanca Colombia) and are in the process of acquiring an equity interest in Helm Bank, which we expect to complete during the first quarter of 2013. We will continue to consider additional strategic acquisitions and alliances from time to time, inside and outside of Chile and Colombia. Strategic acquisitions and alliances, including the purchase of Helm Bank, could expose us to risks with which we have limited or no experience. In addition, the Helm Bank Acquisition is subject to regulatory approval in Chile, Colombia, Panama and the Cayman Islands, and we may not be successful in obtaining such approval. Future acquisitions may also be subject to regulatory approval, which we may not receive, particularly in view of our increasing market share in the Colombian banking industry.

We must necessarily base any assessment of potential acquisitions and alliances on assumptions with respect to operations, profitability and other matters that may subsequently prove to be incorrect. Future acquisitions and alliances, including the purchase of Helm Bank and other investments, may not produce anticipated synergies or perform in accordance with our expectations and could adversely affect our financial condition and results of operations.

In addition, new demands on our existing organization, management and employees resulting from the integration of new acquisitions could disrupt our operations and adversely affect our financial condition.

The operating information related to Helm Bank in this prospectus supplement may be imprecise and incomplete.

We describe in this prospectus supplement for informational purposes only certain operating information of Helm Bank, which we have obtained from publicly-available sources and which represents our best understanding and our management’s expectations regarding this information. However, not all of this information has been independently verified. Therefore, you should not rely on this information as an indication of Helm Bank’s businesses and results of operations or of our future business and results of operations once the acquisition is completed. The operating information of Helm Bank included in this prospectus supplement may significantly differ from the actual operating information of Helm Bank.

The pending acquisition of Helm Bank is subject to the approval of regulatory authorities in Colombia, Chile, Panama and the Cayman Islands.

The pending acquisition of Helm Bank is subject to the approval of regulatory and banking authorities in Colombia, Chile, Panama and the Cayman Islands, any of which may reject or impose significant and burdensome conditions to the approval of the acquisition, including mandatory disposal of certain business lines currently operated by Helm Bank. We can provide you with no assurance that all of these approvals will be received, or that the cost of complying with any conditions to the approval of the acquisition will not be significant.

We have limited knowledge of the liabilities of Helm Bank and certain of its subsidiaries and affiliates.

As part of the Helm Bank Acquisition, we have carried out, and are in the process of carrying out, a legal and accounting due diligence on Helm Bank and certain of its subsidiaries and affiliates. However, this due diligence may not produce all of the economic and financial information that may be material to our decision to acquire Helm Bank and certain of its subsidiaries and affiliates. We may incur significant losses in connection with liabilities of Helm Bank and certain of its subsidiaries and affiliates, which may have a material adverse effect on our business, financial condition and results of operations.

RISKS RELATING TO THE NOTES

Changes in the tax laws of Chile or any other jurisdiction from or through which we make payments under the Notes could lead to the redemption of the Notes by us.

Payments of interest in respect of the Notes made by us to foreign holders will be subject to Chilean interest withholding tax at a rate of 4.0%. Subject to certain exceptions, we will pay additional amounts so that the amount received by the holder after Chilean withholding tax and withholding taxes of any other jurisdiction from or through which we make payments under the Notes will equal the amount that would have been received if no such taxes had been applicable. Under the Indenture, the Notes are redeemable at our option, subject to applicable Chilean law, in whole (but not in part), at par, at any time at the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption, and any additional amounts due thereon if, as a result of changes in the laws or regulations affecting taxation, we become obligated to pay additional amounts on the Notes (in excess of additional amounts payable in respect of the 4.0% withholding tax payable on payments of interest on the Notes). Although no proposal to increase the withholding tax rate in Chile is currently pending, we cannot assure you that an increase in withholding tax rate will not be presented to or enacted by the Chilean Congress. See “Description of the Notes—Redemption Prior to Maturity Solely for Taxation Reasons.”

The Notes constitute a new issue of securities for which there is no existing market, and an active market for the notes may not develop.

The Notes constitute a new issue of securities for which there is no existing market, and we cannot assure you that in the future a market for the Notes will develop or that you will be able to sell any Notes you have purchased or that any such Notes may be sold for any particular price. Although we intend to apply to list the Notes on the Luxembourg Stock Exchange for trading on the Euro MTF market, we cannot assure you that a trading market for the Notes will develop or if a trading market does develop, that it will be maintained. There may be a limited secondary market or none at all for the Notes. Even if a market develops, the liquidity of any market for the Notes will depend on the number of holders of the Notes, the interest of securities dealers in making a market in the Notes and other factors; therefore, a market for the Notes may develop though it may not be liquid. If an active trading market does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price depending upon prevailing interest rates, the market for similar securities, general economic conditions, our performance and business prospects and other factors.

The underwriters have informed us that they intend to make a market in the Notes after this offering is completed. The underwriters, however, may cease their market-making at any time without notice. The price at which the Notes may trade will depend on many factors, including, but not limited to, prevailing interest rates, general economic conditions, our performance and financial results and markets for similar securities.

Historically, the markets for debt such as the Notes have been subject to disruptions that have caused substantial volatility in their prices. The market, if any, for the Notes may be subject to similar disruptions, which may have an adverse effect on the holders of the Notes.

The ratings of the Notes may be lowered or withdrawn depending on various factors, including the rating agency’s assessments of our financial strength and Chilean sovereign risk.

One or more independent credit rating agencies may assign credit ratings to the Notes. The ratings address the timely payment of principal and interest on each payment date. The ratings of the Notes are not a recommendation to purchase, hold or sell the Notes, and the ratings do not comment on market price or suitability for a particular investor. The ratings of the Notes are subject to change and may be lowered or withdrawn. A downgrade in or withdrawal of the ratings of the Notes will not be an event of default under the indenture. The assigned ratings may be raised or lowered depending, among other things, on the rating agency’s assessment of our financial strength, as well as its assessment of Chilean sovereign risk generally.

We cannot assure you that the credit ratings for the Notes will not be lowered, suspended or withdrawn by the rating agencies.

The credit ratings of the Notes may change after issuance. Such ratings are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the views of the rating agencies at the time the ratings are issued. An explanation of the significance of such ratings may be obtained from the rating agencies. We cannot assure you that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in the judgment of such rating agencies, circumstances so warrant. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market price and marketability of the Notes.

Certain actions by our principal shareholder may have an adverse effect on the future market value of our securities and may have interests that differ from those of our other shareholders.

Our controlling shareholder is Corp Banking Group, which in turn is controlled by Mr. Saieh. As of September 30, 2012, together with members of his family, Mr. Saieh maintains an indirect ownership of 61.0% of Corp Group Banking and approximately 45.9% of CorpBanca’s outstanding common shares through such holding company and also through other investment companies such as Compañía Inmobiliaria y de Inversiones

Saga S.A., a company owned by Mr. Saieh and his family. In addition, Mr. Saieh holds shares with sufficient voting power under Chilean law to approve substantially all of the forms of corporate action subject to decision by shareholders’ meetings, including the distribution of dividends (including, in connection with any issuances of debt by Corp Group Banking), to elect a majority of the nine members of our board of directors, direct our management and control substantially all matters that are to be decided by a vote of shareholders, including fundamental corporate transactions.

We and our affiliates may incur additional indebtedness ranking equally to the Notes or secured indebtedness.

We are not restricted under the terms of the Indenture or the Notes from incurring additional indebtedness, including the issuance of additional debt that ranks on an equal and ratable basis with the Notes. If we incur any additional debt that ranks on an equal and ratable basis with the Notes, the holders of that debt will be entitled to share ratably with the holders of the Notes in any proceeds distributed in connection with an insolvency, liquidation, reorganization, dissolution or other winding-up of us subject to satisfaction of certain debt limitations. This may have the effect of reducing the amount of proceeds paid to you. We also have the ability to incur collateralized debt and such debt would be effectively senior to the Notes to the extent of such collateral.

The Notes are structurally subordinated to the existing and future liabilities of our subsidiaries and affiliates.

Our subsidiaries will not guarantee the Notes. As a result, the Notes will be structurally subordinated to all existing and future liabilities of our subsidiaries. Therefore, our rights and the rights of our creditors to participate in the assets of any subsidiary in the event that such a subsidiary is liquidated or reorganized are subject to the prior claims of all of such subsidiary’s creditors. As a result, all indebtedness and other liabilities of our subsidiaries, whether secured or unsecured, must be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us in order for us to meet our obligations with respect to the Notes.

If we are a creditor with recognized claims against any subsidiary, our claims would still be subject to the prior claims of such subsidiary’s creditors to the extent that they are secured or senior to those held by us. Subject to restrictions contained in financing arrangements, our subsidiaries may incur significant additional indebtedness and other liabilities. As of September 30, 2012, our subsidiaries were the obligors on Ch$71,058 million (US$149.9 million) of total debt and the substantial majority of our total consolidated liabilities, excluding CorpBanca Colombia and our New York Branch.

The obligations under the Notes will be subordinated to certain statutory liabilities.

Under Chilean bankruptcy law, the obligations under the Notes are subordinated to certain statutory preferences. In the event of liquidation, such statutory preferences, including claims for salaries, wages, secured obligations, social security, taxes and court fees and expenses, will have preference over any other claims, including claims by any investor in respect of the Notes.

An increase in market interest rates could result in a decrease in the value of the Notes.

In general, as market interest rates rise, Notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the Notes and market interest rates increase, the market value of your Notes may decline. We cannot predict the future level of market interest rates.

Our financial performance and other factors could adversely impact our ability to make payments on the Notes.

Our ability to make scheduled payments with respect to our indebtedness, including the Notes, will depend on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond our control.

Our ability to generate cash depends on many factors beyond our control, and we may not be able to generate cash required to service our debt.

Our ability to make scheduled payments on the Notes and to meet our other debt service obligations or to refinance our debt depends on our future operating and financial performance and our ability to generate cash. This will be affected by our ability to implement successfully our business strategy, as well as general economic, financial, competitive, regulatory, technical and other factors beyond our control. If we cannot generate sufficient cash to meet our debt service obligations or fund our other business needs, we may, among other things, need to refinance all or a portion of our debt, including the Notes, obtain additional financing, delay capital expenditures or sell assets. We may not be able to generate sufficient cash through any of the foregoing ways. If we are not able to refinance any of our debt, obtain additional financing or sell assets on commercially favorable terms or at all, we may not be able to satisfy our obligations with respect to our debt, including the Notes. If this were to occur, holders of the relevant debt would be able to declare the full amount of that debt due and payable. Our assets may not be sufficient to pay such amounts. See “Management’s discussion and analysis of results of operations”.

Holders of Notes may find it difficult to enforce civil liabilities against us or our directors, officers and controlling persons.

We are organized under the laws of Chile and our principal place of business (domicilio social) is in Santiago, Chile. Most of our directors, officers and controlling persons reside outside of the United States. In addition, all or a substantial portion of our assets are located outside of the United States. As a result, it may be difficult for holders of Notes to effect service of process within the United States on such persons or to enforce judgments against them, including in any action based on civil liabilities under the U.S. federal securities laws. Based on the opinion of our Chilean counsel, there is doubt as to the enforceability against such persons in Chile, whether in original actions or in actions to enforce judgments of U.S. courts, of liabilities based solely on the U.S. federal securities laws. See “Enforcement of civil liabilities”.

The Notes may be delisted from the Luxembourg Stock Exchange.

In the event that any Notes are admitted to listing on the Luxembourg Stock Exchange, we will use our reasonable best efforts to maintain such listing. Under Chapter 8, Section 803 of the rules and regulations of the Luxembourg Stock Exchange, the Luxembourg Stock Exchange may, on its own initiative, decide upon the delisting of a security from trading on a market when it is of the firm belief that for specific reasons, the normal and consistent market for such security cannot be maintained. A decision for delisting from trading on a market equates to the simultaneous decision for delisting from the official list. Although we cannot assure you as to the liquidity that may result from a listing on the Luxembourg Stock Exchange, delisting the Notes from the Luxembourg Stock Exchange may have a material effect on the ability of holders of the Notes to resell the Notes in the secondary market. If any Notes issued under this prospectus supplement are listed on another exchange, the Issuer reserves the right to cease a listing for similar reasons.

RISKS RELATING TO THE OFFERING

U.S. securities laws do not require us to disclose as much information to investors as a U.S. issuer is required to disclose, and you may receive less information about us than you might otherwise receive from a comparable U.S. company.

The corporate disclosure requirements applicable to us may not be equivalent to the requirements applicable to a U.S. company and, as a result, you may receive less information about us than you might otherwise receive in connection with a comparable U.S. company. We are subject to the periodic reporting requirements of the Exchange Act that apply to “foreign private issuers.” The periodic disclosure required of foreign private issuers under the Exchange Act is more limited than the periodic disclosure required of U.S. issuers.

We are required only to file an annual report on Form 20-F, but we are not required to file any quarterly reports. A U.S. registrant must file an annual report on Form 10-K and three quarterly reports on Form 10-Q.

We are required to file current reports on Form 6-K, but the information that we must disclose in those reports is governed primarily by Chilean law disclosure requirements and may differ from Form 8-K’s current reporting requirements imposed on a U.S. issuer.

We are not subject to the proxy requirements of Section 14 of the Exchange Act and our officers, directors and principal shareholders are not subject to the short swing insider trading reporting and recovery requirements under Section 16 of the Exchange Act.

Our status as a controlled company and a foreign private issuer exempts us from certain of the corporate governance standards of the New York Stock Exchange (“NYSE”), limiting the protections afforded to investors.

We are a “controlled company” and a “foreign private issuer” within the meaning of the NYSE corporate governance standards. Under the NYSE rules, a controlled company is exempt from certain NYSE corporate governance requirements. In addition, a foreign private issuer may elect to comply with the practice of its home country and not to comply with certain NYSE corporate governance requirements, including the requirements that (1) a majority of the board of directors consist of independent directors, (2) a nominating and corporate governance committee be established that is composed entirely of independent directors and has a written charter addressing the committee’s purpose and responsibilities, (3) a compensation committee be established that is composed entirely of independent directors and has a written charter addressing the committee’s purpose and responsibilities, (4) an annual performance evaluation of the nominating and corporate governance and compensation committees be undertaken, and (5) the members of the audit committee meet the Exchange Act Rule 10A-3(b)(1) independence requirements. We currently use these exemptions and intend to continue using these exemptions. Accordingly, you will not have the same protections afforded to investors in companies that are subject to all NYSE corporate governance requirements.

USE OF PROCEEDS

We estimate that the net proceeds from the offering, net of fees and expenses payable by us, including underwriting discounts and commissions, will be approximately US$791,833,092. We intend to use the net proceeds from this offering for general corporate purposes, primarily to fund our lending activities.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratios of earnings to fixed charges for the four years ended December 31, 2011 and the nine (9) months ended September 30, 2012, using financial information derived from CorpBanca’s condensed unaudited interim financial statements as of September 30, 2012 and December 31, 2011 and for the nine-month periods ended September 30, 2012 and 2011 prepared in accordance with IAS 34 and CorpBanca’s consolidated annual financial statements as of December 31, 2011, 2010, 2009 and 2008 and for the years ended December 31, 2011, 2010, 2009 and 2008 prepared in accordance with IFRS, were:

	For the Nine (9) Months Ended September 30, 2012	For the Year Ended December 31,
		2011	2010	2009	2008
Earnings:
Income before income Taxes and minority interest	95,399	140,621	141,926	102,441	97,986
Distributed earnings from associated companies	73	(250)	(296)	(445)	(262)
Fixed charges	342,113	335,622	163,229	120,727	346,717

Total earnings	437,585	475,993	304,859	222,723	444,441

Fixed charge:
Interest expenses (1)	342,113	335,622	163,229	120,727	346,717
Interest Capitalized	—	—	—	—	—
Total fixed charges	342,113	335,622	163,229	120,727	346,717

Ratio of earning to fixed charges	1.28	1.42	1.87	1.84	1.28

(1)	This item considers the interest related to deposits. The Ratio of earnings to fixed charges, excluding interests in deposits, is 2.00, 2.07, 2.83, 4.38, and 1.75 for the nine months ended September 30, 2012 and for the years ended December 31, 2011, 2010, 2009 and 2008.
(2)	For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of income before non-controlling interest and income taxes. Fixed charges consist of total interest expense.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2012:

(i)	on an actual basis,

(ii)	as adjusted to give effect to the sale of US$800,000,000 Notes sold in this offering as if the transaction has occurred as of September 30, 2012; and

(iii)	as further adjusted to give effect to the following equity transactions currently being offered as if such transactions had occurred as of September 30, 2012:

(a)	the sale of 12,015,233,260 common shares in the form of ADSs sold in the equity offering described in this prospectus supplement under the section “Summary—Recent Developments—Equity offering”, each at the offering price of US$19.25 per ADS and a public offering price of Ch$6.14 per common share, and each calculated using an exchange rate of Ch$473.94 = US$1.00 on September 30, 2012, and

(b)	the sale of 34,895,209,761 common shares in the preemptive rights offering described in this prospectus supplement under the section “Summary—Recent Developments—Equity offering”, at an equivalent price per share as the price at which the common shares in the equity offering referenced in subclause (a) above are being offered.

Except as described in this prospectus supplement, there has been no material change in our capitalization since September 30, 2012.

You should read the information in this table in conjunction with our historical financial statements and the notes to those statements appearing elsewhere in this prospectus supplement and the accompanying prospectus, and in “Selected financial data” and “Management’s discussion and analysis of financial condition and results of operations” included in this prospectus supplement.

The as adjusted and as further adjusted financial data in the table below has not been audited but, in our opinion, includes all adjustments necessary to present fairly our capitalization at the dates presented.

(unaudited in millions of Ch$, in millions of US$)	Actual	Actual(1)	As Adjusted(1)(2)	As Further Adjusted(3)
	Ch$	US$	US$	US$
Liabilities:
Current accounts and demand deposit	1,022,990	2,158.5	2,158.5	2,158.5
Items in course of collection	201,638	425.5	425.5	425.5
Investments under agreements to repurchase	174,219	367.6	367.6	367.6
Time deposits and saving accounts	7,445,456	15,709.7	15,709.7	15,709.7
Derivative financial Instruments	224,030	472.7	472.7	472.7
Borrowings from financial institutions	902,652	1,904.6	1,904.6	1,904.6
Debt issued(4)	1,722,544	3,634.5	4,434.5	4,434.5
Other financial liabilities	18,497	39.0	39.0	39.0
Current income tax provision	4,192	8.8	8.8	8.8
Deferred income taxes	119,838	252.9	252.9	252.9
Provisions	70,075	147.9	147.9	147.9
Other Liabilities	77,249	163.0	163.0	163.0

Total Liabilities	11,983,380	25,284.7	26,084.7	26,084.7

Shareholders’ equity:
Capital	638,234	1,346.7	1,346.7	1,648.7
Reserves	276,138	582.6	582.6	888.6
Valuation gains (losses)	(43,970)	(92.8)	(92.8)	(92.8)
Retained earnings
Retained earnings from previous periods	13,190	27.8	27.8	27.8
Net income for the period	83,834	176.9	176.9	176.9
Less: Accrual for mandatory dividends	(41,508)	(87.6)	(87.6)	(87.6)
Non-controlling interest	52,015	109.8	109.8	109.8
Total shareholders’ equity	977,933	2,063.4	2,063.4	2,671.4

TOTAL CAPITALIZATION	12,961,313	27,348.1	28,148.1	28,756.1

(1)	CorpBanca Colombia’s accounting records and the CorpBanca Colombia Financial Statements are ordinarily prepared in Colombian pesos. The US dollar and Chilean peso amounts presented in CorpBanca Colombia’s Annual Financial Statements included in this prospectus supplement are presented solely for the convenience of the reader at CorpBanca’s exchange rate of Ch$519.08 per US$1.00 and the Representative Market Rate of COP0.2684 per Ch$1.00, each as of December 31, 2011. The US dollar amounts presented in CorpBanca Colombia’s Interim Financial Statements included in this prospectus supplement presented solely for the convenience of the reader at the Representative Market Rate of COP1,800.52 per US$1.00 as of September 30, 2012 and the exchange rate of Ch$473.94 = US$1.00 as of September 30, 2012.
(2)	The financial information presented on an as adjusted basis gives effect to the sale of US$800,000,000 Notes in this offering.
(3)	The financial information presented on an as further adjusted basis gives effect to (a) the offering of Notes in this offering, (b) the offering of 12,015,233,260 common shares in the equity offering described in this prospectus supplement under the section “Summary—Recent Developments—Equity offering”, and (c) the offering of 34,895,209,761 common shares in the preemptive rights offering in Chile (including the common shares subscribed by IFC) as if all of the common shares that are offered in the preemptive rights offering in Chile were fully subscribed, as described in this prospectus supplement under the section “Summary—Recent Developments—Equity offering” and “Summary—Recent Developments—Investment by International Finance Corporation”.
(4)	As of September 30, 2012, our debt issued consisted of Ch$1,029,493.0 million (US$2,172.0 million) in senior debt, Ch$538,893.0 million (US$1,137.1 million) in subordinated debt and Ch$154,158.0 million (US$325.4 million) in letters of credit.

SELECTED FINANCIAL DATA

CorpBanca

The following tables present our selected financial data as of the dates and for the periods indicated. CorpBanca’s Annual Financial Statements have been prepared in accordance with IFRS and CorpBanca’s Interim Financial Statements have been prepared in accordance with IAS 34. Net income and shareholders’ equity are also included in the selected financial data as a reference. CorpBanca’s Interim Financial Statements include all adjustments, consisting of only normal recurring adjustments, which in the opinion of management are necessary for the fair presentation of such information. Interim results are not necessarily indicative of the results to be expected for the entire fiscal year ended December 31, 2012.

You should read the following information together with CorpBanca’s Annual Financial Statements, included in the 2011 Annual Report on Form 20-F, and incorporated by reference in this prospectus supplement, the information set forth in “Item 5. Operating and Financial Review and Prospects” thereto and CorpBanca’s Interim Financial Statements.

	As of December 31 and for fiscal years ended December 31,				As of September 30 and for the nine months ended September 30,
	2009	2010	2011	2011(1)	2011	2012	2012(1)
	(in millions of Ch$, in millions of US$) (13)				(unaudited, in millions of Ch$, in millions of US$) (13)
	Ch$	Ch$	Ch$	US$	Ch$	Ch$	US$
CONSOLIDATED INCOME STATEMENT DATA

Interest income	314,115	387,639	528,622	1,018.4	374,956	511,118	1,078.4
Interest expense	(120,727)	(163,229)	(335,622)	(646.6)	(232,697)	(342,113)	(721.8)
Net interest income	193,388	224,410	193,000	371.8	142,259	169,005	356.6
Provisions for loan losses	(71,271)	(52,351)	(40,754)	(78.5)	(34,285)	(40,645)	(85.7)
Net service fee income	43,261	58,221	60,362	116.3	41,379	57,881	122.1
Trading and investment foreign exchange gains and other operating income	59,285	44,033	80,469	155.0	71,536	79,254	167.2
Income attributable to associates	445	296	250	0.5	232	(73)	(0.2)
Total operating expenses	(122,667)	(132,683)	(152,706)	(294.2)	(111,065)	(170,023)	(358.7)
Income before income taxes	102,441	141,926	140,621	270.9	110,056	95,399	201.3

Income tax expense	(16,249)	(20,353)	(23,303)	(44.9)	(18,145)	(11,870)	(25.0)

Net income	86,192	121,573	117,318	226.0	91,911	83,529	176.2
Diluted earnings per common share	0.39	0.54	0.50	0.0010	0.40	0.31	0.0006
Basic earnings per common share(2)	0.39	0.54	0.50	0.0010	0.40	0.31	0.0006
Dividends per common share(3)(12)	0.39	0.54	0.50	0.0010	0.40	0.31	0.0006
Dividends per ADS(3)(4)	583	804	703	1.4	551	427	0.9
Shares of common stock outstanding (in thousands)	221,854,744.5	226,909,290.5	250,358,194.2	482,311.4	250,358,194.2	293,358,194.2	618,977.5

	As of December 31,				As of September 30,
	2009	2010	2011	2011(1)	2012	2012(1)
	(in millions of Ch$, in millions of US$)				(unaudited, in millions of Ch$, in millions of US$)
	Ch$	Ch$	Ch$	US$	Ch$	US$
CONSOLIDATED BALANCE SHEET DATA

Cash and deposits in banks	110,331	202,339	265,747	512.0	417,245	880.40
Cash in the process of collection	95,796	79,680	96,230	185.4	239,246	504.80
Trading portfolio financial assets	76,156	197,580	166,039	319.9	267,162	563.70
Investments under agreements to resell	51,970	75,676	23,251	44.8	62,954	132.80
Derivative financial instruments	126,140	204,067	248,982	479.7	301,658	636.50
Loans and receivables to banks	86,220	63,998	304,098	585.8	242,907	512.50
Loans and receivables to customers, net	4,912,392	5,364,980	6,711,945	12,930.5	9,571,281	20,195.10
Financial investments available-for-sale	737,162	746,248	843,250	1,624.5	1,048,260	2,211.80
Investments held-to-maturity	—	—	21,962	42.3	97,853	206.50
Investments in associates	3,583	3,583	3,583	6.9	5,732	12.10
Intangible assets	13,630	13,096	12,239	23.6	463,644	978.30
Property, plant and equipment, net	55,212	53,430	57,225	110.2	67,697	142.80
Current income tax provision	—	—	6,278	12.1	—	—
Deferred income taxes	19,060	21,956	25,080	48.3	35,276	74.40
Other assets	92,307	104,207	102,775	198.0	140,398	296.20

TOTAL ASSETS	6,379,959	7,130,840	8,888,684	17,123.9	12,961,313	27,348.0

	As of December 31,				As of September 30,
	2009	2010	2011	2011(1)	2012	2012(1)
	(in millions of Ch$, in millions of US$)				(unaudited, in millions of Ch$, in millions of US$)
	Ch$	Ch$	Ch$	US$	Ch$	US$
Current accounts and demand deposits	496,270	612,064	682,720	1,315.3	1,022,990.0	2,158.5
Cash in the process of collection	64,854	41,525	36,948	71.2	201,638.0	425.5
Obligations under agreements to repurchase	465,513	189,350	130,549	251.5	174,219.0	367.6
Time deposits and savings accounts	3,316,045	3,700,454	4,824,378	9,294.1	7,445,456.0	15,709.7
Derivative financial instruments	114,703	175,261	166,872	321.5	224,030.0	472.7
Borrowings from financial institutions	362,403	503,692	663,626	1,278.5	902,652.0	1,904.6
Debt issued	935,219	1,215,435	1,522,773	2,933.6	1,722,544.0	3,634.5
Other financial obligations	26,853	23,660	20,053	38.6	18,497.0	39.0
Current income tax provision	7,831	7,168	—	—	4,192.0	8.8
Deferred income taxes	15,644	21,244	25,352	48.8	119,838.0	252.9
Provisions	49,804	67,732	42,030	81.0	70,075.0	147.9
Other liabilities	17,471	20,998	30,981	59.7	77,249.0	163.0

TOTAL LIABILITIES	5,872,610	6,578,583	8,146,282	15,693.7	11,983,380.0	25,284.7

Shareholders’ equity	507,349	552,257	742,402	1,430.2	977,933.2	2,063.4

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	6,379,959	7,130,840	8,888,684	17,123.9	12,961,313.2	27,348.0

	As of December 31 and for fiscal years ended December 31,			As of September 30 and for the nine months ended September 30,
	2009	2010	2011	2012
CONSOLIDATED RATIOS	(unaudited)

Profitability and Performance
Net interest margin(5)	3.6%	3.6%	2.7%	1.5%
Return on average total assets(6)	1.4%	1.8%	1.5%	0.7%
Return on average shareholders’ equity(7)	18.4%	23.9%	19.6%	10.7%
Efficiency ratio (consolidated)(8)	41.5%	41.0%	45.7%	55.5%
Dividend payout ratio(9)	100.0%	100.0%	100.0%	100.0%
Capital
Average shareholders’ equity as a percentage of average total assets	7.7%	7.5%	7.5%	6.2%
Total liabilities as a percentage of shareholders’ equity	8.6%	8.4%	9.1%	8.2%
Asset Quality
Allowances for loan losses as a percentage of overdue loans(10)	170.3%	165.8%	153.8%	41.4%
Overdue loans as a percentage of total loans(10)	0.3%	1.1%	1.0%	2.6%
Allowances for loan losses as a percentage of total loans	1.9%	1.9%	1.5%	1.1%
Past due loans as a percentage of total loans(11)	0.8%	0.9%	0.7%	0.7%

OTHER DATA
Number of employees	3,127	3,422	3,461	3,526
Number of branches and offices	112	113	116	120

(1)	Amounts stated in U.S. dollars as of December 31, 2011 and for the three years ended December 31, 2011 have been translated from Chilean pesos at our exchange rate of Ch$519.08 per US$1.00 as of December 31, 2011. Amounts stated in U.S. dollars as of September 30, 2012 and for the nine months ended September 30, 2012 have been translated from Chilean pesos at our exchange rate of Ch$473.94 per US$1.00 as of September 30, 2012.
(2)	Earnings per common share has been calculated on the basis of the weighted average number of shares outstanding for the period.
(3)	Represents dividends paid in respect of net income earned in the prior fiscal year.
(4)	As of December 31, 2009 and 2010, one ADS equaled 5,000 common shares. As of December 31, 2011 and September 30, 2012, one ADS equaled 1,500 common shares. On February 23, 2011, CorpBanca changed the ratio of the ADSs from 5,000 common shares to 1 ADS to 1,500 common shares to 1 ADS. The dividend per ADS calculation has been made utilizing the ratio of 1,500 common shares to one ADS for the year ended December 31, 2009, 2010, 2011 and for the nine months ended September 30, 2011 and 2012, for comparative purposes only.
(5)	Net interest margin is defined as net interest income divided by average interest-earning assets.
(6)	Return on average total assets is defined as net income divided by average total assets.
(7)	Return on average shareholders’ equity is defined as net income divided by average shareholders’ equity.
(8)	Efficiency ratio (consolidated) is defined as total operating expenses as a percentage of operating income before loan losses.
(9)	Divided payout ratio represents dividends divided by net income.
(10)	Overdue loans consist of all non-current loans (loans to customers).
(11)	Past due loans include, with respect to any loan, the amount of all installments that are 90 days or more overdue (loans to customers).
(12)	Dividends per common share as of December 31, 2009, 2010 and 2011 were US$751.33, US$1,040.30 and US$963.24, respectively. Dividends per common share as of September 30, 2011 and 2012 were US$762.79 and US$648.89, respectively.
(13)	Amounts stated in million of Ch$ and millions of U.S. dollars except for earnings per share, dividends per share and ADSs expressed in Chilean Pesos and in U.S. dollars.

CorpBanca Colombia

The following tables present CorpBanca Colombia’s selected financial data as of the dates and for the periods indicated. CorpBanca Colombia’s Annual Financial Statements have been prepared in accordance with IFRS and CorpBanca Colombia’s Interim Financial Statements have been prepared in accordance with IAS 34. Net income and shareholders’ equity are also included in the selected financial data as a reference. CorpBanca Colombia’s Interim Financial Statements include all adjustments, consisting of only normal recurring adjustments, which in the opinion of management are necessary for the fair presentation of such information. Interim results are not necessarily indicative of the results to be expected for the entire fiscal year ended December 31, 2012.

You should read the following information together with CorpBanca Colombia’s Financial Statements, included elsewhere in this prospectus supplement.

	As of December 31 and for fiscal years ended December 31,(2)			As of September 30 and for the nine months ended September 30,(3)
	2010	2011	2011(1)	2011	2012	2012(1)
	(in millions of COP, in millions of US$)			(unaudited, in millions of COP, in millions of US$)
	COP	COP	US$	COP	COP	US$
INCOME STATEMENT DATA

Interest income	481,638	567,986	293.7	403,593	572,890	318.2
Interest expense	(178,711)	(212,032)	(109.6)	(148,344)	(260,539)	(144.7)
Net interest income	302,927	355,954	184.1	255,249	312,351	173.5
Provisions for loan losses	(64,125)	(70,001)	(36.2)	(46,539)	(83,840)	(46.6)
Net service fee income	110,370	113,984	58.9	68,846	78,666	43.7
Trading and investment foreign exchange gains and other operating income	110,206	133,753	69.2	98,380	128,252	71.2
Income attributable to investment in associates	7,543	5,724	3.0	4,176	1,661	0.9
Total operating expenses	(304,314)	(385,672)	(199.4)	(284,736)	(291,120)	(161.7)
Income before income taxes	162,607	153,742	79.5	95,376	145,970	81.1

Income tax expense	(36,082)	(53,241)	(27.5)	(28,383)	(47,884)	(26.6)

Net income	126,525	100,501	52.0	66,993	98,086	54.5

	As of December 31,(2)			As of September 30,(3)
	2010	2011	2011(1)	2012	2012(1)
	(in millions of COP, in millions of US$)			(unaudited, in millions of COP, in millions of US$)
	COP	COP	US$	COP	US$
BALANCE SHEET DATA

Cash and deposits in banks	403,201	399,806	206.7	318,904	177.1
Cash in the process of collection	2,352	2,633	1.4	3,819	2.1
Trading portfolio financial assets	326,689	241,389	124.8	416,704	231.4
Investments under agreements to resell	211,550	373,278	193.0	102,198	56.8
Derivative financial instruments	40,929	60,004	31.0	43,233	24.0
Loans and receivables to banks	34,185	41,078	21.2	466,868	259.3
Loans and receivables to customers, net	4,699,412	5,372,418	2,777.9	6,598,515	3,664.8
Financial investments available-for-sale	569,139	771,515	398.9	743,020	412.7
Investments held-to-maturity	252,820	322,227	166.6	270,908	150.5
Investments in associates	6,572	3,303	1.7	8,154	4.5
Intangible assets	24,643	29,230	15.1	76,803	42.7
Property, plant and equipment, net	65,222	37,031	19.1	47,733	26.5
Current income tax provision	—	—	—	—	—
Deferred income taxes	76,477	56,725	29.3	50,488	28.0
Other assets	78,863	49,872	25.8	71,737	39.8

TOTAL ASSETS	6,792,054	7,760,509	4,012.7	9,219,084	5,120.2

	As of December 31,(2)			As of September 30,(3)
	2010	2011	2011(1)	2012	2012(1)
	(in millions of COP, in millions of US$)			(unaudited, in millions of COP, in millions of US$)
	COP	COP	US$	COP	US$
Current accounts and demand deposits	1,173,403	1,094,213	565.8	1,038,186	576.6
Cash in the process of collection	—	1,186	0.6	658	0.4
Obligations under agreements to repurchase	4,921	—	—	100,038	55.6
Time deposits and savings accounts	3,219,154	4,353,397	2,251.0	5,652,280	3,139.2
Derivative financial instruments	133,191	84,881	43.9	54,761	30.4
Borrowings from financial institutions	827,607	748,852	387.2	811,142	450.5
Debt issued	308,469	312,138	161.4	280,464	155.8
Other financial obligations	4,875	5,004	2.6	5,915	3.3
Current income tax provision	22,954	23,754	12.3	5,929	3.3
Deferred income taxes	37,848	37,443	19.4	68,892	38.3
Provisions	219,886	220,584	114.1	247,888	137.7
Other liabilities	73,227	77,802	40.2	53,975	30.0
TOTAL LIABILITIES	6,025,535	6,959,254	3,598.4	8,320,128	4,621.0

Shareholders’ equity	766,519	801,255	414.3	898,956	499.3

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	6,792,054	7,760,509	4,012.7	9,219,084	5,120.2

(1)	CorpBanca Colombia’s accounting records and the CorpBanca Colombia Financial Statements are ordinarily prepared in Colombian pesos. The US dollar and Chilean peso amounts presented in CorpBanca Colombia’s Annual Financial Statements included in this prospectus supplement are presented solely for the convenience of the reader at CorpBanca’s exchange rate of Ch$519.08 per US$1.00 and the Representative Market Rate of COP0.2684 per Ch$1.00, each as of December 31, 2011. The US dollar amounts presented in CorpBanca Colombia’s Interim Financial Statements included in this prospectus supplement presented solely for the convenience of the reader at the Representative Market Rate of COP1,800.52 per US$1.00 as of September 30, 2012.
(2)	This financial information was derived from CorpBanca Colombia’s Annual Combined Financial Statements.
(3)	This financial information was derived from CorpBanca Colombia’s Interim Condensed Consolidated Financial Statements.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Our unaudited pro forma combined income statements, which are based on our audited historical consolidated financial statements incorporated by reference and the combined financial statements of CorpBanca Colombia and its subsidiary and CIT Colombia included herein for the year ended December 31, 2011 and our unaudited condensed consolidated interim financial statements for the nine-month period ended September 30, 2012 (as presented under IFRS and included herein) seek to illustrate the effects of the Banco Santander Colombia Acquisition. See “Summary—Recent Developments—Acquisition of Banco Santander Colombia and related companies”

The unaudited pro forma combined financial information presented below presents the combined results of operations: (a) for the year ended December 31, 2011, that gives effect to our acquisition of CorpBanca Colombia and CIT Colombia, both under common ownership, as if the acquisition had occurred on January 1, 2011; and (b) for the nine months ended September 30, 2012, that gives effect to our acquisition of CorpBanca Colombia and CIT Colombia as if the acquisition had occurred on January 1, 2011.

The assumptions and adjustments used to prepare the unaudited pro forma combined financial information included herein are described in the notes accompanying such information below. The unaudited pro forma combined financial information is provided for illustrative purposes only and does not purport to represent what the actual combined results of operations of CorpBanca would have been had the acquisition occurred on January 1, 2011, nor is it necessarily indicative of the combined company’s future results of operations.

The unaudited pro forma combined financial information does not include the anticipated realization of cost savings from any operating efficiencies, synergies or restructurings resulting from the integration of CorpBanca Colombia and CIT Colombia and does not contemplate the liabilities that may be incurred in connection with the business combination and any related restructurings.

This unaudited pro forma combined financial information should be read in conjunction with the accompanying notes (specifically with respect to the pro forma combined financial information for the nine-month period ended September 30, 2012) presented below, our historical audited and unaudited consolidated financial statements and accompanying notes, audited combined financial statements of CorpBanca Colombia and its subsidiary and CIT Colombia and accompanying notes and “Management’s discussion and analysis of financial condition and results of operations” included elsewhere in this prospectus supplement. You should not rely on the unaudited pro forma combined financial information as an indication of either (1) the combined results of operations that would have been achieved if the acquisition of CorpBanca Colombia and its subsidiary and CIT Colombia had taken place on January 1, 2011; or (2) our combined results of operations of CorpBanca after the completion of such transaction.

See Note 6 to our unaudited condensed interim consolidated financial statements as of September 30, 2012 and December 30, 2011 and for the nine-month periods ended September 30, 2012 and 2011 for further information regarding the details of the provisional purchase price allocation and, specifically, which assets’ and liabilities’ fair values are provisional. Due to the provisional nature of certain amounts, expected useful lives of certain acquired assets have been provisionally assessed as well. The purchase price allocation is expected to be finalized at the time of our issuance of our 2012 year-end IFRS financial statements.

Pro forma combined unaudited income statement data for the year ended December 31, 2011

	For the fiscal year ended December 31, 2011
	CorpBanca	CorpBanca Colombia and CIT Colombia (combined)	Adjustments	Note		Pro forma
	(in millions of Chilean pesos—MCh$)
PRO FORMA INCOME STATEMENT DATA	(b )	(c )	(f )
Interest income	528,622	148,681	—			677,303
Interest expense	(335,622)	(55,503)	—			(391,125)
Net interest income	193,000	93,178	—			286,178
Provisions for loan losses	(40,754)	(18,324)	—			(59,078)
Net service fee income	60,362	29,837	—			90,199
Trading and investment foreign exchange gains and other operating income	80,469	35,012	—			115,481
Income attributable to investment in associates	250	1,498	—			1,748
Total operating expenses	(152,706)	(100,957)	(9,052)	(d	)	(262,715)
Income before income taxes	140,621	40,245	(9,052)			171,813
Income tax expense	(23,303)	(13,937)	2,987	(e	)	(34,253)
Net income for the year	117,318	26,308	(6,065)			137,561
Earnings per share(a)	—	—	—			—
Basic earnings per share(a)	0.499	—	0.012			0.511
Diluted earnings per share(a)	0.499	—	0.012			0.511
Weighted average shares of common stock outstanding (in millions)	238,829	—	43,000	(g	)	272,598

(a)	Basic and diluted earnings per share has been calculated on the basis of the weighted average number of shares outstanding for the year ended December 31, 2011 and in Chilean pesos.
(b)	Corresponds to the historical audited consolidated income statement of CorpBanca and its subsidiaries for the year ended December 31, 2011 in millions of Chilean pesos.
(c)	Corresponds to the historical audited combined income statement of CorpBanca Colombia and its subsidiaries and CIT Colombia for the year ended December 31, 2011. Those income statements were translated into millions of Chilean pesos based on the average currency exchange rate of COP$0,2618 to Ch$1 for the year ended December 31, 2011.
(d)	An increase in amortization expense of MCh$ 9,052 is related to the acquisition of definite-lived intangible assets such as customer relationship through the CorpBanca Colombia acquisition. Such amount has been calculated based on a provisional purchase price allocation. Therefore, uncertainty remains as to the useful lives of such intangibles as well as to the final purchase price allocation to be made under IFRS 3 (Revised). Such amount is calculated using the fair values of the definite-lived assets of: (1) customer relationship of approximately MCh$165,434 (calculated using the January 1, 2011 Colombian peso to Chilean peso exchange rate) with an average useful life of 22 years or annual amortization expense of MCh$8,034 (calculated using the average exchange rate for the year between Colombian pesos and Chilean pesos) and, (2) a license intangible amounting to MCh $5,717 with 6 years of useful life or annual amortization expense of MCh$1,018 (calculated using the average exchange rate for the year between Colombian pesos and Chilean pesos) (See Note 15 to the condensed unaudited interim financial statements of Corpbanca as of and for the nine-month period ended September 30, 2012 which details such intangible assets.)
(e)	An increase in deferred tax benefit in the amount of M$Ch 2,987 related to the deferred tax effects associated with item (d) at a tax rate of 33% (Colombian statutory tax rate). As stated in item (e), the amounts therein are provisional and therefore the calculated amounts of deferred taxes are provisional as well.
(f)	Please note that no pro forma adjustments are made related to the purchase price allocation for CIT Colombia due to the fact that the differences between book values and the fair values (purchase price allocation values under IFRS No. 3) were immaterial.
(g)	To effect the increase in share capital to finance the acquisition of CorpBanca Colombia as if effected at January 1, 2011.

Pro forma combined unaudited income statement information for the nine months ended September 30, 2012

	For the nine months ended September 30, 2012
	CorpBanca	CorpBanca Colombia and CIT Colombia (combined)	Adjustments	Note		Pro forma
	(in millions of Chilean pesos—MCh$)
PRO FORMA INCOME STATEMENT DATA	(b )	(c )	(f )
Interest income	511,118	83,659	—			594,777
Interest expense	(342,113)	(35,303)	—			(377,416)
Net interest income	169,005	48,356	—			217,361
Provisions for loan losses	(40,645)	(12,705)	—			(53,350)
Net service fee income	57,881	13,072	—			70,953
Trading and investment foreign exchange gains and other operating income	79,254	18,715	—			97,969
Income attributable to investment in associates	(73)	505	—			432
Total operating expenses	(170,023)	(51,463)	(3,152)	(d	)	(224,638)
Income before income taxes	95,399	16,480	(3,152)			108,727
Income tax expense	(11,870)	(5,499)	1,040	(e	)	(16,329)
Net income for the year	83,529	10,981	(2,112)			92,398
Earnings per share(a)	—	—	—			—
Basic earnings per share(a)	0.308	—	—			0.340
Diluted earnings per share(a)	0.308	—	—			0.340
Weighted average shares of common stock outstanding (in millions)	272,598	—	—			272,598

(a)	Earnings per share has been calculated on the basis of the weighted average number of shares outstanding for the period and in Chilean pesos.
(b)	Corresponds to the historical unaudited condensed interim consolidated income statement for the nine-month period ended September 30, 2012 of CorpBanca and its subsidiaries in millions of Chilean pesos.
(c)	Corresponds to amounts representing results of operations from January 1, 2012 through May 29, 2012, of CorpBanca Colombia and its consolidated subsidiaries and January 1 through June 29, 2012 for CIT Colombia. The results of operations of Corpbanca Colombia and CIT Colombia from January 1, 2012 to May 29, 2012 and January 1, 2012 to June 29, 2012, respectively have been translated into millions of Chilean pesos based on the average currency exchange rate of COP$ 0.2735 per Ch$1 for the nine-month period ended September 30, 2012.
(d)	An increase in amortization expense of MCh $3,152 related to the acquisition of definite-lived intangible assets such as customer relationship. Such amount has been calculated based on a provisional purchase price allocation. Therefore, uncertainty remains as to the useful lives of such intangibles as well as to the final purchase price allocation to be made under IFRS 3 (Revised). Such amount represents 5 months of amortization of the definite-lived intangible assets mentioned in d) to the table above or MCh$2,798 (using the average exchange rate for the nine-month period ended September 30, 2012) for customer relationship and MCh$354 (using the average exchange rate for the nine-month period ended September 30, 2012) for the license.
(e)	An increase in deferred tax benefit in the amount of MCh$ 1,040 related to the deferred tax effects associated with item (e) at a tax rate of 33% (Colombian statutory tax rate). As stated in item (e), the amounts therein are provisional and therefore the calculated amounts of deferred taxes are provisional as well.
(f)	Please note that no pro forma adjustments are made related to the purchase price allocation for CIT Colombia due to the fact that the differences between book values and the fair values (purchase price allocation values under IFRS No. 3) were immaterial.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

Our management’s discussion and analysis of financial condition and results of operations for the nine months ended September 30, 2011 and 2012 (“MD&A”) has been derived from CorpBanca’s Interim Financial Statements. CorpBanca’s Interim Financial Statements have been prepared in accordance with IAS 34.

CorpBanca’s Interim Financial Statements include the consolidation of CorpBanca Colombia from May 29, 2012 and, as a result, our financial condition and results of operations for nine months ended September 30, 2011 are not comparable with our financial condition and results of operations for the nine months ended September 30, 2012. See “Summary—Recent Developments—Acquisition of Banco Santander Colombia and related companies”.

The results of operations for the nine months ended September 30, 2011 and 2012 are based on CorpBanca Colombia’s Interim Financial Statements. See Note 2 to CorpBanca Colombia’s Interim Financial Statements as to basis of preparation.

You should read the following MD&A together with CorpBanca’s Interim Financial Statements and CorpBanca Colombia’s Interim Financial Statements included herein, and the notes thereto, and “Selected financial data” included elsewhere in this prospectus supplement.

The following discussion and analysis contains forward—looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward—looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors.” See “Forward—Looking Statements.”

Trends and factors affecting our results of operations

Our results of operations have been influenced and will continue to be influenced by the following factors:

Developments in the Chilean economy

In 2010, the Chilean economy began to recover following the 2009 recession. As reported by the Central Bank of Chile, GDP grew 6.1% in 2010 and 6.0% in 2011, while, in the first three quarters of 2012, the economy grew 5.6%. Domestic demand has been underpinning Chile’s strong recovery. Domestic demand increased 14.8% in 2010, 9.4% in 2011 and 6.5% in the first three quarters of 2012. According to the Central Bank of Chile’s national accounts, investment has played a key role in this positive economic development, with investment growth of 14.3% in 2010, 17.6% in 2011 and 10.1% in the first three quarters of 2012.

Current international economic conditions have affected the Chilean economy. For example, the Chilean economy is experiencing decreases of its exports, especially to Europe, which has seen on average a 13.7% nominal decline in exports in the first ten months of 2012. The expanding monetary policy in the developed markets, however, has contributed to the increase in foreign direct investments substantially. Foreign direct investments reached a historical record of US$20,721.0 million in the first ten months of 2012, up 52.7% from the previous year.

This increase in foreign direct investments, together with consumption, have also supported economic growth. Private consumption expansion has been substantially supported by durable goods, which increased 12.8% in the first three quarters of 2012. This increase can be explained, in part, by a weak US dollar resulting from the expanding monetary policy pursued by the US Federal Reserve.

Through our acquisition of CorpBanca Colombia, our operations in Chile accounted for 79.4% of our gross operational margin for the nine months ended September 30, 2012. Consequently, our financial condition and results of operations are substantially dependent on economic conditions prevailing in Chile.

Developments in the Colombian economy

The Colombian economy has demonstrated relatively stable growth in recent years. Despite the international economic conditions, Colombia’s GDP increased 1.7% in 2009. In 2010, Colombia’s economy recovered further by increasing 4.0% and, in 2012, growth was even higher at 5.9%. In particular, during the first quarter of 2012, the local economy grew 4.8%.

According to the Colombian Central Bank, GDP growth has been fueled by local consumption and certain sectors such as mining and quarrying that grew 12.3% in 2010, 14.7% in 2011 and 10.8% in the first quarter of 2012.

Recent economic activity indicators have posted somewhat weaker results, with industrial production declining 1.9% in August, retail sales declining 1.2% and imports and exports declining 8.6% and 7.6%, respectively. Our operations in Colombia accounted for 20.6% of our gross operational margin for the nine months ended September 30, 2012.

Impact of organic growth

For the nine months ended September 30, 2012, CorpBanca Chile’s average loans grew by 38.0% when compared with the nine months ended September 30, 2011. This increase was mainly due to a significant increase in CorpBanca Chile’s average commercial loan portfolio of Ch$1,653,731.0 million (US$3,489.0 million) driven by a capital increase of Ch$268,750.0 million (US$567.0 million) during the period and other investment opportunities.

Results of Operations

The following is a brief description of our results of operations. We have included summary discussions for: (i) CorpBanca’s results of operations for the nine months ended September 31, 2011 and 2012, (ii) CorpBanca Colombia’s results of operations for the nine months ended September 31, 2011 and 2012, and (iii) CorpBanca’s business segments’ results of operations for the nine months ended September 31, 2011 and 2012.

Summary of CorpBanca’s Results of Operations for the Nine Months Ended September 30, 2011 and 2012

The following table sets forth the components of our net income for the nine months ended September 30, 2011 and 2012:

	For the Nine months Ended September 30		% Change from September 30 2012/2011
	2011	2012
	(in millions of Ch$ except for percentages)
Components of net income:
Net interest income	142,259	169,005	18.8%
Provisions for loan losses	(34,285)	(40,645)	18.6%
Fees and income from services, net	41,379	57,881	39.9%
Trading and investment, foreign exchange and other operating income	71,536	79,254	10.8%
Income attributable to investment in associates	232	(73)	(131.5)%
Total operating expenses	(111,065)	(170,023)	53.1%
Income before income taxes	110,056	95,399	(13.3)%
Income taxes	(18,145)	(11,870)	(34.6)%

Net income for the period	91,911	83,529	(9.1)%

Net Interest Income

The following table sets forth the components of our net interest income for the nine months ended September 30, 2011 and 2012:

	For the nine months ended September 30,		% Change from September 30 2012/2011
	2011	2012
	(in millions of Ch$ except for percentages)
Interest income	374,956	511,118	36.3%
Interest expense	(232,697)	(342,113)	47.0%

Net interest income	142,259	169,005	18.8%

Our net interest income increased by 18.8% for the nine months ended September 30, 2012, as compared to the same period in 2011. The increase in net interest income was primarily the result of the addition of CorpBanca Colombia’s loan portfolio following the Banco Santander Colombia Acquisition, which represented 41.5% of our average total loan portfolio increase. Our net interest income also increased due to organic growth in our total Chilean operations, which represented 58.5% of our average total loan portfolio increase, as discussed in—“Trends and factors affecting our results of operations—Impact of organic growth”, and the negative impact of the variation of the UF offset that benefit in our interest income in Chile. In particular, our total average loans, excluding the Banco Santander Colombia Acquisition, grew to Ch$7,741,969.0 million (US$16,335.3 million) for the nine months ended on September 30, 2012, from Ch$5,611,767.0 million (US$11,840.7 million), as compared to the same period in 2011.

The following table sets forth information as to components of our interest income for the nine months ended September 30, 2011 and 2012:

	As of and for the nine months ended September 30,		% Change from September 30 2012/2011
	2011	2012
	(in millions of Ch$ except for percentages)
Interest Income	374,956	511,118	36.3%
Average interest-earning assets:
Loans	5,611,767	9,252,404	64.9%
Financial investments	747,470	1,056,615	41.4%
Interbank deposits	124,582	405,391	225.4%

Total average interest-earning assets	6,483,819	10,714,410	65.3%

Our interest income was Ch$511,118.0 million (US$1,078.4 million) for the nine months ended on September 30, 2012, as compared to Ch$374,956.0 million (US$653.0 million) for the same period in 2011, representing an increase of 36.3%. The primary driver for the increase in interest income was the addition of CorpBanca Colombia’s loan portfolio following the Banco Santander Colombia Acquisition. The increase in interest income was also attributable to organic growth in our total average loans in Chile in the amount of Ch$1,845,369.0 million (US$3,894.0 million). The increase in our interest income was lower than the increase in our total average interest-earning assets due to a lower variation in the UF during the first nine months of each year (2.6% vs. 1.3% in 2011 and 2012, respectively) which partly offset the increase in Central Bank of Chile’s interest rate for monetary policy purposes from 3.5% to 5.25% during the first nine months of 2011, while remaining stable in 2012 at 5.0%. This a consequence of a higher proportion of our loan volume increases in our corporate and commercial portfolio.

The following table sets forth the components of our interest expense for the nine months ended September 30, 2011 and 2012:

	As of and for the nine months ended September 30,		% Change from September 30 2012/2011
	2011	2012
	(in millions of Ch$ except for percentages)
Interest expense	232,697	342,113	47.0%
Average interest-bearing liabilities:
Bonds	1,164,845	1,552,731	33.3%
Time deposits	3,817,621	6,489,841	70.0%
Central Bank of Chile borrowings	—	—	—
Repurchase agreements	168,283	250,230	48.7%
Mortgage finance bonds	203,935	165,275	(19.0)%
Other interest-bearing liabilities	1,011,547	2,145,494	112.1%

Total average interest-bearing liabilities	6,366,231	10,603,571	66.6%

Our interest expense was Ch$342,113.0 million (US$596.0 million) for the nine months ended on September 30, 2012 compared to Ch$232,697.0 million (US$405.0 million) for the same period in 2011, representing an increase of 47.0%. The consolidation of CorpBanca Colombia is the primary reason for the increase in our liabilities and our interest expense, which can be further explained by the 70.0% increase in our average time deposits and the 112.1% increase in our average other interest-bearing liabilities as described in the table above.

The increase in our interest expense, excluding the effect of the Banco Santander Colombia Acquisition, was primarily the result of (i) the Central Bank of Chile’s increase in its interest rate for monetary policy purposes from 3.5% to 5.25% during the first nine months of 2011, while during 2012, it remained stable at 5.0%; (ii) a negative effect with respect to the variation of the UF; (iii) the implicit premiums on CorpBanca’s debt securities, which have slightly increased due to a significant increase in our commercial portfolio; and (iv) the portion of the financing of the Banco Santander Colombia Acquisition that was not paid with our recent capital increase in June 2012 (nearly half of the financing of the Banco Santander Colombia Acquisition was funded by our long-term liabilities). The implicit premiums on our debt securities are due to a relatively higher risk compared to our main competitors, which consist of larger banks with slightly lower ratings (“AA+” or “AAA” vs. “AA” on a local scale); and also because of our increased level of operations (including an increase in our total loan portfolio) that have required a larger amount of financing (primarily through deposits and bonds).

Net interest margin (net interest income divided by average interest-earning assets) decreased by 1.2% as a result of a combination of the above mentioned factors relating to our interest income and interest expenses.

Allowances for Loan Losses

The following table sets forth information relating to our allowances for loan losses as of September 30, 2012 and December 31, 2011:

	As of December 31, 2011		As of September 30, 2012		% Change from December 31, 2011 to September 30, 2012
	(in millions of constant Ch$ except for percentages)
Total loans	Ch$	6,814,445	Ch$	9,677,461	42.0%
Past due loans (1)		46,379		64,074	38.2%
Non-performing loans (2)		107,978		127,790	18.3%
Impaired loans		296,584		338,186	14.0%
Allowances for loan losses		102,500		106,180	3.6%
Allowances for loan losses as a percentage of total loans		1.5%		1.1%	(27.7)%
Allowances for loan losses as a percentage of past due loans		221.0%		165.7%	(25.0)%
Allowances for loan losses as a percentage of non-performing loans		94.93%		83.1%	(12.5)%
Allowances for loan losses as a percentage of impaired loans		34.56%		31.4%	(9.1)%
Non-performing loans as a percentage of total loans		1.6%		1.3%	(18.8)%

1)	All installments and lines of credit more than 90 days overdue. Does not include the aggregate principal amount of such loans
2)	Non-performing loans include the principal and interest of any loan with one installment is 90 days overdue, and do not accrue interest

Allowances for loan losses increased by 3.6% to Ch$106,180.0 million (US$224.0 million) as of September 30, 2012 compared to Ch$102,500.0 million (US$197.5 million) as of December 31, 2011. The increase in our allowances for loan losses was primarily the result of the addition of CorpBanca Colombia’s loan portfolio following the Banco Santander Colombia Acquisition.

Despite the significant increase in our loan portfolio in Chile, our allowance for loan losses have remained relatively stable in amount due to better economic conditions in the Chilean economy, as discussed in “—Trends and factors affecting our results of operations—Developments in the Chilean economy”, and have decreased as a percentage of total loans (1.1% vs. 1.5%) (including CorpBanca Colombia), as of September 30, 2012 in comparison with December 31, 2011.

We believe our allowance for loan losses is adequate as of the date hereof to cover all known losses in our loan portfolio.

Net Fees and Income from Services

Net fees and income from services (including financial advisory services as described below) for the nine months ended September 30, 2012 were Ch$57,881.0 million (US$122.1 million), compared to Ch$41,379.0 million (US$72.0 million), for the same period in 2011, representing an increase of 39.9%. The increase in net fees and income from services (including financial advisory services as described below) was primarily the result of the consolidation of CorpBanca Colombia following the Banco Santander Colombia Acquisition.

The increase in our total income from fees and services was 18.0%, excluding the Banco Santander Colombia Acquisition, driven principally by an increase in credit line commissions from Ch$1,079.0 million (US$2.3 million) for the nine months ended September 30, 2011 to Ch$6,984.1 (US$14.7 million) for the nine months ended September 30, 2012, and fees from financial advisory services from Ch$4,742.0 million (US$10.0 million) for the nine months ended September 30, 2011 to Ch$7,704.0 million (US$16.3 million) for the nine months ended September 30, 2012. The increase in our fees from financial advisory services is consistent with our strategy of providing structured products to our clients. This increase was partly offset by an increase in fees and commissions expenses from Ch$8,774.0 million (US$18.5 million) for the nine months ended September 30, 2011 to Ch$10,965.0 million (US$23.1 million) for the nine months ended September 30, 2012.

Other Net Operating Income

The following table sets forth the components of our other net operating income for the nine months ended September 30, 2011 and 2012:

	For the nine months ended September 30,		% Change from September 30 2012/2011
	2011	2012
	(in millions of Ch$ except for percentages)
Trading activities, net	57,124	38,484	(32.6)%
Foreign exchange gains (losses), net	6,854	25,349	269.8%
Other operating revenue	7,558	15,421	104.0%

Operating revenues	71,536	79,254	10.8%

In the nine months ended on September 30, 2012, we recorded other net operating revenues of Ch$79,254.0 million (US$167.2 million) as compared to Ch$71,536.0 million (US$125.0 million) in the same period in 2011. The increase in other net operating revenues was primarily the result of the consolidation of CorpBanca Colombia following the Banco Santander Colombia Acquisition.

Net trading activities decreased by Ch$32,249.0 million (US$68.0 million), excluding the Banco Santander Colombia Acquisition, while net foreign exchange gains increased by Ch$17,707.0 million (US$37.0 million) during the first nine months of 2012. This lower net result of net trading activities and net foreign exchange gains in Chile of Ch$14,542.0 million (US$31.0 million), for the nine months ended September 30, 2012 is due to the fluctuation in the Central Bank of Chile’s interest rate for monetary policy purposes from 3.5% to 5.25% during the first nine months of 2011 and the current and expected variation of the UF that impacted our economic hedging derivatives. The period of higher volatility of interest rates was between May and July 2012. This situation began to reverse during the third quarter of 2012, when interest rates stabilized at 5.0%. We maintain positions that are reported as trading or foreign exchange transactions, even though they may provide an effective economic hedge for managing risk.

Operating Expenses

The following table sets forth the components of our operating expenses for the nine months ended September 30, 2011 and 2012:

	For the nine months ended September 30,		% Change from September 30 2012/2011
	2011	2012
	(in millions of Ch$ except for percentages)
Personnel salaries and expenses	56,855	81,692	43.7%
Administration expenses	38,186	58,726	53.8%
Depreciation and amortization	5,519	11,061	100.4%
Other operating expenses	10,505	18,544	76.5%

Total operating expenses	111,065	170,023	53.1%

Operating expenses increased by Ch$58,958.0 million (US$124.4 million), or 53.1%, in the nine months ended on September 30, 2012 as compared to the same period in 2011. The increase in operating expenses was primarily the result of the consolidation of CorpBanca Colombia following the Banco Santander Colombia Acquisition, including an increase in administration expenses by 53.8%, personnel salaries and expenses by 43.7% and other operating expenses 76.5% (relating to our rebranding efforts in Colombia in connection with the Banco Santander Colombia Acquisition as described in more detail below).

The increase in our personnel salaries and expenses was also attributable to an increase in the number of employees hired to assist with the management of our growing loan portfolio. As of September 30, 2012, CorpBanca had 3,526 employees, a 3.6% increase compared to the same period in 2011. In Chile, excluding the Banco Santander Colombia Acquisition, personnel salaries and expenses increased by 22.6%, or Ch$12,821.0 million (US$27.0 million) as a result of an increase in the number of employees in all segments as a result of an increase in our total loan portfolio, the expansion of our geographic footprint and an increase in the diverse financial products we offer, and also due to 2011 personnel performance bonds paid in 2012 in the amount of Ch$4,944.0 million (US$10.4 million). We also had an increase of 17.8% in administration expenses due to one-time expenses and an increase in depreciation and amortization of 54.4% as a result of the amortization of the intangibles assets related to Banco Santander Colombia Acquisition.

Income Taxes

Our net tax liability decreased to Ch$11,870.0 million (US$25.0 million) in the nine months ended on September 30, 2012 from Ch$18,145.0 million (US$38.0 million) in the same period in 2011. The decrease in our net tax liability was primarily due to lower earnings before taxes of Ch$14,656.0 million (US$31.0 million) for the nine months ended September 30, 2012, and a change in the statutory income tax rate from 18.5% in 2011 to 20.0% in 2012. For tax purposes, our investment in Colombia is US dollar denominated and as of September 2012 there has been a tax reduction, which resulted in lower tax expense.

Liquidity

We maintain adequate liquidity to ensure our ability to honor withdrawals of deposits, make repayments of other liabilities at maturity, extend loans and meet our own working capital requirements. Our liquidity depends upon our (i) capital, (ii) reserves, and (iii) financial investments, including investments in government securities and other financial institutions. To cover any liquidity shortfalls and to enhance our liquidity position, we have established lines of credit with foreign and domestic banks and also have access to Central Bank of Chile and Central Bank of Colombia borrowings. As part of our liquidity policy, we maintain at all times a diversified portfolio of highly liquid assets that can be quickly monetized, including cash, financial investments and Central Bank of Chile, Central Bank of Colombia and government securities.

We continue to use all available sources of funding as we deem to be appropriate. We believe that we have a distinct advantage with respect to managing our funding costs since our subsidiary, CorpBanca Colombia, is not dependent on CorpBanca for its funding needs. CorpBanca Colombia manages its own funding costs in Colombian pesos and, as of the date of this prospectus supplement, we do not foresee a need to separately fund CorpBanca Colombia with our capital, reserves or financial investments, including investments in government securities and other financial institutions.

As of September 30, 2012, we maintained a reserve in liquid assets (mainly consisting of securities issued by the Central Bank of Chile and Treasury Bonds of Colombia’s Government, deposits and checking and savings accounts) of Ch$684,407.0 million (US$1,444.0 million) in order to satisfy our short-term obligations in the amount of Ch$602.854.0 million (US$1,272.0 million).

We continue to actively manage our liquidity through several committees that meet on a daily and weekly basis, as applicable, such as the Assets and Liabilities Committee, the Balance Risk Committee and the Liquidity Risk Committee. Our financial risk department also coordinates with management to forecast and manage complex liquidity scenarios.

Capital Expenditures

Capital expenditures resulted in a loss in sale of property, plant and equipment amounting to Ch$(144.0) million (US$(0.3) million) for the nine months ended September 30, 2012 as compared to Ch$0.0 million (US$0.0 million) for the same period in 2011. The increase in capital expenditures was mainly due to our Banco Santander Colombia Acquisition and opening 4 new branches (85 branches from the Banco Santander Colombia Acquisition). Capital expenditures are financed through our own funds and the recent capital increase in June 2012. We do not expect significant increases in capital expenditures during the remainder of fiscal year 2012.

Summary of CorpBanca Colombia’s Results of Operations for the Nine Months Ended September 30, 2011 and 2012

CorpBanca Colombia’s Net Income

The following table sets forth the components of CorpBanca Colombia’s net income for the nine months ended September 30, 2011 and 2012:

	For the Nine months Ended September 30		% Change from September 30 2012/2011
	2011	2012
	(in millions of COP except for percentages)
Components of net income:
Net interest income	255,249	312,351	22.4%
Provisions for loan losses	(46,539)	(83,840)	80.0%
Fees and income from services, net	68,846	78,666	14.2%
Trading and investment, foreign exchange and other operating income	98,380	128,252	30.4%
Income attributable to investment in associates	4,176	1,661	(60.2)%
Total operating expenses	(284,736)	(291,120)	2.2%
Income before income taxes	95,376	145,970	53.0%
Income taxes	(28,383)	(47,884)	68.7%

Net income for the period	66,993	98,086	46.4%

For the nine months ended September 30, 2012, CorpBanca Colombia’s net income increased by 46.4% to COP$98,086.0 million (US$54.5 million) as compared to COP$66,993.0 million (US$35.0 million) for the same period in 2011. During this period, the components which contributed to the net income increase were net interest income and trading and investment, foreign exchange and other operating income, which increased by 24.6% to COP$440,603.0 million (US$244.7 million) for the nine months ended September 30, 2012 as compared to COP$353,629.0 million (US$184.7 million) for the same period in 2011. Between the nine months ended September 30, 2011 and September 30, 2012, interest income increased by 41.9% or COP$169,297.0 million (US$94.0 million) primarily due to the increase in commercial loan interest income by 54.8% or COP$81,206.0 million (US$45.1 million) and the growth in consumer loan interest income by 45.8% or COP$78,798.0 million (US$43.8 million). During the same period, trading and investment, foreign exchange and other operating income increased by 30.4% or COP$29.872.0 million (US$16.6 million) primarily due to the increase in net income from financial operations by 189.7% or COP$42.872.0 million (US$23.8 million), which resulted from the increase in treasury activity in the year 2012.

CorpBanca Colombia’s Net Interest Income

The following table sets forth the components of our net interest income for the nine months ended September 30, 2011 and 2012:

	For the nine months ended September 30,		% Change from September 30 2012/2011
	2011	2012
	(in millions of COP except for percentages)
Interest income	403,593	572,890	41.9%
Interest expense	(148,344)	(260,539)	75.6%

Net interest income	255,249	312,351	22.4%

CorpBanca Colombia’s net interest income increased by 22.4% to COP312,351.0 million (US$173.5 million) for the nine months ended September 30, 2012 as compared to COP255,249.0 million (US$133.0 million) for the same period in 2011. The increase in CorpBanca Colombia’s net interest income was primarily the result of organic growth in CorpBanca Colombia’s main business, loans and deposits, which were supported by an increase in the commercial activity that, between September 30, 2011 and September 30, 2012, allowed CorpBanca Colombia to gain 0.3bps in market share in terms of total loans and total deposits. See “—Trends and factors affecting our results of operations—Developments in the Colombian economy”. For the nine months ended September 30, 2012, the loan portfolio increased by 22.8%, or COP$1,226,097.0 million (US$681.0 million), essentially due to the growth in the following strategic products: payroll loans, treasury loans and mortgage loans. Deposits grew by 22.5%, or COP$1,228,202.0 million (US$682.1 million). Net interest margin increased from 158.1% for the nine months ended September 30, 2011, to 183.4% for the nine months ended September 30, 2012.

The following table sets forth the components of CorpBanca Colombia’s interest income for the nine months ended September 30, 2011 and 2012:

	For the nine months ended September 30,		% Change from September 30 2012/2011
	2011	2012
	(in millions of COP except for percentages)
Interest Income	403,593	572,890	42.0%
Average interest-earning assets:
Loans	4,544,533	5,734,378	26.2%
Financial investments	1,464,126	1,717,090	17.3%

CorpBanca Colombia’s interest income assets increased by 41.9% to COP$572,890.0 million (US$318.2 million) for the nine months ended September 30, 2012 as compared to COP403,593.0 million (US$210.7 million) for the same period in 2011. The increase in CorpBanca Colombia’s interest income assets was primarily the result of the growth in loans that, for the nine months ended September 30, 2012, increased by 22.8 % or COP$1.226.097.0 million (US$681.0 million). Between the nine months ended September 30, 2011 and September 30, 2012, commercial loan interest income increased by 54.8% or COP$81,206.0 million (US$45.1 million) and consumer loan interest income increased by 45.8% or COP$78,798.0 million (US$43.8 million). CorpBanca Colombia’s market share in terms of loans increased from 2.7% to 3.0% during this period, as reported under local regulatory and accounting principles in Colombia.

CorpBanca Colombia’s interest expense increased by 75.6% to COP260,539.0 million (US$144.7 million) for the nine months ended September 30, 2012 as compared to COP148,344.0 million (US$77.5 million) for the same period in 2011. The increase in CorpBanca Colombia’s interest expense was primarily the result of the growth in its deposits that, for the nine months ended September 30, 2012, increased by 22.5%, or COP$1,228,202.0 million (US$682.1 million); especially a growth in time deposits, which allowed CorpBanca Colombia to provide more stable funding for its loan business thereby offsetting the volatility in checking and savings accounts. The growth in CorpBanca Colombia’s total deposits was a result of the increase in loans; time deposits and savings accounts, which grew by 29.8%, or COP$1,298,883.0 million (US$721.4 million), in the same period. CorpBanca Colombia’s market share in terms of total deposits increased from 3.0% to 3.3% during this period, as reported under local regulatory and accounting principles in Colombia.

CorpBanca Colombia’s Allowances for Loan Losses

CorpBanca Colombia’s allowances for loan losses increased by 80.1% to COP83,840.0 million (US$46.6 million) for the nine months ended September 30, 2012 as compared to COP46,539.0 million (US$24.0 million) for the same period in 2011. The increase in CorpBanca Colombia’s allowances for loan losses was mainly due to more commercial activity in Colombia, which resulted in an increase of CorpBanca Colombia’s loan portfolio. In Colombia, there is a type of allowance for loans losses called “Provisions for normal and substandard loans”, which is calculated based on the increase in the ending loan portfolio balances and the result does not depend on quality of the related loan. See “—Trends and factors affecting our results of operations—Developments in the Colombian economy”.

For the nine months ended September 30, 2011 and September 30, 2012, the charge to income for provisions recognized increased by 42.5%, or COP$54,675.0 million (US$30.4 million), the credit to income for provisions used increased by 32.9%, or COP$23.359.0 million (US$13.0 million) and, the recovery of assets previously written-off decreased by 53.5%, or COP$5,985.0 million (US$3.3 million). The aforementioned increases were mainly due to the increase in total loans. According to the Colombian Superintendency of Finance, the quality loans ratio in the financial sector, defined as overdue loans divided by total gross loans, was 2.8% for the nine months ended September 30, 2011 and 3.0% for the nine months ended September 30, 2012. The same ratio for CorpBanca Colombia was 1.8% and 1.7%, respectively, for the same respective periods.

CorpBanca Colombia’s Net Fees and Income from Services

CorpBanca Colombia’ net fees and income from services increased by 14.3% to COP78,666.0 million (US$43.7 million) for the nine months ended September 30, 2012 as compared to COP68,846.0 million (US$35.9 million) for the same period in 2011. Net fees that contribute most to this line are insurance fees, because of CorpBanca Colombia’s strategy to growth in this product. The growth in insurance fees was primarily originated by the increase in credit related insurance fees because of the increase in loans and open market insurance fees had growth because of the strategy to increase commercial activity in the branches.

CorpBanca Colombia’s Other Net Operating Income

The following table sets forth the components of CorpBanca Colombia’s other net operating income for the nine months ended September 30, 2011 and 2012:

	For the nine months ended September 30,		% Change from September 30 2012/2011
	2011	2012
	(in millions of COP except for percentages)
Trading and investment income, net	19,989	65,383	227.0%
Foreign exchange gains, net	37,882	39,819	5.0%
Other operating income	40,509	23,050	(43.0)%

Trading and investment income, foreign exchange Gains and other operating income	98,380	128,252	30.4%

CorpBanca Colombia’s other operating revenues increased by 30.4% to COP128,252.0 million (US$71.2 million) for the nine months ended September 30, 2012 as compared to COP98,380.0 million (US$51.4 million) for the same period in 2011. The increase in CorpBanca Colombia’s other operating revenues was primarily the result of gains in trading activities, relating to improved performance in CorpBanca Colombia’s investments that consisted mainly of Colombian treasury bonds (the positive impact in the variation of Colombian treasury yields, being the main factor) as described below.

In accordance with “InfoVal” information, which is the official supplier of market prices authorized by the Colombian Superintendency of Finance, between September 30, 2011 and September 30, 2012, the Colombian treasury bonds of a one year term decreased their yields by 36 bps from 5.14% to 4.79%, the Colombian treasury bonds of a five year term decreased their yields by 107 bps from 6.75% to 5.69% and, the Colombian treasury bonds of a fifteen year term decreased their yields by 111 bps, from 7.89% to 6.79%. The average reduction in the yield curve in the short term (less than one year) was 35 bps, and the average reduction in the yield curve in the long term (more than one year) was 97 bps.

CorpBanca Colombia’s Operating Expenses

The following table sets forth the components of CorpBanca Colombia’s operating expenses for the nine months ended September 30, 2011 and 2012:

	For the nine months ended September 30,		% Change from September 30 2012/2011
	2011	2012
	(in millions of COP except for percentages)
Personnel salaries and expenses	(92,833)	(105,274)	13.0%
Administration expenses	(145,545)	(121,209)	(17.0)%
Depreciation and amortization	(24,334)	(30,638)	26.0%
Other operating expenses	(22,024)	(33,999)	54.0%

Total operating expenses	(284,736)	(291,120)	2.2%

CorpBanca Colombia’s operating expenses increased by 2.2%, primarily due to the rebranding expenses incurred during the year 2012, in connection with CorpBanca Colombia’s marketing efforts in Colombia relating to the Banco Santander Colombia Acquisition and the opening of 8 new branches in 2012 in Bogota, Cartagena, Cali and Medellin. As of September 30, 2012, CorpBanca Colombia had 1,524 employees, a 10.0% increase compared to the same period in 2011, due to the opening of new branches in Colombia and to support the increase in CorpBanca Colombia’s business.

CorpBanca Colombia’s Income Taxes

CorpBanca Colombia’s net tax liability increased by 68.7% to COP47,884.0 million (US$26.6 million) in the nine months ended on September 30, 2012 from COP28,383.0 million (US$14.8 million) in the same period in 2011. The increase in CorpBanca Colombia’s net tax liability was primarily due to the increase in income before taxes by 53.0% to COP145,970.0 million (US$81.0 million) from COP95,376.0 million (US$50.0 million). The increase in income before taxes was primarily due to the increase in net operating income (after provisions for loan losses) by 15.8% to COP$435,429.0 million (US$241.8 million) for the nine months ended September 30, 2012 as compared to COP375,936.0 million (US$196.3 million) for the same period in 2011. CorpBanca Colombia’s operating expenses increased by 2.2% to COP$291,120.0 million (U$$161.7 million) for the nine months ended September 30, 2012 as compared to COP284,736.0 million (US$148.7 million) for the same period in 2011.

CorpBanca Colombia’s Liquidity

CorpBanca Colombia maintains adequate liquidity to ensure its ability to honor withdrawals of deposits, make repayments of other liabilities at maturity, extend loans and meet its own working capital requirements. CorpBanca Colombia’s liquidity depends upon its (i) capital, (ii) reserves, and (iii) financial investments, including investments in government securities and other financial institutions. To cover any liquidity shortfalls and to enhance its liquidity position, CorpBanca Colombia has established lines of credit with foreign and domestic banks and also has access to Central Bank of Colombia borrowings. As part of CorpBanca Colombia’s liquidity policy, it maintains at all times a diversified portfolio of highly liquid assets that can be quickly monetized, including cash, financial investments and Colombian treasury bonds.

CorpBanca Colombia continues to use all available sources of funding as it deems to be appropriate. As of September 30, 2012, CorpBanca Colombia maintained a strong reserve in liquid assets (mainly consisting of securities issued by the Treasury Bonds of Colombia’s Government, deposits and checking and savings accounts) in order to satisfy its wholesale short-term obligations.

CorpBanca Colombia continues to actively manage its liquidity through several committees that meet on a daily and weekly basis, as applicable. CorpBanca Colombia’s financial risk department also coordinates with its management to forecast and manage complex liquidity scenarios. In accordance with Colombian Superintendency of Finance legal standard, CorpBanca Colombia must do a daily monitoring liquidity risk in the short term (between 7 and 30 days) . Moreover, the average annual ratio of high quality liquid assets divided by total liquid assets has been higher than the ratio required by the Colombian Superintendency of Finance. In addition, CorpBanca Colombia must monitor the clients’ concentration to prevent an illiquidity situation due to the removal of any customer deposits.

Summary of CorpBanca’s Business Segments’ Results of Operations for the Nine Months Ended September 30, 2011 and 2012

The following tables present summary information related to CorpBanca’s lines of business for the nine months ended September 30, 2011 and 2012:

	For the nine months ended September 30, 2011
	Commercial Banking				Retail Banking
	Large Companies and Corporate		Companies		Traditional and Private Banking		Lower Income Retail Banking		Treasury and International(1)		Non- Banking Financial Services		CorpBanca Colombia		Total
	(in millions of Ch$)
Net interest revenue	Ch$	28,736	Ch$	35,219	Ch$	39,427	Ch$	13,376	Ch$	14,100	Ch$	11,401	Ch$	—	Ch$	142,259
Fees and income from services, net		9,740		8,418		17,516		3,111		(299)		2,893		—		41,379
Trading and investment income, net		2,650		—		—		—		45,785		8,689		—		57,124
Foreign exchange gains (losses), net		10,851		3,995		139		—		(8,829)		698		—		6,854
Other operating revenue		—		2,340		—		—		—		5,218		—		7,558
Provision for loan losses		(10,476)		(6,122)		(12,298)		(4,504)		—		(885)		—		(34,285)

Gross operational margin		41,501		43,850		44,784		11,983		50,757		28,014		—		220,889

Other income and expenses		2,207		168		17		—		—		(2,160)		—		232
Operating expenses		(8,777)		(23,498)		(36,260)		(12,762)		(8,699)		(21,069)		—		(111,065)
Profit before tax		34,931		20,520		8,541		(779)		42,058		4,785		—		110,056

Average loans		2,666,199		1,177,344		1,562,038		124,815		81,210		161		—		5,611,767
Average investments										747,470				—		747,470

(1)	Includes other non-segment items.

	For the nine months ended September 30, 2012
	Commercial Banking		Retail Banking
	Large Companies and Corporate	Companies	Traditional and Private Banking	Lower Income Retail Banking	Treasury and International(1)		Non- Banking Financial Services	CorpBanca Colombia	Total
	(in millions of Ch$)
Net interest revenue	Ch$30,856	Ch$41,247	Ch$41,685	Ch$13,604	Ch$	(8,300)	Ch$16,635	Ch$33,278	Ch$169,005
Fees and income from services, net	15,259	9,468	15,645	4,440		(149)	3,991	9,227	57,881
Trading and investment income, net	1,035	—	—	—		25,196	(1,356)	13,609	38,484
Foreign exchange gains (losses), net	10,656	4,483	591	—		7,295	1,536	788	25,349
Other operating revenue	—	1,670	726	—		—	3,905	9,120	15,421
Provision for loan losses	(2,417)	(12,848)	(7,720)	(5,949)		—	769	(12,480)	(40,645)
Gross operational margin	55,389	44,020	50,927	12,095		24,042	25,480	53,542	265,495
Other income and expenses	6,348	21	(701)	—		—	8,070	(13,811)	(73)
Operating expenses	(12,868)	(18,152)	(43,687)	(13,695)		(10,881)	(36,512)	(34,228)	(170,023)
Profit before tax	48,869	25,899	6,539	(1,600)		13,161	(2,962)	5,503	95,399
Average loans	3,960,459	1,536,815	2,026,117	138,083		80,347	148	1,510,435	9,252,404
Average investments	—	—	—	—		604,333	—	452,282	1,056,615

(1)	Includes other non-segment items.

Commercial Banking

Our commercial banking segments are served by two separate business divisions: Larger Corporate and Real Estate division (wholesale banking) and Companies division. As of September 30, 2012, we had over 1,660 Larger Corporate and Real Estate customers and over 16,000 Companies customers. For the nine months ended September 30, 2012, our total average corporate loans outstanding for our Larger Corporate and Real Estate division amounted to Ch$3,960,459.0 million (US$8,356.0 million) or 42.8% of total average loans and our Companies division amounted to Ch$1,536,815.0 million (US$3,243.0 million) or 16.6% of total average loans. For the nine months ended September 30, 2011, our total average corporate loans outstanding for our Larger Corporate and Real Estate division amounted to Ch$2,666,199.0 million (US$5,625.6 million) or 47.5% of total average loans and our Companies division amounted to Ch$1,177,344.0 million (US$2,484.2 million) or 21.0% of total average loans. The increase in average loans of Ch$1,294,260.0 million (US$2,730.8 million) in our Larger Corporate and Real Estate division and the increase in average loans of Ch$359,471.0 million (US$758.5 million) in our Companies division are both due to our capital increase in June 2012 and other market opportunities.

Retail Banking

Our retail banking divisions serve retail customers representing all income levels, from low-income to high income individuals organized in two divisions: Traditional and Private Banking and Lower Income Retail Banking (Banco Condell). As of September 30, 2012, we had 214,164 Traditional Banking clients, an increase of 2.1% as compared to September 30, 2011, and 71,522 Private Banking clients, an increase of 30.5% as compared to September 30, 2011. For the nine months ended September 30, 2012, our Traditional and Private Banking Division had loans with a nine-month average balance of Ch$2,026,117.0 million (US$4,275.0 million) or 21.9% of total average loans (a year-on-year increase of 18.0%), which was mainly due to an increase in residential mortage loans.

For the nine months ended September 30, 2012, our Banco Condell division managed loans with an annual average balance of Ch$138,083.0 million (US$291.4 million) or 1.5% of total loans compared to loans with an annual average balance of Ch$124,815.0 million (US$263.4 million) or 2.2% of total loans for the same period in 2011. Improved economic conditions in Chile over the past decade have resulted in an increased demand for consumer credit by low- to middle-income individuals, whom we classify as persons with annual income between Ch$2.4 million and Ch$7.2 million. Many of these individuals have not had prior exposure to banking products or services. However, the decrease discussed above was primarily due to an increase in the unemployment rate beginning in 2009, which resulted in a larger amount of write-offs during the period. In response, we changed our risk model through the use of data mining from publicly available sources, which includes credit bureau information and information from the Chilean tax authorities, among others.

Treasury and International

Our Treasury and International Division specializes in financial management and is largely responsible for our funding and liquidity as well as management of any gap on our balance sheet. In addition, through our Treasury and International Division we manage proprietary trading functions, market making and distribution and sales of flow and non flow instruments for our corporate clients. This division is responsible for obtaining foreign currency-denominated credit lines from financial institutions outside of Chile.

Non-Banking Financial Services Offered through Subsidiaries

We have made several strategic long-term investments, including through our acquisition of CorpBanca Colombia, in non-banking financial services companies (each of which are regulated and supervised by the SBIF), which are engaged in activities complementary to our core banking activities. Through these companies, each of which is our wholly-owned subsidiary, we intend to continue to develop a comprehensive financial services group able to meet the diverse financial needs of our current and potential clients. For the nine months ended September 30, 2012, net income of our subsidiaries represented 15.4% of total consolidated net income compared to 14.9% for the same period in 2011. The slight decrease in total net income from non-banking financial services companies of 5.6% for the nine months ended September 30, 2012 compared to the same period in 2011 was mainly due to a decrease in our asset management and advisory services performed by CAGF. In particular, the decrease in our asset management and advisory services is due to market conditions that affected profitability on equity mutual funds. As a result, clients have moved to fixed income mutual funds, which are less profitable for the bank. However, a larger decrease of 9.1% in our total consolidated net income resulted in an increase in the contribution of our subsidiaries.

The following table sets forth certain financial information with respect to our financial services subsidiaries as of September 30, 2011 and 2012, in millions of Chilean pesos. Amounts relating to inter-company transactions have not been removed for purposes of this table.

Non-Banking Services Offered through Subsidiaries

	As of and for the year ended September 30, 2011						As of and for the year ended September 30, 2012
	Assets		Shareholder’s Equity		Net Income		Assets		Shareholder’s Equity		Net Income
	(in millions of Ch$)
CorpBanca Corredores de Bolsa S.A.	Ch$	575,678	Ch$	81,875	Ch$	5,312	Ch$	261,695	Ch$	79,575	Ch$	4,776
CorpBanca Administradora General de Fondos S.A.		12,059		6,841		2,750		15,183		6,926		1,625
CorpBanca Corredores de Seguros S.A.		6,113		141		4,241		6,620		4,296		4,116
CorpBanca Asesorías Financieras S.A.		4,288		184		3,121		6,992		5,280		5,097
Corp Legal S.A.		1,682		891		469		2,248		2,023		434
Corp Capital Agencia de Valores S.A.		1,615		977		119		2,462		1,039		(69)
SMU Corp S.A.		7,682		6,684		(2,363)		10,073		7,196		(3,088)

DESCRIPTION OF THE NOTES

The Notes will be issued pursuant to the Indenture dated as of January 15, 2013 (the “Issue Date”). Resolutions of our board of directors, dated December 18, 2012, authorized the issuance of the Notes. The Indenture provides for the issuance of the Notes but does not limit the aggregate principal amount of Notes that may be issued under the Indenture, and provides that, subject to certain conditions, additional Notes (“Additional Notes”) may be issued under the Indenture from time to time. The Indenture does not limit the amount of additional indebtedness or other obligations that we may incur.

The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, or the “TIA.” The Notes are subject to all such terms, and you are referred to the Indenture and the TIA for a statement of those terms.

A copy of the Indenture is available upon request. We urge you to read the Indenture because it, and not this description, defines your rights as a holder of the Notes issued under the Indenture.

Ranking

The Notes will be our unsecured and unsubordinated obligations and will, other than as set forth below, at all times rank pari passu in right of payment with all of our other unsecured obligations other than obligations that are, by their terms, expressly subordinated in right of payment to the Notes. The Notes will be effectively subordinated to (i) all of our secured indebtedness with respect to the value of our assets securing that indebtedness, (ii) certain unsecured obligations that in case of our insolvency are granted preferential treatment pursuant to Chilean law and (iii) all of the existing and future liabilities of our Subsidiaries (as defined herein under “—Events of Default”), including trade payables.

As of September 30, 2012, we had Ch$9,948,505.0 million (US$20,991.1 million) aggregate principal amount of indebtedness outstanding that ranked pari passu in right of payment with the Notes and Ch$1,022,990.0 million (US$2,158.1 million) outstanding demand obligations to depositors that ranked senior to the Notes. The aggregate principal amount of indebtedness described in the preceding sentence consists of the sum of time deposits and saving accounts, obligations under repurchase agreements, derivative financial instruments, borrowings from financial institutions, other financial obligations, debt issued minus subordinated bonds.

Principal, Maturity and Interest

We are issuing US$800,000,000 aggregate principal amount of Notes. The Notes will mature on January 15, 2018. Interest on the Notes will accrue at a fixed rate of 3.125% per annum. The Notes will not be entitled to the benefit of any sinking funds. Interest on the Notes will be payable semi-annually in arrears on each January 15 and July 15 of each year, commencing on July 15, 2013. Interest on the Notes will accrue from the Issue Date, or if interest has already been paid, from the date it was most recently paid.

Additional Notes

We may issue Additional Notes having identical terms and conditions to the Notes being issued in this offering, except with respect to (1) Issue Date, (2) the first interest payment date and (3) issue price. Any Additional Notes will be part of the same issue as the Notes being issued in this offering and will be treated as one class with the Notes being issued in this offering, including for purposes of voting, redemptions and offers to purchase. If, however, any such Additional Notes are not fungible for U.S. federal income tax purposes with the Notes offered hereby, the applicable Additional Notes will be assigned separate CUSIP and ISIN numbers and Common Codes from the Notes offered hereby. For purposes of this “Description of the Notes,” references to the Notes include Additional Notes, if any.

Prescription

Under New York’s statute of limitations, any legal action to enforce CorpBanca’s payment obligations evidenced by the Notes must be commenced within six years after payment is due. Thereafter, CorpBanca’s payment obligations will generally become unenforceable.

Redemption at Maturity

The outstanding principal amount of the Notes will be paid upon maturity unless required to be earlier repaid as a result of the occurrence and continuation of an Event of Default (as defined herein under “—Events of Default”) or unless earlier redeemed at our option or for tax reasons as described below.

Optional Redemption

The Notes will be redeemable, in whole but not in part, at any time, at our option at a redemption price equal to the greater of (i) 100.0% of the principal amount thereof, and (ii) the sum of the present values of the Remaining Scheduled Payments (as defined below) of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the applicable redemption date) discounted to that redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 35 basis points; plus, in the case of both clause (i) and clause (ii) above, accrued and unpaid interest, and additional amounts, if any, on the principal amount of the Notes being redeemed to the date of redemption.

Notwithstanding the foregoing, payments of interest on the Notes that are due and payable on or prior to a date fixed for redemption of Notes will be payable, according to the Indenture and the terms and conditions of the Notes, to the holders of those Notes registered as such at the close of business on the relevant record dates according to the terms and provisions of the Indenture. In connection with such optional redemption, the following defined terms apply:

“Comparable Treasury Issue” means the United States Treasury security or securities selected by the Independent Investment Banker (as defined below) as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate notes of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations (as defined below) for that redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker for the Notes obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers (as defined below) appointed by us to act as the “Independent Investment Banker.”

“Reference Treasury Dealer” means each of Citigroup Global Markets Inc. and J.P. Morgan Securities LLC and their respective successors and two other nationally recognized investment banking firms that are Primary Treasury Dealers (as defined below) specified from time to time by us; provided that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States of America (a “Primary Treasury Dealer”), we shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day (as defined below under “—Payment and Administration of the Notes”) preceding that redemption date.

“Remaining Scheduled Payments” means, with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided that, if that redemption date is not an interest payment date with respect to such Notes, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to that redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third Business Day immediately preceding that redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Notes. On and after any redemption date, interest will cease to accrue on the Notes called for redemption.

Redemption Prior to Maturity Solely for Taxation Reasons

We may at our election, subject to applicable Chilean law, redeem the Notes in whole, but not in part, upon giving not less than 30 nor more than 60 days’ notice to the holders of the Notes, at their principal amount, plus additional amounts, if any, together with accrued but unpaid interest to the date fixed for redemption, if:

(i)	we certify to the trustee immediately prior to the giving of such notice that we have or will become obligated to pay Additional Amounts (as defined in “—Payment of Additional Amounts”) with respect to such Notes (and, in the case of Additional Amounts payable in respect of taxes imposed by Chile, such Additional Amounts are in excess of the Additional Amounts payable in respect of the 4.0% withholding tax payable on payments of interest on the Notes) as a result of any change in or amendment to the laws or regulations of a Relevant Jurisdiction (as defined in “—Payments of Additional Amounts”), or any change in the application or official interpretation of such laws or regulations, or any execution of, or amendment to, any treaty or treaties affecting taxation to which a Relevant Jurisdiction is a party, which change or amendment occurs after the date of issuance of such Notes, and

(ii)	such obligation cannot be avoided by us taking reasonable measures available to us,

provided that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which we would be obligated to pay such Additional Amounts if a payment in respect of the Notes were then due. For the avoidance of doubt, “reasonable measures” shall include a change in the jurisdiction of the paying agent(s).

Before giving notice of redemption, we shall deliver to the trustee an officers’ certificate and opinion of counsel stating that we are entitled to effect such redemption in accordance with the terms set forth in the Indenture and setting forth in reasonable detail a statement of the facts relating thereto. The statement will be accompanied by a written opinion of counsel to the effect, among other things, that:

(i)	we have become obligated to pay such Additional Amounts as a result of a change or amendment described above,

(ii)	we cannot avoid payment of such Additional Amounts by taking reasonable measures available to us, and

(iii)	all governmental approvals necessary for us to effect the redemption have been obtained and are in full force and effect or specifying any such necessary approvals that as of the date of such opinion have not been obtained and that all conditions precedent to the redemption of the Notes have been satisfied.

Payment and Administration of the Notes

The Notes will bear interest at the rate specified under “—Principal, Maturity and Interest” above. Interest on the Notes will be paid on the dates specified above to the person in whose name a Note is registered at the close of business on the 15th day preceding the respective interest payment date, whether or not a Business Day (such date, a “record date”).

If any payment date for the Notes falls on a day that is not a Business Day the related payment of principal or interest will be made on the next succeeding Business Day as if it were made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such payment date, as the case may be. For purposes of this section, “Business Day” means any weekday on which banking and trust institutions in New York and Santiago are not authorized generally or obligated by law, regulation or executive order to close.

Any interest on the Notes which is payable, but is not paid or duly provided for, on any Note interest payment date shall cease to be payable to the noteholder on the regular Note record date, and such defaulted interest may be paid by us to the persons in whose name the Notes are registered at the close of business on a special record date (as such term is explained in the Indenture) fixed by the trustee for such purpose. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. Except as described in “—Book-Entry System; Delivery and Form”, we will pay principal and interest by check and may mail interest checks to a holder’s registered address.

The principal of and interest on the Notes will be payable in U.S. dollars or in such other coin or currency of the United States of America as is legal tender for the payment of public and private debts at the time of payment.

The Notes will be issued in denominations of US$200,000 and any integral multiple of US$1,000 and only in the form of securities entitlements in respect of one or more global notes (as defined herein under “—Book-Entry System; Delivery and Form”) registered in the name of Cede & Co., as nominee of DTC. Securities entitlements in respect of the global notes will be held through financial institutions acting on behalf of the beneficial holders of such entitlements as direct or indirect participants in DTC. Except in limited circumstances, owners of securities entitlements in respect of the global notes will not be entitled to receive physical delivery of Notes in certificated form. See “—Book-Entry System; Delivery and Form”. No service charge will be made for any registration of, transfer or exchange of Notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Initially, the trustee will act as paying agent and registrar for the Notes. The Notes may be presented for registration of transfer and exchange at the offices of the registrar for the Notes.

Highly Leveraged Transactions; Change of Control

The Indenture does not include any debt covenants or other provisions which afford holders of the Notes protection in the event of a highly leveraged transaction or a change of control.

Indebtedness, Liens, Dividends, Reserves and Maintenance of Properties

The Indenture does not limit our ability to incur additional indebtedness (including Additional Notes), our ability to grant liens on our assets and properties, our payment of dividends or require us to create or maintain any reserves.

We may not dispose of and must maintain and keep in good condition any tangible property useful in the conduct of our business, unless such disposal or the discontinuance of its maintenance is, in our judgment, desirable in the conduct of our business and would not have a material adverse effect on our financial condition or results of operations.

Covenants

We have agreed to restrictions on our activities for the benefit of holders of the Notes. The following restrictions will apply separately to the Notes:

Consolidation, Merger, Sale or Conveyance

We may not consolidate with or merge into any other corporation or convey or transfer our properties and assets substantially as an entirety to any person, unless:

(i)	the successor corporation shall be a corporation organized and existing under the laws of Chile or the United States of America or any state thereof, and shall expressly assume by a supplemental indenture, delivered to and in a form satisfactory to the trustee, the due and punctual payment of the principal of, premium, if any and interest on all the outstanding Notes and the performance of every covenant in the Indenture on our part to be performed or observed,

(ii)	immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both would become an Event of Default, shall have happened and be continuing, and

(iii)	we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance or transfer and, if a supplemental indenture is required, such supplemental indenture comply with the foregoing provisions relating to such transaction and all conditions precedent in the Indenture relating to such a transaction have been complied with.

In case of any such consolidation, merger, conveyance or transfer such successor corporation will succeed to and be substituted for us as obligor on the Notes with the same effect as if it had issued the Notes. Upon the assumption of our obligations by any such successor corporation in such circumstances subject to certain exceptions, we will be discharged from all obligations under the Notes and the Indenture.

Periodic Reports

The Indenture provides that if we are not required to file with the SEC information, documents, or reports pursuant to Section 13 or Section 15(d) of the Exchange Act, we will file with the trustee and the SEC the supplementary and periodic information, documents and reports required pursuant to Section 13 of the Exchange Act in respect of a security of a “foreign private issuer” (as defined in Rule 3b-4 under the Exchange Act) listed and registered on a national securities exchange.

Events of Default

An “Event of Default,” with respect to the Notes is defined in the Indenture as:

(i)	our default in the payment of any principal of any of the Notes, when due and payable, whether at maturity or otherwise; or

(ii)	our default in the payment of any interest or any Additional Amounts when due and payable on any of the Notes and the continuance of such default for a period of 30 days; or

(iii)	our default in the performance or observance of any other term, covenant, warranty, or obligation in respect of the Notes or the Indenture, not otherwise expressly defined as an Event of Default in (i) or (ii) above, and the continuance of such default for more than 60 days after written notice of such default has been received by us from the trustee or the holders of at least 25.0% in aggregate principal amount of the Notes outstanding specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default;” or

(iv)

if any of our Indebtedness (as defined below) or that of our Subsidiaries becomes due and repayable prematurely by reason of an event of default (however described) or we or any of our Subsidiaries fails to make any payment in respect of any Indebtedness on the due date for such payment or within any originally applicable grace period, provided that no such event as aforesaid shall constitute an Event of Default unless such Indebtedness either alone or when aggregated with other Indebtedness in respect of which one or more of the events mentioned in this paragraph (iv) has occurred shall amount to at least U.S.$40,000,000 (or its equivalent in any other currency on the basis of the middle spot rate for any relevant currency against the U.S. dollar as quoted by any leading bank on the day on which this paragraph operates); or

(v)	certain events of bankruptcy or insolvency with respect to us.

For purposes of the above, “Indebtedness” means (i) money borrowed and premiums and accrued interest in respect thereof, (ii) liabilities under or in respect of any acceptance or credit and (iii) the principal and premium (if any) and accrued interest in respect of any bonds, notes, debentures, debenture stock, loan stock, certificates of deposit or other securities whether issued for cash or in whole or in part for a consideration other than cash. “Subsidiary” means any corporation or other business entity of which we own or control (either directly or through one or more other Subsidiaries) more than 50.0% of the issued share capital or other ownership interests, in each case having ordinary voting power to elect or appoint directors, managers or trustees of such corporation or other business entity (whether or not capital stock or other ownership interests or any other class or classes shall or might have voting power upon the occurrence of any contingency).

The Indenture provides that (i) if an Event of Default (other than an Event of Default described in clause (v) above) shall have occurred and be continuing with respect to the Notes, either the trustee or the holders of not less than 25.0% of the total principal amount of the Notes then outstanding may declare the principal of all outstanding Notes and the interest accrued thereon, if any, to be due and payable immediately and (ii) if an Event of Default described in clause (v) above shall have occurred, the principal of all outstanding Notes and the interest accrued thereon, if any, shall become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of Notes. The Indenture provides that the Notes owned by us or any of our affiliates shall be deemed not to be outstanding for, among other purposes, declaring the acceleration of the maturity of the Notes. Upon the satisfaction by us of certain conditions, the declaration described in clause (i) of this paragraph may be annulled by the holders of a majority of the total principal amount of the Notes then outstanding. Past defaults, other than non-payment of principal, interest and compliance with certain covenants, may be waived by the holders of a majority of the total principal amount of the Notes outstanding.

Payment of Additional Amounts

We are required to make all payments in respect of the Notes free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, fines, penalties, assessments or other governmental charges (or interest on those taxes, duties, fines, penalties, assessments or other governmental charges) (collectively, “Taxes”) imposed, levied, collected, withheld or assessed by, within or on behalf of Chile (or any political subdivision or governmental authority thereof or therein having power to tax), or any other jurisdiction from or through which we make any payment under the Notes (or any political subdivision or governmental authority thereof or therein having power to tax) (a “Relevant Jurisdiction”), unless such withholding or deduction is required by law. In such event we will pay to the holders of the Notes, or the trustee, as the case may be, such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amounts received by the holders of such Notes or the trustee after we make such withholding or deduction shall not be less than the amounts of principal, interest and premium, if any, which would have been received in respect of such Notes in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable in respect of any Notes:

(i)	in the case of payments for which presentation of such Notes is required, presented for payment more than 30 days after the later of:

(a)	the date on which such payment first became due, and

(b)

if the full amount payable has not been received in the place of payment by the trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the holders by the trustee, except to the extent that the holder would have been entitled to such Additional Amounts on presenting such Note for payment on the last day of such period of 30 days;

(ii)	for any estate, inheritance, gift, sales, transfer, excise, personal property or similar Taxes;

(iii)	held by or on behalf of a holder who is liable for Taxes imposed in respect of such Notes by reason of such holder or a beneficial owner of the Note having some present or former, direct or indirect, connection with a Relevant Jurisdiction, other than the mere holding of such Note or the receipt of payments of the enforcement of rights in respect thereto;

(iv)	for any Taxes which are payable other than by deduction or withholding from payments of principal of, or interest or premium on the Notes or by direct payment by us in respect of claims made against us;

(v)	to the extent the Taxes giving rise to such Additional Amounts would not have been imposed (or would have been reduced) but for the failure of a holder or a beneficial owner of a Note to provide any required certification, documentation, or other information concerning the nationality, residence, identity or connection with a Relevant Jurisdiction or to make other similar claim for exemption to a Relevant Jurisdiction, if, after having been requested in writing by us to provide such applicable certification, documentation or information or to make such a claim, such holder or beneficial owner fails to do so within 30 days; provided that in no event shall such obligation to provide such certification, documentation or information require such holder or beneficial owner to provide any more onerous information, documents, or other evidence than would be required to be provided had such holder or beneficial owner been required to provide the U.S. Internal Revenue Service Forms W-8BEN, W-8ECI, W-8EXP and/or W-8IMY that (a) imposes on such person any material unreimbursed cost or expense or (b) requires the disclosure of any material nonpublic information to any unrelated person;

(vi)	any withholding or deduction imposed on a payment to an individual and that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;

(vii)	any Taxes which would have been avoided by a holder presenting the relevant Note (if presentation is required) or requesting that such payment be made to another paying agent in a member state of the European Union; or

(viii)	any combination of the above.

In addition, no Additional Amounts shall be paid with respect to any payment to any holder of Notes who is a fiduciary or a partnership or other than the sole beneficial owner of such Notes to the extent that the beneficiary or settlor with respect to such fiduciary, the member of such partnership or the beneficial owner of such Notes would not have been entitled to Additional Amounts had such beneficiary, settlor, member or beneficial owner held such Notes directly.

References to principal, interest, premium or other amounts payable in respect of any of the Notes also refer to any Additional Amounts which may be payable. Refunds, if any, of taxes with respect to which we pay Additional Amounts are for our account.

We will pay when due any present or future stamp, transfer, court or documentary taxes or any other excise or property taxes, charges or similar levies imposed in connection with the initial execution, delivery or registration of the Notes or any other document or instrument relating thereto, except as described in the Indenture with respect to transfer or exchange of the Notes.

Modification of the Indenture

We and the trustee may, without the consent of the holders of the Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, (i) curing ambiguities, defects or inconsistencies or (ii) making any other provisions with respect to matters or questions arising under the Indenture or the Notes or (iii) making any other change as shall not adversely affect the interests of the holders of the Notes in any material respect.

In addition, with certain exceptions, the Indenture and the Notes may be modified by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, but no such modification may be made without the consent of the holder of each outstanding Note adversely affected thereby which would:

(i)	extend the maturity of any payment of principal of or any scheduled installment of interest on any Note, or reduce the principal amount thereof or the interest or premium payable thereon, or change the method of computing the amount of principal thereof or interest or premium, if any, payable thereon on any date or change any place of payment where, or the coin or currency in which, any Note or interest or premium thereon are payable, or impair the right of holders to institute suit for the enforcement of any such payment on or after the date when due,

(ii)	reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose holders is required for any such modification or the consent of whose holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences provided for in the Indenture, or

(iii)	modify any of the provisions of certain sections of the Indenture with respect to the Notes, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Note adversely affected thereby.

The Indenture provides that the Notes owned by us or any of our Subsidiaries shall be deemed not to be outstanding for, among other purposes, consenting to any such modification.

Without the consent of any holder, we and the trustee may amend the Indenture to evidence the assumption by a successor corporation of our covenants contained in the Indenture, to add to our covenants, or to surrender any right or power conferred by the Indenture upon us, for the benefit of the holders of the Notes, to add such provisions as may be expressly permitted by the TIA excluding the provisions in Section 316(a)(2), to establish any form of security as provided for in the Indenture and the issuance of and terms thereof, to add to the rights of the holders of the Notes, to evidence and provide for the acceptance of a successor trustee and to provide for the issuance of Notes in bearer form with coupons as well as fully registered form.

The Trustee, Registrar, Paying Agents and Transfer Agents

Deutsche Bank Trust Company Americas is the trustee under the Indenture and has been appointed by us as registrar and paying agent with respect to each of the Notes. The Indenture provides that during the existence of an Event of Default, the trustee will exercise, subject to the terms of the Indenture, rights and powers vested in it by the Indenture, using the same degree of care and skill as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. In the absence of an Event of Default, the trustee need only perform the duties specifically set forth in the Indenture.

The Indenture does not contain limitations on the rights of the trustee under the Indenture, should it become our creditor, to obtain payment of claims. The trustee is not precluded from engaging in other transactions and, if it acquires any conflicting interest, it is not required to eliminate such conflict or resign. The address of the trustee is 60 Wall Street, New York, NY 10005.

Deutsche Bank Luxembourg S.A. has been appointed by us to serve as Luxembourg paying agent, Luxembourg transfer agent and Luxembourg listing agent with respect to each of the Notes. So long as we maintain a paying agent in Luxembourg, we will also maintain a paying agent that is not obliged to withhold or deduct tax pursuant to the European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of 26 and 27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such directive. The address of the Luxembourg paying agent and transfer agent is 2 Boulevard Konrad Adenauer, Luxembourg 1115, Luxembourg.

Listing

The Company has applied to list the Notes on the official list of the Luxembourg Stock Exchange for trading on the Euro MTF market.

Governing Law; Submission to Jurisdiction

The Indenture provides that it and the Notes will be governed by, and be construed in accordance with, the laws of the State of New York, without giving effect to the applicable principles of conflict of laws.

We have consented to the exclusive jurisdiction of any court of the State of New York or any United States Federal court sitting, in each case, in the Borough of Manhattan, The City of New York, New York, United States, and any appellate court from any of these courts, and have waived any immunity from the jurisdiction of these courts over any suit, action or proceeding that may be brought by the trustee or a holder based upon the Indenture and the Notes. We have appointed CorpBanca New York Branch, 845 Third Avenue, 5th Floor, New York, New York 10022 as our initial authorized agent upon which all writs, process and summonses may be served in any suit, action or proceeding brought by the trustee or a holder based upon the Indenture or the Notes against us in any court of the State of New York or any United States Federal court sitting in the Borough of Manhattan, The City of New York and have agreed that such appointment shall be irrevocable so long as any of the Notes remain outstanding or until the irrevocable appointment by us of a successor in The City of New York as its authorized agent for such purpose and the acceptance of such appointment by such successor.

Book-Entry System; Delivery and Form

The Notes will be represented by one or more global notes (the “global notes”) in definitive form. The global notes will be deposited upon issuance with, or on behalf of, a custodian for DTC in the manner described in the preceding paragraph for credit to the respective accounts of the purchasers, or to such other accounts as they may direct, at Euroclear, Luxembourg or Clearstream. DTC will maintain the Notes in minimum denominations of US$200,000 and integral multiples of US$1,000 through its book-entry facilities.

Transfer and Exchange

A holder will be able to register the transfer of or exchange Notes only in accordance with the provisions of the Indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of CorpBanca, the registrar is not required to register the transfer or exchange of a note between a record date and the next succeeding interest payment date.

The Notes will be issued in registered form and the registered holder will be treated as the owner of such note for all purposes.

Certain Book-Entry Procedures for the Global Notes

DTC has advised CorpBanca as follows:

DTC is a limited-purpose trust company that was created to hold securities for its participating organizations, including Euroclear, Luxembourg and Clearstream (collectively, the “Participants” or the “Depositary’s Participants”), and to facilitate the clearance and settlement of transactions in these securities between Participants through electronic book-entry changes in the accounts of its Participants. The Depositary’s

Participants include securities brokers and dealers (including the underwriters), banks and trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the “Indirect Participants” or the “Depositary’s Indirect Participants”) that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Depositary’s Participants or the Depositary’s Indirect Participants. Pursuant to procedures established by DTC, ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of the Depositary’s Participants) and the records of the Depositary’s Participants (with respect to the interests of the Depositary’s Indirect Participants).

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the Notes will be limited to such extent.

So long as the holder of a global note is the registered owner of any Notes, the holder of a global note will be considered the sole holder of outstanding Notes represented by such global notes under the Indenture. Except as provided below, owners of Notes will not be entitled to have Notes registered in their names and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions, or approvals to the Trustee thereunder. Neither CorpBanca nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Notes.

Payments in respect of the principal of, premium, if any, and interest on any Notes registered in the name of a holder of a global note on the applicable record date will be payable by the trustee to or at the direction of such holder of a global note in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, CorpBanca and the trustee may treat the persons in whose names any Notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither CorpBanca nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes (including principal, premium, if any, and interest). CorpBanca believes, however, that it is currently the policy of DTC to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective beneficial interests in the relevant security as shown on the records of DTC. Payments by the Depositary’s Participants and the Depositary’s Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary’s Participants or the Depositary’s Indirect Participants.

Subject to certain conditions, any person having a beneficial interest in the global notes may, upon request to the trustee and confirmation of such beneficial interest by the depositary or its Participants or Indirect Participants, exchange such beneficial interest for Notes in definitive form. Upon any such issuance, the trustee is required to register such Notes in the name of and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if (1) the depositary notifies CorpBanca in writing that DTC is no longer willing or able to act as a depositary and CorpBanca is unable to locate a qualified successor within ninety (90) days, (2) CorpBanca, at its option, notifies the trustee in writing that it elects to cause the issuance of Notes in definitive form under the Indenture or (3) an Event of Default under the Indenture has occurred with regard to the Notes that has not been cured or waived, then, upon surrender by the relevant holder of a global note of its global note, Notes in such form will be issued to each person that such holder of a global note and DTC identifies as being the beneficial owner of the related Notes. Neither CorpBanca nor the trustee will be liable for any delay by a holder of a global note or DTC in identifying the beneficial owners of Notes and CorpBanca and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of Notes or DTC for all purposes.

Certificated Notes

If (i) we notify the trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within ninety (90) days of such notice or cessation, (ii) we, at our option, notify the trustee in writing that we elect to cause the issuance of Notes in certificated form under the Indenture or (iii) upon the occurrence of certain other events as provided in the Indenture, then, upon surrender by DTC of the global notes, certificated Notes will be issued to each person that DTC identifies as the beneficial owner of the Notes represented by the global notes. Upon any such issuance, the trustee is required to register such certificated Notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

Neither we nor the trustee shall be liable for any delay by DTC or any DTC Participant or Indirect Participant in identifying the beneficial owners of the related Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued).

Notices

Notice to holders of the Notes will be given by mail to the addresses of such holders as they appear in the security register. In addition, so long as the Notes are listed on the official list of the Luxembourg Stock Exchange and admitted to trading on the Euro MTF market and it is required by the rules of such exchange, all notices to holders of Notes will be published in English:

(1)	in a leading newspaper having a general circulation in Luxembourg (which currently is expected to be Luxemburger Wort); or

(2)	on the website of the Luxembourg Stock Exchange at http://www.bourse.lu.

Notices will be deemed to have been given on the date of mailing or of publication as aforesaid or, if published on different dates, on the date of the first such publication. If publication as provided above is not practicable, notices will be given in such other manner, and shall be deemed to have been given on such date, as the trustee may approve.

Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to other holders.

Replacement of Notes

In case of mutilated, destroyed, lost or stolen Notes, application for replacement thereof may be made to the trustee or us. Any such Note shall be replaced by the trustee in compliance with such procedures, on such terms as to evidence and indemnification as the trustee or we may require and subject to any applicable law or regulation. All such costs as may be incurred in connection with the replacement of any Notes shall be borne by the applicant. Mutilated Notes must be surrendered before new ones will be issued.

TAX CONSIDERATIONS

The following summary contains a description of material Chilean and U.S. federal income tax considerations that may be relevant to the acquisition, ownership and disposition of Notes by a holder thereof. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than Chile and the United States.

Chilean Tax Considerations

General

The following is a general summary of the principal consequences under Chilean tax law with respect to an investment in the Notes made by a Foreign Holder (as defined below). It is based on the tax laws of Chile as in effect on the date of this prospectus supplement, as well as regulations, rulings and decisions of Chile available on or before such date and now in effect. All of the foregoing is subject to change. Under Chilean law, provisions contained in statutes such as tax rates applicable to foreign investors, the computation of taxable income for Chilean purposes and the manner in which Chilean taxes are imposed and collected may be amended only by another law. In addition, the Chilean tax authorities enact rulings and regulations of either general or specific application and interpret the provisions of Chilean tax law. Chilean tax law may not be applied retroactively against taxpayers who act in good faith relying on such rulings, regulations or interpretations, but Chilean tax authorities may change their rulings, regulations or interpretations prospectively.

For purposes of this prospectus supplement, the term “Foreign Holder” means either (i) in the case of an individual, a person who is not resident or domiciled in Chile (for purposes of Chilean taxation, an individual holder is resident in Chile if he or she (a) has remained in Chile for more than six months in one calendar year, or a total of more than six months in two consecutive fiscal years and (b) resides in Chile with the actual or presumptive intent of staying in Chile (such intention to be evidenced by circumstances such as the acceptance of employment in Chile or the relocation of one’s family to Chile)); or (ii) in the case of a legal entity, a legal entity that is not organized under the laws of Chile, unless the Notes are assigned to a branch or a permanent establishment of such entity in Chile.

Under the Ley de Impuesto a la Renta (the “Income Tax Law”), payments of interest or premium, if any, made to a Foreign Holder in respect of the Notes will generally be subject to a Chilean withholding tax currently at the rate of 4.0%. However, such interest and premium that qualify for this 4% withholding tax is subject to a special additional tax equal to the difference between the withholding tax paid and a 35% tax rate to the extent such interest and premium are (i) paid to entities deemed to be related to us, as described below, and (ii) on the portion of our indebtedness considered to be excessive. Our indebtedness will be considered to be excessive (“Excessive Indebtedness”) when in the fiscal year in which the Notes are issued we have indebtedness with entities deemed to be related to us qualifying for the 4% withholding tax rate and such indebtedness exceeds three times our “net worth,” as calculated for Chilean tax purposes. In this respect, Excessive Indebtedness also considers the indebtedness generated by bonds issued in Chilean currency held by related entities. Consequently, such qualifying interest or premium paid to entities deemed to be related to us with respect to debt that exceeds the Excessive Indebtedness ratio will be subject to a 35% tax rate (4% withholding tax plus the difference between the withholding tax paid and a 35% rate).

Under the Excessive Indebtedness rules, a lender or creditor, such as a holder of the Notes, will be deemed to be related to the payor or debtor, if: (i) the lender or creditor is incorporated, domiciled or resident in a tax haven qualified as such by the Chilean Ministry of Finance, based on the list of harmful preferential tax regimes and tax havens published by the Organization for Economic Co-Operation and Development) at the time of granting the loan; (ii) the lender or debtor, directly or indirectly, owns or participates in 10% or more of the capital or the profits of the other, or if the lender and debtor have a common partner or shareholder which, directly or indirectly, owns or participates in 10% or more of the capital or the profits of both; or (iii) the debt is guaranteed directly or indirectly in cash or in any financial instruments or securities evidencing payment obligations (excluding any financial instruments or securities evidencing obligations of the borrower with any of its related entities) by a third party, for the amount effectively guaranteed. The debtor will be required to issue a sworn statement in this regard in the form set forth by the Chilean tax authorities.

We have agreed, subject to specific exceptions and limitations, to pay to the Foreign Holders of the Notes Additional Amounts in respect of the 4% tax described above in order that the interest and premium, if any, the Foreign Holder receives, net of such taxes, equals the amount which would have been received by such Foreign Holder in the absence of such taxes. If we pay Additional Amounts in respect of such Chilean withholding taxes, any refunds of such Additional Amounts will be for the account of CorpBanca. See “Description of the Notes—Additional Amounts.”

Under existing Chilean law and regulations, a Foreign Holder will not be subject to any Chilean taxes in respect of payments of principal made by us with respect to the Notes.

The Income Tax Law provides that a Foreign Holder is subject to income tax on his or her Chilean source income. For this purpose, Chilean source income means earnings from activities performed in Chile or from the sale, disposition or other transactions in connection with assets or goods located in Chile. As of the date of this prospectus supplement, there are no rulings from the Chilean tax authorities under which the capital gain earned by a Foreign Holder on the sale or other disposition of a note issued abroad by a Chilean company may be considered Chilean source income. Therefore, any capital gains realized on the sale or other disposition by a Foreign Holder of the Notes generally will not be subject to any Chilean taxes provided that such sales or other dispositions occur outside of Chile and are made to another Foreign Holder (except that any premium payable on redemption of the Notes will be treated as interest and subject to the Chilean interest withholding tax, as described above).

A Foreign Holder will not be liable for estate, gift, inheritance or similar taxes with respect to the Notes unless the Notes are either located in Chile at the time of such Foreign Holder’s death or, if the Notes are not located in Chile at the time of a Foreign Holder’s death, if such Notes were purchased or acquired with cash obtained from Chilean sources. A Foreign Holder will not be liable for Chilean stamp, registration or similar taxes.

The issuance of the Notes is subject to stamp tax at a rate of 0.4% of the aggregate principal amount of the Notes, which will be payable by us. If the stamp tax is not paid when due, Chilean Tax Law requires payment of the tax due plus adjustments and 1.5% interest per each month or portion thereof. In addition, until such tax (and any penalty) is paid, Chilean courts will not enforce any action based on the Notes. We have agreed to promptly pay such tax when due. See “Description of the Notes—Additional Amounts.”

U.S. Federal Income Tax Considerations

This disclosure is limited to the U.S. federal tax issues addressed herein. Additional issues may exist that are not addressed in this disclosure and that could affect the U.S. federal tax treatment of the Notes. This tax disclosure was written in connection with the promotion or marketing of the Notes, and it cannot be used by any holder for the purpose of avoiding penalties that may be asserted against the holder under the Code. Holders should seek their own advice based on their particular circumstances from an independent tax advisor.

The following is a description of certain U.S. federal income tax consequences to U.S. Holders (as defined below) of acquiring, owning and disposing of Notes, but it does not purport to be a comprehensive description of all tax considerations that may be relevant to a particular person’s decision to acquire the Notes. This discussion applies only to initial U.S. Holders that (i) purchase Notes at the “issue price,” which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the Notes is sold for money and (ii) hold the Notes as capital assets for U.S. federal income tax purposes. This discussion does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including alternative minimum tax consequences and tax consequences applicable to U.S. Holders subject to special rules, such as certain financial institutions, insurance companies, dealers or traders in securities who use a mark to market method of tax accounting, regulated investment companies, real estate investment trusts, persons holding Notes as part of a hedging transaction, straddle, wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to the Notes, persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar, certain U.S. expatriates, entities classified as partnerships for U.S. federal income tax purposes, tax-exempt entities or persons holding Notes in connection with a trade or business conducted outside of the United States. This discussion does not describe any U.S. federal estate or gift tax consequences.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the Notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Notes and partners therein should consult their tax advisors as to the particular U.S. federal income tax consequences of acquiring, owning and disposing of the Notes.

This discussion is based on the Code, administrative pronouncements, judicial decisions, and U.S.Treasury regulations, all as of the date hereof, any of which is subject to change, possibly with retroactive effect. Prospective investors should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Notes, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

In certain circumstances, we may be obligated to pay holders amounts in excess of the stated interest and principal payable on the Notes. The obligation to make such payments may implicate the provisions of the U.S. Treasury regulations relating to “contingent payment debt instruments.” If the Notes were deemed to be contingent payment debt instruments, holders might, among other things, be required to treat any gain recognized on the sale or other disposition of a Note as ordinary income rather than as capital gain, and the timing and amount of income inclusion may be different from the consequences discussed herein. We intend to take the position that the likelihood that such payments will be made is remote and/or that such payments would be incidental, and therefore the Notes are not subject to the rules governing contingent payment debt instruments. This determination will be binding on a holder unless such holder explicitly discloses on a statement attached to such holder’s timely filed U.S. federal income tax return for the taxable year that includes the acquisition date of the Note that such holder’s determination is different. It is possible, however, that the IRS may take a contrary position from that described above, in which case the tax consequences to a holder could differ materially and adversely from those described below. The remainder of this disclosure assumes that the Notes will not be treated as contingent payment debt instruments.

As used herein, a “U.S. Holder” is a holder that is a beneficial owner of a Note and is, for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust if it (a) is subject to the primary supervision of a court within the United State and one or more U.S. persons (as defined under the Code) have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Stated Interest. Generally, stated interest paid on a note (including any Additional Amounts and any taxes withheld on payments of stated interest) will be taxable to a U.S. Holder as ordinary interest income at the time it accrues (or is received or withheld) in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes.

Interest income with respect to a Note will constitute foreign source income for U.S. federal income tax purposes, which is relevant in calculating a U.S. Holder’s foreign tax credit limitation. The limitation on foreign taxes eligible for credit is calculated separately with respect to two specific classes of income. For this purpose, interest income on the Notes will constitute “passive category income” for most U.S. Holders.

Subject to applicable restrictions and conditions (including a minimum holding period requirement), a U.S. Holder generally will be entitled to a foreign tax credit in respect of any Chilean income taxes withheld from interest income on a Note. Alternatively, the U.S. Holder may deduct such taxes in computing its taxable income, provided that the U.S. Holder does not elect to claim a foreign tax credit for any foreign income taxes paid or accrued in the taxable year. The rules governing foreign tax credits and deduction of foreign income taxes are complex, and we urge U.S. Holders to consult their tax advisors regarding the availability of foreign tax credits or deductions in their particular circumstances.

Sale, Retirement or Other Taxable Disposition of the Notes. Upon the sale, retirement or other taxable disposition of a Note (which could include a deemed disposition upon a consolidation, merger or other event affecting the Issuer), a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, retirement or taxable disposition and the U.S. Holder’s tax basis in the Note. For these purposes, the amount realized does not include any amount attributable to accrued interest, which is subject to tax as described above under “— Stated Interest.” A U.S. Holder’s tax basis in a Note will generally equal the cost of such Note to the U.S. Holder. Gain or loss realized on the sale, retirement or other taxable disposition of a Note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, retirement or taxable disposition the Note has been held for more than one year. The deductibility of capital losses is subject to limitations.

If any foreign income tax is withheld on the sale, retirement or other taxable disposition of a Note, the amount realized by a U.S. Holder will include the gross amount of the proceeds before deduction of such tax. Any capital gain or loss will generally be U.S. source for purposes of computing a U.S. Holder’s foreign tax credit limitation. Consequently, the U.S. Holder may not be able to benefit from the foreign tax credit for any tax withheld on the taxable disposition of a Note unless the U.S. Holder can apply the credit against U.S. federal income tax payable on other income from foreign sources. Alternatively, the U.S. Holder may deduct the foreign income tax, provided that the U.S. Holder does not elect to claim a foreign tax credit for any foreign income taxes paid or accrued in the taxable year.

Information Reporting and Backup Withholding. Payments of interest and proceeds from the sale of a Note that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is furnished to the Internal Revenue Service in a timely manner.

Medicare Tax on Investment Income. Legislation enacted in 2010 will imposes a 3.8% tax with respect to certain individuals, trusts and estates on the lesser of (i) modified adjusted gross income in excess of US$200,000 (US$250,000 for joint-filers) and (ii) net investment income. For these purposes, net investment income will generally include any interest paid to a U.S. Holder with respect to the Notes and any gain realized on the sale, exchange or other taxable disposition of a Note.

The above description is not intended to constitute a complete analysis of all tax consequences relating to the ownership of the Notes. Investors deciding on whether or not to invest in Notes should consult their own tax advisors concerning the tax consequences of their particular situations.

CERTAIN ERISA AND OTHER CONSIDERATIONS

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) imposes certain requirements on employee benefit plans subject to Title I of ERISA and on certain entities that are deemed to hold the assets of such plans (“ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements. Section 4975 of the Code contains provisions applicable to ERISA Plans as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts or an entity deemed to hold the assets of such plans (together with ERISA Plans, “Plans”).

Among the fiduciary rules in ERISA and the Code are the rules of Section 406 of ERISA and Section 4975 of the Code, which prohibit certain transactions involving the assets of a Plan and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. Such parties in interest or disqualified persons could include, without limitation, the Company, the underwriter, the agent and their respective affiliates. Depending on the satisfaction of certain conditions, a statutory or administrative exemption may be available with respect to an otherwise prohibited transaction arising from or in connection with the acquisition of notes. However, there can be no assurance that any exemption will be available in whole or in part with respect to any particular transaction involving notes. Any Plan fiduciary which proposes to use assets of a Plan to purchase notes should consult with its counsel regarding, without limitation, the applicability of the prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such purchase will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA or the Code.

Non-U.S. plans, governmental plans and certain church and other plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to U.S. federal, state or local law, or to non-U.S. law, that is similar to ERISA or Section 4975 of the Code (“Similar Law”). Fiduciaries of such plans should consult with their counsel before purchasing notes to determine, without limitation, the need for, and the availability, if necessary, of any exemptive relief under any such law or regulation.

Each purchaser and subsequent transferee of notes will be deemed to have represented and agreed that (i) it is not and is not acting on behalf of a person who is or will be (A) a Plan or (B) another employee benefit plan subject to Similar Law; or (ii) its purchase and holding of notes does not and will not result in a non-exempt prohibited transaction under ERISA or the Code or a violation of Similar Law.

Each fiduciary of a Plan, and each fiduciary of another employee benefit plan subject to Similar Law, should consult with its legal advisor concerning any potential consequences to the plan under ERISA, Section 4975 of the Code or Similar Law of an investment in, and the holding of, notes.

UNDERWRITING

General

Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are acting as joint book-running managers of the offering. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement between us and the underwriters named below, we have agreed to sell to the underwriters, and each underwriter named below has severally agreed to purchase from us, the following principal amount of Notes set forth opposite the underwriter’s name:

Underwriters
Citigroup Global Markets Inc	US$	400,000,000
J.P. Morgan Securities LLC	US$	400,000,000
Total	US$	800,000,000

The obligations of the underwriters under the underwriting agreement, including their agreement to purchase Notes from us, are several and not joint. The underwriting agreement provides that the obligations of the underwriters to purchase the Notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriting agreement provides that the underwriters will purchase all of the Notes if any of them are purchased.

The underwriters initially propose to offer the Notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the Notes to selected dealers at the public offering price minus a concession of up to 0.40% of the principal amount per Note. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

No Sale of Similar Securities

In the underwriting agreement, we have agreed that:

•

We will not offer, sell, or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any of our debt securities issued by CorpBanca Chile outside of Chile (other than the Notes) for a period of 45 days after the date of this prospectus supplement without the prior consent of Citigroup Global Markets Inc. and J.P. Morgan Securities LLC. Citigroup Global Markets Inc. and J.P. Morgan Securities LLC at their sole discretion may release any of the securities subject to these lock-up agreements at anytime without notice.

•

We will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

Commissions and Discounts

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Notes).

Paid by CorpBanca
Per note	0.40%

We expect that our total expenses for this offering, other than underwriting discounts and commissions, will be approximately US$750,908.

The Notes are a new issue of securities, and there is currently no established trading market for the Notes. The underwriters have advised us that they intend to make a market in the Notes, but they are not obligated to do so. The underwriters may discontinue any market making in the Notes at any time in their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the Notes, that you will be able to sell your Notes at a particular time or that the prices that you receive when you sell will be favorable.

You should be aware that the laws and practices of certain countries require investors to pay stamp taxes and other charges in connection with purchases of securities.

Price Stabilization and Short Positions

In connection with the offering of the Notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

Other Relationships

The underwriters and their affiliates have performed certain commercial banking, investment banking or advisory services for us from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, continue to engage in transactions with and perform services for us in the ordinary course of their business.

Electronic Distribution

In connection with the offering, the underwriter or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Luxembourg Stock Exchange Listing

Application has been made to list the notes on the official list of the Luxembourg Stock Exchange for trading on the Euro MTF market.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each initial purchaser has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes shall require CorpBanca or any initial purchaser to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

Each initial purchaser has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to CorpBanca; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

The Notes may not be offered or sold in Hong Kong by means of any other document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The Notes offered in this prospectus supplement have not been registered under the Securities and Exchange Law of Japan, and the Notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law, and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, 110 Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor (for corporations, under Section 274 of SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

Notice to Prospective Investors in Switzerland

The Notes may not and will not be publicly offered, distributed or redistributed on a professional basis in or from Switzerland only on the basis of a non-public offering, and neither this prospectus supplement nor any other solicitation for investments in the Notes may be communicated or distributed in Switzerland in any way that could constitute a public offering within the meaning of articles 652a or 1156 of the Swiss Federal Code of Obligations or of Article 2 of the Federal Act on Investment Funds of June 23, 2006. This prospectus supplement may not be copied, reproduced, distributed or passed on to others without the underwriters’ prior written consent. This prospectus supplement is not a prospectus within the meaning of Articles 1156 and 652a of the Swiss Code of Obligations or a listing prospectus according to article 32 of the Listing Rules of the Swiss exchange and may not comply with the information standards required thereunder. We will not apply for a listing of the Notes on any Swiss stock exchange or other Swiss regulated market and this prospectus supplement may not comply with the information required under the relevant listing rules. The Notes have not been and will not be approved by any Swiss regulatory authority. The Notes have not been and will not be registered with or supervised by the Swiss Federal Banking Commission, and have not been and will not be authorized under the Federal Act on Investment Funds of June 23, 2006. The investor protection afforded to acquirers of investment fund certificates by the Federal Act on investment Funds of June 23, 2006 does not extend to acquirers of our securities.

Notice to Prospective Investors in Chile

The Notes will not be registered with the SVS under the Chilean Securities Market Law (Ley No. 18,045 de Mercado de Valores), and, accordingly, may not be offered to persons in Chile except in circumstances that do not constitute a public offering under Chilean law.

Notice to Prospective Investors in Colombia

The Notes have not been and will not be registered in the Colombian National Registry of Securities and Issuers maintained by the SFC and may not be offered or sold publicly or otherwise be subject to brokerage activities in Colombia, except as permitted by Colombian law.

Notice to Prospective Investors in Peru

The Notes and the information contained in this offering memorandum have not been and will not be registered with or approved by SMV or the Lima Stock Exchange. Accordingly, the Notes cannot be offered or sold in Peru, except if such offering is a private offering under the securities laws and regulations of Peru. The Peruvian securities market law establishes that any offering may qualify as a private offering if it is directed exclusively to institutional investors.

The Notes have been registered with the SBS for Peruvian private pension fund investment eligibility, as required by Peruvian legislation.

EXPENSES OF THE OFFERING

We estimate that the total expenses in connection with the offering, other than underwriting discounts, commissions and fees, will be as follows:

Expense	Amount (US$)
SEC registration fee	109,120
Printing and engraving expenses	65,000
Legal fees and expenses	366,500
Accountant fees and expenses	190,000
Trustee fees and expenses	20,288

Total	750,908

All amounts in the above table, except for the SEC registration fee, are estimated and accordingly are subject to change.

LEGAL MATTERS

The validity of the Notes offered and sold in this offering will be passed upon for us by Dechert LLP, New York, New York, and for the underwriters by Shearman & Sterling LLP, New York, New York. Certain matters of Chilean law will be passed upon for us by Barros & Errázuriz Abogados, Santiago, Chile, and for the underwriters by Claro y Cia., Santiago, Chile.

EXPERTS

The consolidated financial statements as of December 31, 2011 and 2010, and for each of the three years in the period ended December 31, 2011, incorporated in this prospectus supplement by reference from CorpBanca’s Annual Report on Form 20-F, and the effectiveness of CorpBanca’s internal control over financial reporting have been audited by Deloitte & Touche Auditores y Consultores Ltda., an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and include an explanatory paragraph referring to the translation of Chilean peso amounts into U.S. dollar amounts and (2) express an unqualified opinion on the effectiveness of Corpbanca’s internal control over financial reporting). Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The combined financial statements of Banco Corpbanca Colombia S.A. and its subsidiary Corpbanca Investment Valores Colombia S.A., and Corpbanca Investment Trust Colombia S.A. (an affiliated corporation), both of which are under common control and management, as of December 31, 2011 and 2010 and January 1, 2010 and for the years ended December 31, 2011 and 2010, included in this prospectus supplement have been audited by Deloitte & Touche Ltda. independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the translation of Colombian peso amounts into Chilean peso amounts and into U.S. dollar amounts) appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LISTING AND GENERAL INFORMATION

1. Application has been made to have the Notes admitted on the Luxembourg Stock Exchange for trading on the Euro MTF market. We will use our reasonable best efforts to maintain such listing. If the listing of the Notes on the Luxembourg Stock Exchange were to become, in the future, in our judgment, unduly burdensome, we may seek an alternative admission to listing, trading and/or quotation of the Notes by another listing authority, stock exchange and/or quotation system. If such an alternative admission to listing, trading and/or quotation of the Notes is not available to us or is, in our commercially reasonable judgment, unduly burdensome, an alternative admission to listing, trading and/or quotation of the Notes may not be obtained.

2. The Notes have been accepted for clearance through the facilities of DTC for the benefit of its participants, including Euroclear and Clearstream. The CUSIP number, the ISIN number and the Common Code for the Notes are 21987A AB6, US21987AAB61 and 087640256, respectively. The Notes will be registered securities with the SEC under the Securities Act.

3. We have obtained all necessary consents, approvals and authorizations in connection with the issuance of the Notes. Resolutions of our board of directors, dated December 18, 2012 authorized the issuance of the Notes.

4. Except as described in this prospectus supplement, there are no pending actions, suits or proceedings against or affecting us or any of our subsidiaries or any of their respective properties, which, if determined adversely to us or any such subsidiary, would individually or in the aggregate have an adverse effect on our financial condition and that of our subsidiaries taken as a whole or would adversely affect our ability to perform our obligations under the Notes or which are otherwise material in the context of the issue of the Notes, and, to the best of our knowledge, no such actions, suits or proceedings are threatened.

5. Except as disclosed in this prospectus supplement, there has been no significant change in the prospects of CorpBanca nor are there any material adverse changes in the financial or trading position of CorpBanca since September 30, 2012.

6. For so long as any of the Notes are outstanding and listed on the Luxembourg Stock Exchange for trading on the Euro MTF market, copies in English of the items that are incorporated by reference in this prospectus supplement will be available free of charge from Deutsche Bank Luxembourg S.A., our Luxembourg paying agent and transfer agent, at its office at 2 Bld Konrad Adenauer, L 1115 Luxembourg, Luxembourg. During the same period, the Indenture will be available at the offices of the Trustee, as described below.

•	the Form 20-F/A filed with SEC, dated May 16, 2012;

•	Form 20-F filed with the SEC, dated April 30, 2012;

•	Form 20-F filed with the SEC, dated April 14, 2011;

•	Form F-3ASR filed with the SEC, dated April 14, 2011;

•	Form 6-K filed with the SEC, dated March 1, 2011;

•	Form 6-K filed with the SEC, dated February 1, 2011;

•	our by-laws;

•	the resolutions approved by our board of directors on December 18, 2012; and

•	this prospectus supplement.

We will, for so long as any Notes are admitted to listing on the Luxembourg Stock Exchange for trading on the Euro MTF market, maintain a paying agent in Luxembourg as well as in New York.

7. CorpBanca’s Annual Financial Statements have been prepared in accordance with IFRS and audited by Deloitte Chile.

8. The Trustee for the Notes is Deutsche Bank Trust Company Americas, having its office at 60 Wall Street, Mailstop NYC60-2710, New York, New York 10005. The terms and conditions of our appointment of Deutsche Bank Trust Company Americas, as Trustee, including the terms and conditions under which Deutsche Bank Trust Company Americas may be replaced as Trustee, are contained in the Indenture available for inspection at the offices of Deutsche Bank Trust Company Americas and Deutsche Bank Luxembourg S.A.

FINANCIAL STATEMENTS

Financial Statements of CorpBanca and Subsidiaries

Unaudited condensed consolidated interim financial statements as of September 30, 2012 and December 31, 2011 and for the nine months ended September 30, 2011 and 2012

Page
Condensed Consolidated Statements of Financial Position as of September 30, 2012 and December 31, 2011 (unaudited)	F-1
Condensed Consolidated Statements of Income for the nine month periods ended September 30, 2012 and 2011 (unaudited)	F-2
Condensed Consolidated Statements of Other Comprehensive Income for the nine month periods ended September 30, 2012 and 2011 (unaudited)	F-3
Condensed Consolidated Statements of Changes in Shareholders’ Equity for the nine month periods ended September 30, 2012 and 2011	F-4
Condensed Consolidated Statements of Cash Flows for the nine month periods ended September 30, 2012 and 2011 (unaudited)	F-6
Notes to the Condensed Consolidated Financial Statements as of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 (unaudited) and 2011	F-7

Financial Statements of CorpBanca Colombia and Subsidiaries

Unaudited condensed consolidated interim financial statements as of September 30, 2012 and December 31, 2011 and for the nine months ended September 30, 2012 and 2011

Audited combined financial statements as of January 1, 2010, December 31, 2010 and 2011 and for the years ended December 31, 2010 and 2011

CORPBANCA AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

As of September 30, 2012 and December 31, 2011

(In millions of Chilean pesos—MCh$)

(unaudited)

	Notes	12.31.2011	09.30.2012	09.30.2012
ASSETS		MCh$	MCh$	ThUS$
				(Note 1.2a)
Cash and deposits in banks	3	265,747	417,245	880,375
Cash in the process of collection	3	96,230	239,246	504,802
Trading portfolio financial assets		166,039	267,162	563,704
Investment under agreement to resell		23,251	62,954	132,831
Derivative financial instruments		248,982	301,658	636,490
Loans and receivables to banks	4	304,098	242,907	512,527
Loans and receivables to customers, net	5	6,711,945	9,571,281	20,195,132
Financial investments available-for-sale		843,250	1,048,260	2,211,799
Held-to-maturity investments		21,962	97,853	206,467
Investments in associates		3,583	5,732	12,094
Intangible assets	15	12,239	463.644	978,276
Property, plant and equipment, net	7	57,225	67,697	142,839
Current taxes		6,278	—	—
Deferred income taxes		25,080	35,276	74,431
Other assets		102,775	140.398	296,236

TOTAL ASSETS		8,888,684	12,961,313	27,348,003

LIABILITIES
Current accounts and demand deposits	8	682,720	1,022,990	2,158,480
Cash in the process of collection	3	36,948	201,638	425,450
Obligations under repurchase agreements		130,549	174,219	367,597
Time deposits and saving accounts	8	4,824,378	7,445,456	15,709,702
Derivative financial instruments		166,872	224,030	472,697
Borrowings from financial institutions		663,626	902,652	1,904,570
Debt issued	9	1,522,773	1,722,544	3,634,519
Other financial obligations	9	20,053	18,497	39,028
Current income tax provision		—	4,192	8,845
Deferred income taxes		25,352	119,838	252,855
Provisions		42,030	70,075	147,856
Other liabilities		30,981	77,249	162,994

TOTAL LIABILITIES		8,146,282	11,983,380	25,284,593

SHAREHOLDERS’ EQUITY
Attributable to equity holders of the Bank:
Capital		507,108	638,234	1,346,656
Reserves		139,140	276,138	582,643
Accumulated other comprehensive income	11	(5,639)	(43,970)	(92,776)
Retained earnings:
Retained earnings from prior periods		16,897	13,190	27,831
Net Income for the year		119,142	83,834	176,887
Less: Accrual for mandatory dividends		(36,855)	(41,508)	(87,581)

		739,793	925,918	1,953,660
Non controlling interest	11	2,609	52,015	109,750

TOTAL SHAREHOLDERS’ EQUITY		742,402	977,933	2,063,410

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY		8,888,684	12,961,313	27,348,003

Notes No. 1 to No. 17 are an integral part of these condensed consolidated financial statements.

CORPBANCA AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the nine month periods ended September 30, 2012 and 2011

(In millions of Chilean pesos—MCh$)

(unaudited)

	Notes		09.30.2011	09.30.2012	09.30.2012
			MCh$	MCh$	ThUS$
					(Note 1.2a)
Interest income	12		374,956	511,118	1,078,445
Interest expense	12		(232,697)	(342,113)	(721,849)

Net interest income			142,259	169,005	356,596

Income from services fees			50,153	70,890	149,576
Expenses from services			(8,774)	(13,009)	(27,449)

Net service fee income			41,379	57,881	122,127

Trading and investment income, net			57,124	38,484	81,200
Foreign exchange gains, net			6,854	25,349	53,486
Other operating income			7,558	15,421	32,538

Trading and investment income, foreign exchange gains and other operating income			71,536	79,254	167,224
Operating Income before provision for loan losses			255,174	306,140	645,947

Provisions for loan losses			(34,285)	(40,645)	(85,760)

Total Operating Income, Net of Provision for Loan Losses, Interest and Fees			220,889	265,495	560,187

Personnel salaries expenses			(56,855)	(81,692)	(172,368)
Administration expenses			(38,186)	(58,726)	(123,910)
Depreciation and amortization			(5,519)	(11,061)	(23,338)
Other operating expenses			(10,505)	(18,544)	(39,128)

Total Operating Expenses			(111,065)	(170,023)	(358,744)

Total Net Operating Income			109,824	95,472	201,443

Income attributable to investments in associates			232	(73)	(154)

Income before income taxes			110,056	95,399	201,289
Income taxes			(18,145)	(11,870)	(25,045)

Net income for the year			91,911	83,529	176,244

Attributable to:
Equity holders of the Bank			93,069	83,834	176,887
Non controlling interest			(1,158)	(305)	(643)

Earnings per share attributable to equity holders of the Bank:
			Ch$	Ch$	US$
Basic earnings per share		11	0.396	0.308	0.0006
Diluted earnings per share		11	0.396	0.308	0.0006

Notes No. 1 to No. 17 are an integral part of these condensed consolidated financial statements.

CORPBANCA AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OTHER COMPREHENSIVE INCOME

For the nine month periods ended September 30, 2012 and 2011

(In million of Chilean pesos—MCh$)

(unaudited)

	Notes	09.30.2011	09.30.2012	09.30.2012
		MCh$	MCh$	ThUS$
				(Note 1.2a)
Net income for the year		91,911	83,529	176,244

Other Comprehensive Income

Financial instruments available-for-sale		234	(183)	(386)
Exchange difference on translation		1,244	(39,787)	(83,949)
Hedge of net investment in foreign operation		(1,270)	1,133	2,391
Cash flow hedge		(3,345)	761	1,606

Other comprehensive income before income taxes		(3,137)	(38,076)	(80,338)
Income tax on other comprehensive income		773	(255)	(538)

Total other comprehensive income (loss)		(2,364)	(38,331)	(80,876)

Other comprehensive income for the year		89,547	45,198	95,368

Attributable to:
Equity holders of the Bank:		90,705	45,503	96,012
Non controlling interest		(1,158)	(305)	(644)

Notes No. 1 to No. 17 are an integral part of these condensed consolidated financial statements.

CORPBANCA AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

For the nine month periods ended September 30, 2012 and 2011

(In millions of Chilean pesos—MCh$, except for number of shares)

	Number of shares	Paid-in Capital	Reserves	Accumulated other comprehensive income						Retained earnings			Total attributable to equity holders of the Bank
				Financial investment available for sale	Hedge of net investment in foreign operation	Derivatives for Cash Flow Coverage	Income tax other comprehensive income	Exchange differences on translation	Accumulated other comprehensive income	Retained earnings from previous periods	Net income for the year	Accrual for mandatory dividends		Non- controlling interest	Total Shareholders’ equity
	(Millions)	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Shareholders’ equity as of January 1, 2011	226,909	342,379	26,406	(1,517)	963	—	94	(2,298)	(2,758)	120,259	122,550	(59,522)	549,314	2,943	552,257

Increase (decrease) in capital and reserves (unaudited)	23,449	57,860	113,495	—	—	—	—	—	—	122,550	(122,550)	—	171,355	1,490	172,845
Capitalization of retained earnings (unaudited)	—	106,869	—	—	—	—	—	—	—	(106,869)	—	—	—	—	—
Dividends paid (unaudited)	—	—	—	—	—	—	—	—	—	—		59,522	59,522	—	59,522
Accrual for mandatory dividends (unaudited)	—	—	—	—	—	—	—	—	—	(119,043)	—	(27,921)	(146,964)	—	(146,964)
Comprehensive income for the period (unaudited)	—	—	—	234	(1,270)	(3,345)	773	1,244	(2,364)	—	93,069	—	90,705	(1,158)	89,547

Shareholders’ equity as of September 30, 2011 (unaudited)	250,358	507,108	139,901	(1,283)	(307)	(3,345)	867	(1,054)	(5,122)	16,897	93,069	(27,921)	723,932	3,275	727,207

Shareholders’ equity as of January 1, 2011	226,909	342,379	26,406	(1,517)	963	—	94	(2,298)	(2,758)	120,259	122,550	(59,522)	549,314	2,943	552,257

Increase (decrease) in capital and reserves	23,449	57,860	112,734	—	—	—	—	—	—	122,550	(122,550)	—	170,594	1,490	172,084
Capitalization of retained earnings	—	106,869	—	—	—	—	—	—	—	(106,869)	—	—	—	—	—
Dividends paid	—	—	—	—	—	—	—	—	—	—		59,522	(59,521)	—	(59,521)
Accrual for mandatory dividends	—	—	—	—	—	—	—	—	—	(119,043)	—	(36,855)	(36,855)	—	(36,855)
Comprehensive income for the period	—	—	—	(1,258)	(1,264)	(2,576)	979	1,238	(2,881)	—	119,142	—	116,261	(1,824)	114,437

Shareholders’ equity as of December 31, 2011	250,358	507,108	139,140	(2,775)	(301)	(2,576)	1,073	(1,060)	(5,639)	16,897	119,142	(36,855)	739,793	2,609	742,402

Shareholders’ equity as of January 1, 2012	250,358	507,108	139,140	(2,775)	(301)	(2,576)	1,073	(1,060)	(5,639)	16,897	119,142	(36,855)	739,793	2,609	742,402

Increase (decrease) in capital and reserves (unaudited)	43,000	131,126	136,998	—	—	—	—	—	—			—	268,124	2,430	270,554
Capitalization of retained earnings (unaudited)	—	—	—	—	—	—	—	—	—	(3,707)	3,707	—	—	—	—
Dividends paid (unaudited)	—	—	—	—	—	—	—	—	—	—	(122,849)	36,855	(85,994)	—	(85,994)

CORPBANCA AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

For the nine month periods ended September 30, 2012 and 2011

(In millions of Chilean pesos—MCh$, except for number of shares)

	Number of shares	Paid-in Capital	Reserves	Accumulated other comprehensive income						Retained earnings			Total attributable to equity holders of the Bank
				Financial investment available for sale	Hedge of net investment in foreign operation	Derivatives for Cash Flow Coverage	Income tax other comprehensive income	Exchange differences on translation	Accumulated other comprehensive income	Retained earnings from previous periods	Net income for the year	Accrual for mandatory dividends		Non- controlling interest	Total Shareholders’ equity
	(Millions)	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Accrual for mandatory dividends (unaudited)	—	—	—	—	—	—	—	—	—	—	—	(41,508)	(41,508)	—	(41,508)
Comprehensive income for the period (unaudited)	—	—	—	(183)	1,133	761	(255)	(39,787)	(38,331)	—	83,834	—	45,503	(305)	45,198
Acquisition Subsidiary in Colombia (unaudited)	—	—	—	—	—	—	—	—	—	—	—	—	—	47,281	47,281

Shareholders’ equity as of Sept 30, 2012 (unaudited)	293,358	638,234	276,138	(2,958)	832	(1,815)	818	(40,847)	(43,970)	13,190	83,834	(41,508)	925,918	52,015	977,933

Balances as of Sept 30, 2012 (unaudited)
ThUs$ (Note 1.2a)	293,358	1,346,656	582,643	(6,241)	1,755	(3,830)	1,726	(86,186)	(92,776)	27,831	176,887	(87,581)	1,953,660	109,750	2,063,410

Notes No. 1 to No. 17 are an integral part of these condensed consolidated financial statements.

CORPBANCA AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the nine month periods ended September 30, 2012 and 2011

(In millions of Chilean pesos—MCh$)

(unaudited)

	Notes	09.30.2011	09.30.2012	09.30.2012
		MM$	MM$	ThUS$
				(Note 1.2a)
CASH FLOW FROM OPERATING ACTIVITIES:
Income before income taxes		110,056	95,399	201,289
Non-controlling interest		(1,158)	(305)	(644)

Charges (credits) to income not representing cash flow:
Depreciation and amortization		5,519	11,061	23,338
Provision for loan losses	13	43,233	51,151	107,928
Provisions and write-offs for assets received in lieu of payment		718	1,947	4,108
Contingency provisions		2,162	(2,478)	(5,229)
Adjustment to market value for financial investments available-for-sale and derivatives		(81,614)	(1,988)	(4,195)
Net interest income	12	(142,259)	(169,005)	(356,596)
Net service fee income		(41,379)	(57,881)	(122,127)
Net foreign exchange gains (losses)		(6,854)	(25,349)	(53,486)
Deferred taxes		3,987	(8,356)	(17,631)
Other charges (credits) to income not representing cash flows		34,490	31,818	67,137

Subtotals		(73,099)	(73,986)	(156,108)
Increase/decrease in operating assets and liabilities:
Loans and receivables to customers and banks		(985,654)	(1,124,046)	(2,371,705)
Investments under agreement to resell		85,015	73,349	154,764
Trading portfolio financial assets		124,734	133,711	282,126
Financial investments available-for-sale		272,226	(146,754)	(309,647)
Held to maturity investments		(11,000)	28,315	59,744
Other assets and liabilities		7,178	(13,620)	(28,738)
Time deposits and saving accounts		425,602	1,336,109	2,819,152
Current accounts and demand deposits		103,676	75,540	159,387
Obligations under repurchase agreements		(62,570)	43,506	91,796
Dividends received from investments in associates		9,890	283	597
Foreign borrowings obtained		777,995	616,274	1,300,321
Repayment of foreign borrowings		(607,952)	(545,995)	(1,152,034)
Net (decrease) increase of other obligations with banks		(37,382)	(511)	(1,078)
Income tax paid		(18,145)	(11,870)	(25,045)
Repayment of other borrowings		(3,386)	(3,810)	(8,039)

Net cash provided by operating activities		7,128	386,495	815,494

CASH FLOW FROM INVESTING ACTIVITIES:
Purchase of property, plant, equipment		(4,275)	(22,749)	(48,000)
Contributions to associates		—	(2,530)	(5,338)
Acquisition of Banco CorpBanca Colombia, S.A. net of cash acquired		—	(458,292)	(966,983)
Sale of assets received in lieu of payment or in foreclosure		(426)	1,227	2,589

Net cash used in investing activities		(4,701)	(482,344)	(1,017,732)

CASH FLOW FROM FINANCING ACTIVITIES:
Issued debt		304,858	520,707	1,098,677
Redemption of issued debt		(35,449)	(389,758)	(822,378)
Capital increase	11	171,355	268,124	565,734
Dividends paid		(119,043)	(122,849)	(259,208)

Net cash provided by financing activities		321,721	276,224	582,825

NET INCREASE IN CASH AND CASH EQUIVALENTS		324,148	180,375	380,586

Cash and cash equivalents at beginning of year		393,721	534,341	1,127,444
Cash and cash equivalents at end of year	3	717,869	714,716	1,508,030

Notes No. 1 to No. 17 are an integral part of these condensed consolidated financial statements

CORPBANCA AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

CORPBANCA AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

NOTE 1—GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.1 General Information

Corporate information

CorpBanca is a banking corporation organized pursuant to the laws of the Republic of Chile that provides a broad spectrum of general banking services to its clients, who are individuals and corporations. CorpBanca and its subsidiaries (hereinafter jointly referred to as the “Bank” or “CorpBanca” or “Company” or the “Group”) offer commercial and consumer banking services, including factoring, collections, leasing, securities and insurance brokerage, mutual funds and management of investment funds and bank investments.

The following table sets forth CorpBanca’s subsidiaries as of September 30, 2012 and December 31, 2011:

	Participation Percentage
	As of September 30, 2012			As of December , 2011
	Direct %	Indirect %	Total %	Direct %	Indirect %	Total %
CorpBanca Corredores de Bolsa S.A.	99.990	0.010	100.00	99.990	0.010	100.00
CorpBanca Administradora General de Fondos S.A.	99.996	0.004	100.00	99.996	0.004	100.00
CorpBanca Asesorías Financieras S.A. [1]	99.990	0.010	100.00	99.990	0.010	100.00
CorpBanca Corredores de Seguros S.A.	99.990	0.010	100.00	99.990	0.010	100.00
CorpLegal S.A. [1]	99.990	0.010	100.00	99.990	0.010	100.00
CorpBanca Agencia de Valores S.A.	99.990	0.010	100.00	99.990	0.010	100.00
CorpBanca Nueva York Branch [1]	100.000	—	100.00	100.000	—	100.00
SMU CORP S.A. [1]	51.000	—	51.00	51.000	—	51.00
Banco Corpbanca Colombia S.A. [2]	91.930	—	91.93	—	—	—
CorpBanca Investment Valores Colombia S.A [2]	—	87.218	87.28	—	—	—
CorpBanca Investment Trust Colombia S.A [2]	—	86.871	86.87	—	—	—

1.	Companies regulated by Superintendencia de Bancos e Instituciones Financieras (the “SBIF”). The other companies are regulated by the Superintendency of Securities and Insurance (SVS, in its Spanish acronym).
2.	Company supervised by the Colombian Superintendency of Finance which maintains a supervision agreement with the SBIF as a condition to the fact that CorpBanca has acquired control of this subsidiary on May 29, 2012. For details of the transaction see Note 6 to the financial statements.

1.2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)    Basis of preparation

These condensed interim consolidated financial statements have been prepared in accordance with International Accounting Standard 34 Interim Financial Reporting.

The condensed interim consolidated financial information is intended to provide an update to the Bank’s 2011 consolidated financial statements.

Given the above, these interim financial statements do not include all of the information that would be required for a complete set of consolidated financial statements prepared under International Financial Reporting

CORPBANCA AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

Standards as issued by International Accounting Standard Board (the “IFRS”), so, for adequate understanding of the information included in these condensed consolidated financial statements, they must be read in conjunction with the CorpBanca’s annual consolidated financial statements as of and for the year ended December 31, 2011.

The same accounting policies, presentation and methods of computation have been followed in these condensed interim consolidated financial statements as were applied in the preparation of the Group’s financial statements for the year ended December 31, 2011, except for the adoption of the amendments to the Standards, described below.

For purposes of these financial statements, we use certain terms and conventions. References to “US$”, “US dollars” and “dollars” are to United States dollars, references to “Chilean pesos,” “pesos” or “Ch$” are to Chilean pesos and references to “UF” are to Unidades de Fomento. The UF is an inflation-indexed Chilean monetary unit with a value in Chilean pesos that changes daily to reflect changes in the official Consumer Price Index (“CPI”) of the Instituto Nacional de Estadísticas (the Chilean National Institute of Statistics) for the previous month.

The Bank maintains its accounting records and prepares its consolidated financial statements in Chilean pesos. The U.S. dollar amounts disclosed in the accompanying financial statements are presented solely for the convenience of the reader at the closing exchange rate of Ch$473.94 per US$1.00 as of September 30, 2012. This translation should not be construed as representing that the Chilean peso amounts actually represent or have been, or could be, converted into U.S. dollars at such a rate or at any other rate.

b)    Application of new and revised International Financial Reporting Standards (IFRS)

a)    New and revised IFRS effective in the current year

The following new and revised IFRS have been adopted in these financial statements, where applicable:

Amendments to Standards	Effective date
IAS 12, Income Taxes—Deferred tax: Recovery of underlying assets	Annual periods beginning on or after January 1, 2012.
IFRS 1 (Revised), First Time Adoption of IFRS— (i)Replacement of ‘fixed dates’ for first-time adopters—(ii) Severe Hyperinflation	Annual periods beginning on or after July 1, 2011.
IFRS 7, Financial Instruments: Disclosures—Disclosures—Transfers of financial assets	Annual periods beginning on or after July 1, 2011.

Amendments to IAS 12, Income Taxes

On December 20, 2010, the IASB published Deferred Tax: Recovery of Underlying Assets—Amendments to IAS 12. The amendments provide an exception to the general principle in IAS 12 Income Taxes (IAS 12) that the measurement of deferred tax assets and deferred tax liabilities should reflect the tax consequences that would follow from the manner in which the entity expects to recover the carrying amount of an asset.

Specifically, the amendments provide an exception to the principle when deferred tax assets or deferred tax liabilities arise from investment property measured using the fair value model in IAS 40 Investment Property (IAS 40) and for investment property acquired in a business combination if it is subsequently measured using the fair value model in IAS 40. For the purposes of measuring deferred tax, the amendments introduce a rebuttable presumption that the carrying amount of such an asset will be recovered entirely through sale. The presumption

CORPBANCA AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

can be rebutted if the investment property is depreciable and is held within a business model whose objective is to consume substantially all of the economic benefits over time, rather than through sale. The amendments to IAS 12 should be applied retrospectively requiring a retrospective restatement of all deferred tax assets or deferred tax liabilities within the scope of the amendment, including those that were initially recognized in a business combination. The effective date of the amendments is for annual periods beginning on or after January 1, 2012. Earlier application is permitted.

Management believes that the application of these amendments has not had any material impact on the amounts reported for the current and prior years but may affect the accounting for future transactions or arrangements.

Amendments to IFRS 7, Financial Instruments: Disclosure

On October 7, 2010, the IASB issued amendments to IFRS 7 Financial Instruments: Disclosure that increases the disclosure requirements for transactions involving transfers of financial assets. These amendments are intended to provide greater transparency around risk exposures of transactions where a financial asset is transferred but the transferor retains some level of continuing exposure (referred to as ‘continuing involvement’) in the asset. The amendments also require disclosure where transfers of financial assets are not evenly distributed throughout the period (e.g., where transfers occur near the end of a reporting period). The amendments are applicable for annual periods beginning on or after July 1, 2011, with early adoption allowed. Moreover, the disclosures are not required for any of the periods presented that start before the initial adoption date.

Management of the Bank does not believe that these new disclosure requirements have been applicable to any transactions entered into for the nine-month period ended September 30, 2012.

Accounting pronouncements not yet effective

b)	New and revised IFRS in issue but not yet effective

New Standards, Interpretations and Amendments	Effective date
IFRS 9, Financial Instruments	Annual periods beginning on or after January 1, 2015
IFRS 10, Consolidated Financial Statements	Annual periods beginning on or after January 1, 2013
IFRS 11, Joint Arrangements	Annual periods beginning on or after January 1, 2013
IFRS 12, Disclosure of Involvement in Other Entities	Annual periods beginning on or after January 1, 2013
IAS 27 (2011), Separate Financial Statements	Annual periods beginning on or after January 1, 2013
IAS 28 (2011), Investments in Associates and Joint Ventures	Annual periods beginning on or after January 1, 2013
IFRS 13, Fair Value Measurements	Annual periods beginning on or after January 1, 2013

CORPBANCA AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

Amendments to Standards	Effective date:
IAS 1, Presentation of Financial Statements—Presentation of Items of Other Comprehensive Income	Annual periods beginning on or after July 1, 2012
IAS 19, Employee benefits (2011)	Annual periods beginning on or after January 1, 2013
IAS 32, Financial instruments: presentation—Clarified requirements for offsetting of financial assets and financial liabilities	Annual periods beginning on or after January 1, 2014
IFRS 7, Financial Instruments: Disclosures—Amendments enhancing disclosures about transfers of financial assets	Annual periods beginning on or after July 1, 2011.
IFRS 10, Consolidated Financial Statements, IFRS 11 Joint Arrangements and IFRS 12 Disclosure of Involvement with Other Entities—Transition Guidance	Annual periods beginning on or after January 1, 2013

IFRS 9, Financial Instruments

On November 12, 2009, the IASB issued IFRS 9 Financial Instruments (IFRS 9). This Standard introduces new requirements for the classification and measurement of financial assets and is effective from 1 January 2013 with early adoption permitted. IFRS 9 specifies how an entity shall classify and measure its financial assets. This Standard requires that all financial assets be classified on the basis of an entity’s business model for managing the financial assets and the contractual cash flow characteristics of the financial asset. Financial assets are either measured at amortized cost or at fair value. Only those financial assets measured at amortized cost are tested for impairment. Additionally, on 28 October 2010, the IASB published a revised version of IFRS 9. The revised standard retains the requirements for classification and measurement of financial assets that were published in November 2009 but adds guidance on the classification and measurement of financial liabilities. As part of its restructuring of IFRS 9, the IASB also copied the guidance on derecognition of financial instruments and related implementation guidance from IAS 39 to IFRS 9. This new guidance concludes the first part of Phase 1 of the Board’s project to replace IAS 39. The other phases, impairment and hedge accounting, are not yet completed.

The guidance included in IFRS 9 on the classification and measurement of financial liabilities is unchanged from the classification criteria for financial liabilities currently contained in IAS 39. In other words, financial liabilities will continue to be measured either wholly, or in part, at amortized cost or at fair value through profit or loss (FVTPL). The concept of bifurcating embedded derivatives from a financial liability host contract also remains unchanged. Financial liabilities held for trading would continue to be measured at FVTPL, and all other financial liabilities would be measured at amortized cost unless the fair value option is applied, using the existing criteria in IAS 39.

However, there are two differences compared to IAS 39:

•	The presentation of the effects of changes in fair value attributable to a liability’s credit risk; and

•	The elimination of the cost exemption for derivative liabilities to be settled by delivery of unquoted equity

On December 16, 2011, the IASB issued Mandatory Effective Date of IFRS 9 and Transition Disclosures, deferring the mandatory effective date of both the 2009 and 2010 versions to annual periods beginning on or after

CORPBANCA AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

January 1, 2015. Prior to the amendments, application of IFRS 9 was mandatory for annual periods beginning on or after January 1, 2013. The amendments modify the requirements for transition from IAS 39 Financial Instruments: Recognition and Measurement to IFRS 9. In addition, the amendments also modify IFRS 7 Financial Instruments: Disclosures to add certain requirements in the reporting period containing the date of initial application of IFRS 9.

Management believes that this new standard will be adopted in its financial statements for the period beginning January 1, 2015.

Management is currently assessing the impact of this new standard on its financial statements.

Amendments to IAS 1, Presentation of Financial Statements

On June 16, 2011, the IASB issued Presentation of Items of Other Comprehensive Income (amendments to IAS 1). The amendments retain the option to present profit or loss and other comprehensive income in either a single continuous statement or in two separate but consecutive statements. Items of other comprehensive income are required to be grouped into those that will and will not subsequently be reclassified to profit or loss. Tax on items of other comprehensive income is required to be allocated on the same basis. The measurement and recognition of items of profit or loss and other comprehensive income are not affected by the amendments, which are applicable for annual reporting periods beginning on or after July 1, 2012 with earlier application permitted.

As the amendment contemplates changes in presentation only, management does not believe that it will result in significant impact on its financial statements.

IFRS 10, Consolidated Financial Statements

On May 12, 2011, the IASB issued IFRS 10 Consolidated Financial Statements, which is a replacement of IAS 27 Consolidated and Separate Financial Statements and SIC—12 Consolidation—Special Purpose Entities. The objective of IFRS 10 is to have a single basis for consolidation for all entities, regardless of the nature of the investee, and that basis is control. The definition of control includes three elements: power over an investee, exposure or rights to variable returns of the investee and the ability to use power over the investee to affect the investor’s returns. IFRS 10 provides detailed guidance on how to apply the control principle in a number of situations, including agency relationships and holdings of potential voting rights. An investor would reassess whether it controls an investee if there is a change in facts and circumstances. IFRS 10 replaces those parts of IAS 27 that address when and how an investor should prepare consolidated financial statements and replaces SIC—12 in its entirety. The effective date of IFRS 10 is January 1, 2013, with earlier application permitted under certain circumstances.

Management believes that this new standard will be adopted in its financial statements for the period beginning January 1, 2013.

Management is currently assessing the impact of this standard on its financial statements.

IFRS 11, Joint Arrangements

On May 12, 2011, the IASB issued IFRS 11 Joint Arrangements which supersedes IAS 31 Interests in Joint Ventures and SIC—13 Jointly Controlled Entities—Non-Monetary Contributions by Venturers. IFRS 11

CORPBANCA AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

classifies joint arrangements as either joint operations (combining the existing concepts of jointly controlled assets and jointly controlled operations) or joint ventures (equivalent to the existing concept of a jointly controlled entity). A joint operation is a joint arrangement whereby the parties that have joint control have rights to the assets and obligations for the liabilities. A joint venture is a joint arrangement whereby the parties that have joint control of the arrangement have rights to the net assets of the arrangement. IFRS 11 requires the use of the equity method of accounting for interests in joint ventures thereby eliminating the proportionate consolidation method. The effective date of IFRS 11 is January 1, 2013, with earlier application permitted under certain circumstances.

Management believes that this new standard will be adopted in its financial statements for the period beginning January 1, 2013.

Management is currently assessing the impact of this standard on its financial statements.

IFRS 12, Disclosure of Interests in Other Entities

On May 12, 2011, the IASB issued IFRS 12 Disclosure of Interests in Other Entities which requires extensive disclosures relating to an entity’s interests in subsidiaries, joint arrangements, associates and unconsolidated structured entities. IFRS 12 establishes disclosure objectives and specifies minimum disclosures that an entity must provide to meet those objectives. An entity should disclose information that helps users of its financial statements evaluate the nature and risks associated with interests in other entities and the effects of those interests on its financial statements. The disclosure requirements are extensive and significant effort may be required to accumulate the necessary information. The effective date of IFRS 12 is January 1, 2013 but entities are permitted to incorporate any of the new disclosures into their financial statements before that date.

Management believes that this new standard will be adopted in its financial statements for the period beginning January 1, 2013.

Management is currently assessing the impact of this standard on its financial statements.

IAS 27 (2011), Separate Financial Statements

IAS 27 (2008) Consolidated and Separate Financial Statements has been amended for the issuance of IFRS 10 but retains the current guidance for separate financial statements.

IAS 28 (2011), Investment in Associates and Joint Ventures

IAS 28 Investments in Associates has been amended for conforming changes based on the issuance of IFRS 10 and IFRS 11.

IFRS 13, Fair Value Measurement

On May 12, 2011, the IASB issued IFRS 13 Fair Value Measurement, which establishes a single source of guidance for fair value measurement under IFRS. The Standard applies to both financial and non-financial items measured at fair value. Fair value is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date” (i.e., an exit price). IFRS 13 is effective for annual periods beginning on or after January 1, 2013, with early adoption permitted, and applies prospectively from the beginning of the annual period in which the Standard is adopted.

CORPBANCA AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

Management believes that this new standard will be adopted in its financial statements for the period beginning January 1, 2013.

Management is currently assessing the impact of this standard on its financial statements.

Amendment to IAS 19, Employee Benefits

On June 16, 2011, the IASB issued amendments to IAS 19 Employee Benefits (2011) that change the accounting for defined benefit plans and termination benefits. The amendments require the recognition of changes in the defined benefit obligation and in plan assets when those changes occur, eliminating the corridor approach and accelerating the recognition of past service costs. Changes in the defined benefit obligation and plan assets are disaggregated into three components: service costs, net interest on the net defined benefit liabilities (assets) and remeasurements of the net defined benefit liabilities (assets). Net interest is calculated using high quality corporate bond yield. This may be lower than the rate used to calculate the expected return on plan assets, resulting in a decrease in net income. The amendments are effective for annual periods beginning on or after January 1, 2013, with earlier application permitted. Retrospective application is required with certain exceptions.

Management believes that these amendments will be adopted in its financial statements for the period beginning January 1, 2013.

Management is currently assessing the impact of this standard on its financial statements.

Amendment to IAS 32, Financial Instruments: Presentation

In December 2011, the IASB amended the accounting requirements and disclosures related to offsetting of financial assets and financial liabilities by issuing amendments to IAS 32 Financial Instruments: Presentation and IFRS 7 Financial Instruments: Disclosures. These amendments are the result of the IASB and US Financial Accounting Standards Board (‘FASB’) undertaking a joint project to address the differences in their respective accounting standards regarding offsetting of financial instruments. The new disclosures are required for annual and interim periods beginning on or after January 1, 2013 and the clarifying amendments to IAS 32 are effective for annual periods beginning on or after January 1, 2014. Both require retrospective application for comparative periods.

Management believes that these amendments will be adopted in its financial statements for the periods beginning January 1, 2013 and 2014, respectively.

Management is currently assessing the impact of this standard on its financial statements.

Amendment to IFRS 7, Financial Instruments: Disclosures

IFRS Financial Instruments: Disclosures was amended to require information about all recognized financial instruments that are set off in accordance with paragraph 42 of IAS 32 Financial Instruments: Presentation. The amendments also require disclosure of information about recognized financial instruments subject to enforceable master netting arrangements and similar agreements even if they are not set off under IAS 32. The IASB believes that these disclosures will allow financial statement users to evaluate the effect or potential effect of netting arrangements, including rights of set-off associated with an entity’s recognized financial assets and recognized financial liabilities, on the entity’s financial position. The amendments are effective for annual periods beginning on or after January 1, 2013. Early application is permitted.

CORPBANCA AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

Management believes that these amendments will be adopted in its financial statements for the periods beginning January 1, 2013.

Management is currently assessing the impact of this standard on its financial statements.

Amendments to IFRS 10, Consolidated Financial Statements; IFRS 11, Joint Arrangements and IFRS 12, Disclosure of Involvement in Other Entities—Transition Guidance

On June 28, 2012, the IASB published Consolidated Financial Statements, Joint Arrangements and Disclosure of Interests in Other Entities (Amendments to IFRS 10, IFRS 11, and IFRS 12). The amendments are intended to provide additional transition relief in IFRS 10, IFRS 11 and IFRS 12 by limiting the requirement to provide adjusted comparative information to only the preceding comparative period. Also, amendments to IFRS 11 and IFRS 12 eliminate the requirement to provide comparative information for periods prior to the immediately preceding period. The effective date of these amendments is for periods. The effective date of these amendments, annual periods beginning on or after 1 January 2013, is aligned with the effective dates of IFRS 10, IFRS 11 and IFRS 12.

Management believes that these amendments will be adopted in its financial statements for the periods beginning January 1, 2013.

Management is currently assessing the impact of this standard on its financial statements.

NOTE 2— SEGMENT INFORMATION

This segments information is defined by the Bank based on its operating segments, which differ primarily in the risks and returns that affect them.

The operating segments and criteria used to report to the chief operating decision maker who has been defined as noted in the Bank’s annual financial statements on Form 20-F are presented in accordance with IFRS 8.

The Bank’s business activities are primarily located in domestic and foreign markets and are strategically aligned into seven operating segments, based on its market segmentation and the need of its customers and trading partners. The operating segments are: Larger Corporate and Real Estate Companies; Companies; Traditional and Private Banking; Lower Income Retail Banking; Treasury and International; and Non-banking Financial Services (description of seventh segment follows). The Bank manages these operating segments using an internal profitability reporting system. Senior Management of the Bank reviews their segments on the basis of gross operating margin and only uses average balances to evaluate performance and allocate resources. The Bank has additionally determined that its acquired entity in Colombia as described in Note 6 of these financial statements represents a separate operating segment and is titled “Colombia” in the tables below.

Descriptions of each operating segment are as follows:

Commercial Banking

•

Larger Corporate and Real Estate Companies includes companies that belong to a specific industry, and companies with sales over US$30 million; this division also includes real estate companies and financial institutions.

CORPBANCA AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

•	Other Companies include a full range of financial products and services provided to companies with sales under US$30 million. Leasing and factoring services have been included in this segment.

Retail Banking

•

Traditional and Private Banking offers, among others, checking accounts, consumer loans, credit cards and mortgage lending to middle to high income segments. Retail Banking includes consumer loans, personal loans, auto finance and credit cards.

•	Lower Income Retail Banking, which consists of Banco Condell, offers, among others, consumer loans, credit cards and mortgage loans to individuals with income between M$100 and M$600.

Treasury and International

•	Primarily includes our treasury activities such as financial management, funding and liquidity as well as our international business (other than Banco CorpBanca Colombia).

Non-Banking Financial Services

•	These are services performed by our subsidiaries which include insurance brokerage, financial advisory services, asset management and securities brokerage.

Colombia

This comprises the business operations of Santander Colombia and subsidiaries in that country; the main business carried out in Colombia comes from individuals and small and medium-size entity Banking, Banking and Treasury businesses and institutions; and services.

Colombia has been identified as a separate operating segment based on the business activities described above; that their operating results are regularly reviewed by the chief operating decision maker which results form the basis for decisions about allocated resources and assessments of performance; and discrete financial information is available.

Geographical information

The Group operates in three principal geographical areas, Chile, Colombia and the United States.

	Revenue from external customers
	09.30.12	09.30.11
	MCh$	MCh$
CorpBanca Chile	129,443	138,742
CorpBanca Colombia	33,278	—
NY Branch	6,284	3,517

	169,005	142,259

CORPBANCA AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended

September 30, 2012 and 2011 (unaudited)

The information disclosed below is consistent with the analysis and identification of:

a)    Results:

	As of September 30, 2012
	Commercial Banking		Retail Banking
	Large Corporate and Real Estate Companies	Other Companies	Traditional and Private Banking	Lower Income Retail Banking	Treasury and International	Non-banking Financial Services	Colombia	Total
	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Net Interest income	30,856	41,247	41,685	13,604	(8,300)	16,635	33,278	169,005
Net services fees income	15,259	9,468	15,645	4,440	(149)	3,991	9,227	57,881
Trading and investment income, net	1,035	—	—	—	25,196	(1,356)	13,609	38,484
Foreign exchange gains (losses), net	10,656	4,483	591	—	7,295	1,536	788	25,349
Other operating income	—	1,670	726	—	—	3,905	9,120	15,421
Provision for loan losses	(2,417)	(12,848)	(7,720)	(5,949)	—	769	(12,480)	(40,645)

Gross Operational Margin	55,389	44,020	50,927	12,095	24,042	25,480	53,542	265,495

Other income and expenses	6,348	21	(701)	—	—	8,070	(13,811)	(73)
Total Operating Expenses	(12,868)	(18,152)	(43,687)	(13,695)	(10,881)	(36,512)	(34,228)	(170,023)
Income before taxes	48,869	25,889	6,539	(1,600)	13,161	(2,962)	5,503	95,399

Average Loans	3,960,459	1,536,815	2,026,117	138,083	80,347	148	1,510,435	9,252,404
Average Investments					604,333		452,282	1,056,615

	As of September 30, 2011
	Commercial Banking		Retail Banking
	Large Corporate and Real Estate Companies	Other Companies	Traditional and Private Banking	Lower Income Retail Banking	Treasury and International	Non-banking Financial Services	Colombia	Total
	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$		MCh$
Net Interest income	28,736	35,219	39,427	13,376	14,100	11,401	—	142,259
Net services fees income	9,740	8,418	17,516	3,111	(299)	2,893	—	41,379
Trading and investment income, net	2,650	—	—	—	45,785	8,689	—	57,124
Foreign exchange gains (losses), net	10,851	3,995	139	—	(8,829)	698	—	6,854
Other operating income	—	2,340	—	—	—	5,218	—	7,558
Provision for loan losses	(10,476)	(6,122)	(12,298)	(4,504)	—	(885)	—	(34,285)

Gross Operational Margin	41,501	43,850	44,784	11,983	50,757	28,014	—	220,889

Other income and expenses	2,207	168	17	—	—	(2,160)	—	232
Total Operating Expenses	(8,777)	(23,498)	(36,260)	(12,762)	(8,699)	(21,069)	—	(111,065)
Income before taxes	34,931	20,520	8,541	(779)	42,058	4,785	—	110,056

Average Loans	2,666,199	1,177,344	1,562,038	124,815	81,210	161	—	5,611,767
Average Investments					747,470		—	747,470

CORPBANCA AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

b)    Assets and Liabilities

	As of September 30, 2012
	Commercial Banking		Retail Banking		Treasury and International	Non- banking Financial Services	Colombia	Total
	Large Corporate and Real Estate Companies	Other Companies	Traditional and Private Banking	Lower Income Retail Banking
	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Loans:
Mortgage	—	17,937	1,302,737	4,425	30	—	138,414	1,463,543
Consumer	105	3,394	294,681	156,547	—	—	555,818	1,010,545
Commercial	4,182,797	1,444,488	764,771	74	8,927	—	1,045,396	7,446,453

Loans before provisions	4,182,902	1,465,819	2,362,189	161,046	8,957	—	1,739,628	9,920,541
Provisions for loan losses	(37,658)	(18,825)	(28,605)	(12,468)	—	3,683	(12,480)	(106,353)

Loans net of allowances (*)	4,145,244	1,446,994	2,333,584	148,578	8,957	3,683	1,727,148	9,814,188
Trading portfolio financial assets	—	—	—	—	130,483	—	136,679	267,162
Investments under agreements to resell	—	—	—	—	36,035	—	26,919	62,954
Derivative financial instruments	—	—	—	—	290,288	—	11,370	301,658
Financial investments available-for-sale	—	—	—	—	879,468	—	168,792	1,048,260
Financial investments held-to-maturity	—	—	—	—	26,496	—	71,357	97,853
Assets not included in segments	—	—	—	—	—	1,369,238	—	1,369,238

Total Assets	4,145,244	1,446,994	2,333,584	148,578	1,371,727	1,372,921	2,142,265	12,961,313

Current Accounts and demand deposits	112,380	208,851	151,922	1	385	15,507	243,001	732,047
Other sight balances	45,390	34,348	29,120	6,407	8	145,216	30,454	290,943
Time Deposits and saving accounts	877,856	531,149	831,620	11,200	3,704,822	—	1,488,809	7,445,456
Investments under agreement to repurchase	—	—	—	—	88,869	59,000	26,350	174,219
Derivative financial instruments	—	—	—	—	209,570	53	14,407	224,030
Borrowings from financial institutions	—	—	—	—	416,113	272,885	213,654	902,652
Debt issued	—	—	—	—	1,648,670	—	73,874	1,722,544
Liabilities not included in segments	—	—	—	—	—	491,489	—	491,489
Equity	—	—	—	—	—	977,933	—	977,933

Total liabilities and equity	1,035,626	774,348	1,012,662	17,608	6,068,437	1,962,083	2,090,549	12,961,313

CORPBANCA AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

	As of December 31, 2011
	Commercial Banking		Retail Banking		Treasury and International	Non- banking Financial Services		Total
	Large Corporate and Real Estate Companies	Other Companies	Traditional and Private Banking	Lower Income Retail Banking			Colombia
	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Loans:
Mortgage	—	13,967	1,157,441	4,520	—	—	—	1,175,928
Consumer	34	2,635	257,690	162,753	—	9	—	423,121
Commercial	3,687,033	1,266,682	538,981	134	27,188	—	—	5,520,018

Loans before provisions	3,687,067	1,283,284	1,954,112	167,407	27,188	9	—	7,119,067
Provisions for loan losses	(34,083)	(30,407)	(29,636)	(12,330)	—	3,432	—	(103,024)

Loans net of allowances (*)	3,652,984	1,252,877	1,924,476	155,077	27,188	3,441	—	7,016,043
Trading portfolio financial assets	—	—	—	—	166,039	—	—	166,039
Investments under agreements to resell	—	—	—	—	23,251	—	—	23,251
Derivative financial instruments	—	—	—	—	248,982	—	—	248,982
Financial investments available-for-sale	—	—	—	—	843,250	—	—	843,250
Financial investments held-to-maturity	—	—	—	—	21,962	—	—	21,962
Assets not included in segments	—	—	—	—	—	569,157	—	569,157

Total Assets	3,652,984	1,252,877	1,924,476	155,077	1,330,672	572,598	—	8,888,684

Current Accounts and demand deposits	133,423	194,503	139,245	—	335	—	—	467,506
Other sight balances	26,038	25,708	24,881	5,702	58	132,827	—	215,214
Time Deposits and saving accounts	1,000,507	405,621	581,298	6,477	2,802,830	27,645	—	4,824,378
Investments under agreement to repurchase	—	—	—	—	60,824	69,725	—	130,549
Derivative financial instruments	—	—	—	—	164,233	2,639	—	166,872
Borrowings from financial institutions	—	—	—	—	500,612	163,014	—	663,626
Debt issued	—	—	—	—	1,522,773	—	—	1,522,773
Liabilities not included in segments	—	—	—	—	—	155,364	—	155,364
Equity	—	—	—	—	—	742,402	—	742,402

Total liabilities and equity	1,159,968	625,832	745,424	12,179	5,051,665	1,293,616	—	8,888,684

(*)	Loans and receivables (banks and customers) net of allowance for loan losses as of September 30, 2012 and December 31, 2011.

CORPBANCA AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

NOTE 3—CASH AND CASH EQUIVALENTS

a)    Detail of cash and cash equivalents

The detail of the balances included under cash and cash equivalents is as follows:

	As of September 30	As of December 31
	2012	2011
	MCh$	MCh$
Cash and deposits in banks
Cash	129,919	77,180
Deposits in The Central Bank of Chile	18,004	3,114
Deposits in national banks	2,679	1,178
Foreign deposits	266,643	184,275

Subtotal Cash and cash equivalents in banks	417,245	265,747

Cash in the process of collection, net	37,608	59,282
Highly liquid financial instruments (1)	217,825	186,061
Investments under agreements to resell (2)	42,038	23,251

Total cash and cash equivalents	714,716	534,341

(1)	Corresponds to those financial instruments in the trading portfolio financial assets and financial investments available-for-sale financial instruments with maturities that do not exceed three months from the date of acquisition.
(2)	Corresponds to those investments under agreement to resell with maturities that do not exceed three months from the date of acquisition.

The level of cash and deposits at the Central Bank of Chile meets the monthly average reserve requirement.

CORPBANCA AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

NOTE 4—LOANS AND RECEIVABLES TO BANKS

a)    As of September 30, 2012, and December 31, 2011, loans and receivable to banks are as follows:

	As of September 30,	As of December 31,
	2012	2011
	MCh$	MCh$
Local Banks
Loans to local banks	4,720	13,047
Allowances for loan losses	(4)	(373)

Subtotal	4,716	12,674

Foreign Banks
Loans to foreign banks	189,069	64,258
Other debts with foreign banks	278	27,289
Allowances for loan losses	(169)	(151)

Subtotal	189,178	91,396

Banco Central de Chile
Restricted deposits within the Central Bank of Chile	49,013	200,028

Subtotal	49,013	200,028

Totals	242,907	304,098

b)    The movement in the allowance for loans losses as of September 30, 2012, and December 31, 2011 are as follows:

	As of September 30, 2012
	Local Banks	Foreign Banks	Total
	MCh$	MCh$	MCh$
Balance as of January 1, 2012	(373)	(151)	(524)
Provisions for the period	—	(55)	(55)
Released provisions	363	29	392
Other	6	8	14

Balances as of September 30, 2012	(4)	(169)	(173)

	As of December 31, 2011
	Local Banks	Foreign Banks	Total
	MCh$	MCh$	MCh$
Balance as of January 1, 2011	—	(189)	(189)
Provisions for the period	(375)	(110)	(485)
Released provisions	2	148	150

Balances as of December 31, 2011	(373)	(151)	(524)

CORPBANCA AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

NOTE 5—LOANS AND RECEIVABLES TO CUSTOMERS

a)    Loans and receivables to customers

As of September 30, 2012 and December 31, 2011, the composition of the loans and receivables to customers is as follows:

As of September 30, 2012	Balance Before Allowance for Loan Losses			Allowances for Loan Losses
	Normal Portfolio	Impaired Portfolio	Total	Individual	Group	Total	Net Carrying Amount
	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Commercial Loans:
Commercial loans	5,937,248	188,078	6,125,326	44,633	10,085	54,718	6,070,608
Foreign trade loans	367,456	44,979	412,435	16,318	256	16,574	395,861
Current account debtors	42,937	547	43,484	20	134	154	43,330
Factoring operations	94,194	520	94,714	1,880	293	2,173	92,541
Leasing transactions	282,177	39,529	321,706	2,640	464	3,104	318,602
Other loans and receivables	205,142	566	205,708	435	1,183	1,618	204,090

Subtotals	6,929,154	274,219	7,203,373	65,926	12,415	78,341	7,125,032

Mortgage Loans
Letters of credit loans	86,161	4,375	90,536	—	1,013	1,013	89,523
Endorsable mortgage loans	212,888	9,837	222,725	—	3,568	3,568	219,157
Other mortgage loans	1,090,377	17,010	1,107,387	—	3,639	3,639	1,103,748
Leasing transactions	62	—	62	—	3	3	59
Other loans and receivables	40,509	2,324	42,833	—	877	877	41,956

Subtotals	1,429,997	33,546	1,463,543	—	9,100	9,100	1,454,443

Consumer Loans:
Consumer loans	708,875	25,079	733,954	—	10,164	10,164	723,790
Current account debtors	28,244	419	28,663	—	514	514	28,149
Credit card debtors	144,623	2,499	147,122	—	1,518	1,518	145,604
Consumer leasing transactions	707	32	739	—	14	14	725
Other loans and receivables	97,675	2,392	100,067	—	6,529	6,529	93,538

Subtotals	980,124	30,421	1,010,545	—	18,739	18,739	991,806

Total	9,339,275	338,186	9,677,461	65,926	40,254	106,180	9,571,281

CORPBANCA AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

As of December 31, 2011	Balance Before Allowance for Loan Losses			Allowances for Loan Losses
	Normal Portfolio	Impaired Portfolio	Total	Individual	Group	Total	Net Carrying Amount
	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Commercial Loans:
Commercial Loans	4,204,431	141,300	4,345,731	34,979	9,732	44,711	4,301,020
Foreign trade loans	344,525	44,456	388,981	17,519	191	17,710	371,271
Current account debtors	12,198	1,301	13,499	53	125	178	13,321
Factoring operations	92,719	2,307	95,026	1,408	383	1,791	93,235
Leasing transactions	246,075	47,651	293,726	3,850	484	4,334	289,392
Other loans and receivables	78,152	281	78,433	19	658	677	77,756

Subtotals	4,978,100	237,296	5,215,396	57,828	11,573	69,401	5,145,995

Mortgage loans:
Letters of credit loans	95,844	6,533	102,377	—	1,323	1,323	101,054
Endorsable mortgage loans	229,787	11,866	241,653	—	4,201	4,201	237,452
Other mortgage loans	772,462	13,075	785,537	—	3,803	3,803	781,734
Leasing transactions	71	67	138	—	1	1	137
Other loans and receivables	43,232	2,991	46,223	—	1,055	1,055	45,168

Subtotals	1,141,396	34,532	1,175,928	—	10,383	10,383	1,165,545

Consumer loans:
Consumer loans	246,712	20,241	266,953	—	15,279	15,279	251,674
Current account debtors	24,764	690	25,454	—	573	573	24,881
Credit card debtors	53,733	1,545	55,278	—	1,513	1,513	53,765
Consumer leasing transactions	510	219	729	—	8	8	721
Other loans and receivables	72,646	2,061	74,707	—	5,343	5,343	69,364

Subtotals	398,365	24,756	423,121	—	22,716	22,716	400,405

Total	6,517,861	296,584	6,814,445	57,828	44,672	102,500	6,711,945

CORPBANCA AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

b)    Allowances for Loan Losses

The changes in allowances for loan losses during 2012 and 2011 are summarized as follows

	Individual Provisions	Group Provisions	Total
	MCh$	MCh$	MCh$
Balances as January 1, 2012	57,828	44,672	102,500

Impaired portfolio write-offs:
Commercial loans	(6,138)	(7,775)	(13,913)
Mortgage loans	—	(2,963)	(2,963)
Consumer loans	—	(30,932)	(30,932)

Total Write-offs	(6,138)	(41,670)	(47,808)
Additional provision	38,521	45,710	84,231
Released provision	(24,285)	(8,458)	(32,743)

Balances as of September 30, 2012	65,926	40,254	106,180

	Individual Provisions	Group Provisions	Total
	MCh$	MCh$	MCh$
Balances as January 1, 2011	54,355	49,860	104,215

Impaired portfolio write-offs:
Commercial loans	(9,677)	(11,299)	(20,976)
Mortgage loans	—	(1,782)	(1,782)
Consumer loans	—	(31,676)	(31,676)

Total Write-offs	(9,677)	(44,757)	(54,434)
Additional provision	42,863	51,307	94,170
Released provision	(29,713)	(11,738)	(41,451)

Balances as of December 31, 2011	57,828	44,672	102,500

NOTE 6—BUSINESS COMBINATION

a)    General aspects of the operation

CorpBanca acquired 51% and 40.93% on May 29, 2012 and June 22, 2012 respectively, of the voting shares of Banco CorpBanca Colombia (formerly Banco Santander Colombia S.A. (BSC)) which is domiciled in Colombia, with total voting shares of 91.93%.

b)    Main reasons for the acquisition

With this acquisition, CorpBanca is looking to regionally expand and, at the same time, participate in the growing Colombian banking market whose potential is based on the solid economic prospects of Colombia and low penetration currently shown in its banking industry. The senior management and employees of CorpBanca Colombia have an in-depth knowledge of the Colombian market and the expertise to successfully develop CorpBanca. These two characteristics underly the expected success of this acquisition.

CORPBANCA AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

c)    Assets acquired and liabilities assumed

The fair value of identifiable assets and liabilities of BSC to the date of acquisition, May 29, 2012, were:

Fair value recognized on the acquisition date
ASSETS	MCh$
Cash and deposits in banks	98,194
Cash in course of collection	1,126
Trading portfolio financial assets	176,329
Investments under agreements to resell	94,200
Derivative financial instruments	14,899
Loans and receivables to banks	23,673
Loans and receivables to customers	1,623,069
Financial investments available-for-sale	103,094
Financial investments held-to-maturity	84,621
Investments in other companies	6,433
Intangible assets	265,265
Property, plant and equipment	13,396
Current income tax provision	—
Deferred income taxes	5,204
Other assets	10,335

TOTAL ASSETS	2,519,838

LIABILITIES
Current accounts and demand deposits	264,730
Time deposits and saving accounts	1,274,633
Derivative financial instruments	18,666
Borrowings from financial institutions	299,744
Debt issued	79,561
Other financial obligations	1,187
Current income tax provision	5,903
Deferred income taxes	97,987
Provisions	24,423
Other liabilities	50,991

TOTAL LIABILITIES	2,117,825

Total identifiable net assets at fair value	402,013
Non-controlling interest measured at fair value (using an income approach)	(48,940)
Goodwill arising from the acquisition	204,539

Consideration transferred for the acquisition	557,612

Net cash received from subsidiary	99,320
Gross cash consideration	(557,612)

Net cash consideration paid	(458,292)

CORPBANCA AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

Considerations of importance in relation to the acquisition:

•	The fair values presented here have been determined on a provisional basis (specifically deferred taxes and intangible assets).

•

As the initial accounting for the business combination is not complete, the Group has reported provisional amounts as noted above. Should the Group determine that such provisional amounts differ from those representing the finalized amount, they will be retrospectively adjusted.

•

This business combination was accounted for using the acquisition method from the date of acquisition (May 29, 2012), which is the date on which control is transferred to the Group. Control is the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities.

•	At the acquisition date, a provision for a contingent liability with a fair value of MCh$2,868, as a result of legal contingencies, has been identified and is included in the above table.

•

The fair value of loans and receivables (both to customers and banks) amounted to MCh$ 1,646,742 (letter d) of the table above). The gross amount due under the contracts MCh$1,626,284. The amount the Bank expects to collect is MCh$1,646,742.

•	The goodwill of MCh$204,539 recognized is attributed to the expected synergies and other benefits arising from the combination of the assets and activities of BSC. It is not tax deductible.

•

From the date of acquisition, BSC contributed MCh$33,279 to net interest income, MCh$9,227 to net commission income, MCh$53,298 to net operating revenue and MCh$20,172 to the profit before income tax for the period. Revenue and net income, had the business combination occurred as of January 1, 2012, would have been MCh$594,889 and MCh$92,398 respectively, for the nine-month period ended September 30, 2012.

•

Transaction costs related to the acquisition of MCh$246, primarily legal fees and external due diligence costs, were charged to income and are part of cash flows from operating activities in the statement of cash flows.

•	The functional currency of the acquired entity is the Colombian peso and the Bank follows International Accounting Standard No. 21, “Foreign Currency Translation”.

CORPBANCA AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

NOTE 7—PROPERTY, PLANT AND EQUIPMENT

The movement of property, plant and equipment for the periods ended September 30, 2012 and December 31, 2011:

	Land and buildings	Equipment	Other	Total
	MCh$	MCh$	MCh$	MCh$
Balances as of January 1, 2012	44,100	5,163	7,962	57,225

Purchases	289	1,180	328	1,797
Disposals	—	(1)	(3)	(4)
Depreciation	(2,445)	(1,331)	(1,312)	(5,088)
Other	(1)	(2)	(13)	(16)
Acquisition Banco CorpBanca Colombia	8,456	2,924	2,403	13,783

Balances as of September 30, 2012	50,399	7,933	9,365	67,697

	Land and buildings	Equipment	Other	Total
	MCh$	MCh$	MCh$	MCh$
Balances as of January 1, 2011	43,551	5,162	4,717	53,430
Purchases	2,957	1,509	4,335	8,801
Disposals	(51)	(306)	(1)	(358)
Depreciation	(2,358)	(1,216)	(1,232)	(4,806)
Other	1	14	143	158

Balances as of December 31, 2011	44,100	5,163	7,962	57,225

NOTE 8—CURRENT ACCOUNTS, DEMAND DEPOSITS, TIME DEPOSITS AND SAVING ACCOUNTS

As of September 30, 2012 and December 31, 2011, the caption is as follows:

	As of September 30	As of December 31
	2012	2011
	MCh$	MCh$
a) Current accounts and demand deposits

Current accounts	732,047	467,506
Other deposits and sight accounts	73,876	52,963
Payments in advance from customers	137,173	78,533
Others	79,894	83,718

Total	1,022,990	682,720

b) Time deposits and saving accounts

Time deposits	6,988,540	4,806,278
Term savings accounts	442,304	8,707
Other term creditor balances	14,612	9,393

Total	7,445,456	4,824,378

CORPBANCA AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

NOTE 9—DEBT ISSUED AND OTHER OBLIGATIONS

As of September 30, 2012 and December 31, 2011, the caption is as follows:

	As of September 30 2012	As of December 31 2011
	MCh$	MCh$
Debt issued
Letters of credit	154,158	180,750
Bonds	1,029,493	933,759
Subordinated bonds	538,893	408,264

Subtotal	1,722,544	1,522,773

Other financial liabilities
Public sector liabilities	12,228	14,885
Borrowings from domestic financial institutions	4,711	5,168
Foreign borrowings	1,558	—

Subtotal	18,497	20,053

Debt issued and other financial obligations classified as long and short term are as follows:

	As of September 30, 2012
	Long Term	Short Term	Total
	MCh$	MCh$	MCh$
Letters of credit	131,629	22,529	154,158
Bonds	907,616	121,877	1,029,493
Subordinated bonds	531,476	7,417	538,893

Debt issued	1,570,721	151,823	1,722,544

Other financial liabilities	10,037	8,460	18,497

	As of December 31, 2011
	Long Term	Short Term	Total
	MCh$	MCh$	MCh$
Letters of credit	155,402	25,348	180,750
Bonds	849,297	84,462	933,759
Subordinated bonds	384,951	23,313	408,264

Debt issued	1,389,650	133,123	1,522,773

Other financial liabilities	8,952	11,101	20,053

CORPBANCA AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

NOTE 10—CONTINGENCIES, COMMITMENTS AND RESPONSIBILITIES

a)    Off-balance commitments and responsibilities:

The Bank, its subsidiaries and its New York branch maintain off-balance sheet accounts; the following most significant balances related to commitments and customary banking responsibilities

	As of September 30 2012	As of December 31 2011
	MCh$	MCh$
CONTINGENT LOANS	2,377,596	1,791,586
Collaterals and Guarantees	223,101	42,252
Collaterals and Guarantees in foreign currency	223,101	42,252
Confirmed foreign letters of credit	36,299	36,641
Letters of credit	76,060	66,993
Performance bonds	675,559	534,148
Cleared lines of credit	1,018,939	675,023
Other credit commitments	347,638	436,529
THIRD PARTY OPERATIONS	642,979	666,300
Collections	32,390	26,815
Foreign Collections	18,795	17,096
Domestic Collections	13,595	9,719
Transferred financial assets administered by the bank	41,948	56,720
Assets assigned to Insurance Companies	41,948	56,720
Third party funds under management	568,641	582,765
Financial assets under management on behalf of third parties	568,641	582,765
SECURITIES CUSTODY	650,287	700,989
Securities in custody held by the bank	137,032	87,794
Securities in custody deposited in another entity	427,570	527,561
Bank-issued Securities	85,685	85,634

Total	3,670,862	3,158,875

The information above only includes the most significant balances.

b)    Pending litigation

b.1) CorpBanca

As of September 30, 2012 and December 31, 2011, the Bank had lawsuits pending relating to lending activities and other matters. The opinion of management (taking into account the opinion of the Bank’s legal counsel) is that the risk of loss is remote and that, therefore, no provisions are required.

b.2) CorpBanca Corredores de Bolsa S.A.

As of September 30, 2012 and December 31, 2011, the brokerage had lawsuits pending relating to its lending activities and other matters. The opinion of management and (taking into account the opinion of the brokerage’s legal counsel) is that the risk of loss is remote and that, therefore, no provisions are required.

CORPBANCA AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

c)    Contingent loans

The following table shows the contractual amounts of the transactions which require the Bank to grant loans and the amount of provisions for credit losses attributable to the credit risk assumed:

	As of September 30,	As of December 31,
	2012	2011
	MCh$	MCh$
Sureties and guarantees	223,101	42,252
Letters of credit	76,060	66,993
Confirmed foreign letters of credit	36,299	36,641
Performance bonds	675,559	534,148
Amounts available on lines of credit and credit cards	1,018,939	675,023
Other	347,638	436,529

Total	2,377,596	1,791,586

d)    In Custody and in Trust

The Bank and its subsidiaries have the following assets in custody or maintained under trust arrangements in the normal course of business:

	As of September 30,	As of December 31,
	2012	2011
	MCh$	MCh$
Notes under collection	32,390	26,815
Financial assets transferred to and managed by the Bank	41,948	56,720
Third party resources managed by the Bank	568,641	582,765
Securities held in custody	650,287	700,989

Total	1,293,266	1,367,289

e)    Guarantees Granted

e.1) CorpBanca

Assets given as collateral

	As of September 30,	As of December 31,
	2012	2011
	MCh$	MCh$
Assets given as collateral	13,088	81,648

Total	13,088	81,648

CORPBANCA AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

f)    Other Liabilities

f.1)    CorpBanca

•

The Bank is authorized by Chilean customs to pass on to its customers obligations for deferred customs duties on the importation of goods for leasing. As of September 30, 2012 and December 31, 2011, the Bank has not passed on any such duties.

As of September 30, 2012 and December 31, 2011, CorpBanca signed leasing contracts whose assets have been delivered, amounting to MCh$60,930 and MCh$60,959, respectively.

f.2)    CorpBanca Corredores de Seguros

In order to comply with the provisions of Article 58 letter d) of DFL 251 of 1930, which states that “Insurance brokers, in their business activities, must comply with the requirement to contract insurance policies as determined by the SVS, to correctly respond and fully comply with the obligations of their business and especially for damages that could result from insured parties that contract their policy through a broker,” the Company has contracted the following policies with Consorcio Nacional de Seguros S.A. which are effective beginning April 15, 2012 and mature on April 14, 2013:

Policy	Insured item	Insured Amount (UF)
10022061	Civil Liability	60,000
10022060	Guarantee	500

f.3) CorpBanca Administradora General de Fondos S.A

•

As of September 30, 2012 and December 31, 2011 there are no direct or indirect commitments or contingencies, lawsuits or other legal actions. The Company has no restrictions on contracts or agreements signed.

•

On September 29, 2012, CorpBanca Administradora General de Fondos S.A. renewed the insurance policy with Chubb de Chile Compañía de Seguros Generales S.A. insuring against officer impropriety, which expires on September 29, 2013. The insured amount of the policy is U.S. $ 10 million.

•

On August 17, 2012, CorpBanca Administradora General de Fondos S.A renewed a warranty guaranteeing the Tender Offer for Portfolio Management Corporation Development Agency, with a new maturity of November 16, 2012. The amount of this warranty is $ 11 MM.

•

On June 18, 2012, CorpBanca Administradora General de Fondos S.A warranted a Tender Offer for the Portfolio Management Corporation Development Agency, which expires on August 16, 2012. The amount of this warranty is MCh$11.

f.4) CorpBanca Agencia de Valores

CorpBanca Agencia de Valores has entered into the insurance policies required under the law related to the appropriate performance of its duties.

CORPBANCA AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

NOTE 11—SHAREHOLDERS’ EQUITY

a.    Movement in Shareholders’ equity accounts (attributable to equity holders of the Bank)

As of September 30, 2012 and December 31, 2011, the Bank’s issued capital is represented by the following detail, ordinary shares authorized, subscribed and paid, without par value,:

	Common Shares 2012 (amount)	Common Shares 2011 (amount)
Issued as of January 1	250,358,194,234	226,909,290,577
Issuance of paid shares	43,000,000,000	23,448,903,657

Total	293,358,194,234	250,358,194,234

Purchase and sale of shares (Treasury shares)

For the nine-month periods ended September 30, 2012 and 2011, there were no purchases or sale of treasury shares.

Authorized, subscribed and issued shares

•

The Extraordinary General Meeting of Shareholders (“EGA”) held on April 10, 2012, approved: a) Cancellation of the un-subscribed shares that were authorized pursuant to the terms agreed at the EGA held on January 27, 2011, reducing the Bank’s capital to 250,358,194,234 ordinary shares; and b) to increase the Bank’s capital through the issuance of 48,000,000,000 new common shares without par value.

•

In the Extraordinary Board of Directors Meeting held on May 10, 2012, it was agreed to exercise the powers delegated to them by the EGA (April 10, 2012), and set the price of 43,000,000,000 common shares at the amount of $6.25 per share. The preemptive rights offering period began on May 11, 2012.

•

On May 11, 2012, the Santo Domingo Group exercised all of the subscription rights it received from CorpGroup at an aggregate price of US$100 million. As of June 9, 2012, which is the date the referred preemptive rights offering period ended, CorpBanca exercised its preemptive rights in the amount of US $$100 million, satisfying the SBIF’s requirement to raise at least US $200.0 million of capital prior to consummating the Banco Santander Colombia Acquisition.

•	As of September 30, 2012, 43,000,000,000 shares of the 48,000,000,000 shares subscribed to on April 10, 2012, were paid in.

Distribution of Dividends

During the nine-month periods ended September 30, 2012 and 2011, dividends were paid in the amount of MCh$122,849 (Ch$0.491 per share) and MCh$119,043 (Ch$0.525 per share), respectively.

CORPBANCA AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

b.    Major shareholders

The distribution of shares as of September 30, 2012 and December 31, 2011 is as follows:

	Common Stock September 30, 2012
	No. of Shares	Share %
Corp Group Banking S.A.	134,540,870,345	45.86232%
Compañía Inmobiliaria y de Inversiones SAGA Limitada	22,434,435,510	7.64745%
CorpGroup Inversiones Bancarias Limitada	11,923,200,000	4.06438%
Moneda S.A. AFI para Pionero Fondo de Inversión	8,600,000,000	2.93157%
Banco de Chile por cuenta de Terceros no Residentes	8,187,691,508	2.79102%
Sierra Nevada Investments Chile Dos Ltda.	7,806,400,000	2.66105%
Cía. de Seguros Corpvida S.A.	6,148,916,714	2.09604%
Banco Itaú por cuenta de Inversionistas	6,112,553,162	2.08365%
SN Holding S.A.	5,413,342,266	1.84530%
Deutsche Bank Trust Company Americas (ADRS)	4,244,348,000	1.44681%
CRN Inmobiliaria Limitada	4,094,312,030	1.39567%
Banco Santander por cuenta de Inv. Extranjeros	4,034,133,462	1.37516%
CorpBanca Corredores de Bolsa S.A.	3,976,512,406	1.35551%
Inv. Las Nieves S.A.	3,790,725,224	1.29218%
AFP Provida S.A. para Fdo. Pensión C	3,627,903,651	1.23668%
Banchile C de B S.A.	3,160,835,647	1.07747%
AFP Habitat S.A. para Fdo. Pensión C	3,103,724,264	1.05800%
Inversiones y Valores Limitada	2,962,741,051	1.00994%
AFP Capital S.A. Fondo de Pensión Tipo C	2,791,264,486	0.95149%
Celfin Capital S.A. C de B	2,737,001,960	0.93299%
Otros Accionistas	43,667,282,548	14.88531%

Total	293,358,194,234	100.00000%

	Common Stock December 31, 2011
	No. of Shares	Share %
Corp Group Banking S.A.	128,253,046,085	51.22782%
Compañía Inmobiliaria y de Inversiones SAGA Limitada	23,084,435,510	9.22056%
Moneda S.A. AFI para Pionero Fondo de Inversión	7,547,376,000	3.01463%
Banco de Chile por cuenta de Terceros no Residentes	5,907,402,949	2.35958%
SN Holding S.A.	5,413,342,266	2.16224%
Cía. de Seguros Corpvida S.A.	5,247,617,878	2.09604%
Banco Itaú por cuenta de Inversionistas	4,717,743,703	1.88440%
Inv. Las Nieves S.A.	3,790,725,224	1.51412%
CRN Inmobiliaria Limitada	3,494,174,016	1.39567%
CorpBanca Corredores de Bolsa S.A.	3,414,088,765	1.36368%
AFP Provida S.A. para Fdo. Pensión C	3,287,837,485	1.31325%
Banco Santander por cuenta de Inv. Extranjeros	3,139,064,347	1.25383%
The Bank of New York según Circular N° 1375 de la SVS	2,869,580,000	1.14619%
Banchile C de B S.A.	2,717,839,791	1.08558%
Inversiones y Valores Limitada	2,528,466,986	1.00994%
AFP Habitat S.A. para Fdo. Pensión C	2,502,376,082	0.99952%
AFP Capital S.A. Fondo de Pensión Tipo C	2,463,218,506	0.98388%
Inmob. e Inversiones Boquiñeni Ltda.	2,353,758,526	0.94016%
Celfin Capital S.A. C de B	2,255,046,125	0.90073%
Omega Fondo de Inversión Privado	2,216,950,089	0.88551%
Otros Accionistas	33,154,103,901	13.24267%

Total	250,358,194,234	100.00000%

CORPBANCA AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

c.    For the nine-month periods ended September 30, 2012 and 2011, basic earnings and diluted earnings is as follows:

	2012		2011
	No Shares	Total	No Shares	Total
	MM	MCh$	MM	MCh$
Basic and diluted earnings per share
Net income attributable to equity holders of the Bank		83,834		93,069
Weighted average number of shares outstanding	272,599		234,944
Basic and diluted earnings per share (Chilean pesos)		0.308		0.396
d.    Accumulated other comprehensive income by component

	As of September 30, 2012	As of December 31, 2011
	MCh$	MCh$
Translation adjustment
Balances as of January 1	(1,060)	(2,298)
Charge for net exchange translation	(39,787)	1,238

Total	(40,847)	(1,060)

Financial instruments available-for-sale
Balances as of January 1	(2,775)	(1,517)
Losses on portfolios and other adjustments	(183)	(1,258)

Total	(2,958)	(2,775)

Cash flow hedge
Balances as of January 1	(2,576)	—
Reclassification	761	(2,576)

Total	(1,815)	(2,576)

Hedge of net investment in foreign operations
Balances as of January 1	(301)	963
Foreign currency adjustment	1,133	(1,264)

Total	832	(301)

Accumulated other comprehensive income before income taxes	(44,788)	(6,712)

Income taxes on components of accumulated other comprehensive income
Income tax to financial instruments available-for-sale	984	1,017
Income tax to hedge of net investment in foreign operations	(166)	56

Total	818	1,073

Accumulated other comprehensive income net of tax	(43,970)	(5,639)

CORPBANCA AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

e.     Non-controlling interest

This corresponds to the net assets of subsidiaries attributable to equity instruments that do not belong directly or indirectly, to the Bank, including the portion that has been attributed to profit or loss. The participation of non-controlling interest in the equity and results of the subsidiary is shown below:

	As of September 30,	As of December 31,
	2012	2011
	MCh$	MCh$
Balance at beginning of year/period	2,609	2,943
Share of profit for the year/period	(305)	(1,824)
Increase of non controlling interest	2,430	1,490
Non-controlling interests arising from the acquisition of Corpbanca Colombia	47,281	—

Balance at end of year/period	52,015	2,609

NOTE 12—INTEREST INCOME AND EXPENSE

a.	For the nine-month periods ended, the composition of interest income and adjustments is as follows:

	For the nine-month periods ended September 30,
	2012			2011
	Interest	Adjustments(1)	Total	Interest	Adjustments(1)	Total
	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Investments under agreements to resell	1,136	65	1,201	2,884	13	2,897
Loans and receivables from banks	9,262	—	9,262	1,447	—	1,447
Commercial loans	294,438	24,326	318,764	179,625	32,906	212,531
Mortgage Loans	45,147	15,292	60,439	36,553	26,788	63,341
Consumer Loans	85,060	763	85,823	54,084	1,258	55,342
Financial investments	27,988	5,968	33,956	17,398	17,754	35,152
Other interest income	1,271	402	1,673	3,650	596	4,246

Totals	464,302	46,816	511,118	295,641	79,315	374,956

CORPBANCA AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

b.	For the nine-month periods ended, the breakdown of interest expenses and adjustment is as follows:

	For the nine-month periods ended
	2012			2011
	Interest	Adjustments(1)	Total	Interest	Adjustments(1)	Total
	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Demand deposits	(928)	(41)	(969)	(12)	(51)	(63)
Investments under agreements to repurchase	(12,035)	(32)	(12,067)	(6,213)	(292)	(6,505)
Deposits and time deposits	(241,639)	(5,437)	(247,076)	(132,031)	(7,476)	(139,507)
Borrowings from financial institutions	(10,305)	—	(10,305)	(6,244)	—	(6,244)
Debt issued	(50,761)	(20,407)	(71,168)	(41,060)	(33,683)	(74,743)
Other financial obligations	(360)	(477)	(837)	(461)	(361)	(822)
Other interest expenses	1,006	—	1,006	—	(3,782)	(3,782)
Other interest expenses and inflation-indexing	(2)	(695)	(697)	(2)	(1,029)	(1,031)

Total Interest Expense	(315,024)	(27,089)	(342,113)	(186,023)	(46,674)	(232,697)

(1)	The adjustments are a result of change in the Unidades de Fomento (“UF”). The UF is an inflation-indexed Chilean monetary unit with a value in Chilean pesos that changes daily to reflect changes in the official Consumer Price Index (“CPI”) of the Instituto Nacional de Estadísticas (the Chilean National Institute of Statistics) for the previous month. The effect of any changes in the nominal peso value of on UF-denominated interest earning assets and interest bearing is reflected in our results of operations as an increase (or decrease, in the event of deflation) in interest income and expense, respectively.

CORPBANCA AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

NOTE 13—IMPAIRMENT OF ASSETS

a)    Impairment of financial assets:

The changes in provision for loan losses recorded on the income statement as of September 30, 2012 and 2011, are as follows:

	As of September 30, 2012
		Loans and receivables to banks and customers
	Loans and receivables to banks	Commercial loans	Mortgage Loans	Consumer Loans	Total
	MCh$	MCh$	MCh$	MCh$	MCh$
Estabished provision:
Individual Analysis	(55)	(38,519)	—	(2)	(38,576)
Group Analysis	—	(12,007)	(3,450)	(30,253)	(45,710)

Charge to income for provisions established	(55)	(50,526)	(3,450)	(30,255)	(84,286)

Released provisions:
Individual Analysis	392	24,283	—	2	24,677
Group Analysis	—	3,640	958	3,860	8,458

Credit to income for provisions released	392	27,923	958	3,862	33,135

Recovery of assets previously written—off	—	2,452	637	7,417	10,506

Net charge to income	337	(20,151)	(1,855)	(18,976)	(40,645)

	As of September 30, 2011
		Loans and receivables to banks and customers
	Loans and receivables to banks	Commercial loans	Mortgage Loans	Consumer Loans	Total
	MCh$	MCh$	MCh$	MCh$	MCh$
Estabished provision:
Individual Analysis	(119)	(33,629)	—	(8)	(33,756)
Group Analysis	—	(13,439)	(2,830)	(27,659)	(43,928)

Charge to income for provisions established	(119)	(47,068)	(2,830)	(27,667)	(77,684)

Released provisions:
Individual Analysis	160	24,665	—	3	24,828
Group Analysis	—	1,531	121	7,971	9,623

Credit to income for provisions released	160	26,196	121	7,974	34,451

Recovery of assets previously written—off	—	1,182	448	7,318	8,948

Net charge to income	41	(19,690)	(2,261)	(12,375)	(34,285)

b)    Impairment of property, plant and equipment, intangible assets and other assets

For the nine-month periods ended September 30, 2012 and 2011, there were no impairment losses of property, plant and equipment, intangible assets, or other assets, nor the reversal of any such impairment losses.

CORPBANCA AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

NOTE 14—RELATED PARTY TRANSACTIONS

In accordance with International Accounting Standard No. 24, individuals and companies that are related, directly or indirectly, to the Bank or management are considered related parties.

a) Loans granted to related parties

As of September 30, 2012 and December 31, 2011, loans granted to related parties are as follows:

As of September 30, 2012	Operating Companies	Investment Companies	Individuals
	MCh$	MCh$	MCh$
Loans and receivables to customers:
Commercial loans	136,590	3,971	819
Mortgage Loans	—	—	9,194
Consumer Loans	553	—	2,403

Loans and receivables to customers—gross	137,143	3,971	12,416
Allowances for loan losses	(5,774)	(45)	(49)

Loans and receivables to customers, net	131,369	3,926	12,367

Contingent loans	9,148	—	—

Contingent loans, net	9,148	—	—

As of December 31, 2011	Operating Companies	Investment Companies	Individuals
	MCh$	MCh$	MCh$
Loans and receivables to customers:
Commercial loans	83,374	2,509	1,012
Mortgage Loans	—	—	6,105
Consumer Loans	4	—	819

Loans and receivables to customers—gross	83,378	2,509	7,936
Allowances for loan losses	(5,866)	—	(7)

Loans and receivables to customers, net	77,512	2,509	7,929

Contingent loans	8,930	—	—

Contingent loans, net	8,930	—	—

CORPBANCA AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

b)    Other transactions with related parties

For the nine-month periods ended September 30, 2012 and 2011, the Bank entered into the following transactions with related parties for amounts exceeding UF 1,000:

As of September 30, 2012

Company	Description	Balance Asset(Liability)	Effect on Statement of Income
			Income	(expense)
		MCh$	MCh$	MCh$
Inmobiliaria Edificio Corpgroup S.A.	Corporate office rent and building costs	—	—	1,855
Transbank S.A.	Credit Card processing	—	—	1,812
Corp Group Interhold S.A.	Management advisory services	—	—	1,542
Redbanc S.A.	Automatic teller machine administration	—	—	1,118
Proservicen S.A.	Advertising services	—	—	1,116
Recaudaciones y Cobranzas S.A.	Office rent and credit collection	—	—	871
Operadora de Tarjeta de Crédito Nexus S.A.	Credit Card processing	—	—	580
Fundación Corpgroup Centro Cultural	Donations	—	—	515
Inmobiliaria e Inversiones San Francisco Ltda.	Financial advisory services	—	—	217
Compañía de Seguros Vida Corp S.A.	Brokerage insurance and Office rent	—	—	239
Asesorías Santa Josefina Ltda.	Financial advisory and management services	—	—	108
Inmobiliaria e Inversiones Boquiñeni Ltda.	Financial advisory services	—	—	78
SMU S.A., Rendic Hnos S.A.	Prepaid rent for space for ATMs	21,051	—	1,298

These transactions were carried out at normal market prices prevailing at the day of transactions.

CORPBANCA AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

As of September 30, 2011

Company	Description	Balance Asset(Liability)	Effect on Statement of Income
			Income	(expense)
		MCh$	MCh$	MCh$
Fundación Corpgroup Centro Cultural	Donations	—	—	1,790
Transbank S.A.	Credit Card processing	—	—	1,787
Inmobiliaria Edificio Corpgroup S.A.	Corporate office rent and building costs	—	—	1,749
Corp Group Interhold S.A.	Management advisory services	—	—	1,320
Redbanc S.A.	Automatic teller machine administration	—	—	1,112
Fundación Corpgroup Centro Cultural	Donations	—	—	781
Proservicen S.A.	Advertising services	—	—	675
Operadora de Tarjeta de Crédito Nexus S.A.	Credit Card processing	—	—	476
Recaudaciones y Cobranzas S.A.	Office rent and credit collection	—	—	212
Compañía de Seguros Vida Corp S.A.	Brokerage insurance premiums and Office rent	—	—	202
Empresa Periodística La Tercera S.A.	Publication services	—	—	133
Inmobiliaria e Inversiones San Francisco Ltda.	Financial advisory services	—	—	113
Asesorías Santa Josefina Ltda.	Financial advisory and management services	—	—	42
SMU S.A., Rendic Hnos S.A.	Prepaid rent for space for ATMs	22,137	—	1,093

These transactions were carried out at normal market prices prevailing at the day of transactions.

NOTE 15— INTANGIBLE ASSETS

The movement of intangible assets in the period ended September 30, 2012 and December 31, 2011 is as follows:

	Integrated banking system	Computer equipment system or software	IT Projects	Intangibles assets arising from business combination- Colombia*	Others	Total
	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Balances as of January 1, 2012	6,524	309	4,395	—	1,011	12,239
Purchase	24	2,490	4,331		215	7,060
Colombia Acquisition	—	6,280	—	461,278	13,892	481,450
Amortization	(880)	(1,582)	(989)	(2,385)	(137)	(5,973)
Other	39	(58)	(1)	—	(741)	(761)
Translation Adjustment	—	—	—	(30,371)	—	(30,371)

Balances as of September 30, 2012	5,707	7,439	7,736	428,522	14,240	463,644

CORPBANCA AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

	Integrated banking system	Computer equipment system or software	IT Projects	Others	Total
	MCh$	MCh$	MCh$	MCh$	MCh$
Balances as of January 1, 2011	7,657	465	4,686	288	13,096
Purchase	50	161	962	937	2,110
Disposals	—	—	(7)	—	(7)
Amortization	(1,182)	(261)	(1,119)	(93)	(2,655)
Other	(1)	(56)	(127)	(121)	(305)

Balances as of December 31, 2011	6,524	309	4,395	1,011	12,239

*	As of September 30, 2012 and expressed in MCh$, the intangible assets before amortization, if applicable consist of goodwill at MCh$191,121; License and others of MCh$5,907 (6-year life); customer relationship of MCh$176,389 (22-year life); and other indefinitely-lived intangible assets of MCh$55,105.

NOTE 16—RISK MANAGEMENT

Introduction:

As part of its business activities, the Bank is exposed to various types of risks primarily in terms of financial instruments.

CREDIT RISK

Proper risk management, in all areas, and in particular with respect to Credit Risk, constitutes one of the fundamental pillars with respect to the performance of our portfolio, by ensuring that we maintain an adequate risk/return ratio.

Financial Instruments

For these types of assets, we measure the probability of an unrecoverable issuer default by using internal and external ratings, such as independent risk rating agencies.

Maximum Exposure to Credit Risk

The following table presents the distribution, by financial asset, of our maximum exposure to credit risk, as of September 30, 2012 and December 31, 2011, for different balance sheet components, including derivatives, and without deducting security interests in personal or real property or other credit improvements.

		Maximum exposure
	Notes	2012	2011
		MCh$	MCh$
Loans and receivables to banks	4	242,907	304,098
Loans and receivables to customers	5	9,571,281	6,711,945
Derivative financial instruments		301,658	248,982
Investments under agreements to resell		62,954	23,251
Financial investments available-for-sale		1,048,260	843,250
Financial investments held-to-maturity		97,853	21,962
Other assets		140,398	102,775
Contingent loans	10	2,377,596	1,791,586

Total		13,842,907	10,047,849

CORPBANCA AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended

September 30, 2012 and 2011 (unaudited)

Credit quality by financial asset class

With regard to the quality of credits, these are described consistent with the standards issued by the Superintendency for Banks and Financial Institutions. A detail by credit quality is summarized as follows:

September 30, 2012

	Individual Portfolio										Group Portfolio
	Normal Portfolio						Impaired Portfolio				Normal Portfolio	Impaired Portfolio
	A1	A2	A3	A4	A5	A6	B1	B2	Impaired	Total			Total	General Total
	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Loans and receivables to banks	172,031	20,756	50,293	—	—	—	—	—	—	243,080	—	—	—	243,080

Loans and receivable to customers Commercial loans:
General Commercial loans	138,028	1,156,026	1,658,496	1,897,639	754,963	29,867	53,825	21,358	77,300	5,787,502	302,230	35,594	337,824	6,125,326
Foreign Trade loans	—	21,184	140,396	122,512	44,068	31,700	19,572	3,111	21,951	404,494	7,595	346	7,941	412,435
Lines of credit and overdrafts	—	8,390	9,935	14,938	2,181	220	231	6	122	36,023	7,204	257	7,461	43,484
Factored receivables	—	—	19,430	46,574	20,927	2,454	190	4	163	89,742	4,810	162	4,972	94,714
Leasing contracts	—	9,123	20,807	124,793	96,918	2,997	19,369	254	18,169	292,430	27,973	1,303	29,276	321,706
Other outstanding loans	—	122	599	1,720	356	27	11	5	916	3,756	201,952	—	201,952	205,708

Subtotal Commercial loans	138,028	1,194,845	1,849,663	2,208,176	919,413	67,265	93,198	24,738	118,621	6,613,947	551,764	37,662	591,426	7,203,373

Consumer loans											980,124	30,421	1,010,545	1,010,545

Mortgage loans											1,429,997	33,546	1,463,543	1,463,543

Total loans and receivable to customers	138,028	1,194,845	1,849,663	2,208,176	919,413	67,265	93,198	24,738	118,621	6,613,947	2,961,885	101,629	3,063,514	9,677,461

December 31, 2011

	Individual Portfolio										Group Portfolio
	Normal Portfolio						Impaired Portfolio				Normal Portfolio	Impaired Portfolio
	A1	A2	A3	A4	A5	A6	B1	B2	Impaired	Total			Total	General Total
	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Loans and receivables to banks	200,028	36,851	67,701	42	—	—	—	—	—	304,622	—	—	—	304,622

Loans and receivable to customers Commercial loans:
General Commercial loans	236,229	1,002,989	1,227,123	1,039,390	439,597	9,011	14,203	4,594	73,174	4,046,310	231,295	68,126	299,421	4,345,731
Foreign Trade loans	—	53,245	93,925	144,847	36,568	7,432	357	—	42,190	378,564	8,151	2,266	10,417	388,981
Lines of credit and overdrafts	—	1,299	5,526	245	1,066	1	49	4	135	8,325	4,008	1,166	5,174	13,499
Factored receivables	—	8,755	28,677	36,988	15,308	290	54	—	356	90,428	2,647	1,951	4,598	95,026
Leasing contracts	—	11,495	16,698	106,405	89,018	592	2,439	—	37,655	264,302	19,428	9,996	29,424	293,726
Other outstanding loans	—	171	42	519	125	12	—	2	22	893	77,281	259	77,540	78,433

Subtotal Commercial loans	236,229	1,077,954	1,371,991	1,328,394	581,682	17,338	17,102	4,600	153,532	4,788,822	342,810	83,764	426,574	5,215,396

Consumer loans											398,364	24,757	423,121	423,121

Mortgage loans											1,141,396	34,532	1,175,928	1,175,928

Total loans and receivable to customers	236,229	1,077,954	1,371,991	1,328,394	581,682	17,338	17,102	4,600	153,532	4,788,822	1,882,570	143,053	2,025,623	6,814,445

CORPBANCA AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

The past due analysis by financial asset class is as follows:

	September 30, 2012
CorpBanca Chile	1-29 days	30-89 days	90 days or more	Total
	MCh$	MCh$	MCh$	MCh$
Loans and receivables to banks	—	—	—	—
Loans and receivables to customers:
Commercial loans	43,537	12,538	41,666	97,741
Mortgage loans	929	960	4,679	6,568
Consumer loans	2,516	1,702	1,651	5,869

Total	46,982	15,200	47,996	110,178

	September 30, 2012
CorpBanca Colombia	1-29 days	30-89 days	90 days or more	Total
	MCh$	MCh$	MCh$	MCh$
Loans and receivables to banks	—	—	—	—
Loans and receivables to customers:
Commercial loans	47,312	3,480	4,031	54,823
Mortgage loans	12,749	3,248	1,752	17,749
Consumer loans	50,604	12,739	10,295	73,638

Total	110,665	19,467	16,078	146,210

	December 31, 2011
	1-29 days	30-89 days	90 days or more	Total
	MCh$	MCh$	MCh$	MCh$
Loans and receivables to banks	—	—	—	—
Loans and receivables to customers:
Commercial loans	6,233	8,823	38,326	53,382
Mortgage loans	806	736	5,974	7,516
Consumer loans	2,007	1,648	2,079	5,734

Total	9,046	11,207	46,379	66,632

CORPBANCA AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

Market Risk

General

This section describes financial risks, liquidity risks, and market risks to which Corpbanca is exposed in its business activities.

Market Risk

Represents the risk of losses related to adverse changes in market prices corresponding to assets and financial liabilities. This risk is closely related to the volatility of the market (interest market rates, exchange rates, and prices) and to its negative impact on the value of the assets and liabilities.

It consists of:

Interest Rate Risk

Represents risk of losses caused by adverse shifts in interest rates over time. This is generated by increases in the yield curve or decreases in the yield curve with respect to the risk free performance. These shifts have an impact on long and short term results.

Spread

Risk of losses related to adverse shifts in existing spreads on the yields of the different financial assets and liabilities, which can reflect particular liquidity conditions of those assets, deterioration of credit conditions, or specific pre-payment clauses the exercise of which can result in a deterioration of our capability to create future margin.

Exchange Rate

Risk of losses caused by adverse shifts in exchange rates.

Optionality

Risk of financial losses related to positions in explicit or implicit options in the balance sheet, purchased or delivered, including, for example, those related to mortgage credits and education credits.

Liquidity Risk

Liquidity risk is related to the ability or lack thereof to:

a) Comply with contractual obligations in a timely manner;

b) Liquidate positions without significant losses caused by abnormal volumes of operation;

c) Avoiding regulatory penalties caused by the default of compliance with regulatory requirements; and

d) Financing business and treasury activities in a competitive fashion.

Two sources of risk are identified:

Endogenous: risk situations caused by controllable corporate decisions:

•	High liquidity reached by reduced liquid assets or mismatches of material assets and liabilities.

•	Low diversification or high concentration of financial and commercial assets according to issuer, maturity, and risk factors.

CORPBANCA AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

•	Deficient management of security hedges flows or credit in terms of hedging efficiency, correlation between changes in value, sensitivity ratios of hedged items, and derivatives, among others.

•	Adverse corporate reputational effects that result in lack of or non-competitive access to financing.

Exogenous: risk situations caused by shifts in financial markets and which are not within our control:

•	Extreme unexpected shifts or corrections/events in local and international markets.

•	Regulatory changes, intervention by currency authorities, among others.

PRINCIPLES OF MANAGEMENT

Corpbanca and its subsidiaries have established a set of business principles that ensure the proper functioning of the management of financial risks:

•	CorpBanca and its subsidiaries manage their own portfolios in line with corporate levels of tolerance to the level of market risk, their standards of liquidity, profitability and annual plans.

•

Business is conducted in accordance with established policies, appropriate boundaries, standards of conduct, procedures and controls clearly delegated authority and in compliance with laws and regulations.

•

The non-proprietary and proprietary portfolios should be managed in a manner consistent with the definitions made by management, avoiding concentrations of risk that could have an adverse effect on their income or financial position.

•

The organizational structure of CorpBanca and its subsidiaries ensures effective separation of duties, so investing activities, monitoring, accounting, risk management and measurement are performed and reported independently.

•

The aim of the process of managing market risk is to identify, measure and manage risk / return ratio, within established risk tolerance, ensuring that these activities are conducted with appropriate safeguards.

•

CorpBanca and its affiliates regularly monitor its exposure to market extreme movements and consider these results to the establishment and review of policies and limits for taking risk in their portfolios.

•

The business areas are responsible for managing proprietary positions within approved limits and provide the General Manager and Board explanations of any breach of limits as to amount, terms and / or conditions.

•	Products and their limits are subject to Board approval. The limits should be reviewed at least annually.

•

CorpBanca and its affiliates may invest in new products and participate in their markets only after it has made a full assessment of the activity to determine if it is within the tolerated risk level and the objectives and business plans and have established appropriate controls and limits the activity.

•	Limits, terms and conditions set should be monitored daily and independently of the areas that originate and administer, and any excess must be reported no later than the next day.

•	The models used for financial reporting and risk measurement are verified and approved independently.

ORGANIZATIONAL STRUCTURE AND CORPORATE GOVERNANCE

Board and CAPA

The group is a modern financial institution in defining the role of the Board with the various investment committees specialized in making financial decisions.

CORPBANCA AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

The Board of Directors is ultimately responsible for financial management with the responsibility to ensure a comprehensive manner for internal and regulatory compliance to shareholders.

The Bank’s Board has delegated making financial decisions to the Asset and Liability Committee (CAPA), the latter being the highest authority on financial matters for the Bank.

The CAPA is composed of the two Vice Presidents of the Bank’s Board, a Director, General Manager of the Bank, and International Finance Division Manager, Planning Division Manager, Control and Risk Management, Finance Manager and Risk Manager (financial).

The CAPA makes the financial decisions that the organization embodies. This Committee is responsible for generating the policy framework governing the management of financial risks in accordance with the guidelines established by the Board and the existing rules as to review of the macroeconomic and financial risks assumed and the results obtained.

As part of the Bank’s financial institutions, there are specialized committees in the implementation of financial strategies in which lies the responsibility of daily and weekly monitoring of the baseline scenario (TPM awards for liquidity, inflation, etc.), balance of risks and performance strategies: Journal Committee, Committee of Balance Sheet, Liquidity Committee, Committee for Proprietary Positions and Customer Committee.

International and Treasury Division

The International and Treasury Division is responsible for providing the necessary resources to the business areas in order to ensure a healthy structure of financing and liquidity. Likewise, it must generate income through the development of financial solutions in treasury and foreign commerce products for clients in our different segments.

We have established different interrelated specialized units, through which investment and financing decisions are reached. These units not only support our business pillars, but also constitute units of business that determine the profitability of invested capital, complementing our traditional banking business.

Balance Sheet Management

The Bank has a unit responsible for liquidity management, in Finance and International Division, whose mandate is to efficiently manage mismatches between assets and liabilities, securing permanent financing and competitive assets as well as to secure the timely payment of obligations and compliance with regulatory margins at all times.

Additionally, the Bank has a unit responsible for managing the balance mandated to efficiently manage the Bank’s balance sheet, ensuring the sustainable generation of net interest income by way of managing the risk of inflation and interest rates.

The Bank’s assets consist of mortgage loans (mainly denominated fixed rate), commercial loans, consumer loans (including overdrafts and cards) and education credits.

The Bank’s liability structure comprises mainly of demand deposits, time deposits from retail and wholesale customers, which mostly have a maturity of less than one year. The liability structure also includes a portion of long-term and senior subordinated debt.

CORPBANCA AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

The Bank manages its balance sheet in order to maximize net income from fees and maintaining a ratio of deposits where no interest is paid on time deposits to short-term deposits, providing loans for longer periods to take advantage of the slope of the yield curve within the context of financial risk management to be arranged by senior management.

Portfolio Management

Additionally, we have a unit that is responsible for managing a portfolio of non-derivative financial instruments with the purpose of capturing differentials in the yield curve and/or shifts in rate structures to generate capital gains. Derivative instruments in this portfolio are only and exclusively utilized for hedging purposes (economic and accounting) or in order to capture premiums between the fixed income and the derivatives market.

Trading Activities

We have a trading area that is responsible for the active trading of instruments of high liquidity, including central bank bonds, bank notes and/or corporate bonds, derived from interest rate or currency.

This area is responsible for (a) identifying short-term income opportunities by capturing transitory arbitrage opportunities in prices and yield curve differentials (base and spreads), (b) managing financial risks arising from transactions with clients, and (c) creating high added-value financial solutions by obtaining returns consistent with the financial risks of existing credits.

Financial Risk Management

The Bank has a Financial Risk Management Office (under the Management Division for Planning and Control), the main purpose of which is to identify, measure, and control financial risks, by permanently informing upper management of risk profiles and by anticipating scenarios that may compromise our short, medium or long term financial situation.

The Financial Risk Management Office is responsible for ensuring regulatory and internal compliance related to financial risks, ensuring compliance with the standards and recommendations of regulators and with good business practices provided by the Basel Committee.

On a daily basis, the Financial Risk Management Office reports on exposures and is responsible of reporting any excess above the limit structure approved by upper management.

Policies, limits and methodologies are approved annually by the A&L Committee and/or the Board of Directors.

MEASUREMENT TOOLS: MARKET RISK

The market risk measurement is based on universally accepted tools to use and measurements: Value at Risk, Sensitivity of Net Interest Income and Financial Margin among others, supplemented with stress testing market risk scenarios that analyze hypothetical and historical scenarios.

Value at Risk

The Bank uses models of “Value at Risk” (VaR) to quantify the market risk of portfolios of Trading: Owner and Market Making. Through these measures, the currency risk, interest rate and inflation inherent in trading activities is monitored.

CORPBANCA AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

Annually, we review and establish the limits of VaR in both portfolios and Financial Risk Management is responsible for calculating and reporting on its use. Trading Owner: 250 million CLP Trading Market Making: 700 million CLP.

The VaR is calculated using a historical simulation confidence level of 95% and a moving timeframe of 300 days.

As of September 30, 2012, VaR reached a value of 13 million CLP and 596 million CLP for the areas of Trading Owner and Trading Market Making respectively, with average of 91 million CLP and 526 million CLP.

Additionally, the Bank contrasts the predictive quality of the VaR model using a) Test of the frequency of excess b) Test of the first overage. At the end of December both tests realized a good level of fit.

Net Interest margin and Market value sensitivity

We use net interest margin sensitivity and market value sensitivity to quantify the interest rate risk of the balance sheet.

Both measures include total assets and liabilities in the balance sheet with exception of the Trading Portfolios.

Interest rate sensitive items are represented:

•	On a contractual basis in the case of fixed income products

•	Next date of repricing in the case of floating rate products

The following non paid assets and cost-free liabilities are registered as non-interest-rate-sensitive:

•	Cash flow

•	Other assets and liabilities

•	Deteriorated loans

•	Provisions

•	Capital and reserves

Changes in equity are determined by assuming a parallel shift of 100 pbs under interest rate structures. The calculation is made separately for national currency and foreign currency (USD and the rest of the currencies). The total risk is the sum of the absolute value of both items.

In September 2012 the use of both limits was 44% and 84% for the risk of short and long term, respectively. Meanwhile, “the average utilization” was 75% and 40% for the limit of short and long term.

Stress Testing

The Financial Risk Management Office develops, and regularly informs the A&L Committee, stress test results that include parallel and non-parallel shifts in the yield curve, volatility shocks and historical scenarios among others.

CORPBANCA AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

Liquidity Management

We have a unit that is responsible for balance sheet management (in the International and Treasury Division), the purpose of which is to efficiently manage our balance sheet, ensuring a permanent and competitive financing of assets, the prompt payment of liabilities, and compliance with regulatory margins at all times.

Balance Sheet Management

We have a unit that is responsible for balance sheet management, the purpose of which is to efficiently manage the balance sheet, ensuring the generation of a sustainable financial margin by managing inflation and interest rate risk.

Our assets are comprised of mortgage (mainly fixed income), commercial and consumer loans.

Our liabilities include fixed rate deposits payable on demand and upon maturity to clients that, in most cases, have maturities of less than a year. The structure of long-term debt includes senior/subordinated loans.

We manage our balance sheet with the goal of maximizing net interest margin by maintaining a proportion of deposits payable on demand under which no interest is paid, as well as short term deposits, and by granting loans for longer periods which allow us to benefit from the slope of the yield curve within the context of the financial risk management previously agreed-to by senior management.

Currency risk

The Bank is exposed to exchange rate movements that are expressed or indexed to its financial positions and cash flows. Annually, the board sets limits for levels of net exposure by currency at the end of the day, which is monitored daily by Financial Risk Management.

Interest rate risk

The Bank is exposed to volatility in the structure of market interest rates. As a result of changes in interest rates, margins may increase, but can also be reduced and even cause losses in the event that adverse movements are in force.

The Board sets limits to the effects of mismatches in the banking book (which includes all positions that are not for trading) on the margin and on the economic value of its assets, compliance with which must be reported monthly to the Superintendency of banks and Financial Institutions.

COUNTERPARTY RISK

As a result of our client activity, we have counterparty exposures generated by the probability that our debtors default on their payments with respect to financial derivative agreements, as originally agreed. We set levels of credit risk by setting limits to the concentration of such risk in individual debtors, groups of debtors, and country and industry segments. Such risks are under permanent review by the Risk Division, and the limits per debtor, groups of debtors, products, and industry and country, are reviewed and approved at least once a year by our Board of Directors and our Senior Risk Committees.

Our exposure to credit risks is managed through a regular analysis of the debtors capacity and potential debtors to comply with their payment obligations in accordance with contractual terms of such loans, and is mitigated by obtaining guarantees.

CORPBANCA AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

We have strict controls over open positions in derivative agreements directly negotiated with counterparties, Our exposure to credit risk is managed as part of our limits for loans to clients, jointly with potential exposures caused by market fluctuations.

Operational Risk

CorpBanca adopts the Basel Committee’s definition of operational risk, which is presented below:

“The risk of loss resulting from inadequate or failed internal processes, people and systems, or from external events”.

These risks, it not handled appropriately, can result in service unavailability, information deficiencies, financial losses, increased costs, loss of professional reputation or failure to maintain or increase market share.

NOTE 17—SUBSEQUENT EVENTS

Agreement with Helm Bank SA for acquisition of companies in Colombia

On October 9, CorpBanca received a communication from Corp Group Holding Inversiones Limitada, that HB Acquisition SAS, a company incorporated under Colombian law (the “Purchaser”), entered into a Purchase Agreement (the “Agreement”) with Inversiones Timón S.A.S., Inversiones Carrón S.A.S and Comercial Camacho Gómez S.A.S (the “sellers”), subsidiaries of Helm Corporation and owners of approximately 91% of the common shares of Helm Bank SA (“Helm Bank” or the “Bank”), under which the Purchaser agreed to purchase up to 100% of the ordinary shares and preferred shares with no voting rights of Helm Bank S.A. Helm Bank SA and all of its subsidiaries are also a part of the acquisition (the “Transaction”). Additionally, CorpBanca agreed to acquire 80% of Helm Corredor de Seguros S.A. The contractual rights of the Purchaser will be transferred before the closing date of the transaction to Banco CorpBanca Colombia S.A in connection with the acquisition of Helm Bank SA and its subsidiaries and CorpBanca (Chile) will, as noted above, additionally acquire 80% of Helm Corredor de Seguros S.A. The Bank has announced its intention to merge Helm Bank with Corpbanca Colombia.

On October 29, 2012 and November 30, 2012, CorpBanca issued subordinated bonds in the local Chilean market in the aggregate amount of UF6.6 millions. The subordinated bonds were issued as part of a local bond program that we established on October 1, 2010 that permits the issuance of up to UF150 million (the “Local Bond Program.”)

On December 13, 2012, CorpBanca filed a prospectus supplement offering 10,680,200,621 common shares, including common shares in the form of ADSs in the United States and elsewhere outside Chile. The equity offering is expected to close on or about January 18, 2013.

In the period from October 1, 2012 to December 31, 2012, date of issuance of these financial statements, there have been no other subsequent events significantly affecting them.

BANCO CORPBANCA COLOMBIA S.A. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

As of September 30, 2012 (unaudited) and December 31, 2011

(In millions of Colombian pesos—MCop$)

	Notes	12.31.2011	09.30.2012	09.30.2012
ASSETS		MCop$	MCop$	ThUS$
				Note 1
Cash and deposits in banks	4	399,802	318,904	177,118.0
Items in course of collection	4	2,633	3,819	2,121.0
Trading portfolio financial assets		217,832	416,704	231,435.0
Investments under agreements to resell	5	373,278	102,198	56,760.0
Derivative financial instruments		60,004	43,233	24,011.0
Loans and receivables to banks, net	6	41,078	466,868	259,296.0
Loans and receivables to customers, net	7	5,372,418	6,598,515	3,664,782.0
Financial investments available-for-sale		771,515	743,020	412,670.0
Held to maturity investments		322,227	270,908	150,461.0
Investments in other companies		3,186	8,154	4,529.0
Intangible assets		28,448	59,621	33,113.0
Good will	17	—	17,182	9,543.0
Property and equipment, net	8	36,956	47,733	26,511.0
Deferred income taxes		56,725	50,488	28,041.0
Other assets		46,947	71,737	39,842.0

TOTAL ASSETS		7,733,049	9,219,084	5,120,233.0

LIABILITIES
Current accounts and demand deposits	9	1,108,867	1,038,186	576,603.0
Items in course of collection	4	1,186	658	365.0
Obligations under agreements to repurchase	5	—	100,038	55,561.0
Time deposits and saving accounts	9	4,353,397	5,652,280	3,139,250.0
Derivative financial instruments		84,881	54,761	30,414.0
Borrowings from financial institutions		748,852	811,142	450,504.0
Debt issued	10	312,138	280,464	155,768.0
Other financial obligations	10	5,004	5,915	3,285.0
Current income tax provision		23,035	5,929	3,293.0
Deferred income taxes		37,443	68,892	38,262.0
Provisions		219,679	247,888	137,676.0
Other liabilities		75,621	53,975	29,977.0

TOTAL LIABILITIES		6,970,103	8,320,128	4,620,958.0

SHAREHOLDERS’ EQUITY
Attributable to equity holders of the Bank:
Capital		218,731	218,731	121,482.0
Reserves		282,937	363,293	201,771.0
Accumulated other comprehensive income		19,193	55,831	31,008.0
Retained earnings:
Retained earnings from prior periods		145,352	156,665	87,011.0
Net income for the period	12	95,863	98,058	54,461.0

		762,076	892,578	495,733.0
Non controlling interest	12	870	6,378	3,543.0

TOTAL SHAREHOLDER’S EQUITY		762,946	898,956	499,276.0

TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY		7,733,049	9,219,084	5,120,234.0

Notes 1 to 19 are an integral part of these condensed consolidated financial statements.

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the nine month periods ended September 30, 2012 (unaudited) and 2011

(In millions of Colombian pesos—MCop$)

	Notes	09.30.2011	09.30.2012	09.30.2012
		MCop$	MCop$	ThUS$
				Note 1
Interest income	13	403,593	572,890	318,180.0
Interest expense	13	(148,344)	(260,539)	(144,702.0)

Net interest income		255,249	312,351	173,478.0

Income from service fees		88,553	99,245	55,120.0
Expenses from service fees		(19,707)	(20,579)	(11,429.0)

Net Service Fee Income		68,846	78,666	43,691.0

Trading and investment income, net		19,989	65,383	36,313.0
Foreign exchange gains, net		37,882	39,819	22,115.0
Other operating income		40,509	23,050	12,802.0

Trading and Investment income, Foreing Exchange Gains and Other Operating Income		98,380	128,252	71,230.0

Operating Income Before Loan Losses		422,475	519,269	288,399.0

Provisions for loan losses	14	(46,539)	(83,840)	(46,564.0)

Total Operating Income, Net of Provisions for Loan Losses, Interest and Fees		375,936	435,429	241,835.0
Personnel salaries expenses		(92,833)	(105,274)	(58,469.0)
Administration expenses		(145,545)	(121,209)	(67,319.0)
Depreciation and amortization	15	(24,334)	(30,638)	(17,016.0)
Other operating expenses		(22,024)	(33,999)	(18,883.0)

Total Operating Expenses		(284,736)	(291,120)	(161,687.0)
Total Net Operating Income		91,200	144,309	80,148.0
Income attributable to investments in other companies		4,176	1,661	923.0

Income before income taxes		95,376	145,970	81,071.0
Income taxes		(28,383)	(47,884)	(26,595.0)

Net income for the period		66,993	98,086	54,476.0

Attributable to:
Equity holders of the Bank		66,801	98,058	54,461.0
Non controlling interest	12	192	28	15.0

Earnings per share attributable to equity holders of the Bank (Pesos and Dollars)		MCop$	MCop$	ThUS$
Basic earnings per share		161	235	131.0
Diluted earning per share		161	235	131.0

Notes 1 to 19 are an integral part of these condensed consolidated financial statements.

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OTHER COMPREHENSIVE INCOME

For the nine month periods ended September 30, 2012 (unaudited) and 2011

(In millions of Colombian pesos—MCop$)

	Notes	09.30.2011	09.30.2012	09.30.2012
		MCop$	MCop$	ThUS$
				Note 1
Net income for the period		66,993	98,086	54,476.5
Other Comprehensive Income
Financial instruments available-for-sale		24,191	34,270	19,033.4

Other comprehensive income before income taxes		24,191	34,270	19,033.4
Income tax relating to financial instruments available-for-sale		(704)	(6,290)	(3,493.4)

Total other comprehensive income		23,487	27,980	15,540.0

Other comprehensive income for the period		90,480	126,066	70,016.4

Attributable to:
Equity Holders of the bank		90,288	126,038	69,999.9
Non Controlling interest	12	192	28	15.6

Notes 1 to 19 are an integral part of these condensed consolidated financial statements.

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

For the nine month periods ended September 30, 2012 and 2011

(In millions of Colombian pesos—MCop$)

	Number of shares	Paid-in Capital	Reserves	Accumulated other comprehensive income		Retained earnings
				Financial investment available-for- sale	Income tax other comprehensive income	Retained earnings from prior periods	Net income for the year	Total attributable to equity holders of the Bank	Non controlling interest	Total Shareholders’ equity
		MCop$	MCop$	MCop$	MCop$	MCop$	MCop$	MCop$	MCop$	MCop$
Balance as of January 1, 2011	416,542,721	218,731	375,215	20,925	(7,278)	120,522	—	728,115	1,103	729,218

Increase or decrease in reserves	—	—	(95,501)	15,846	—	(31,586)	—	(111,241)	(526)	(111,767)
Comprehensive income for the period	—	—	—	24,191	(704)	—	73,317	96,804	192	96,996

Balance as of September 30, 2011	416,542,721	218,731	279,714	60,962	(7,982)	88,936	73,317	713,678	769	714,447

(unaudited)
Balance as of January 1, 2011	416,542,721	218,731	375,215	20,925	(7,278)	120,522	—	728,115	1,103	729,218

Increase or decrease in reserves	—	—	(92,278)	16,354	—	53,988	—	(21,936)	(558)	(22,494)
Dividends paid	—	—	—	—	—	(29,158)	—	(29,158)	—	(29,158)
Comprehensive income for the period	—	—	—	(13,067)	2,259	—	95,863	85,055	325	85,380

Balance as of December 31, 2011	416,542,721	218,731	282,937	24,212	(5,019)	145,352	95,863	762,076	870	762,946

Distribution of prior year’s net income	—	—	—	—	—	95,863	(95,863)	—	—	—
Balance as of January 1, 2012	416,542,721	218,731	282,937	24,212	(5,019)	241,215	—	762,076	870	762,946

Increase or decrease in capital and reserves	—	—	80,356	8,658	—	(84,550)	—	4,464	5,480	9,944
Comprehensive income for the period	—	—	—	34,270	(6,290)	—	98,058	126,038	28	126,066

Balance as of September 30 2012	416,542,721	218,731	363,293	67,140	(11,309)	156,665	98,058	892,578	6,378	898,956

(unaudited)
Balance as of September 30, 2012 ThUS$	416,542,721	121,482	201,771	37,289	(6,281)	87,011	54,461	495,733	3,543	499,276

Notes 1 to 19 are an integral part of these condensed consolidated financial statements.

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

For the nine month periods ended September 30, 2012 (unaudited) and 2011

(In millions of Colombian pesos)

	Notes	09.30.2011	09.30.2012	09.30.2012
		MCop$	MCop$	ThUS$
				Note 1
CASH FLOW FROM OPERATING ACTIVITIES:
Income before income taxes		95,376	145,970	81,071.0
Non controlling Interest	12	192	28	15.6

Charges (credits) to income not representing cash flow:
Depreciation and amortization	15	24,334	30,638	17,016.2
Provision for loan losses		57,730	89,046	49,455.7
Provisions and write-offs for assets received in lieu of payment		63	—	0.0
Contingency (recoveries) provisions		(3,180)	7,853	4,361.5
Adjustment to market value for financial investments and derivatives		(296,396)	(129,640)	(72,001.4)
Net interest income	13	(255,249)	(312,351)	(173,478.2)
Net services fee income		(68,846)	(78,666)	(43,690.7)
Net foreign exchange gains		(37,882)	(39,819)	(22,115.3)
Deferred taxes		68,814	25,212	14,002.6
Other charges (credits) to income not representing cash flows		13,278	(40,237)	(22,347.4)

Subtotals		(401,766)	(301,966)	(167,710.4)
Increase/decrease in operating assets and liabilities:
Loans and receivables from customers and banks		(478,401)	(1,735,727)	(964,014.3)
Investments under agreements to resell		211,550	373,278	207,316.8
Trading portfolio financial assets		(197,250)	(398,268)	(221,196.1)
Financial investments available-for-sale		(705,311)	28,495	15,826.0
Held to maturity investments		(76,584)	51,319	28,502.3
Other assets and liabilities		956,421	372,680	206,984.6
Time deposits and saving accounts		660,054	1,298,883	721,393.3
Currents accounts and demand deposits		115,693	(70,681)	(39,255.9)
Obligations under agreements to repurchase		66	100,038	55,560.6
Dividends received from investments in other companies		4,176	1,661	922.5
Income tax paid		(11,387)	(38,541)	(21,405.5)

Net cash provided by (used in) operating activities		77,261	(318,829)	(177,076.1)

CASH FLOW FROM INVESTING ACTIVITIES:
Purchase of property and equipment		(2,265)	(6,960)	(3,865.5)
Proceeds from sales of property and equipment		16,761	—	0.0
Sale of assets received in lieu of payment or in foreclosure		21	69	38.3
Net cash outflow on acquisition of subsidiaries		—	(64,270)	(35,695.2)

Net cash provided by (used in) investment activities		14,517	(71,161)	(39,522.5)

CASH FLOW FROM FINANCING ACTIVITIES:
Net increase of borrowings obtained		54,781	62,290	34,595.6
Repayment of other borrowings		—	—	0.0
Redemption of debt issued		—	(22,564)	(12,531.9)

Net cash used in financing activities		54,781	39,726	22,063.6

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS		146,559	(350,264)	(194,534.9)

Cash and cash equivalents at beginning of period		617,100	774,527	430,168.5
Cash and cash equivalents at end of period	4	763,659	424,263	235,633.6

Notes 1 to 19 are an integral part of these condensed consolidated financial statements

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

NOTE 1—GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.1 General Information—Background on the Bank and Subsidiaries

CorpBanca Colombia, S.A. (“CorpBanca Colombia”, or “Bank” or “the parent company”, formerly Banco Santander Colombia, S.A.) is a private banking corporation, incorporated by public deed No. 721 on October 5, 1912, pursuant to the laws of the Republic of Colombia. It is headquartered in the city of Bogotá, DC, Republic of Colombia, and provides general consumer and commercial banking services to individuals and corporations.

The Bank’s subsidiary CorpBanca Investment Valores Colombia, S.A. (“CIVAL”, formerly Santander Investment Valores, S.A.), also headquartered in Bogotá, DC provides securities brokerage and investment banking services, and is an entity in which CorpBanca Colombia owns 94.94%, as of September 30, 2012 and December 31, 2011.

The Bank’s subsidiary, CorpBanca Investment Trust Colombia, S.A. Sociedad Fiduciaria (“CITRUST”, previously Santander Investment Trust, S.A. Sociedad Fiduciaria,), also with headquarters in Bogotá, DC, provides funds and asset management services. CITRUST is 94.5% owned by CorpBanca Colombia as of September 30, 2012.

CorpBanca Colombia, CIVAL and CITRUST are regulated by the Financial Superintendence of Colombia. The main regulations include: the authorization of banking licenses, minimum capital and liquidity requirements, consolidated supervision, procedures for management of credit and market risks, measures to prevent money laundering, the financing of terrorism and related illicit activities, and procedures for banking intervention and liquidation, among others.

On May 29, 2012, CorpBanca, S.A. (“CorpBanca Chile”) acquired 51% of the share capital of CorpBanca Colombia. Subsequently, on June 22, 2012, CorpBanca Chile acquired an additional 40.93% of the share capital, reaching 91.93% of the share capital of CorpBanca Colombia. CorpBanca Chile is a banking corporation organized pursuant to the laws of the Republic of Chile.

The main accounting policies adopted in preparing these unaudited condensed consolidated financial statements are described below. These were used throughout all periods presented in these condensed consolidated financial statements.

Basis of consolidation

The balance sheet presented for comparative purposes as at December 31, 2011 has been prepared on a consolidated basis which does not differ materially from the combined presentation of the Bank’s annual financial statements.

The condensed consolidated financial statements include the financial statements of CIVAL and CITRUST. The Bank consolidates its subsidiaries in which it holds a controlling financial interest.

All intragroup balances, transactions, income and expenses are eliminated in full on consolidation.

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

Subsidiaries

Subsidiaries are those entities over which the Bank has the ability to exercise control. Control is the power to govern the financial and operating policies of an entity, so as to obtain benefits from its activities. Control is presumed to exist when the Bank owns, directly or indirectly through subsidiaries, more than 50% of the voting power of an entity, or the Bank owns 50% or less of the voting power of an entity but it has the power over more than half of the voting rights by virtue of an agreement with other investors.

The Parent Company has following subsidiaries, which it consolidates:

Name	Domicile	Corporate Objective	% Consolidated Share As of December 31, 2011	% Consolidated Share As of September 30,
				2011	2012
Corpbanca Investment Valores Colombia S.A. Comisionista de Bolsa (formerly Santander Investment Valores S.A. Comisionista de Bolsa)	Colombia	Stockbroker	94.94	94.94	94.94
Corpbanca Investment Trust Colombia S.A. (formerly Santander Investment Trust Colombia S.A.)	Colombia	Funds and assets management.	—	—	94.5009

Assets of the subsidiary CIVAL represents 0.29% and 0.19% as of December 31, 2011 and September 30, 2012, respectively, out of the total consolidated assets.

Net operating income of CIVAL represents 5.05%, and (1.77)%, as of September 30, 2011 and 2012, respectively, out of the consolidated total net operating income.

Assets of the subsidiary CITRUST represents 0.57% as of September 30, 2012 out of the total consolidated assets. Total net operating income of CITRUST represents 6.83%, as of September 30, 2012 out of the total consolidated total net operating income.

1.2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

a) Basis of preparation

The unaudited condensed consolidated financial statements have been prepared using accounting policies consistent with International Financial Reporting Standards as issued by the IASB (IFRS) and in accordance with International Accounting Standard 34 Interim Financial Reporting.

The Notes to the unaudited condensed consolidated financial statements contain additional information in addition to the statements of financial position, statements of income, statements of other comprehensive income, statements of changes in shareholders’ equity and statements of cash flow. The notes provide narrative descriptions of items presented in those statements in a clear, reliable and comparable manner.

For purposes of these financial statements, we use certain terms and conventions. References to “US$”, “US dollars” and “dollars” are to United States dollars, references to “Colombian pesos,” “pesos” or “Cop$” are to Colombian pesos.

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

The Bank maintains its accounting records and prepares its consolidated financial statements in Colombian pesos. The U.S. dollar amounts disclosed in the accompanying condensed consolidated financial statements are presented solely for the convenience of the reader at the September 30, 2012 closing exchange rate of Cop$1,800.52 per US$1.00. This translation should not be construed as representing that the Colombian peso amounts actually represent or have been, or could be, converted into U.S. dollars at such a rate or at any other rate.

As stipulated in IAS 34, interim financial reporting is prepared solely to update the contents of the most recent annual Consolidated Financial Statements, stressing new activities, events and circumstances occurring in the nine month period after year-end and not duplicating the information previously reported in the most recent Consolidated Financial Statements.

Given the above, these unaudited condensed consolidated financial statements do not include all of the information that would be required under IFRS; therefore, for an adequate understanding of the information included in these unaudited condensed consolidated financial statements, they must be read together with the Annual Combined Financial Statements of CorpBanca Colombia for the year ended December 31, 2011, which include all of the disclosures required by IFRS.

As of December 31, 2011, the share of the Consolidated Financial Statements of Banco CorpBanca Colombia S.A. and its subsidiary CorpBanca Investment Colombia S.A., within the combined financial statements as of that date was as follows:

	Assets MCop$	Liabilities MCop$	Shareholder’s Equity MCop$	Net Income for the year MCop$
Combined Banco CorpBanca Colombia S.A. (Banco CorpBanca Colombia S.A., CorpBanca Investment Valores Colombia S.A. and CorpBanca Investment Trust Colombia S.A.)	7,760,509	6,959,254	801,255	100,176

Consolidate Banco CorpBanca Colombia S.A. (Banco CorpBanca Colombia S.A. and CorpBanca Investment Valores Colombia S.A.)	7,733,049	6,970,103	762,946	95,863

Percentage of participation	99.65%	100.16%	95.22%	95.69%

The main accounting policies, presentation and methods of computation have been followed in these condensed consolidated financial statements as were applied in the preparation of the Corpbanca Colombia Consolidated financial statements for all periods presented in these unaudited condensed consolidated financial statements, except for the impact of the adoption of the amendments to the Standards.

Other than those disclosed in the financial statements at December 31, 2011, there have been no new standards or amendments to existing standards that would have a material effect on the Bank’s condensed consolidated financial statements for the nine month period ended September 30, 2012.

NOTE 2—ACCOUNTING CHANGES

During the nine month period ended September 30, 2012, there have been no accounting changes that affect the presentation of these financial statements.

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

Application of new and revised International Financial Reporting Standards (IFRS)

a) The following new standards and interpretations have been adopted in these financial statements:

Amendments to Standards	Mandatory application for:
IAS 12, Income Taxes—Limited scope amendment (recovery of underlying assets)	Annual periods beginning on or after January 1, 2012.
IFRS 1 (Revised), First Time Adoption of IFRS—(i)Replacement of ‘fixed dates’ for certain exceptions with ‘the date of transition to IFRSs’—(ii) Additional exemption for entities ceasing to suffer from severe hyperinflation	Annual periods beginning on or after July 1, 2011.
IFRS 7, Financial Instruments: Disclosures—Amendments enhancing disclosures about transfers of financial assets	Annual periods beginning on or after July 1, 2011.

Amendments to IAS 12, Income Taxes

On December 20, 2010, the IASB published Deferred Tax: Recovery of Underlying Assets—Amendments to IAS 12. The amendments provide an exception to the general principle in IAS 12 Income Taxes (IAS 12) that the measurement of deferred tax assets and deferred tax liabilities should reflect the tax consequences that would follow from the manner in which the entity expects to recover the carrying amount of an asset.

Specifically, the amendments provide an exception to the general principles of IAS 12 for investment property measured using the fair value model in IAS 40 Investment Property (IAS 40). For the purposes of measuring deferred tax, the amendments introduce a rebuttable presumption that the carrying amount of such an asset will be recovered entirely through sale. The presumption can be rebutted if the investment property is depreciable and is held within a business model whose objective is to consume substantially all of the economic benefits over time, rather than through sale. The exception also applies to investment property acquired in a business combination if the acquirer applies the fair value model in IAS 40 subsequent to the business combination. The amendments also incorporate the requirements of SIC 21 Income Taxes—Recovery of Revalued Non-Depreciable Assets into IAS 12, i.e., deferred tax arising on a non-depreciable asset measured using the revaluation model in IAS 16 Property, Plant and Equipment should be based on the sale rate. The effective date of the amendments is for annual periods beginning on or after January 1, 2012. Earlier application is permitted.

Amendments to IFRS 1, First Time Adoption of IFRS

On December 20, 2010, the IAS amended IFRS 1 First Time Adoption of IFRS to:

•

Provide relief for first-time adopters of IFRSs from having to reconstruct transactions that occurred before their date of transition to IFRSs. This amendment replaces references to a fixed transition date of ‘January 1, 2004’ with ‘the date of transition to IFRSs’ so that first-time adopters of IFRS do not have to apply the de-recognition requirements in IAS 39 retrospectively from an earlier date. It also relieves first-time adopters from recalculating ‘day 1’ gains and losses on transactions occurring before the date of transition to IFRS.

•

Provide guidance for entities emerging from severe hyperinflation either to resume presenting IFRS financial statements or to present IFRS financial statements for the first time. In accordance with the amendment, when an entity’s date of transition to IFRS is on or after the functional currency normalization date, the entity may elect to measure all assets and liabilities held before the functional currency

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

normalization date at fair value on the date of transition to IFRS and use that fair value as the deemed cost of those assets and liabilities in the opening IFRS statement of financial position. Entities making use of this exemption should describe the circumstances of how, and why, their functional currency became subject to severe hyperinflation and the circumstances that led to those conditions ceasing.

Management estimates that these changes will have no effect on its financial statements as they are currently prepared under IFRS.

Amendments to IFRS 7, Financial Instruments: Disclosure

On October 7, 2010, the IASB issued amendments to IFRS 7 Financial Instruments: Disclosure that increase the disclosure requirements for transactions involving transfers of financial assets. These amendments are intended to provide greater transparency around risk exposures of transactions where a financial asset is transferred but the transferor retains some level of continuing exposure (referred to as ‘continuing involvement’) in the asset. The amendments also require disclosure where transfers of financial assets are not evenly distributed throughout the period (e.g., where transfers occur near the end of a reporting period). The amendments are applicable for annual periods beginning on or after July 1, 2011, with early adoption allowed. Moreover, the disclosures are not required for any of the periods presented that start before the initial adoption date.

Management believes that this new standard will be adopted in its financial statements as from January 1, 2013 and 2014. The Administration is evaluating the potential impact of the adoption of these amendments.

Amendments to IAS 1, Presentation of Financial Statements

On June 16, 2011, the IASB issued Presentation of Items of Other Comprehensive Income (amendments to IAS 1). The amendments retain the option to present profit or loss and other comprehensive income in either a single continuous statement or in two separate but consecutive statements. Items of other comprehensive income are required to be grouped into those that will and will not subsequently be reclassified to profit or loss. Tax on items of other comprehensive income is required to be allocated on the same basis. The measurement and recognition of items of profit or loss and other comprehensive income are not affected by the amendments, which are applicable for reporting periods beginning on or after July 1, 2012 with earlier application permitted.

Management believes that the adoption of this new standard will not have a significant impact on the measurement and recognition of the different components of earnings and loss on its financial statements when it is implemented

b) The following new standards and interpretations have been issued but the date of application is not yet in force:

New Standards, Interpretations and Amendments	Effective date
IFRS 9, Financial Instruments—Classification and Measurement	Annual periods beginning on or after January 1, 2015.
IFRS 10, Consolidated Financial Statements	Annual periods beginning on or after January 1, 2013
IFRS 11, Joint Arrangements	Annual periods beginning on or after January 1, 2013
IFRS 12, Disclosure of Involvement with Other Entities	Annual periods beginning on or after January 1, 2013
IAS 27 (2011), Separate Financial Statements	Annual periods beginning on or after January 1, 2013
IAS 28 (2011), Investments in Associates and Joint Ventures	Annual periods beginning on or after January 1, 2013
IFRS 13, Fair Value Measurements	Annual periods beginning on or after January 1, 2013

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

Amendments to Standards	Effective date:
IAS 19, Employee benefits (2011)	Annual periods beginning on or after January 1, 2013
IAS 32, Financial instruments: presentation—Clarified requirements for offsetting of financial assets and financial liabilities and amends disclosures	Annual periods beginning on or after January 1, 2014
IFRS 7, Financial Instruments: Disclosures—Amendments enhancing disclosures about transfers of financial assets	Annual periods beginning on or after January 1, 2013 (for modifications to disclosures about netting)
IFRS 10, Consolidated Financial Statements, IFRS 11, Joint Arrangements, IFRS 12, Disclosure of Involvement with Other Entities, Guidelines for the transition	Annual periods beginning on or after January 1, 2013

New Interpretations	Effective date
IFRIC 20, Stripping costs in the production phase of a surface mine	Annual periods beginning on or after January 1, 2013

IFRS 9, Financial Instruments

On November 12, 2009, the IASB issued IFRS 9 Financial Instruments (IFRS 9) as the first step in its project to replace IAS 39 Financial Instruments: Recognition and Measurement (IAS 39). Under this standard, all financial instruments are initially measured at fair value plus or minus, in the case of a financial asset or financial liability not at fair value through profit or loss, transaction costs. Moreover, IFRS 9 divides all financial assets that are currently in the scope of IAS 39 into two classifications—those measured at amortized cost and those measured at fair value. Classification is made at the time the financial asset is initially recognized, namely when the entity becomes a party to the contractual provisions of the instrument. As for debt instruments, a debt instrument that meets business model and cash flow characteristics tests can be measured at amortized cost (net of any write-down for impairment). All other debt instruments must be measured at fair value through profit or loss.

Additionally, on October 28, 2010, the IASB published a revised version of IFRS 9. The revised standard retains the requirements for classification and measurement of financial assets that were published in November 2009 but adds guidance on the classification and measurement of financial liabilities. As part of its restructuring of IFRS 9, the IASB also copied the guidance on de-recognition of financial instruments and related implementation guidance from IAS 39 to IFRS 9.

The guidance included in IFRS 9 on the classification and measurement of financial liabilities is unchanged from the classification criteria for financial liabilities currently contained in IAS 39. In other words, financial liabilities will continue to be measured either wholly, or in part, at amortized cost or at fair value through profit or loss (FVTPL). The concept of bifurcating embedded derivatives from a financial liability host contract also remains unchanged. Financial liabilities held for trading would continue to be measured at FVTPL, and all other financial liabilities would be measured at amortized cost unless the fair value option is applied, using the existing criteria in IAS 39.

However, there are two differences compared to IAS 39:

•	The presentation of the effects of changes in fair value attributable to a liability’s credit risk; and

•	The elimination of the cost exemption for derivative liabilities to be settled by delivery of unquoted equity

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

On December 16, 2011, the IASB issued Mandatory Effective Date of IFRS 9 and Transition Disclosures, deferring the mandatory effective date of both the 2009 and 2010 versions to annual periods beginning on or after January 1, 2015. Prior to the amendments, application of IFRS 9 was mandatory for annual periods beginning on or after January 1, 2013. The amendments modify the requirements for transition from IAS 39 Financial Instruments: Recognition and Measurement to IFRS 9. In addition, the amendments also modify IFRS 7 Financial Instruments: Disclosures to add certain requirements in the reporting period containing the date of initial application of IFRS 9.

Management believes that those new standards will be adopted in its financial statements for the period beginning January 1, 2015. The Administration is evaluating the potential impact of the adoption of these amendments.

IFRS 10, Consolidated Financial Statements

On May 12, 2011, the IASB issued IFRS 10 Consolidated Financial Statements, which is a replacement of IAS 27 Consolidated and Separate Financial Statements and SIC—12 Consolidation—Special Purpose Entities. The objective of IFRS 10 is to have a single basis for consolidation for all entities, regardless of the nature of the investee, and that basis is control. The definition of control includes three elements: power over an investee, exposure or rights to variable returns of the investee and the ability to use power over the investee to affect the investor’s returns. NIIF 10 provides detailed guidance on how to apply the control principle in a number of situations, including agency relationships and holdings of potential voting rights. An investor would reassess whether it controls an investee if there is a change in facts and circumstances. IFRS 10 replaces those parts of IAS 27 that address when and how an investor should prepare consolidated financial statements and replaces SIC—12 in its entirety. The effective date of NIIF 10 is January 1, 2013, with earlier application permitted under certain circumstances.

Management believes that this new standard will be adopted in its financial statements beginning January 1, 2013. The Administration is evaluating the potential impact of the adoption of these amendments.

IFRS 11, Joint Arrangements

On May 12, 2011, the IASB issued IFRS 11 Joint Arrangements which supersedes IAS 31 Interests in Joint Ventures and SIC—13 Jointly Controlled Entities—Non-Monetary Contributions by Venturers. IFRS 11 classifies joint arrangements as either joint operations (combining the existing concepts of jointly controlled assets and jointly controlled operations) or joint ventures (equivalent to the existing concept of a jointly controlled entity). A joint operation is a joint arrangement whereby the parties that have joint control have rights to the assets and obligations for the liabilities. A joint venture is a joint arrangement whereby the parties that have joint control of the arrangement have rights to the net assets of the arrangement. NIIF 11 requires the use of the equity method of accounting for interests in joint ventures thereby eliminating the proportionate consolidation method. The effective date of IFRS 11 is January 1, 2013, with earlier application permitted under certain circumstances.

Management believes that this new standard will be adopted in its financial statements beginning January 1, 2013. The Administration is evaluating the potential impact of the adoption of these amendments.

IFRS 12, Disclosure of Interests in Other Entities

On May 12, 2011, the IASB issued IFRS 12 Disclosure of Interests in Other Entities which requires extensive disclosures relating to an entity’s interests in subsidiaries, joint arrangements, associates and unconsolidated

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

structured entities. IFRS 12 establishes disclosure objectives and specifies minimum disclosures that an entity must provide to meet those objectives. An entity should disclose information that helps users of its financial statements evaluate the nature and risks associated with interests in other entities and the effects of those interests on its financial statements. The disclosure requirements are extensive and significant effort may be required to accumulate the necessary information. The effective date of IFRS 12 is January 1, 2013 but entities are permitted to incorporate any of the new disclosures into their financial statements before that date.

Management believes that this new standard will be adopted in its financial statements beginning January 1, 2013. The Administration is evaluating the potential impact of the adoption of these amendments.

IAS 28 (2011), Investment in Associates and Joint Ventures

IAS 28 Investments in Associates has been amended for conforming changes based on the issuance of IFRS 10 and IFRS 11.

Management believes that this new standard will be adopted in its financial statements beginning January 1, 2013. The Administration is evaluating the potential impact of the adoption of these amendments.

IFRS 13, Fair Value Measurement

On May 12, 2011, the IASB issued IFRS 13 Fair Value Measurement, which establishes a single source of guidance for fair value measurement under IFRS. The Standard applies to both financial and non-financial items measured at fair value. Fair value is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date” (i.e., an exit price). IFRS 13 is effective for annual periods beginning on or after January 1, 2013, with early adoption permitted, and applies prospectively from the beginning of the annual period in which the Standard is adopted.

Management believes that this new standard will be adopted in its financial statements beginning January 1, 2013. The Administration is evaluating the potential impact of the adoption of these amendments.

Amendment to IAS 19, Employee Benefits

On June 16, 2011, the IASB issued amendments to IAS 19 Employee Benefits (2011) that change the accounting for defined benefit plans and termination benefits. The amendments require the recognition of changes in the defined benefit obligation and in plan assets when those changes occur, eliminating the corridor approach and accelerating the recognition of past service costs. Changes in the defined benefit obligation and plan assets are disaggregated into three components: service costs, net interest on the net defined benefit liabilities (assets) and re-measurements of the net defined benefit liabilities (assets). Net interest is calculated using high quality corporate bond yield. This may be lower than the rate used to calculate the expected return on plan assets, resulting in a decrease in net income. The amendments are effective for annual periods beginning on or after January 1, 2013, with earlier application permitted. Retrospective application is required with certain exceptions.

Management believes that this new standard will be adopted in its financial statements beginning January 1, 2013. The Administration is evaluating the potential impact of the adoption of these amendments.

Amendment to IAS 32, Financial Instruments: Presentation

On December 2011, the IASB amended the accounting requirements and disclosures related to offsetting of financial assets and financial liabilities by issuing amendments to IAS 32 Financial Instruments: Presentation and

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

IFRS 7 Financial Instruments: Disclosures. These amendments are the result of the IASB and US Financial Accounting Standards Board (‘FASB’ undertaking a joint project to address the differences in their respective accounting standards regarding offsetting of financial instruments. The new disclosures are required for annual and interim periods beginning on or after January 1, 2013 and the clarifying amendments to IAS 32 are effective for annual periods beginning on or after January 1, 2014. Both require retrospective application for comparative periods.

Management believes that this new standard will be adopted in its financial statements beginning January 1, 2013 and 2014. The Administration is evaluating the potential impact of the adoption of these amendments.

Amendment to IFRS 7, Financial Instruments, Netting of financial Assets and Liabilities

IFRS 7 Financial Instruments: Disclosures was amended to request information about all recognized financial instruments that are being netted in accordance with paragraph 42 of IAS 32 Financial Instruments: Presentation.

The amendments also require disclosures about financial instruments that are subject to recognized master netting agreements and similar agreements enforceable even if they have not been netted in accordance with IAS 32. The IASB believes that these disclosures will enable users of financial statements to assess the effect or potential effect of netting agreements that allow, including netting rights associated with financial assets and financial liabilities recognized by the entity in its statement of financial position. The amendments are effective for annual periods beginning on or after January 1, 2013. Earlier application is permitted

Management is currently evaluating the potential impact that the adoption of this new standard will have on its financial statements (for procedures beginning in 2013).

IFRS 10, Consolidated Financial Statements, IFRS 11, Joint Arrangements, IFRS 12, Disclosure of Involvement with Other Entities, Guidelines for the transition

On June 28, 2012, the IASB published consolidated financial statements, joint arrangements and disclosures of Interests in Other Entities (Amendments to IFRS 10, IFRS 11 and IFRS 12). The amendments are intended to provide additional easing of the transition to IFRS 10, IFRS 11 and IFRS 12, to “limit the requirement to provide comparative information adjusted only for the comparative year immediately preceding.” Also, amendments to IFRS 11 and IFRS 12 eliminate the requirement to provide comparative information for periods prior to the immediately preceding period. The effective date of these amendments is for periods beginning on or after January 1, 2013, in line with the effective dates of IFRS 10, IFRS 11 and IFRS 12.

Management is currently evaluating the potential impact that the adoption of this new standard will have on its financial statements (for procedures beginning in 2013).

IFRIC 20, Stripping Costs in the Production Phase of a Surface Mine

On October 19, 2011, the IFRS Interpretations Committee published IFRIC 20 Interpretation 20, Stripping Costs in the Production Phase of a Surface Mine (‘IFRIC 20’). IFRIC 20 applies to all types of natural resources that are extracted using the surface mining activity process. The costs from a stripping activity which provide improved access to ore should be recognized as a non-current asset (“stripping activity asset”) when certain criteria are met, whereas the costs of normal operational stripping activities should be accounted for in accordance with the principles in IAS 2 Inventories. The stripping activity asset should be initially measured at

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

cost and subsequently carried at cost or its revalued amount less depreciation and amortization and impairment losses. The interpretation is effective for annual periods beginning on or after January 1, 2013, with early application permitted.

Management believes that this new interpretation will not have an impact on its financial statements as the Company’s business activities do not include the extraction of natural resources.

NOTE 3—BUSINESS SEGMENTS

The segment information is defined by the Bank based on its operating segments, which differ primarily in the risks and returns that affect them.

Discrete financial information is prepared and analyzed by Senior Management and the Board of Directors, which group is designated as the chief operating decision maker under IFRS 8, in order to make decisions surrounding the allocation of resources to operating segments.

The reportable segments and criteria used to report to the chief operating decision maker are in accordance with IFRS 8, Operating Segments.

The Bank’s business activities are primarily carried out in the domestic market and have strategically aligned its operations into four business units consisting of five reportable segments based on its market segmentation and the needs of its customers and trading partners. The reportable segments are Commercial (SMEs, Personal and Universities). Business and institutions (Large and Medium Size Companies, Institutional), Global Wholesale Banking, Treasury and Non-banking Financial Services. The Bank manages these reportable segments using an internal profitability reporting system. Management reviews their reportable segments on the basis of gross operating margin and only uses average balances to evaluate performance and allocate resources. The reportable segments follow the accounting policies described in Note 1.2.

The reportable segment report is determined by the Bank based on the various business units, which are differentiated mainly by the risks and yields that affect them.

The descriptions of each reportable segments are as follows:

Commercial

Aggregation up to reportable segment level is based on the following operating segments, (as noted under each reportable segment category) and is as described:

•

Personal. It is comprised of Mass Income segment (customers with monthly income of less than MCop$2.0), Medium Income segment (customers with monthly income from MCop$2.0 to MCop$5.0), High Income segment (customers with income from MCop$5.0 and MCop$25.0 per month) and Preferential Banking segment (customers with monthly income that exceeds MCop$25.0. For this type of banking there is a large product portfolio depending on the needs of each customer, emphasizing transactional products (checking, savings accounts, debit cards, online), credit products (consumer credit lines, credit cards, overdraft and rotating credit lines), savings and investment (savings account for promotion of construction, savings plans, term deposit certificates, investment 180, investment funds) and intermediation in the sale of insurance protection.

•

SMEs. This covers small and medium size companies classified as micro-entrepreneurs, (those with annual sales of less than MCop$194.0), SMES I General (those with annual sales of less than MCop$1,942.0), SMEs I Trade and Business (those with annual sales from MCop$194.0 to MCop$1,924.0) and SMEs II

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

(those with annual sales from MCop$1,942.0 and MCop $15,541.6). There is a wide range of products within this bank segment: Transactional and commissions (cash management, account management, confirming, acquirer business and insurance), credit products (working capital, asset investment, credit with public funds for promotion lines, rotating overdraft credit and credit card and, short-term leasing), savings and investment products (checking, savings accounts, investment and structured trusts) and specialized products (letters and drafts financed, forwards, swaps and foreign currency purchase and sale).

•	Universities. This consists of public and private universities.

Businesses and Institutions

•	Large and medium size companies. This consists of Medium Size Companies (those with sales of less than MCop$130,000 MM) and Large Companies (those with sales that exceed MCop$130,000).

•

Institutional. This covers Public Institutions (state companies and mixed capital (public and private) companies), Private Institutions (hospitals, clinics, education institutions other than universities, religious orders, employee funds and NGOs) and Financial Institutions.

For Businesses and Institutions there is a specialized range of financial products available (local currency, foreign currency, confirming and leasing), and cash products (payments and collections).

Global Wholesale Banking

Primarily which includes international relation customers and managing corporate and multinational customers. This reportable segment also includes Investment and Infrastructure Banking management. There is a specialized product portfolio for each one of its customers’ needs: M&A, credit markets, treasury, cash, foreign trade, investment funds and infrastructure business.

Non-Banking Financial Services

These are services performed by our subsidiaries which include securities.

Treasury

There is a customer desk, which is in charge of closing all treasury operations with the different banks, and the money desks for the profitable management of the entity’s proprietary position. Additionally, the Financial Management is in charge of the administration of liquidity, balance sheet management and the assignment of transfer pricing for assets and liabilities.

Hence, this disclosure furnishes information on how the Bank is managed as of September 30, 2011 and 2012 for income purposes and as of December 31, 2011 and September 30, 2012, for financial position purposes.

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

The information disclosed below is consistent with the analysis and identification of:

a) Income statement:

	As of September 30, 2011
	Business and Institutions	Global Wholesale Banking	Commercial	Treasury	Non-banking Financial Services	Total
	MCop$	MCop$	MCop$	MCop$	MCop$	MCop$
Net Interest income	85,104	15,668	182,837	(28,798)	438	255,249
Net services fees income (expenses)	9,637	2,546	58,532	(1,871)	2	68,846
Trading and investment income (expenses), net	15,159	12,479	8,130	(14,544)	(1,235)	19,989
Foreign exchange gains (losses), net	1,310	44	429	—	36,099	37,882
Other operating (expenses) income	(4,405)	(458)	(3,236)	2,998	45,610	40,509
(Recovery) provision for loan losses	133	1,158	(49,439)	—	1,609	(46,539)

Gross Operational Margin	106,938	31,437	197,253	(42,215)	82,523	375,936

Other income and expenses	—	—	—	—	4,176	4,176
Total Operating Expenses	(33,857)	(7,057)	(144,070)	(88,561)	(11,191)	(284,736)
Income (loss) before income taxes	73,081	24,380	53,183	(130,776)	75,508	95,376

Averages Loans and receivablesto banks and customers	1,392,007	589,405	2,562,770	351		4,544,533
Averages Investments (*)				1,464,126		1,464,126

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

	As of September 30, 2012
	Business and Institutions	Global Wholesale Banking	Commercial	Treasury	Non-banking Financial Services	Total
	MCop$	MCop$	MCop$	MCop$	MCop$	MCop$
Net Interest income	65,962	21,992	258,296	(45,991)	12,092	312,351
Net services fees income (expenses)	7,147	2,810	63,183	(2,672)	8,198	78,666
Trading and investment income (expenses), net	16,260	7,688	13,504	61,134	(33,203)	65,383
Foreign exchange gains (losses), net	1,274	89	744	—	37,712	39,819
Other operating (expenses) income	(5,759)	(1,245)	(4,041)	2,914	31,181	23,050
(Recovery) provision for loan losses	(5,122)	158	(85,592)	10,266	(3,550)	(83,840)

Gross Operational Margin	79,762	31,492	246,094	25,651	52,430	435,429

Other income and expenses	—	—	—	—	1,661	1,661
Total Operating Expenses	(35,779)	(9,077)	(159,687)	(43,007)	(43,570)	(291,120)
Income (loss) before income taxes	43,983	22,415	86,407	(17,356)	10,521	145,970

Averages Loans and receivablesto banks and customers	1,756,461	743,722	3,233,752	443	—	5,734,378
Averages Investments (*)	—	—	—	1,717,090	—	1,717,090

(*)	Includes trading portfolio financial investments, financial investments available for sale and held to maturity investments as of December 31, 2011 and September 30, 2012.

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

b) Asset and Liabilities

	As of December 31, 2011
	Business and Institutions	Global Wholesale Banking	Commercial	Treasury	Non-banking Financial Services	Total
	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$
Loans:
Mortgage	—	—	420,744	—	—	420,744
Consumer	761,348	355,016	700,549	436	—	1,817,349
Commercial	996,879	344,555	1,968,531	1,007	—	3,310,972

Loans before provisions	1,758,227	699,571	3,089,824	1,443	—	5,549,065
Provisions for loan losses	(42,947)	(6,176)	(127,524)	—	—	(176,647)

Loans net of provisions (**)	1,715,280	693,395	2,962,300	1,443	—	5,372,418
Trading portfolio financial assets	—	—	—	217,832	—	217,832
Investments under agreements to resell	—	—	—	373,278	—	373,278
Derivative financial instruments	—	—	—	60,004	—	60,004
Financial investments available-for-sale	—	—	—	771,515	—	771,515
Held to maturity investments	—	—	—	322,227	—	322,227
Assets not included in segments	—	—	—	—	615,775	615,775

Total assets	1,715,280	693,395	2,962,300	1,746,299	615,775	7,733,049

Current Accounts and demand deposits	258,386	275,877	468,671	83,900	22,033	1,108,867
Other sight balances	—	—	—	—	1,186	1,186
Time Deposits and saving accounts	2,713,273	176,193	1,116,433	153,193	194,305	4,353,397
Investments under agreement to repurchase	—	—	—	—	—	—
Derivative financial instruments	—	—	—	84,881	—	84,881
Borrowings from financial institutions	—	—	—	748,852	—	748,852
Debt issued	—	—	—	312,138	—	312,138
Liabilities not included in segments	—	—	—	—	360,782	360,782
Equity	—	—	—	—	762,946	762,946

Total liabilities and equity	2,971,659	452,070	1,585,104	1,382,964	1,341,252	7,733,049

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

	As of September 30, 2012
	Business and Institutions	Global Wholesale Banking	Commercial	Treasury	Non-banking Financial Services	Total
	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$
Loans:
Mortgage	—	—	540,513	—	—	540,513
Consumer	786,061	379,025	1,080,372	488	—	2,245,946
Commercial	1,269,808	485,193	2,274,266	22	—	4,029,289

Loans before provisions	2,055,869	864,218	3,895,151	510	—	6,815,748
Provisions for loan losses	(34,720)	(8,421)	(174,092)	—	—	(217,233)

Loans net of provisions (**)	2,021,149	855,797	3,721,059	510	—	6,598,515
Trading portfolio financial assets	—	—	—	518,902	—	518,902
Investments under agreements to resell	—	—	—	—	—	—
Derivative financial instruments	—	—	—	43,233	—	43,233
Financial investments available-for-sale	—	—	—	743,020	—	743,020
Held to maturity investments	—	—	—	270,908	—	270,908
Assets not included in segments	—	—	—	—	1,044,506	1,044,506

Total assets	2,021,149	855,797	3,721,059	1,576,573	1,044,506	9,219,084

Current Accounts and demand deposits	184,299	274,349	434,820	11,373	39,210	944,051
Other demand liabilities	(531,546)	71,000	486,031	24,080	44,570	94,135
Time Deposits and saving accounts	4,297,723	185,357	906,591	249,710	12,899	5,652,280
Investments under agreement to repurchase	—	—	—	100,038	—	100,038
Derivative financial instruments	—	—	—	54,761	—	54,761
Borrowings from financial institutions	—	—	—	811,142	—	811,142
Debt issued	—	—	—	280,464	—	280,464
Liabilities not included in segments	—	—	—	—	383,257	383,257
Equity	—	—	—	—	898,956	898,956

Total liabilities and equity	3,950,476	530,706	1,827,442	1,531,568	1,378,892	9,219,084

(**)	Loans and receivables (banks and customers)—net of allowance for loan losses as of December 31, 2011 and September 30, 2012.

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

NOTE 4—CASH AND CASH EQUIVALENTS

a) Detail of cash and cash equivalents

The detail of the balances included under cash and cash equivalents is as follows:

	As of December 31,	As of September 30,
	2011	2011	2012
	MCop$	MCop$	MCop$
Cash and deposits in banks
Cash	105,118	87,302	102,477
Deposits in Banco de la República	261,716	139,670	171,602
Deposits in national banks	10,141	24,202	11,308
Foreign deposits	22,827	37,340	33,517

Subtotal Cash and deposits in banks	399,802	288,514	318,904

Items in course of collection, net	1,447	4,410	3,161
Investments under agreements to resell (1)	373,278	470,735	102,198

Total cash and cash equivalents	774,527	763,659	424,263

(1)	Corresponds to resell agreements with maturities that do not exceed three months from the date of acquisition.

All the deposits in the current account at the Banco de la República can be used as part of the legal reserve required by the Financial Superintendence of Colombia, calculated as a percentage of the deposits maintained at the Bank by its customers. There are no restrictions on the deposits maintained at the Banco de la República.

b) Items in course of collection

It is deposits in transit or transactions where only the remaining settlement will increase or decrease the funds at Banco de la República or in foreign banks. These transactions are settled in 12 to 24 hours following the close of each fiscal year.

	As of December 31,	As of September 30,
	2011	2011	2012
	MCop$	MCop$	MCop$
Assets
Outstanding notes from other banks	2,040	2,638	2,057
Funds receivable	593	1,772	1,762

Subtotal assets	2,633	4,410	3,819

Liabilities
Funds Payable	1,186	—	658

Subtotal liabilities	1,186	—	658

Net items in course of collection	1,447	4,410	3,161

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

NOTE 5— INVESTMENTS UNDER AGREEMENTS TO RESELL

a) The Bank purchases investments and agrees to resell them at a future date. As of December 31, 2011 and September 30, 2012, the detail of investments acquired under agreements to resell were as follows:

Balances As of December 31, 2011
	Less than three months	More than three months and less than one year	More than one Year	Total
	MCop$	MCop$	MCop$	MCop$
Government and Colombian Bank Securities:
Colombian Central Bank Securities	373,278	—	—	373,278
Treasury Bonds and Notes	—	—	—	—
Other fiscal securities	—	—	—	—
Other securities issued locally:
Other local bank securities	—	—	—	—
Bonds and company business papers	—	—	—	—
Other securities issued locally	—	—	—	—
Securities issued abroad:
Government and Central Bank securities	—	—	—	—
Other Securities issued abroad	—	—	—	—
Mutual Funds Investments:
Funds managed by related companies	—	—	—	—
Funds managed by third parties	—	—	—	—

Total	373,278	—	—	373,278

Balances As of September 30, 2012
	Less than three months	More than three months and less than one year	More than one Year	Total
	MCop$	MCop$	MCop$	MCop$
Government and Banco de la República Securities:
Colombian Banco de la República Securities	102,198	—	—	102,198
Treasury Bonds and Notes	—	—	—	—
Other fiscal securities	—	—	—	—
Other securities issued locally:
Other local bank securities	—	—	—	—
Bonds and company business papers	—	—	—	—
Other securities issued locally	—	—	—	—
Securities issued abroad:
Government and Central Bank securities	—	—	—	—
Other Securities issued abroad	—	—	—	—
Mutual Funds Investments:	—	—	—	—
Funds managed by related companies	—	—	—	—
Funds managed by third parties	—	—	—	—

Total	102,198	—	—	102,198

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

b)	The Bank obtains funds by selling investments and committing itself to buy them back at future dates, at a fixed price (which includes interest). As of December 31, 2011, the bank did not have obligations under agreements to repurchase

As of September 30, 2012, the investments sold under agreements to repurchase were as follows:

Balances As of September 30, 2012
	Less than three months	More than three months and less than one year	More than one Year	Total
	MCop$	MCop$	MCop$	MCop$
Government and Colombian Bank Securities:
Colombian Central Bank Securities	100,038	—	—	100,038
Treasury Bonds and Notes	—	—	—	—
Other fiscal securities	—	—	—	—
Other securities issued locally:
Other local bank securities	—	—	—	—
Bonds and company business papers	—	—	—	—
Other securities issued locally	—	—	—	—
Securities issued abroad:
Government and Central Bank securities	—	—	—	—
Other Securities issued abroad	—	—	—	—
Mutual Funds Investments:
Funds managed by related companies	—	—	—	—
Funds managed by third parties	—	—	—	—

Total	100,038	—	—	100,038

NOTE 6—LOANS AND RECEIVABLES TO BANKS

a)	As of December 31, 2011 and September 30, 2012, the composition of loans and receivables to banks were as follows:

	As of December 31,	As of September 30,
	2011	2012
	MCop$	MCop$
Local Banks
Loans to local banks	41,078	467,043
Allowances for loans losses	—	(175)

Subtotal	41,078	466,868

Foreign Banks
Loans to foreign banks	—	—
Other debts with foreign banks	—	—
Allowances for loans losses	—	—

Subtotal	—	—

Banco de la República of Colombia
Restricted deposits within the Banco de la República of Colombia	—	—

Subtotal	—	—

Total	41,078	466,868

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

b)	The movement in the allowance for loan losses on loans and receivables to banks as of December 31, 2011 and September 30, 2012 were as follows:

As of December 31, 2011
	Local Banks	Foreign Banks	Total
	MCop$	MCop$	MCop$
Balance as of January 1, 2011	—	(42)	(42)
Write-offs	—	—	—
Established provisions	—	—	—
Released provisions	—	42	42

Balances as of December 31, 2011	—	—	—

As of September 30, 2011
	Local Banks	Foreign Banks	Total
	MCop$	MCop$	MCop$
Balance as of January 1, 2011	—	(42)	(42)
Write-offs	—	—	—
Established provisions	—	—	—
Released provisions	—	42	42

Balances as of September 30, 2011	—	—	—

As of September 30, 2012
	Local Banks	Foreign Banks	Total
	MCop$	MCop$	MCop$
Balance as of January 1, 2012	—	—	—
Write-offs	—	—	—
Established provisions	(175)	—	—
Released provisions	—	—	—

Balances as of September 30, 2012	(175)	—	—

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

NOTE 7—LOANS AND RECEIVABLES TO CUSTOMERS

a) Loans and receivables to customers

As of December 31, 2011 and as of September 30, 2012, the composition of the loans and receivables to customers was as follows:

As of December 31, 2011	Gross Assets			Allowances for Loans Losses
	Normal Portfolio	Impaired Portfolio	Total	Individual	Group	Total	Net Asset
	MCop$	MCop$	MCop$	MCop$	MCop$	MCop$	MCop$
Commercial Loans:
Commercial loans	3,213,685	28,622	3,242,307	55,155	7,052	62,207	3,180,100
Foreign trade loans	—	—	—	—	—	—	—
Current account debtors	60,655	1,345	62,000	2,784	209	2,993	59,007
Factoring operations	—	—	—	—	—	—	—
Leasing transactions	—	—	—	—	—	—	—
Other loans and receivables	6,624	41	6,665	209	129	338	6,327

Subtotals	3,280,964	30,008	3,310,972	58,148	7,390	65,538	3,245,434

Mortgage Loans:
Letters of credit loans	—	—	—	—	—	—	—
Endorsable mutual mortgage loans	—	—	—	—	—	—	—
Other mutual mortgage loans	409,739	11,005	420,744	—	11,716	11,716	409,028
Leasing transactions	—	—	—	—	—	—	—
Other loans and receivables	—	—	—	—	—	—	—

Subtotals	409,739	11,005	420,744	—	11,716	11,716	409,028

Consumer Loans:
Consumer loans	1,499,814	32,051	1,531,865	—	84,552	84,552	1,447,313
Current account debtors	8,603	277	8,880	—	617	617	8,263
Credit card debtors	271,124	5,480	276,604	—	14,224	14,224	262,380
Consumer leasing transactions	—	—	—	—	—	—	—
Other loans and receivables	—	—	—	—	—	—	—

Subtotals	1,779,541	37,808	1,817,349	—	99,393	99,393	1,717,956

Total	5,470,244	78,821	5,549,065	58,148	118,499	176,647	5,372,418

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

As of September 30, 2012	Gross Assets			Allowances for Loans Losses
	Normal Portfolio	Impaired Portfolio	Total	Individual	Group	Total	Net Asset
	MCop$	MCop$	MCop$	MCop$	MCop$	MCop$	MCop$
Commercial Loans:
Commercial loans	3,883,888	25,520	3,909,408	71,233	6,790	78,023	3,831,385
Foreign trade loans	—	—	—	—	—	—	—
Current account debtors	109,427	179	109,606	1,317	167	1,484	108,122
Factoring operations	—	—	—	—	—	—	—
Leasing transactions	—	—	—	—	—	—	—
Other loans and receivables	10,183	92	10,275	155	135	290	9,985

Subtotals	4,003,498	25,791	4,029,289	72,705	7,092	79,797	3,949,492

Mortgage Loans:
Letters of credit loans	—	—	—	—	—	—	—
Endorsable mutual mortgage loans	—	—	—	—	—	—	—
Other mutual mortgage loans	530,417	10,095	540,512	—	12,640	12,640	527,872
Leasing transactions	—	—	—	—	—	—	—
Other loans and receivables	—	—	—	—	—	—	—

Subtotals	530,417	10,095	540,512	—	12,640	12,640	527,872

Consumer Loans:
Consumer loans	1,814,443	38,512	1,852,955	—	106,646	106,646	1,746,309
Current account debtors	11,049	404	11,453	—	840	840	10,613
Credit card debtors	376,678	4,860	381,538	—	17,309	17,309	364,229
Consumer leasing transactions	—	—	—	—	—	—	—
Other loans and receivables	—	—	—	—	—	—	—

Subtotals	2,202,170	43,776	2,245,946	—	124,795	124,795	2,121,151

Total	6,736,085	79,662	6,815,747	72,705	144,527	217,232	6,598,515

b) Allowance for Loan Losses

The changes in allowances for loan losses during the nine month period ended September 30, 2011 and 2012, were as follows:

	Individual Provisions	Group Provisions	Total
	MCop$	MCop$	MCop$
Balances as January 1, 2011	63,818	94,452	158,270
Impaired portfolio write-offs:
Commercial loans	(19,835)	(2,786)	(22,621)
Mortgage loans	—	(2,606)	(2,606)
Consumer loans	—	(33,058)	(33,058)

Total Write-offs	(19,835)	(38,450)	(58,285)
Additional provision	40,675	88,025	128,700
Released provision	(28,422)	(41,605)	(70,027)

Balances as of September 30, 2011	56,236	102,422	158,658

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

	Individual Provisions	Group Provisions	Total
	MCop$	MCop$	MCop$
Balances as January 1, 2012	58,148	118,499	176,647
Impaired portfolio write-offs:
Commercial loans	7,664	(2,713)	4,951
Mortgage loans	—	(931)	(931)
Consumer loans	—	(52,992)	(52,992)

Total Write-offs	7,664	(56,636)	(48,972)
Additional provision	55,678	127,509	183,187
Released provision	(48,785)	(44,846)	(93,631)

Balances as of September 30, 2012	72,705	144,526	217,231

NOTE 8—PROPERTY AND EQUIPMENT

a) Property and equipment as of December 31, 2011 and September 30, 2012 was as follows:

	September 30, 2012
Item	Useful life years	Remaining amortization years	Final gross balance	Depreciation for the period	Final Net Balance
			MCop$	MCop$	MCop$
Land and buildings	20	4	34,096	(4,118)	29,978
Equipment	5	2	12,542	(2,958)	9,584
Other	8	5	10,038	(1,867)	8,171

Total			56,676	(8,943)	47,733

	December 31, 2011
Item	Useful life years	Remaining amortization years	Final gross balance	Depreciation for the period	Final Net Balance
			MCop$	MCop$	MCop$
Land and buildings	20	4	29,420	(8,025)	21,395
Equipment	5	2	11,960	(3,376)	8,584
Other	8	5	9,133	(2,156)	6,977

Total			50,513	(13,557)	36,956

b) The movement of property and equipment, for the year ended December 31, 2011 and the nine month period ended September 30, 2012, was as follows:

2011	Land and buildings	Equipment	Other	Total
	MCop$	MCop$	MCop$	MCop$
Balances as of January 1, 2011	48,412	10,408	6,364	65,184
Purchases	9,073	3,898	2,784	15,755
Retirements	(28,064)	(2,346)	(15)	(30,425)
Depreciation	(8,026)	(3,376)	(2,156)	(13,558)

Balances as of December 31, 2011	21,395	8,584	6,977	36,956

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

2011	Land and buildings	Equipment	Other	Total
	MCop$	MCop$	MCop$	MCop$
Balances as of January 1, 2011	48,412	10,408	6,364	65,184
Purchases	2,216	730	1,552	4,498
Retirements	(2,110)	(137)	(1,501)	(3,748)
Depreciation	(8,159)	(2,505)	(1,619)	(12,283)

Balances as of September 30, 2011	40,359	8,496	4,796	53,651

2012	Land and buildings	Equipment	Other	Total
	MCop$	MCop$	MCop$	MCop$
Balances as of January 1, 2012	21,395	8,584	6,977	36,956
Purchases	7,594	3,958	3,079	14,631
Retirements	—	—	(18)	(18)
Depreciation	(4,118)	(2,958)	(1,867)	(8,943)
Other	5,107	—	—	5,107

Balances as of September 30, 2012	29,978	9,584	8,171	47,733

NOTE 9—CURRENT ACCOUNTS, DEMAND DEPOSITS, TIME DEPOSITS AND SAVINGS ACCOUNTS

a) Current accounts and demand deposits

As of December 31, 2011 and September 30, 2012, current accounts, demand deposits, time deposits and savings accounts consist of the following:

	As of December 31,	As of September 30,
	2011	2012
	MCop$	MCop$
Current accounts	1,016,827	922,564
Other deposits and sight accounts	45,526	24,299
Other sight liabilities	46,514	91,323

Total	1,108,867	1,038,186

b) Time deposits and saving accounts

As of December 31, 2011 and September 30, 2012, time deposits and saving accounts consist of the following:

	As of December 31,	As of September 30,
	2011	2012
	MCop$	MCop$
Time deposits	2,823,336	4,004,758
Deposits due	—	—
Term savings accounts	1,530,061	1,647,522
Other term creditor balances	—	—

Total	4,353,397	5,652,280

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

NOTE 10—DEBT ISSUED AND OTHER FINANCIAL OBLIGATIONS

As of December 31, 2011 and September 30, 2012, the composition of these items was as follows:

	As of December 31,	As of September 30,
	2011	2012
	MCop$	MCop$
Debt issued
Letters of credit	—	—
Bonds	—	—
Subordinated bonds	312,138	280,464

Subtotal	312,138	280,464

Other financial obligations
Public sector liabilities	—	—
Borrowings from domestic financial institutions	—	—
Foreign borrowings	5,004	5,915

Subtotal	5,004	5,915

Total	317,142	286,379

Debt issued and other financial obligations classified as long and short term as follows:

	As of December 31, 2011
	Long Term	Short Term	Total
	MCop$	MCop$	MCop$
Letters of credit	—	—	—
Bonds	—	—	—
Subordinated bonds	287,618	24,520	312,138

Debt issued	287,618	24,520	312,138

Other financial liabilities	—	5,004	5,004

	As of September 30, 2012
	Long Term	Short Term	Total
	Mcop$	Mcop$	Mcop$
Letters of credit	—	—	—
Bonds	—	—	—
Subordinated bonds	280,464	—	280,464

Debt issued	280,464	—	280,464

Other financial liabilities	—	5,915	5,915

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

NOTE 11—CONTINGENCIES, COMMITMENTS AND RESPONSIBILITIES

a) Off-Balance commitment and responsibilities:

The Bank and its subsidiaries’ off-balance sheet accounts as of December 31, 2011 and September 30, 2012 were as follows:

	As of December 31, 2011	As of September 30, 2012
	MCop$	MCop$
CONTINGENT LOANS	2,251,383	2,156,868
Collaterals and Guarantees	607,620	231,019
Collaterals and Guarantees in Colombian currency	—	—
Collaterals and Guarantees in foreign currency	607,620	231,019
Confirmed foreign letters of credit	62,791	121,254
Letters of credit	150,782	552,749
Performance bonds	—	—
Interbank letters of guarantee	—	—
Cleared lines of credit	1,339,690	1,182,729
Other credit commitments	90,500	69,118
Other contingent loans	—	—
THIRD PARTY OPERATIONS	—	—
Collections	—	—
Foreign Collections	—	—
Domestic Collections	—	—
Placement or sale of financial securities	—	—
Placement of public securities issues	—	—
Sale of bank transaction letters of credit	—	—
Other security sales	—	—
Transferred financial assets administered by the bank	—	—
Assets assigned to Insurance Companies	—	—
Securitized assets	—	—
Other assets assigned to third parties	—	—
Third party funds under management	—	—
Financial assets under management on behalf of third parties	—	—
Other assets under management on behalf of third parties	—	—
Financial assets acquired in own name	—	—
Other assets acquired in own name	—	—
SECURITIES CUSTODY	6,154,891	8,072,305
Securities in custody held by the Trust (1)	6,154,891	8,072,305
Securities in custody deposited in another entity	—	—
Bank-issued Securities	—	—
Term deposit notes	—	—
Saleable letters of credit	—	—
Other documents	—	—
COMMITMENTS	—	—
Underwriting transaction guarantees	—	—
Asset acquisition commitments	—	—

Total	8,406,274	10,229,173

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

(1)	Mainly includes investment trusts with specific destination of MCop$5,709,028.0 and MCop$7.660.537.0 as of December 31, 2011 and September 30, 2012, respectively, which are delivered to the Trustee in charge of the administration, so that it can be executed according to the Trustor instructions prior to the compliance of requirements agreed between the parties to the trust agreement. This trust agreement is composed mainly of bonds and managing investment projects; it also includes investment funds of MCop$356,719.0 and MCop$315.588.0 as of December 31, 2011 and September 30, 2012, respectively.

b) Pending litigation

The Bank does not record contingency provisions when it considers that it is not probable that it will not have outflows of economic resources. When there is a probable risk of loss, the Bank normally intends to make an agreement with the counterparty. In those cases in which the Bank faces a claim, it records a provision for the best estimate of the probable loss. The Bank records provisions on a case by case basis taking into account the analysis and opinion by in-house and outside legal counsel. Based on the provisions that have been recorded and the analysis and opinions of legal counsels, the Bank considers that the liabilities related to those processes or the legal actions will have no material effect on the Bank’s financial condition or operating results.

The Bank, on occasion, is subject to certain claims and legal processes related to the normal course of our business, such as in connection with lending activities, relations with its employees and other commercial or fiscal transactions. In view of the inherent difficulty of predicting the results of the legal proceedings, particularly when the plaintiffs seek very large or undetermined damages, or when the cases present new legal theories, include a large number of parties or are at the first phase of process, the Bank cannot state with certainty which will be the final result of these pending matters, and the date of their resolution. The Bank considers that it has made the proper provisions to cover the probable costs that it may incur in respect to these claims and legal processes and considers that from the resolution of the same there should not be, jointly, a material effect on its business, and on the financial situation or results of its operation.

The Bank faces legal processes for civil, labor and administrative liability. There are 112 civil and administrative complaints with claims that amount to MCop$80,512, which correspond to the processes for presumptive liability by the Bank (ordinary processes) and class action lawsuits. Among them there are three class actions with claims for a value of MCop$67,837 which affect the entire Colombian banking industry; it is considered that those proceedings will not be resolved in 2012.

Management agrees with the estimates and provisions recorded, according to external legal counsel and ratification from in-house legal counsel of the Bank.

Regarding the above mentioned class actions, several consumers have initiated mediation and class action litigations against the Bank and other entities under the Consumer Protection Law, seeking reimbursement of certain rates, commissions, expenses and interest that they argue were attributed to bank customers. These actions were filed against the Bank for undetermined amounts. The Bank has recognized provisions regarding these cases as part of the general provisions for legal obligations taking into account the estimates made by the in-house and external legal counsel.

c) Collateral for transactions

Deposit Insurance: According to External Circular 050 of 2009 of the Colombian Superintendence of Finance, deposit insurance administered by FOGAFIN aims to guarantee the deposits by financial institutions registered

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

with FOGAFIN, including CorpBanca Colombia, in the event that financial institutions are subject to compulsory administrative liquidation. This deposit insurance is offered as a guarantee to savers and depositors, to the extent that it restores completely, or at least partially, the amount deposited, according to current legislation.

The depositors or savers of financial institutions registered with FOGAFIN must be natural or legal persons and become beneficiaries of deposit insurance simply by opening an account covered by the insurance. For the nine month period ended September 30, 2011 and 2012, the deposit amount is MCop$4.694 and MCop$3.608, respectively.

NOTE 12—SHAREHOLDER’S EQUITY

a. Shareholders’ equity accounts attributable to equity holders of the Bank

As of December 31, 2011 and September 30, 2012, the Bank’s issued capital is represented by the following detail, ordinary shares authorized, subscribed and paid, without par value:

	Ordinary Shares 2011	Ordinary Shares 2012
	(amount)	(amount)
Issued as of January 1	416,542,721	416,542,721
Issuance of paid shares	—	—
Issuance of outstanding shares	—	—
Repurchase of Bank’s issued shares (treasury shares)	—	—
Sale of bank own issued shares	—	—

Total	416,542,721	416,542,721

b. Major Shareholder

As of December 31, 2011 and September 30, 2012 the shareholders were as follows:

December 31, 2011	Common Stock
	No. of Shares	Share %
Administración de Bancos Latinoamericanos Santander S.L	339,621,719	81.53347%
Santander Investment I, S.A.	62,944,874	15.11126%
Santander Bank & Trust Ltd.	5,034,826	1.20872%
Otros	8,941,302	2.14655%

Total	416,542,721	100.00000%

September 30, 2012	Common Stock
	No. of Shares	Share %
Corpbanca Chile	382,933,612	91.93141%
Inversiones CorpGroup Interhold Limitada	30,785,838	7.39080%
Santander Investment Colombia	120	0.00003%
Otros	2,823,151	0.67776%

Total	416,542,721	100.00000%

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

c. Dividends

The distribution of dividends declared of the Bank was as follows:

Year	Income attributable to equity holders	To reserves or retained earnings	Declared Dividends	Percentage Distributed	No. of Shares	Dividend per share (in MCop$)
	MCop$	MCop$	MCop$	%
2010 (Shareholders Meeting March, 2011)	96,804	67,646	29,158	30.12%	416,542,721	70.00
2011 (Shareholders Meeting March, 2012)	141,362	141,362	—	0.00%	416,542,721	—

For the nine month period ended September 30, 2012 and 2011, basic earnings and diluted earnings per share was as follows:

	2011		2012
	No. Shares	Total	No. Shares	Total
	Millions	MCop$	Millions	MCop$
Basic and diluted earnings per share
Basic earnings per share
Net income for the period		66,993		98,086
Weighted average number of shares outstanding	417		417
Basic earnings per share (Colombian pesos)		161		235
Diluted earnings per share
Net income for the period		66,993		98,086
Weighted average number of shares outstanding	417		417
Diluted effect from:
Assumed conversion of convertible debt
Ordinary share conversion
Option Rights
Adjusted number of shares	417		417
Diluted earnings per share (Colombian pesos)		161		235

d. Non—Controlling interest

This item reflects the net amount of the subsidiaries’ net equity attributable to equity instruments which do not belong to the Bank either directly or indirectly, including the portion that has been attributed from income for the period.

The non-controlling interest in the subsidiaries’ equity is summarized as of September 30, 2012 and December 31, 2011, below:

2011
Subsidiaries	Non- controlling	Equity	Net Income	Other Comprehensive Income	Comprehensive Income
	%	MCop$	MCop$	MCop$	MCop$
Corpbanca Investment Valores Colombia S.A.	5.06%	870	747	—	—

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

2012
Subsidiaries	Non- controlling	Equity	Net Income	Other Comprehensive Income	Comprehensive Income
	%	MCop$	MCop$	MCop$	MCop$
Corpbanca Investment Valores Colombia S.A.	5.06%	(776)	(134)	—	—
Corpbanca Investment Trust Colombia S.A.	5.50%	7,154	162	—	—

	Total	6,378	28

NOTE 13—INTEREST INCOME AND EXPENSE

a. The composition of interest income as of September 30, 2011 and 2012 was as follow:

	As of September 30,
	2011	2012
	Interests
	MCop$	MCop$
Investments under agreements to resell	2,126	4,324
Commercial loans	148,171	229,377
Mortgage Loans	28,522	39,451
Consumer Loans	171,964	250,762
Financial investments	50,645	47,998
Other interest income	2,165	978

Subtotals	403,593	572,890

b. The detail of interest expenses as of as of September 30, 2011 and 2012 was as follow:

	As of September 30,
	2011	2012
	Interests
	MCop$	MCop$
Demand Deposits	8,624	8,303
Investments under agreements to repurchase	2,714	14,673
Deposits and Time Deposits	98,528	202,257
Borrowings from financial institutions	9,070	14,515
Debt issued	23,381	17,185
Other financial obligations	6,014	3,597
Other interest expenses	13	9

Total Interest Expenses	148,344	260,539

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

NOTE 14—PROVISION FOR LOAN LOSSES

The changes in provision for loan losses recorded on the income statement for the nine month period ended September 30, 2011, and 2012 was as follows:

	For the nine months period ended September 30, 2011 Loans and receivables to customers and banks
	Loans and receivables to banks	Commercial loans	Mortgage Loans	Consumer Loans	Contingentes	Total
	MCop$	MCop$	MCop$	MCop$	MCop$	MCop$
Established provision:
Individual Analysis	—	(40,675)	—	—	—	(40,675)
Group Analysis	—	(5,766)	(6,467)	(75,793)	(63)	(88,089)

Charge to income for provisions recognized	—	(46,441)	(6,467)	(75,793)	(63)	(128,764)

Released provisions:
Individual Analysis	—	28,422	—	—	1,007	29,429
Group Analysis	—	3,329	7,476	30,800	—	41,605

Credit to income for provisions used	—	31,751	7,476	30,800	1,007	71,034

Recovery of assets previously written-off	—	3,700	476	7,015	—	11,191

Net charge to income	—	(10,990)	1,485	(37,978)	944	(46,539)

	For the nine months period ended September 30, 2012 Loans and receivables to customers and banks
	Loans and receivables to banks	Commercial loans	Mortgage Loans	Consumer Loans	Contingentes	Total
	MCop$	MCop$	MCop$	MCop$	MCop$	MCop$
Established provision:
Individual Analysis	(175)	(55,678)	—	—		(55,853)
Group Analysis	—	(4,824)	(6,737)	(115,948)	(77)	(127,586)

Charge to income for provisions recognized	(175)	(60,502)	(6,737)	(115,948)	(77)	(183,439)

Released provisions:
Individual Analysis	—	48,785	—	—	745	49,530
Group Analysis	—	3,546	3,892	37,408	17	44,863

Credit to income for provisions used	—	52,331	3,892	37,408	762	94,393

Recovery of assets previously written-off	—	369	728	4,109	—	5,206

Net charge to income	(175)	(7,802)	(2,117)	(74,431)	685	(83,840)

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

NOTE 15—DEPRECIATION AND AMORTIZATION

a) Depreciation and amortization expenses as of September 30, 2011 and 2012 were as follows:

	For the nine months periods ended September 30,
	2011	2012
	MCop$	MCop$
Depreciation and amortization
Depreciation of property and equipment (Note 8)	12,283	8,943
Amortization of intangibles assets	12,051	21,695

Balances as of September 30,	24,334	30,638

NOTE 16—RELATED PARTY TRANSACTIONS

In accordance with International Accounting Standard 24, individuals and entities that are related, directly or indirectly, to the Bank or its key management personnel are considered related parties.

a. Loans granted to related parties

Loans granted to related parties as of December 31, 2011 and September 30, 2012 are as follow:

December 31, 2011	Operating Companies	Investment Companies	Individuals (1)
	MCop$	MCop$	MCop$
Loans and receivables to customers:
Commercial loans	—	—	—
Mortgage Loans	—	—	8,841
Consumer Loans	—	—	6,985

Loans and receivables to customers—gross	—	—	15,826
Provision for loan losses	—	—	(107)

Loans and receivables to customers, net	—	—	15,719

September 30, 2012	Operating Companies	Investment Companies	Individuals (1)
	MCop$	MCop$	MCop$
Loans and receivables to customers:
Commercial loans	—	—	—
Mortgage Loans	—	—	8,119
Consumer Loans	—	—	5,291

Loans and receivables to customers—gross	—	—	13,410
Provision for loan losses	—	—	(114)

Loans and receivables to customers, net	—	—	13,296

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

b. Other transactions with related parties

2011
Company	Description
Corpbanca Investment Valores Colombia S.A. (Formerly Santander Investment Valores S.A.)	Corporate office rent and building costs Financial advisory services

2012
Company	Description
Corpbanca Investment Valores Colombia S.A. (Formerly Santander Investment Valores Colombia S.A.)	Corporate office rent and building costs Financial advisory services
Corpbanca Investment Trust Colombia S.A. (Formerly Santander Investment Trust Colombia S.A.)	Corporate office rent and building costs Financial advisory services

These transactions were carried out at normal market prices prevailing at the day of the transactions.

NOTE 17—RISK MANAGEMENT

As part of its activities, the Bank is exposed to various types of risks especially in terms of financial instruments.

CREDIT RISK

Proper risk management in all areas and in particular with regard to credit risk is one of the cornerstones in connection with the performance of our portfolio, ensuring that we maintain an adequate risk/performance relation.

Financial Instruments

For these types of assets, we measure the probability of an unrecoverable issuer default using internal and external ratings, as independent risk rating agencies.

Maximum Exposure to Credit Risk

The following table shows the distribution of financial assets of our maximum exposure to credit risk as of September 30, 2012 and December 31, 2011, for different components of the balance sheet, including derivatives, and with no security of deducting interest in personal or real property or other credit enhancements.

		Maximum Exposure
	Note	2012	2011
		$MCOP	$MCOP
Loans and receivables from banks	8	466,868	41,078
Loans and receivables from customers	9	6,598,515	5,372,418
Contingent loans	21	2,156,868	2,251,383

Total		9,222,251	7,841,526

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended

September 30, 2012 and 2011 (unaudited)

Credit quality per class of financial assets

With respect to credit quality, these are described as consistent with the standards issued by the Financial Superintendence of Colombia. Details of credit quality are summarized as follows:

December 31, 2011	Individual Portfolio													Group Portfolio
	A1	A2	A3	A4	A5	A6	B1	B2	B3	B4	C	Impaired	Total	Normal	Impaired	Total	General Total
	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$
Loans and receivables to banks	41,078	—	—	—	—	—	—	—	—	—	—	—	41,078	—	—	—	41,078
Loans and receivable to customers
Commercial loans:													—			—	—
General Commercial loans	378,859	428,708	682,307	908,832	363,318	30,386	921	122,740	589	453	991	14,096	2,932,200	109,482	13,535	123,017	3,055,217
Foreign Trade loans	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Lines of credit and overdrafts	—	661	22,203	35,781	9,697	3	104	30	—	—	—	1,246	69,725	2,618	99	2,717	72,442
Factored receivables	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Leasing contracts	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Other outstanding loans	54	274	703	2,786	280	75	—	73	—	30	—	7	4,282	2,350	34	2,384	6,666

Subtotal Commercial loans	378,913	429,643	705,213	947,399	373,295	30,464	1,025	122,843	589	483	991	15,349	3,006,207	114,450	13,668	128,118	3,134,325
Consumer loans	—	—	—	—	—	—	—	—	—	—	—	—	—	1,779,541	37,808	1,817,349	1,817,349
Mortgage loans	—	—	—	—	—	—	—	—	—	—	—	—	—	409,739	11,005	420,744	420,744

Total loans and receivable to customers	378,913	429,643	705,213	947,399	373,295	30,464	1,025	122,843	589	483	991	15,349	3,006,207	2,303,730	62,481	2,366,211	5,372,418

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended

September 30, 2012 and 2011 (unaudited)

September 30, 2012	Individual Portfolio													Group Portfolio
	A1	A2	A3	A4	A5	A6	B1	B2	B3	B4	C	Impaired	Total	Normal	Impaired	Total	General Total
	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$
Loans and receivables to banks	466,868												466,868	—	—	—	466,868
Loans and receivable to customers
Commercial loans:													—			—	—
General Commercial loans	231,739	545,824	793,654	1,459,474	356,621	45,791	47,093	63,347	1,587	4,750	1,138	21,460	3,572,478	116,563	2,923	119,486	3,691,964
Foreign Trade loans													—			—	—
Lines of credit and overdrafts	—	27,149	21,963	53,445	3,737	218	44	3	—	27	—	125	106,710	2,842	54	2,896	109,606
Factored receivables													—			—	—
Leasing contracts													—			—	—
Other outstanding loans	0	327	2,085	5,148	488	61	0	19	36	8	—	17	8,188	2,011	75	2,087	10,275

Subtotal Commercial loans	231,739	573,300	817,701	1,518,067	360,846	46,070	47,137	63,369	1,623	4,785	1,138	21,602	3,687,376	121,417	3,052	124,468	3,811,844
Consumer loans	—	—	—	—	—	—	—	—	—	—	—	—	—	2,202,601	43,775	2,246,377	2,246,377
Mortgage loans	—	—	—	—	—	—	—	—	—	—	—	—	—	530,198	10,095	540,293	540,293

Total loans and receivable to customers	231,739	573,300	817,701	1,518,067	360,846	46,070	47,137	63,369	1,623	4,785	1,138	21,602	3,687,376	2,854,216	56,922	2,911,138	6,598,515

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

The past due analysis by financial assets class was as follows:

	September 30, 2012
	1-29 days	30-89 days	90 days or more	Total
	MCop$	MCop$	MCop$	MCop$
Loans and receivables from banks				—
Loans and receivables from customers:
Commercial loans	179,622	13,213	15,303	208,138
Mortgage loans	48,400	12,333	6,650	67,383
Consumer loans	192,116	48,365	39,086	279,567
Financial investments	0.00	0.00	0.00	—

Total	420,138	73,911	61,039	555,088

	December 31, 2011
	1-29 days	30-89 days	90 days or more	Total
	MCop$	MCop$	MCop$	MCop$
Loans and receivables from banks	—	—	—	—
Loans and receivables from customers:	—	—	—
Commercial loans	30,818	8,668	23,728	63,214
Mortgage loans	97,164	35,306	29,444	161,914
Consumer loans	24,630	9,487	5,526	39,643
Financial investments	—	—	—	—

Total	152,612	53,461	58,698	264,771

Market Risk

General

This section describes the financial risks, liquidity risks and market risks to which CorpBanca is exposed in its activities.

Market Risk

Represents the risk of losses related to adverse changes in market prices for financial assets and liabilities. This risk is closely related to the volatility of the market (market interest rates, exchange rates and prices) and its negative impact on the value of assets and liabilities.

It consists of:

Interest rate risk

Represents the risk of losses arising from adverse changes in interest rates over time. This is generated by the increase in the yield curve or decreases in the yield curve relative to the risk-free return. These changes have an impact on short-and long-term results.

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

Risk of adverse changes in interest rate spread

Risk of losses related to adverse changes in differentials that exist in the returns of different financial assets and liabilities, which may reflect particular conditions of asset liquidity, deteriorating credit conditions, or specific prepaid clauses whose results may yield a deterioration of our ability to create future margin.

Exchange Rate

Risk of losses caused by adverse changes in exchange rates.

Optionality

Risk of financial losses related to expressed or implied options positions in the balance sheet, purchase or delivery, including, for example, those relating to mortgages.

Liquidity Risk

Liquidity risk relates to the ability or lack thereof:

a)	Fulfilling contractual obligations in a timely manner and settlement positions;

b)	Having no significant losses caused by abnormal operating volumes;

c)	Avoiding regulatory penalties caused by the defect in accordance with regulatory requirements; and

d)	Financing of business and treasury activities competitively.

Two sources of risk have been identified:

Internals: risk situations caused by controllable corporate decisions:

•	High liquidity, achieved by reducing liquid assets or mismatches of asset and liability instruments.

•	Diversification of low or high concentration of financial and business assets according to issuer, maturity and risk factors.

•	Poor cash flow hedge or credit management in terms of hedge efficiency, correlation between changes in value, proportions of the sensitivity of derivatives and hedged items, among others.

•	Corporate reputation, adverse effects that result in noncompetitive access or lack of funding.

Externals: the risk of situations caused by changes in financial markets and which are not under our control:

•	Unexpected extreme cases, changes or corrections in local and international markets, events.

•	Regulatory changes, the intervention of currency regulating authorities, among others.

Principles of Management

CorpBanca has established a set of corporate principles that ensure the proper functioning of the financial risk management:

•	CorpBanca manages its own portfolio in line with market risk tolerance corporate levels, its liquidity standards, profitability and annual plans.

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

•

Business is conducted in accordance with established policies, appropriate limits, behavior patterns, procedure controls, a clearly delegated authority, and in compliance with local laws and regulations.

•

The proprietary and non-proprietary portfolios must be managed in a manner consistent with the definitions made by management, avoiding risk concentrations that could have an adverse effect in income or financial position.

•

The organizational structure of CorpBanca and its subsidiaries ensures an effective segregation of duties, so that investment, monitoring, accounting, risk management and measurement activities are performed and reported independently.

•	The aim of the process of market risk management is to identify, measure and manage the risk/return, within established risk tolerance limits.

•	CorpBanca and its subsidiaries periodically monitor their exposure to extreme market fluctuations and consider these results when developing and revising policies and limits for portfolio risk taking.

•

The business areas are responsible for managing proprietary positions within approved limits and to provide the President and the Board, explanations of any breach of limits on the amount, terms and/or conditions.

•	Products and their limits are subject to approval by the Board. The limits should be reviewed at least annually.

•

CorpBanca may invest in new products and participate in its markets only after it has made a full assessment of the activity to determine if it is within the tolerated risk level and in the objectives and business plans, and provided appropriate limits and controls to the activity have been set.

•	Stipulated limits, terms and conditions should be monitored daily and independently of the areas that originate and manage them, and any excess must be reported no later than the next day.

•	The models used for financial reporting and risk measurement are verified and approved independently.

ORGANIZATIONAL STRUCTURE AND CORPORATE GOVERNANCE

Board and CAPA

The group has a modern financial institution for articulating the role of the board with the various investment committees specialized in making financial decisions.

The Board is ultimately responsible for the financial administration with the responsibility to comprehensively ensure internal and regulatory compliance to shareholders.

The Bank’s Board has delegated to the Asset and Liability Committee (CAPA, in its Spanish acronym) financial decision-making, the latter being the highest financial stage of proceedings for the Bank.

CAPA makes the financial decisions that the institution materializes. This Committee is responsible for generating the policy framework governing the management of financial risks in accordance with the guidelines defined by the Board and existing regulations, as well as reviewing the macroeconomic and financial environments, the risks taken and the results obtained

The committee consists of: The President and the Treasury, Finance and Risk Vice-President areas, technically assisted by the Financial Management and Market Risk areas.

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

As part of the Bank’s financial institutions, there are Committees specialized in the implementation of financial strategies which are responsible for daily and weekly monitoring of the main scenario (MPR, awards for liquidity, inflation, etc), balance of risks and performance of strategies: Daily Committee and Balance Committee.

Balance Sheet Management

The Bank has a unit responsible for managing liquidity and the balance sheet within the Vice President of Treasury, mandated to efficiently manage mismatches between assets and liabilities, ensuring permanent and competitive financing of assets, as well as the timely payment of obligations and compliance with regulatory margins at all times, and securing the sustainable generation of financial margin by way of managing inflation and interest rate risks

The Bank’s assets consist of mortgage loans (primarily denominated in fixed rates), commercial loans and consumer loans (including overdraft and cards).

The Bank’s liability structure comprises mainly of demand deposits and term deposits of retail and wholesale customers, which mostly have a maturity of less than one year. The liability structure also includes a portion of subordinated long-term debt.

The Bank manages its balance sheet in order to maximize its net interest income and adjustments to maintain a ratio of demand deposits for which no interest is paid and of short-term time deposits, and granting longer-term loans to take advantage of the performance curve slope within a financial risk management context prearranged by the high administration.

Trading/Clients

The Bank has a trading area responsible for the active trading of highly liquid instruments, whether central bank, banking and/or corporate papers, interest rate derivatives and/or currency. This area is responsible for finding opportunities for profit in a short-term span and exploiting transient arbitration in prices and differentials in the yield curve (base and spreads).

The trading area is also responsible for managing the financial risks arising from transactions with customers as a result of arbitration/alignments of prices that lead to better funding opportunities for our clients.

Financial Risk Management

The Bank has a Financial Risk Management, with reports to the Vice President of Financial Control and Planning, whose primary function is to identify, measure and control financial risks, permanently communicating risk profiles to senior management and anticipating situations that may compromise the bank’s equity value in the short, medium and long term.

The Financial Risk Management is responsible for ensuring financial risk regulatory and internal compliance, ensuring the implementation of the standards and recommendations of our regulatory entity and the best practices outlined by the Basel Committee.

The Financial Risk Management reports Treasury risk exposures on a daily basis and is responsible for communicating any excess on the structure of limits approved by senior management.

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

The design of the financial risk policy, limits and methodologies is approved annually by the CAPA and/or Board: However, as of September 30, the new limits and framework for action with which the Treasury and Financial Management areas will continue operating were outlined.

POLICIES TO CONTROL AND MONITOR MARKET RISK

The approval of the internal limits is ratified by the Board of Directors of CorpBanca Colombia, prior approval of the CAPAs of Chile and Colombia.

As a significant event, Banco CorpBanca Colombia conducted an evaluation of internal limits for Market Risk, which was approved at the Board meeting in August 2012.

The Market Risk area is responsible for tracking daily consumption of approved limits and reports its consumption limits and signals warnings daily to the President, Vice President, Treasurer, Chief Financial Officer and Vice President of Risk by means of a daily monitoring chart.

Procedure in Case of Overruns:

Sublimits and Alerts: In case of overruns in sublimits and alerts, parties responsible for Desk and/or Financial Management shall report in writing to the immediate supervisor (Vice President of Treasury) and to responsible party of market risk, including the reasons for the overrun and the measures to be taken for regularization.

Limits: If a limit is exceeded, the Vice President of Treasury (business section), shall report the circumstances that have led to this situation and the action plan to be adopted, in writing, to the Market Risk area, with copies to the members of the CAPA.

Modification to Limits Approved by the Board of Directors.

The limits are reviewed annually. However, the following circumstances exist that may trigger a change to the initial limits:

•	Changes in budgets, redistribution of portfolios, new business plans.

•	Changes to assumptions methodologies and/or measurement models.

Structure of Committees:

The following are the committees where the limits and alerts of the cash and balance sheet books are monitored:

Assets and Liabilities Committee—CAPA: is the governing body which carries out the definition of the decision-making process relevant to the management of the Balance Sheet, market risk management, interest structure (Banking Book Risks) and liquidity, while considering the characteristics of markets and their foreseeable evolution.

The committee consists of: The President and the Vice President of Treasury, the Vice President of Finance, and the Vice President of Risk areas, technically assisted by the areas of Financial Management and Market Risks.

Permanent guests: Vice President of Global Wholesale Banking, Vice President of Personal Banking, SMEs and Universities, Vice President of Business & Institutional Banking.

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

Financial Management Committee: It aims to identify key strategies and guidelines for managing liquidity risks and structurally, currency, rate, and term mismatches in the Bank Balance.

It is composed of the President and the Vice President of Treasury, the Financial Vice President, Head of the Fixed Income Desk, Head Trader of the Fixed Desk , Sales & Distribution Management, Economic Analyst areas, Financial Management and Market Risk area and Management Control.

Markets Committee: Aims to assess the composition of the treasury positions and the risks associated with interest rate and exchange rates. It is composed of the President and the Vice President of Treasury, the Vice President of Finance, the Head Trader of the Fixed Income Desk, the Head Trader of the Fixed Desk , Sales & Distribution Management, Economic Analyst, Financial Management and Market Risk area and Management Control.

The above Committees meet at least once a month.

Daily Coordination Committee: It aims to track the major economic and financial decisions that have determined the Balance Sheet, Investment and Trading decisions in their respective Committees and to review whether the proposed main scenario still stands. Therefore, it includes the review of: top local and foreign news, market price data, daily movements of the portfolios, breakdown of market risk—value at risk (“VaR”) and liquidity daily report.

It is composed of the following areas: Vice President of Treasury, Financial Vice Presidency, Head Trader of Fixed Income Desk , Head Trader of the Fixed Desk, Sales & Distribution Management, Economic Analyst, Financial Management and Market Risk.

Risk Measurement Tools.

The market risk measurement is based on tools of universal use and acceptance: Value at Risk, Equity Sensitivity and Financial Margin, among others, supplemented by market risk stress testing which articulate hypothetical and historical market scenarios.

Value at Risk (Market Risk from Treasury Operations)

The Bank uses a historical simulation model using a confidence level of 99% and a 520-day moving window.

As of September 28, 2012, the VaR reached a value of MCop$1,024.0 for treasury operations with an average consumption of 46% with respect to the limit.

Equity Sensitivity and Financial Margin (Interest Rate Risk on the Balance Sheet)

To supplement the provisions established in the norm, the Bank uses a tool for measuring the impact on equity sensitivity and Financial Margin to quantify the interest rate risk of short and long term, respectively.

Both measures include all assets and liabilities in the balance sheet, with the exception of the Trading portfolio.

The items sensitive to interest rates are:

•	Capital to contractual maturity for fixed rate products.

•	Capital to the next re-pricing date for variable rate products.

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

Non-compensable assets and liabilities having no costs are recorded as interest rate sensitive:

•	Cash and cash equivalents

•	Other assets and liabilities

•	PDLs

•	Provisions

•	Capital and reserves

The change in equity value is determined as the impact of a parallel shift of 100 basis points (bps) in the market curve as of the date the review is made. The exercise is done separately for domestic currency (COP) and foreign currency (USD and other currencies), computing the total risk as the sum of the absolute value of both books.

On an annual basis, the CAPA reviews and approves interest rate risk limits; as of September 30, 2012, these limits were reviewed and approved by the Board and amended as follows:

•	Limit to the Impact on Financial Margin, 4% of annual financial margin;

•	Limit to the Equity Value Sensitivity, 5% of the Technical Equity Value of the Bank.

In September 2012, the use of the Impact on the Financial Margin (NIM) was 15.0% and 83.3% on the Economic Value Sensitivity (MVE).

COUNTERPARTY RISK

As a result of the activity of our clients, we have counterparty exposures generated by the likelihood that our borrowers default on their payments with respect to the financial agreements on derivatives, as was agreed. We establish levels of credit risk by setting limits for the concentration of risk in individual debtors, debtor groups and segments of the industry and the country. These risks are under constant review by the Division of Risk, and limits by debtor, debtor groups, products, industry and country, are reviewed and approved at least annually by our Board of Directors and our risk committees.

Our exposure to credit risk is managed through a systematic analysis of the ability of borrowers and potential borrowers to meet their payment obligations under the contractual terms of such loans and is mitigated by guarantees.

We have strict controls on open positions in derivative agreements negotiated directly with counterparties; our credit risk exposure is managed as part of our credit limits to customers, together with potential exposure caused by market fluctuations.

Operational Risk

Considering the rules on the system of operational risk management (SARO, in its Spanish acronym), the bank has adopted a model that establishes guidelines to control and manage operational and technological risk exposure inherent in the activities carried out, through identification, measurement, assessment, mitigation and reporting mechanisms.

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

The RTO (in its acronym in Spanish, Technology and Operational Risk in English) management framework established general principles according to the Basel II framework and in line with the good practices used for the management and oversight of this risk:

•	The Board of Directors must approve and review the management framework.

•	The management framework will be subject to internal audit reviews.

•	RTO management is part of the responsibilities of senior management.

•	All staff in the organization manages the RTO from the position he/she holds in the company.

•	RTO control aims at its identification, assessment, monitoring, measurement and mitigation through qualitative and quantitative tools.

•	Entities will have business contingency and continuity plans to keep their operations going and to reduce losses in the event of business disruptions.

•	Entities will have sufficient information to meet the needs of the Supervisor, the Board, Audit and market participants.

To carry out the RTO measurement and evaluation, a set of quantitative and qualitative techniques has been defined, which combine to make a diagnosis (from the identified risks) and get an assessment through measurement/assessment of the area/unit.

One goal of the analysis is to identify the main sources of risks, in order to identify and prioritize corrective actions and controls to reduce the RTO to a low level.

RTO indicators can reveal what risks are assumed by each entity. They are periodically reviewed to warn about changes that may be revealing of problems with risk, provide information about the degree of operational control of an entity/area or department through its analysis and by monitoring its progress.

To establish mitigation corrective actions/measures, it is essential to create alerts, which can be internal and external. The former are generated automatically when certain thresholds are transgressed in different RTO tools, used by the units, as are either indicators, questionnaires or Log Databases (BDE, in its Spanish acronym). The external ones are manually incorporated to the RTO tool due to, for example, internal audit or supervisor recommendations.

Once the alerts are activated, they go to the mitigation module, where the corresponding mitigation measures are managed.

The following graphic shows the process schematically:

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

The objective of the risk map is to identify major risk exposures for each unit, showing in what process they occur. It is therefore, in a fundamental way, a local tool for risk management.

The risk assessment is made based on the expected frequency and the impact if the risks materialize.

For quantitative analysis, the RTO log databases are the primary tool to find out any errors and incidents by RTO, experienced in each area or entity, and which aims to capture all the RTO events.

As of September 30, 2012, the participation of events (excluding provisions) by risk category (BIS II) was as follows:

RISK CATEGORY

Internal Fraud	0%
External Fraud	76%
Employment Practices	0%
Practices with Customers	1%
Damage to Assets	1%
System Failures	0%
Execution, Delivery and Process Management	22%

Accounting reconciliation with RTO databases allows all RTO events recorded in the accounts of the organization to be identified and measured.

Additionally, we performed an evaluation of suppliers significantly involved in the operational processes of the organization.

The Bank has mitigation elements, as corrective actions/mitigation measures, organizational or structural mitigation, manual of policies and procedures, business continuity plans and insurance.

Corrective actions/mitigation measures can not only be identified in the RTO management process itself (through analysis of event databases, KRIs indicators and self-assessment questionnaires), but can also be identified in external control processes (on audit recommendations from the supervising sectors) and are designed to reduce or eliminate risk exposure that affected the entity or that could affect it.

The manuals have established procedures and controls which seek to ensure development effectiveness of tasks, data integrity and compliance with regulatory requirements. They have been handed out to all staff.

CorpBanca Colombia has a business continuity plan ensuring the development of the key functions in the event of disasters or events likely to suspend or discontinue business operations.

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

Internal Control System

The internal control model adopted by CorpBanca Colombia is the SOX system, and is supported by periodic certification of controls (every six months) and comprehensively (annually), under a pyramid structure of responsibilities as follows:

There is the internal control framework and the specific process model. The former aims to complement the documentation included in the second, so that both areas are documented in the eight components of the internal control model (COSO) internal control environment, objective setting, event identification, risk assessment, risk response, control activities, information and communication, and monitoring.

In the process model, specific risks and controls, components of “risk assessment” and “control activities” are analyzed. Others like “Internal Control Environment” or “Monitoring” are basically covered using general and supervisory controls, general policies, codes of conduct, etc. applied globally to the whole set of companies, rather than with specific controls assignable to sub-processes.

The specific process model (processes, risks and controls), has an impact on the four main components of the COSO model.

In order to validate the Internal Control Model, the following activities are performed:

Check that all controls, sub-processes, processes and activities have been certified by responsible parties.

Check the scope of reviews to the internal control model made by the Party Responsible of Control, Sub-process, Process and Activity, Internal Audit by a third independent party, or other areas or departments.

The Model is evaluated annually by the Internal Auditors.

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

Training

A process of classroom training on internal control and operational risk is periodically developed, based on actual case examples, to sensitize all the members of the CorpBanca Colombia Group emphasizing that any work done has operational risks that we must mitigate to avoid losses for our organization. The aim is for employees to contribute with risk identification, while contributing with controls to minimize them.

NOTE 18—BUSINESS COMBINATIONS

a) General aspects of the operation

CorpBanca Colombia acquired, on June 29, 2012, 94.5% of the voting shares of CITRUST (formerly Santander Investment Trust Colombia S.A.).

b) The main reasons for the purchase

With this acquisition, CorpBanca is looking to regionally expand and, at the same time, participate in the growing Colombian banking market whose potential is based on the solid economic prospects of Colombia and low penetration currently present in its banking industry. The senior manager and employees of CITRUST have an in-depth knowledge of the Colombian market and the expertise to successfully develop CorpBanca Colombia. These two characteristics underly the expected success of this acquisition.

c) Details of assets acquired and liabilities assumed

The fair value of identifiable assets and liabilities of CITRUST at the date of acquisition, June 29, 2012, was:

Total identifiable net assets at fair value	43,537
Non-controlling interest measured at fair value (using an income approach)	(2,394)
Intangible asset	34,120
Deferred taxes	(12,189)
Goodwill arising from the acquisition	17,183

Consideration transferred for the purchase	80,257

Net cash of CITRUST	15,987
Gross cash consideration	(80,257)

Net cash consideration paid	(64,270)

Considerations of importance in relation to the acquisition:

•

The fair values presented here have been determined on a provisional basis (specifically deferred taxes and intangible assets) and are being determined by qualified professionals, independent of CorpBanca Colombia and its subsidiaries (the Group).

•

If the initial accounting for a business combination is incomplete by the end of the accounting period in which the combination occurs, the Group will report in its financial statements provisional amounts for the items whose accounting is incomplete. During the measurement period, CorpBanca will retrospectively adjust the provisional amounts recognized at the acquisition date to reflect new

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

information obtained about facts and circumstances that existed at the date of acquisition and that, had they been known, would have affected the measurement of the amounts recognized at that date. During the measurement period, the acquirer shall also recognize additional assets or liabilities if new information about facts and circumstances that existed at the date of acquisition and that, had they been known, would have resulted in the recognition of those assets and liabilities as of that date. However, the measurement period will not exceed one year from the date of acquisition.

•

This business combination was accounted for using the acquisition method at the date of purchase, which is the date on which control is transferred to the Group. Control is the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities, taking into consideration potential voting rights that are presently exercisable or convertible when assessing control.

•	At the acquisition date, a contingent liability with a fair value of MCop$286.0 as a result of legal contingencies has been identified and is included in the above table.

•	The fair value of loans and receivables net (to banks and customers) amounted to MCop$1.181.

•	The goodwill of MCop$17,183.0 recognized is attributed to the expected synergies and other benefits arising from the consolidation of the assets and activities of CITRUST. It is not tax deductible.

•

From the date of acquisition, CITRUST contributed would have MCop$17 to net interest income, MCop$7,311.0 to net service fees income, MCop$7,857 to total net operating income and MCop$3,794 to the income before income taxes for the period. If the consolidation on had occurred at the beginning of the year (January 1, 2012), CITRUST would have contributed MCop$36 to net interest income, MCop$16,070 to net service fees income, MCop$17,667 to total net operating income and MCop$9,861 to the income before income taxes for the period.

•	Transaction costs related to the acquisition, primarily legal fees and external due diligence costs, were recognized by the parent.

NOTE 19—SUBSEQUENT EVENTS

a. Agreement with Banco Santander Spain for acquisition of companies in Colombia

In Special Meeting of the Board of Directors of CorpBanca of December 6, 2011 it was agreed to authorize execution of the agreement with Banco Santander SA, a company established in Spain, whereby CorpBanca would acquire under the terms set out below, the indicated stock interest that Santander Group holds in the following companies, all entities incorporated under the laws of Colombia performing their business in said country:

Banco Santander Colombia S.A.

Santander Investment Valores Colombia S.A.

Santander investment Trust Colombia S.A.

Agenda de Seguros Santander Limitada

Santander Investment S.A.

The transaction was subject to obtaining regulatory approvals from the competent authorities in Chile and Colombia.

BANCO CORPBANCA COLOMBIA S. A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited)

CorpBanca acquired a 91.93% stake in Banco Santander Colombia SA, the maximum allowed by law in the country for an individual shareholder Group Corp S.A. Interhold acquired 2.85% of Santander shares in addition to those acquired through the “delisting” in conformity with Colombian law.

Additionally other agreements were necessary for CorpBanca to acquire directly or indirectly 100% of the equity of the companies Colombia SA Santander Investment Valores Colombia, Agencia de Seguros Santander Limitada. Santander Investment Trust Colombia S.A. and Santander Colombia SA Corp Group Interhold S.A. acquired directly or indirectly 100% of Santander Investment SA Colombia.

By letter dated March 30, 2012 the Superintendence of Banks and Financial Institutions of Chile authorized CorpBanca to acquire Banco Santander Colombia S.A. including its subsidiary, Santander Investment Valores Colombia S.A. Santander Investment Trust Colombia S.A. and Santander Agencia de Seguros Santander Limitada.

b. Agreement with Helm Bank SA for acquisition of companies in Cololmbia

On October 9, CorpBanca received a communication from Corp Group Holding Invesiones Limitada, that HB Acquisitions SAS, a company incorporated under Colombian law (the “Purchaser”) entered into a Purchase Agreement (the “Agreement”) with Inversiones Timon S.A.S.. Inversiones Carron S.A.S. and Comercial Camacho Gomez S.A.S. (the “sellers”) subsidiaries of Helm Corporation and owners of approximately 91% of the common shares of Helm Bank SA (“Helm Bank” or the “Bank”) under which the Purchaser agreed to purchase up to 100% of the ordinary shares and preferred shares with no voting rights of Helm Bank S.A.. Helm Bank SA and all of its subsidiaries are also a part of the acquisition (the “Transaction”) Additionally, CorpBanca agreed to acquire 80% of Helm Corredor de Seguros S.A.. The contractual rights of the Purchaser will be transferred before the closing date of the transaction to Banco CorpBanca Colombia S.A. in connection with the acquisition of Helm Bank SA and its subsidiaries and CorpBanca (Chile) will, as noted above, additionally acquire 80% of Helm Corredor de Seguros S.A.

Deloitte & Touche Ltda. Carrera 7 No. 74 - 09 Nit. 860.005.813-4 Bogotá Colombia

INDEPENDENT AUDITORS’ REPORT	Tel. +57(1) 5461810 Fax. +57(1) 2178088 www.deloitte.com/co

To the Board of Directors of

Banco Corpbanca Colombia S.A. and Corpbanca Investment Trust Colombia S.A.

Carrera 7  99-53, 21st Floor

Bogotá

Colombia

We have audited the accompanying combined statement of financial position of Banco Corpbanca Colombia S.A. and its subsidiary Corpbanca Investment Valores Colombia S.A., and Corpbanca Investment Trust Colombia S.A. (an affiliated corporation), both of which are under common ownership and common management, as of December 31, 2011 and 2010 and January 1, 2010, and the related combined statements of income, other comprehensive income, changes in shareholder’s equity, and cash flows for the years ended as of December 31, 2011 and 2010. These combined financial statements are the responsibility of the companies’ management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the companies’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such combined financial statements referred to above present fairly, in all material respects, the combined financial position of Banco Corpbanca Colombia S.A. and its subsidiary, Corpbanca Investment Valores Colombia S.A., and Corpbanca Investment Trust Colombia S.A. as of December 31, 2011 and 2010 and January 1, 2010, and the combined results of its operations and their combined cash flows for the years ended December 31, 2011 and 2010, in conformity with International Financial Reporting Standards as issued by the International Accounting Standard Board.

Our audits also comprehended the translations of Colombian peso amounts into Chilean peso amounts and these then into U.S. dollar amounts and, in our opinion, such translations have been made in conformity with the basis stated in Note lz. The translations into Chilean peso and these then into U.S. dollars have been made solely for the convenience of readers in the United States of America.

December 10,2012

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BANCO CORPBANCA COLOMBIA S.A. AND ITS SUBSIDIARY CORPBANCA INVESTMENT

VALORES COLOMBIA S.A. TOGETHER WITH CORPBANCA INVESTMENT TRUST

COLOMBIA S.A.

COMBINED STATEMENTS OF FINANCIAL POSITION

January 1, 2010, and December 31, 2010 and 2011

(In millions of Colombian pesos—MCop$)

	Notes	01.01.2010	12.31.2010	12.31.2011	12.31.2011	12.31.2011
ASSETS		MCOP$	MCOP$	MCOP$	MCh$ (Note 1z)	ThUS$ (Note 1z)
Cash and deposits in banks	4	350,677	403,201	399,806	107,308	206,727
Items in course of collection	4	1,782	2,352	2,633	707	1,362
Trading portfolio financial assets	5	478,787	326,689	241,389	64,789	124,815
Investments under agreements to resell	6	114,140	211,550	373,278	100,188	193,011
Derivative financial instruments	7	51,594	40,929	60,004	16,105	31,026
Loans and receivables to banks, net	8	93,485	34,185	41,078	11,025	21,240
Loans and receivables to customers, net	9	3,840,215	4,699,412	5,372,418	1,441,957	2,777,909
Financial investments available-for-sale	10	326,178	569,139	771,515	207,075	398,927
Financial investment Held to maturity	10	248,796	252,820	322,227	86,486	166,614
Investments in other companies	11	12,961	6,572	3,303	887	1,709
Intangible assets	12	18,915	24,643	29,230	7,845	15,113
Property and equipment, net	13	100,926	65,222	37,031	9,939	19,147
Current taxes	14	6,310	—	—	—	—
Deferred income taxes	14	91,901	76,477	56,725	15,225	29,331
Other assets	15	68,249	78,863	49,872	13,386	25,788

TOTAL ASSETS		5,804,916	6,792,054	7,760,509	2,082,922	4,012,719

LIABILITIES
Current accounts and demand deposits	16	908,651	1,173,403	1,094,213	293,687	565,784
Items in course of collection	4	—	—	1,186	318	613
Obligation under agreements to repurchase	6	9,055	4,921	—	—	—
Time deposits and saving accounts	16	2,997,434	3,219,154	4,353,397	1,168,452	2,251,005
Derivative financial instruments	7	146,854	133,191	84,881	22,782	43,890
Borrowings from financial institutions	17	456,229	827,607	748,852	200,992	387,208
Debt issued	18	259,414	308,469	312,138	83,778	161,398
Other financial obligations	18	5,630	4,875	5,004	1,343	2,587
Current income tax provision	14	—	22,954	23,754	6,376	12,284
Deferred income taxes	14	54,502	37,848	37,443	10,050	19,361
Provisions	19	234,095	219,886	220,584	59,205	114,058
Other liabilities	20	49,782	73,227	77,802	20,882	40,228

TOTAL LIABILITIES		5,121,646	6,025,535	6,959,254	1,867,865	3,598,416

SHAREHOLDERS’ EQUITY
Attributable to equity holders of the Bank:
Capital	22	218,731	218,731	218,731	58,707	113,098
Reserves	22	317,834	402,055	311,973	83,734	161,312
Accumulated other comprehensive income	22	24,371	18,607	24,153	6,483	12,489
Retained earnings:		121,490	126,023	245,528	65,899	126,953
Retained earnings (losses) from prior periods	22	121,490	—	145,352	39,012	75,156
Net income for the year	22	—	126,023	100,176	26,887	51,797

		682,426	765,416	800,385	214,823	413,852
Non controlling interest	22	844	1,103	870	234	451

TOTAL SHAREHOLDERS’ EQUITY		683,270	766,519	801,255	215,057	414,303

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		5,804,916	6,792,054	7,760,509	2,082,922	4,012,719

Notes 1 to 38 are an integral part of these combined financial statements

BANCO CORPBANCA COLOMBIA S.A. AND ITS SUBSIDIARY CORPBANCA INVESTMENT

VALORES COLOMBIA S.A. TOGETHER WITH CORPBANCA INVESTMENT TRUST

COLOMBIA S.A.

COMBINED STATEMENTS OF INCOME

For the years ended December 31, 2010 and 2011

(In millions of Colombian pesos—MCop$)

	Notes	12.31.2010	12.31.2011	12.31.2011	12.31.2011
		MCOP$	MCOP$	MCh$ (Note 1z)	ThUS$ (Note 1z)
Interest income	23	481,638	567,986	152,447	293,687
Interest expense	23	(178,711)	(212,032)	(56,909)	(109,634)

Net interest income		302,927	355,954	95,538	184,053

Income from service fees	24	135,621	140,390	37,681	72,592
Expenses from service fees	24	(25,251)	(26,406)	(7,087)	(13,653)

Net Service Fee Income		110,370	113,984	30,594	58,939

Trading and investment income, net	25	31,369	27,258	7,316	14,094
Foreign exchange gains (losses), net	26	33,793	38,785	10,410	20,055
Other operating income	31	45,044	67,710	18,173	35,010

Trading and Investment, Foreing Exchange Gains and Other Operating Income		110,206	133,753	35,899	69,159

Operating Income Before Loan Losses		523,503	603,691	162,031	312,151

Provisions for loan losses	27	(64,125)	(70,001)	(18,788)	(36,195)

Total Operating Income, Net of Loan Losses		459,378	533,690	143,243	275,956
Personnel salaries expenses	28	(115,409)	(132,850)	(35,657)	(68,693)
Administration expenses	29	(142,944)	(184,710)	(49,576)	(95,507)
Depreciation and amortization	30	(35,656)	(38,371)	(10,299)	(19,841)
Other operating expenses	31	(10,305)	(29,741)	(7,982)	(15,377)

Total Operating Expenses		(304,314)	(385,672)	(103,514)	(199,418)
Total Net Operating Income		155,064	148,018	39,729	76,538
(Loss) Income attributable to investments in other companies		7,543	5,724	1,536	2,959

Income before income taxes		162,607	153,742	41,265	79,497
Income taxes	14	(36,082)	(53,241)	(14,290)	(27,529)

Net income for the year		126,525	100,501	26,975	51,968

Attributable to:
Equity holders of the Bank		126,023	100,176	26,887	51,797
Non controlling interest		502	325	87	168

Earnings per share attributable to equity holders of the Bank (Pesos and dollar)		COP$	COP$	Ch$	US$
Basic earnings per share	22	303.42	241.01	65.00	0.13
Diluted earning per share	22	303.42	241.01	65.00	0.13

Notes 1 to 38 are an integral part of these combined financial statements

BANCO CORPBANCA COLOMBIA S.A. AND ITS SUBSIDIARY CORPBANCA INVESTMENT

VALORES COLOMBIA S.A. TOGETHER WITH CORPBANCA INVESTMENT TRUST

COLOMBIA S.A.

COMBINED STATEMENTS OF OTHER COMPREHENSIVE INCOME

For the years ended December 31, 2010 and 2011

(In millions of Colombian pesos—MCop$)

	Notes	12.31.2010	12.31.2011	12.31.2011	12.31.2011
		MCOP$	MCOP$	MCh$ (Note 1z)	ThUS$ (Note 1z)
Net income for the year		126,525	100,501	26,975	51,968
Other Comprehensive Income
Financial instruments available-for-sale	10	20,449	(13,067)	(3,507)	(6,756)

Other comprehensive income before income taxes		20,449	(13,067)	(3,507)	(6,756)
Income tax effect relating to financial instruments available-for-sale	14	(744)	2,259	606	1,167

Total other comprehensive income (loss)		19,705	(10,808)	(2,901)	(5,589)

Comprehensive income for the year		146,230	89,693	24,074	46,379
Attributable to:
Equity Holders of the bank		145,728	89,368	23,987	45,753
Non Controlling interest		502	325	87	626

Notes 1 to 38 are an integral part of these combined financial statements

BANCO CORPBANCA COLOMBIA S.A. AND ITS SUBSIDIARY CORPBANCA  INVESTMENT VALORES COLOMBIA S.A. TOGETHER

WITH CORPBANCA INVESTMENT TRUST COLOMBIA S.A.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

For the opening balances at January 1, 2010 and the years ended December 31, 2010 and 2011

(In millions of Colombian pesos—MCop$, except for number of shares)

				Accumulated other comprehensive income		Retained earnings
	Number of shares	Paid-in Capital	Reserves	Financial investment available- for- sale	Income tax other comprehensive income	Retained earnings (losses) from prior periods	Net income for the year	Total attributable to equity holders of the Bank	Non controlling interest	Total Shareholders’ equity
		MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$
Balance as of December 31, 2009	416,542,721	218,731	315,274	46,959	—	25,115	83,153	689,232	844	690,076
Transfer of prior year’s net income	—	—	—	—	—	83,153	(83,153)	—	—	—

Sub total	416,542,721	218,731	315,274	46,959	—	108,268	—	689,232	844	690,076

Effect of the first time adoption of IFRS.	—	—	2,560	(16,054)	(6,534)	13,222	—	(6,806)	—	(6,806)

Balance as of January 1, 2010	416,542,721	218,731	317,834	30,905	(6,534)	121,490	—	682,426	844	683,270

Increase or decrease in reserves	—	—	84,221	(25,469)	—	(95,559)	—	(36,807)	(243)	(37,050)
Dividends paid	—	—	—	—	—	(25,931)	—	(25,931)	—	(25,931)
Comprehensive income for the year	—	—	—	20,449	(744)	—	126,023	145,728	502	146,230

Balance as of December 31 2010	416,542,721	218,731	402,055	25,885	(7,278)	—	126,023	765,416	1,103	766,519

Distribution of prior year’s net income	—	—	—	—	—	126,023	(126,023)	—	—	—

Balance as of January 1, 2011	416,542,721	218,731	402,055	25,885	(7,278)	126,023	—	765,416	1,103	766,519

Increase or decrease in reserves	—	—	(90,082)	16,354	—	51,792	—	(21,936)	(558)	(22,494)
Dividends paid	—	—	—	—	—	(32,463)	—	(32,463)	—	(32,463)
Comprehensive income for the year	—	—	—	(13,067)	2,259	—	100,176	89,368	325	89,693

Balance as of December 31 2011	416,542,721	218,731	311,973	29,172	(5,019)	145,352	100,176	800,385	870	801,255

ThUS$ (Note 1 z)	416,542,721	113,098	161,312	15,084	(2,595)	75,156	51,797	413,852	451	414,303

MCh$ (Note 1 z	416,542,721	58,707	83,734	7,830	(1,347)	39,012	26,887	214,823	234	215,057

BANCO CORPBANCA COLOMBIA S.A. AND ITS SUBSIDIARY CORPBANCA INVESTMENT

VALORES COLOMBIA S.A. TOGETHER WITH CORPBANCA INVESTMENT TRUST

COLOMBIA S.A.

COMBINED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2010 and 2011

(In millions of Colombian pesos—MCop$)

	Notes	12.31.2010	12.31.2011	12.31.2011	12.31.2011
		MCOP$	MCOP$	MCh$ (Note 1z)	ThUS$ (Note 1z)
CASH FLOW FROM OPERATING ACTIVITIES:
Income before income taxes		162,607	153,742	41,265	79,497
Non controlling Interest		502	325	87	168
Charges (credits) to income not representing cash flow:
Income tax expense		33,063	50,091	13,444	25,900
Depreciation property and equipment	13	21,499	13,581	3,645	7,022
Amortization of intangible assets	12	14,156	24,790	6,654	12,819
Provision for loan losses	27	64,125	70,001	18,788	36,195
Other provisions	31	10,305	29,741	7,982	15,377
Net (gain)/loss on derivative financial instruments	25	9,639	(405)	(109)	(210)
Interest income	23	(481,638)	(567,986)	(152,447)	(293,687)
Interest expense	23	178,711	212,032	56,909	109,634
Net foreign exchange gains	26	(33,793)	(38,785)	(10,410)	(20,055)
Gain on sale of investment in other companies	11	(5,762)	(4,039)	(1,084)	(2,088)
Gain on sale of investments available for sale	25	(9,324)	(8,388)	(2,251)	(4,337)
Gain on sale of property and equipment	31	(29,800)	(40,998)	(11,004)	(21,199)

Subtotals		(65,710)	(106,298)	(28,531)	(54,964)
Increase/decrease in operating assets and liabilities:
Trading portfolio financial assets		152,098	85,300	22,895	44,107
Loans and receivables to customers and banks		(864,022)	(749,900)	(201,273)	(387,749)
Time deposits and saving accounts		221,720	1,134,243	304,431	586,482
Currents accounts and demand deposits		264,752	(79,189)	(21,254)	(40,946)
Other assets and liabilities		72,059	92,415	24,804	47,785

Cash (used in) generated by operations		(219,103)	376,571	101,072	194,715
Interest received		480,353	567,630	152,352	293,504
Interest paid		(199,999)	(207,649)	(55,733)	(107,369)
Income taxes paid		(6,818)	(52,452)	(14,078)	(27,121)

Net cash generated by operating activities		54,433	684,100	183,613	353,729

CASH FLOW FROM INVESTING ACTIVITIES:
Purchase of intangible assets	12	(19,884)	(29,377)	(7,885)	(15,190)
Purchase of property and equipment	13	(7,213)	(15,821)	(4,246)	(8,180)
Proceeds on sale of property and equipment	13	51,219	71,423	19,170	36,931
Purchase of investment in other companies	11	(14)	(13)	(3)	(6)
Proceeds on disposal of investment in other companies		10,498	5,756	1,545	2,976
Dividends received from investments in other companies	11	1,781	1,685	452	871
Purchase of financial investments available for sale		(385,440)	(432,503)	(116,084)	(223,634)
Proceeds on sale and redemption of financial investments available for sale		65,604	53,174	14,272	27,495
Purchase of investments held to maturity		(133,943)	(246,078)	(66,047)	(127,239)
Proceeds on redemption of investments held to maturity		129,919	176,671	47,418	91,350

Net cash used in investment activities		(287,473)	(415,083)	(111,408)	(214,626)

CASH FLOW FROM FINANCING ACTIVITIES:
Investments under agreements to repurchase		(4,134)	(4,921)	(1,321)	(2,545)
Debt issued		58,564	—	—	—
Proceeds from borrowings from financial institutions and other financial obligations		5,723,744	8,556,149	2,296,470	4,424,116
Repayment of borrowings from financial institutions and other financial obligations		(5,362,630)	(8,631,106)	(2,316,589)	(4,462,875)
Paid dividends		(25,931)	(32,463)	(8,713)	(16,785)

Net cash generated by (used in) financing activities		389,613	(112,341)	(30,153)	(58,089)

Net increase in cash and cash equivalents		156,573	156,676	42,052	81,014
Cash and cash equivalents at beginning of year		466,599	623,172	167,259	322,222

Cash and cash equivalents at end of year		623,172	779,848	209,311	403,236

Notes 1 to 38 are an integral part of these combined financial statements

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December  31, 2010 and 2011

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December  31, 2010 and 2011

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General Information—Bank and Subsidiary’s Background

CorpBanca Colombia, S.A. (“CorpBanca Colombia” formerly Banco Santander Colombia, S.A.) is a private banking corporation, incorporated by public deed No. 721 on October 5, 1912, pursuant to the laws of the Republic of Colombia. Its headquarter is in the City of Bogotá, DC, Republic of Colombia, and provides general consumer and commercial banking services to individuals and corporations. The bank’s subsidiary, CorpBanca Investment Valores Colombia, S.A. (“CIVAL”, formerly Santander Investment Valores, S.A., and together with CorpBanca Colombia, the “Bank” or “CorpBanca”), also with headquarters in City of Bogotá, DC, Republic of Colombia, provides securities brokerage and investment banking services. CIVAL is 94.5% owned by CorpBanca Colombia as of December 31, 2011 and 2010, as of January 1, 2010.

CorpBanca Investment Trust Colombia, S.A. Sociedad Fiduciaria (“CITRUST”, previously Santander Investment Trust, S.A. Sociedad Fiduciaria,) provides management of investment funds. Its headquarters are located in the City of Bogotá, DC, Republic of Colombia. CorpBanca Colombia currently owns 94.5% of CITRUST.

These financial statements are presented on a combined basis- CorpBanca Colombia and subsidiary CIVAL combined with CITRUST. See Basis of combination note below.

CorpBanca Colombia and CIVAL and CITRUST are regulated by the Financial Superintendence of Colombia. The main aspects the regulations include: the authorization of banking licenses, minimum capital and liquidity requirements, consolidated supervision, procedures for management of credit and market risks, measures to prevent money laundering, the financing of terrorism and related illicit activities, and procedures for banking intervention and liquidation, among others.

On May 29, 2012, CorpBanca, S.A. (“CorpBanca Chile”) acquired 51% of the voting shares of CorpBanca Colombia. Subsequently, on June 22, 2012, CorpBanca Chile acquired an additional 40.93%, of the voting shares, reaching 91.93% of the voting shares of CorpBanca Colombia. CorpBanca Chile is a banking corporation organized pursuant to the laws of the Republic of Chile.

The main accounting policies adopted in preparing these combined financial statements are described below. These were used throughout all periods presented in these combined financial statements, except where the Bank has applied certain accounting policies and exemptions upon transition to IFRS (see Note 2 for details).

Purpose of the combined financial statements

These combined financial statements, that comprise the consolidated financial statements of Banco CorpBanca Colombia S.A. and its subsidiary CorpBanca Investment Valores Colombia S.A. combined with the financial statements of CorpBanca Investment Trust Colombia S.A., have been prepared to comply with a requirement of CorpBanca to be incorporated in a Registration Statement.

Basis of preparation

These combined financial statements have been prepared in accordance with the International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). These are the Bank’s first combined financial statements prepared in accordance with IFRS (see Note 2 for explanation of the transition to IFRS).

The combined financial statements have been prepared on the historical cost basis, except for certain financial instruments that are measured at fair value, as explained in the accounting policies below.

a)	Basis of combination

The combined financial statements as of December 31, 2011, 2010 and January 1, 2010, combine CorpBanca Colombia S.A. and its subsidiary CIVAL with CITRUST. The combination with CITRUST has

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

been effected as these entities together form a group of related businesses acquired by CorpBanca Chile, directly or indirectly, as part of one transaction. For the purpose of consolidation, the Bank consolidates it subsidiary in which it holds a controlling financial interest.

All intragroup balances, transactions, income and expenses are eliminated in full on consolidation.

The combined financial statements as of December 31, 2011, 2010 and January 1, 2010 include the asset, liability, net shareholders’ equity, income and expense accounts of Banco CorpBanca Colombia S.A. and its subsidiary CorpBanca Investment Valores Colombia S.A., and combined with CorpBanca Investment Trust Colombia S.A. (Note 37).

Amounts for paid in capital, reserves, accumulated other comprehensive income and retained earnings of Banco CorpBanca Colombia S.A. and CorpBanca Investment Trust Colombia S.A, are combined.

b)	Subsidiaries and Special Purpose Entity

Subsidiaries are those entities over which the Bank has the ability to exercise control. Control is the power to govern the financial and operating policies of an entity, so as to obtain benefits from its activities. Control is presumed to exist when the Bank owns, directly or indirectly through subsidiaries, more than 50% of the voting power of an entity, or the Bank owns 50% or less of the voting power of an entity but it has the power over more than half of the voting rights by virtue of an agreement with other investors.

The Parent Company has the following subordinated company, with which it forms its entrepreneurial group:

Name	Domicile	Corporate Objective	% Consolidated Share As of December 31		% Consolidated Share As of January 1,
			2011	2010	2010
CorpBanca Investment Valores Colombia S.A. (formerly Santander Investment Valores S.A.)	Colombia	Stockbroker	94.94	94.94	94.94

Assets and total net operating income of CIVAL represent a 0.29% and 0.41%, respectively, of the total consolidated assets and “total net operating income” as of December 31, 2011, and 5.76% and 8.75% in 2010, respectively.

Special Purpose Entities (“SPE”)

SIC Interpretation 12—Consolidation—Special purpose entities (SIC 12) addresses when a special purpose entity should be consolidated by a reporting entity under the consolidation principles in IAS 27. Under SIC 12, the Bank must consolidate a special purpose entity when, in substance, it controls the SPE. The control of an SPE by the Bank may be indicated if:

•	in substance, the activities of the SPE are being conducted on behalf of the Bank according to its specific business needs so that the Bank obtains benefits from the SPE’s operation,

•

in substance, the Bank has the decision-making power to obtain the majority of the benefits of the activities of the SPE or, by setting up an ‘autopilot’ mechanism, the Bank has delegated these decision-making powers

•	in substance, the Bank has rights to obtain the majority of the benefits of the SPE and therefore may be exposed to risks incidents to the activities of the SPE

•	in substance, the Bank retains the majority of the residual or ownership risks related to the SPE or its assets in order to obtain benefits from its activities

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

Bank’s management has concluded that no SPE entities exist that require inclusion in the Bank’s consolidated financial statements for 2009 and 2010.

Investments in other companies

Investments in other entities are those where the Bank does not have control not exercise significant influence. Investments in these entities are measured at cost (See Note 11).

c)	Non-controlling interest

The non-controlling interest represents the portion of shareholders’ equity and net income not attributable, directly or indirectly, to owners of the Bank. The non-controlling interest is presented as a separate line item within shareholders’ equity in the consolidated statement of financial position and as a separate line item within the consolidated statement of income.

d)	Operating segments

CorpBanca Colombia provides financial information by reportable segments in accordance with IFRS 8—Operating segments (“IFRS 8”) to enable users of its consolidated financial statements to evaluate the nature and financial effects of its business activities in which it engages and the economic environments in which it operates so as to:

•	Better understand the Bank’s performance;

•	Better evaluate its future cash projections; and

•	Better judge about the Bank as a whole.

The reportable segments identified by the Bank are those whose operating results are regularly used by Senior Management and the Board of Directors in assessing the Bank’s performance and in making operating, financing and investment decisions.

e)	Functional currency and foreign currency

The Bank has determined the Colombian Peso (“COP”) as its functional currency and the presentation currency for their combined financial statements. The functional currency is the currency of the primary economic environment in which the Bank operates. Consequently, all balances and transactions denominated in currencies other than Colombian Pesos are considered as denominated in “foreign currencies”.

In preparing the financial statements of each individual group entity, transactions in currencies other than the Bank’s functional currency are recognized at the rates prevailing at the dates of the transactions. At the end of each reporting period, monetary items denominated in foreign currencies are retranslated at the closing exchange rates. Exchange differences on monetary items are recognized in net income in the period in which they arise. The amount of net foreign exchange gains and losses within the statement of income includes the recognition of the effects of fluctuations in the exchange rates monetary on assets and liabilities denominated in foreign currencies, and it also includes foreign exchange gains or losses on current and future transactions performed by the Bank.

Assets and liabilities denominated in foreign currencies are translated into Colombian pesos using the exchange rate of $1,942.70 per US$1.00 as of December 31, 2011 ($1,913.98 per US$1.00 as of December 31, 2010, and $2,044.23 per US$1.00 as of January 1, 2010).

The foreign exchange gain (losses) presented within the combined statement of income for the years ended December 31, 2010 and 2011 of MCop$33,793.0 and MCop$38,803.0 respectively, include the exchange

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

differences for exchange rate fluctuations over monetary foreign currency-denominated assets and liabilities, and the gains (losses) obtained from the Bank’s exchange currencies operations.

f)	Assets and liabilities measurement and classification criteria

f.1 The criteria for measuring the assets and liabilities presented in the statement of financial position are the following:

•	Assets and liabilities measured at amortized cost

The amortized cost of a financial asset or financial liability is the amount at which the financial asset or financial liability is measured at initial recognition minus principal repayments, plus or minus the cumulative amortization using the effective interest method of any difference between the initial amount and the maturity amount, and minus any reduction (directly or through the use of an allowance account) for impairment or uncollectability.

The effective interest method is a method of calculating the amortized cost of a financial asset or a financial liability and of allocating the interest income or interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments and receipts through the expected life of the financial instrument or, when appropriate, a shorter period to the net carrying amount of the financial asset or financial liability.

•	Assets measured at fair value

Fair value of an asset or liability is the amount for which an asset could be exchanged or a liability could be settled between knowledgeable, willing parties in an arm’s length transaction. The most objective evidence of the fair value of an asset or liability is the price that would be paid in an active market (“quoted price” or “market price”).

When there is no quoted price in an active market to determine the amount of the fair value for a certain asset or liability, the price established in recent transactions of similar instruments is considered in order to estimate its fair value.

In those cases when fair value of a financial asset or a financial liability cannot be reliably measured, such asset or liability is measured at cost less any identified impairment losses at the end of each reporting period.

f.2 Classification of financial assets for measurement purposes

The financial assets are initially classified into the various categories used for management and measurement purposes.

Financial assets are included for measurement purposes in one of the following categories:

•

Financial assets at fair value through profit and loss (held for trading)—this category includes the financial assets acquired principally for the purpose of generating a profit in the short term from fluctuations in their prices. This category includes the trading portfolio financial assets and derivative financial instruments not designated and effective as hedging instruments.

•

Available for sale investment portfolio: includes debt instruments not classified as held-to-maturity investments, loans and receivables from banks and customers, or financial assets at fair value through profit and loss. Available for sale (AFS) investments are initially recorded at cost, which includes transactions costs. AFS instruments are subsequently measured at fair value, or based on valuations made with internal models when appropriate. Unrealized gains or losses stemming from changes in fair value recorded as a debit or credit to Other Comprehensive Income under the heading “Valuation gains

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

(losses) within equity. When these instruments are disposed of or become impaired, the cumulative gains or losses previously recognized in Other Comprehensive Income are transferred to the Combined Statement of Income under “Impairment”.

•

Held to maturity investments portfolio: this category includes debt securities with a fixed maturity, and with fixed or determinable payments, for which the Bank has both the intent and ability to hold to maturity. Held to maturity investments are recorded at their amortized cost plus interest earned less any impairment losses established when their carrying amount exceeds the present value of estimated future cash flows.

•

Loans and accounts receivable from banks and customers: this category includes financing granted to third parties, based on their nature, regardless of the type of borrower and the form of financing. It also includes loans and accounts receivable from customers and interbank loans.

f.3 Classification of financial assets for presentation purposes

Financial assets are classified by their nature into the following line items in the combined financial statements:

•

Cash and deposits in banks: Cash balances, checking accounts and on-demand deposits with Banco de la República and other domestic and foreign financial institutions. Amounts placed in overnight transactions will continue to be reported in this line item and in the lines or items to which they correspond. If there is no special item for these transactions, they will be included with the reported accounts.

•

Items in course of collection: This item includes the values of swap instruments and balances of executed transactions which contractually defer the payment of purchase-sale transactions or the delivery of the foreign currency acquired.

•

Trading portfolio financial assets: This item includes financial instruments for trading purposes and investments in mutual funds which must be adjusted to their fair value in the same way as instruments acquired for trading.

•	Investment under agreements to resell: This item includes the balances of purchases of financial instruments under securities resale agreements.

•	Derivative financial instruments: This item includes the positive fair value of derivative financial instruments not designated as hedging instruments (See Note 7).

•	Loans and receivables from banks: This item includes the balances of transactions with domestic and foreign banks, including Banco de la República, other than those reflected in the preceding items.

•

Loans and accounts receivable from customers, net: This item includes loans that are non-derivative financial assets for which fixed or determined amounts are charged, that are not listed on an active market and which the Bank does not intend to sell immediately or in the short term.

•

Investment instruments: these are classified into three categories; held-to-maturity investments, available-for-sale investments, and investment in other companies. The held-to-maturity investment category includes only those instruments for which the Bank has the ability and intent to hold them until their maturity. Investments in other companies include equity securities for which there are no reliable fair value estimates and are held at cost. The remaining investments are treated as available for sale.

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

f.4 Classification of financial liabilities for measurement purposes

Financial liabilities are initially classified into the various categories used for management and measurement purposes.

Financial liabilities are classified for measurement purposes into one of the following categories:

•

Financial liabilities at fair value through profit or loss (held for trading): Financial liabilities issued to generate a short-term profit from fluctuations in their prices, which include mainly financial derivatives not deemed to qualify for hedge accounting.

•

Financial liabilities at amortized cost: financial liabilities, regardless of their type and maturity, not included in any of the aforementioned categories which arise from the borrowing activities of financial institutions, whatever their form and maturity.

f.5 Classification of financial liabilities for presentation purposes

Financial liabilities are classified by their nature into the following line items in the consolidated financial statements:

•

Current accounts and demand deposits. This item includes all on-demand obligations except for term savings accounts, which are not considered on-demand instruments in view of their special characteristics. Obligations whose payment may be required during the period are deemed to be on-demand obligations; i.e., operations which become callable the day after the closing date are not treated as on-demand obligations.

•	Items in the course of collections: This item includes the balances of asset purchases that are not settled on the same day and for sales of foreign currencies not delivered.

•	Investments under agreements to repurchase: This item includes the balances of sales of financial instruments under securities repurchase and loan agreements.

•	Time deposits and saving accounts: This item shows the balances of deposit transactions in which a term, at the end of which they become callable, has been stipulated.

•	Derivative financial instruments: This item includes financial derivative contracts with negative fair values, whether they are for trading or for account hedging purposes, as set forth in Note 7.

•

Borrowings from financial institutions: This item includes obligations due to other domestic banks, foreign banks, or Banco de la República, which were not classified in any of the previous categories.

•	Debt issued: This includes obligations under subordinated bonds and senior bonds.

•

Other financial obligations: This item includes credit obligations to persons distinct from other domestic banks, foreign banks, or Banco de la República, for financing purposes or operations in the regular course of business.

f.6 Measurement of financial assets and financial liabilities

(i)	Measurement of financial assets

(a)	Financial assets measured at fair value through profit or loss

For “trading financial assets” fair value is based on level 1 inputs (quoted prices) and Level 2 inputs (valuation techniques with observable inputs), prevailing on the closing date of the financial statements. Gains or losses from changes in fair value, as well as gains or losses from their trading are included in line

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

item “Trading and investment income” within the combined statement of income. Accrued interest income and indexation adjustments are also included as “Trading and investment income”.

All purchases and sales of trading instruments to be delivered within the period established by market regulations and conventions are recognized on the trade date, which is the date on which the commitment is made to purchase or sell the trading instrument.

For “derivative financial instruments” including foreign exchange forwards, interest rate futures, foreign currency and interest rate swaps, interest rate options, and other derivative instruments, fair value is determined based on market quotes, discounted cash flow models and option valuation models, as appropriate. Derivatives financial instruments are presented on the statement of financial position as an asset when fair value is positive and as a liability when is negative under line item “Derivative financial instruments” within the assets and liabilities section.

On initial recognition, derivative financial instruments are designated by the Bank as a trading derivative or as a hedging derivative for accounting purposes.

The changes in the fair value of trading derivatives are recorded in line item “Trading and investment income” within the combined statement of income.

Derivatives financial instruments that do not qualify for hedge accounting are recognized and presented as trading derivatives, even if they constitute an effective economic hedge for managing risk positions. There are no derivatives classified as hedging instruments for all periods presented.

(b)	Financial instruments available-for-sale.

Financial instruments available for sale are initially recognized at fair value, including transaction costs. Subsequent to initial recognition, financial instruments available for sale are measured at fair value less any impairment losses. Gains or losses from changes in fair value are recognized in other comprehensive income within line item “Financial instruments available-for-sale”. When these financial instruments are sold or impaired, the cumulative gains or losses previously accumulated in the “Financial instruments available for sale” in equity are transferred to income and reported under line item “Trading and investment income”. All purchases and sales of financial instruments to be delivered within the period established by market regulations and conventions are recognized on the trade date, which is the date on which the commitment is made to purchase or sell the financial instrument available-for-sale.

(c)	Loans and receivables to banks and customers

Loans and receivables measured at amortized cost using the effective interest rate method, less any impairment.

The effective interest method is a method of calculating the amortized cost of such loans and receivables and of allocating the interest income over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments and receipts through the expected life of the financial instrument or, when appropriate, a shorter period to the net carrying amount of such loan and receivables from banks and customers

(ii)	Measurement of financial liabilities

In general, financial liabilities are measured at amortized cost, as defined above, except derivative instruments.

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

f.7 Valuation techniques

Financial instruments at fair value, determined on the basis of quotations in active markets, include government debt securities, private sector debt securities, shares, short positions, and fixed-income securities issued.

In cases where quoted prices in active market are not available, Management makes its best estimate of the price that the market would set using its own internal models. In most cases, these models use data based on observable market inputs as significant inputs and, in some cases, they use significant inputs not observable in the market.

The best evidence of the fair value of a financial instrument on initial recognition is the transaction price, unless the fair value of the instrument can be observed from other market transactions for the same or similar instruments or can be measured by using a valuation technique in which the inputs used include only observable market date, mainly interest rates.

The main valuation technique used as of January 1, 2010, and December 31, 2010 and 2011 by the Bank to determine the fair value of the financial instruments is the valuation of financial instruments permitting hedging (mainly “forwards” and “swaps”), the “present value” method is used. Estimated future cash flows are discounted using the interest rate curves of the related currencies. The interest rate curves are generally observable market data.

The fair value of the financial instruments derived from the aforementioned valuation techniques considers contractual terms and observable market data, which include interest rates, credit risk, exchange rates, the quoted price of raw materials and shares, volatility and prepayments, among other things.

f.8 Offsetting of financial instruments

Financial asset and liability balances are offset only if there is a legally enforceable right to offset the recorded amounts and intend either to settle them on a net basis or to realize the asset and settle the liability simultaneously.

f.9 De recognition of financial assets and liabilities

The accounting treatment of financial asset transfers is dependent on the degree and form in which risks and benefits associated to the assets are transferred to third parties:

1.	If the Bank transfers substantially all the risks and rewards to third parties, as in the case of unconditional sales of financial assets, sales of financial assets with a purchased call option or written put option deeply out of the money, utilization of assets in which the assignor does not retain subordinated debt nor grants any credit enhancement to the new holders, and other similar cases, the transferred financial asset is removed from the Combined Statements of Financial Position and any rights or obligations retained or created in the transfer are simultaneously recorded.

2.	If the Bank retains substantially all the risks and rewards associated with the transferred financial asset, as in the case of sales of financial assets under repurchase agreements to repurchase at a fixed price or at the sale price plus interest, securities lending agreements under which the borrower undertakes to return the same or similar assets, and other similar cases, the transferred financial asset is not removed from the Combined Statements of Financial Position and continues to be measured by the same criteria as those used before the transfer. However, the following items are recorded:

a)	An associated financial liability for an amount equal to the consideration received; this liability is subsequently measured at amortized cost.

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

b)	Both the income from the transferred (but not derecognized) financial asset as well as any expenses incurred on the new financial liability.

3.	If the Bank neither transfers nor substantially retains all the risks and rewards associated with the transferred financial asset—as in the case of sales of financial assets with a purchased call option or written put option that is not deeply in or out of the money, securitization of assets in which the transferor retains a subordinated debt or other type of credit enhancement for a portion of the transferred asset, and other similar cases—the following distinction is made:

a)	If the assigning entity does not retain control of the conveyed financial assets: it is written-off the balance sheet and any right or obligation withheld or created as a consequence of such transfer is recognized.

b)	If the assignor entity retains control of the conveyed financial asset: it continues to recognize it in the balance sheet for a value equal to its exposure to value changes that might be experienced and it recognizes a financial liability associated to the conveyed financial asset. The net value of the asset conveyed and the liability associated shall be the amortized cost of the rights & obligations withheld, if the conveyed asset is measured according to its amortized cost, or according to the fair value of the rights & obligations thus obtained, if the conveyed assets are measured at their fair value.

In line with the foregoing, financial assets are only written off the balance sheet when the rights over the cash flows that they generate are extinguished or when their implicit or ensuing risks and benefits have been substantially conveyed to third parties. Similarly, financial liabilities are only written off the balance sheet when the obligations that they generate are extinguished or when they are acquired with the intention of cancelling or placing them out again.

Similarly, financial liabilities are derecognized from the combined statement of financial position only if their obligations are extinguished or acquired (with a view to subsequent cancellation or renewed placement).

Both the income generated on the transferred (but not derecognized) financial asset and the expenses of the new financial liability continue to be recognized.

The criteria followed with respect to the most common transactions of this type made by the Bank are as follows:

•

Special purpose vehicles: In those cases where the Bank sets up entities, or has a holding in such entities, known as special purpose vehicles, in order to allow its customers access to certain investments, or for transferring risks or for other purposes, in accordance with internal criteria and procedures and with applicable regulations, the Bank determines whether control over the entity in question actually exists (as described in Note 1a), and therefore whether it should be subject to consolidation.

The Bank has applied the most stringent criteria for determining whether or not it retains the risks and rewards on such assets for all securitizations performed. As a result of these analyses, the Bank has concluded that none of the securitizations undertaken meet the prerequisites for derecognizing the securitized assets from the combined statement of financial position (see Note 9).

f.10 Impairment of financial assets

Financial assets, other than those measured at fair value through profit and loss, are assessed for indicators of impairment at the end of each reporting period. Financial assets are considered to be impaired and impairment losses are incurred if, and only if, there is objective evidence of impairment as a result of one or

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

more events that occurred after initial recognition of the asset (a ‘loss event’), and that loss event (or events) has an impact on the estimated future cash flows of a financial asset or group of financial assets that can be reliably estimated. It may not be possible to identify a single, discrete event that caused the impairment.

For certain categories of financial assets, such as loans and receivables from banks and customers, assets that are assessed not to be impaired individually are, in addition, assessed for impairment on a collective basis. For loans and receivables from banks and customers that are deemed to be impaired, the interest accrual is suspended, when there are reasonable doubts as to their full recovery and/or the collection of the related interest for the amounts and on the dates initially agreed upon, after taking into account the guarantees received to secure (fully or partially) collection of the related balances. Collections relating to impaired loans and advances are used to recognize the accrued interest and the remainder, if any, to reduce the principal amount outstanding. The amount of the financial assets that would be deemed to be impaired had the conditions thereof not been renegotiated is not material with respect to the Bank’s financial statements taken as a whole. For further information accounting policies on impairment for loans and receivables (See Note 27 provision for loan losses herein below).

For financial assets carried at amortized cost, the amount of impairment loss recognized is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the financial asset’s original effective interest rate.

For financial assets carried at cost, the amount of impairment loss recognized is the difference between the asset’s carrying amount and the present value of the estimated future cash flows discounted at the current market rate of return for a similar financial asset. Such impairment loss will not be reversed in subsequent periods.

An impairment loss relating to a financial asset available-for-sale is calculated based on its fair value.

The carrying amount of the financial asset is reduced by the impairment loss directly to all financial assets with the exception of loans and receivables from banks and customers, where the carrying amount is reduced through the use of an allowance account (‘provision for loan losses’). When a loan and receivable is considered uncollectible, it is written off against the allowance account. Changes in the carrying amount of the allowance account are recognized in profit or loss.

When an available-for-sale financial asset is considered to be impaired, cumulative losses previously recognized in other comprehensive income are reclassified as income in the period.

For financial assets measured at amortized cost, if, in a subsequent period, the amount of impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognized, the previously recognized impairment loss is reversed through net income to the extent that the carrying amount of the investment at the date the impairment is reversed does not exceed what the amortized cost would have been had the impairment not been recognized.

In respect of available-for-sale equity securities, impairment losses previously recognized in net income are not reversed through income. Any increase in fair value subsequent to an impairment loss is recognized in other comprehensive income and accumulated under the heading “financial instruments available-for-sale”. In respect of available-for-sale debt securities, impairment losses are subsequently reversed through net income if an increase in fair value of the investment can be objectively related to an event occurring after the recognition of the impairment loss.

g)	Allowances for loan losses

The allowance for loan losses required to cover the risk of impairment losses of loans and receivables to banks and customers are determined considering the types of existing provisions, the evaluation models used and the types of operations.

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

The evaluation models, criteria and procedures to perform an overall assessment of credit risk and to determine the amount of provision to be recognized, are approved by the Bank’s Directors Committee and are defined in the Credit Policy.

The allowance for loan losses are referred to as “individual” when correspond to debtors that are individually evaluated, as considering their size, complexity or level of exposure make it necessary to analyze them on a case-by-case basis and, are referred to as “group” when correspond to a large number of operations whose amounts are not individually significant and relate to individuals or small-size companies.

Allowances for loan losses are classified as:

•	Individual provisions over normal portfolio

•	Individual provisions over impaired portfolio

•	Group provisions over normal portfolio

•	Group provisions over impaired portfolio

A loan is considered to be an impaired loan-and therefore its carrying amount is adjusted to reflect the effect of its impairment-when there is objective evidence that events have occurred which, in the case of loans, give rise to a negative impact on the future cash flows that were estimated at the time the transaction was arranged.

As a general rule, the carrying amount of an impaired loan is adjusted with a charge to the combined statement of income for the year in which the impairment becomes known, and the recoveries of previously recognized impairment losses are recognized in the combined statement of income for the year in which the impairment is reversed or reduced.

The amount of the impairment losses incurred on these instruments relates to the positive difference between their respective carrying amounts and the present values of their expected future cash flows.

The following is to be taken into consideration when estimating the future cash flows:

•

all the amounts that are expected to be obtained over the residual life of the instrument, including, where appropriate, those which may result from the guarantees provided for the instrument (after deducting the costs required for foreclosure and subsequent sale);

•	the various types of risk to which each instrument is subject; and

•	the circumstances in which collections will foreseeably be made.

These cash flows are subsequently discounted using the instrument’s effective interest rate.

The possible impairment losses on these assets are determined:

•

individually, for all significant loans and for those which, although not significant, cannot be classified in homogenous groups of instruments of similar characteristics, i.e., by instrument type, debtor’s industry and geographical location, type of guarantee, age of past-due amounts, etc.

•	Collectively, in all other cases.

Criteria for determining impairment losses resulting from materialization of the insolvency risk of the obligors have been established. Under these criteria, a loan is impaired due to insolvency when there is evidence of a deterioration of the obligor’s ability to pay.

Similarly, different classifications of transactions have been established on the basis of the nature of the obligors, the conditions of the countries in which they reside, transaction status, type of associated guarantees, and time in arrears.

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

In addition to the recognition of identified losses, provisioning for the losses inherent in loans not measured at fair value through profit or loss and in contingent risks classified as standard is recognized taking into account the historical experience of impairment and the other circumstances known at the time of the assessment. For these purposes, inherent losses are the losses incurred at the date of the combined financial statements, calculated using statistical procedures that have not been allocated to specific transactions.

The Bank has implemented a methodology which complies with IFRS related to the determination of the level of provisions required to cover inherent losses. The aforementioned methodology takes as the first step the classification of portfolios considered as normal risk (debt instruments not valued at their fair value with changes in the income statement, as with contingent risks and contingent commitments). Once the portfolios have been classified in the aforementioned groups, the Bank, based on its experience and the information available to it, has determined the method and amount of the parameters that entities should apply in the calculation of the provisions for inherent losses in debt instruments and contingent risks classified as normal risk.

The Bank estimates these allowances using models based on our own credit loss experience and management’s estimates of future credit losses. The Bank has developed internal risk models, based on historical information available.

Key judgments used in determining the allowance for loan losses include: (i) risk ratings for pools of commercial loans; (ii) market and collateral values and discount rates for individually evaluated loans; (iii) product type classifications for consumer and commercial loans; (iv) loss rates used for consumer and commercial loans; (v) adjustments made to assess current events and conditions; and (vi) overall credit conditions.

h)	Impaired loan portfolio and write-offs

The impaired loan portfolio includes loans on which there is objective evidence that debtors will not meet some of their contractual payment obligations, regardless of the possibility to recover the amounts due through collaterals, by exercising legal collection actions or by agreeing to different contractual conditions.

Based on above, the Bank will maintain these loans in the impaired loan portfolio until debtors’ behavior or payment capacity improves, without prejudice of writing off credits individually considered that meet the written-off conditions indicated below.

Loans are written-off or charged to losses when they are determined to be uncollectible. This determination is made after considering factors such as: payment capacity of the debtor; insufficiency of guarantee or when all resources to recover the credit have been realized. One of the parameters is days past due, which depends on the type of loan and the collateral supporting the loan.

i)	Investments under repurchase agreements

Investments under repurchase agreements (“repos or simultaneous”) are short-term financing transactions guaranteed with securities, in which the Bank buys securities at fair value and agrees to resell them to the debtor, at a future date at a fixed price. The difference between the acquisition price and the resale price is recognized as interest income under the effective interest rate method.

j)	Investments under agreement to resell

Invests under agreements to resell (“reverse repos”) are short-term transactions guaranteed with securities which the bank records at cost upon acquisition and which the Bank undertakes to resell at a specified date. The bank earns interest on the securities under the specified terms of the agreement and recognizes such interest using the effective interest method.

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

k)	Property and equipment

Property and equipment consist of buildings, land, furniture, vehicles, computer hardware and other fixtures owned by the Bank.

Property and equipment are measured at acquisition cost less accumulated depreciation and accumulated impairment losses.

Depreciation is calculated using the straight line method over the acquisition cost of assets. The land on which buildings and other structures stand has an indefinite life and, therefore, is not subject to depreciation.

The Bank applies the following useful lives to the property and equipment that comprise its total assets:

Item	Useful life (Years)
Buildings	20
Furniture and office equipment	10
Computer equipment	5
Vehicles	5

An item of property and equipment is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on the disposal or retirement of an item of property and equipment is determined as the difference between the sales proceeds (if any) and the carrying amount of the asset and is recognized in profit or loss.

The estimated useful lives of the items of property and equipment held for own use are reviewed at least at the end of each reporting period to determine significant changes therein. If changes are detected, the useful lives of the assets are adjusted by correcting the depreciation and amortization to be recorded in the Combined Statement of Income in future years on the basis of the new useful lives.

Maintenance expenses are recorded as an expense in the period in which they are incurred.

l)	Intangible assets

Intangible assets acquired separately

Intangible assets with finite useful lives that are acquired separately are carried at cost less accumulated amortization and accumulated impairment losses. Amortization is recognized on a straight-line basis over their estimated useful lives.

The estimated useful life and amortization method are reviewed at the end of each reporting period, with the effect of any changes in estimate being accounted for on a prospective basis.

De-recognition of intangible assets

An intangible asset is derecognized on disposal, or when no future economic benefits are expected from use or disposal. Gains or losses arising from de-recognition of an intangible asset, measured as the difference between the net disposal proceeds and the carrying amount of the asset, are recognized in profit or loss when the asset is derecognized.

m)	Impairment of tangible and intangible assets other than goodwill

At the end of each reporting period, the Bank reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). When it is not possible to estimate the recoverable amount of an individual asset, the Bank estimates the recoverable amount of the cash-generating unit to which the asset belongs. When a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash-generating units, or otherwise they are allocated to the smallest group of cash-generating units for which a reasonable and consistent allocation basis can be identified.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognized immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease.

When an impairment loss subsequently reverses, the carrying amount of the asset (or a cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or cash-generating unit) in prior years. A reversal of an impairment loss is recognized immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the reversal of the impairment loss is treated as a revaluation increase.

n)	Retirement benefit costs

For defined benefit retirement plans, the cost of providing benefits is determined using the Projected Unit Credit Method, with actuarial valuations being carried out at the end of each reporting period. Actuarial gains and losses that exceed 10 per cent of the greater of the present value of the Bank’s defined benefit obligation and the fair value of plan assets as at the end of the prior year are amortized over the expected average remaining working lives of the participating employees. Past service cost is recognized immediately to the extent that the benefits are already vested, and otherwise is amortized on a straight-line basis over the average period until the benefits become vested.

The retirement benefit obligation recognized in the combined statement of financial position represents the present value of the defined benefit obligation as adjusted for unrecognized actuarial gains and losses and unrecognized past service cost, and as reduced by the fair value of plan assets. Any asset resulting from this calculation is limited to unrecognized actuarial losses and past service cost, plus the present value of available refunds and reductions in future contributions to the plan.

o)	Employee benefits

Short-term employee benefits, including holiday entitlement, are current liabilities measured at the undiscounted amount that the Bank expects to pay as a result of the unused entitlement.

Other long-term employee benefits are employee benefits (other than post-employment benefits, termination benefits and equity compensation benefits) which do not fall due wholly within twelve months after the end of the period in which the employees render the related service. For these, the amount recognized as a liability is the net total of the present value of the obligation at the end of the reporting period minus the fair value at the end of the reporting period of plan assets (if any) out of which the obligations are to be settled directly.

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

p)	Income and Deferred taxes

Income tax expense represents the sum of the tax currently payable and deferred tax.

The tax currently payable is based on taxable income for the year, which differs from net income as reported in the combined statement of income because of items of income or expense that are taxable or deductible in other years and items that are never taxable or deductible.

Deferred tax is recognized on temporary differences between the carrying amount of assets and in the combined statement of financial position and their corresponding tax bases used in the computation of taxable income. Deferred tax liabilities are generally recognized for all taxable temporary differences. Deferred tax assets are generally recognized for all deductible temporary differences to the extent that is probable that taxable income will be available against which those deductible temporary differences can be utilized. Deferred tax assets and liabilities are not recognized if the temporary differences arise from goodwill or from initial recognition (other than in business combination) of other assets and liabilities that affects neither the taxable income nor the accounting income.

The carrying amount of deferred taxes is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable income will be available to allow all or part of the asset to be recovered.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset realized, based on tax rates that have been enacted or substantively enacted by the end of the reporting period. If any, the future effects of changes in tax legislation or in tax rates is recognized in deferred taxes from the date the law approving such changes is enacted and published.

Current and deferred tax are recognized in net income, except when they relate to items that are recognized in other comprehensive income or directly in equity, in which case, the current and deferred tax are also recognized in other comprehensive income or directly in equity respectively.

q)	Borrowed funds

Borrowed funds are recognized initially at fair value net of transaction costs incurred. Subsequently, borrowed funds are stated at amortized cost; any difference between the proceeds net of transaction costs and the redemption value is recognized in the income statement over the period of the borrowing using the effective interest method.

r)	Other provisions and contingent liabilities

Provisions for legal disputes or other claims are recognized when the Bank has a present legal or constructive obligation as a result of a past event, it is probable that an outflow of economic resources will be required from the Bank and amounts can be estimated reliably. Timing or amount of the outflow may still be uncertain.

Provisions are measured at the estimated expenditure required to settle the present obligation, based on the most reliable evidence available at the reporting date, including the risks and uncertainties associated with the present obligation. Where there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole.

In those cases where the possible outflow of economic resources as a result of present obligations is considered improbable or remote, no liability is recognized.

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

s)	Revenue and expense recognition

The most significant criteria used by the Bank to recognize revenue and expenses are summarized as follows:

Interest revenue, interest expense and similar items

Interest revenue and expense are recorded on an accrual basis using the effective interest method.

Interest income from a financial asset is recognized when it is probable that the economic benefits will flow to the Bank and the amount of income can be measured reliably. Interest income is accrued on a time basis, by reference to the original principal amounts less cumulative payments and at the effective interest rate applicable, which is the rate that exactly discounts estimated future cash receipts through the expected life of the financial asset to that asset’s net carrying amount on initial recognition.

Dividend income from investments is recognized when the shareholder’s right to receive payment has been established (provided that it is probable that the economic benefits will flow to the Bank and the amount of income can be measured reliably).

The Bank ceases accruing interest on the basis of contractual terms on the principal amount of any asset that is classified as an impaired asset. Thereafter, the Bank recognizes the passage of time (financial effect) releasing provisions for loan losses by calculating the present value of the estimated future cash flows using the rate of interest used to discount the future cash flows for the purpose of measuring the impairment loss. On the other hand, any collected interest for any assets classified as impaired are accounted for on a cash basis.

Commissions, fees, and similar items

Fee and commission income and expenses are recorded in the combined statement of income based on the following criteria:

•	Those arising from transactions or services that are performed over a period of time are recorded over the life of such transactions or services.

•	Those originated by a specific act are recognized when the specific act has occurred.

Non-finance income and expenses

Non-finance income and expenses are recognized on an accrual basis.

t)	Derivative financial instruments

The Bank enters into a variety of derivative financial instruments to manage its exposure to interest rate and foreign exchange rate risks, including foreign exchange forward contracts and interest rate swaps. Further details of derivative financial instruments are disclosed in Note 7.

As of January 1, 2010, and December 31, 2010 and 2011, all derivative financial instruments are trading derivatives.

Derivative financial instruments are initially recognized at fair value at the date the derivative contracts are entered into and are subsequently re-measured to their fair value at the end of each reporting period. The resulting gain or loss is recognized in profit or loss immediately.

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

u)	Cash and cash equivalents

For the purpose of the combined statement of cash flows, the Bank considers as cash and cash equivalents the following: cash, demand deposits, and time deposits in Banks and other highly liquid financial instruments with original maturities of 90 days or less.

v)	Earnings per share

Basic earnings per share are determined by dividing the net income attributable to equity holders of the Bank in a period by the weighted average number of shares outstanding during the period.

Diluted earnings per share are determined in a similar manner as basic earnings, but the weighted average number of outstanding shares is adjusted to take into account the potential diluting effect of stock options, warrants, and convertible debt.

As of January 1, 2010, and December 31, 2010 and 2011, the Bank did not have instruments that generated dilutive effects on net income attributable to the bank.

w)	Use of estimates

The preparation of these combined financial statements requires management to make estimates and assumptions that affect the carrying amounts of assets and liabilities reported. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision only affects that period, or in the period of the revision and future periods if the revision affects both current and future periods.

In certain cases, accounting standards require that assets or liabilities be recorded or disclosed at their fair values. The fair value is the amount for which an asset could be exchanged, or a liability settled, between knowledgeable, willing parties in an arm’s length transaction. Where quoted market prices in active markets are available those have been used as the basis for fair value measurement. Where no quoted market prices in active markets are available, the Bank has estimated fair value based on the best information available, including the use of modeling and other valuation techniques.

The Bank reviews its investments available for sale for impairment. The Bank determines that available-for-sale investments are impaired when there has been a significant or prolonged decline in the fair value below its cost. This determination of what is significant or prolonged requires judgment. In making this judgment, the Bank evaluates among other factors, the normal volatility in price of the security. In addition, impairment may be appropriate when there is evidence of deterioration in the financial health of the investee, industry and sector performance, changes in technology, and operational and financing cash flows.

The Bank follows the guidance of IAS 39 to classify non-derivative financial assets with fixed or determinable payments and fixed maturities as held to maturity. This classification requires a significant decision. In making this decision, the Bank evaluates its intention and ability to hold such investments until maturity. If the Bank fails to hold these investments until maturity for another reason other than the specified circumstances permitted by the standard, it will be required to reclassify the entire portfolio as available for sale.

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

The Bank has established allowances to cover inherent loan losses in accordance with IAS 39, which requires that, to estimate the allowances, they must be regularly evaluated taking into consideration factors such as changes in the nature and volume of the loan portfolio, trends in forecasted portfolio quality, credit quality and economic conditions that may adversely affect the borrowers’ ability to pay. Increases in the allowances for loan losses are reflected as “Provisions for loan losses” in the Combined Statement of Income. Loans are written-off when management determines that a loan or a portion thereof is uncollectible. Write-offs are recorded as a reduction of the provisions for loan losses.

Management’s estimate of the defined benefit obligation is based on a number of critical underlying assumptions such as standard rates of inflation, medical cost trends, mortality, discount rate and anticipation of future salary increases. Variation in these assumptions may significantly impact the defined benefit obligation amount and the annual defined benefit expenses.

x)	Assets under management

Assets under management are not considered part of the Bank, and accordingly, such assets and related income are not included in the accompanying combined financial statements. The commission income generated from the management of such assets is recorded under the accrual method, in the combined income statement.

y)	Application of new and revised International Financial Reporting Standards (IFRS)

•	New and revised IFRS effective in the current year

The following new and revised IFRS have been adopted in these financial statements:

Amendments to IFRSs	Effective date
IAS 24: Related Party Disclosures—Revised definition of related parties	Annual periods beginning on or after January 1, 2011
IAS 32: Financial Instruments: Presentation—Amendments relating to classification of rights issues	Annual periods beginning on or after February 1, 2010
Annual Improvements to IFRS 2010—A collection of amendments to seven IFRSs	Mostly for annual periods beginning on or after January 1, 2011

New Interpretations	Effective date
IFRIC 19: Extinguishing Financial Liabilities with Equity Instruments	Annual periods beginning on or after July 1, 2010

Amendments to Interpretations	Effective date
IFRIC 14: The Limit on a Defined Benefits Assets, Minimum Funding Requirements and their Interaction.	Annual periods beginning on or after January 1, 2011

Amendments to IAS 24, Related Party Transactions

On November 4, 2009, the IASB issued Amendments to IAS 24 Related Party Disclosures. The revised standard simplifies the disclosure requirements for entities that are controlled, jointly controlled, or significantly influenced by a governmental entity (referred to as related government-related entities) and clarifies the definition of related entity.

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

The revised standard is effective for annual periods beginning on or after January 1, 2011 and requires retrospective application. Therefore, in the year of initial application, disclosures for the comparative period will need to be restated. Moreover, earlier application is permitted, either of the whole revised standard or of the partial exemption for government-related entities. If an entity applies either the whole standard or the partial exemption for a period beginning before January 1, 2011, it is required to disclose that fact.

Amendment to IAS 32, Financial Instruments: Presentation

On October 8, 2009, the IASB issued an amendment to IAS 32 Financial Instruments: Presentation entitled Classification of Rights Issues, on the classification of rights issues (e.g. rights, options, or warrants). Under the amendments, rights, options and warrants otherwise meeting the definition of equity instruments in IAS 32.11 issued to acquire a fixed number of an entity’s own non-derivative equity instruments for a fixed amount in any currency are classified as equity instruments provided the offer is made pro-rata to all existing owners of the same class of the entity’s own non-derivative equity instruments. The amendment is effective for annual periods beginning on or after February 1, 2010 with earlier application permitted.

Annual Improvements to IFRS 2010

On May 6, 2010, the IASB issued Improvements to IFRSs 2010—Incorporating amendments to seven International Financial Reporting Standards (IFRSs). This is the third collection of amendments issued under the annual improvements process, which is designed to make necessary, but non-urgent, amendments to IFRSs. The amendments are effective for annual periods starting on or after July 1, 2010 and for annual periods starting on or after January 1, 2011.

IFRIC 19, Extinguishing Financial Liabilities with Equity Instruments

On November 26, 2009, the International Financial reporting Interpretations Committee (IFRIC) issued IFRIC 19 Extinguishment of Liabilities with Equity Instruments. This interpretation provides guidance on how to account for the extinction of financial liabilities by issuing equity instruments. The interpretation indicates that the issuance of equity instruments to extinguish an obligation constitutes paid consideration. This consideration should be measured at fair value of the equity instrument issued, unless that fair value is not readily determinable, in which case the equity instruments should be measured at fair value of the obligation extinguished. This interpretation is effective for annual periods beginning on or after July 1, 2010.

Amendment to IFRIC 14, IAS 19—The Limit on a Defined Benefit Asset, Minimum Funding Requirements and their Interaction

On December 2009 the IASB issued Prepayments of Minimum Funding Requirements, amendments to IFRIC 14 IAS 19—The Limit on a Defined Benefit Asset, Minimum Funding Requirements and their Interaction (IFRIC 14). The amendment has been made to remedy an unintended consequence of IFRIC 14 where the entities are prohibited in some circumstances to recognize as an asset the advance payments for minimum funding contributions. This amendment is effective for annual periods beginning on or after January 1, 2011.

These amendments had no effect in the combined financial statements of the Bank. .

•	New and revised IFRS in issue but not yet effective

As of the date of issuance of these combined financial statements, the following accounting pronouncements have been issued by the IASB. These pronouncements are new pronouncements or

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

amendments, revisions, modifications, or interpretations of existing pronouncements. Further, the application of the below pronouncements is not mandatory until the dates noted below.

New Standards, Interpretations and Amendments	Effective date
IFRS 9, Financial Instruments—Classification and Measurement	Annual periods beginning on or after January 1, 2015
IFRS 10, Consolidated Financial Statement	Annual periods beginning on or after January 1, 2013
IFRS 11, Joint Arrangements	Annual periods beginning on or after January 1, 2013
IFRS 12, Disclosure of interest with Other Entities	Annual periods beginning on or after January 1, 2013
IAS 27 (2011), Separate Financial Statement	Annual periods beginning on or after January 1, 2013
IAS 28 (2011), Investments in Associates and Joint Ventures	Annual periods beginning on or after January 1, 2013
IFRS 13, Fair Value Measurement	Annual periods beginning on or after January 1, 2013

Amendments to Standards	Effective date
IAS 1, Presentation of Financial Statements—Presentation of items of Other Comprehensive Income	Annual periods beginning on or after July 1, 2012
IAS 12, Income Taxes—Limited scope amendment (recovery of underlying assets)	Annual periods beginning on or after January 1, 2012
IAS 19, Employee benefits (2011)	Annual periods beginning on or after January 1, 2013
IAS 32, Financial instruments: presentation—Clarified requirements for offsetting of financial assets and financial liabilities and amends disclosure.	Annual periods beginning on or after January 1, 2014
IFRS 7, Financial instruments: Disclosures—(i) Amendments enhancing disclosures about transfer of financial assets. (ii)	Annual periods beginning on or after July 1, 2011 Annual periods beginning on or after January 1, 2013 (for offsetting of financial assets and liabilities)

IFRS 9, Financial Instruments

On November 12, 2009, the IASB issued IFRS 9 Financial Instruments (IFRS 9) as the first step in its project to replace IAS 39 Financial Instruments: Recognition and Measurement (IAS 39). Under this standard, all financial instruments are initially measured at fair value plus or minus, in the case of a financial asset or financial liability not at fair value through profit or loss, transaction costs. Moreover, IFRS 9 divides all financial assets that are currently in the scope of IAS 39 into two classifications—those measured at amortized cost and those measured at fair value. Classification is made at the time the financial asset is initially recognized, namely when the entity becomes a party to the contractual provisions of the instrument. As for debt instruments, a debt instrument that meets business model and cash flow characteristics tests can be measured at amortized cost (net of any write-down for impairment). All other debt instruments must be measured at fair value through profit or loss.

Additionally, on October 28, 2010, the IASB published a revised version of IFRS 9. The revised standard retains the requirements for classification and measurement of financial assets that were published in November 2009 but adds guidance on the classification and measurement of financial liabilities. As part of its restructuring of IFRS 9, the IASB also copied the guidance on de-recognition of financial instruments and related implementation guidance from IAS 39 to IFRS 9.

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

The guidance included in IFRS 9 on the classification and measurement of financial liabilities is unchanged from the classification criteria for financial liabilities currently contained in IAS 39. In other words, financial liabilities will continue to be measured either wholly, or in part, at amortized cost or at fair value through profit or loss (FVTPL). The concept of bifurcating embedded derivatives from a financial liability host contract also remains unchanged. Financial liabilities held for trading would continue to be measured at FVTPL, and all other financial liabilities would be measured at amortized cost unless the fair value option is applied, using the existing criteria in IAS 39.

However, there are two differences compared to IAS 39:

•	The presentation of the effects of changes in fair value attributable to a liability’s credit risk; and

•	The elimination of the cost exemption for derivative liabilities to be settled by delivery of unquoted equity

On December 16, 2011, the IASB issued Mandatory Effective Date of IFRS 9 and Transition Disclosures, deferring the mandatory effective date of both the 2009 and 2010 versions to annual periods beginning on or after January 1, 2015. Prior to the amendments, application of IFRS 9 was mandatory for annual periods beginning on or after January 1, 2013.

The amendments modify the requirements for transition from IAS 39 Financial Instruments: Recognition and Measurement to IFRS 9. In addition, the amendments also modify IFRS 7 Financial Instruments: Disclosures to add certain requirements in the reporting period containing the date of initial application of IFRS 9.

Management believes that this new standard will be adopted in its financial statements for the period beginning January 1, 2015. The Administration is evaluating the potential impact of the adoption of these amendments.

IFRS 10, Consolidated Financial Statements

On May 12, 2011, the IASB issued IFRS 10 Consolidated Financial Statements, which is a replacement of IAS 27 Consolidated and Separate Financial Statements and SIC—12 Consolidation—Special Purpose Entities. The objective of IFRS 10 is to have a single basis for consolidation for all entities, regardless of the nature of the investee, and that basis is control. The definition of control includes three elements: power over an investee, exposure or rights to variable returns of the investee and the ability to use power over the investee to affect the investor’s returns. NIIF 10 provides detailed guidance on how to apply the control principle in a number of situations, including agency relationships and holdings of potential voting rights. An investor would reassess whether it controls an investee if there is a change in facts and circumstances. IFRS 10 replaces those parts of IAS 27 that address when and how an investor should prepare consolidated financial statements and replaces SIC—12 in its entirety. The effective date of IFRS 10 is January 1, 2013, with earlier application permitted under certain circumstances.

Management believes that this new standard will be adopted in its financial statements for the period beginning January 1, 2013. The Administration is currently evaluating the potential impact of adopting this new standard will have on its financial statements on the date of initial application.

IFRS 11, Joint Arrangements

On May 12, 2011, the IASB issued IFRS 11 Joint Arrangements which supersedes IAS 31 Interests in Joint Ventures and SIC—13 Jointly Controlled Entities—Non-Monetary Contributions by Venturers. IFRS 11 classifies joint arrangements as either joint operations (combining the existing concepts of jointly controlled

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

assets and jointly controlled operations) or joint ventures (equivalent to the existing concept of a jointly controlled entity). A joint operation is a joint arrangement whereby the parties that have joint control have rights to the assets and obligations for the liabilities. A joint venture is a joint arrangement whereby the parties that have joint control of the arrangement have rights to the net assets of the arrangement. IFRS 11 requires the use of the equity method of accounting for interests in joint ventures thereby eliminating the proportionate consolidation method. The effective date of IFRS 11 is January 1, 2013, with earlier application permitted under certain circumstances.

Management believes that this new standard will be adopted in its financial statements for the period beginning January 1, 2013. The administration is currently evaluating the potential impact of adopting this new standard will have on their financial statements at the date of initial application.

IFRS 12, Disclosure of Interests in Other Entities

On May 12, 2011, the IASB issued IFRS 12 Disclosure of Interests in Other Entities which requires extensive disclosures relating to an entity’s interests in subsidiaries, joint arrangements, associates and unconsolidated structured entities. IFRS 12 establishes disclosure objectives and specifies minimum disclosures that an entity must provide to meet those objectives. An entity should disclose information that helps users of its financial statements evaluate the nature and risks associated with interests in other entities and the effects of those interests on its financial statements. The disclosure requirements are extensive and significant effort may be required to accumulate the necessary information. The effective date of IFRS 12 is January 1, 2013 but entities are permitted to incorporate any of the new disclosures into their financial statements before that date.

Management believes that this new standard will be adopted in its financial statements for the period beginning January 1, 2013. The Administration is currently evaluating the potential impact of adopting this new standard will have on its financial statements on the date of initial application.

IAS 28 (2011), Investment in Associates and Joint Ventures

IAS 28 (2003) Investments in Associates has been superseded for conforming changes based on the issuance of IFRS 10 and IFRS 11.

The Bank’s management believes that this new standard will be adopted in the consolidated financial statements for the period beginning on January 1, 2013. The Administration is currently evaluating the potential impact of adopting this new standard will have on its financial statements on the date of initial application.

IFRS 13, Fair Value Measurement

On May 12, 2011, the IASB issued IFRS 13 Fair Value Measurement, which establishes a single source of guidance for fair value measurement under IFRS. The Standard applies to both financial and non-financial items measured at fair value. Fair value is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date” (i.e., an exit price). IFRS 13 is effective for annual periods beginning on or after January 1, 2013, with early adoption permitted, and applies prospectively from the beginning of the annual period in which the Standard is adopted.

Management believes that this new standard will be adopted in its financial statements for the period beginning January 1, 2013. The Administration is currently evaluating the potential impact of adopting this new standard will have on its financial statements on the date of initial application.

•	Amendments to other IFRSs

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

Amendments to IAS 1, Presentation of Financial Statements

On June 16, 2011, the IASB issued Presentation of Items of Other Comprehensive Income (amendments to IAS 1). The amendments retain the option to present profit or loss and other comprehensive income in either a single continuous statement or in two separate but consecutive statements. Items of other comprehensive income are required to be grouped into those that will and will not subsequently be reclassified to profit or loss. Tax on items of other comprehensive income is required to be allocated on the same basis. The measurement and recognition of items of profit or loss and other comprehensive income are not affected by the amendments, which are applicable for reporting periods beginning on or after July 1, 2012 with earlier application permitted.

Management believes that these amendments will be adopted in its financial statements for the period beginning January 1, 2013. The presentation of items of other comprehensive income will be modified accordingly when the amendments are applied in the future accounting periods.

Amendments to IAS 12, Income Taxes

On December 20, 2010, the IASB published Deferred Tax: Recovery of Underlying Assets—Amendments to IAS 12. The amendments provide an exception to the general principle in IAS 12 Income Taxes (IAS 12) that the measurement of deferred tax assets and deferred tax liabilities should reflect the tax consequences that would follow from the manner in which the entity expects to recover the carrying amount of an asset.

Specifically, the amendments provide an exception to the general principles of IAS 12 for investment property measured using the fair value model in IAS 40 Investment Property (IAS 40). For the purposes of measuring deferred tax, the amendments introduce a rebuttable presumption that the carrying amount of such an asset will be recovered entirely through sale. The presumption can be rebutted if the investment property is depreciable and is held within a business model whose objective is to consume substantially all of the economic benefits over time, rather than through sale. The exception also applies to investment property acquired in a business combination if the acquirer applies the fair value model in IAS 40 subsequent to the business combination. The amendments also incorporate the requirements of SIC 21 Income Taxes—Recovery of Revalued Non-Depreciable Assets into IAS 12, i.e., deferred tax arising on a non-depreciable asset measured using the revaluation model in IAS 16 Property, Plant and Equipment should be based on the sale rate. The effective date of the amendments is for annual periods beginning on or after January 1, 2012. Earlier application is permitted.

Management has adopted these amendments in its financial statements for the period beginning January 1, 2012. The adoption of these amendments has not had a significant impact on its financial statements on the date of initial application.

Amendments to IAS 32 and IFRS 7 Offsetting Financial Assets and Financial Liabilities and the related disclosures

The amendments to IAS 32 clarify existing application issues relating to the offsetting requirements. Specifically, the amendments clarity the meaning of ¨Currently has a legally enforceable right of set—off and “simultaneous realization and settlement”. The amendments to IAS 32 are effective for annual periods beginning on or after 1 January 2014, with retrospective application required.

The amendments to IFRS 7 require entities to disclose information about rights of offset and related arrangements (such as collateral posting requirements) for financial instruments under an enforceable master netting agreement or similar arrangement. The amendments to IFRS 7 are required for annual periods beginning on or after 1 January 2013 and interim periods within those annual periods. The disclosures should be providing retrospectively for all comparative periods.

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

Amendments to IFRS 7, Financial Instruments: Disclosure

On October 7, 2010, the IASB issued amendments to IFRS 7 Financial Instruments: Disclosure that increase the disclosure requirements for transactions involving transfers of financial assets. These amendments are intended to provide greater transparency around risk exposures of transactions where a financial asset is transferred but the transferor retains some level of continuing exposure (referred to as ‘continuing involvement’) in the asset. The amendments also require disclosure where transfers of financial assets are not evenly distributed throughout the period (e.g., where transfers occur near the end of a reporting period). The amendments are applicable for annual periods beginning on or after July 1, 2011, with early adoption allowed. Moreover, the disclosures are not required for any of the periods presented that start before the initial adoption date.

Lastly Management has not had the opportunity to consider the potential impact of the adoption of these amendments.

On December 16, 2011, the IASB issued an amendment to IFRS 7 Financial Instruments: Offsetting of Financial Assets and Financial Liabilities, the new disclosure will require disclosing gross amounts subject to rights of set-off and the related net credit exposure. This information will help investors understand the extent to which an entity has set off in its balance sheet and the effects of rights of set-off on the entity’s right and obligation. The disclosure is effective for annual periods beginning on or after January 1, 2013, retrospective application will be required to maximize comparability between periods .

Management believes that this new standard will be adopted in its financial statements for the period beginning January 1, 2013. Management has not had the opportunity to consider the potential impact of the adoption of these amendments.

IAS 19 Employee Benefits (As revised in 2011)

The amendments to IAS 19 change the accounting for defined benefit plans and termination benefits. The most significant change relates to the accounting for changes in defined benefit obligations and plan assets. The amendments require the recognition of changes in defined benefit obligations and in fair value of plan assets when they occur, and hence eliminate the “corridor approach” permitted under the previous version of through other comprehensive income in order for the net pension asset or liability recognized in the consolidated statement of financial position to reflect the full value of the plan deficit or surplus.

Another significant change to IAS 19 relates to the presentation of changes in defined benefit obligations and plan assets with changes being split into three components:

•	Service cost—recognized in profit or loss and includes current and past service cost as well as gains or losses on settlements

•

Net interest—recognized in profit or loss and calculated by applying the discount rate at the beginning of the reporting period to the net defined benefit liability or asset at the beginning of each reporting period.

•

Re-measurement—recognized in other comprehensive income and comprises actuarial gains and losses on the defined benefit obligation, the excess of the actual return on plan assets over the change in plan assets due to the passage of time and the changes, if any, due to the impact of the asset ceiling.

As result, the profit or loss will no longer include an expected return on plan assets; instead, imputed finance income is calculated on the plan assets and is recognized as part of the net interest cost in profit or loss. Any actual return above or below the imputed finance income on plan assets is recognized as part of re-measurement in other comprehensive income.

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

The amendments to IAS 19 are effective for annual periods beginning on or after 1 January 2013 and require retrospective application with certain exceptions.

Management anticipates that the amendments to IAS19 will be adopted in the Bank’s consolidated financial statements for the annual period beginning January 1, 2013 and that the application of the amendments to IAS19 may have an impact on amounts reported in respect to the Bank’s defined benefit plans. However, Management has not yet performed a detailed analysis of the impact of the application of the amendments and hence has not yet quantified the extent of the impact.

z)	Convenience translation to U.S. dollars and Chilean pesos

The Bank maintains its accounting records and prepares its combined financial statements in Colombian pesos. The U.S. dollar and Chilean pesos amounts disclosed in the accompanying financial statements are presented solely for the convenience of the reader at the December 31, 2011 closing exchange rate of Ch$519.08 per US$1.00 and COP 0.2684 per Ch$1.00. This translation should not be construed as representing that the Colombian peso amounts actually represent or have been, or could be, converted into U.S. dollars at such a rate or at any other rate.

NOTE 2—FIRST TIME ADOPTION OF FINANCIAL INTERNATIONAL REPORTING STANDARDS

a. Basis of transition

The date of transition to IFRS is January 1, 2010. The Bank applied IFRS 1 First-time Adoption of International Financial Reporting Standards (IFRS ) in preparing these first IFRS combined financial statements. The effects of the transition to IFRS on shareholders’ equity, net income, total comprehensive income and reported cash flows are presented in this section and are further explained in the notes that accompany the tables. Previously, the Bank applied generally accepted accounting policies in accordance with accounting standards prescribed by the Colombian Financial Superintendency (“Colgaap” or “previous GAAP”).

b. Reconciliation between previous GAAP and IFRS

According to IFRS 1, in preparing the opening statement of financial position, all mandatory exceptions and certain optional exemptions to the retroactive application of IFRS have been applied, as follows:

Mandatory exceptions adopted by the Bank

1)	Financial assets and liabilities that had been derecognized before the date of transition to IFRS under previous GAAP have not been recognized under IFRS.

2)	The Bank has used estimates under IFRS that are consistent with those applied under previous GAAP (with adjustment for accounting policy differences) unless there is objective evidence those estimates were in error.

The application of the above mandatory exceptions for retrospective application has not had any significant impact on the opening statement of financial position.

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

Optional exceptions adopted by the Bank

•	Fair value or revaluations as deemed cost

CorpBanca Colombia and CIVAL (its subsidiary) elected to measure certain items of property and equipment at the date of transition at their fair value and use that fair value as their deemed cost at that date. In addition, they also elected to measure other items of property and equipment at their price-level restated cost as of January 1, 2010.

c. Transition dates and adoption of the “International Financial Reporting Standards” of the IASB.

The reconciliations below quantify the impact that the transition to the new standards had in the financial statements of the Bank. The following reconciliations have been prepared:

1.	Reconciliation of the Shareholders’ Equity as of January 1, 2010 and December 31, 2010.

2.	Reconciliation of the Statement of financial position as of January 1, 2010

3.	Reconciliation of the Statement of financial position as of December 31, 2010

4.	Reconciliation of Statement of income for the year ended December 31, 2010

5.	Reconciliation of Net Income for the year ended on December 31, 2010

6.	Reconciliation of Statement of comprehensive income for the year ended December 31, 2010

7.	Reconciliation of Statement of Cash Flows for the year ended December 31, 2010

1. Reconciliation of Shareholders’ Equity as of January 1, 2010 and December 31, 2010

	As of January 1,	As of December 31,
	2010	2010
	MCOP$	MCOP$
Shareholders’ equity in accordance with previous GAAP	690,076	743,448
Adjustment to loans and receivables (1a)	(8,764)	8,550
Adjustment to deferred tax (1b)	15,470	33,672
Adjustment to Provisions (1c)	8,539	(2,199)
Adjustment to other liabilities (1d)	1,375	1,375
Adjustment to property, plant and equipment (1e)	—	(3,944)
Adjustment to investments in other companies (1f)	(20,980)	(10,740)
Adjustment to Other Assets (1g)	(2,446)	(3,643)

Total transition adjustments	(6,806)	23,071

Shareholders’ equity in accordance with IFRS	683,270	766,519

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

Notes to the reconciliations

1a.	The IFRS transition adjustment to loans and receivables of MCop$8,739.0 and MCop$8,550.0 as of January 1, 2010 and December 31, 2010, respectively, consist of the following:

	2010
	January, 1	December, 31
	MCop$	MCop$
(i) Loan origination fees	(926)	(604)
(ii) Allowances for loan losses	(7,838)	7,946

	(8,764)	8,550

(i)	Loan origination fees:

Under previous GAAP, fees received as compensation for activities such as evaluating the borrower’s financial condition, evaluating and recording guarantees, collateral and other security arrangements, negotiating the terms of the instrument, preparing and processing documents and closing the transaction (“loan origination fees”) were recognized as revenue as earned . Any direct costs have been deemed immaterial to this reconciliation.

Under IFRS, loan origination fees are an integral part of generating an involvement with the resulting loans and receivables placement together with the related direct costs, are deferred and recognized as an adjustment to the effective interest rate.

(ii)	Allowance for loan losses

Under previous GAAP, the calculations for provisions for loan losses will be performed based on guidance provided by the Financial Superintendence of Colombia based on an expected losses basis.

Under IFRS a loans and receivables is impaired and impairment losses are incurred if, and only if, there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset (a ‘loss event’) and that loss event (or events) has an impact on the estimated future cash flows of the financial asset or group of financial assets that can be reliably estimated. It may not be possible to identify a single, discrete event that caused the impairment. Rather the combined effect of several events may have caused the impairment. Losses expected as a result of future events, no matter how likely, are not recognized.

With regard to the 2010 opening shareholders’ equity adjustment of (MCOP$7,838.0), the adjustment is a credit (increase) to shareholders’ equity as, generally over time, expected loss models generate larger loan loss provisions than those under IFRS so that the opening adjustment would reduce the loan loss reserve to its IFRS incurred loss level.

The IFRS transition adjustment to loans and receivables in the reconciliation of Shareholders’ Equity includes the effects of (i) recognizing loan origination fees as an adjustment to the effective interest rate; and (ii) recognizing the allowance for loan losses on an incurred loss basis.

1b.	The IFRS transition adjustment to deferred taxes of MCop$15,470.0 and MCop$33,672.0 as of January 1, 2010 and December 31, 2010, respectively, corresponds to:

Under previous GAAP, income tax is measured based on estimates of taxable income or loss. The tax effects of revenue, cost and expense items that are reported for tax purposes in years other than those in which they are recorded for accounting purposes are considered temporary differences and are

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

recognized in the balance sheet as deferred tax assets or liabilities. However, deferred taxes related to tax loss carry forwards (net of any applicable valuation allowance) are not required to be recorded in financial statements.

Under IFRS, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, as well as the recognition of operating loss and tax credit carry-forwards. These temporary differences are measured using enacted tax rates expected to apply to taxable income in the years in which such temporary differences are expected to be recovered or settled. Furthermore, under IFRS, a deferred tax asset shall be recognized to the extent that it is “probable” that taxable profit will be available against which the deductible temporary difference can be utilized.

The IFRS transition adjustment to deferred taxes in the reconciliation of Shareholders’ Equity includes the effects of recognizing deferred tax assets and liabilities for the temporary difference arising as part of the transition to IFRS.

1c.	The IFRS transition adjustment to provisions of MCop$8,539.0 and MCop$(2,199) as of January 1, 2010 and December 31, 2010, respectively, corresponds to:

	2010
	January, 1	December, 31
	MCop$	MCop$
(i) Other long-term employee benefits	(4,774)	(3,585)
(ii) Reversal of provision by losses in value of financial investments	3, 328	7,327
(iii) Employee retirement benefits	(7,093)	(5,942)

	8.539	(2,199)

(i)	Bank employees are entitled to receive years of service award starting with the 5th year employment anniversary and each five years thereafter. This award is paid in the month when the employee celebrates his/her corresponding employment anniversary.

Under previous GAAP, a provision for the estimated payouts to be made over the next 12 months is made at each period-end, and not used the discount rate.

Under IFRS, this years of service award qualifies as other long-term benefits where the obligation in respect of years of service award is the amount of future benefit that employees have earned in return for their service in the current and prior periods; that amount is discounted to determine its present value.

The IFRS reconciling adjustment to provisions in the reconciliation of Shareholders’ Equity includes the effect of recognizing the liability for the years of service award as other employee benefits based on an actuarial calculation determined using the projected unit credit method, any actuarial gains or losses are recognized in profit or loss in the period in which they arise.

(ii)	Under previous GAAP, the Bank had recognized a general provision dictated as to magnitude of the amount by local GAAP, for losses in value of investments held for trading.

The IFRS reconciling adjustment is to reverse this general provision in the reconciliation of Shareholders’ Equity.

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

(iii)	Employee retirement benefits

Under previous GAAP, the retirement pension liability is recorded based on the present value of all future allowances that the Bank shall pay to employees who meet certain statutory requirements as to age, length of service and other, determined in accordance with actuarial adjustments under the existing rules. The discount rate to present value is derived by reference to both the inflation rate as well as the market rate and such discount rate is calculated using an average over the last 10 years. Any actuarial gain (loss) associated with the changes in discount rate may be amortized over a 20-year term. Through Resolution 1555 of July 30, 2010, the Office of the Financial Superintendency of Colombia updated the mortality table as well thereby adjusting one of the underlying assumptions of the actuarial valuation.

Under IFRS, the accounting for post-employment benefits also requires the use of actuarial calculations. Specifically with respect to the differences from the previous GAAP, IFRS requires the use of a market rate as the discount rate updated periodically as applicable as well as setting the amortization period over which the pension cost is expensed as equal to the employees estimated service lives.

The IFRS reconciling adjustment to provisions in the reconciliation of Shareholders’ Equity includes the effect of determining the obligation for employee retirement benefits using actuarial assumptions based on IFRS requirements (i.e., amortization, discount rate by reference to market yields).

1.d.	The IFRS transition adjustment to other liabilities of MCOP$1,375.0 as of January 1 and December 31, 2010, corresponds to:

Under previous GAAP, fees charged on issuing standby letter of credits are deferred and amortized. The amortization depends of the time that each standby letter has, according customer needs.

Under IFRS, fees charged on issuing standby letter of credits meet the conditions for revenue recognition related to rendering of services (i.e., the amount of revenue can be measured reliably; it is probable that the economic benefits associated with the transaction will flow to the entity; the stage of completion of the transaction at the end of the reporting period can be measured reliably; and the costs incurred for the transaction and the costs to complete the transaction can be measured reliably).

The IFRS reconciling adjustment to other liabilities in the reconciliation of Shareholders’ Equity includes the effect of recognizing the fees charged as revenue upon issuance of the standby letter of credits as the services are considered rendered at that time.

1.e.	Adjustment of MCOP$3,944.0 represents additional depreciation expense recognized. Under previous GAAP, depreciation expense was based on tax amortization rates, which accelerated the depreciation compared to IFRS, under which depreciation expense is based on the useful life of the asset.

1.f	The IFRS transition adjustment to investment in other companies of MCOP ($20,980.0) and MCOP$(10,740.0) as of January 1, 2010 and December 31, 2010, respectively, corresponds to:

Under previous GAAP, investments in equity instruments of entities are classified as available-for-sale financial instruments. These investments are measured at cost on initial recognition. Subsequent to initial recognition, changes to the valuation of the investments are

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

made through reserves within equity which, given the nature of the investments, do not meet the requirement of ability to arrive at reliable measurement as promulgated by IFRS.

Under IFRS, investment in equity instruments that do not have a quoted market price in an active market and whose fair value cannot be reliably measured shall be measured at cost less any impairment loss.

The IFRS reconciling adjustment to investment in other companies in the reconciliation of Shareholders’ Equity includes the effect of reversing the valuation adjustments made under previous GAAP replacing them with the measurement criteria under IFRS of cost less any impairment, if applicable.

1g.	The IFRS transition adjustment to Other Assets of MCop$2,446.0 and MCop$3,643.0 as of January 1, 2010 and December 31, 2010, respectively, corresponds to:

Under previous GAAP, the Bank includes in other assets artworks that were measured at revalued amount determined based on appraisals carried out by external appraisers. Revaluation surplus are credited directly to equity. Management believes that the appraised value was not broadly comparable to fair value under IFRS.

Under IFRS, such art works are recorded at acquisition cost less impairment.

The IFRS reconciling adjustment to other assets in the reconciliation of Shareholders’ Equity includes the effect of retrospectively restate artworks to their acquisition cost.

2. Reconciliation of the Statement of Financial Position as of January 1, 2010:

	Previous GAAP	Effect of Transition	IFRS	Foot note
	MCOP$	MCOP$	MCOP$
ASSETS
Cash and deposits in banks	350,677	—	350,677
Items in course of collection	1,782	—	1,782
Trading portfolio financial assets	478,787	—	478,787
Investments under agreements to resell	114,140	—	114,140
Derivative financial instruments	51,594	—	51,594
Loans and receivables to banks, net	93,485	—	93,485
Loans and receivables to customers, net	3,848,954	(8,739)	3,840,215	(2a)
Financial investments available-for-sale	326,178	—	326,178
Financial investment Held to maturity	248,796	—	248,796
Investments in other companies	37,907	(24,946)	12,961	(2b)
Intangible assets	18,915	—	18,915
Property and equipment, net	31,535	69,391	100,926	(2c)
Current taxes	6,310	—	6,310
Deferred income taxes	931	90,970	91,901	(2d)
Other assets	140,065	(71,816)	68,249	(2c) y (2e)

TOTAL ASSETS	5,750,056	54,860	5,804,916

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

	Previous GAAP	Effect of Transition	IFRS	Foot note
	MCOP$	MCOP$	MCOP$
LIABILITIES
Current accounts and demand deposits	908,651	—	908,651
Items in course of collection	—	—	—
Obligation under agreements to repurchase	9,055	—	9,055
Time deposits and saving accounts	2,997,434	—	2,997,434
Derivative financial instruments	146,854	—	146,854
Borrowings from financial institutions	456,229	—	456,229
Debt issued	259,414	—	259,414
Other financial obligations	5,630	—	5,630
Current income tax provision	—	—	—
Deferred income taxes	—	54,502	54,502	(2d)
Provisions	225,556	8,539	234,095	(2f)
Other liabilities	51,157	(1,375)	49,782	(2g)

TOTAL LIABILITIES	5,059,980	61,666	5,121,646

	Previous GAAP	Effect of Transition	IFRS	Foot note
	MCOP$	MCOP$	MCOP$
SHAREHOLDERS’EQUITY
Attributable to equity holders of the Bank:
Capital	218,731	—	218,731
Reserves	315,274	2,560	317,834
Accumulated other comprehensive income	46,959	(22,588)	24,371
Retained earnings:	108,268	13,222	121,490
Retained earnings from prior periods	108,268	13,222	121,490
Net income for the year		—	—

	689,232	(6,806)	682,426
Non controlling interest	844	—	844

TOTAL SHAREHOLDERS’ EQUITY	690,076	(6,806)	683,270

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	5,750,056	54,860	5,804,916

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

3. Reconciliation of the Statement of Financial Position as of December 31, 2010.

	Previous GAAP	Effect of Transition	IFRS	Foot note
	MCOP$	MCOP$	MCOP$
ASSETS
Cash and deposits in banks	403,201	—	403,201
Items in course of collection	2,352	—	2,352
Trading portfolio financial assets	326,689	—	326,689
Investments under agreements to resell	211,550	—	211,550
Derivative financial instruments	40,929	—	40,929
Loans and receivables to banks, net	34,185	—	34,185
Loans and receivables to customers, net	4,570,735	128,677	4,699,412	(2a	)
Financial investments available-for-sale	569,139	—	569,139
Financial investment Held to maturity	369,103	(116,283)	252,820	(2h	)
Investments in other companies	21,256	(14,684)	6,572	(2b	)
Intangible assets	24,643	—	24,643
Property and equipment, net	69,166	(3,944)	65,222	(2i	)
Current taxes		—	—
Deferred income taxes	5,334	71,143	76,477	(2d	)
Other assets	82,508	(3,645)	78,863	(2e	)

TOTAL ASSETS	6,730,790	61,264	6,792,054

	Previous GAAP	Effect of Transition	IFRS	Foot note
	MCOP$	MCOP$	MCOP$
LIABILITIES
Current accounts and demand deposits	1,173,403	—	1,173,403
Items in course of collection	—	—	—
Obligation under agreements to repurchase	4,921	—	4,921
Time deposits and saving accounts	3,219,154	—	3,219,154
Derivative financial instruments	133,191	—	133,191
Borrowings from financial institutions	827,607	—	827,607
Debt issued	308,469	—	308,469
Other financial obligations	4,875	—	4,875
Current income tax provision	22,954	—	22,954
Deferred income taxes	—	37,848	37,848	(2d	)
Provisions	235,490	(15,604)	219,886	(2f	)
Other liabilities	57,278	15,949	73,227	(2g	)

TOTAL LIABILITIES	5,987,342	38,193	6,025,535

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

	Previous GAAP	Effect of Transition	IFRS	Foot note
	MCOP$	MCOP$	MCOP$
SHAREHOLDERS’ EQUITY
Attributable to equity holders of the Bank:
Capital	218,731	—	218,731
Reserves	375,042	27,013	402,055
Accumulated other comprehensive income	38,549	(19,942)	18,607
Retained earnings:	109,954	(16,069)	126,023
Retained earnings from prior periods	—	—	—
Net income for the year	109,954	16,069	126,023

	742,276	23,140	765,416
Non controlling interest	1,172	(69)	1,103

TOTAL SHAREHOLDERS’ EQUITY	743,448	23,071	766,519

	6,730,790	61,264	6,792,054

Notes to the reconciliations

The followings notes explain the reconciliations of the financial position as of January 1, 2010 and December 31, 2010:

2.a.	The IFRS transition adjustment from loans and receivables of MCop($8,739.0) and MCop$128,677.0 as of January 1, 2010 and December 31, 2010, respectively. The description of each adjustment is:

	2010
	January, 1	December, 31
	MCop$	MCop$
(i) Loan origination fees (See letter 1.a.)	(901)	(609)
(ii) Allowance for loan losses (See letter 1.a.)	(7,838)	982
(iii) Mortgage Loans related with securitization process	—	128,304

	(8,739)	128,677

(ii)	During 2010, the Bank was involved in a securitization transaction through which it transferred mortgage loans for MCOP$128,304 to a securitization vehicle (Titularizadora Colombiana). The vehicle issued financing in the form of Trust Certificates in the amount of MCOP $132,718. The Bank acquired MCOP$116,283 of the Trust Certificates.

Under previous GAAP, the securitized mortgage loans were derecognized from the balance sheet and the Trust Certificates acquired were recorded as investments in the balance sheet. The carrying amount of the mortgage loans at their transfer date was such that their derecognition resulted in a gain to the Company.

Under IFRS, the transaction does not meet the requirements for de-recogntion, as the Bank retained the majority of the risks and rewards of ownership of the securitized mortgage loans. As such, under IFRS, the Bank would have maintained the mortgage loans on its balance sheet and no gain recognition nor investment in Trust Certificates would have been recorded. Accordingly, the IFRS adjustment corresponds to the reversal of the de-recognition of the mortgage loans and the resulting gain under previous GAAP as well as the reversal of the investment in the Trust Certificates.

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

2.b.	The IFRS transition adjustment of MCOP($24,946.0) and MCOP($14,684.0) as of January 1, 2010 and December 31, 2010, respectively, corresponds to reversal of previous GAAP recorded on investment in other companies. (See letter 1.f).

2.c.	The IFRS transition adjustment amounting to MCOP$69,391.0 relates to the following:

Under previous GAAP, property and equipment are carried at their revalued amount (appraised value) less accumulated depreciation and accumulated impairment losses. Fluctuations in the revalued amounts are recorded as “revaluation of property and equipment” and are included in line item other assets with the offset against “surplus from revaluation of property and equipment” in equity. If the revaluation results in a decrease in the carrying amount of property and equipment, such decrease is charged first again any existing surplus with any remaining being charged to profit or loss. The adjustment amounting for this concept was MCOP$63,094.0.

Also, under previous GAAP, Improvements and refurbishment are considered part of the cost of items of property and equipment and are classified as “Other Assets” when it is probable that future economic benefits associated with the item will flow to the entity and the cost of the item can be measured reliably. Upon transition to IFRS, the Bank elected the exemption to use the previously recorded revalued amounts under previous GAAP as their deemed cost. Consequently, for IFRS purposes the Bank has reclassified the “revaluation of property and equipment” and the “improvement and refurbishment” included in “Other Assets” to “Property and Equipment”. This amounted to MCOP$6,296.0.

Finally, under previous GAAP, depreciation rates used were determined for tax purposes and do not reflect a reasonable estimate of the asset’s useful life as would be required under IFRS. Accordingly, the Bank has retrospectively adjusted the accumulated amortization in its opening IFRS statement of financial position so that it complies with IFRS.

2.d.	The IFRS Transition adjustment of MCop$90,970.0 and MCop$71,143.0 as of January 1, 2010 and December 31, 2010, respectively, to deferred tax asset, and MCop$54,502.0 and MCop$37,848.0 as of January 1, 2010 and December 31, 2010, respectively, to deferred tax liability corresponds to deferred tax calculated under IFRS, as explained in letter 1.b.

2.e.	The IFRS Transition adjustment of MCop$2,446.0 and MCop$3,645.0 as of January 1, 2010 and December 31, 2010, respectively, represent the reversal of valuation gains recorded on artworks that were included in other assets., as explained in item 1.g.

2.f	As of January 1 and December 31, 2010, the adjustment net in provisions corresponds to:

	2010
	January, 1	December, 31
	MCop$	MCop$
(i) Other long-term employee benefits (See letter 1.c)	4,774	6,531
(ii) Reversal of provision by losses in value of financial investments (See letter 1.c)	(3,328)	(8,059)
(iii) Employee retirement benefits (See letter 1.c)	7,093	(14,076)

	8.539	(15,604)

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

2.g.	The IFRS transition adjustment of MCop$(1,375.0) and MCop$15,949.0 as of January 1, 2010 and December 31, 2010, respectively, in the other liabilities corresponds to:

	2010
	January, 1	December, 31
	MCop$	MCop$
Income from service fees (See letter 1.d)	(1,375)	(2876)
Gain on sale of loans—Securitization Transaction (See letter 2.a.)	—	18,825

	(1,375)	15,949

2.h	The IFRS transition adjustment represents the reversal of the investment in Trust Certificates, amounting to MCOP$116,283.

2.i.	Adjustment of MCop$3,944.0 represents additional depreciation expense recognized. Under previous GAAP, depreciation expense was based on tax amortization rates, which accelerated the depreciation compared to IFRS, under which depreciation expense was based on the useful life of the life of the asset.

4. Reconciliation of Statement of Income for the year ended December 31, 2010

	Previous GAAP	Effect of Transition	IFRS	Foot note
	MCOP$	MCOP$	MCOP$
Interest income	480,002	1,636	481,638	(3a	)
Interest expense	(177,795)	(916)	(178,711)	(3b	)

Net interest income	302,207	720	302,927

Income from service fees	133,806	1,815	135,621	(3c	)
Expenses from service fees	(25,251)	—	(25,251)

Net Service Fee Income	108,555	1,815	110,370

Trading and investment income, net	36,573	(5,204)	31,369	(3b	)
Foreign exchange gains (losses), net	33,793	—	33,793
Other operating income	42,541	2,503	45,044	(3d	)

Trading and Investment, Foreign Exchange Gains and Other Operating Income	112,907	(2,701)	110,206

Operating Income Before Loan Losses	523,669	(166)	523,503

Provisions for loan losses	(69,215)	5,090	(64,125)	(3a	)

Total Operating Income, Net of Loan Losses, Interest and Fees	454,454	(4,924)	459,378

Personnel salaries expenses	(134,821)	19,412	(115,409)	(3e	)
Administration expenses	(142,944)	—	(142,944)
Depreciation and amortization	(29,208)	(6,448)	(35,656)	(3d	)
Other operating expenses	(12,405)	2,100	(10,305)	(3f	)

Total Operating Expenses	(319,378)	15,064	(304,314)

Total Net Operating Income	135,076	19,988	155,064
Income attributable to investments in other companies	7,543	—	7,543

Income before income taxes	142,619	19,988	162,607
Income taxes	(32,163)	(3,919)	(36,082)	(3g	)

Net income for the year	110,456	16,069	126,525

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

5. Reconciliation of the Net income for the year ended December 31, 2010.

As of 31.12.2010 MCOP$
Net income for the year in accordance with Previous GAAP	110,456

Adjustment to loans and receivables (3a)	6,726
Adjustment to deferred tax (3g)	(3,919)
Adjustment to Provisions (3e)	21,512
Adjustment to other liabilities (3c)	1,815
Adjustment to property and equipment (3d)	(3,945)
Adjustment to Held to maturity investments (3b)	(6,120)

Subtotal	16,069

Net income for the year in accordance with IFRS	126,525

Notes to the reconciliations

3.a.	Net adjustment for the year ended December 31, 2010 corresponds to:

As of 31.12.2010
Loan origination fees (See letter 1.a.)	570
Interest income regarding to mortgage loan of securitization process (see letter 2.a.)	1,066

1,636

3.b.	For the year ended December 31, 2010, this IFRS transition adjustment represent the reversal of interest income of MCOP$916.0 and reversal on valuation gains of MCOP$5,204.0 on the investment in Trust certificate, related on the transfer of the securitized mortgage loans (see letter 2.a.).

3.c.	Adjustment by recognized income related to fees charged on issuing letter of credit amounted to MCop$1,815.0 (see letter 1.d.).

3.d.	Corresponds to adjustment net in depreciation for reclassified of valuations the property and equipment. (see letter 2.c.).

3.e.	For the year ended December 31, 2010, net adjustment amounted to MCop$19,412.0; the IFRS transition adjusted by:

December, 31
MCop$
(i) Other long-term employee benefits (See to letter 1.c)	(1,757)
(ii) Employee retirement benefits (See to letter 1.c)	21,169

(2,199)

3.f.	Corresponds to reversing the provision for losses in value of investments held for trading; for more detail see 1.c.

3.g.	Corresponds to the effect of deferred tax line indicated in line 1b.

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

6. Reconciliation of Statement of comprehensive income for the year ended December 31, 2010.

	Previous GAAP	Effect of Transition	IFRS
	MCOP$	MCOP$	MCOP$
Net income for the year	110,456	16,069	126,525

Other Comprehensive Income
Financial instruments available-for-sale	20,449	—	20,449

Other comprehensive income before income taxes	20,449	—	20,449
Income tax relating to financial instruments available-for-sale, before tax	—	(744)	(744)

Total other comprehensive income (loss)	20,449	(744)	19,705

Comprehensive income for the year	130,905	15,325	146,230

Attributable to:
Equity Holders of the bank	130,403		146,143
Non Controlling interest	502		87

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

7. Reconciliation of the Cash Flow Statement for the year ended December 31, 2010

	Previous GAAP	Effect of Transition	Reclassifications	IFRS
	MCOP$	MCOP$	MCOP$	MCOP$
CASH FLOW FROM OPERATING ACTIVITIES:

Income before income taxes	142,619	19,988	—	162,607
Non controlling Interest	502	—	—	502

Charges (credits) to income not representing cash flow:

Income tax expense	29,144	3,919	—	33,063
Depreciation and amortization of property and equipment	27,947	(6,448)	—	21,499

Amortization of intangible assets	14,156	—	—	14,156
Provision for loan losses	69,215	(5,090)	—	64,125
Other provisions	12,405	(2,100)	—	10,305
Net (gain)/loss on derivative financial instruments	9,639	—	—	9,639
Interest income	(480,002)	(1,636)	—	(481,638)
Interest expense	177,795	916	—	178,711
Net foreign exchange gains (losses)	(33,793)	—	—	(33,793)
Gain on sale of investment in other companies	(5,762)	—	—	(5,762)
Gain on sale of investments available for sale	(9,324)	—	—	(9,324)
Gain on sale of property and equipment	(29,800)	—	—	(29,800)

Subtotals	(75,259)	9,549	—	(65,710)

Increase/decrease in operating assets and liabilities:				—
Trading portfolio financial assets	152,098	—	—	152,098
Loans and receivables to customers and banks	(992,699)	128,677	—	(864,022)
Time deposits and saving accounts	221,720	—	—	221,720
Currents accounts and demand deposits	264,752	—	—	264,752
Other assets and liabilities	217,201	(29,220)	(115,922)	72,059

Cash (used in) generated by operations	(212,187)	109,006	(115,922)	(219,103)

Interest received	480,353	—	—	480,353
Interest paid	(199,999)	—	—	(199,999)
Income taxes paid	(6,818)	—	—	(6,818)

Net cash generated by operating activities	61,349	109,006	(115,922)	54,433

CASH FLOW FROM INVESTING ACTIVITIES:
Purchase of intangible assets	(19,884)	—	—	(19,884)
Purchase of property and equipment	(7,213)	—	—	(7,213)
Proceeds on sale of property and equipment	51,219	—	—	51,219
Purchase of investment in other companies	(14)	—	—	(14)
Proceeds on disposal of investment in other companies	10,498	—	—	10,498
Dividends received from investments in other companies	1,781	—	—	1,781

Purchase of financial investments available for sale	(385,440)	—	—	(385,440)
Proceeds on sale and redemption of financial investments available for sale	65,604	—	—	65,604
Purchase of investments held to maturity	(17,660)	(116,283)	—	(133,943)
Proceeds on redemption of investments held to maturity	129,919	—	—	129,919

Net cash used in investment activities	(171,190)	(116,283)	—	(287,473)

CASH FLOW FROM FINANCING ACTIVITIES:
Investments under agreements to repurchase	(4,134)	—	—	(4,134)
Debt issued	58,564	—	—	58,564
Proceeds from borrowings from financial institutions and other financial obligations	5,723,744	—	—	5,723,744
Repayment of borrowings from financial institutions and other financial obligations	(5,362,630)	—	—	(5,362,630)
Paid dividends	(25,931)	—	—	(25,931)

Net cash generated by (used in) financing activities	389,613	—	—	389,613

Net increase in cash and cash equivalents	279,772	-7,277	-115,922	156,573
Cash and cash equivalents at beginning of year	350,677	—	115,922	466,599

Cash and cash equivalents at end of year	630,449	-7,277	—	623,172

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

NOTE 3—BUSINESS SEGMENTS

The segments information is defined by the Bank based on its different business units, which differ primarily in their risks and returns that affect them.

Discrete financial information is prepared and analyzed by Senior Management and the Board of Directors, which is the group that is designated as the chief operating decision maker under IFRS 8, in order to make decisions surrounding the allocation of resources to operating segments.

The Bank’s business activities are primarily carried out in the domestic market and have strategically aligned its operations into five business units consisting of five reportable segments based on its market segmentation and the needs of its customers and trading partners. The reportable segments are Commercial (SMEs, Personal and Universities); Businesses and Institutions (Large and Medium Size Companies, Institutional); Global Wholesale Banking, Treasury and Non-banking Financial Services. The Bank manages these operating segments using an internal profitability reporting system. Management reviews their operating segments on the basis of gross operating margin and only uses average balances to evaluate performance and allocate resources. The operating segment follows the accounting policies described in Note 1.

The descriptions of each reportable segment are as follows:

Commercial

Aggregation up to reportable segment level is based upon the following operating segments (as noted under each reportable segment category) and is as described:

•

Personal. It comprises of Mass Income segment (customers with monthly income of less than MCop$2.0), Medium Income segment (customers with monthly income from MCop$2.0 to MCop$5.0), High Income segment (customers with income from MCop$5.0 and MCop$25.0 per month) and Preferential Banking segment (customers with monthly income that exceeds MCop$25.0). For this type of banking there is a large product portfolio depending on the needs of each customer, emphasizing transactional products (checking, savings accounts, debit cards, online), credit products (consumer credit lines, credit cards, overdraft and rotating credit lines), savings and investment (savings account for promotion of construction, savings plans, term deposit certificates, investment 180, investment funds) and protection insurance.

•

SMEs. Covers small and medium size companies classified as Micro-entrepreneurs (those with annual sales of less that MCop$194.0), SMES I General (those with annual sales of less than MCop$1,942.0) and SMEs I Trade and Business (those with annual sales from MCop$194.0 to MCop$1,942.0), and SMEs II (those with annual sales from MCop$1,942.0 and MCop$15,541.0). There is a wide range of products to take care of this bank segment: Transactional and commissions (cash management, account management, confirming, acquirer business and insurance), credit products (working capital, asset investment, credit with public funds for promotion lines, rotating overdraft credit and credit card and, shortly leasing), savings and investment products (checking, savings accounts, investment and structured trusts) and specialized products (letters and drafts financed, forwards, swaps and foreign currency purchase and sale)

•	Universities. That consists of public and private universities.

Businesses and Institutions

•	Large and medium size companies. Consisting of Medium Size Companies (those with sales of less than MCop$130,000.0) and Large Companies (those with sales that exceed MCop$130,000.0).

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

•

Institutional. That covers Public Institutions (state companies and mixed capital (public and private) companies), Private Institutions (hospitals, clinics, education institutions, religious orders, employee funds and NGOs) and Financial Institutions.

For Businesses and Institutions there is a specialized range of financial products available (local currently, foreign currency, confirming and leasing), cash products (payments and collections).

Global Wholesale Banking

•	Primarily includes international relation customers, managing also corporate and multi-Latin customers (among them, Chilean customers).

Non-Banking Financial Services

•	These are services performed by our subsidiaries which include securities brokerage.

Treasury

•

There is a customer desk, which is in charge of closing all treasury operations with the different banks, and the money desks for the profitable management of the entity’s proprietary position. Additionally, the Financial Management is in charge of the administration of liquidity, of the balance sheet management and of the assignment of transfer pricing for assets and liabilities.

The information disclosed below is consistent with the analysis and identification of:

a)	Income statement:

	As of December 31, 2010
	Businesses and Institutions	Global Wholesale Banking	Commercial	Treasury	Non-banking Financial Services	Total
	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$
Net Interest income	65,380	22,541	176,544	35,434	3,028	302,927
Net services fees income	20,115	3,707	55,641	(5,620)	36,527	110,370
Trading and investment income, net	7,479	1,125	8,094	12,107	2,564	31,369
Foreign exchange gains (losses), net	9,925	467	23,401	—	—	33,793
Other operating income	(6,149)	(1,139)	50,297	2,002	33	45,044
Provision for loan losses	(12,542)	(167)	(54,234)	2,818	—	(64,125)

Gross Operational Margin	84,208	26,534	259,743	46,741	42,152	459,378

Other income and expenses	—	—	—	—	7,543	7,543
Total Operating Expenses	(39,337)	(9,480)	(174,793)	(38,110)	(42,594)	(304,314)
Income before income taxes	44,871	17,054	84,950	8,631	7,101	162,607

Averages Loans and receivables to bank and customers	1,599,144	719,615	1,679,101	—	—	3,997,860

Averages Investments (*)	—	—	—	1,446,612	—	1,446,612

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

	As of December 31, 2011
	Businesses and Institutions	Global Wholesale Banking	Commercial	Treasury	Non-banking Financial Services	Total
	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$
Net Interest income	71,608	48,684	248,610	(42,829)	29,881	355,954
Net services fees income	10,096	3,024	82,672	(1,967)	20,159	113,984
Trading and investment income, net	9,214	5,088	7,437	2,921	2,598	27,258
Foreign exchange gains (losses), net	16,608	10,601	11,594	—	(18)	38,785
Other operating income	24,289	20,256	25,367	(2,121)	(81)	67,710
Provision for loan losses	5,043	921	(75,965)	—	—	(70,001)

Gross Operational Margin	136,858	88,574	299,715	(43,996)	52,539	533,690

Other income and expenses	—	—	—	—	5,724	5,724
Total Operating Expenses	(56,612)	(60,036)	(192,361)	(30,492)	(46,171)	(385,672)
Income before income taxes	80,246	28,538	107,354	(74,488)	12,092	153,742

Averages Loans and receivables to bank and customers	1,492,722	606,418	2,565,616	—		4,664,757
Averages Investments (*)	—	—	—	1,452,385	—	1,452,385

(*)	Include trading portfolio financial investment, financial investment available-for- sale and held to maturity investment as of December 31, 2010 and 2011.

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

b)	Assets and Liabilities

	As of January 1, 2010
	Businesses and Institutions	Global Wholesale Banking	Commercial	Treasury	Non-banking Financial Services	Total
	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$
Loans:
Mortgage	—	—	293,857	—	—	293,857
Consumer	296,268	176,108	609,995	—	—	1,082,371
Commercial	1,279,323	698,195	640,500	—	—	2,618,018

Loans before provisions	1,575,591	874,303	1,544,352	—	—	3,994,246
Provisions for loan losses	(41,047)	(6,607)	(106,377)	—	—	(154,031)

Loans net of provisions (**)	1,534,544	867,696	1,437,975	—	—	3,840,215
Trading portfolio financial assets	—	—	—	463,689	15,098	478,787
Investments under agreements to resell	—	—	—	114,140	—	114,140
Derivative financial instruments	—	—	—	51,594	—	51,594
Financial investments available-for-sale	—	—	—	326,178	—	326,178
Held to maturity investments	—	—	—	248,796	—	248,796
Assets not included in segments	—	—	—		745,206	745,206

Total assets	1,534,544	867,696	1,437,975	1,204,397	760,304	5,804,916

Current Accounts and demand deposits	186,217	184,348	536,253	20	1,813	908,651
Time Deposits and saving accounts	1,609,778	59,917	966,357	330,989	30,393	2,997,434
Obligation under agreement to repurchase	—	—	—	9,055	—	9,055
Derivative financial instruments	—	—	—	146,854	—	146,854
Borrowings from financial institutions	—	—	—	456,229	—	456,229
Debt issued	—	—	—	259,414	—	259,414
Liabilities not included in segments	—	—	—		344,009	344,009
Equity	—	—	—		683,270	683,270

Total liabilities and equity	1,795,995	244,265	1,502,610	1,202,561	1,059,485	5,804,916

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

	As of December 31, 2010
	Businesses and Institutions	Global Wholesale Banking	Commercial	Treasury	Non-banking Financial Services	Total
	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$
Loans:
Mortgage	—	—	304,376	—	—	304,376
Consumer	692,566	280,153	387,527	—	—	1,360,246
Commercial	1,198,818	592,400	1,401,842	—	—	3,193,060

Loans before provisions	1,891,384	872,553	2,093,745	—	—	4,857,682
Provisions for loan losses	(46,512)	(6,946)	(104,812)	—	—	(158,270)

Loans net of provisions (**)	1,879,059	865,607	1,988,931	—	—	4,699,412
Trading portfolio financial assets	—	—	—	303,520	23,169	326,689
Investments under agreements to resell	—	—	—	211,550	—	211,550
Derivative financial instruments	—	—	—	40,929	—	40,929
Financial investments available-for-sale	—	—	—	569,139	—	569,139
Held to maturity investments	—	—	—	252,820	—	252,820
Assets not included in segments	—	—	—	—	691,515	691,515

Total assets	1,879,059	865,607	1,988,931	1,377,958	714,684	6,792,054

Current Accounts and demand deposits	258,552	381,572	445,938	84,674	2,667	1,173,403
Time Deposits and saving accounts	1,893,579	28,507	975,041	311,562	10,465	3,219,154
Investments under agreement to repurchase				4,921		4,921
Derivative financial instruments				133,191		133,191
Borrowings from financial institutions				827,607		827,607
Debt issued				308,469		308,469
Liabilities not included in segments				358,790		358,790
Equity				766,519		766,519

Total liabilities and equity	2,152,131	410,079	1,420,979	2,795,733	13,132	6,792,054

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

	As of December 31, 2011
	Businesses and Institutions	Global Wholesale Banking	Commercial	Treasury	Non-banking Financial Services	Total
	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$
Loans:
Mortgage	—	—	420,744	—	—	420,744
Consumer	761,348	355,016	700,549	436	—	1,817,349
Commercial	996,879	344,555	1,968,531	1,007	—	3,310,972

Loans before provisions	1,758,227	699,571	3,089,824	1,443	—	5,549,065
Provisions for loan losses	(42,946)	(6,176)	(127,524)	—	—	(176,647)

Loans net of provisions (**)	1,756,400	693,395	2,962,302	1,443	—	5,372,418
Trading portfolio financial assets	—	—	—	217,832	23,557	241,389
Investments under agreements to resell	—	—	—	373,278	—	373,278
Derivative financial instruments	—	—	—	60,004	—	60,004
Financial investments available-for-sale	—	—	—	771,515	—	771,515
Held to maturity investments	—	—	—	322,227	—	322,227
Assets not included in segments	—	—	—	—	619,678	619,678

Total assets	1,756,400	693,395	2,962,302	1,746,299	643,235	7,760,509

Current Accounts and demand deposits	258,387	275,877	468,671	83,900	7,379	1,094,213
Other sight balances	—	—	—	—	1,186	1,186
Time Deposits and saving accounts	2,713,272	176,193	1,116,433	153,193	194,305	4,353,397
Investments under agreement to repurchase	—	—	—	—	—	—
Derivative financial instruments	—	—	—	84,881	—	84,881
Borrowings from financial institutions	—	—	—	748,852	—	748,852
Debt issued	—	—	—	312,138	—	312,138
Liabilities not included in segments	—	—	—	—	364,587	364,587
Equity	—	—	—	—	801,255	801,255

Total liabilities and equity	2,971,660	452,070	1,585,104	1,382,963	1,368,712	7,760,509

(**)	Loans and receivables (banks and customers) net of allowance for loans losses as of December 31, 2011 and 2010 and January 1, 2010.

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

NOTE 4—CASH AND CASH EQUIVALENTS

a)	Detail of cash and cash equivalents

The detail of the balances included under cash and cash equivalents is as follows:

	As of January 1,	As of December 31,
	2010	2010	2011
	MCOP$	MCOP$	MCOP$
Cash and deposits in banks
Cash	103,648	102,715	105,118
Deposits in the Banco de la Republica	202,769	243,451	261,720
Deposits in national banks	20,715	4,686	10,141
Foreign deposits	23,545	52,349	22,827

Subtotal Cash and deposits in banks	350,677	403,201	399,806

Items in course of collection, net	1,782	2,352	1,447
Highly liquid financial instruments	—	6,069	5,317
Investments under agreements to resell (1)	114,140	211,550	373,278

Total cash and cash equivalents	466,599	623,172	779,848

(1)	Corresponds to those investments purchased under agreements to resell with maturities that do not exceed three months from its date of acquisition.

All the deposits in current account at the Banco de la República can be used as part of the legal reserve required by the Financial Superintendence of Colombia, calculated as a percentage on the deposits maintained at the Bank by its customers. There are not restrictions on the deposits maintained at the Banco de la República.

b)	Cash in course of collection

Cash in course of collection are detailed as follows:

	As of January 1,	As of December 31,
	2010	2010	2011
	MCOP$	MCOP$	MCOP$
Assets
Outstanding notes from other banks	1,713	780	2,040
Funds receivable	69	1,572	593

Subtotal assets	1,782	2,352	2,633

Liabilities
Funds Payable	—	—	1,186

Subtotal liabilities	—	—	1,186

Net items in course of collection	1,782	2,352	1,447

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

NOTE 5—TRADING PORTFOLIO FINANCIAL ASSETS

The detail of the financial instruments classified as trading portfolio financial assets is as follows:

	As of January 1,	As of December 31,
	2010	2010	2011
	MCOP$	MCOP$	MCOP$
Banco de la Republica and Government securities:
Banco de la Republica—bonds	—	—	—
Banco de la Republica notes	—	—	—
Other Banco de la Republica and government securities	—	—	—

Other national institution securities:
Bonds (1)	437,101	291,839	212,900
Notes	—	—	—
Other Securities	41,686	28,781	23,172

Foreign Institution Securities:
Bonds	—	—	—
Notes	—	—	—
Other foreign Securities	—	—	—

Mutual funds Investments:
Funds managed by related organizations	—	6,069	5,317
Funds managed by third parties	—	—	—

Total	478,787	326,689	241,389

(1)	As of December 31, 2010 and January 1, 2010, trading portfolio financial asset with a carrying value of MCop$11,804.0 and MCop$45,157.0, respectively, secured repurchase agreements accounted for as investment under agreements to repurchase.

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

NOTE 6—INVESTMENTS UNDER AGREEMENTS TO RESELL

a)	The Bank purchases financial instruments and agrees to resell them at a future date. As of December 31, 2011 and 2010, and as of January 1, 2010 the financial instruments acquired under agreements to resell were as follows:

Balances As of January 1, 2010
	Less than three months	More than three months and less than one year	More than one Year	Total
	MCOP$	MCOP$	MCOP$	MCOP$
Government and Colombian Securities:
Colombian Central Bank Securities	—	—	—	—
Treasury Bonds and Notes	—	—	—	—
Other fiscal securities	—	—	—	—
Other securities issued locally:
Other local bank securities	—	—	—	—
Bonds and company business papers	—	—	—	—
Other securities issued locally	—	—	—	—
Securities issued abroad:
Government and Central securities	77,555	—	—	77,555
Other Securities issued abroad	36,585	—	—	36,585
Mutual Funds Investments:	—	—	—	—
Funds managed by related companies	—	—	—	—
Funds managed by third parties	—	—	—	—

Total	114,140	—	—	114,140

Balances As of December 31, 2010
	Less than three months	More than three months and less than one year	More than one Year	Total
	MCOP$	MCOP$	MCOP$	MCOP$
Government and Colombian Securities:
Colombian Central Bank Securities	—	—	—	—
Treasury Bonds and Notes	—	—	—	—
Other fiscal securities	—	—	—	—
Other securities issued locally:
Other local bank securities	—	—	—	—
Bonds and company business papers	—	—	—	—
Other securities issued locally	—	—	—	—
Securities issued abroad:
Government and securities	211,550	—	—	211,550
Other Securities issued abroad	—	—	—	—
Mutual Funds Investments:
Funds managed by related companies	—	—	—	—
Funds managed by third parties	—	—	—	—

Total	211,550	—	—	211,550

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

Balances As of December 31, 2011
	Less than three months	More than three months and less than one year	More than one Year	Total
	MCOP$	MCOP$	MCOP$	MCOP$
Government and Colombian Securities:
Colombian Central Bank Securities	—	—	—	—
Treasury Bonds and Notes		—	—	—
Other fiscal securities	—	—	—	—
Other securities issued locally:
Other local bank securities	—	—	—	—
Bonds and company business papers	—	—	—	—
Other securities issued locally	—	—	—	—
Securities issued abroad:
Government securities	373,278	—	—	373,278
Other Securities issued abroad	—	—	—	—
Mutual Funds Investments:
Funds managed by related companies	—	—	—	—
Funds managed by third parties	—	—	—	—

Total	373,278	—	—	373,278

b)	The Bank obtains funds by selling financial instruments and committing itself to buy them back at future dates, at a fixed price (which include an interest). As of December 31, 2011 and 2010 and as of January 1, 2010 the investments instruments sold under repurchase agreements were as follows:

Balances As of January 1, 2010
	Less than three months	More than three months and less than one year	More than one Year	Total
	MCOP$	MCOP$	MCOP$	MCOP$
Government and Colombian securities:
Colombian Central Bank Securities	—	—	—	—
Treasury Bonds and Notes	—	—	—	—
Other fiscal securities	—	—	—	—
Other securities issued locally:
Other local bank securities	7,171	—	—	7,171
Bonds and company business papers	—	—	—	—
Other securities issued locally	1,884	—	—	1,884
Securities issued abroad:
Government securities	—	—	—	—
Other Securities issued abroad	—	—	—	—
Mutual Funds Investments:
Funds managed by related companies	—	—	—	—
Funds managed by third parties	—	—	—	—

Total	9,055	—	—	9,055

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

Balances As of December 31, 2010
	Less than three months	More than three months and less than one year	More than one Year	Total
	MCOP$	MCOP$	MCOP$	MCOP$
Government and Colombian Securities:
Colombian Central Bank Securities	—	—	—	—
Treasury Bonds and Notes	—	—	—	—
Other fiscal securities	—	—	—	—
Other securities issued locally:
Other local bank securities	3,921	—	—	3,921
Bonds and company business papers	—	—	—	—
Other securities issued locally	1,000	—	—	1,000
Securities issued abroad:
Government securities	—	—	—	—
Other Securities issued abroad	—	—	—	—
Mutual Funds Investments:
Funds managed by related companies	—	—	—	—
Funds managed by third parties	—	—	—	—

Total	4,921	—	—	4,921

Balances As of December 31, 2011
	Less than three months	More than three months and less than one year	More than one Year	Total
	MCOP$	MCOP$	MCOP$	MCOP$
Government and Colombian Securities:
Colombian Central Bank Securities		—	—	—
Treasury Bonds and Notes	—	—	—	—
Other fiscal securities	—	—	—	—
Other securities issued locally:
Other local bank securities	—	—	—	—
Bonds and company business papers	—	—	—	—
Other securities issued locally	—	—	—	—
Securities issued abroad:
Government securities	—	—	—	—
Other Securities issued abroad	—	—	—	—
Mutual Funds Investments:
Funds managed by related companies	—	—	—	—
Funds managed by third parties	—	—	—	—

Total	—	—	—	—

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

NOTE 7—DERIVATIVE FINANCIAL INSTRUMENTS

a)	As of December 31, 2011 and 2010 and as of January 1, 2010 the Bank held the following derivative financial instruments held for trading:

As of January 1, 2010
		Notional amount of contract with final maturity in			Fair value
	Cash Flow (CF) or Fair value	Up to 3 months	From 3 months to 1 year	Over one Year	Assets	Liabilities

	(FV) Hedge	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$
Derivatives held-for-hedging
Foreign currency Forwards	FV	—	—	—	—	—
Foreign currency Swaps	FV	—	—	—	—	—

Subtotal		—	—	—	—	—

Foreign currency Swaps	CF	—	—	—	—	—
Interest rate Swaps	CF	—	—	—	—	—

Subtotal		—	—	—	—	—

Total derivatives held-for-hedging		—	—	—	—	—

Derivatives held-for-trading
Foreign currency Forwards		1,857,144	339,983	10,719	37,161	31,372
Interest rate Swaps		4,011	26,818	399,065	5,477	5,541
Foreign currency Swaps		0	28,139	564,556	8,956	109,941
Foreign currency call options		—	—	—	—	—
Foreign currency put options		—	—	—	—	—
Total derivatives held-for-trading		1,861,155	394,940	974,340	51,594	146,854

Total derivative financial instruments		1,861,155	394,940	974,340	51,594	146,854

As of December 31, trading investments had a carrying value of MCop$983.0 of secured derivative financial instruments.

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

As of December 31, 2010
		Notional amount of contract with final maturity in			Fair value
	Cash Flow (CF) or Fair value (FV) Hedge	Up to 3 months	From 3 months to 1 year	Over one Year	Assets	Liabilities
		MCOP$	MCOP$	MCOP$	MCOP$	MCOP$
Derivatives held-for-hedging
Foreign currency Forwards	FV	—	—	—	—	—
Foreign currency Swaps	FV	—	—	—	—	—

Subtotal		—	—	—	—	—

Foreign currency Swaps	CF	—	—	—	—	—
Interest rate Swaps	CF	—	—	—	—	—

Subtotal		—	—	—	—	—

Total derivatives held-for-hedging		—	—	—	—	—

Derivatives held-for-trading
Foreign currency Forwards		1,793,026	804,868	18,194	31,116	28,223
Interest rate Swaps		1,948	184,178	199,466	5,355	4,800
Foreign currency Swaps		85,676	92,042	217,867	4,458	100,168
Foreign currency call options		—	—	—	—	—
Foreign currency put options		—	—	—	—	—

Total derivatives held-for-trading		1,880,650	1,081,088	435,527	40,929	133,191

Total derivative financial instruments		1,880,650	1,081,088	435,527	40,929	133,191

As of December 31, 2011
		Notional amount of contract with final maturity in			Fair value
	Cash Flow (CF) or Fair value (FV) Hedge	Up to 3 months	From 3 months to 1 year	Over one Year	Assets	Liabilities
		MCOP$	MCOP$	MCOP$	MCOP$	MCOP$
Derivatives held-for-hedging
Foreign currency Forwards	FV	—	—	—	—	—
Foreign currency Swaps	FV	—	—	—	—	—

Subtotal		—	—	—	—	—

Foreign currency Swaps	CF	—	—	—	—	—
Interest rate Swaps	CF	—	—	—	—	—

Subtotal		—	—	—	—	—
Total derivatives held-for-hedging		—	—	—	—	—

Derivatives held-for-trading
Foreign currency Forwards		2,068,825	844,258	36,957	48,448	42,562
Interest rate Swaps		26,435	22,665	287,372	3,159	1,796
Foreign currency Swaps		32,920	128,385	246,403	8,397	40,523
Foreign currency call options		—	—	—	—	—
Foreign currency put options		—	—	—	—	—

Total derivatives held-for-trading		2,128,180	995,308	570,732	60,004	84,881

Total derivative financial instruments		2,128,180	995,308	570,732	60,004	84,881

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

NOTE 8—LOANS AND RECEIVABLES TO BANKS, NET

a)	As of December 31, 2011 and 2010 and as of January 1, 2010, loans and receivable to banks were as follows:

	As of January 1,	As of December 31,
	2010	2010	2011
	MCOP$	MCOP$	MCOP$
Local Banks
Loans to local banks	93,539	34,227	41,078

Allowances and impairment for local bank loans	(54)	(42)	—

Subtotal	93,485	34,185	41,078

Foreign Banks
Loans to foreign banks	—	—	—
Other debts with foreign banks	—	—	—
Allowances and impairment for foreign bank loans	—	—	—

Subtotal	—	—	—

Central Bank

Restricted Deposits in the Central Bank of Chile	—	—	—

Subtotal	—	—	—

Total	93,485	34,185	41,078

b)	The movement in the allowance for loan losses on loans and receivables to banks as of December 31, 2011 and 2010 were as follows:

	As of December 31, 2010
	Local Banks	Foreign Banks	Total
	MCOP$	MCOP$	MCOP$
Balance as of January 1, 2010	—	(54)	—
Write-offs	—	—	—
Established provisions	—	—	—
Released provisions	—	12	—
Impairment	—	—	—
Impairment reversal	—	—	—

Balances as of December 31, 2010	—	(42)	—

As of December 31, 2011
	Local Banks	Foreign Banks	Total
	MCOP$	MCOP$	MCOP$
Balance as of January 1, 2011	—	(42)	(42)
Write-offs	—	—	—
Established provisions	—	—	—
Released provisions	—	42	42
Impairment	—	—	—
Impairment reversal	—	—	—

Balances as of December 31, 2011	—	—	—

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

NOTE 9—LOANS AND RECEIVABLES TO CUSTOMERS, NET

a)	As of December 31, 2011 and 2010, and January 1, 2010 the composition of loans and receivables to customers was as follows:

As of January 1, 2010	Gross Assets			Allowances Established
	Normal Portfolio	Impaired Portfolio	Total	Individual	Group	Total	Net Asset
	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$
Commercial loans:
Commercial loans	2,507,331	36,343	2,543,674	60,745	7,480	68,225	2,475,449
Foreign trade loans	—	—	—	—	—	—	—
Current account debtors	65,412	1,883	67,295	2,709	318	3,027	64,268
Factoring operations	—	—	—	—	—	—	—
Leasing transactions	—	—	—	—	—	—	—
Other loans and receivables	6,902	147	7,049	125	267	392	6,657

Subtotals	2,579,645	38,373	2,618,018	63,579	8,065	71,644	2,546,374

Mortgage loans:
Letters of credit loans	—	—	—	—	—	—	—
Endorsable mutual mortgage loans	—	—	—	—	—	—	—
Other mutual mortgage loans	282,019	11,838	293,857	—	14,521	14,521	279,336
Leasing transactions	—	—	—	—	—	—	—
Other loans and receivables	—	—	—	—	—	—	—

Subtotals	282,019	11,838	293,857	—	14,521	14,521	279,336

Consumer loans:
Consumer loans	790,511	26,003	816,514	—	54,456	54,456	762,058
Current account debtors	6,298	270	6,568	—	460	460	6,108
Credit card debtors	252,939	6,350	259,289	—	12,950	12,950	246,339
Consumer leasing transactions	—	—	—	—	—	—	—
Other loans and receivables	—	—	—	—	—	—	—

Subtotals	1,049,748	32,623	1,082,371	—	67,866	67,866	1,014,505

Total	3,911,412	82,834	3,994,246	63,579	90,452	154,031	3,840,215

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

As of December 31, 2010	Gross Assets			Allowances Established
	Normal Portfolio	Impaired Portfolio	Total	Individual	Group	Total	Net Asset
	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$
Commercial loans:
Commercial loans	3,057,374	36,780	3,094,154	60,197	6,925	67,122	3,027,032
Foreign trade loans	—	—	—	—	—	—	—
Current account debtors	86,530	1,844	88,374	3,351	298	3,649	84,725
Factoring operations	—	—	—	—	—	—	—
Leasing transactions	—	—	—	—	—	—	—
Other loans and receivables	10,453	79	10,532	270	157	427	10,105

Subtotals	3,154,357	38,703	3,193,060	63,818	7,380	71,198	3,121,862

Mortgage loans:
Letters of credit loans	—	—	—	—	—	—	—
Endorsable mutual mortgage loans	—	—	—	—	—	—	—
Other mutual mortgage loans	290,314	14,062	304,376	—	17,235	17,235	287,141
Leasing transactions	—	—	—	—	—	—	—
Other loans and receivables	—	—	—	—	—	—	—

Subtotals	290,314	14,062	304,376	—	17,235	17,235	287,141

Consumer loans:
Consumer loans	1,061,715	23,493	1,085,208	—	57,080	57,080	1,028,128
Current account debtors	6,399	239	6,638	—	445	445	6,193
Credit card debtors	263,271	5,129	268,400	—	12,312	12,312	256,088
Consumer leasing transactions	—	—	—	—	—	—	—
Other loans and receivables	—	—	—	—	—	—	—

Subtotals	1,331,385	28,861	1,360,246	—	69,837	69,837	1,290,409

Total	4,776,056	81,626	4,857,682	63,818	94,452	158,270	4,699,412

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

As of December 31, 2011	Gross Assets			Allowances Established
	Normal Portfolio	Impaired Portfolio	Total	Individual	Group	Total	Net Asset
	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$
Commercial loans:
Commercial loans	3,213,685	28,622	3,242,307	55,155	7,052	62,207	3,180,100
Foreign trade loans	—	—	—	—	—	—	—
Current account debtors	60,655	1,345	62,000	2,784	209	2,993	59,007
Factoring operations	—	—	—	—	—	—	—
Leasing transactions	—	—	—	—	—	—	—
Other loans and receivables	6,624	41	6,665	209	129	338	6,327

Subtotals	3,280,964	30,008	3,310,972	58,148	7,390	65,538	3,245,434

Mortgage loans:
Letters of credit loans	—	—	—	—	—	—	—
Endorsable mutual mortgage loans	—	—	—	—	—	—	—
Other mutual mortgage loans	409,739	11,005	420,744	—	11,716	11,716	409,028
Leasing transactions	—	—	—	—	—	—	—
Other loans and receivables	—	—	—	—	—	—	—

Subtotals	409,739	11,005	420,744	—	11,716	11,716	409,028

Consumer loans:
Consumer loans	1,499,814	32,051	1,531,865	—	84,552	84,552	1,447,313
Current account debtors	8,603	277	8,880	—	617	617	8,263
Credit card debtors	271,124	5,480	276,604	—	14,224	14,224	262,380
Consumer leasing transactions	—	—	—	—	—	—	—
Other loans and receivables	—	—	—	—	—	—	—

Subtotals	1,779,541	37,808,00	1,817,349	—	99,393	99,393	1,717,956

Total	5,470,244	78,821	5,549,065	58,148	118,499	176,647	5,372,418

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

b)	Portfolio characteristics

As of December 31, 2011 and 2010, the balance of loans and receivables to customers before allowance for loan losses by industry was as follows:

	Domestic Loans		Foreign Loans		Total		Distribution Percentage as of
	2010	2011	2010	2011	2010	2011	2010	2011
	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	%	%
Commercial loans:
Manufacturing	327,580	264,524	—	—	327,580	264,524	6.74%	4.77%
Social, community and personal	171,667	181,683	—	—	171,667	181,683	3.53%	3.27%
Electricity, gas and water	196,452	211,343	—	—	196,452	211,343	4.04%	3.81%
Agriculture and livestock	56,142	43,920	—	—	56,142	43,920	1.16%	0.79%
Inversores	13,510	183	—	—	13,510	183	0.28%	0.00%
Mining	265,012	343,997	—	—	265,012	343,997	5.46%	6.20%
Transport	191,374	234,900	—	—	191,374	234,900	3.94%	4.23%
Communications	—	—	—	—	0	—	0.00%	0.00%
Construction	281,120	211,513	—	—	281,120	211,513	5.79%	3.81%
Commerce	1,142,058	1,329,913	—	—	1,142,058	1,329,913	23.51%	23.97%
Services	159,824	235,799	—	—	159,824	235,799	3.29%	4.25%
Others	388,321	253,197	—	—	388,321	253,197	7.99%	4.56%

Subtotals	3,193,060	3,310,972	—	—	3,193,060	3,310,972	65.73%	59.67%

Mortgage Loans	304,376	420,744	—	—	304,376	420,744	6.27%	7.58%
Consumer loans	1,360,246	1,817,349	—	—	1,360,246	1,817,349	28.00%	32.75%

Total	4,857,682	5,549,065	—	—	4,857,682	5,549,065	100.00%	100.00%

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

c)	Allowances for loan losses

The changes in allowances for loan losses during the years 2011 and 2010 were as follows:

	Individual Provisions	Group Provisions	Total
	MCOP$	MCOP$	MCOP$
Balances as January 1, 2010	63,579	90,452	154,031

Impaired portfolio write-offs:
Commercial loans	(9,988)	(5,474)	(15,462)
Mortgage loans	—	(842)	(842)
Consumer loans	—	(54,106)	(54,106)

Total Write-offs	(9,988)	(60,422)	(70,410)

Established provision	42,512	108,893	151,405
Released provision	(32,285)	(44,471)	(76,756)
Impairment	—	—	—
Impairment reversal	—	—	—

Balances as of December 31, 2010	63,818	94,452	158,270

Balances as January 1, 2011	63,818	94,452	158,270

Impaired portfolio write-offs:
Commercial loans	(17,587)	(3,882)	(21,469)
Mortgage loans	—	(2,555)	(2,555)
Consumer loans	—	(44,853)	(44,853)

Total Write-offs	(17,587)	(51,290)	(68,877)

Established provision	47,439	123,650	171,089
Released provision	(35,522)	(48,313)	(83,835)
Impairment	—	—	—
Impairment reversal	—	—	—

Balances as of December 31, 2011	58,148	118,499	176,647

d)	Securitizations

During 2010, the Bank was involved in a securitization through which mortgage loans amounting to MCop$132,718.0 were securitized by transferring them to a SPE. The SPE was funded through the issuance of Trust Certificates backed solely by the transferred mortgage loans. These Trust Certificates have the same average life as the transferred mortgage loans. The Bank is a beneficiary of the securitization because it took possession of MCop$115,857.0 in Trust Certificates, as of the date of the transaction. Consequently, the Bank consolidates the SPE because it maintains control of the SPE by retaining the majority of the ownership risks related to the mortgage loans of the SPE. The Bank’s maximum exposure is the carrying amount of the Bank’s loans (MCop$128.304.0)

As of December 31, 2010 and 2011, the amounts recognized in the accompanying combined statement of financial position corresponding to these securitized mortgage loans were as follows:

	2010	2011
	MCop$	MCop$
Securitized mortgage loans	129,831	90,969
(Allowance mortgage loans)	(1,527)	(438)

Securitized mortgage loans, net	128,304	90,531

Of which:
Liabilities associated to assets retained on the balance sheet	18,825	3,697

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

NOTE 10—FINANCIAL INVESTMENTS AVAILABLE-FOR-SALE AND HELD-FOR-MATURITY

As of December 31, 2011 and 2010 and as of January 1, 2010 the detail of financial investments available for sale and the held to maturity investments was as follows:

a)	Financial investments available-for-sale and held-for-maturity investments

	As January 1, 2010			As of December 31,
	2010			2010			2011
	Available for sale	Held to maturity	Total	Available for sale	Held to maturity	Total	Available for sale	Held to maturity	Total
	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$
Colombian Government Securities
Banco de la Republica securities	—	—	—	—	—	—	—	—	—
Colombia Treasury Bonds	324,530	215,866	540,396	567,813	219,988	787,801	771,515	302,783	1,074,298
Other government securities	—	—	—	—	—	—	—	—	—

Other financial instruments
Promissory notes related to deposits in local banks	—	—	—	—	—	—	—	—	—
Colombian mortgage finance bonds	—	—	—	—	—	—	—	—	—
Colombian financial institution bonds	—	—	—	—	—	—	—	—	—
Other local investments	1,648	32,930	34,578	1,326	32,832	34,158	—	19,444	19,444

Financial instruments Issued abroad						—

Foreign government and central bank instruments	—	—	—	—	—	—	—	—	—
Other foreign investments	—	—	—	—	—	—	—	—	—

Impairment Provision	—	—	—	—	—	—	—	—	—

Unquoted securities in active markets
Colombian corporate bonds	—	—	—	—	—	—	—	—	—
Other investments	—	—	—	—	—	—	—	—	—

Impairment Provision	—	—	—	—	—	—	—	—	—

Total	326,178	248,796	574,974	569,139	252,820	821,959	771,515	322,227	1,093,742

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

b) The amortized cost, related unrealized gross gain (loss) and fair value of securities available-for-sale by type of debt, were as follows:

As of January 1, 2010
	Cost MCOP$	Gross unrealized gains MCOP$	Gross unrealized losses MCOP$	Fair value MCOP$
Colombian Government securities
Colombian Government securities	300,315	24,305	(90)	324,530
Colombian Central Bank Notes	—	—	—	—
Other Colombian Central Bank and Government securities	—	—	—	—

Subtotals	300,315	24,305	(90)	324,530

Other Financial Instruments
Promissory notes related to deposits in local banks	—	—	—	—
Colombian mortgage finance bonds	—	—	—	—
Colombian financial institution bonds	—	—	—	—
Other local investments	233	1,415	—	1,648

Subtotals	233	1,415	—	1,648

Financial instruments Issued abroad
Foreign government and central bank instruments	—	—	—	—
Other foreign investments	—	—	—	—
impairment Provision	—	—	—	—

Subtotals	—	—	—	—

Unquoted securities in active markets

Colombian corporate bonds	—	—	—	—
Other investments	—	—	—	—
Impairment Provision	—	—	—	—

Subtotals	—	—	—	—

Totals	300,548	25,720	(90)	326,178

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

As of December 31, 2010
	Cost MCOP$	Gross unrealized gains MCOP$	Gross unrealized losses MCOP$	Fair value MCOP$
Colombian Government securities
Colombian Government securities	548,558	19,894	(639)	567,813
Colombian Central Bank Notes	—	—	—	—
Other Colombian Central Bank and Government securities	—	—	—	—

Subtotals	548,558	19,894	(639)	567,813

Other Financial Instruments
Promissory notes related to deposits in local banks	—	—	—	—
Colombian mortgage finance bonds	—	—	—	—
Colombian financial institution bonds	—	—	—	—
Other local investments	132	1,194	—	1,326

Subtotals	132	1,194	—	1,326

Financial instruments Issued abroad
Foreign government and central bank instruments	—	—	—	—
Other foreign investments	—	—	—	—
impairment Provision	—	—	—	—

Subtotals	—	—	—	—

Unquoted securities in active markets

Colombian corporate bonds	—	—	—	—
Other investments	—	—	—	—
Impairment Provision	—	—	—	—

Subtotals	—	—	—	—

Totals	548,690	21,088	(639)	569,139

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

As of December 31, 2011
	Cost MCOP$	Gross unrealized gains MCOP$	Gross unrealized losses MCOP$	Fair value MCOP$
Colombian and Government securities

Colombian Government securities	784,582	6,713	(19,780)	771,515
Colombian Central Bank Notes	—	—	—	—
Other Colombian Government securities	—	—	—	—

Subtotals	784,582	6,713	(19,780)	771,515

Other Financial Instruments
Promissory notes related to deposits in local banks	—	—	—	—
Colombian mortgage finance bonds	—	—	—	—
Colombian financial institution bonds	—	—	—	—
Other local investments	—	—	—	—

Subtotals	—	—	—	—

Financial instruments Issued abroad
Foreign government and central bank instruments	—	—	—	—
Other foreign investments	—	—	—	—
impairment Provision	—	—	—	—

Subtotals	—	—	—	—

Unquoted securities in active markets

Colombian corporate bonds	—	—	—	—
Other investments	—	—	—	—
Impairment Provision	—	—	—	—

Subtotals	—	—	—	—

Totals	784,582	6,713	(19,780)	771,515

All of the gains (losses) from financial investments available-for-sale result from the sale of financial investments during each reporting period.

c)	Impairment of financial investments available-for-sale and held-to-maturity investments

As of December 31, 2011 and 2010 and as of January 1, 2010 there were no indicators of impairment in the financial investments available-for-sale and held-to-maturity investments.

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

NOTE 11—INVESTMENTS IN OTHER COMPANIES

a)	As of December 31, 2011 and 2010 and January 1, 2010, the investments in other companies are detailed as follows:

	January 1, 2010		December 31, 2010		December 31, 2011
Company	%		%		%
	Ownership	MCOP$	Ownership	MCOP$	Ownership	MCOP$
Deceval	5.79%	1,891	5.79%	1,891	5.74%	1,891
A.C.H. de Colombia S.A.	3.67%	199	3.67%	199	3.67%	199
Redeban Multicolor	1.60%	345	1.60%	345	1.60%	345
Cámara de Compensación Divisas de Col. S.A.	3.19%	68	3.19%	68	3.19%	68
Cámara de Riesgo Central de Contraparte S.A.	1.63%	403	1.63%	403	1.63%	403
Visa Internacional	0.0%	9,354	0.0%	3,065	0.0%	—

Shares or rights in other companies
Bolsa Valores	2.20%	422	1.61%	308	0.48%	92
Fogacol	N/A	279	N/A	293	N/A	305

Total		12,961		6,572		3,303

During 2010 and 2011, the Bank received dividends from is investment in other companies of MCop$1,781.0 and MCop$1,685.0 respectively.

b)	The movements of investment in other companies for the years ended December 31, 2011 and 2010 were as follows:

	2010	2011
	MCOP$	MCOP$
Opening balance at January 1	12,844	6,455
Investment acquisitions	14	13
Investment sales	(6,403)	(3,281)

Ending balance as of December 31,	6,455	3,186

During 2010, the Bank sold:

•	67% of its ownership interest in Visa International for MCop$6,289.0 resulting in a gain of MCop$5,704.0.

•	27% of its ownership interest in Bolsa de Valores de Colombia for MCop$114.0 resulting in a gain of MCop$58.0.

During 2011, the Bank sold:

•	100% of its ownership interest in Visa International for MCop$3,065.0 resulting in a gain of MCop$2.324.0.

•	70% of its ownership interest in Bolsa de Valores de Colombia for MCop$216.0, resulting in a gain of MCop$1,715.0.

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

NOTE 12—INTANGIBLES ASSETS

a)	Intangible assets as of December 31, 2011 and 2010 and as of January 1, 2010 consisted of the following:

	December 31, 2010					January 1, 2010
Concept	Useful life years	Remaining amortization years	Final gross balance	Amortization for the Period	Final Net Balance	Final Net Balance
			MCOP$	MCOP$	MCOP$	MCOP$
Separately acquired intangibles
Computer equipment system or software	2.2	1.1	38,799	(14,156)	24,643	18,915
Total			38,799	(14,156)	24,643	18,915

	December 31, 2011
Concept	Useful life years	Remaining amortization years	Final gross balance	Amortization for the Period	Final Net Balance
			MCOP$	MCOP$	MCOP$
Separately acquired intangibles
Computer equipment system or software	2.1	1.4	54,020	(24,790)	29,230
Total			54,020	(24,790)	29,230

b)	The changes in the intangible assets during 2010 and 2011 was as follows

	Computer equipment system or software	Total
	MCOP$	MCOP$
Balance as of January 1, 2010	18,915	18,915
Purchases	19,884	19,884
Retirements	—	—
Amortization	(14,156)	(14,156)

Balances as of December 31, 2010	24,643	24,643

	Computer equipment system or software	Total
	MCOP$	MCOP$
Balance as of January 1, 2011	24,643	24,643
Purchases	29,377	29,377
Retirements	—	—
Amortization	(24,790)	(24,790)

Balances as of December 31, 2011	29,230	29,230

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

NOTE 13—PROPERTY AND EQUIPMENT, NET

a)	Property and equipment as of December 31, 2011 and 2010 and as of January 1, 2010 was as follows:

	December 31, 2010					January 1, 2010
Item	Useful life years	Remaining amortization years	Initial net balance	Depreciation the Period	Final net balance	Final net balance
			MCOP$	MCOP$	MCOP$
Land and buildings	20	4	61,309	(12,897)	48,412	79,300
Equipment	5	2	16,839	(6,396)	10,443	14,716
Other	8	5	8,574	(2,207)	6,367	6,910

Total			86,722	(21,500)	65,222	100,926

	December 31, 2011
Item	Useful life years	Remaining amortization years	Initial net balance	Depreciation the Period	Final net balance
			MCOP$	MCOP$	MCOP$
Land and buildings	20	4	29,423	(8,033)	21,390
Equipment	5	2	12,051	(3,390)	8,661
Other	8	5	9,138	(2,158)	6,980

Total			50,612	(13,581)	37,031

b)	The changes in property and equipment during 2010 and 2011 was as follows:

2010	Land and buildings	Equipment	Other	Total
	MCOP$	MCOP$	MCOP$	MCOP$
Balances as of January 1, 2010	79,300	14,716	6,910	100,926
Purchases	3,327	2,159	1,728	7,214
Sales and disposals	(21,318)	(36)	(64)	(21,418)
Depreciation	(12,897)	(6,396)	(2,207)	(21,500)

Balances as of December 31, 2010	48,412	10,443	6,367	65,222

2011	Land and buildings	Equipment	Other	Total
	MCOP$	MCOP$	MCOP$	MCOP$

Balances as of January 1, 2011	48,412	10,443	6,367	65,222
Purchases	9,075	3,960	2,786	15,821
Sales and disposals	(28,064)	(2,352)	(15)	(30,431)
Depreciation	(8,033)	(3,390)	(2,158)	(13,581)

Balances as of December 31, 2011	21,390	8,661	6,980	37,031

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

NOTE 14—INCOME TAXES

a)	Provision for income taxes—current

The provision for income taxes (net of refunds) was as follows:

	As of December 31,
	2010	2011
	MCOP$	MCOP$
Income Tax, 33% tax rate	36,565	36,664
Less
Deductible credits	(13,611)	(12,910)

Total	22,954	23,754

b)	Effect on income

The income tax expense for the years ended December 31, 2011 and 2010 is comprised of the following items:

	As of December 31,
	2010	2011
	MCOP$	MCOP$
Income tax expense
Income tax current year	(36,565)	(36,664)

Credit (Charge) for deferred taxes
Origination and reversal of temporary differences current year	483	(16,577)

Subtotals	(36,082)	(53,241)

Net charge to results for income tax	(36,082)	(53,241)

c)	Effective income tax rate reconciliation

The table below sets for a summary of the deferred tax effect on other comprehensive income for the years ended December 31, 2011 and 2010, which consists of the following items:

	As of December 31, 2010		As of December 31, 2011
	Monto MCOP$	Tax Rate	Monto MCOP$	Tax Rate
Income before income taxes	162,607	33%	153,742	33%
Permanent differences and other	(36,082)	(7)%	(53,241)	(11)%

Effective interest rate and Income tax expense	126,525	26%	100,501	22%

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

d)	Effect of deferred taxes on other comprehensive income

The table below sets for a summary of the deferred tax effect on other comprehensive income for the years ended December 31, 2011 and 2010, which consists of the following items:

	As of December 31,
	2010	2011
	MCOP$	MCOP$
Financial Investments available for sale	744	(2,259)

Total charge (Credit) in equity	744	(2,259)

e)	Effect of deferred taxes on income

Below are the effects of deferred taxes on assets, liabilities, and income assigned as a result of temporary differences:

	As of December 31,
	2010	2011
	MCOP$	MCOP$
Assets for deferred tax to results

Tax provision balance	1,624	1,916
Global provisions placements portfolio	5,625	6,361
Tax-financial differences to fixed assets	9,340	3,062
Value acturial	2,155	4,848
Human resources provisions	6,494	7,339
Derivatives	30,373	8,136
Software and other intangibles	9,483	14,601
Other provisions	4,105	4,628
Other	—	814
Portfolio investments and derivatives	7,278	5,020

Total assets by deferred taxes	76,477	56,725

Liabilities for deferred tax to results

Portfolio investments and derivatives	(8,338)	(13,225)
Assets valuation	(14,180)	(6,430)
Other	(15,330)	-17,788

Total liabilities for deferred taxes	(37,848)	(37,443)

Total assets (liabilities) for deferred taxes	38,629	19,282

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

NOTE 15—OTHER ASSETS

a)	The detail of other assets was as follows:

	As of January 1,	As of December 31,
	2010	2010	2011
	MCOP$	MCOP$	MCOP$
Accounts and Notes receivable (1)	25,074	37,990	12,920
Prepaid expenses (2)	26,763	24,111	28,551
Assets received in lieu of payment	507	—	—
Deposits for guarantee (3)	9,215	12,728	3,938
Other	6,690	4,034	4,463

Total	68,249	78,863	49,872

(1)	It groups rights and accounts that do not correspond to the main operations of the normal course of business, such as deposits in guarantee and other balances outstanding.
(2)	It incorporates payments made for different services that will be received (rent, insurance and other) and that have not been earned yet.
(3)	It is represented by deposits as a guarantee for payments operations with derivatives.

NOTE 16—CURRENT ACCOUNTS, DEMAND DEPOSITS, TIME DEPOSITS AND SAVING ACCOUNTS

As of December 31, 2011 and 2010, and January 1, 2010, current accounts and demands deposits consist of the following:

	As of January 1,	As of December 31,
	2010	2010	2011
	MCOP$	MCOP$	MCOP$
a) Current accounts and demand deposits

Current Accounts	735,082	1,071,489	1,002,174
Other deposits and sight accounts	44,109	49,282	45,526
Other sight liabilities	129,460	52,632	46,513
Payments on account of un-liquidated claims	—	—	—
Other sight liabilities	—	—	—

Total	908,651	1,173,403	1,094,213

As of December 31, 2010 and 2011 and as of January 1, 2010, time deposits and saving accounts consist of the following:

b) Time deposits and saving accounts

Time deposits	2,009,527	2,043,882	2,823,336
Deposits due	—	—	—
Term Savings Accounts	987,907	1,175,272	1,530,061
Other term creditor Balances	—	—	—

Total	2,997,434	3,219,154	4,353,397

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

NOTE 17—BORROWINGS FROM FINANCIAL INSTITUTIONS

As of December 31, 2011 and 2010 and January 1, 2010, borrowings from financial institutions include the following:

	As of January 1,	As of December 31
	2010	2010	2011
	MCOP$	MCOP$	MCOP$
Loans obtained from financial institutions and from Banco de la Republica	20,793	—	8,614

Subtotal	20,793	—	8,614

Loans obtained from local financial institutions:

Bancoldex	69,392	128,406	259,602
Finagro	16,508	13,508	9,169
Findeter	—	7,471	14,669
CFC Finandina	—	8,000	—
Helm Bank	—	27,576	—
Banco Citibank	—	6	—
Finandina Cia de Finan	—	3	—
Banco Colpatria Red Multiparque	—	6	—
Banco de Bogotá	50,007	11,490	—

Subtotal	135,907	196,466	283,440

Loans obtained from foreign financial institutions
Corporación Andina de Fomento	60,514	46,113	43,793
Bank of America	50,985	42,364	27,829
Wachovia Bank N.A.	34,883	50,967	92,460
Commerce Bank A.G.	17,588	8,762	7,225
Bank of Nova Scotia	1,461	—	12,451
Citibank	29,922	50,177	36,784
Bank Of Montreal	1,116	12,918	8,215
Toronto Dominion Bank	20,372	16,436	12,918
JP Morgan Chase	19,139	—	—
Bank of Santander New York	6,534	63,217	8,337
Conmerbank FrankFurt	—	7,397	35,404
Bank of Brasil	—	91,897	11,659
Bank Itau	—	38,310	29,176
Banco Latino Bladex	—	49,087	40,089
Standard Chartered Bank	57,015	47,757	25,142
Sumitomo Mitsui Banking Corp	—	13,252	8,322
The Chase Manhattan Bank	—	60,954	37,473
Zuercher Kantonalbank	—	31,533	—
Other banks	—	—	19,521

Subtotal	299,529	631,141	456,798

Total	456,229	827,607	748,852

As of December 31, 2011, loans obtained from local financial institutions mature between January 27, 2012 and January 10, 2027, with interest rates between 4.3% and 5.8% (2010: 3% and 4%).

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

As of December 31, 2011, loans obtained from foreign financial institutions mature between January 2, 2012 and August 22, 2016, and with interest rates between 2.1% and 3.7% (2010: 1% and 2.4%).

NOTE 18—DEBT ISSUED AND OTHER FINANCIAL OBLIGATIONS

As of December 31, 2011 and 2010 and January 1, 2010 the composition of these items was as follows:

	As of January 1,	As of December 31,
	2010	2010	2011
	MCOP$	MCOP$	MCOP$
Debt issued
Letters of credit	—	—	—
Bonds	—	—	—
Subordinated bonds	259,414	308,469	312,138

Subtotal	259,414	308,469	312,138

Other financial obligations
Public Sector liabilities	—	—	—
Borrowings from domestic financial institutions	—	—	—
Foreign borrowings	5,630	4,875	5,004

Subtotal	5,630	4,875	5,004

Total	265,044	313,344	317,142

Debt issued and other financial obligations classified as long and short term are as follows:

	As of January 1, 2010
	Long Term	Short Term	Total
	MCOP$	MCOP$	MCOP$
Letters of credit	—	—	—
Bonds	—	—	—
Subordinated bonds	236,000	23,414	259,414

Debt issued	236,000	23,414	259,414

Other financial obligations	—	5,630	5,630

	As of December 31, 2010
	Long Term	Short Term	Total
	MCOP$	MCOP$	MCOP$
Letters of credit	—	—	—
Bonds	—	—	—
Subordinated bonds	294,564	13,905	308,469

Debt issued	294,564	13,905	308,469

Other financial obligations	—	4,875	4,875

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

	As of December 31, 2011
	Long Term	Short Term	Total
	MCOP$	MCOP$	MCOP$
Letters of credit	—	—	—
Bonds	—	—	—
Subordinated bonds	287,618	24,520	312,138

Debt issued	287,618	24,520	312,138

Other financial obligations	—	5,004	5,004

The detail of subordinated bonds is as follows:

bonds issued

	As of January 1,	As of December 31
	2010	2010	2011
	MCOP$	MCOP$	MCOP$
Serie A	6,967	7,055	7,109
Serie B	252,447	301,414	305,029

Total bonds	259,414	308,469	312,138

The detail of subordinated bond by maturity is as follows:

	As of January 1,	As of December 31
	2010	2010	2011
	MCOP$	MCOP$	MCOP$
Due within 1 year	—	—	24,520
Due after 1 year but within 2 years	—	24,165	—
Due after 2 years but within 3 years	115,562	—	—
Due after 3 years but within 4 years	—	—	—
Due after 4 years but within 5 years	—	—	38,539
Due after 5 years	143,852	284,304	249,079

Total bonds	259,414	308,469	312,138

The detail of other short term financial obligations is as follows:

	As of January 1,	As of December 31
	2010	2010	2011
Amounts due to credit card operators	5,630	4,875	5,004

Total Short-term Financial Obligations	5,630	4,875	5,004

Total other financial obligations	5,630	4,875	5,004

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

NOTE 19—PROVISIONS

As of December 31, 2011 and 2010 and January 1, 2010 the Bank has recorded the following provisions and changes in its provisions:

a.	Other Provisions

The provisions as of December 31, 2010 and 2011 and January 1, 2010 were as follows:

	As of January 1,	As of December 31
	2010	2010	2011
	MCop$	MCop$	MCop$
Provisions for short-term employee benefits and salaries	21,643	19,848	20,552
Provisions for long-term employee benefits (1)	7,567	8,663	9,804
Retirement benefit (2)	165,648	154,053	149,406
Allowances for contingencies (3)	39,237	37,322	40,822

Total	234,095	219,886	220,584

(1)	Long-term employee benefits

The Bank’s employees are entitled to receive years of service awards starting with the 5th year employment anniversary and each five years thereafter. This award is paid in the month when the employee celebrates his/her corresponding employment anniversary.

The principal assumptions used for the purposes of the actuarial valuations were as follows:

	Valuation Date
	January 1,	December 31,
	2010	2010	2011
	%	%	%
Discount rate(s)	8.75	7.5	7.75
Expected rate(s) of salary increase	6	5.5	5.5

The movements in the present value of the defined benefit obligation and the amounts recognized in the statement of income in respect of this award are determined using the projected unit credit method and consisted of the following:

	As of December 31,
	2010	2011
	MCop$	MCop$
Opening defined benefit obligation	7,567	8,663
Current service cost	936	1,018
Interest expense on obligations	625	612
Actuarial (gains)/losses	419	710
Benefits paid	(884)	(1,199)

Closing defined benefit obligation	8,663	9,804

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

(2)	Retirement benefit plan

The retirement pension liability is recorded based on the present value of the pension obligation for employees who meet certain statutory requirements as to age, length of service and other, determined in accordance with actuarial adjustments under the existing Colombian law.

The present value of the defined benefit obligation was measured using the Projected Unit Credit Method and the recognition of actuarial losses/gains was measured using the corridor approach.

The principal assumptions used for the purposes of the actuarial valuations were as follows:

	Valuation at
	As of January 1,	As of December 31,
	2010	2010	2011
	%	%	%
Discount rate(s)	8.75	7.5	7.75
Expected rate(s) of salary increase	6	5.5	5.5
Inflation rate	4.5	4	4

Amounts recognized in the income statement in respect of these defined benefit plans were as follows:

	As of January 1,	As of December 31,
	2010	2010	2011
	MCop$	MCop$	MCop$
Current service cost	85	21	12
Interest expense on obligation	16,034	14,414	13,513
Actuarial (gains)/losses	4,515	8,641	16,257

	20,635	23,076	29,783

The amount included in the combined statement of financial position arising from the Bank’s obligation in respect of its defined benefit plans is as follows

	As of January 1,	As of December 31,
	2010	2010	2011
	MCop$	MCop$	MCop$
Present value of unfunded defined benefit obligation	174,698	184,362	173,971

Deficit	174,698	184,362	173,971
Net actuarial gains (losses) not recognized	(9,050)	(30,309)	(24,565)
Net liability arising from defined benefit obligation	165,648	154,053	149,406

Movements in the present value of the defined benefit obligation in the current year were as follows

	As of January 1,	As of December 31,
	2010	2010	2011
	MCop$	MCop$	MCop$
Opening defined benefit obligation	174,258	174,698	184,362
Current service cost	85	21	12
Interest expense on obligation	16,034	14,414	13,513
Actuarial (gains)/losses	7,781	17,223	(3,369)
Benefits paid	(23.460)	(21.996)	(20.547)
Other	—	—	—

Closing defined benefit obligation	174,698	184,360	173,971

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

(3)	Provisions for contingencies. (See to Note 21)

b.	The provision balance change during 2010 and 2011 as follows:

	Short-term benefits and staff salaries	Long-term employee benefits	Actuarial Valuation	Contingencies	Total
	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$
Balance as of January 1, 2010	21,643	7,567	165,648	39,237	234,095
Provisions used	(30,338)	—	—	—	(30,338)
Increase in existing provisions	31,326	—	—	35	31,361
Other changes	(2,783)	1,096	(11,595)	(1,950)	(15,232)

Balance as of December 31, 2010	19,848	8,663	154,053	37,322	219,886

	Short-term benefits and staff salaries	Long-term employee benefits	Actuarial Valuation	Contingencies	Total
	MCOP$	MCOP$		MCOP$	MCOP$
Balance as of January 1, 2011	19,848	8,663	154,053	37,322	219,886
Provisions used	(30,072)	—	—	—	(30,072)
Increase in existing provisions	32,904	1,141	—	5,703	39,748
Other changes	(2,128)	—	(4,647)	(2,203)	(8,978)

Balance as of December 31, 2011	20,552	9,804	149,406	40,822	220,584

NOTE 20—OTHER LIABILITIES

As of December 31, 2011 and 2010, and January 1, 2010 other liabilities were as follows:

	As of January 1,	As of December 31
	2010	2010	2011
	MCop$	MCop$	MCop$
Accounts and notes payable (1)	33,372	39,796	28,929
Dividends payable	719	883	919
Income received in advance	13,902	16,065	1,639
Various creditors	1,754	2,353	3,572
Other liabilities	35	14,130	42,743

Total	49,782	73,227	77,802

(1)	These represent obligations such as withholding taxes, social security contributions, payables on purchase of materials, payables under lease agreement or acquisition of property and equipment or provisions for unpaid expenses.

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

NOTE 21—CONTINGENCIES, COMMITMENTS AND RESPONSIBILITIES

a)	Off-balance commitments and responsibilities:

	As of December 31 2010	As of December 31 2011
	MCOP$	MCOP$
CONTINGENT LOANS	2,189,888	2,251,383
Collaterals and Guarantees	145,129	607,620
Collaterals and Guarantees in foreign currency	145,129	607,620
Confirmed foreign letters of credit	—	—
Letters of credit	79,135	62,791
Bank guarantees	464,697	150,782
Interbank letters of guarantee	—	—
Cleared lines of credit	1,443,508	1,339,690
Other credit commitments	57,419	90,500
Other contingent loans	—	—
THIRD PARTY OPERATIONS	—	—
Collections	—	—
Foreign Collections	—	—
Domestic Collections	—	—
Placement or sale of financial securities	—	—
Placement of public securities issues	—	—
Sale of bank transaction letters of credit	—	—
Other security sales	—	—
Transferred financial assets administered by the bank	—	—
Assets assigned to Insurance Companies	—	—
Securitized assets	—	—
Other assets assigned to third parties	—	—
Third party funds under management	—	—
Financial assets under management on behalf of third parties	—	—
Other assets under management on behalf of third parties	—	—
Financial assets acquired in own name	—	—
Other assets acquired in own name	—	—
SECURITIES CUSTODY	3,462,000	6,154,892
Securities administration held by the Trust (1)	3,462,000	6,154,892
Securities in custody deposited in another entity	—	—
Bank-issued Securities	—	—
Term deposit notes	—	—
Saleable letters of credit	—	—
Other documents	—	—
COMMITMENTS	—	—
Underwriting transaction guarantees	—	—
Asset acquisition commitments	—	—

Total	5,651,888	8,406,275

Mainly includes investment trusts with specific destinations of MCop$2,895,542.0 and MCop$5,709,028.0 as of December 31, 2010 and 2011, respectively, which are delivered to the Trustee in charge of the administration,

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

so that it can be executed according to the Trustor instructions agreed to prior to the compliance of the requirements agreed between the parts in the trust agreement. The trust agreement is composed mainly of bonds and managing investment projects. It also includes investment funds of MCop$377,824.0 and MCop$356,719.0 as of December 31, 2010 and 2011, respectively.

Pending litigations

The Bank does not record provisions when it considers that it will not have a probable outflow of economic resource. When there is a probable risk of loss, the Bank normally intends to make an agreement with the counterpart. In those cases in which the Bank faces a claim, it records a provision for the best estimate of the probable loss. The Bank records provisions on a case by case basis taking into account the analysis and opinion by in-house and outside legal counsel. Based on the provisions that have been recorded and the analysis and opinions of legal counsels, the Bank considers that the liabilities related to those processes or the legal actions will have no material effect on the Bank’s financial conditions or operating results.

The Bank on occasions is subject to certain claims and legal processes related to the normal course of our business such as in connection with its lending activities, relations with its employees and other commercial or fiscal transactions. In view of the inherent difficulty of predicting the results of the legal proceedings, particularly when the plaintiffs seek very large or undetermined damages, or when the cases present new legal theories, include a large number of parties or at the level where they have entered judicial proceedings at the lower court levels. The Bank considers that it has made the proper provisions to cover the probable costs that it may incur in respect to these claims and legal processes.

The Bank faces legal processes for civil, labor and administrative liability. There are 111 civil and administrative complaints with claims that amount to MCop$78,162, which relate to legal proceedings (lawsuits) in which the Bank is presumed to be liable (ordinary proceedings) and class action lawsuits. Among them there are three class actions with claims for a value of MCop$67,837.0 which affect the entire Colombian banking industry; it is considered that those proceedings will not be resolved in 2012.

Management considers that estimation and provision recordings are enough, according to external consultants and ratification from legal area of the bank.

Regarding the all class actions mentioned above, several consumers have initiated mediation and class action litigations against the Bank and other entities under the Consumer Protection Law, seeking reimbursement of certain rates, commissions, expenses and interest, that they argue were attributed to bank customers. These actions were filed against the Bank for undetermined amounts. The Bank has recognized provisions regarding these cases as part of the general provisions for legal obligations taking into account the estimates made by the in-house and external legal counsel.

b)	Memorandum accounts of CIVAL

In this memorandum, CIVAL maintains records of the clients’ securities, for sale, purchased through the stock exchange, through pending client accounts, securities to be delivered to clients and guarantee values.

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

NOTE 22—SHAREHOLDERS’ EQUITY

a)	Major shareholders

As of December 31, 2011 and 2010 and January 1, 2010, the shareholders were as follows:

	Common Stock
	N° of Shares	Share %
Administración de Bancos Latinoamericanos Santander S.L	339,621,719	81.53347%
Santander Investment I, S.A.	62,944,874	15.11126%
Santander Bank & Trust Ltd.	5,034,826	1.20872%
Others	8,941,302	2.14655%

Total	416,542,721	100.00000%

b)	Dividends

The distribution of dividends of the Bank was as follows:

Year	Income attributable to equity holders	To reserves or retained earnings	Dividends declared	Percentage Distributed	N° of Shares	Dividend per share (in MCOP$)
	MCOP$	MCOP$	MCOP$	%
2010 (Shareholders Meeting March, 2011)	96,804	67,646	29,158	30.12%	416,542,721	70.00
2011 (Shareholders Meeting March, 2012)	141,362	141,362	—	0.00%	416,542,721	—

c)	Basic earnings per share for the years ended December 31, 2010 and 2011 are the following:

	2010		2011
	N° Shares	Total	N° Shares	Total
	Millions	MCOP$	Millions	MCOP$
Basic and diluted earnings per share
Basic earnings per share			—	—
Net income for the year	—	126,525	—	100,501
Weighted average number of shares outstanding	417	—	417	—
Basic earnings per share (Colombian pesos)	—	303	—	241

Diluted earnings per share
Net income for the year		126,525		100,501
Weighted average number of shares outstanding	417		417
Diluted effect from:
Assumed conversion of convertible debt	—	—	—	—
Ordinary share conversion	—	—	—	—
Option Rights	—	—	—	—
Adjusted number of shares	417		417	—

Diluted earnings per share (Colombian pesos)	—	303	—	241

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

d)	Non-controlling interest:

This item reflects the net amount of the subsidiaries’ net equity attributable to equity instruments which do not belong to the Bank either directly or indirectly, including the part that has been attributed to income for the period.

The non-controlling interest in the subsidiaries’ equity is summarized as follows:

2010				Otros Resultados Integrales
Subsidiaries	Non- controlling	Equity	Net Income	Other Comprehensive Income	Comprehensive Income
	%	MCOP$	MCOP$	MCOP$	MCOP$
Corpbanca Investment Valores Colombia S.A.	5.06%	1,103	921	—	—

2011				Otros Resultados Integrales
Subsidiaries	Non- controlling	Equity	Net Income	Other Comprehensive Income	Comprehensive Income
	%	MCOP$	MCOP$	MCOP$	MCOP$
Corpbanca Investment Valores Colombia S.A.	5.06%	870	747	0	0

NOTE 23—INTEREST INCOME AND EXPENSE

a)	The composition of interest income for the years ended December 31, 2010 and 2011 was as follows:

	2010	2011
	Interests	Interests
	MCOP$	MCOP$
Normal Portfolio

Investments under agreements to resell	7,341	4,311
Loans and receivables to banks	—	—
Commercial loans	230,566	210,490
Mortgage Loans	39,336	40,204
Consumer Loans	155,372	242,089
Financial investments	46,725	68,409
Other interest income	2,298	2,483

Total interest income	481,638	567,986

b)	The detail of interest expense for the years ended December 31, 2010 and 2011 is the following:

	As of December 31,
	2010	2011
	Interests	Interests
	MCOP$	MCOP$
Demand Deposits	11,819	11,538

Investments under agreements to repurchase	7,701	3,328
Deposits and Time Deposits	129,642	147,250
Borrowings from financial institutions	7,554	12,940
Debt issued	21,035	29,410
Other financial obligations	37	7,555
Other interest expenses	923	11

Total Interest Expenses	178,711	212,032

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

NOTE 24—INCOME AND EXPENSES FROM FEES AND SERVICES

Income and expenses from fees and services and the related expenses for the years ended December 31, 2010 and 2011 are summarized as follows:

	As of December 31,
	2010	2011
	MCOP$	MCOP$
a) Income from fees and services
Lines of credit and overdrafts	2,384	2,599
Letters of credit and guarantees	7,940	7,658
Credit Card services	30,815	29,694
Account administration	7,007	7,171
Collections, billings and payments	55,168	57,486
Management and brokerage commissions for securities	27,151	28,486
Investments in mutual funds and others	—	—
Insurance brokerage	—	—
Other fees earned	1,239	1,291
Other payments for services rendered	3,917	6,005

Total Income from fees and services	135,621	140,390

	2010	2011
	MCOP$	MCOP$
b) Expenses from services
Credit card transactions	8,870	9,252
Brokerage	8,731	7,629
Commissions on interbank transactions	—	—
Other paid commissions	7,650	9,525
Transaction processing	—	—
Contract Services for customer benefits	—	—
Foreign trade	—	—
Expenses on return commissions	—	—
Commissions related to Corpbanca’s customer rewards program	—	—

Total expenses from services	25,251	26,406

The fees earned through transactions with letters of credit are recorded under “Interest income” within the combined statement of income.

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

NOTE 25—TRADING AND INVESTMENT INCOME, NET

Trading and investment income recognized on the combined statement of income for the years ended December 31, 2011 and 2010 was as follows:

	As of December 31,
	2010	2011
	MCOP$	MCOP$
Trading instruments	29,909	15,529
Derivative financial instruments	(9,639)	405
Other financial investments at fair value with effect on gain (losses)	—	—
Financial investments available-for-sale	9,324	8,388
Profit on bank-issued time deposit repurchase	—	—
Loss on bank-issued time deposit repurchase	—	—
Other	1,775	2,936

Total trading and investment income, net	31,369	27,258

NOTE 26—FOREIGN EXCHANGE INCOME (LOSSES), NET

This item includes the income earned from foreign currency trading, the differences arise from converting monetary items in a foreign currency to the functional currency and those generated by non-monetary assets in a foreign currency at the time of their divestiture.

The detail of net foreign exchange gains (losses) for the years ended December 31, 2010 and 2011 was as follows:

	As of December
	2010	2011
	MCOP$	MCOP$
Gains (losses) of foreign currency exchange differences
Net gains (losses) of foreign currency exchange positions	32,023	36,137
Other foreign currency exchange gains (losses)	1,770	2,648

Subtotals	33,793	38,785

Net earnings on exchange rate adjustments
Adjustments to loan to customers	—	—
Adjustments to investment instruments	—	—
Adjustments to other liabilities	—	—

Subtotals

Total	33,793	38,785

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

NOTE 27—PROVISION FOR LOAN LOSSES

The changes in provision for loan losses recorded on the income statement for the years ended December 31, 2010 and 2011 was as follows:

		For the year ended December 31, 2010 Loans and receivables from customers
	Loans and receivables from banks	Commercial loans	Mortgage Loans	Consumer Loans	Contingentes	Total
	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$
Established provision:
Individual Analysis	(54)	(42,512)	—	—	(631)	(43,197)
Group Analysis	—	(8,766)	(8,709)	(91,417)	—	(108,892)

Charge to income for provisions recognized	(54)	(51,278)	(8,709)	(91,417)	(631)	(152,089)

Released provisions:
Individual Analysis	12	32,285	—	—	—	32,297
Group Analysis	—	3,713	4,927	35,831	596	45,067

Credit to income for provisions used	12	35,998	4,927	35,831	596	77,364

Recovery of assets previously written-off	—	4,168	47	6,385	—	10,600

Net charge to income	(42)	(11,112)	(3,735)	(49,201)	(35)	(64,125)

		For the year ended December 31, 2011 Loans and receivables from customers
	Loans and receivables from banks	Commercial loans	Mortgage Loans	Consumer Loans	Contingentes	Total
	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$
Established provision:
Individual Analysis	—	(47,439)	—	—	—	(47,439)
Group Analysis	—	(7,070)	(6,362)	(110,218)		(123,650)

Charge to income for provisions recognized	—	(54,509)	(6,362)	(110,218)		(171,089)

Released provisions:
Individual Analysis	—	35,522	—	—	1,292	36,814
Group Analysis	—	3,185	9,454	35,674	261	48,574

Credit to income for provisions used	—	38,707	9,454	35,674	1,553	85,388

Recovery of assets previously written-off	42.00	4,271	709	10,678	—	15,700

Net charge to income	42	(11,531)	3,801	(63,866)	1,553	(70,001)

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

NOTE 28—PERSONNEL SALARIES EXPENSES

Personnel salaries expenses for the years ended December 31, 2010 and 2011 were as follows:

	As of December 31
	2010	2011
	MCOP$	MCOP$
Personnel remunerations	71,241	87,836
Bonuses and gratifications/awards	14,935	15,063
Severance indemnities	962	3,241
Training Expenses	815	482
Retirement plan and other long-term employee benefits	15,629	16,919
Other personnel expenses	11,827	9,309

Total	115,409	132,850

NOTE 29—ADMINISTRATION EXPENSES

Administration expenses for the years ended December 31, 2010 and 2011 were as follows:

	As of December 31,
	2010	2011
	MCOP$	MCOP$
Maintenance and repair of fixed assets	11,282	12,592
Office rentals	7,663	10,260
Equipment rentals	89	63
Insurance premiums	14,512	15,757
Office supplies	604	218
IT and communications expense	6,189	6,323
Lighting, heating and other services	3,289	3,678
Security Service and transportation of securities	3,049	3,369
Public relations expense and staff travel expenses	3,210	3,584
Legal and Notary Costs	814	1,380
Technical report fees	3,049	4,830
Professional services fees	846	688
Fines	63	47
Other administration expenses	10,937	8,595

Subtotal	65,596	71,384

Subcontracted services	34,967	37,798
Data processing	11,497	12,673
Sales	498	533
Others	22,972	24,592

Board of Directors Expenses	694	475
Remunerations	160	161
Other Board of Directors expenses	534	314

Marketing and advertising	3,377	3,796

Real estate taxes, contributions and levies	38,310	71,257
Real estate taxes	647	416
Other taxes (Industry and Commerce tax, Tax on Financial Transactions and Equity tax)	37,663	70,841

Total	142,944	184,710

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

NOTE 30—DEPRECIATION AND AMORTIZATION

Depreciation and amortization expenses for the years ended December 31, 2010 and 2011 were as follows:

	For the years ended December 31,
	2010	2011
	MCOP$	MCOP$
Depreciation and amortization
Depreciation of property, and equipment (Note 13)	(21,500)	(13,581)
Amortization of intangibles assets (Note 12)	(14,156)	(24,790)

Balances as of December 31,	(35,656)	(38,371)

NOTE 31—OTHER OPERATING INCOME AND EXPENSES

a)	Other operating income

The detail of other operating revenue is as follows:

	As of December 31,
	2010	2011
	MCOP$	MCOP$
Revenues for assets received in lieu of payment
Gain on sales of assets received in lieu of payment	36	21
Others	43	78

Subtotal	79	99

Provisions used
Other provisions (*)	13,690	22,786

Subtotal	13,690	22,786

Other Revenues
Gain on sales of property and equipment	29,800	40,998
Indemnity Insurance	154	228

Subtotal	29,954	41,226

Other income	552	2,366
Rental income	769	1,233

Subtotal	1,321	3,599

Total	45,044	67,710

(*)	This includes a recoveries provision for other accounts receivables and provisions for contingencies of pending litigations.

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

b)	Other operating expenses

Other operating expenses for the years ended December 31, 2010 and 2011 are the following:

	As of December 31,
	2010	2011
	MCOP$	MCOP$
Provisions and expenses for assets received in lieu of payment
—Provisions for assets received in lieu of payment	1,387	(11)
—Maintenance expenses of assets received in lieu of payment	(107)	(62)

Subtotal	1,280	(73)

Provisions
—Other provisions (*)	(10,474)	(14,903)

Subtotal	(10,474)	(14,903)

Other expenses
—Other expenses	(1,111)	(14,765)

Subtotal	(1,111)	(14,765)

Total	(10,305)	(29,741)

(*)	This includes provisions for other accounts receivables and provisions for contingencies of pending litigations.

NOTE 32—RELATED PARTY TRANSACTIONS

Related parties are those individuals and entities that are related, directly or indirectly, to the Bank or its key management personnel.

Transactions that the Bank entered into with related parties as of December 31, 2010 and 2011 are specified below:

a)	Loans granted to related parties

Loan granted to related parties as of December 31, 2010 and 2011 are as follows:

2010	Operating Companies	Investment Companies	Individuals (Top executives)
	MCOP$	MCOP$	MCOP$
Loans and receivables to customers:
Commercial loans	—	—	—
Mortgage Loans	—	—	5,771
Consumer Loans	—	—	6,265

Loans and receivables to customers—gross	—	—	12,036

Provision for loan losses			(77)

Loans and receivables to customers, net	—	—	11,959

Other	—	—	2,099

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

2011	Operating Companies	Investment Companies	Individuals (Top executives)
	MCOP$	MCOP$	MCOP$
Loans and receivables to customers:
Commercial loans	—	—	—
Mortgage Loans	—	—	8,841
Consumer Loans	—	—	6,985

Loans and receivables to customers—gross	—	—	15,826
Provision for loan losses	—	—	(107)

Loans and receivables to customers, net	—	—	15,719

c)	Other assets and liabilities with related parties

CorpBanca Colombia owned a 94.5% in CIVAL.

Transactions with CIVAL are summarized as follows:

As of December 31, 2011:

Company	Description	12.31.2010	12.31.2011
		MCOP$	MCOP$
CIVAL	Sight deposits	17,372	17,311

d)	Results of operations with related parties

	2010		2011
Type of recognized income or expense	Income	Expenses	Income	Expenses
	MCOP$	MCOP$	MCOP$	MCOP$
Income from commissions, rent and interest	847	—	844	—
Income from dividends	1,796	—	6,260	—
Custody expenses	—	556	—	—

Total	2,643	556	7,104	—

e)	Contracts with related parties

2010
Company	Description

CIVAL	Corporate office rent and building costs
Financial advisory services

2011
Company	Description

CIVAL	Corporate office rent and building costs
Financial advisory services

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

f)	Remunerations to members of the board and key management personnel

	2010	2011
	MCOP$	MCOP$
Short term employee remuneration	6,569	8,708
Severance indemnities	—	—

Total	6,569	8,708

Year 2011

As approved during the General Stockholders’ Meeting held in March 2011, independent members of the Board of Directors received remunerations for the performance of their duties during that year for the sum of MCop$161.0.

The total remuneration received by managers and top executives of the Bank as of December 31, 2011 amounted to the sum of MCop$21,730.0.

Additionally, and according to the bonus policy established by the Vice President of Human Resources together with the President, certain Bank employees were paid a bonus for meeting goals, amounting to MCop$2,962.0.

Year 2010

As approved during the General Stockholders’ Meeting held in March 2010, independent members of the Board of Directors received remunerations for the performance of their duties during that year for the sum of MCop$160.0.

The total remuneration received by managers and top executives of the Bank as of December 31, 2010 amounted to the sum of MCop$17,505.0.

Additionally, and according to the bonus policy established by the Vice President of Human Resources together with the President, certain Bank employees were paid a bonus for meeting goals, amounting to MCop$2,401.0.

g)	Key management personnel

	Number of Executives
Position	2010	2011
Chief Executive Officers	2	2
Vice presidents	10	10
Managers	60	60

h)	Transactions with key management personnel

	Income MCOP$
	2010	2011
Credit Cards	59	79
Consumer loans	300	428
Commercial loans	—	—
Mortgages loans	274	432

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

NOTE 33—FINANCIAL ASSETS AND LIABILITIES MEASURED AT FAIR VALUE

The estimated fair value of a financial asset or liability is the amount for which an asset could be exchanged and liability could be settled between knowledgeable, willing parties in an arm’s length transaction. The most objective and reference of the estimated fair value of an asset or liability is the price that would be paid in an organized and transparent market (“quoted price” or “market price”).

For financial assets and financial liabilities for which there is no active market price available, fair value is estimated by using recent similar transactions and, in the absence thereof, current values or other valuation techniques based on mathematical valuation models that have been sufficiently verified by the international financial community and pertinent regulatory bodies. These models take into account the specific features of the asset or liability to be valued and the different types of risks associated to the asset or liability.

These fair value assessments are subjective by nature. The fair value estimation process is affected by the variables that the assumptions are targeted to, such as interest rates, prepayment options and covenants. Thus, it is possible that such a fair value estimate might not entirely relate to independent prices. However, they represent the best estimates available in many cases.

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

Determination of the estimated fair value of financial instruments

A summary of the estimated fair value of the primary financial assets and liabilities as of December 31, 2011, 2010 and January 1, 2010 is detailed below, including those that have not been presented at fair value in these Financial Statements:

		As of January 1,			As of December 31,
		2010			2010			2011
	Notes	Carrying Amount	Estimated Fair Value	Difference (loss)/gain	Carrying Amount	Estimated Fair Value	Difference (loss)/gain	Carrying Amount	Estimated Fair Value	Difference (loss)/gain
		MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$
ASSETS
Cash and deposits in banks	4	350,677	350,677	—	403,201	403,201	—	399,806	399,806	—
Items in course of collection	4	1,782	1,782	—	2,352	2,352	—	2,633	2,633	—
Trading portfolio financial assets	5	478,787	478,787	—	326,689	326,689	—	241,389	241,389	—
Investments under agreements to resell	6	114,140	114,140	—	211,550	211,550	—	373,278	373,278	—
Derivative financial instruments	7	51,594	51,594	—	40,929	40,929	—	60,004	60,004	—
Loans and receivables from banks, net	8	93,485	93,485	—	34,185	34,185	—	41,078	41,078	—
Loans and receivables from customers, net	9	3,840,215	3,917,455	77,240	4,699,412	4,781,225	81,813	5,372,418	5,489,587	117,169
Financial investments available-for-sale	10	326,178	326,178	—	569,139	569,139	—	771,515	771,515	—
Financial investments held-to-maturity	10	248,796	237,070	(11,726)	252,820	245,280	(7,540)	322,227	323,524	1,297
LIABILITIES
Current accounts and demand deposits	16	908,651	908,651	—	1,173,403	1,173,403	—	1,094,213	1,094,213	—
Items in course of collection	4	—	—	—	—	—	—	1,186	1,186	—
Obligations under agreements to repurchase	6	9,055	9,055	—	4,921	4,921	—	—	—	—
Time deposits and saving accounts	16	2,997,434	3,007,459	10,025	3,219,154	3,227,340	8,186	4,353,397	4,448,613	95,216
Derivative financial instruments	7	146,854	146,854	—	133,191	133,191	—	84,881	84,881	—
Borrowings from financial institutions	17	456,229	456,229	—	827,607	827,607	—	748,852	748,852	—
Debt issued	18	259,414	271,792	12,378	308,469	325,703	17,234	312,138	317,355	5,217
Other financial obligations	18	5,630	5,630	—	4,875	4,875	—	5,004	5,004	—

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

In addition, the fair value estimates presented above, do not attempt to estimate the value of earnings generated by the Bank’s current or future business activities and, as such, do not represent the value of the Bank as an operational company, Below is a summary of the methods used to estimate the fair value of financial instruments:

a)	Cash and deposits in banks

Cash, bank deposits, and financial instruments included in financial obligations are recorded at their face value given their short-term and highly liquid nature

b)	Item in course of collection, trading instruments, available for sale investment instruments, held-to-maturity investments, resale agreements.

The estimated fair value of these financial instruments was determined by using quoted market prices, available dealer quotes, or market prices of financial instruments with similar characteristics or valuation models. Investments under agreement to resell that mature in less than one year are considered to have a fair value which is not materially different from their book value. The fair values for debt instruments are estimated using discounted cash flow analyses, using interest rates currently being offered for incremental current loans with similar types of loan agreements, and with similar maturities.

c)	Loans and receivables to customers and banks

For floating-rate loans that re-priced frequently and have no significant change in credit risk, the estimated fair values are based on their carrying values. The estimated fair-values for mortgage loans, credit card loans, other consumer loans and commercial loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality

d)	Deposits, other foreseeable obligations and term captures

The fair value disclosed for non-interest bearing deposits and savings accounts is the amount payable at the reporting date and, as a result, is equal to the carrying amount given their short-term and highly liquid nature. Fair value for time deposits is estimated using a discounted cash flow calculation that applies interest rates currently offered to a schedule of aggregated expected monthly maturities on time deposits.

e)	Issued debt instruments, bank obligations, and other financial obligations

Fair values for these financial instruments are estimated using discounted cash flow analyses, using interest rates currently being offered for incremental current loans with similar types of loan agreements, and with similar maturities.

f)	Financial derivative contracts

The estimated fair value of forward currency contracts was determined based on internal valuation techniques using inputs that are readily observable and that can be validated by information available in the market. The principal technique used to value these instruments is the discounted cash flows model and the key inputs considered in this technique include interest rate yield curves and foreign exchange rates.

The fair value of interest rate swaps represents the estimated amount that the Bank expects to receive or pay out in order to rescind the contracts or agreements, taking into account the payment term structure of the interest rate yield, underlying volatility, and credit risk for counterparties.

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

Fair value measurement and hierarchy levels

Based on hierarchy levels established by IFRS 7 classified according to three levels of valuation techniques based on whether the information contained in these valuation techniques are observable or non-observable.

The financial assets and liabilities recognized at fair value in the financial statements are classified according to the following order of hierarchy:

Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities that the Bank has the ability to access at the measurement date.

Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3: Unobservable inputs for the asset or liability: The hierarchy level used to clarify the estimates is based on the lowest significant level input for the fair value to its totality.

The following table presents the assets and liabilities which are measured at fair value on a recurring basis as of December 31, 2011 and 2010, and January 1, 2010:

		Fair Value Measurement at reporting date using
January 1, 2010	Notes	Fair Value Amount	Quoted prices in Active Markets for identical assets (Level 1)	Significant Other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
ASSETS
Trading portfolio financial assets	5	478,787	300,250	178,537	—
Financial investments available-for-sale	10	326,178	326,178	—	—
Derivative financial instruments	7	51,594	—	51,594	—

Total		856,559	626,428	230,131	—

LIABILITIES
Derivative financial instruments	7	146,854	—	146,854	—

Total		146,854	—	146,854	—

		Fair Value Measurement at reporting date using
December 31, 2010	Notes	Fair Value Amount	Quoted prices in Active Markets for identical assets (Level 1)	Significant Other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
ASSETS
Trading portfolio financial assets	5	326,689	196,229	130,460	—
Financial investments available-for-sale	10	569,139	569,139	—	—
Derivative financial instruments	7	40,929	—	40,929	—

Total		936,757	765,368	171,389	—

LIABILITIES
Derivative financial instruments	7	133,191	—	133,191	—

Total		133,191	—	133,191	—

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

		Fair Value Measurement at reporting date using
December 31, 2011	Notes	Fair Value Amount	Quoted prices in Active Markets for identical assets (Level 1)	Significant Other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
ASSETS
Trading portfolio financial assets	5	241,389	208,327	33,062	—
Financial investments available-for-sale	10	771,515	771,515	—	—
Derivative financial instruments	7	60,004	—	60,004	—

Total		1,072,908	979,842	93,066	—

LIABILITIES
Derivative financial instruments	7	84,881	—	84,881	—

Total		84,881	—	84,881	—

For the years ended December 31, 2010 and 2011 there have been no reclassifications between levels as shown above.

NOTE 34—RISK MANAGEMENT

Introduction:

As part of its business activities, the Bank is exposed to various types of risks primarily in terms of financial instruments. Below, there is a description of the Banks main business activities and policies related with risk management.

General

This section describes financial risks, liquidity risks, and market risks to which CorpBanca is exposed in its business activities. Additionally, it includes an explanation of the internal tools and the regulatory methods used to control these risks, the portfolios to which these risks apply, and quantitative information showing the level of exposure to financial risk assumed by us:

The bank risk management policies and processes are designed to identify and analyze these risks, to set appropriate risk limits, and controls, and to monitor the risk and adherence to limits by means of reliable and up-to-date data. Risk management policies models and systems are regularly reviewed to reflect changes to markets, products and best market place.

The main types of risks related to our business activities are market, liquidity, operational, and credit risks. The effectiveness with which we can manage the balance between risk and profitability is an important factor in determining our capability to generate sustainable profit growth on a long term basis. Our senior management focuses greatly on risk management.

Risk Management Structure:

Board of Directors

At CorpBanca, the Board plays an important role in the Corporate Governance, and it is responsible for establishing and monitoring the Bank’s risk management structure, for which it has a system of corporate governance aligned with international trends and Colombian regulations, mainly from the Financial Superintendence of Colombia. One of the main functions of the Board is to monitor, assess, and lead senior management to ensure that actions comply with best practices. In order to do this, various

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

committees, supporting areas, codes and manuals have been implemented, which provide staff behavior guidelines and allow them to assist in the development of the Bank’s risk management control related functions.

Credit Committees

These committees are comprised of executives belonging to the Management Offices of Business, Risk, and/or Directors, and have as their main purpose the resolution of different operations and their respective conditions, which represent credit risks for the Bank. In addition, the Executive Committee, our highest recourse authority, assesses eventual amendments, modifications, and/or updates to our Credit Policies.

Audit Committee

The purpose of the Audit Committee is to encourage the effectiveness of the internal control systems at the Bank and their compliance with regulations. Furthermore, it strengthens and supports both the Bank’s Controller Management function as well as its autonomy from Management. Additionally, internal audit and the External Auditors present their reports at the Audit Committee meetings. It also serves as a nexus between these two and the Board of Directors of the Bank.

Committee on the Prevention of Money Laundering and Terrorist Financing

This is an internal body assigned to the prevention of money laundering and terrorism financing, whose main purpose is to plan and coordinate all policy procedures and compliance activities. It also monitors work conducted by the Compliance Officer, and its decisions related with the improvement of any proposed control measures.

Compliance Committee

Its main purpose is to ensure the compliance with the rules set forth in the Codes of Conduct and other complimentary norms, creating and developing the necessary compliance procedures, as well as interpreting, managing and supervising the norms of action therein and resolving any potential conflicts that may arise from the application of such rules and norms. The Compliance Committee is formed by the Compliance Officer, the Chief Executive Officer, the Legal Services Division Manager, the Organizational Development Division Manager and the Compliance Officer.

Code of Conduct and Market Information Management Handbook

All employees and Directors of CorpBanca and its Subsidiaries are subject to ethical norms that are based on guiding principles and values designed to uphold the highest standards.

In response to our client’s trust and recognition, which are determining factors in the success of our institution, all employees and Officers must carefully ensure their strict compliance with the Code of General Conduct adopted by the Management and Audit Committee.

Policies

Our policy with respect to managing assets and liabilities seeks to maximize our net interest revenue and return on assets in a manner consistent with risk management related to interest rates, liquidity and currency, while remaining under any limits set forth by Colombian banking regulations and our internal policies related to the limitation of risk.

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

Our assets and liabilities management policies are developed by the Committee of Assets and Liabilities (A&L Committee) in accordance with the guidelines set forth by the Board of Directors. The A&L Committee is comprised of seven members, including five Vice-Presidents (Financial Planning and control, Risks, Treasury, Retail Banking and SME, companies and institutions) the Chief Financial Officer, and the Market Risk Manager. The role of the A&L Committee is to ensure that treasury transactions are in constant compliance with all policies and internal limits, as well as with all applicable regulations. The A&L Committee meets on a weekly basis. Four additional committees are part of our Corporate Governance on risk management: the Executive Risk Committee, the Executive Committee, the Credit Risk Committee (meets every month), and the Audit Committee (meets four times a year). These committees analyze our positions with respect to Bank assets and liabilities, reviewing and updating our base working scenario and defined strategies. Members of the Financial Risk Area are independent from the areas in charge of banking operations and from the Treasury Division.

The Treasury Division handles the business activities of the treasury department, in accordance with the guidelines set forth by the A&L Committee and Control of Credit Risk and Market Risk departments. Market Risk Management activities consist of: (i) applying VaR techniques (as below); (ii) determining the market value of the fixed income portfolios (including derivatives) and measuring daily profits and losses related to trading activities; (iii) reviewing, following-up and comparing the VaR and other relevant exposures against existing limits; and (iv), providing information regarding relevant activities to the A&L Committee, other members of the senior management, and the treasury and international division.

Financial Risk Management

The Bank has a Financial Risk Management Office (under the Management Division for Planning and Control), the main purpose of which is to identify, measure, and control financial risks, by permanently informing upper management of risk profiles and by anticipating scenarios that may compromise our short, medium or long term financial situation.

The Financial Risk Management Office is responsible for ensuring regulatory and internal compliance related to financial risks, ensuring compliance with the standards and recommendations of regulators and with good business practices provided by the Basel Committee.

On a daily basis, the Financial Risk Management Office reports on exposures and is responsible for reporting any excess above the limit structure approved by higher management.

Policies, limits and methodologies are approved by the A&L Committee and/or the Board of Directors, annually.

The A&L Committee is the highest corporate body responsible of the review of the financial strategies.

The Board of Directors is responsible for approving policies and limits on an annual basis.

Market risk measurement is based on widely utilized and accepted tools.

Main risks affecting the Bank:

A.	Credit Risk:

Credit risk is the risk of incurring financial losses from any of the Bank’s customers, clients or markets counterparties failing to fulfill their contractual obligations to the Bank. Credit risk mainly arises from advances.

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

Credit Risk management at the Bank is based on the following core elements:

•	Credit policies.

•	Credit processes.

•	Solid risk culture consistent with our strategy.

•	Regulated, preventive, and forward-looking risk assessment.

•	Human resources with high level of expertise in credit determinations.

•	Active involvement of the Credit Risk Manager during the approval process, using a segmented market structure.

•	Defined Tracking and Collections Processes, with the participation of Business, Risk, and Asset Rating and Control areas.

•	Risk culture transmission within the Bank, by offering internal and external training programs for the Business and Risk sectors.

In addition, we have a Credit Committee structure relating to Debtor Risk Ratings, with powers that are principally vested in the committees involving the Risk Managers. The concurrence of Bank Directors is required with respect to certain amounts.

These committees define the levels of individual and collective exposure with clients, as well as any applicable mitigating conditions, including guarantees and credit agreements, among others.

Pursuant to our risk management tools, our portfolio is divided into:

a)	Normal Risk Portfolio

b)	Watch List Portfolio

c)	Distressed Portfolio

a)	Normal Risk Portfolio (Rating A)

The risk involved is reviewed in the following events:

•	New credit proposals, including renewals of credit lines and special transactions.

•	As determined by the Asset Rating and Control Management Office.

•	Every time an account executive determines the occurrence of relevant changes to the debtor’s risk factors that merit higher risk treatment.

•	Through a monthly sample reflected by the warning signals system.

•	Through the regular review of our various centers of responsibility.

b)	Watch List Portfolio (“WL”)—(Rating B)

An asset in WL shows weaknesses that can be corrected. As such, it must receive special attention from the Business Areas and is subject to active control and monitoring measures by the Asset Rating and Control Management Office.

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

An asset in WL is managed by the Business Areas, which must comply with action plans established by the Watch List Committee.

Variables that determine the classification of a Watch List asset

1.	Through an analysis of warning signs, that could include:

•

Debtor Warning Signs: Change of ownership, partners or guarantors; Issues among partners; Change in the marital status of guarantors; Changes in the ownership of fixed assets; Labor issues; Quality of financial information

•

Other Warning Signs: Reduction in sales; Reduction in the gross and operational margins; Increase in cash flow cycles (inventory and accounts receivable turnover ratios); High retirement rates among partners; Increase in investments and account receivables corresponding to related entities; Structural changes in pertinent markets.

•	Payment Behavior: Continued renewal requests; Continued internal overdrafts; Payment defaults for 30 days in the SF and/or Defaulted Portfolio; Challenged documents

2.	Debtor Risk Rating.

Client merits rating 6 classifications.

3.	Debtor Analysis

Review of business circumstances and changes in the financial situation due to credit line renewals or requests for one-time credits.

Who obtains access to The Watch List: Account Executives, Risk Managers, Approval Committees, as required, Defaulted and Expired Portfolio Committees, Asset Rating and Control Manager, Business Managers

Who grants access to the Watch List?

•	The Asset Rating and Control Manager: The Asset Rating and Control Management, who grants the access, changes the plans under Watch List and/or exclude the clients from this segment.

•	The Asset Rating and Control Management Office is the only body that can amend, modify or exclude a customer from the Watch List.

A customer is excluded from the Watch List upon request to the committee, which reviews the background and either approves or rejects such request. The Business Area is notified of Committee resolutions through a minute issued by the Asset Rating and Control Management Office.

c)	Distressed Portfolio (Rating C)

Includes any portfolio managed by the Regularization Management Office. Despite its rating, any client who has a rating that is equal to or less than seven, as well as any client who has defaulted on a payment, must be transferred to the Regularization Management Office.

On a monthly basis, the Asset Rating and Control Management Office evaluates and ensures compliance with the aforementioned provision.

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

This portfolio is reviewed on a monthly basis by a Committee comprised of the Chief Executive Officer, the Division Manager for Companies Credit Risk, the Regularization Manager, the Regularization Assistant-manager, and the Asset Rating and Control Manager.

Derivatives Contracts

We maintain strict controls over our open positions in derivative agreements negotiated directly with counterparties. In all cases, credit risk is limited to the fair value of those agreements that are favorable to us (active position), which represent a small fraction of the notional values of those instruments. This exposure to credit risk is managed as part of client loan limits, in addition to potential exposures, due to market fluctuations. In order to mitigate risk, we usually operate with deposit margins of the counterparties.

Contingent Commitments

We use several instruments that, notwithstanding their exposure to credit risk, are not reflected in the Balance Sheet: personal guarantees, documented letters of credit, guarantee ballots and commitments to grant loans.

Backings and personal guarantees represent an irrevocable payment obligation. In the event that a guaranteed client defaults on obligations to third parties secured by us, he/she must make the corresponding payments, in a way that these transactions represent the same exposure to credit risk as a common loan.

Letters of credit are documented bank commitments on behalf of a client, which are guaranteed by assets in transit to which such letter is related, in a way that letters of credit are less risky than direct indebtedness. Guarantee ballots are contingent commitments that become effective only if a client defaults on his/her obligation to execute certain actions, as agreed with third parties.

With respect to our commitments to grant loans, we are potentially exposed to losses in an amount equal to the total unused amount of the commitment. However, the probable amount of losses is less than the total unused amount of the commitment. We monitor the maturity of credit lines because; generally, long term commitments have a higher credit risk than short term commitments.

Financial Instruments

For these types of assets, we measure the probability of an unrecoverable issuer default by using internal and external ratings, such as independent risk rating agencies.

Maximum Exposure to Credit Risk

The following table presents the distribution, by financial asset, of our maximum exposure to credit risk, as of December 31, 2010 and 2011, and as of January 1, 2010, for different components, including derivatives, and without deducting security interests in personal or real property or other credit improvements.

		Maximum exposure
		December 31,
	Note	2010	2011
		MCOP$	MCOP$
Loans and receivables to banks, net	8	34,227	41,078
Loans and receivables to customers, net	9	4,857,682	5,549,065
Contingent loans	21	2,189,888	2,251,383

Total		7,081,797	7,841,526

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

For further detail on maximum credit risk exposure and concentration by financial security type, please refer to the specific Notes.

Analysis of credit risk concentration by industry of loans portfolio:

		2010			2011
	Notes	Maximum gross exposure	Maximum net exposure	%	Maximum gross exposure	Maximum net exposure	%
		MCOP$	MCOP$		MCOP$	MCOP$
Manufacturing		327,580	313,633	10.26%	264,524	252,284	7.99%
Social, community and personal		171,667	170,374	5.38%	181,683	179,794	5.49%
Electricity, gas and water		196,452	195,012	6.15%	211,343	209,222	6.38%
Agriculture and livestock		56,142	54,836	1.76%	43,920	42,967	1.33%
Inverstors		13,510	13,310	0.42%	183	—	0.01%
Mining		265,012	262,350	8.30%	343,997	338,811	10.39%
Transport		191,374	187,970	5.99%	234,900	230,321	7.09%
Construction		281,120	276,676	8.80%	211,513	207,581	6.39%
Commerce		1,142,058	1,106,554	35.77%	1,329,913	1,297,084	40.17%
Services		159,824	156,196	5.01%	235,799	231,645	7.12%
Others		388,321	384,951	12.16%	253,197	255,725	7.65%

Subtotal	10	3,193,060	3,121,862	100%	3,310,972	3,245,434	100%
Mortgage Loans	10	304,376	287,141		420,744	409,028
Consumer Loans	10	1,360,246	1,290,409		1,817,349	1,717,956

Total		4,857,682	4,699,412		5,549,065	5,372,418

Guarantees

For purposes of credit risk mitigation, we hold adequate/qualified guarantees in our favor as follows:

	As of January 1,	As of December 31,
	2010	2010	2011
	MCop$	MCop$	MCop$
Commercial loans	774,314	1,024,352	794,788
Mortgage loans	602,535	562,492	611,111
Consumer loans	573,440	581,890	721,425

	1,950,289	2,168,734	2,127,324

The main guarantees provided by the clients are described below:

a)	Admissible Financial Collateral (CFA): The following collateral is classified as CFA for consumer and commercial portfolio:

•	Money deposits in collateral guarantee.

•

Standby Letters considered qualified/adequate collaterals whenever they comply with the following conditions: they are irrevocable letters of credit and payable upon presentation; and the issuing bank should have a rating of greater than or equal to “BBB-”, for long-term debt according to the rating scale used by Standard & Poor’s, Duff & Phelps, Thomson Bankwatch and Fitch Investors Services or greater than or equal to “Baa3”.

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

•	Credit insurance.

•	Sovereign Collateral of the Nation (Law 617 of 2000).

•	Collaterals issued by a Fund of Guarantees.

•	Pledge on securities issued by financial institutions.

b)	Collection rights (DC): Irrevocable mercantile trusts of guarantee and pledging of income of territorial and decentralized entities at any level.

c)	Real estate (CRE/RRE): The following guarantees will be classified as CRE for consumer and commercial portfolio: Mortgage trusts and real estate guarantees.

d)	Goods provided under real estate leasing.

e)	Goods provided under other-than-real-estate leasing: machinery and equipment; vehicles; furniture and fixtures; ships; trains and airplanes; computer equipment; livestock and software.

f)	Other collaterals: Pledges on processed inventories; pledges on inputs—commodities and Pledges on equipment and vehicles and pledge bonds.

For loans to companies, the main guarantees are: Real estate and residential assets and Admissible Financial Collateral, Machinery and/or equipment, Site-specific real estate development projects, and Sites or Urban Real Estate.

For loans to individuals, the main guarantees are: Goods provided under other-than-real-estate leasing.

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

Credit quality by financial asset class

With regard to the quality of credits, these are described consistent with the standards issued by the Parent Office. A detail by credit quality is summarized as follows:

January 1, 2010	Individual Portfolio												Group Portfolio
	A1	A2	A3	A4	A5	A6	B1	B2	B3	B4	Impaired	Total	Normal	Impaired	Total	General Total
	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$
Loans and receivables to banks	93,539	—	—	—	—	—	—	—	—	—	—	93,539	—	—	—	93,539

Loans and receivable to customers												2,507,331
Commercial loans:												—			—	—
General Commercial loans	—	616,187	555,746	754,156	391,485	39,424	52,403	23,084	391	1,541	32,416	2,466,833	72,914	3,927	76,841	2,543,674
Foreign Trade loans	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Lines of credit and overdrafts	—	8,317	8,653	31,337	14,160	23	35	—	—	—	1,691	64,216	2,887	192	3,079	67,295

Factored receivables	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Leasing contracts	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Other outstanding loans	—	260	674	1,134	1,853	55	41	22	—	260	2	4,301	2,603	145	2,748	7,049

Subtotal Commercial loans	—	624,764	565,073	786,627	407,498	39,502	52,479	23,106	391	1,801	34,109	2,535,350	78,404	4,264	82,668	2,711,557

Consumer loans	—	—	—	—	—	—	—	—	—	—	—	—	1,049,748	32,623	1,082,371	1,082,371

Mortgage loans	—	—	—	—	—	—	—	—	—	—	—	—	282,019	11,838	293,857	293,857

Total loans and receivable to customers	—	624,764	565,073	786,627	407,498	39,502	52,479	23,106	391	1,801	34,109	2,535,350	1,410,171	48,725	1,458,896	3,994,246
Financial investments	93,539	624,764	565,073	786,627	407,498	39,502	52,479	23,106	391	1,801	34,109	2,628,889	1,410,171	48,725	1,458,896	4,087,785

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

December 31, 2010	Individual Portfolio												Group Portfolio
	A1	A2	A3	A4	A5	A6	B1	B2	B3	B4	Impaired	Total	Normal	Impaired	Total	General Total
	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$
Loans and receivables to banks	34,227	—	—	—	—	—	—	—	—	—	—	34,227	—	—	—	34,227
Loans and receivable to customers
Commercial loans:												—			—	—
General Commercial loans	—	806,295	817,737	809,249	439,822	61,395	8,425	30,221	2,363	1,771	32,815	3,010,093	80,096	3,965	84,061	3,094,154
Foreign Trade loans	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Lines of credit and overdrafts	—	2,684	13,662	45,566	19,324	549	805	90	—	—	1,684	84,364	3,850	160	4,010	88,374

Factored receivables	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Leasing contracts	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Other outstanding loans	—	202	1,792	2,663	2,872	119	120	58	16	56	32	7,930	2,555	47	2,602	10,532

Subtotal Commercial loans	—	809,181	833,191	857,478	462,018	62,063	9,350	30,369	2,379	1,827	34,531	3,102,387	86,501	4,172	90,673	3,227,287

Consumer loans	—	—	—	—	—	—	—	—	—	—	—	—	1,331,385	28,861	1,360,246	1,360,246

Mortgage loans	—	—	—	—	—	—	—	—	—	—	—	—	290,314	14,062	304,376	304,376

Total loans and receivable to customers	—	809,181	833,191	857,478	462,018	62,063	9,350	30,369	2,379	1,827	34,531	3,102,387	1,708,200	47,095	1,755,295	4,857,682
Financial investments	34,227	809,181	833,191	857,478	462,018	62,063	9,350	30,369	2,379	1,827	34,531	3,136,614	1,708,200	47,095	1,755,295	4,891,909

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

December 31, 2011	Individual Portfolio												Group Portfolio
	A1	A2	A3	A4	A5	A6	B1	B2	B3	B4	Impaired	Total	Normal	Impaired	Total	General Total
	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$	MCOP$
Loans and receivables to banks	41,078	—	—	—	—	—	—	—	—	—	—	41,078	—	—	—	41,078
Loans and receivable to customers
Commercial loans:												—			—	—
General Commercial loans	389,302	605,355	682,307	908,832	363,318	30,386	921	122,740	589	453	15,087	3,119,290	109,482	13,535	123,017	3,242,307
Foreign Trade loans	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Lines of credit and overdrafts	—	661	22,203	25,339	9,697	3	104	30	—	—	1,246	59,283	2,618	99	2,717	62,000

Factored receivables	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Leasing contracts	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Other outstanding loans	54	273	703	2,786	280	75	—	73	—	30	7	4,281	2,350	34	2,384	6,665

Subtotal Commercial loans	389,356	606,289	705,213	936,957	373,295	30,464	1,025	122,843	589	483	16,340	3,182,854	114,450	13,668	128,118	3,352,050

Consumer loans	—	—	—	—	—	—	—	—	—	—	—	—	1,779,541	37,808	1,817,349	1,817,349

Mortgage loans	—	—	—	—	—	—	—	—	—	—	—	—	409,739	11,005	420,744	420,744

Total loans and receivable to customers	389,356	606,289	705,213	936,957	373,295	30,464	1,025	122,843	589	483	16,340	3,182,854	2,303,730	62,481	2,366,211	5,549,065
Financial investments	430,434	606,289	705,213	936,957	373,295	30,464	1,025	122,843	589	483	16,340	3,223,932	2,303,730	62,481	2,366,211	5,590,143

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

The past due analysis by financial asset class is as follows:

	January 1, 2010
	1-29 days	30-89 days	90 days or more	Total
	MCop$	MCop$	MCop$	MCop$
Loans and receivables from banks	—	—	—	—
Loans and receivables from customers:	—	—	—	—
Commercial loans	23,642	5,820	30,461	59,923
Consumer loans	81,624	36,566	42,947	161,137
Mortgage loans	23,666	6,059	8,585	38,310
Financial investments	—	—	—	—

Total	128,932	48,445	81,993	259,370

	December 31, 2010
	1-29 days	30-89 days	90 days or more	Total
	MCop$	MCop$	MCop$	MCop$
Loans and receivables from banks	—	—	—	—
Loans and receivables from customers:	—	—	—	—
Commercial loans	17,460	10,710	23,994	52,164
Consumer loans	75,060	27,602	34,128	136,790
Mortgage loans	26,185	6,069	10,250	42,504
Financial investments	—	—	—	—

Total	118,705	44,381	68,372	231,458

	December 31, 2011
	1-29 days	30-89 days	90 days or more	Total
	MCop$	MCop$	MCop$	MCop$
Loans and receivables from banks	—	—	—	—
Loans and receivables from customers:	—	—	—	—
Commercial loans	30,818	8,668	23,728	63,214
Consumer loans	97,164	35,306	29,444	161,914
Mortgage loans	24,630	9,487	5,526	39,643
Financial investments	—	—	—	—

Total	152,612	53,461	58,698	264,771

The value of the guarantees over defaulted but not damaged assets was MCop$165,448.0 as of December 31, 2010, MCop$193,309.0 as of December 31, 2011, and MCop$213,697.0 as of January 1, 2010.

B.	Liquidity Risk

Liquidity Risk is the risk that an entity has having difficulties in obtaining the necessary funds to meet its obligations with respect to financial liabilities. On a daily basis, we are exposed to cash capital requirements related, among others, to transfers from checking accounts, long-term deposit payments, guarantee payments, disbursements

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

of transactions involving derivatives, etc. In accordance with regularly accepted baking practices, we do not maintain enough cash to cover the balance of such positions because, according to prior experience, only a minimum amount of funds will be withdrawn, something that can be foreseen with a high degree of certainty.

The liquidity risk is related to the impossibility of:

a)	Complying with contractual obligations on a timely manner;

b)	Liquidating positions without significant losses caused by abnormal volumes of operation;

c)	Avoiding regulatory penalties caused by the default of regulatory indexes; and

d)	Financing business and treasury activities in a competitive fashion.

Two sources of risk are identified:

Endogenous: risk situations caused by controllable corporate decisions:

•	High liquidity reached by reduced liquid assets or mismatches of material assets and liabilities.

•	Low diversification or high concentration of financial and commercial assets according to issuer, maturity, and risk factors.

•	Deficient management of security hedges flows or credit in terms of hedging efficiency, correlation between changes in value, sensibility ratios of hedged items, and derivatives, among others.

•	Adverse corporate reputational effects that result in lack of or non-competitive access to financing.

Exogenous: risk situations caused by shifts in financial markets and which are not within our control:

•	Extreme unexpected shifts or corrections/events in local and international markets.

•	Regulatory changes, intervention by currency authorities, among others.

The Local Board of Directors delegates the management of Liquidity in the A&L Committee and, as such, this committee, which is chaired by the Chief Executive Officer, is the body responsible for approving and reviewing financing strategies and transfer prices to the business areas.

The treasury department monitors liquidity ratios on a daily basis Sources of liquidity are regularly reviewed by a separate team in the treasury department to maintain a wide diversification by provide product and term.

We are exposed to the effects of exchange rate volatility, which are stated or indexed in its financial and cash flow statements. The Board of Directors establishes limits on net exposure levels by currency and on hedging positions during the day and at closing, which are reviewed on a daily basis.

The liquidity ratio (the ratio between liquid assets and enforceable liabilities) is 35.7% in the COP-denominated book and 12.3% in the USD-denominated book. Additionally, an accrued net illiquidity ratio had been established in 30 days.

The Liquidity Risk Index (LRI) showed the following result as of December 31, 2011 and 2010, and January 1, 2010:

	January 1,	December 31,
	2010	2010	2011
	MCop$	MCop$	MCop$
1 to 7 days	745,000	1,071,000	1,702,000
1 to 30 days	1,128,000	2,037,000	1,317,000

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

Finally, and based on our continuous monitoring, we review all aspects of the liquidity management process, in light of potential risks to which we may be exposed in this area.

C.	Market Risk

Our market risk analysis is focused on managing the exposure to risks related to: (i) interest rate risk relating to the fixed income portfolio, which mainly consists of government bonds and corporate bonds issued by third parties and derived from interest rates and currency; (ii) interest rate risk related with asset and liability positions; (iii) liquidity; and (iv) net currency exchange position, which includes the totality of our assets and liabilities in foreign currency (mainly in US dollars), including derivatives that secure certain foreign currency gaps arising from investments and financings.

Definition

Represents the risk of losses related to adverse changes in market prices corresponding to assets and financial liabilities. This risk is closely related to the volatility of the market (interest market rates, exchange rates, and prices) and to its negative impact in the value of the assets and liabilities.

The market risk is classified by:

a)	Interest Rate

Risk of loss, caused by adverse shifts in inter-temporal interest rate structure. This is generated by increases in the yield curve or decreases in the yield curve with respect to the risk free performance. These shifts have an impact on long and short term results.

b)	Spread

Risk of losses related to adverse shifts in existing spreads on the yields of the different financial assets and liabilities, which can reflect particular liquidity conditions of those assets, deterioration of credit conditions, or specific pre-payment clauses the exercise of which can result in a deterioration of our capability to create future margin.

c)	Exchange Rate

Risk of losses caused by adverse shifts in exchange rates. This risk is caused by financial mismatches between the assets and liabilities (in and off the balance sheet).

Balance Sheet Management

We have a unit that is responsible for balance sheet management, the purpose of which is to efficiently manage the balance sheet, ensuring the generation of a sustainable financial margin by managing inflation and interest rate risk.

Our assets are comprised of mortgage, commercial and consumer loans.

As a result of our long term financing policies and protection of the short term financial margin, our portfolio includes Colombian Banco de la República bonds and notes and interest rate derivatives accounting hedging positions

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

	January 1, 2010				December 31, 2010				December 31, 2011
	Notional amount	Purchase Value	Market Value	Market rate	Notional amount	Purchase Value	Market Value	Market rate	Notional amount	Purchase Value	Market Value	Market rate
	MCop$	MCop$	MCop$		MCop$	MCop$	MCop$		MCop$	MCop$	MCop$
Trading	437,684	443,682	463,464	2.98%	240,946	271,689	273,644	4.21%	185,587	207,663	207,762	5.96%
Forward
Purchase	—	—	—		—	—	—		—	—	—
Sale	25,000	30,596	30,495		—	—	—		110,000	123,987	123,593
Shares	238	549	7,257		169	503	7,304		—	—	—

The analysis, by contractual maturity, in trading portfolio can be found in Note 35.

Additionally, we have a unit that is responsible for managing a portfolio of non-derivative financial instruments with the purpose of capturing differentials in the yield curve and/or shifts in rate structures to generate capital gains. Derivative instruments in this portfolio are only and exclusively utilized for hedging purposes (economic and accounting) or in order to capture premiums between the fixed income and the derivatives market.

	As of January 1,		As of December 31,
	2010		2010		2011
	Notional Amount	Fair Value	Notional Amount	Fair Value	Notional Amount	Fair Value
	MCop$		MCop$		MCop$
Foreign currency Forwards	2,207,846	5,789	2,616,088	2,893	2,950,040	5,886
Interest rate Swaps	429,894	(64)	385,592	555	336,472	1,363
Foreign currency Swaps	592,695	(100,985)	395,585	(95,711)	407,708	(32,126)

	3,230,435	(95,260)	3,397,265	(92,263)	3,694,220	(24,877)

The analysis, by contractual maturity, in derivatives portfolio can be found in Note 35.

We have a trading area that is responsible for the active trading of instruments of high liquidity, including Banco de la Republica bonds, bank notes and/or corporate bonds, derived from interest rate or currency.

Procedures to measure, analyze, monitor, control and manage risk

Market risk is the risk incurred as a consequence of changes in market factors (i.e., exchange rate, interest rate, and securities price). For that purpose, the market risk management is supported by five Basic Pillars:

•	Measurement, analysis and control of the market and liquidity risks

•	Calculation, analysis, explanation and reconciliation of results (Economic P&L)

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

•	Definition, capturing, validation and distribution of market data

•	Admission of limits, products and underlying items

•	Consolidation of Information

Control is undertaken in the different axes, levels and metrics defined, while considering the fact that assumed risks match the risk acceptance/willingness established by the Risks Delegated Commission (“Comisión Delegada de Riesgos”):

Risk Factor	Type of Activity	Type of Limit
Interest rate	Negotiation	VaR of IR, Loss Trigger, Stop Loss, equivalent volume in sensitivity terms
Exchange rate	Negotiation	VaR of FX, economic exchange position
Interest rate	Balance Sheet management	Equity value sensitivity, financial margin sensitivity

The interest-rate and liquidity risk arises due to the gaps that exist in expirations and re-pricing of all assets and liabilities.

Value at Risk

Risk exposure levels for the most important financial instruments within the treasury portfolio are:

The daily VaR (value at risk) for 2011, 2010 closing and January if 2010, for the trading portfolio, with a 99% confidence level, was as follows:

	VaR
	2009	2010	2011
	MCop$	MCop$	MCop$
Bank	38,979	50,918	67,342
Subsidiary	378	291	—

Exposicion Total	39,358	51,208	67,342

Structural Risk:
Sensitivity of equity value (to variations of 100 bps)	US$20.20 million
Sensitivity of financial margin (to variations of 100 bps)	US$0.82 million

Interest Risk Rate

	Interest Rate Risk
	2009	2010	2011
	MCop$	MCop$	MCop$
Sens. NIM	562	601	2,067
Sens. MVE	32,094	37,705	50,768

Net Interest margin and Market value sensitivity

We use the sensibility net interest margin and market value sensitivity to quantify the interest rate risk of the balance sheet.

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

Both measures include total assets and liabilities in the balance sheet with exception of the Trading Portfolios.

Interest rate sensitive items are:

•	On a contractual basis in the case of fixed income products

•	Next date of re-pricing in the case of floating rate products

Non-paid assets and cost-free liabilities are registered as non-interest-rate-sensitive:

•	Cash flow

•	Other assets and liabilities

•	Deteriorated loans

•	Provisions

•	Capital and reserves

Changes in equity are determined by assuming a parallel shift of 100 bps under in interest rate structures. The calculation is made separately for national currency and foreign currency (USD and the rest of the currencies). The total risk is the sum of the absolute value of both items.

Stress Testing

The Financial Risk Management Office develops, and regularly informs the A&L Committee, stress test results that include parallel and non-parallel shifts in the yield curve, volatility shocks and historical scenarios among others.

D.	Foreign Exchange Risk

The Bank is exposed to exchange rate volatility which is stated or indexed in our financial positions and cash flow statements. On an annual basis, our Board of Directors sets limits for levels of net exposure related to currency holdings at the closing of any day, and such levels are reviewed daily by the Financial Risks Management Office.

Most of the Bank’s transactions are in Colombian pesos. Exposures to currency exchange rates arise mainly from the Bank’s deposits, loans, and obligations, which are primarily denominated in US dollars (USD). To mitigate the Bank’s exposure to foreign currency risk, non-Colombian pesos cash flows are monitored and forward exchange contracts are entered into in accordance with the Bank’s risk management policies. Where the amounts to be paid and received in a specific currency are expected to largely offset one another, no further hedging activity is undertaken. Forward exchange contracts are mainly entered into for significant foreign currency exposures that are not expected to be offset by other currency transactions.

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

The following tables detail assets and liabilities in USD currency as of December 31, 2011 and 2010:

	As of December 31,
	2010	2011
	Mcop$	Mcop$
Cash and due from banks	31,940	17,436
Items in course of collection	351	778
Trading portfolio financial assets	11	—
Derivative financial instruments	91,564	28,069
Loans and receivables from banks	17,631	20,475
Loans and receivables to customers and banks	393,758	352,109
Investments in other companies	2,519	—
Other assets	6,673	2,027

Total Assets	544,447	420,894

Current accounts and demand deposits	10,184	9,816
Items in course of collection	—	422
Time deposits and saving accounts	—	—
Derivative financial instruments	14,739	37,732
Borrowings from financial institutions	401,615	366,707
Other Liabilities	6,256	345

Total Liabilities	432,794	415,022

Net on Balance Position	111,653	5,872

The analysis, by contractual maturity, of assets and liabilities can be found in Note 35.

E.	Counterparty Risk

As a result of our client’s activity, we have counterparty exposures generated by the probability that our debtors default on their payments with respect to financial derivative agreements, as originally agreed. We set levels of credit risk by setting limits to the concentration of such risk in individual debtors, groups of debtors, and country and industry segments. Such risks are under permanent review by the Risk Division, and the limits per debtor, groups of debtors, products, and industry and country, are reviewed and approved at least once a year by our Board of Directors and our Senior Risk Committee.

Our exposure to credit risks is managed through a regular analysis of the debtor’s capacity and potential debtors to comply with their payment obligations in accordance with contractual terms of such loans, and is mitigated by obtaining guarantees.

We have strict controls over open positions in derivative agreements directly negotiated with counterparties; our exposure to credit risk is managed as part of our limits for loans to clients, jointly with potential exposures caused by market fluctuations.

F.	Operational risk

Refers to the risk of potential loss, directly or indirectly, related to the processes of the Bank, Human Resources, Technology, infrastructure and other external factors that are not related to credit, market or liquidity risks, such as those arising from legal and regulatory requirements and generally accepted corporate standards.

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

The objective of the Bank is to manage operational risk in order to avoid financial losses and damages to the Bank’s reputation.

The Bank established the Operational Risk Administration System (“SARO” for its acronym in Spanish) approved by the Operational Risk and Business Continuity Committee, which establishes guidelines to control and manage operational and technological risk exposure inherent to the activities performed by the Bank, through the identification, measurement, control (mitigation), monitoring and reporting mechanisms of the identified risks. Operational risk management is focused mainly on determining the sources of risk, in order to identify and prioritize corrective actions and controls to reduce operational and technology risks to the lowest level, as well as to ensure the continuance of key functions and activities of the Bank, in case of a suspension or discontinuance of the technological and operational activity, through a business continuity plan.

SARO identifies 3 levels of control:

•	Level 1 corresponds to the controls that take place at the Local Unit level, which performs controls in the areas of execution of the activities.

•	Level 2 corresponds to the controls that take place at the corporate level.

•	Level 3 corresponds to the controls that take place at the Risk Division level.

The Internal Audit Department is in charge of validating controls that take place at the three levels.

Shareholders’ equity requirement

Solvency ratio

The minimum ratio required by legal norms is 9% on the assets weighted for risk. During 2011, the Parent Company complied with this legal control, with a 12.7% ratio versus 13.0% as of the 2010 cut-off date.

For all other legal controls established by current norms for financial entities, such as the margin of investment in companies, fixed assets investment, minimum capital, minimum balance in the Banco de la Republica account and limit of asset transactions with foreign-currency financing, during 2011, the Parent Company showed neither surpluses nor shortages, as the case may be, per these laws.

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

NOTE 35—MATURITY OF ASSETS AND LIABILITIES

a)	Maturity of financial assets

Below are the main financial assets grouped according to their remaining terms, including interest accrued as of December 31, 2010 and 2011 and January 1, 2010:

		As of December 31, 2010
	Note	Up to One Month	More than One Month and up to Three Months	More than Three Months and up to One Year	More than One Year and up to Three Years	More than Three Years and up to Six Years	More than Six Years	TOTAL
Cash and deposits in banks	4	403,201	—	—	—	—	—	403,201
Items in course of collection	4	2,352	—	—	—	—	—	2,352
Trading Portfolio Financial Assets	5	10,599	4,002	34,376	99,847	157,013	20,852	326,689
Investments under agreement to resell	6	211,550	—	—	—	—	—	211,550
Derivative financial instrument	7	10,405	8,200	12,514	8,048	581	1,181	40,929
Loans and receivables to banks	8	34,227	—	—	—	—	—	34,227
Loans and receivables to customers	9	1,224,767	328,472	617,352	949,612	1,064,073	673,406	4,857,682
Commercial loans		1,219,134	325,827	587,262	460,547	252,392	347,898	3,193,060
Mortgage loans		16	19	547	18,038	34,279	251,477	304,376
Consumer loans		5,617	2,626	29,543	471,027	777,402	74,031	1,360,246
Financial investments available-for-sale	10	—	—	—	—	567,813	1,326	569,139
Financial Investments held-to-maturity	10	43,745	—	135,299	38,413	35,363	—	252,820

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

		As of December 31, 2011
	Note	Up to One Month	More than One Month and up to Three Months	More than Three Months and up to One Year	More than One Year and up to Three Years	More than Three Years and up to Six Years	More than Six Years	TOTAL
Cash and deposits in banks	4	399,806	—	—	—	—	—	399,806
Items in course of collection	4	2,633	—	—	—	—	—	2,633
Trading Portfolio Financial Assets	5	7,330	2,664	8,394	127,775	76,938	18,288	241,389
Investments under agreement to resell	6	373,278	—	—	—	—	—	373,278
Derivative financial instrument	7	16,045	15,850	19,906	4,676	3,527	—	60,004
Loans and receivables to banks	8	41,078	—	—	—	—	—	41,078
Loans and receivables to customers	9	972,312	313,245	910,851	1,079,551	1,411,573	861,533	5,549,065
Commercial loans		965,546	312,109	877,135	555,028	287,465	313,689	3,310,972
Mortgage loans		187	28	6,482	7,747	60,396	345,904	420,744
Consumer loans		6,579	1,108	27,234	516,776	1,063,712	201,940	1,817,349
Financial investments available-for-sale	10	—	—	—	191,007	174,435	406,073	771,515
Financial Investments held-to-maturity	10	58,323	—	63,203	49,364	21,678	129,659	322,227

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

		As of December 31, 2010
	Note	Up to One Month	More than One Month and up to Three Months	More than Three Months and up to One Year	More than One Year and up to Three Years	More than Three Years and up to Six Years	More than Six Years	TOTAL
Current accounts, demand deposits, time deposits and saving accounts	16	2,386,752	173,640	1,364,780	289,398	101,230	76,757	4,392,557
Items in course of collection	4	—	—	—	—	—	—	—

Obligations under agreement to repurchase	6	4,921	—	—	—	—	—	4,921
Derivative financial instruments	7	11,640	34,208	28,073	14,695	16,391	28,184	133,191
Borrowing from financial institutions	17	335,582	279,446	164,820	39,881	7,878	—	827,607
Debt instruments issued	18	—	—	—	24,165	38,002	246,302	308,469

		As of December 31, 2011
	Note	Up to One Month	More than One Month and up to Three Months	More than Three Months and up to One Year	More than One Year and up to Three Years	More than Three Years and up to Six Years	More than Six Years	TOTAL
Current accounts, demand deposits, time deposits and saving accounts	16	2,571,109	170,651	1,462,661	915,925	228,461	98,803	5,447,610
Items in course of collection	4	1,186	—	—	—	—	—	1,186

Obligations under agreement to repurchase	6	—	—	—	—	—	—	—
Derivative financial instruments	7	17,361	13,925	19,915	2,638	31,042	—	84,881
Borrowing from financial institutions	17	168,843	260,543	260,582	42,192	16,692	—	748,852
Debt instruments issued	18	—	24,520	—	—	285,431	2,187	312,138

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

NOTE 36—FOREIGN CURRENCY POSITION

Assets and liabilities denominated in foreign currencies or indexed to changes in exchange rates are summarized below:

	Payable in Foreign currency		Total
	31.12.10	31.12.11	31.12.10	31.12.11
	MCOP$	MCOP$	MCOP$	MCOP$
ASSETS
Cash and deposits from banks	31,940	17,436	31,940	17,436
Items in course of collection	351	778	351	778
Trading portfolio financial assets	11	—	11	—
Derivative financial instruments	91,564	28,069	91,564	28,069
Loans and receivables from banks	17,631	20,475	17,631	20,475
Loans and receivables to customers and banks	393,758	352,109	393,758	352,109
Investments in other companies	2,519	—	2,519	—
Other assets	6,673	2,027	6,673	2,027

TOTAL ASSETS	544,447	420,894	544,447	420,894

LIABILITIES
Current accounts and demand deposits	10,184	9,816	10,184	9,816
Items in course of collection	—	422	—	422
Time deposits and saving accounts	—	—	—	—
Derivative financial instruments	14,739	37,732	14,739	37,732
Borrowings from financial institutions	401,615	366,707	401,615	366,707
Other Liabilities	6,256	345	6,256	345

TOTAL LIABILITIES	432,794	415,022	432,794	415,022

*	Includes transactions expressed in foreign currencies payable in pesos or adjustable transactions due foreign currency exchange rate.

NOTE 37—SUBSEQUENT EVENTS

a.	Agreement with Banco Santander Spain for acquisition of companies in Colombia

In Special Meeting of the Board of Directors of CorpBanca on December 6, 2011 it was agreed to authorize execution of the agreement with Banco Santander S.A., a company established in Spain, whereby CorpBanca would acquire, under the terms set out below, the indicated stock interest that Santander Group holds in the following companies, all entities incorporated under the laws of Colombia, performing their business in said country:

•	Banco Santander Colombia S.A.

•	Santander Investment Valores Colombia S.A.

•	Santander Investment Trust Colombia S.A.

•	Agenda de Seguros Santander Limitada.

•	Santander Investment S.A.

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

The transaction was subject to obtaining regulatory approvals from the competent authorities in Chile and Colombia.

CorpBanca acquired a 95% stake in Banco Santander Colombia SA, the maximum allowed by law in the country for an individual shareholder. Group Corp SA Interhold acquired 2.85% of Santander shares in addition to those acquired through the “delisting” in conformity with Colombian law.

Additionally, other agreements were necessary for CorpBanca to acquire directly or indirectly 100% of the equity of the companies Colombia S.A. Santander Investment Valores Colombia, Agencia de Seguros Santander Limitada, Santander Investment Trust Colombia S.A. and Santander Colombia S.A. Corp GroupInterhold S.A acquired directly or indirectly 100% of Santander Investment S.A. Colombia.

By letter dated March 30, 2012, the Superintendence of Banks and Financial Institutions of Chile authorized CorpBanca to acquire Banco Santander Colombia SA including its subsidiary, Santander Investment Valores Colombia S.A., Santander Investment Trust Colombia S.A. and Santander Agencia de Seguros Santander Limitada.

b.	Agreement with Helm Bank SA for acquisition of companies in Colombia

On October 9, CorpBanca received a communication from Corp Group Holding Inversiones Limitada, that HB Acquisition SAS, a company incorporated under Colombian law (the “Purchaser”), entered into a Purchase Agreement (the “Agreement”) with Inversiones Timón S.A.S., Inversiones Carrón S.A.S and Comercial Camacho Gómez S.A.S (the “sellers”), subsidiaries of Helm Corporation and owners of approximately 91% of the common shares of Helm Bank SA (“Helm Bank” or the “Bank”), under which the Purchaser agreed to purchase up to 100% of the ordinary shares and preferred shares with no voting rights of Helm Bank S.A. Helm Bank SA and all of its subsidiaries are also a part of the acquisition (the “Transaction”). Additionally, CorpBanca agreed to acquire 80% of Helm Corredor de Seguros S.A. The contractual rights of the Purchaser will be transferred before the closing date of the transaction to Banco CorpBanca Colombia S.A in connection with the acquisition of Helm Bank SA and its subsidiaries and CorpBanca (Chile) will, as noted above, additionally acquire 80% of Helm Corredor de Seguros S.A.

c.	Business Combination—Investment Trust

a) General aspects of the operation

CorpBanca Colombia acquired, on June 29, 2012, 94.5% of the voting shares of CITRUST.

b) The main reasons for the purchase

With this acquisition, CorpBanca is looking to regionally expand and, at the same time, participate in the growing Colombian banking market whose potential is based on the solid economic prospects of Colombia and low penetration currently present in its banking industry. The senior manager and employees of CITRUST have an in-depth knowledge of the Colombian market and the expertise to successfully develop CorpBanca Colombia. These two characteristics underly the expected success of this acquisition.

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

c) Details of assets acquired and liabilities assumed

The fair value of identifiable assets and liabilities of CITRUST at the date of acquisition, June 29, 2012, was:

Total identifiable net assets at fair value	43.537
Non-controlling interest measured at fair value (using an income approach)	(2.394)
Intangible asset	34.120
Deferred taxes	(12.189)
Goodwill arising from the acquisition	17.183

Consideration transferred for the purchase	80.257

Net cash of CITRUST	15.987
Gross cash consideration	(80.257)

Net cash consideration paid	(64.270)

Considerations of importance in relation to the acquisition:

•

The fair values presented here have been determined on a provisional basis (specifically deferred taxes and intangible assets) and are being determined by qualified professionals, independent of CorpBanca Colombia and its subsidiaries (the Group).

•

If the initial accounting for a business combination is incomplete by the end of the accounting period in which the combination occurs, the Group will report in its financial statements provisional amounts for the items whose accounting is incomplete. During the measurement period, CorpBanca will retrospectively adjust the provisional amounts recognized at the acquisition date to reflect new information obtained about facts and circumstances that existed at the date of acquisition and that, had they been known, would have affected the measurement of the amounts recognized at that date. During the measurement period, the acquirer shall also recognize additional assets or liabilities if new information about facts and circumstances that existed at the date of acquisition and that, had they been known, would have resulted in the recognition of those assets and liabilities as of that date. However, the measurement period will not exceed one year from the date of acquisition.

•

This business combination was accounted for using the acquisition method at the date of purchase, which is the date on which control is transferred to the Group. Control is the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities, taking into consideration potential voting rights that are presently exercisable or convertible when assessing control.

•	At the acquisitions date, a contingent liability with a fair value of MCop$286.0 as a result of legal contingencies has been identified and is included in the above table.

•	The fair value of loans and receivables, net (to banks and customers) amounted to MCop$1,181.0.

•	The goodwill of MCop$17,183.0 recognized is attributed to the expected synergies and other benefits arising from the consolidation of the assets and activities of CITRUST. It is not tax deductible.

•

From the date of acquisition, CITRUST’s contribution would have been MCop$17.0 to net interest income, MCop$7,311.0 to net services fees income, MCop$7,857.0 to total net operating income and MCop$3,794.0 to the income before income taxes for the period. If the consolidation had occurred at the beginning of the year (January 1, 2012), CITRUST would have contributed MCop$36.0 to net interest income, MCop$16,070.0 to net services fees income, MCop$17,667.0 to total net operating income and MCop$9,861.0 to the income before income taxes for the period.

•	Transaction costs related to the acquisition, primarily legal fees and external due diligence costs, were recognized by the parent company.

BANCO CORPBANCA COLOMBIA S.A.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

As of January 1, 2010, December 31, 2010 and 2011

NOTE 38—APPROVAL OF FINANCIAL STATEMENT

These combined Financial statements were authorized for their issuance by Board of Directors of Banco CorpBanca Colombia S.A. and CorpBanca Investment Trust Colombia S.A. Sociedad Fiduciaria on December 10, 2012.

Héctor Pachon Ramirez	Jaime Munita Valdivieso
Accounting Manager	Chief Executive Officer

PROSPECTUS

CORPBANCA

Common Shares

American Depositary Shares representing Common Shares

Rights to Subscribe for Common Shares

Debt Securities

From time to time, we may offer, issue and sell common shares, American depositary shares (“ADSs”) representing common shares in one or more offerings, rights to subscribe for common shares and debt securities. This prospectus may also be used by a selling security holder to sell our securities from time to time.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. When securities are offered under this prospectus, we will provide a prospectus supplement describing the specific terms of any securities to be offered, and the specific manner in which they may be offered, including the amount and price of the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. If any securities are to be sold by selling security holders, information concerning the security holders will be included in a supplement or supplements to this prospectus. The prospectus supplement may also incorporate by reference certain of our filings with the Securities and Exchange Commission. This prospectus may not be used unless accompanied by a prospectus supplement or the applicable information is included in our filings with or submissions to the Securities and Exchange Commission. You should carefully read this prospectus and any prospectus supplements, including the information incorporated by reference, before you invest in any of our securities.

Our ADSs are listed on the New York Stock Exchange (“NYSE”) and trade under the ticker symbol “BCA”. Our common shares are listed in the Republic of Chile (“Chile”) on the Bolsa de Comercio de Santiago (the “Santiago Stock Exchange”) and trade under the symbol “Corpbanca.” On April 12, 2011, the price of our ADSs on the NYSE was US$22.90 per ADS, and the price of our common shares on the Santiago Stock Exchange was Ch$7.16 per common share. Our headquarters are located at Rosario Norte 660, Las Condes, Santiago, Chile, and our telephone number there is +(562) 660-2240.

We and/or the selling security holders may offer and sell the securities directly to purchasers, through underwriters, dealers or agents, or through any combination of these methods, on a continuous or delayed basis. If securities are sold by selling security holders, we will not receive any proceeds from such sale.

Investing in our securities involves risks. You should carefully consider the “Risk Factors” beginning on page 3 of our Form 20-F for the year ended December 31, 2010, filed with the Securities and Exchange Commission on April  14, 2011, as well as the risk factors included in any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated April 14, 2011.

i

About this prospectus

In this prospectus, unless the context otherwise requires, all references to “Corpbanca,” “the Company,” “we,” “our,” “ours,” and “us” are to Corpbanca, a public company (sociedad anónima abierta) organized under the laws of Chile, and its consolidated subsidiaries. In addition, all references to “US$,” “U.S. dollars” and “dollars” are to United States dollars, all references to “pesos” or “Ch$” are to Chilean pesos, and all references to “UF” are to Unidades de Fomento. The UF is an inflation indexed, peso denominated unit that is linked to, and adjusted daily by the Banco Central de Chile (the “Central Bank”) to reflect changes in the previous month’s Chilean consumer price index. As of December 31, 2010, UF1.00 was equivalent to Ch$21,455.55 and US$45.87; and US$1.00 was equivalent to UF0.02 and Ch$467.78.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf process, the securities covered by this prospectus may be sold in one or more offerings, as of the date hereof. Each time we or any selling security holder offers securities under the registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If a prospectus supplement is inconsistent with this prospectus, the terms of the prospectus supplement will control. Therefore, the statements made in this prospectus may not be the terms that apply to the securities you purchase.

You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Available information”. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus. Statements contained in this prospectus and the applicable prospectus supplement about the provisions or content of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. That registration statement can be read at the SEC website or at the SEC offices mentioned under the heading “Available information”.

You should rely only on the information contained or incorporated by reference in this prospectus, any related free writing prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the underwriters are not making an offer to sell these securities or soliciting an offer to buy these securities in any state where the offer or sale is not permitted. This prospectus may only be used to sell securities if it is accompanied by a prospectus supplement or the applicable information is included in our filings or submissions to the SEC. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement or any other offering material is accurate as of any date other than the dates on the front of those documents regardless of when any such documents are delivered or when any sale of any such securities occurs. Our business, financial condition, results of operations and prospects may have changed since that date.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Available information

We are subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to a foreign private issuer and, accordingly, file or furnish reports, including annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC. You may read and copy any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, and copies of the materials may be obtained there at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

This prospectus is part of a registration statement on Form F-3 we filed with the SEC. This prospectus does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are filed as an exhibit to the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s Internet site.

Incorporation of certain information by reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus will be incorporated by reference into this prospectus and will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules).

This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. Reports on Form 6-K we furnish to the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the report expressly states that it (or such portions) is incorporated by reference in this prospectus. We incorporate by reference into this prospectus the following documents or information filed by us with the SEC:

(1)	Annual Report on Form 20-F for the fiscal year ended December 31, 2010, filed on April 14, 2011 (the “2010 Annual Report in Form 20-F”);

(2)	Form 6-K, dated January 31, 2011 and filed February 1, 2011;

(3)	Form 6-K, dated and filed March 1, 2011; and

(4)	Any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus.

You may request a copy of these filings by writing or telephoning us at our principal executive offices at the following address:

CORPBANCA

Rosario Norte 660

Las Condes

Santiago, Chile

Attention: John Paul Fischer

Telephone Number: (562) 660-2141

Certain of these documents can also be obtained on our website www.corpbanca.cl. Reference to this “uniform resource locator” or “URL” is made as an inactive textual reference for informational purposes only. Information contained at this website is not incorporated by reference in this prospectus or any accompanying prospectus supplement.

Risk factors

Potential investors in our securities should carefully review the information under “Item 3. Key Information—Risk Factors” in the 2010 Annual Report on Form 20-F incorporated herein by reference, and should understand that an investment in our securities involves a high degree of risk, including the significant possibility of loss of an investor’s entire investment in such securities.

Forward-looking statements

This prospectus and any prospectus supplements, including the information incorporated by reference, contain statements that constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements preceded by, followed by or that include “believes,” “expects,” “intends,” “plans,” “projects,” “estimates” or “anticipates” and similar expressions. These forward-looking statements are not based on historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside our control, including statements regarding our current intent, belief or expectations with respect to (1) our asset growth and financing plans, (2) trends affecting our financial condition or results of operations, (3) the impact of competition and regulations, (4) projected capital expenditures, and (5) liquidity. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those described in such forward-looking statements included in this prospectus and any prospectus supplements, including the information incorporated by reference as a result of various factors (including, without limitation, the actions of competitors, future global economic conditions, market conditions, currency exchange rates and operating and financial risks), many of which are beyond our control. The occurrence of any such factors, not currently expected by us, would significantly alter the results set forth in these statements.

Factors that could cause actual results to differ materially and adversely include, but are not limited to:

•	trends affecting our financial condition or results of operations,

•	our dividend policy,

•	changes in the participation of our shareholders or any other factor that may result in a change of control,

•	the amount of our indebtedness,

•	natural disasters,

•	changes in general economic, business, regulatory, political or other conditions in Chile or changes in general economic or business conditions in Latin America,

•	changes in capital markets in general that may affect policies or attitudes towards lending to Chile or Chilean companies or securities issued by Chilean companies,

•	the monetary and interest rate policies of the Central Bank,

•	inflation or deflation,

•	unemployment,

•	unanticipated increases in financing and other costs or the inability to obtain additional debt or equity financing on attractive terms,

•	unanticipated turbulence in interest rates,

•	movements in currency exchange rates,

•	movements in equity prices or other rates or prices,

•	changes in Chilean and foreign laws and regulations,

•	changes in taxes,

•	competition, changes in competition and pricing environments,

•	our inability to hedge certain risks economically,

•	the adequacy of our loss allowances, provisions or reserves,

•	technological changes,

•	changes in consumer spending and saving habits,

•	successful implementation of new technologies,

•	loss of market share,

•	changes in, or failure to comply with applicable banking, insurance, securities or other regulations, and

•	the other factors discussed under “Item 3. Key Information—Risk Factors” in the 2010 Annual Report on Form 20-F incorporated herein by reference.

You should not place undue reliance on such statements, which speak only as of the date that they were made. These cautionary statements should be considered in connection with any written or oral forward-looking statements that we may make in the future. We do not undertake any obligation to release publicly any revisions to such forward-looking statements after the date of this prospectus and any prospectus supplements, including the information incorporated by reference to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

Summary

The following summary is qualified in its entirety by the more detailed information included elsewhere in this prospectus and any prospectus supplements, including the information incorporated by reference. Potential investors should carefully read this entire prospectus, the accompanying prospectus supplement and the documents incorporated in this prospectus by reference.

Potential investors in our securities should carefully review the information under “Item 3. Key Information—Risk Factors” in the 2010 Annual Report on Form 20-F incorporated herein by reference, and should understand that an investment in our securities involves a high degree of risk, including the significant possibility of loss of an investor’s entire investment in such securities.

Overview of Corpbanca

We are Chile’s oldest operating private bank. Our loan portfolio has grown at a compounded annual growth rate in nominal terms of 11.4% between January 1, 2008 and December 31, 2010. As of December 31, 2010, according to the Chilean Superintendencia de Bancos e Instituciones Financieras, also referred to as the Chilean Superintendency of Banks or the SBIF, we were the fourth largest private bank in Chile in terms of the overall size of our loan portfolio. Our risk management strategy has enabled us to maintain what we believe are solid solvency ratios and risk indicators notwithstanding recent unprecedented levels of volatility in the financial markets. As of December 31, 2010, we had a capital-weighted assets ratio of 13.4% and a risk indicator of 1.9%, which is lower than the industry’s average. We have achieved an average annual return on equity of 21.3% between 2008 and 2010. As of December 31, 2010, we had 113 branches and 382 ATMs.

We are a publicly traded company organized under the laws of Chile, and licensed by the SBIF to operate as a private commercial bank. Our principal shareholder is Corp Group Banking S.A., a holding company also organized under the laws of Chile, accounting for a total of approximately 49.6% of our outstanding common shares. Corp Group Banking S.A. is controlled by Mr. Alvaro Saieh Bendeck who, together with members of his family, controls 65.0% of our outstanding common shares (including the shares held by Corp Group Banking S.A.). Mr. Saieh Bendeck holds common shares with sufficient voting power under Chilean law to approve substantially all of the forms of corporate action subject to decision by shareholders’ meetings, including the distribution of dividends, and to elect a majority of the nine members of our board of directors. Mr. Saieh Bendeck has significant experience in the Chilean financial services industry and, through Corp Group Banking S.A., has guided Corpbanca’s growth and financial performance since 1996.

For the year ended December 31, 2010, we had net income of Ch$121,573.0 million (US$259.9 million).

Our Business

We provide a broad range of commercial and retail banking services to our customers and we also manage foreign-currency denominated loans and other foreign currency operations. Our subsidiaries provide a range of non-banking financial services such as securities brokerage, mutual fund management, wealth management, research services, insurance brokerage and legal advisory services.

Commercial Banking. We offer a range of products and services to our business clients depending on their size, ownership structure and/or investments under management. Our commercial banking segments are served by two separate business divisions: Large Companies and Corporate Division (wholesale banking), and Companies Division. For the years ended 2010, 2009 and 2008, our total average corporate loans outstanding for our Large Companies and Corporate Division and Companies Division amounted to Ch$3,632,785.0 million or 70.3% of total average loans, Ch$3,362,523.0 million or 70.7% of total average loans and Ch$3,013,612.0 million or 68.5% of total average loans, respectively.

Large Companies and Corporate Division (wholesale banking). This division serves large economic groups, state- owned companies, mining companies, utilities, energy, seaports, airports, public hospitals or any business with annual sales in excess of US$30.0 million. Our Large Companies and Corporate Division focuses on offering clients a broad range of services tailored to fit their specific needs. These services include deposit-taking and lending in both pesos and foreign currencies, trade financing, general commercial loans, working capital loans, letters of credit, interest rate, foreign exchange derivatives (including foreign exchange options) and cash flow management. This division also serves our real estate and project finance customers. As of December 31, 2010, we had over 922 Large Companies and Corporate banking customers. We also offer our wholesale banking customers securities brokerage and financial advisory services through our subsidiaries as well as those products and services available through our New York branch. For the years ended 2010, 2009 and 2008, our total average corporate loans outstanding for our Large Companies and Corporate Division amounted to Ch$2,493,947.0 million or 48.3% of total average loans, Ch$2,293,991.0 million or 48.2% of total average loans and Ch$1,867,023.0 or 42.4% of total average loans, respectively.

Companies Division. Our Companies Division provides services to businesses with annual sales of less than US$30.0 million in Santiago and no set limit throughout the rest of Chile, except for large economic groups and state-owned mining companies, utilities and energy companies, ports, airports and public hospitals. This division also serves small and medium-sized businesses and provides support to our factoring and leasing clients. Greater detail of each of these business areas are provided in the paragraphs found below.

This division offers our customers a broad range of financial products, including general commercial loans, working capital loans, trade finance, on-lending of financing originated by CORFO (Corporación de Fomento a la Produccion), overdraft credit lines, letters of credit, mortgage loans, term deposits, factoring and leasing. As of December 31, 2010, we had over 14,520 customers in our Companies Division.

Within our Companies Division, we have a special unit focused on small and medium size companies, with annual sales between US$200,000.0 and US$2.0 million. We are able to offer an array of products through our small and medium-sized business unit, including products (such as lines of credit) backed by governmental warranties created to develop small and medium sized businesses.

Retail Banking. Our Traditional Retail Banking Division is mainly oriented toward individuals with medium-high income levels (focused on clients with over Ch$1.2 million monthly income). Our traditional banking services are marketed and operated under the Corpbanca brand name. We offer our traditional banking clients products such as checking and deposit accounts, credit lines, credit and debit cards, personal installment loans, mortgage loans, insurance banking and time deposits, among others. For the year ended 2010, our Traditional Retail Banking Division had loans with an annual average balance of Ch$1,297,209.0 million or 25.1% of total average loans (a year-on-year increase of 11.0%). In addition, we provide time deposits, mutual funds and savings accounts in pesos, Euros, UF and U.S. dollars, with a minimum term of 7 days and no minimum amount for foreign-currency accounts.

Our Lower Income Retail Banking Division operates under the trade name Banco Condell and is focused on clients with an annual income lower than Ch$7.2 million (US$20,000.0). Banco Condell has 53 standalone branches and its own brand identity. Banco Condell offers, among other things, consumer lending, credit card services, mortgage loans, insurance, and time deposits to the traditionally underserved low-to-middle income segments of the Chilean population. For the year ended 2010, our Banco Condell division managed loans with an annual average balance of Ch$147,617.0 million or 2.7% of total loans.

Within our Traditional Retail Banking Division, we provide private banking services to our high income and high net worth customers. We consider high income individuals to be customers with monthly income in excess of US$10,000.0 or a net worth in excess of US$600,000.0. Each client under our private banking or “Private Banking” program is provided with a liaison officer who oversees the client’s entire relationship with us across all product lines. In addition to the products and services we provide to our private banking customers, we offer tailored lending products designed to help keep their businesses growing. As of December 31, 2010, we had 5,008 Private Banking clients, an increase of 9.0% as compared to December 31, 2009.

In 2009, we created SMU Corp S.A. (“SMU Corp”), a joint venture with SMU S.A. (“SMU”), a retail business holding company owned by our principal shareholder, which indirectly owns Unimarc, a major Chilean supermarket chain. As of December 31, 2010, Unimarc was the third largest Chilean supermarket chain in terms of total sales and the largest in terms of food sales. We have a 51.0% ownership interest in the joint venture. We believe that SMU Corp has the potential to increase our participation in the retail banking sector through the issuance of a Corpbanca credit card for Unimarc clients. We believe our expertise in credit risk management will be supplemented by SMU’s knowledge of Chile’s retail business, providing us with access to over 250 Unimarc stores and supermarkets and over 5 million Unimarc customers. We believe that through SMU Corp we will have a better understanding of our clients by detecting their preferences, consumer habits, frequency of purchases and determining average amounts spent by our customers.

Treasury and International Division. Our Treasury and International Division specializes in financial management and is largely responsible for our funding and liquidity as well as management of any gap on our balance sheet. In addition, through our Treasury and International Division we manage proprietary trading functions, market making and distribution and sales of flow and non flow instruments for our corporate clients. This division is responsible for obtaining foreign currency-denominated credit lines from financial institutions outside of Chile.

As of December 31, 2010, our outstanding loans from foreign banks were US$1,175.0 million with approximately 30 institutions in U.S., Canada, Germany, France, Holland, England, Italy, Switzerland, Japan, Singapore and other countries including Latin America. The international global risk assets outstanding as of December 31, 2010 were US$806.0 million.

Non-Banking Financial Services Offered through Corpbanca’s Subsidiaries. Corpbanca owns subsidiaries engaged in several strategic activities complementary to our core banking activities (each of which are regulated and supervised by the SBIF). The main subsidiaries consist of CorpLegal S.A. (legal advisory services), Corpbanca Corredores de Seguros S.A. (insurance brokerage), Corpbanca Asesorías Financieras S.A. (financial advisory services), Corpbanca Administradora General de Fondos S.A. (mutual fund management), Corpbanca Corredores de Bolsa S.A. (securities brokerage), Corpbanca Agencia de Valores S.A. (wealth management) and SMU Corp (retail services). These businesses combined represent 1.7% of our assets and 1.5% of our net income as of and for the year ended December 31, 2010.

Capital Stock

As of December 31, 2010, Corpbanca had a total capital stock of 226,909,290,577 shares, all of which have been fully subscribed and paid by the respective shareholders, and have the same economic and voting rights. Each share is entitled to one vote, with the exception of those shares that have been repurchased by Corpbanca as part of its share repurchase program. As of December 31, 2010, Corpbanca had no common shares held as treasury stock.

Dividend Policy

Under the Chilean Corporations Law, as defined herein, Chilean open stock companies, such as ours, are generally required to distribute at least 30.0% of their net income each year, unless otherwise agreed by the unanimous consent of our shareholders. Provided that the statutory minimum is observed, Chilean law allows a majority of our shareholders to change and approve our dividend policy for any given period. In the event of any loss of capital or of the legal reserve, no dividends can be distributed so long as such loss is not recovered from earnings or otherwise. No dividends above the legal minimum can be distributed if doing so would result in the bank exceeding its indebtedness ratio or its lending limits.

The balance of our distributable net income is generally retained for use in our business (including for the maintenance of any required legal reserves). Although our Board of Directors currently intends to pay regular annual dividends, the amount of dividend payments will depend upon, among other factors, our then current level of earnings, capital and legal reserve requirements, as well as market conditions, and there can be no assurance as to the amount or timing of future dividends. Our actual dividend policy is to distribute at least 50.0% of each fiscal year net income, calculated as total net income for the period less an amount which maintains capital constant in real terms. Dividend distributions in 2010, 2009 and 2008 each amounted to 100.0% of net income for the previous fiscal year.

In the event that dividends are paid, holders of ADSs will be entitled to receive dividends to the same extent as the owners of common shares. Dividends received by holders of ADSs will, absent changes in Chilean exchange controls or other laws, be converted into U.S. dollars and distributed net of currency exchange expenses and fees of the depositary and will be subject to Chilean withholding tax, currently imposed at the rate of 35.0% (which may be subject to credits in certain cases).

Corporate Structure

The following diagram presents our current corporate structure, including our principal subsidiaries, as of the date of this prospectus.

Ratio of earnings to fixed charges

Our ratios of earnings to fixed charges for the years ended December 31, 2010, 2009 and 2008, using financial information calculated in accordance with International Financial Reporting Standards, or “IFRS” as issued by the IASB, were:

	For the Year Ended December 31,
Period	2010	2009	2008
	(in millions of Ch$)
Earnings:
Income before income taxes	141,926	102,441	97,986
Distributed earnings from associated companies	(296)	(445)	(262)
Fixed charge	163,229	120,727	346,717
Total earnings	304,859	222,723	444,441

Fixed charges:
Interest expenses (*)	163,229	120,727	346,717
Interest capitalized	—	—	—
Total fixed charges	163,229	120,727	346,717

Ratio of earnings to fixed charges	1.87%	1.84%	1.28%

(*)	This item considers the interest related to deposits. The ratio of earnings to fixed charges excluding interest in deposits is 2.83%, 4.38% and 1.75% for the years ended December 31, 2010, 2009 and 2008, respectively.

Capitalization

The following table sets forth our capitalization as of December 31, 2010, derived from our audited consolidated financial statements prepared in accordance with IFRS. In our opinion, the financial data in the table below includes all adjustments necessary to present fairly our capitalization at the dates presented.

As of December 31, 2010
(audited in millions of Ch$, in millions of US$)	Actual	Actual(1)
	Ch$	US$
Liabilities:
Current accounts and demand deposit	612,064	1,308.4
Item in course of collection	41,525	88.8
Investments under agreements to repurchase	189,350	404.8
Time deposits and saving accounts	3,700,454	7,910.7
Derivative financial Instruments	175,261	374.7
Borrowings from financial institutions	503,692	1,076.8
Debt issued	1,215,435	2,598.3
Other financial liabilities	23,660	50.6
Current income tax provision	7,168	15.3
Deferred income taxes	21,244	45.4
Provisions	67,732	144.8
Other liabilities	20,998	44.9

Total liabilities	6,578,583	14,063.4

Shareholders’ equity:
Capital	342,379	731.9
Reserves	26,406	56.5
Valuation gains (losses)	(2,758)	(5.9)
Retained earnings	183,287	391.8
Retained earnings from previous periods	120,259	257.1

Net income for the period	122,550	262.0

Less: accrual for mandatory dividends	(59,522)	(127.2)

Non-controlling interest	2,943	6.3

Total shareholders’ equity	552,257	1,180.6

TOTAL CAPITALIZATION	7,130,840	15,244.0

(1)	For the reader’s convenience, we have converted the original Chilean peso amounts into U.S. dollars at the observed exchange rate as published by the Central Bank on the first business day following the period. The exchange rate used for purposes of this conversion was Ch$467.78 per US$1.00, the rate in effect for December 31, 2010.

Use of proceeds

Unless we indicate otherwise in the applicable prospectus supplement, we intend to use the net proceeds from any initial sales of the securities offered under this prospectus and any prospectus supplements for general corporate purposes.

The securities

We, or the selling security holders, as the case may be, may from time to time offer under this prospectus and any prospectus supplements, including the information incorporated by reference, separately or together:

•	common shares, which may be represented by ADSs and evidenced by American Depositary Receipts (“ADRs”),

•	rights to subscribe for common shares, including rights to subscribe for ADSs, and

•	senior or subordinated debt securities.

Legal ownership

In this prospectus and in any prospectus supplements, when we refer to the “holders” of securities as being entitled to specified rights or payments, we mean only the actual legal holders of the securities. While you will be the holder if you hold a security registered in your name, more often than not the registered holder will actually be either a broker, bank, other financial institution or, in the case of a global security, a depositary. Our obligations, as well as the obligations of the trustee, any warrant agent, any transfer agent, any registrar, any depositary and any third parties employed by us or the other entities listed above, run only to persons who are registered as holders of our securities, except as may be specifically provided for in a warrant agreement, warrant certificate, deposit agreement or other contract governing the securities. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.

If we choose to issue common shares, they may be represented by ADSs. The underlying common shares represented by ADSs will be directly held by a depositary. Your rights and obligations will be determined by reference to the terms of the relevant deposit agreement. A copy of the deposit agreement, as amended from time to time, with respect to our common shares is on file with the SEC and incorporated by reference in this prospectus. You may obtain a copy of the deposit agreement from the SEC’s Public Reference Room. See “Available information”.

Street name and other indirect holders

Holding securities in accounts at banks or brokers is called holding in “street name.” If you hold our securities in street name, we will recognize only the bank or broker, or the financial institution that the bank or broker uses to hold the securities, as a holder. These intermediary banks, brokers, other financial institutions and depositaries pass along principal, interest, dividends and other payments, if any, on the securities, either because they agree to do so in their customer agreements or because they are legally required to do so. This means that if you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a security in order to determine how the provisions involving holders described in this prospectus and any prospectus supplements will actually apply to you. For example, if the debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot redeem it yourself by following the procedures described in the prospectus supplement relating to that security. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in the applicable prospectus supplement.

If you hold our securities in street name or through other indirect means, you should check with the institution through which you hold your interest in a security to find out:

•	how it handles payments and notices with respect to the securities,

•	whether it imposes fees or charges,

•	how it handles voting, if applicable,

•	how and when you should notify it to exercise on your behalf any rights or options that may exist under the securities,

•	whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below, and

•	how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

Global securities

A global security is a special type of indirectly held security. If we choose to issue our securities, in whole or in part, in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of one or more financial institutions or clearing systems, or their nominees, which we select and by requiring that the securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. A financial institution or clearing system that we select for any security for this purpose is called the “depositary.” A security will usually have only one depositary which will act as the sole direct holder of the global security but it may have more. Any person wishing to own a security issued in global form must do so indirectly through an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement indicates whether the securities will be issued only as global securities.

Each series of securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”,

•	a financial institution holding the securities on behalf of Euroclear Bank S.A./ N.V., as operator of the Euroclear system, which is known as “Euroclear”,

•	a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream”, and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Special situations when a global security will be terminated”. The depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “—Special Situations When a Global Security Will Be Terminated”. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special considerations for global securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below,

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities,

•	an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form,

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective,

•

the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We and the trustee will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way,

•

the depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well, and

•

financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Special situations when a global security will be terminated

In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders.

Unless we specify otherwise in the prospectus supplement, the special situations for termination of a global security are as follows:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days,

•	if we notify the trustee that we wish to terminate that global security, or

•	in the case of a global security representing debt securities issued under an indenture, if an event of default has occurred with regard to these debt securities and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply to the particular securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not us or the trustee for any debt securities, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We do not have control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special timing considerations for transactions on Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

In the remainder of this document, “you” means direct holders and not street name or other indirect holders of securities. Indirect holders should read the previous subsection starting on page  9 entitled “Street name and other indirect holders”.

Description of common shares

Set forth below is material information concerning our share capital and a brief summary of the significant provisions of our by-laws (estatutos, as defined below), and Chilean law. This description contains all material information concerning the shares, but does not purport to be complete and is qualified in its entirety by reference to our estatutos, the General Banking Law, the Chilean Corporations Law and the Ley de Mercado de Valores, or the Chilean Securities Market Law, each referred to below.

General

Shareholder rights in a Chilean bank that is also an open-stock (public) corporation are governed by the corporation’s estatutos, which effectively serve the purpose of both the articles or certificate of incorporation and the by-laws of a company incorporated in the United States, by the General Banking Law and secondarily, to the extent not inconsistent with the General Banking Law, by the provisions of Chilean Corporations Law applicable to publicly traded corporations except for certain provisions which are expressly excluded. Article 137 of the Chilean Corporations Law provides that all provisions of the Chilean Corporations Law take precedence over any contrary provision in a corporation’s estatutos. Both the Chilean Corporations Law and our estatutos provide that legal actions by shareholders against us (or our officers or directors) to enforce their rights as shareholders or by one shareholder against another in their capacity as such are to be brought in Chile in arbitration proceedings, notwithstanding the plaintiffs right to submit the action to the ordinary courts of Chile.

The Chilean securities markets are principally regulated by the Chilean Superintendency of Securities and Insurance under the Chilean Securities Market Law and the Chilean Corporations Law. In the case of banks, compliance with these laws is supervised by the Chilean Superintendency of Banks. These two laws provide for disclosure requirements, restrictions on insider trading and price manipulation and protection of minority investors. The Chilean Securities Market Law sets forth requirements relating to public offerings, stock exchanges and brokers, and outlines disclosure requirements for companies that issue publicly offered securities. The Chilean Corporations Law sets forth the rules and requirements for establishing open stock corporations while eliminating government supervision of closed (closely-held) corporations. Open stock (public) corporations are those that voluntarily or are legally required to register their shares in the Securities Registry.

Capitalization

Under Chilean law, the shareholders of a company, acting at an extraordinary shareholders’ meeting, have the power to authorize an increase in such company’s capital. When an investor subscribes for issued shares, the shares are registered in such investor’s name, even if not paid for, and the investor is treated as a shareholder for all purposes except with regard to receipt of dividends and the return of capital; provided that the shareholders may, by amending the by-laws, also grant the right to receive dividends or distributions of capital. The investor becomes eligible to receive dividends and returns of capital once it has paid for the shares (if it has paid for only a portion of such shares, it is entitled to receive a corresponding pro-rata portion of the dividends declared and/or returns of capital with respect to such shares unless the company’s by-laws provide otherwise). If an investor does not pay for shares for which it has subscribed on or prior to the date agreed upon for payment, the board of directors of the company is obligated to initiate legal action to recover outstanding amounts unless holders of two-thirds of the issued shares in an extraordinary shareholders meeting authorizes the board of directors to refrain from pursuing the collection, in which case the company’s capital will be reduced to the amount actually paid. In the case of banks, authorized shares and issued shares which have not been paid for within the period fixed for their payment by the Chilean Superintendency of Banks are cancelled and are no longer available for issuance by the company.

Article 22 of Chilean Corporations Law states that the purchaser of shares of a company implicitly accepts its by-laws and any agreements adopted at shareholders’ meetings.

Ownership restrictions

Under Article 12 of the Chilean Securities Market Law and the regulations of the Chilean Superintendency of Banks, shareholders of open stock corporations are required to report the following to the Chilean Superintendency of Securities and Insurance and the Chilean stock exchanges:

•	any direct or indirect acquisition or sale of shares that results in the holder’s acquiring or ceasing to own, directly or indirectly, 10.0% or more of an open stock corporation’s share capital, and

•

any direct or indirect acquisition or sale of shares or options to buy or sell shares, in any amount, if made by a holder of 10.0% or more of an open stock corporation’s capital or if made by a director, liquidator, main officer, general manager or manager of such corporation.

In addition, majority shareholders must state in their report whether their purpose is to acquire control of the company or if they are making a financial investment. A beneficial owner of ADSs representing 10.0% or more of our share capital will be subject to these reporting requirements under Chilean law.

Under Article 54 of the Chilean Securities Market Law and the regulations of the Chilean Superintendency of Securities and Insurance, persons or entities intending to acquire control, directly or indirectly, of a publicly traded company, regardless of the acquisition vehicle or procedure, and including acquisitions made through direct subscriptions or private transactions, are also required to inform the public of such acquisition at least 10 business days before the date on which the transaction is to be completed, but in any case, as soon as negotiations regarding the change of control begin (i.e., when information and documents concerning the target are delivered to the potential acquirer) through a filing with the Chilean Superintendency of Securities and Insurance, the stock exchanges and the companies controlled by and that control the target, through a notice published in two Chilean newspapers and in the target’s website, which notice must disclose, among other information, the person or entity purchasing or selling and the price and conditions of any negotiations.

Prior to such publication, a written communication to such effect must be sent to the target corporation, to the controlling corporation, to the corporations controlled by the target corporation, to the Chilean Superintendency of Securities and Insurance, and to the Chilean stock exchanges on which the securities are listed.

In addition to the foregoing, Article 54 of the Chilean Securities Market Law requires that within two business days of the completion of the transactions pursuant to which a person has acquired control of a publicly traded company, a notice shall be published in the same newspapers in which the notice referred to above was published and notices shall be sent to the same persons mentioned in the preceding paragraphs.

A beneficial owner of ADSs intending to acquire control of us will be subject to the foregoing reporting requirements.

The provisions of the aforementioned articles do not apply whenever the acquisition is being made through a tender or exchange offer.

Title XXV of the Chilean Securities Market Law on tender offers and the regulations of the Chilean Superintendency of Securities and Insurance provides that the following transactions shall be carried out through a tender offer:

•

an offer which allows a person to take control of a publicly traded company, unless the shares are being sold by a controlling shareholder of such company at a price in cash which is not substantially higher than the market price and the shares of such company are actively traded on a stock exchange,

•

an offer for all the outstanding shares of a publicly traded company upon acquiring two-thirds or more of its voting shares (this offer must be made at a price not lower than the price at which appraisal rights may be exercised, that is, book value if the shares of the company are not actively traded or, if the shares of the company are actively traded, the weighted average price at which the stock has been traded during the two months immediately preceding the acquisition), and

•

an offer for a controlling percentage of the shares of a listed operating company if such person intends to take control of the company (whether listed or not) controlling such operating company, to the extent that the operating company represents 75.0% or more of the consolidated net worth of the holding company.

Article 200 of the Chilean Securities Market Law prohibits any shareholder that has taken control of a publicly traded company to acquire, for a period of 12 months from the date of the transaction that granted it control of the publicly traded company, a number of shares equal to or higher than 3.0% of the outstanding issued shares of the target without making a tender offer at a price per share not lower than the price paid at the time of taking control. Should the acquisition from the other shareholders of the company be made on the floor of a stock exchange and on a pro rata basis, the controlling shareholder may purchase a higher percentage of shares, if so permitted by the regulations of the stock exchange.

Title XV of the Chilean Securities Market Law sets forth the basis to determine what constitutes a controlling power, a direct holding and a related party. The Chilean Securities Market Law defines control as the power of a person, or group of persons acting pursuant to a joint action agreement, to direct the majority of the votes in the shareholders meetings of the corporation, or to elect the majority of members of its Board of Directors, or to influence the management of the corporation significantly. Significant influence is deemed to exist in respect of the person or group holding, directly or indirectly, at least 25.0% of the voting share capital, unless:

•	another person or group of persons acting pursuant to joint action agreement, directly or indirectly, control a stake equal to or higher than the percentage controlled by such person,

•

the person or group does not control, directly or indirectly, more than 40.0% of the voting share capital and the number of shares controlled is lower than the sum of the shares held by other shareholders holding more than 5.0% of the share capital, and

•	in cases where the Chilean Superintendency of Securities and Insurance has ruled otherwise, based on the distribution or atomization of the overall shareholding.

According to the Chilean Securities Market Law a joint action agreement is an agreement among two or more parties which, directly or indirectly, own shares in a corporation at the same time and whereby they agree to participate with the same interest in the management of the corporation or in taking control of the same. The law presumes that such an agreement exists between:

•	a principal and its agents,

•	spouses and relatives up to certain level of kindred,

•	entities within the same business group; and

•	an entity and its controller or any of its members.

Likewise, the Chilean Superintendency of Securities and Insurance may determine that a joint action agreement exists between two or more entities considering, among others, the number of companies in which they participate, the frequency with which they vote identically in the election of directors, appointment of managers and other resolutions passed at shareholders meetings.

According to Article 96 of the Chilean Securities Market Law a business group is a group of entities with such ties in their ownership, management or credit liabilities that it may be assumed that the economic and financial action of such members is directed by, or subordinated to, the joint interests of the group, or that there are common credit risks in the credits granted to, or securities issued by, them. According to the Chilean Securities Market Law the following entities are part of the same business group:

•	a company and its controller,

•	all the companies with a common controller and the latter,

•	all the entities that the Chilean Superintendency of Securities and Insurance declare to be part of the business group due to one or more of the following reasons:

•	a substantial part of the assets of the company is involved in the business group, whether as investments in securities, equity rights, loans or guaranties,

•	the company has a significant level of indebtedness and that the business group has a material participation as a lender or guarantor,

•

when the controller is a group of entities, that the company is a member of a controller of the entities mentioned in the first two bullets above and there are grounds to include it in the business group, and

•	when the controller is a group of entities, that the company is controlled by a member of the controlling group and there are grounds to include it in the business group.

Article 36 of the General Banking Law states that as a matter of public policy, no person or company may acquire, directly or indirectly, more than 10.0% of the shares of a bank without the prior authorization of the Chilean Superintendency of Banks, which may not be unreasonably withheld. The prohibition would also apply to beneficial owners of ADSs. In the absence of such authorization, any person or group of persons acting in concert would not be permitted to exercise voting rights with respect to the shares or ADSs acquired. In determining whether or not to issue such an authorization, the Chilean Superintendency of Banks considers a number of factors enumerated in the General Banking Law, including the financial stability of the purchasing party.

Article 35 bis of the General Banking Law requires the prior authorization of the Chilean Superintendency of Banks for:

•	the merger of two or more banks,

•	the acquisition of all or a substantial portion (more than one third) of a banks’ assets and liabilities by another bank,

•	the control by the same person, or controlling group, of two or more banks, or

•	a substantial increase in the share ownership by a controlling shareholder of a bank (understood as either acquiring a majority or two-thirds of the bank’s shares).

Such prior authorization is required solely when the acquiring bank or the resulting group of banks would own a significant market share in loans, defined by the Chilean Superintendency of Banks to be more than 15.0% of all loans in the Chilean banking system. The intended purchase, merger or expansion may be denied by the Chilean Superintendency of Banks pursuant to a report from the Chilean Central Bank’s Counsel. Alternatively, a purchase, merger or expansion, when the acquiring bank or resulting group would have a market share in loans defined by the Chilean Superintendency of Banks to be more than 20.0% of all loans in the Chilean banking system, may be conditioned on one or more of the following:

•	that the bank or banks maintain an effective equity higher than 8.0% and up to 14.0% of their risk weighted assets,

•	that the technical reserve established in Article 65 of the General Banking Law be applicable when deposits exceed one and a half times the resulting bank’s paid-in capital and reserves, or

•	that the margin for interbank loans be diminished to 20.0% of resulting bank’s effective equity.

If the acquiring bank or resulting group would have a market share in loans defined by the Chilean Superintendency of Banks to be more than 15.0% but less than 20.0%, the authorization will be conditioned on the bank or banks maintaining an effective equity not lower than 10.0% of their risk-weighted assets for the time set forth by the Chilean Superintendency of Banks, which may not be less than one year.

According to the General Banking Law a bank may not grant loans to related parties on more favorable terms than those generally offered to non-related parties. Article 84 No. 2 of the General Banking Law and the regulations issued by the Chilean Superintendency of Banks create the presumption that natural persons who are holders of shares and who beneficially own more than 1.0% of the shares are related to the bank and imposes certain restrictions on the amounts and terms of loans made by banks to related parties. This presumption would also apply to beneficial owners of ADSs representing more than 1.0% of the shares, and accordingly the limitations of Article 84 No. 2 would be applicable to such beneficial owners. Finally, according to the regulations of the Chilean Superintendency of Banks, Chilean banks that issue ADSs are required to inform the Chilean Superintendency of Banks if any person, directly or indirectly, acquires ADRs representing 5.0% or more of the total amount of shares of capital stock issued by such bank.

Article 16 bis of the General Banking Law provides that the individuals or legal entities which, individually or with other people, directly control a bank and who individually own more than 10.0% of its shares shall send to the Chilean Superintendency of Banks reliable information on their financial situation in the form and in the opportunity set forth in Resolution No 3,156 of the Chilean Superintendency of Banks.

Preemptive rights and increases of share capital

The Chilean Corporations Law provides that whenever a Chilean company issues new shares for cash, it must offer its existing shareholders the right to purchase a sufficient number of shares to maintain their existing ownership percentages in the company. Pursuant to this requirement, preemptive rights in connection with any future issue of shares will be offered by us to the depositary as the registered owner of the shares underlying the ADSs.

Under Chilean law, preemptive rights are exercisable or freely transferable by shareholders during a period that cannot be less than 30 days following the grant of such rights. During such period, and for an additional 30-day period thereafter, a Chilean company is not permitted to offer any unsubscribed shares for sale to third parties on terms which are more favorable than those offered to its shareholders. At the end of such additional 30-day period, a Chilean open stock corporation is authorized to sell unsubscribed shares to third parties on any terms, provided they are sold on a Chilean stock exchange. Unsubscribed shares that are not sold on a Chilean stock exchange can be sold to third parties only on terms no more favorable for the purchaser than those offered to shareholders.

Shareholders’ meetings and voting rights

An ordinary annual meeting of shareholders is held within the first four months of each year, generally in March. The ordinary annual meeting of shareholders is the corporate body that approves the annual financial statements, approves all dividends in accordance with the dividend policy determined by our Board of Directors, elects the Board of Directors and approves any other matter which does not require an extraordinary shareholders’ meeting. The last ordinary annual meeting of our shareholders was held on February 24, 2011. Extraordinary meetings may be called by our Board of Directors when deemed appropriate, and ordinary or extraordinary meetings must be called by our Board of Directors when requested by shareholders representing at least 10.0% of the issued voting shares or by the Chilean Superintendency of Banks. Notice to convene the ordinary annual meeting or an extraordinary meeting is given by means of three notices which must be published in a newspaper of our corporate domicile (currently Santiago) or in the Official Gazette in a prescribed manner, and the first notice must be published not less than 15 days nor more than 20 days in advance of the scheduled meeting. Notice must also be mailed 15 days in advance to each shareholder and given to the Chilean Superintendency of Banks and the Santiago Stock Exchange. Currently, we publish our official notices in Diario La Tercera.

The quorum for a shareholders’ meeting is established by the presence, in person or by proxy, of shareholders representing at least an absolute majority of the issued shares; if a quorum is not present at the first meeting, the meeting can be reconvened (in accordance with the procedures described in the previous paragraph) and, upon the meeting being reconvened, shareholders present at the reconvened meeting are deemed to constitute a quorum regardless of the percentage of the shares represented. The shareholders’ meetings pass resolutions by the affirmative vote of an absolute majority of those voting shares present or represented at the meeting. The vote required at any shareholders’ meeting to approve any of the following actions, however, is a two-thirds majority of the issued shares:

•	a change in corporate form, merger or spin-off,

•	an amendment to our term of existence or early dissolution,

•	a change in corporate domicile,

•	a decrease of corporate capital,

•	the approval of capital contributions in kind and a valuation of the assets contributed,

•	a modification of the powers exercisable through the shareholders’ meetings or limitations on the powers of our Board of Directors,

•	a reduction in the number of members of the Board of Directors,

•

the transfer of 50.0% or more of the corporate assets, regardless of whether it includes liabilities, or the formation or amendment of any business plan that contemplates the transfer of 50.0% or more of the corporate assets, or the transfer of 50.0% or more of the corporate assets of an affiliate, only if the latter represents at least 20.0% of the assets of the company, as well as any transfer of the affiliate’s shares that results in the lost of control thereon by the company,

•	the way in which the social benefits should be distributed among the shareholders,

•

the creation of security interests to secure third-party obligations in excess of 50.0% of the corporate assets, unless granted to a subsidiary, in which case the Board of Director’s approval will suffice,

•	the repurchase of shares,

•	the approval or ratification of material related-party transactions pursuant to Articles 44 and 147 of the Chilean Corporations Law,

•	the cure of nullity caused by formal defects that vitiate the incorporation of the company or an amendment to its by-laws comprising one or more of the afore mentioned matters,

•

the granting of a right to purchase in the by-laws of the company in favor of the controlling shareholder who acquires 95.0% of the outstanding shares of the corporation through a tender offer, enabling him to acquire the remainder shares in the hands of the minority shareholders who have not exercised their appraisal rights after the tender offer is completed, all in accordance with Article 71 of the Chilean Corporations Law, or

•	the remaining matters mentioned in the by-laws.

Shareholders may cumulate their votes for the election of directors and cast the same in favor of one person.

In general, Chilean law does not require a Chilean open stock corporation to provide the level and type of information that U.S. securities laws require a reporting company to provide to its shareholders in connection with a solicitation of proxies. However, shareholders are entitled to examine the books of the company within the 15-day period before the ordinary annual meeting. Under Chilean law, a notice of a shareholders’ meeting listing matters to be addressed at the meeting must be mailed not fewer than 15 days prior to the date of such meeting, and, in cases of an ordinary annual meeting, shareholders holding a prescribed minimum investment must be sent an annual report of the company’s activities which includes audited financial statements. Shareholders who do not fall into this category but who request it must also be sent a copy of the company’s annual report. In addition to these requirements, we regularly provide, and management currently intends to continue to provide, together with the notice of shareholders’ meeting, a proposal for the final annual dividend.

The Chilean Corporations Law provides that whenever shareholders representing 10.0% or more of the issued voting shares so request, a Chilean company’s annual report must include, in addition to the materials provided by the Board of Directors to shareholders, such shareholders’ comments and proposals in relation to the company’s affairs. Similarly, the Chilean Corporations Law provides that whenever the Board of Directors of an open stock corporation convenes an ordinary meeting of the shareholders and solicits proxies for that meeting, or distributes information supporting its decisions, or other similar material, it is obligated to include as an annex to its annual report any pertinent comments and proposals that may have been made by shareholders owning 10.0% or more of the company’s voting shares who have requested that such comments and proposals be so included.

Only shareholders registered as such with us on the fifth calendar day prior to the date of a meeting are entitled to attend and vote their shares. A shareholder may appoint another individual (who need not be a shareholder) as his proxy to attend and vote on his behalf. Every shareholder entitled to attend and vote at a shareholders’ meeting has one vote for every share subscribed.

Dividend, liquidation and appraisal rights

Under the Chilean Corporations Law, Chilean companies are generally required to distribute at least 30.0% of their earnings as cash dividends. In the event of any loss of capital or of the legal reserve, no dividends can be distributed so long as such loss is not recovered. Also, no dividends of a bank above the legal minimum can be distributed if doing so would result in the bank exceeding its indebtedness ratio or its lending limits.

Dividends that are declared but not paid by the date set for payment at the time of declaration are adjusted from the date set for payment to the date such dividends are actually paid, and they accrue interest. The right to receive a dividend lapses if it is not claimed within five years from the date the dividend is payable.

We may declare a dividend above the legal minimum in cash or in shares. When a share dividend is declared above the legal minimum (which minimum must be paid in cash), our shareholders must be given the option to elect to receive cash. Our ADS holders may, in the absence of an effective registration statement under the Securities Act or an available exemption from the registration requirement thereunder, effectively be required to receive a dividend in cash. See “—Preemptive rights and increases of share capital”.

In the event of our liquidation, the holders of fully paid shares would participate equally and ratably, in proportion to the number of paid-in shares held by them, in the assets available after payment of all creditors.

In accordance with the General Banking Law, our shareholders would have no appraisal rights in the event of a business combination or otherwise.

Approval of financial statements

Our Board of Directors is required to submit our audited financial statements to the shareholders annually for their approval. The approval or rejection of such financial statements is entirely within our shareholders’ discretion. If our shareholders reject our financial statements, our Board of Directors must submit new financial statements not later than 60 days from the date of such rejection. If our shareholders reject our new financial statements, our entire Board of Directors is deemed removed from office and a new Board of Directors is elected at the same meeting. Directors who individually approved such rejected financial statements are disqualified for re-election for the ensuing period.

Registrations and transfers

We act as our own registrar and transfer agent, as is customary among Chilean companies. In the case of jointly owned shares, an attorney-in-fact must be appointed to represent the joint owners in dealings with us.

Description of American Depositary Shares

The following is a summary of certain provisions of the Amended and Restated Deposit Agreement, dated September 27, 2004, among us, the depositary and the registered holders and beneficial owners from time to time of ADRs issued thereunder.

The ADSs offered hereby will be issued in accordance with the Deposit Agreement.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Deposit Agreement. Terms used in this description and not otherwise defined shall have the meanings set forth in the Deposit Agreement. Copy of the Deposit Agreement will be available for inspection at the Corporate Trust Office of the depositary, located at 101 Barclay Street, New York, New York 10286, and at the principal Santiago office of Banco Santander Chile, the custodian under the Deposit Agreement.

American Depositary Receipts

Each ADR will evidence a specified number of ADSs, with each ADS representing the right to receive 1,500 common shares, deposited with the custodian under the applicable deposit agreement and registered in the name of the depositary or its nominee (such shares, together with any additional shares at any time deposited or deemed deposited under the Deposit Agreement and any other securities, cash or other property received by the applicable depositary or custodian in respect of such shares, we refer to as the deposited securities under the Deposit Agreement). Only persons in whose names ADSs are registered on the books of the depositary as owners of the ADSs will be treated by the applicable depositary and us as holders.

In this section: (a) the terms “deliver,” “deposit,” “surrender,” “transfers” or “withdraw,” when used with respect to common shares or other deposited securities shall refer, as permitted by applicable law to either (i) one or more book-entry transfers of such securities to an account or accounts designated by the transferee maintained with institutions authorized under applicable law to effect book-entry transfers of such securities, including Depósito Central de Valores, or (ii) physical delivery of certificates evidencing such securities, duly registered in the name of the transferee or duly endorsed for transfer or accompanied by any proper instrument of transfer duly executed, in form satisfactory to the custodian, (b) the terms “deliver,” “deposit,” “surrender,” “transfers” or “withdraw,” when used with respect to ADRs, shall refer to (i) one or more book-entry transfers of ADSs to an account or accounts at DTC designated by the person entitled to such delivery, or (ii) if book-entry settlement is no longer available for the ADSs under the circumstances provided in the deposit agreements, to execution and delivery at the Corporate Trust Office of the depositary to or to the order of such person of one or more ADRs evidencing, in the aggregate, such ADSs, registered in the name or names requested by such person, and (c) the term “surrender,” when used with respect to ADRs shall refer to (i) a book-entry transfer or transfers of ADSs to the DTC account of the depositary, or (ii) surrender to the depositary at its Corporate Trust Office of one or more ADRs duly endorsed in blank or accompanied by proper instruments of transfer duly executed in blank.

Deposit, transfer and withdrawal

The depositary has agreed, subject to the terms and conditions of the Deposit Agreement, that upon delivery to the custodian of common shares (or evidence of rights to receive common shares) in a form satisfactory to the custodian, the depositary will, upon payment of the fees, charges and taxes provided in the Deposit Agreement, deliver to, or upon the written order of, the person or persons named in the notice of the custodian delivered to the depositary or requested by the person depositing such common shares with the depositary, ADRs evidencing the number of ADSs issuable in respect of such deposit.

Common shares that the depositary believes have been withdrawn from a restricted depositary receipt facility may be accepted for deposit under the Deposit Agreement only if those shares are not “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and the depositary may, as a condition of accepting those common shares for deposit, require the person depositing those common shares to provide the depositary with a certificate to the foregoing effect.

Upon surrender at the Corporate Trust Office or other specified office of the depositary of ADRs for the purpose of withdrawal of the deposited securities represented thereby, and upon payment of the fees, governmental charges and taxes provided in the Deposit Agreement, and subject to the terms and conditions of such Deposit Agreement, the holder of such ADSs will be entitled to delivery, to him or upon his order, as permitted by applicable law, of the amount of deposited securities at the time represented by the ADS evidenced by those ADRs. The forwarding of share certificates, other securities, property, cash and other documents of title for such delivery will be at the risk and expense of such holder.

If the depositor of shares is a person not domiciled or resident in Chile, the custodian shall not accept for deposit the shares unless it receives from or on behalf of the depositor an instrument whereby the latter assigns and transfers to the depositary any rights it may have under Chilean currency exchange regulations.

Dividends, distributions and other rights

To the extent that the depositary can in its judgment convert foreign currency into U.S. dollars on a reasonable basis and transfer the resulting dollars to the United States, the depositary is required under the applicable deposit agreement to convert or cause to be converted into U.S. dollars all cash dividends and other cash distributions received by it on the deposited securities into U.S. dollars and to distribute the amount received, by check, to the holders in proportion to the number of ADSs representing such deposited securities held by each of them, after deduction or upon payment of the fees and expenses of the depositary and without liability for interest. The amounts distributed will be reduced by any amounts required to be withheld by us, the depositary or the custodian from such distribution including on account of taxes or other governmental fees or charges in connection with the conversion of foreign currency. If the depositary determines that in its reasonable judgment any foreign currency received by it cannot be so converted on a reasonable basis, the depositary may distribute the foreign currency received by it to, or in its discretion hold such foreign currency for the respective accounts of, the holders entitled to receive it.

If a distribution upon deposited securities by us consists of a dividend in, or a free distribution of, common shares, upon receipt by or on behalf of the depositary of such additional common shares from us, the depositary may or shall, if we so request, distribute to the holders, in proportion to their holdings, additional ADRs for an aggregate number of ADSs representing the number of common shares so received as such dividend or distribution, in either case after deduction or payment of the fees and expenses of the depositary. If such additional ADRs are not so issued, each ADS shall thereafter also represent the additional common shares distributed with respect to the common shares represented thereby. In lieu of issuing ADRs for fractions of ADSs, in any such case, the depositary will use reasonable best efforts to sell the amount of common shares represented by the aggregate of such fractions and distribute the net proceeds in dollars, all in the manner and subject to the conditions set forth in the applicable deposit agreement.

If we offer or cause to be offered to the holders of deposited securities any rights to subscribe for additional common shares or any rights of any other nature, the depositary, after consultation with us, shall have discretion as to the procedure to be followed in making such rights available to holders or in disposing of such rights and distributing the net proceeds thereof as in the case of a distribution received in cash. The depositary may, if at the time of the offering of any such rights the depositary determines that it is lawful and feasible to do so, distribute such rights available to holders by means of warrants or otherwise. To the extent the depositary determines in its discretion that it is not lawful or feasible to make the rights available, it may sell such rights or other instruments, if a market is available therefor, at public or private sale, at such place or places and upon such terms as the depositary may deem proper and allocate the net proceeds of such sales, net of the fees and expenses of the depositary, for the accounts of the holders otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such holders because of exchange restrictions or the date of delivery of any ADRs or otherwise. If, by the terms of the rights offering or by reason of applicable law, the depositary may neither make such rights available to the holders nor dispose of such rights and distribute the net proceeds thereof, the depositary shall allow the rights to lapse.

The depositary will not offer such rights to holders unless a registration statement under the Securities Act is in effect with respect to such offering or unless the offering and sale of such securities to such holders are, in the opinion of our United States counsel, exempt from registration under the provisions of the Securities Act; however, we will have no obligation to file a registration statement under the Securities Act to make available to holders any right to subscribe for or to purchase any securities. If an exemption from registration is not available and a registration statement is not filed, holders will not be permitted to purchase such securities or otherwise exercise such rights and the depositary will use reasonable efforts to dispose of such rights for the account of such holders as described in the preceding paragraph. Such a disposal of rights may reduce the proportionate equity interest in us of the holders.

In the event that the custodian or the depositary receives any distribution upon any deposited securities in property (other than cash, rights or common shares), the depositary shall distribute such property to the holders entitled thereto, after deduction or upon payment of the fees and expenses of the depositary, in proportion to their holdings in any manner that the depositary deems equitable and practicable. If, in the opinion of the depositary, however, the distribution of such property cannot be made proportionately among such holders, or if for any other reason (including any requirement that we, the depositary or the custodian withhold an amount on account of taxes or other governmental charges or that such property consists of securities that must be registered under the Securities Act in order to be distributed to such holders) the depositary deems such distribution not to be feasible, the depositary may adopt such method as it may deem equitable or practicable for the purpose of effecting such distribution, including the sale (public or private) of all or any part of such property and the distribution by the depositary to the holders of the net proceeds of any such sale and the balance of any such property after deduction of any related expenses and fees of the depositary and any such taxes or governmental charges. To the extent such property or the net proceeds thereof is not effectively distributed to holders as provided in this section, the same shall constitute deposited securities and each ADS shall thereafter also represent its proportionate interest in such property or net proceeds.

Under current Chilean law, it is not practicable for the depositary to sell preemptive rights and distribute the proceeds of such sales to ADS holders. See “Item 3. Key Information—Risk Factors” in the 2010 Annual Report on Form 20-F incorporated herein by reference.

Record dates

Whenever any dividend or other distribution is being made, or whenever, for any reason, there is a change in the number of common shares that are represented by each ADS or any exchange of ADRs for other ADRs or other depositary receipts is effected, or whenever the depositary shall receive notice of any meeting of holders of common shares or other deposited securities or whenever the depositary finds it necessary or convenient in respect of any matter, the depositary will fix a record date for the determination of the holders who are (1) entitled to receive such dividend, distribution of the net proceeds of the sale thereof or in respect of such changed number of common shares represented by an ADS, exchange of ADRs or in respect of such other matter, (2) entitled to give instructions for the exercise of voting rights at any such meeting, subject to the provisions of the deposit agreements, or (3) responsible for any fees assessed by the depositary. Such record date shall be as near as practicable to the record date established by us for such distribution or meeting, as the case may be. Only such holders at the close of business on such record date shall be entitled to receive or be affected by any such dividend, distribution, proceeds, exchange or other matter or to give such voting instructions.

Voting of the common shares

As soon as practicable after the receipt of notice of any meeting or solicitation of consents or proxies of holders of common shares or other deposited securities, the depositary will, to the extent permitted by law, mail or cause to be mailed the information contained in such notice of meeting to holders and a brief statement as to the manner in which each holder may instruct the depositary to exercise any right to vote relating to the deposited common shares. The holders at the close of business on the date specified by the depositary are entitled under the applicable deposit agreement subject to any applicable provisions of Chilean law and of our by-laws, to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the common shares or the deposited securities represented by their respective ADSs.

If the depositary does not receive voting instructions from the holder by the specified date, it will consider the holder to have authorized and directed it to give a discretionary proxy to a person designated by us to vote the number of deposited securities represented by the holder’s ADSs. The depositary will give a discretionary proxy in those circumstances to vote on all questions that are to be voted upon unless we notify the depositary that:

•	we do not wish to receive a discretionary proxy,

•	we think there is substantial shareholder opposition to the particular question, or

•	we think the particular question would have an adverse impact on our shareholders.

The depositary will endeavor insofar as is practicable and subject to applicable law to vote or cause to be voted the common shares represented by the ADSs in accordance with any such written instruction of holders. The depositary may not itself exercise any voting discretion over any common shares. See “Item 3. Key Information—Risk Factors” in the 2010 Annual Report on Form 20-F incorporated herein by reference.

Inspection of transfer books

The depositary will keep books at its Corporate Trust Office for the registration and transfer of ADRs, which at all reasonable times will be open for inspection by holders and by us, provided that such inspection shall not to the depositary’s knowledge be for the purpose of communicating with holders in the interest of a business or object other than our business or a matter related to the deposit agreements or the ADSs.

Notices and reports

On or before the first date on which we give notice, by publication or otherwise, of any meeting of holders of common shares or other deposited securities, as the case may be, or of any adjourned meeting of such holders, or of the taking of any action by such holders of common shares or other deposited securities other than at a meeting, or the making of any action in respect of any cash or other distribution on or offering of any rights in respect of the deposited securities, pursuant to the Deposit Agreement, we will transmit to the custodian and the depositary a copy of the notice thereof in the form given to holders of common shares or other deposited securities. The depositary will arrange for the prompt mailing to all holders of a notice containing the information (or a summary of the information) contained in any notice of a meeting of holders of common shares received by the custodian or the depositary.

We will also provide to the custodian any reports or communications that we make generally available to the holders of common shares. The depositary will arrange for the prompt transmittal by the custodian to the depositary of such notices, reports and communications and, if we so request in writing, arrange for the mailing of copies thereof to all holders.

The depositary will make available for inspection by holders at its New York Office any notices, reports and communications received from us, which are both (1) received by the depositary or the custodian as a holder of deposited securities, and (2) are made generally available by us to the holders of common shares.

Changes affecting deposited securities

Upon any change in par value, split-up, consolidation, cancellation or any other reclassification of common shares or other deposited securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting us or to which we are a party, any securities or property that shall be received by the depositary or the custodian in exchange for, or in conversion, replacement or otherwise in respect of, deposited securities shall be treated as new deposited securities under the deposit agreements, and the ADSs shall, subject to the terms of the deposit agreements and applicable laws (including any registration requirements under the Securities Act), thereafter represent the right to receive deposited securities including the securities and property so received in exchange or conversion. The depositary may execute and deliver additional ADRs, or call for the surrender of outstanding ADRs to be exchanged for new ADRs.

Amendment and termination of the Deposit Agreement

The ADRs and the Deposit Agreement may at any time be amended by agreement between us and the depositary. Any amendment which imposes or increases fees or charges (other than taxes and other governmental charges, custody, transfer and registration fees for transfers of common shares, delivery expenses or similar expenses), or which otherwise prejudices any substantial existing right of holders, will not take effect as to outstanding ADRs until the expiration of 30 days after notice of such amendment has been given to the holders. Every holder and beneficial owner at the time such amendment becomes effective will be deemed, by continuing to hold such ADR or beneficial interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event may any amendment impair the right of any holder to surrender such holder’s ADRs and receive therefor the deposited securities and any other property represented thereby, except in order to comply with mandatory provisions of applicable law.

Whenever so directed by us, the depositary will terminate the Deposit Agreement by giving notice of such termination to the holders at least 30 days prior to the date fixed in such notice of termination. The depositary may likewise terminate the Deposit Agreement at any time 60 days after the depositary shall have delivered to us a written notice of its election to resign, provided a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement. If any ADRs remain outstanding after the date of termination, the depositary thereafter will discontinue the registration of transfers of ADRs, will suspend the distribution of dividends and will not give any further notices or perform any further acts under the Deposit Agreement, except advising holders of such termination, the collection of dividends and other distributions pertaining to the deposited securities, the sale of property and rights and the delivery of deposited securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in each case without liability for interest, upon surrender of ADRs.

At any time after one year after the date of termination, the depositary may sell the common shares and any property represented by such ADRs and hold the net proceeds, together with any other cash then held, without liability for interest, in trust for the pro rata benefit of the holders of ADRs that have not theretofore been surrendered. After making such sale, the depositary shall be discharged from all obligations to us, except for certain accounting obligations. Upon the termination of the Deposit Agreement, we will also be discharged from all obligations thereunder, except for certain obligations to the depositary.

Charges of depositary

The depositary will charge any party that receives ADRs against deposit of common shares and any party surrendering any ADR for delivery of deposited common shares or other deposited securities, property and cash evidenced by such ADRs, including if the Deposit Agreement terminates, or in connection with a redemption of ADSs, up to US$5.00 for each 100 ADSs (or portion thereof) so issued or surrendered. Notwithstanding the foregoing, no issuance or cancellation charge will be imposed for any exchange of ADRs required in connection with any split-up or combination of any ADRs. Except as otherwise agreed by us and the depositary we will pay certain other charges of the depositary and all charges of any registrar under the Deposit Agreement, except for taxes and other governmental charges (which are payable by holders and persons depositing common shares), any applicable share transfer or registration fees on deposit or withdrawal of common shares (which are also payable by such holders and persons), any applicable fees in connection with the execution, delivery, transfer or surrender of, or distributions on, ADRs (which are also payable by such holders and persons), such cable, telex, facsimile transmission and delivery charges and such expenses as are expressly provided in the Deposit Agreement to be at the expense of such holders and persons and expenses that are paid or incurred by the depositary in connection with the conversion into U.S. dollars, pursuant to the Deposit Agreement, of any other currency received by the depositary in respect of the common shares held on deposit (which are reimbursable to the depositary out of such U.S. dollars). In addition, the depositary will charge holders: (1) a fee of $.02 or less per ADS (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, (2) a fee for the distribution of securities, such fee being in an amount equal to the fee for the execution and delivery of ADSs referred to above which would have been charged as a result of the deposit of such securities (treating all such securities as if they were shares of common shares) but which securities are instead distributed by the depositary to holders, and (3) any other charges payable by the depositary, any of the depositary’s agents, including the custodian, or the agents of the depositary’s agents in connection with the servicing of common shares or other deposited securities (which charge will be assessed against holders as of the date or dates set by the depositary and will be collected at the sole discretion of the depositary by billing such holders for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

General

Neither we nor the depositary will be liable to any holder or beneficial owner if prevented or delayed from performing obligations under the Deposit Agreement by the law of any country, by any governmental authority, by any provision of our charter or by-laws or by any circumstances beyond our or their control. Our obligations and those of the depositary under the Deposit Agreement are expressly limited to performing our or their respective obligations specified therein without negligence or bad faith. We and the depositary have each agreed to indemnify the other in certain circumstances arising out of acts performed or omitted in connection with the Deposit Agreement as well as arising out of the offer or sale of the ADSs, ADRs or common shares and any offering document relating thereto.

The depositary may close the transfer books at any time or from time to time, when deemed expedient by it in connection with the performance of its duties and shall close them if we ask it to. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADR or the withdrawal of deposited securities, the depositary, we or the custodian may require payment from the depositor, or the person surrendering the ADR of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto and any applicable fees payable by the holders, proof as to identity or the genuineness of any signature and compliance with regulations of the depositary.

The depositary may refuse to deliver ADRs, register the transfer of any ADR, adjust its records for the number of ADSs evidenced by the Master ADR, or make any distribution of, or related to, the deposited securities until it or the custodian has received such proof of citizenship, residence, exchange control approval, legal or beneficial ownership or other information and certifications as it may deem necessary or proper or as we may require. The execution and delivery, transfer or surrender of ADRs and adjustments in the records of the depositary for the number of ADSs evidenced by the Master ADRs generally may be suspended during any period when the transfer books of the depositary, us or our transfer agent are closed, or if any such action is deemed necessary or advisable by the depositary or us at any time or from time to time in accordance with the Deposit Agreement. After the Effective Time, the surrender of Regulation S ADSs for withdrawal of deposited securities may not be suspended except for (1) temporary delays caused by closing our transfer books or those of the depositary or our transfer agent, the deposit of common shares in connection with voting at a meeting of holders of common shares or other deposited securities, or the payment of dividends, (2) the payment of fees, taxes and similar charges, and (3) compliance with any laws or governmental regulations relating to ADSs or the withdrawal of deposited securities.

Unless we requested in writing to cease doing so, the depositary may deliver ADSs prior to the receipt of common shares (pre-release) and deliver deposited securities upon the surrender of ADSs which have been pre-released, whether or not such cancellation is prior to the termination of such pre-release or the depositary knows that such ADSs have been pre-released. The depositary may receive ADSs in lieu of common shares or other deposited securities in satisfaction of a pre-release. Each pre-release must be (a) preceded or accompanied by a written representation from the person to whom the ADSs or deposited securities are to be delivered that such person, or its customer, owns the common shares or other deposited securities or ADSs to be remitted, as the case may be, (i) assigns all beneficial right, title and interest in such ADSs or deposited securities, as the case may be, to the depositary for the benefit of the holder or beneficial owner, and (ii) will not take any action with respect to the ADSs or the deposited securities, as the case may be, that is inconsistent with the transfer of beneficial ownership, (b) at all times fully collateralized with cash or such other collateral as the depositary deems appropriate, (c) terminable by the depositary on not more than five business days’ notice, and (d) subject to such further indemnities and credit regulations as the depositary deems appropriate. Each pre-release of ADSs under the Deposit Agreement shall be subject to receipt by the depositary of a duly executed and completed depositor certificate, if depositor certificates are required under the Deposit Agreement at that time.

Governing law

The Deposit Agreement will be governed by the law of the State of New York.

Description of rights to subscribe for common shares

We may issue rights to subscribe for our common shares. The applicable prospectus supplement will describe the specific terms relating to such subscription rights and the terms of the offering, as well as a discussion of material U.S. federal and Chilean income tax considerations applicable to holders of the rights to subscribe for our common shares.

Description of debt securities

We will set forth in the applicable prospectus supplement a description of the debt securities that may be offered under this prospectus. The debt securities will be issued under an indenture between us and a trustee to be named in the applicable prospectus supplement. Each such indenture, a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, will be executed at the time we issue any debt securities thereunder.

Plan of distribution

The securities offered by this prospectus and any prospectus supplements may be sold from time to time by us or a selling security holder as follows:

•	through agents,

•	to dealers or underwriters for resale,

•	directly to purchasers, or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in your prospectus supplement.

The securities we or selling security holders distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed,

•	at market prices prevailing at the time of sale,

•	at prices related to prevailing market prices, or

•	at negotiated prices.

We or selling security holders may solicit offers to purchase the securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

From time to time, we may sell, or selling security holders may resell, securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

We may sell, or selling security holders may resell, securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in your prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. Your prospectus supplement will include information about any underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

We or any selling security holder may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we or any selling security holders may pay for soliciting these contracts.

We or any selling security holder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter or will be identified in a post-effective amendment.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against civil liabilities, including liabilities under the Securities Act.

In connection with an offering, the underwriters may purchase and sell securities in the open market and may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. These transactions may include purchasing additional shares, creating a syndicate short position, and engaging in stabilizing transactions and purchases to cover positions created by short sales. Purchases of additional shares involve the securities in excess of the principal amount or number of the securities to be purchased by the underwriters in the applicable offering, which creates a short position for the underwriters. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount it received because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, us and our subsidiaries and affiliates.

Pursuant to a requirement of the Financial Industry Regulatory Authority, Inc., the maximum compensation paid to underwriters in connection with any offering of the securities will not exceed 10.0% of the maximum proceeds of such offering.

Validity of the securities

The validity of the securities and other matters governed by Chilean law will be passed upon for us by Barros y Errázuriz, our Chilean counsel, and for any underwriters or agents by Chilean counsel named in the applicable prospectus supplement. Certain matters of New York law in connection with any offering will be passed upon for us by Dechert LLP, New York, New York, our U.S. counsel, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

Experts

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 20-F for the year ended December 31, 2010, and the effectiveness of Corpbanca’s internal control over financial reporting have been audited by Deloitte Sociedad de Auditores y Consultores Ltda., an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference, (which reports (1) express an unqualified opinion on the consolidated financial statements and include an explanatory paragraph referring to the translation of Chilean peso amounts into U.S. dollar amounts, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Enforcement of civil liabilities against foreign persons

We are organized under the laws of Chile and all of our directors and executive officers reside in Chile. In addition, all or a substantial portion of our assets and the assets of these persons are located in Chile. As a result, it may not be possible for investors to effect service of process outside of Chile upon us or such persons or to enforce against them or us in U.S. or other foreign courts judgments predicated upon the civil liability provisions of U.S. securities laws or otherwise.

No treaty exists between the United States and Chile for the reciprocal enforcement of foreign judgments. We believe that Chilean courts would enforce judgments rendered by U.S. courts by virtue of the legal principles of reciprocity and comity, subject to review in Chile of any such U.S. judgment in order to ascertain whether certain basic principles of due process and public policy have been respected, without retrial or review of the merits of the subject matter. If a U.S. court grants a final judgment, enforceability of this judgment in Chile will be subject to obtaining the relevant exequatur (i.e., recognition and enforcement of the foreign judgment) according to Chilean civil procedure law in force at that time, and satisfying certain factors. Currently, the most important of such factors are: the existence of reciprocity, absent which the foreign judgment may not be enforced in Chile; the absence of any conflict between the foreign judgment and Chileans laws (excluding for this purpose the laws of civil procedure) and public policies; the absence of a conflicting judgment by a Chilean court relating to the same parties and arising from the same facts and circumstances; the observance of all applicable laws to serve process on the defendant and protect the defendant’s right to defense; the absence of any further means for appeal or review of the judgment in the jurisdiction where judgment was rendered. We believe that there is doubt as to the enforceability, in original actions in Chilean courts, of liabilities predicated solely on the U.S. federal securities laws and as to the enforceability in Chilean courts of judgments of U.S. courts obtained in actions predicated upon the civil liability provisions of the U.S. federal securities laws.

ISSUER

CorpBanca

Rosario Norte 660

Las Condes, Santiago, Chile

JOINT BOOK-RUNNING MANAGERS OF THE OFFERING

Citigroup Global Markets Inc.

388 Greenwich Street, 1st Floor

New York, New York 10013, U.S.

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179, U.S.

TRUSTEE, PAYING AGENT AND REGISTRAR

Deutsche Bank Trust Company Americas

Trust & Securities Services

60 Wall Street, Mailstop NYC 60-2710

New York, New York 10005, U.S.

LUXEMBOURG PAYING AGENT, TRANSFER AGENT AND LISTING AGENT

Deutsche Bank Luxembourg S.A.

2 Bld Konrad Adenauer

L-1115 Luxembourg

INDEPENDENT AUDITORS

Deloitte & Touche Auditores y Consultores Ltda.

Av. Providencia 1760

Santiago, Chile

Deloitte & Touche Ltda.

Cra 7 # 74-09

Bogotá, Colombia

LEGAL ADVISERS

U.S. Counsel to the Company:

Dechert LLP

1095 Avenue of the Americas

New York, New York 10036, U.S.

Chilean Counsel to the Company:

Barros & Errázuriz Abogados Ltda.

Av. Isidora Goyenechea 2939, piso 11,

Las Condes, Santiago, Chile

U.S. Counsel to the Underwriters:

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022, U.S.

Chilean Counsel to the Underwriters

Claro y Cía.

Av. Apoquindo 3721, piso 14

Las Condes, Santiago, Chile

US$800,000,000

3.125% Senior Notes due January 15, 2018

PROSPECTUS SUPPLEMENT

Joint Lead Book-Running Managers

Citigroup	J.P. Morgan

Co-Manager

CorpBanca Corredores de Bolsa S.A.

The date of this prospectus supplement is January 10, 2013.